Exhibit 10.1

EXECUTION VERSION

TERM LOAN CREDIT AGREEMENT

Dated as of March 8, 2019,

Among

BERRY GLOBAL GROUP, INC.,

BERRY GLOBAL, INC.,
as Borrower,

THE LENDERS PARTY HERETO,

GOLDMAN SACHS BANK USA ,
as Administrative Agent

GOLDMAN SACHS BANK USA
and
WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners

GOLDMAN SACHS BANK USA
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers

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		Page

SECTION 9.19.	PATRIOT Act Notice	113
SECTION 9.20.	Intercreditor Agreements and Collateral Agreement	114
SECTION 9.21.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	114

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Solvency Certificate
Exhibit C	Form of Borrowing Request
Exhibit D	[Reserved]
Exhibit E	Form of Collateral Agreement
Exhibit F	Form of Term Loan Joinder to Senior Lender Intercreditor Agreement
Exhibit G	Form of Term Loan Joinder to Second Priority Intercreditor Agreement
Exhibit H	Form of Term Loan Joinder to Senior Fixed Collateral Intercreditor Agreement

Schedule 1.01(a)	Certain U.S. Subsidiaries
Schedule 1.01(c)	Mortgaged Properties
Schedule 1.01(d)	Immaterial Subsidiaries
Schedule 1.01(i)	Unrestricted Subsidiaries
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.07(b)	Possession under Leases
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.13	Taxes
Schedule 3.16	Environmental Matters
Schedule 3.21	Insurance
Schedule 3.23	Intellectual Property
Schedule 5.13	Post-Closing Interest Deliveries
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

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This TERM LOAN CREDIT AGREEMENT is entered into as of March 8, 2019 (this “Agreement”), among BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (“Berry” or the “Borrower”), the LENDERS party hereto from time to time and GOLDMAN SACHS BANK USA, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders.

WHEREAS, Holdings, the Borrower, the lenders and agents named therein, and Credit Suisse AG, Cayman Islands Branch, as administrative agent for such lenders, are parties to that certain Second Amended and Restated Credit Agreement dated as of April 3, 2007 (the “Original Agreement Date”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”);

WHEREAS, Holdings, the Borrower, the other borrowers party thereto from time to time, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, and the other parties thereto are parties to that certain Revolving Credit Agreement dated as of May 18, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing ABL Agreement”);

WHEREAS, on the Closing Date, the Borrower shall acquire (the “Acquisition”), indirectly through a newly incorporate special purpose vehicle, Berry Global International Holdings Limited (“Acquisition SPV”),up to 100% of the outstanding shares of RPC Group plc, a public limited company incorporated in England and Wales with registration number 11832875 (the “Target”), which may be effected by means of a Scheme (as defined herein) under which the Target Shares will be transferred and the Borrower will, directly or indirectly, become the holder of such transferred Target Shares) or pursuant to a public offer by, or made on behalf of, the Borrower in accordance with the Takeover Code (as defined herein) and the provisions of the Companies Act of 2006 for the Borrower to acquire, directly or indirectly, all of the Target Shares by way of an Offer;

WHEREAS, in connection with the Acquisition, the Borrower desires to obtain (A) (i) Initial Euro Term Loans hereunder in an aggregate principal amount of €2,500,000,000, (ii) Initial Sterling Term Loans hereunder in an aggregate principal amount of £400,000,000, (iii) funding under a senior secured first lien bridge credit facility in an aggregate principal amount of €1,500,000,000 and an aggregate principal amount of £300,000,000 (the “First Lien Bridge Credit Facility”) and (iv) funding under a senior secured second lien bridge credit facility in an aggregate principal amount of $1,275,000,000 (the “Second Lien Bridge Credit Facility”), in each case, the proceeds of which will be used to purchase the Target Shares, refinance existing debt of the Target and pay fees and expenses related to the foregoing; and (B) (i) $1,545,000,000 in aggregate principal amount of term loan commitments under a new term loan facility to backstop any refinancing of the existing Term Q Loans (the “Backstop Term Q Facility”, and the loans and commitments thereunder the “Backstop Term Q Loans” and the “Backstop Term Q Loan Commitments,” respectively), (ii) $493,000,000 in aggregate principal amount of term loan commitments under a new term loan facility to backstop any refinancing of the existing Term R Loans (the “Backstop Term R Facility”, and the loans and commitments thereunder the “Backstop Term R Loans” and the “Backstop Term R Loan Commitments,” respectively), (iii) $814,000,000 in aggregate principal amount of term loan commitments under a new term loan facility to backstop any refinancing of the existing Term T Loans (the “Backstop Term T Facility”, and the loans and commitments thereunder the “Backstop Term T Loans” and the “Backstop Term T Loan Commitments,” respectively) and (iv) $700,000,000 in aggregate principal amount of term loan commitments under a new term loan facility to backstop any refinancing of the existing Term S Loans (the “Backstop Term S Facility”, and the loans and commitments thereunder the “Backstop Term S Loans” and the “Backstop Term S Loan Commitments,” respectively, and, any or all such refinancing, the “Backstop Term Loan Refinancing”), and, together with cash on hand, pay any fees or expenses in connection with the foregoing.

NOW, THEREFORE, the Borrower, the Lenders and the other parties hereto hereby agree, effective as of the Effective Date and upon fulfillment of the conditions set forth herein, as follows:

ARTICLE I

Definitions

SECTION 1.01.         Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABL Assets” shall mean any Accounts and Inventory (as such terms are defined in the Revolving Credit Agreement) of the Borrower or any Subsidiary.

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as announced from time to time by Credit Suisse as its “prime rate” at its principal office in New York, New York and notified to the Borrower (the “Prime Rate”) and (c) the daily ICE LIBOR (as defined below) (provided that, for the avoidance of doubt, the ICE LIBOR for any day shall be based on the rate determined on such day at approximately 11:00 a.m., London time) for a one month interest period plus 1%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate for Dollar denominated Loans shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Acquisition” shall have the meaning assigned to such term in the recitals hereto.

“Acquisition Documents” shall mean (i) if the Acquisition is to be effected by means of the Scheme, the Scheme Documents; or (ii) if the Acquisition is to be effected by means of the Offer, the Offer Documents.

“Acquisition SPV” shall have the meaning assigned to such term in the recitals hereto.

“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(c).

“Adjusted LIBO Rate” shall mean, (i) with respect to any Eurocurrency Borrowing for any Interest Period to the extent denominated in Dollars, an interest rate per annum equal to (a) the LIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any and (ii) with respect to any Eurocurrency Borrowing for any Interest Period to the extent denominated in Sterling, an interest rate per annum equal to (a) the LIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Margin” shall mean for any day:

(a)           with respect to Initial Euro Term Loans, 3.25% per annum;

(b)           with respect to Initial Sterling Term Loans, 4.25% per annum;

(c)           with respect to Backstop Term T Loans, 2.50% per annum in the case of any Eurocurrency Loan and 1.50% per annum in the case of any ABR Loan;

(d)           with respect to Backstop Term Q Loans, 2.50% per annum in the case of any Eurocurrency Loan and 1.50% per annum in the case of any ABR Loan;

(e)           with respect to Backstop Term R Loans, 2.50% per annum in the case of any Eurocurrency Loan and 1.50% per annum in the case of any ABR Loan; and

(f)           with respect to Backstop Term S Loans, 2.50% per annum in the case of any Eurocurrency Loan and 1.50% per annum in the case of any ABR Loan.

Notwithstanding the foregoing, the Applicable Margin with respect to any Incremental Term Loan and any Incremental Term Loan Commitment of any Series means the rate per annum for such Incremental Term Loan and Incremental Term Loan Commitment agreed to by the Borrower and the respective Incremental Term Lender or Lenders in the related Incremental Assumption Agreement for such Series.

“Applicable Period” means an Excess Cash Flow Period or an Excess Cash Flow Interim Period, as the case may be.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of any asset or assets of the Borrower or any Subsidiary, including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by such assignment and acceptance), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Backstop Facilities” shall mean the Backstop Term Q Facility, the Backstop Term R Facility, the Backstop Term T Facility and the Backstop Term S Facility.

“Backstop Term Loan Refinancing” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term Loans” shall mean the Backstop Term Q Loans, the Backstop Term R Loans, the Backstop Term S Loan and the Backstop Term T Loans.

“Backstop Term Q Facility” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term Q Facility Maturity Date” shall mean October 1, 2022.

“Backstop Term Q Loan” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term Q Loan Commitments” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term R Facility” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term R Facility Maturity Date” shall mean January 19, 2024.

“Backstop Term R Loan” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term R Loan Commitments” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term S Facility” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term S Facility Maturity Date” shall mean February 8, 2020.

“Backstop Term S Loan” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term S Loan Commitments” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term T Facility” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term T Facility Maturity Date” shall mean January 6, 2021.

“Backstop Term T Loan” shall have the meaning assigned to such term in the recitals hereto.

“Backstop Term T Loan Commitments” shall have the meaning assigned to such term in the recitals hereto.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the IRS Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the IRS Code) the assets of any such “employee benefit plan” or “plan”.

“Berry” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Berry Plastics” means Berry Plastics Opco, Inc., that certain wholly owned subsidiary of Berry.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean as to any person, the board of directors or other governing body of such person, or, if such person is owned or managed by a single entity, the board of directors or other governing body of such person.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrowing” shall mean a group of Loans of a single Type and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean, with respect to the Initial Euro Term Loans, €5.0 million and, with respect to the Initial Sterling Term Loans, £5.0 million.

“Borrowing Multiple” shall mean, with respect to the Initial Euro Term Loans, €1.0 million and, with respect to the Initial Sterling Term Loans, £1.0 million .

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or in London are authorized or required by law to remain closed; provided, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person, provided, however, that Capital Expenditures for the Borrower and the Subsidiaries shall not include:

(a)           expenditures to the extent they are made with proceeds of the issuance of Equity Interests of Holdings after the Effective Date or funds that would have constituted any Net Proceeds under clause (a) of the definition of the term “Net Proceeds” (but for the application of the first proviso to such clause (a)),

(b)           expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and the Subsidiaries within 15 months of receipt of such proceeds (or, if not made within such period of 15 months, are committed to be made during such period),

(c)           interest capitalized during such period,

(d)           expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings, the Borrower or any Subsidiary thereof) and for which neither Holdings, the Borrower nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period),

(e)           the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided, that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired,

(f)           the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business,

(g)           Investments in respect of a Permitted Business Acquisition,

(h)           the Acquisition, or

(i)           the purchase of property, plant or equipment made within 15 months of the sale of any asset to the extent purchased with the proceeds of such sale (or, if not made within such period of 15 months, to the extent committed to be made during such period).

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Interest Expense” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay in kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions or upon entering into a Permitted Receivables Financing, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of Borrower and its Subsidiaries for such period; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions, or upon entering into a Permitted Receivables Financing or any amendment of this Agreement.

“Certain Funds Credit Extension” means any Initial Euro Term Borrowing, any Initial Sterling Term Borrowing and any Borrowing made or to be made under the Backstop Term Loans, in each case during the Certain Funds Period.

“Certain Funds Default” means, in each case, an Event of Default arising under sub-paragraph (i) to (vii) below but only to the extent that such Event of Default relates to, or is made in relation to, Holdings, the Borrower, Berry Plastics or Acquisition SPV (and not in respect of any member of the Target Group or any subsidiary of Holdings (other than the Borrower, Berry Plastics or Acquisition SPV) and excluding any procurement obligation on the part of Holdings, the Borrower, Berry Plastics or Acquisition SPV in respect of any member of the Target Group or any subsidiary of Holdings (other than the Borrower, Berry Plastics or Acquisition SPV):

(i)           Section 7.01(a) (but only to the extent arising from a Certain Funds Representation);

(ii)          Section 7.01(b);

(iii)         Section 7.01(c) (but only with respect to a default in the payment of any interest on any Loan or in the payment of any fee due to any Lender, Agent or Joint Lead Arranger under any Fee Letter);

(iv)         Section 7.01(d) (but only with respect to Section 5.01(a) (solely as it relates to the Borrower’s, Berry Plastics’ and Acquisition SPV’s existence, Section 5.08(a), Section 5.11 (other than Sections 5.11(d), (e) or (h)), Section 6.01, Section 6.02, Section 6.04, Section 6.05, Section 6.06);

(v)          Section 7.01(g) (but only in respect of clauses (a)(i) and (a)(iii) of the definition of Change in Control);

(vi)         Section 7.01(h) (but excluding, in relation to involuntary proceedings, any Event of Default caused by a frivolous or vexatious (and, in either case, lacking in merit) action, proceeding or petition in respect of which no order or decree in respect of such involuntary proceeding shall have been entered);

(vii)        Section 7.01(i); or

(viii)       Section 7.01(l).

“Certain Funds Period” means the period beginning on the Effective Date and ending on the earliest to occur of:

(a)           where the Acquisition proceeds by way of a Scheme, the earliest of: (i) the tenth Business Day following the Effective Date if the Rule 2.7 Announcement has not been made; (ii) the date on which the Scheme lapses or is withdrawn with the consent of the Takeover Panel or by order of the Court (unless, on or prior to that date, Acquisition SPV has notified the Joint Lead Arrangers that it intends to launch an Offer and the Rule 2.7 Announcement for the Offer has been released); (iii) the date on which the Target has become a direct or indirect wholly owned subsidiary of Holdings and all of the consideration payable under the Acquisition in respect of the shares of the Target or proposals made or to be made under Rule 15 of the Takeover Code in connection with the Acquisition, has in each case been paid in full, including in respect of (A) the acquisition of any shares in the Target to be acquired after the Closing Date (including pursuant to the Target’s amended articles of association), and (B) any proposal made or to be made in connection with the Acquisition pursuant to Rule 15 of the Takeover Code; and (iv) if the Scheme has not become effective prior to such time, 11:59 p.m. (London time) on the Longstop Date (or such later date as may be agreed by the Administrative Agent (acting on the instructions of all Lenders)), or

(b)           where the Acquisition is to be consummated pursuant to an Offer, the earliest of: (i) the tenth Business Day following the Effective Date if the Rule 2.7 Announcement has not been made; (ii) the date on which the Offer lapses, terminates or is withdrawn with the consent of the Takeover Panel or a court order (unless, on or prior to that date, Acquisition SPV has notified the Joint Lead Arrangers that it intends to launch a Scheme and the Rule 2.7 Announcement for the Scheme has been released); (iii) the date on which the Target has become a direct or indirect wholly owned subsidiary of Holdings and all of the consideration payable under the Offer in respect of the shares of the Target or proposals made or to be made under Rule 15 of the Takeover Code in connection with the Acquisition, has in each case been paid in full, including in respect of (A) the acquisition of any shares in the Target to be acquired after the Closing Date (including pursuant to a Squeeze-Out Procedure), and (B) any proposal made or to be made in connection with the Acquisition pursuant to Rule 15 of the Takeover Code; and (iv) if the Offer has not been declared wholly unconditional prior to such time, 11:59 p.m. (London time) on the Longstop Date (or such later date as may be agreed by the Administrative Agent (acting on the instructions of all Lenders));

provided that a switch from a Scheme to an Offer or from an Offer to a Scheme (or, for the avoidance of doubt, any amendments to the terms or conditions of a Scheme or an Offer) shall not constitute a lapse, termination or withdrawal for the purpose of this definition.

“Certain Funds Representations” means the representations and warranties contained in Section 3.01(a), Section 3.01(c), Section 3.02(a), Section 3.02(b)(i) (but excluding the representation and warranty under Section 3.02(b)(i)(C)), except to the extent such representation and warranty relates to a violation of any existing debt finance documents entered into by Holdings, the Borrower, the Acquisition SPV or Berry Plastics, in each case on or before the Effective Date), Section 3.02(b)(ii) (only to the extent such representation and warranty relates to any existing debt finance documents entered into by Holdings, the Borrower, Acquisition SPV or Berry Plastics, in each case on or before the Effective Date, Section 3.03, Section 3.04, Section 3.10(b), Section 3.11, and Section 3.26 in each case with respect to Holdings, the Borrower, Berry Plastics and Acquisition SPV only (and not in respect of any member of the Target Group or Contributed Group or any other Restricted Subsidiary and excluding any procurement obligation on the part of the Original Obligors in respect of any member of the Target Group or any subsidiary of Holdings (other than the Borrower, Berry Plastics or Acquisition SPV)).

A “Change in Control” shall be deemed to occur if:

(a)           at any time, (i) Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower, (ii) a majority of the seats (other than vacant seats) on the Board of Directors of Holdings shall at any time be occupied by persons who were neither (A) nominated by the board of directors of Holdings or a member of the Management Group, (B) appointed by directors so nominated nor (C) appointed by a member of the Management Group or (iii) the Borrower shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of Berry Plastics and/or Acquisition SPV;

(b)           [reserved]; or

(c)           any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Effective Date) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Holdings’ Equity Interests.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean the first date on which the conditions set forth in Section 4.02 have been satisfied (or waived in accordance with the terms herein).

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Collateral Agent or any Subagent for the benefit of the Lenders pursuant to any Security Documents.

“Collateral Agent” means the party acting as collateral agent for the Secured Parties under the Security Documents. On the Effective Date, the Collateral Agent is the same person as the Administrative Agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein shall, unless the context otherwise requires, include the Collateral Agent, notwithstanding various specific references to the Collateral Agent herein.

“Collateral Agreement” shall mean the First Lien Guarantee and Collateral Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit E, among Holdings, the Borrower, each Subsidiary Loan Party and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)           on the Effective Date, the Collateral Agent shall have received (i) from Holdings, the Borrower and each Person that is a Subsidiary Loan Party pursuant to clause (a) of the definition thereof, a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person and (ii) an Acknowledgment and Consent in the form attached to the Collateral Agreement, executed and delivered by each issuer of Pledged Collateral (as defined in the Collateral Agreement) on the Effective Date, if any, that is not a Loan Party;

(b)           on or before the Effective Date, (i) the Collateral Agent shall have received (A) a pledge of all the issued and outstanding Equity Interests of (x) the Borrower and (y) each Person that is a Domestic Subsidiary on the Effective Date (other than Subsidiaries listed on Schedule 1.01(a)) owned on the Effective Date directly by or on behalf of the Borrower or any Subsidiary Loan Party and (B) a pledge of 65% of the outstanding Equity Interests of (1) each “first tier” Foreign Subsidiary directly owned by any Loan Party (except for NIM Holdings Limited, Berry Plastics Asia Pte. Ltd., and Ociesse s.r.l., Berry Plastics Acquisition Corporation II, and Berry Plastics Acquisition Corporation XIV, LLC), and (2) each “first tier” Qualified CFC Holding Company directly owned by any Loan Party and (ii) the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)           (i) all Indebtedness of the Borrower and each Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5.0 million (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and its Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Administrative Agent) (which pledge, in the case of any intercompany note evidencing debt owed by a Foreign Subsidiary to a Loan Party, shall be limited to 65% of the amount outstanding thereunder), and (ii) the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d)           in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, the Collateral Agent shall have received a supplement to each of the Collateral Agreement, the Second Priority Intercreditor Agreement, the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(e)           in the case of any person that becomes a “first tier” Foreign Subsidiary directly owned by the Borrower or a Subsidiary Loan Party after the Effective Date, the Collateral Agent shall have received, as promptly as practicable following a request by the Collateral Agent, a Foreign Pledge Agreement, duly executed and delivered on behalf of such Foreign Subsidiary and the direct parent company of such Foreign Subsidiary;

(f)           after the Effective Date, (i) all the outstanding Equity Interests of (A) any Person that becomes a Subsidiary Loan Party after the Effective Date and (B) subject to Section 5.10(g), all the Equity Interests that are acquired by a Loan Party after the Effective Date (including, without limitation, the Equity Interests of any Special Purpose Receivables Subsidiary established after the Effective Date), shall have been pledged pursuant to the Collateral Agreement; provided that in no event shall more than 65% of the issued and outstanding Equity Interests of any “first tier” Foreign Subsidiary or any “first tier” Qualified CFC Holding Company directly owned by such Loan Party be pledged to secure Obligations, and in no event shall any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of a Loan Party or any Qualified CFC Holding Company that is not a “first tier” Subsidiary of a Loan Party be pledged to secure Obligations, and (ii)  the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(g)           except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(h)           within 90 days (or such longer period as the Administrative Agent may determine) after the Closing Date, the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each Mortgaged Property set forth on Schedule 1.01(c) duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing and (ii) such other documents including, but not limited to, any consents, agreements and confirmations of third parties, as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

(i)            within 90 days (or such longer period as the Administrative Agent may determine) after the Closing Date, the Collateral Agent shall have received, except as otherwise set forth in clause (l) below, a policy or policies or marked-up unconditional binder of title insurance or foreign equivalent thereof, as applicable, paid for by the Borrower, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage to be entered into on or after the Closing Date as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02 and Liens arising by operation of law, together with such customary endorsements (including zoning endorsements where reasonably appropriate and available), coinsurance and reinsurance as the Collateral Agent may reasonably request, and with respect to any such property located in a state in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality in a form reasonably acceptable to the Collateral Agent;

(j)            at or prior to delivery of any Mortgages, evidence of the insurance required by the terms of the Mortgages;

(k)           except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(l)            after the Closing Date, the Administrative Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, and (ii) upon reasonable request by the Administrative Agent, evidence of compliance with any other requirements of Section 5.10.

“Commitments” shall mean, with respect to any Lender, such Lender’s (A) Initial Euro Term Loan Commitment and Initial Sterling Term Loan Commitment, (B) Backstop Term T Loan Commitment, Backstop Term Q Loan Commitment, Backstop Term R Loan Commitment and Backstop Term S Loan Commitment (C) and Incremental Term Loan Commitment.

“Companies Act of 2006” shall mean the Companies Act of 2006 of the United Kingdom (as amended).

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money (other than letters of credit to the extent undrawn but including all bankers’ acceptances issued under the Revolving Credit Agreement), Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of the Borrower and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i)           any net after-tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, any expenses relating to any reconstruction, recommissioning or reconfiguration of fixed assets for alternative uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs, and fees, expenses or charges related to any offering of Equity Interests of Holdings, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the Transactions (including any transition-related expenses incurred before, on or after the Closing Date), in each case, shall be excluded,

(ii)          any net after-tax income or loss from discontinued operations and any net after-tax gain or loss from disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(iii)         any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Borrower) shall be excluded,

(iv)         any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded,

(v)          (A) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any ordinary course dividend distribution or other payment in cash received from any person in excess of the amounts included in clause (A),

(vi)         Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(vii)       any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting (or similar accounting, in the case of the Transactions) in connection with the Transactions or any acquisition that is consummated after the Original Agreement Date shall be excluded,

(viii)      any non-cash impairment charges or asset write-off resulting from the application of GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded,

(ix)         any non-cash expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded,

(x)          accruals and reserves that are established within twelve months after the Original Agreement Date and that are so required to be established in accordance with GAAP shall be excluded,

(xi)         non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 shall be excluded, and

(xii)        non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Borrower and the consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Court” shall mean the High Court of Justice of England and Wales.

“Court Meeting” shall mean, if the Acquisition proceeds by way of a Scheme, the meeting(s) of the holders of the Target Shares or any adjournment thereof to be convened by an order of the Court and, if thought fit, approve the Scheme (with or without amendment), together with any meeting held as a result of an adjournment or reconvention by the Court thereof.

“Court Orders” shall mean, if the Acquisition proceeds by way of a Scheme, the order(s) of the Court sanctioning the Scheme.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)           $100.0 million, plus:

(b)           the Cumulative Retained Excess Cash Flow Amount at such time, plus

(c)           the aggregate amount of proceeds received after the Original Agreement Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (A), (B) or (C) of the second proviso thereof (the “Below Threshold Asset Sale Proceeds”), plus

(d)           the cumulative amount of proceeds (including cash and the fair market value of property other than cash) from the sale of Equity Interests of Holdings or any Parent Entity after the Original Agreement Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower and common Equity Interests of the Borrower issued upon conversion of Indebtedness of the Borrower or any Subsidiary owed to a person other than the Borrower or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit, plus

(e)          100% of the aggregate amount of contributions to the common capital of the Borrower received in cash (and the fair market value of property other than cash) after the Original Agreement Date (subject to the same exclusions as are applicable to clause (d) above), plus

(f)           the principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of Borrower or any Subsidiary thereof issued after the Original Agreement Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in Holdings or any Parent Entity, plus

(g)          100% of the aggregate amount received by Borrower or any Subsidiary in cash (and the fair market value of property other than cash received by Borrower or any Subsidiary) after the Original Agreement Date from:

(A)         the sale (other than to Borrower or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B)         any dividend or other distribution by an Unrestricted Subsidiary, plus

(h)           in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings, Borrower or any Subsidiary, the fair market value of the Investments of Holdings, Borrower or any Subsidiary in such Unrestricted Subsidiary at the time of such Subsidiary Redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(i)           an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) after the Original Agreement Date, minus

(j)            any amounts thereof used to make Investments pursuant to Section 6.04(b)(y) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) after the Original Agreement Date prior to such time, minus

(k)           any amounts thereof used to make Investments pursuant to Section 6.04(j)(ii) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) after the Original Agreement Date prior to such time, minus

(l)            the cumulative amount of dividends paid and distributions made pursuant to Section 6.06(e) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) after the Original Agreement Date prior to such time, minus

(m)          payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i) (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (d) above) after the Original Agreement Date;

provided, however, for purposes of Section 6.06(e), the calculation of the Cumulative Credit shall not include any Below Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clauses (j) and (k) above.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to:

(a)           the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Original Agreement Date and prior to such date, plus

(b)           for each Excess Cash Flow Interim Period ended prior to such date but as to which the corresponding Excess Cash Flow Period has not ended, an amount equal to the Retained Percentage of Excess Cash Flow for such Excess Cash Flow Interim Period, minus

(c)           the cumulative amount of all Retained Excess Cash Flow Overfundings as of such date.

“Current Assets” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, and (b) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Receivables Assets subject to such Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Original Agreement Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (a)(iv) through (a)(vi) of the definition of such term.

“Debt Service” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period.

“Declining Lender” shall have the meaning assigned to such term in Section 2.11(d).

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the latest Term Facility Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollars” or “$” shall mean the lawful currency of the United States of America.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Euros, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Euros last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp. (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with Euros, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion), (c) if such amount is expressed in Sterling, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Sterling last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with Sterling, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (d) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary, a Qualified CFC Holding Company or a subsidiary listed on Schedule 1.01(a).

“EBITDA” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (vii) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i)           provision for Taxes based on income, profits or capital of the Borrower and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes,

(ii)          Interest Expense of the Borrower and the Subsidiaries for such period (net of interest income of the Borrower and its Subsidiaries for such period),

(iii)         depreciation and amortization expenses of the Borrower and the Subsidiaries for such period,

(iv)         business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closure, retention, severance, systems establishment costs and excess pension charges); provided, that with respect to each business optimization expense or other restructuring charge, the Borrower shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense or charge,

(v)          any other non-cash charges; provided, that, for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made,

(vi)         [reserved], and

(vii)        non-operating expenses;

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

For purposes of determining EBITDA under this Agreement for any quarter ending prior to the first full quarter ending after the Closing Date, EBITDA for such fiscal quarter shall be calculated on a Pro Forma Basis giving effect to the Acquisition and the other Transactions occurring on the Closing Date.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the first date on which the conditions set forth in Section 4.01 have been satisfied (or waived in accordance with the terms herein).

“EMU” shall mean the economic and monetary union as contemplated in the Treaty on European Union.

“Engagement Letter” shall mean that certain Engagement Letter dated March 8, 2019 by and among the Borrower, Goldman Sachs Bank USA and Wells Fargo Securities, LLC.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the IRS Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the IRS Code, is treated as a single employer under Section 414 of the IRS Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRS Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the IRS Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the IRS Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; or (i) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, to the extent denominated in Euros, the EURIBOR Screen Rate, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the EURIBOR Screen Rate shall not be available at such time for such Interest Period with respect to Euros then the Eurodollar Rate shall be the Interpolated Rate.

“EURIBOR Screen Rate” shall mean the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. London time two Business Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower Representative. If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

“Euro” or “€” means the official lawful currency of the participating member states of the EMU.

“Euro Term Loan Repricing Event” shall mean any prepayment or repayment of Initial Euro Term Loans with the proceeds of, or any conversion or amendment of Initial Euro Term Loans into, any new or replacement tranche of term loans bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmarks floors and original interest discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans and without taking into account any fluctuations in the EURIBOR Rate or comparable rate) less than the “effective yield” applicable to the Initial Euro Term Loans (as such comparative yields are determined consistent with generally accepted financial practices) (it being understood that (x) in each case, the yield shall exclude any structuring, commitment and arranger fees or other fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans and shall include any rate floors and any upfront or similar fees paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans or original issue discount payable with respect to such new or replacement tranche of term loans and (y) any such repayment, prepayment or conversion shall only constitute a Euro Term Loan Repricing Event to the extent the primary purpose of such repayment, prepayment, conversion or amendment, as reasonably determined by the Borrower in good faith, is to reduce the “effective yield” on the Initial Euro Term Loans).

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in the case of Term Loans denominated in Dollars or Sterling and EURIBOR Rate in the case of Term Loans denominated in Euro, in each case, in accordance with the provisions of Article II.

“European Commission” shall mean the institution of the European Union known as the European Commission.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication,

(a)           Debt Service for such Applicable Period,

(b)           the amount of any voluntary prepayment permitted hereunder (or, if made prior to the Closing Date, permitted under the senior secured bank credit facility then applicable to such entity) of term Indebtedness during such Applicable Period (other than any voluntary prepayment of the Loans), so long as the amount of such prepayment is not already reflected in Debt Service,

(c)           (i) Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash (to the extent permitted under this Agreement) and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder less any amounts received in respect thereof as a return of capital,

(d)           Capital Expenditures that the Borrower or any Subsidiary shall, during such Applicable Period, become obligated to make but that are not made during such Applicable Period (to the extent permitted under this Agreement or if prior to the Closing Date, the senior secured bank credit facility then applicable to such entity); provided, that (i) Holdings shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Applicable Period, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Applicable Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period,

(e)           Taxes paid in cash by Holdings and its Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within six months after the close of such Applicable Period; provided, that with respect to any such amounts to be paid after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,

(f)           an amount equal to any increase in Working Capital of the Borrower and its Subsidiaries for such Applicable Period,

(g)           cash expenditures made in respect of Swap Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense,

(h)           permitted dividends or distributions or repurchases of its Equity Interests paid in cash by the Borrower during such Applicable Period and permitted dividends paid by any Subsidiary to any person other than Holdings, the Borrower or any of the Subsidiaries during such Applicable Period, in each case in accordance with Section 6.06 hereof (or the corresponding provision of the senior secured bank credit facility then applicable to such entity) (other than Section 6.06(e) or the corresponding provision of the senior secured bank credit facility then applicable to such entity),

(i)            amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as noncash reductions of Net Income in determining Consolidated Net Income or as noncash reductions of Consolidated Net Income in determining EBITDA of the Borrower and its Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,

(j)            to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and

(k)           the aggregate amount of items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period), or an accrual for a cash payment, by the Borrower and its Subsidiaries or did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such Applicable Period, plus, without duplication,

(i)           an amount equal to any decrease in Working Capital for such Applicable Period,

(ii)          all amounts referred to in clauses (b), (c), (d) and (h) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capital Lease Obligations and purchase money Indebtedness, but excluding, solely as relating to Capital Expenditures, proceeds of Revolving Facility Loans (or, if prior to the Closing Date, revolving loans pursuant to the senior secured bank credit facility then applicable to such entity)), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(iii)         to the extent any permitted Capital Expenditures referred to in clause (d) above and the delivery of the related equipment do not occur in the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (d) above, the amount of such Capital Expenditures that were not so made in such following Applicable Period,

(iv)         cash payments received in respect of Swap Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

(v)          any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(b)),

(vi)         to the extent deducted in the computation of EBITDA, cash interest income, and

(vii)        the aggregate amount of items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Borrower or any Subsidiary or (ii) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Applicable Period.

“Excess Cash Flow Interim Period” shall mean, (x) during any Excess Cash Flow Period, any one-, two-, or three-quarter period (a) commencing on the later of (i) the end of the immediately preceding Excess Cash Flow Period and (ii) if applicable, the end of any prior Excess Cash Flow Interim Period occurring during the same Excess Cash Flow Period and (b) ending on the last day of the most recently ended fiscal quarter (other than the last day of the Fiscal Year) during such Excess Cash Flow Period for which financial statements are available and (y) during the period from the Original Agreement Date until the beginning of the first Excess Cash Flow Period, any period commencing on the Original Agreement Date and ending on the last day of the most recently ended fiscal quarter for which financial statements are available.

“Excess Cash Flow Period” shall mean (i) each fiscal year of the Borrower, commencing with the first full fiscal year of the Borrower following the Closing Date, and (ii) the period from January 1, 2007 through the day prior to the initial fiscal year referred to in clause (i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01 (other than Section 6.01(v)).

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) any income taxes imposed on (or measured by) its net income (or franchise taxes imposed in lieu of net income taxes) by the United States of America (or any state or locality thereof) or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender making a Loan to the Borrower, any tax (including any backup withholding tax) imposed by the United States (or the jurisdiction under the laws of which such Lender is organized or in which its principal office is located or in which its applicable Lending Office is located or any other jurisdiction as a result of such Lender engaging in a trade or business or having a taxable presence in such jurisdiction for tax purposes) that (x) is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan to the Borrower (or designates a new Lending Office) except to the extent that the assignor to such Lender in the case of an assignment or the Lender in the case of a designation of a new Lending Office (for the absence of doubt, other than the Lending Office at the time such Lender becomes a party to such Loan) was entitled, at the time of such assignment or designation of a new Lending Office, respectively, to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.17(a) or Section 2.17(c) or (y) is attributable to such Lender’s failure to comply with Section 2.17(e) or (f) with respect to such Loan and (d) any taxes that are imposed as a result of any event occurring after the Lender becomes a Lender (other than a Change in Law) in the case of clause (a), (b), (c) and (d), together with any and all interest and penalties related thereto.

“Existing ABL Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Existing Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Existing Second Lien 5.50% 2022 Notes” shall mean the 5.50% Second Priority Senior Secured Notes due 2022, issued by the Borrower pursuant to the Existing Second Lien 5.50% 2022 Notes Indenture and any notes in exchange for, and as contemplated by, the Existing Second Lien 5.50% 2022 Notes.

“Existing Second Lien 6.00% 2022 Notes” shall mean the 6.00% Second Priority Senior Secured Notes due 2022, issued by the Borrower pursuant to the Existing Second Lien 6.00% 2022 Notes Indenture and any notes in exchange for, and as contemplated by, the Existing Second Lien 6.00% 2022 Notes.

“Existing Second Lien 2023 Notes” shall mean the 5.125% Second Priority Senior Secured Notes due 2023, issued by the Borrower pursuant to the Existing Second Lien 2023 Notes Indenture and any notes in exchange for, and as contemplated by, the Existing Second Lien 2023 Notes.

“Existing Second Lien 2026 Notes” shall mean the 4.50% Second Priority Senior Secured Notes due 2026, issued by the Borrower pursuant to the Existing Second Lien 2026 Notes Indenture and any notes in exchange for, and as contemplated by, the Existing Second Lien 2026 Notes.

“Existing Second Lien Note Documents” shall mean the Existing Second Lien Notes, the Existing Second Lien Notes Indentures and the Existing Second Lien Security Documents.

“Existing Second Lien Notes” shall mean the Existing Second Lien 5.50% 2022 Notes, the Existing Second Lien 6.00% 2022 Notes, the Existing Second Lien 2023 Notes and the Existing Second Lien 2026 Notes.

“Existing Second Lien 5.50% 2022 Notes Indenture” shall mean the Indenture dated as of May 22, 2014 among Berry and certain of its subsidiaries party thereto and the trustee named therein from time to time, as in effect on the Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing Second Lien 6.00% 2022 Notes Indenture” shall mean the Indenture dated as of October 1, 2015 among Berry and certain of its subsidiaries party thereto and the trustee named therein from time to time, as in effect on the Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing Second Lien 2023 Notes Indenture” shall mean the Indenture dated as of June 5, 2015 among Berry and certain of its subsidiaries party thereto and the trustee named therein from time to time, as in effect on the Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing Second Lien 2026 Notes Indenture” shall mean the Indenture dated as of January 26, 2018 among Berry and certain of its subsidiaries party thereto and the trustee named therein from time to time, as in effect on the Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Existing Second Lien Notes Indentures” shall mean the Existing Second Lien 5.50% 2022 Notes Indenture, the Existing Second Lien 6.00% 2022 Notes Indenture, the Existing Second Lien 2023 Notes Indenture and the Existing Second Lien 2026 Notes Indenture.

“Existing Second Lien Security Documents” shall mean the “Security Documents” as defined in each of the Existing Second Lien Notes Indentures.

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the date of this Agreement there shall be five Facilities, i.e. the Initial Euro Term Facility, the Initial Sterling Term Facility, the Backstop Term T Facility, the Backstop Term Q Facility, the Backstop Term R Facility and the Backstop Term S Facility and after the Closing Date may include the Incremental Term Facility.

“FATCA” shall mean Sections 1471 through 1474 of the IRS Code as of the Effective Date (or any amended or successor provisions that are substantively similar) and any current or future regulations thereunder or official interpretation thereof.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Goldman Sachs Bank USA on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” shall mean each of that certain (i) Target Financing Syndication, Engagement and Fee Letter dated March 8, 2019 and (ii) Backstop Financing Syndication, Engagement and Fee Letter dated March 8, 2019 each by and among the Borrower, Goldman Sachs Bank USA, Goldman Sachs Lending Partners, LLC, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“First Lien Bridge Credit Agreement” shall mean that certain First Lien Bridge Credit Agreement, as in effect on the Effective Date and as the same may be amended, amended and restated, modified, supplemented, extended, or renewed from time to time in accordance with the terms hereof and thereof among Holdings, the Borrower, certain lenders party thereto and Goldman Sachs Bank USA as the administrative agent and collateral agent. References to the First Lien Bridge Credit Agreement shall include any indenture or other agreement evidencing extension or exchange notes issuances in accordance with the terms of the First Lien Bridge Credit Agreement but shall not include indentures relating to other issuances of New First Lien Notes.

“First Lien Bridge Credit Facility” shall have the meaning assigned to such term in the recitals hereto.

“First Lien Bridge Joinder to Second Priority Intercreditor Agreement” shall mean the First Lien Bridge Joinder to Second Priority Intercreditor Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit G under the First Lien Bridge Credit Agreement, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Revolving Credit Agreement, the “Collateral Agent” under the Revolving Credit Agreement, U.S. Bank National Association, as Existing Second Priority Agent, the “Collateral Agent” under the First Lien Bridge Credit Agreement and the “Administrative Agent” under the First Lien Bridge Credit Agreement.

“First Lien Bridge Joinder to Senior Fixed Collateral Intercreditor Agreement” shall mean the First Lien Bridge Joinder to Senior Lender Intercreditor Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit H under the First Lien Bridge Credit Agreement, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement, the “Collateral Agent” under the First Lien Bridge Credit Agreement and the “Administrative Agent” under the First Lien Bridge Credit Agreement.

“First Lien Bridge Joinder to Senior Lender Intercreditor Agreement” shall mean the First Lien Bridge Joinder to Senior Lender Intercreditor Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit F under the First Lien Bridge Credit Agreement, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Revolving Credit Agreement, the “Collateral Agent” under the Revolving Credit Agreement, the “Collateral Agent” under the First Lien Bridge Credit Agreement and the “Administrative Agent” under the First Lien Bridge Credit Agreement.

“First Lien Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of the Borrower and its Subsidiaries outstanding at such date that consists of, without duplication, Indebtedness that in each case is then secured by first priority Liens on property or assets of the Borrower and its Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), less (ii) without duplication, the Unrestricted Cash and Permitted Investments of the Borrower and its Subsidiaries on such date.

“Foreign Pledge Agreement” shall mean a pledge agreement with respect to the Pledged Collateral that constitutes Equity Interests of a “first tier” Foreign Subsidiary, in form and substance reasonably satisfactory to the Collateral Agent; provided, that in no event shall more than 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary be pledged to secure Obligations of the Borrower.

“Foreign Subsidiary” shall mean (a) any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia, and (b) any Subsidiary of any Subsidiary described in the foregoing clause (a).

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Sections 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“General Meeting” shall mean the extraordinary general meeting of the Target shareholders (and any adjournment thereof) to be convened in connection with the Scheme.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit, bank guarantee, bankers’ acceptance or other letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedging Obligations” means, with respect to any person, the obligations of such person under (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements, and (ii) other agreements or arrangements designed to protect such person against fluctuations in currency exchange, interest rates or commodity prices.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Immaterial Subsidiary” shall mean any Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended, (a) did not have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date and (b) when taken together with all other Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10.0% of the Consolidated Total Assets or revenues representing in excess of 10.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date. Each Immaterial Subsidiary as of the Effective Date shall be set forth in Schedule 1.01(d).

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Amount” shall mean, at any time, the greater of (a) the excess, if any of (i) $600 million over (ii) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.21 and (b) the aggregate principal amount such that the Total Net First Lien Leverage Ratio shall not exceed 4:00 to 1.00.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean the Incremental Term Loan Commitments and the Incremental Term Loans made hereunder.

“Incremental Term Facility Maturity Date” shall mean, with respect to any series or tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the maturity date for as set forth in such Incremental Assumption Agreement.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Installment Date” shall have, with respect to any series or tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(ii).

“Incremental Term Loans” shall mean Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c). Incremental Term Loans may be made in the form of the Initial Term Loans or, to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof. To the extent not otherwise included, Indebtedness shall include the amount of any Receivables Net Investment.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” shall mean the persons identified in writing to the Administrative Agent by the Borrower on the Effective Date, and as may be identified in writing to the Administrative Agent by the Borrower from time to time thereafter with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean any Confidential Information Memorandum used to syndicate the Term Loans, as modified or supplemented prior to the Closing Date.

“Initial Euro Term Borrowing” shall mean a Borrowing comprised of Initial Euro Term Loans.

“Initial Euro Term Facility” shall mean the Initial Euro Term Loan Commitments and the Initial Euro Term Loans made hereunder.

“Initial Euro Term Facility Maturity Date” shall mean the date that is the seventh anniversary of the Closing Date.

“Initial Euro Term Lender” shall mean a Lender with an Initial Euro Term Loan Commitment or an outstanding Initial Euro Term Loan.

“Initial Euro Term Loan Commitment” shall mean with respect to each Lender, the commitment of such Lender to make Initial Euro Term Loans as set forth in Section 2.01(a). The initial amount of each Lender’s Initial Euro Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance. The aggregate amount of the Initial Euro Term Loan Commitments on the Effective Date is € 2,500,000,000.

“Initial Euro Term Loans” shall mean term loans made by the Lenders to the Borrower pursuant to Section 2.01(a) in Euros on the Closing Date.

“Initial Sterling Term Borrowing” shall mean a Borrowing comprised of Initial Sterling Term  Loans.

“Initial Sterling Term Facility” shall mean the Initial Sterling Term Loan Commitments and the Initial Sterling Term Loans made hereunder.

“Initial Sterling Term Facility Maturity Date” shall mean the date that is the seventh anniversary of the Closing Date.

“Initial Sterling Term Lender” shall mean a Lender with an Initial Sterling Term Loan Commitment or an outstanding Initial Sterling Term Loan.

“Initial Sterling Term Loan Commitment” shall mean with respect to each Lender, the commitment of such Lender to make Initial Sterling Term Loans as set forth in Section 2.01(b). The initial amount of each Lender’s Initial Sterling Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance. The aggregate amount of the Initial Sterling Term Loan Commitments on the Effective Date is £400,000,000.

“Initial Sterling Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

“Initial Term Facilities” shall mean the Initial Euro Term Facility and the Initial Sterling Term Facility.

“Initial Term Loans” shall mean the Initial Euro Term Loans and the Initial Sterling Term Loans.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.23.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Term Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (iv) net payments and receipts (if any) pursuant to interest rate Hedging Obligations, (b) capitalized interest of such person, and (c) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any person other than the Borrower or a Subsidiary Loan Party. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, and (b) with respect to any ABR Loan, the last Business Day of each calendar quarter.

“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months, if at the time of the relevant Borrowing, all Lenders agree to make interest periods of such length available), as the Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interpolated Rate” shall mean, (i) in relation to the Eurocurrency Loan for any Loan in Dollars or Sterling, the rate which results from interpolating on a linear basis between: (a) the ICE Benchmark Administration’s Interest Settlement Rates for deposits in Dollars or Sterling, as applicable, for the longest period (for which that rate is available) which is less than the Interest Period and (b) the ICE Benchmark Administration’s Interest Settlement Rates for deposits in Dollars or Sterling, as applicable, for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and (ii) in relation to the Eurocurrency Loan for any Loan in Euros, the rate which results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) which is less than the Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) which exceeds the Interest Period, in each case, as of approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Joint Bookrunners” shall mean Goldman Sachs Bank USA and Wells Fargo Securities, LLC in their capacities as joint bookrunners.

“Joint Lead Arrangers” shall mean Goldman Sachs Bank USA and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04.

“Lender Default” shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, or (ii) a Lender having notified the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.06 or (iii) a Lender has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean any letter of credit issued pursuant to the Revolving Credit Agreement.

“LIBO Rate” shall mean, (a) with respect to any Eurocurrency Borrowing for any Interest Period denominated in Dollars, the greater of (x) 0.00% per annum and (y) the rate per annum equal to the ICE Benchmark Administration (“ICE LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the Interpolated Rate and (b) with respect to any Eurocurrency Borrowing for any Interest Period denominated in Sterling, the greater of (x) 0.00% per annum and (y) the rate per annum equal to the ICE Benchmark Administration (“ICE LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Sterling deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the Interpolated Rate.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any acquisition, including by way of merger, amalgamation or consolidation, by one or more of the Borrower or its Restricted Subsidiaries of any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Acquisition by the Borrower in writing to the Administrative Agent and Lenders.

“Loan Documents” shall mean this Agreement, the Security Documents, the Second Priority Intercreditor Agreement, the Senior Lender Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement, the Term Loan Joinder to Second Priority Intercreditor Agreement, the Term Loan Joinder to Senior Lender Intercreditor Agreement, the Term Loan Joinder to Senior Fixed Collateral Intercreditor Agreement and any Note issued under Section 2.09(e), and solely for the purposes of Article IV and Section 7.01 hereof, the Fee Letters.

“Loan Parties” shall mean Holdings, the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Initial Euro Term Loans, the Initial Sterling Term Loans, the Backstop Term T Loans, the Backstop Term Q Loans, the Backstop Term R Loans, the Backstop Term S Loans and the Incremental Term Loans (in each case, if any).

“Local Time” shall mean, with respect to Dollar denominated Loans, New York City time, and, with respect to Euro or Sterling denominated Loans, London time.

“Longstop Date” shall mean October 29, 2019.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Borrower, Holdings and their Subsidiaries, as the case may be, on the Effective Date together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Borrower or Holdings, as the case may be, then still in office who were either directors on the Effective Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the Borrower or Holdings and their Subsidiaries, as the case may be, hired at a time when the directors on the Effective Date together with the directors so approved constituted a majority of the directors of the Borrower or Holdings, as the case may be.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or condition of the Borrower and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the material Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” shall mean Indebtedness (other than Loans) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $75 million.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum Acceptance Condition” shall mean , with respect to an Offer, the condition set forth in the Offer Documents with respect to the number of acceptances to an Offer which must be secured to declare such Offer unconditional as to acceptances which shall be equal to or more than 75% of the Target shares carrying voting rights.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean the Real Properties owned in fee by the Loan Parties that are set forth on Schedule 1.01(c) and each additional Real Property encumbered by a Mortgage pursuant to Section 5.10.

“Mortgages” shall mean the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, each in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, as amended, supplemented or otherwise modified from time to time. For the avoidance of doubt, Mortgages may include mortgages delivered under the Existing Credit Agreement to the extent amended to be in a form otherwise satisfactory to the Administrative Agent.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, Holdings or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of IRS Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a)           100% of the cash proceeds actually received by the Borrower or any Subsidiary Loan Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale (other than those pursuant to Section 6.05(a), (b), (c), (d) (except as contemplated by Section 6.03(b)(y)), (e), (f), (h), (i) or (j) or (p)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents or the Revolving Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if no Event of Default exists and the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make investments in Permitted Business Acquisitions, in each case within 15 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 15 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 15-month period but within such 15-month period are contractually committed to be used, then, upon the termination of such contract, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that (A) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $5.0 million, (B) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $10.0 million, (C) at any time during the 15-month period contemplated by the immediately preceding proviso above, if, on a Pro Forma Basis after giving effect to the Asset Sale and the application of the proceeds thereof, the Total Net First Lien Leverage Ratio is less than or equal to 4.00 to 1.00, none of such proceeds shall constitute Net Proceeds, and (D) proceeds from the sale or other disposition of any ABL Assets (including any indirect sale or other disposition occurring by reason of the indirect sale or other disposition of the person that holds such ABL Assets) shall not constitute Net Proceeds to the extent that the Revolving Credit Agreement requires that such proceeds be applied in payment of any obligations thereunder, and

(b)           100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Affiliate of the Borrower shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of the Funds and otherwise not prohibited from being paid hereunder.

“New First Lien Notes” shall mean any senior secured first lien notes issued by the Borrower for the purposes of refinancing its Indebtedness under the First Lien Bridge Credit Agreement (or, on or prior to the Closing Date, its undrawn commitments thereunder) or otherwise to fund a portion of the Acquisition in an aggregate principal amount not to exceed €1,500,000,000 and £300,000,000.

“New Second Lien Notes” shall mean any senior secured second lien notes issued by the Borrower for the purposes of refinancing its Indebtedness under the Second Lien Bridge Credit Agreement (or, on or prior to the Closing Date, its undrawn commitments thereunder) or otherwise to fund a portion of the Acquisition in an aggregate principal amount not to exceed $1,275,000,000.

“New York Courts” shall have the meaning assigned to such term in Section 9.15.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“Obligations” shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document.

“Offer” means a takeover offer (as defined in Chapter 3 of Part 28 of the Companies Act of 2006) to be made by or on behalf of Holdings in accordance with the Offer Documents to acquire the entire issued and to be issued share capital of the Target and, where the context admits, any subsequent revision, variation, extension or renewal of such offer.

“Offer Closing Certificate” means in respect of an Offer, a certificate from the Borrower confirming that:

(a)           the Minimum Acceptance Condition has been satisfied; and

(b)           all other conditions (except for any condition relating to the payment of the consideration in respect of the Acquisition) of the Offer have been satisfied or waived (and, to the extent waived, confirming that any such waiver does not, or will not upon becoming effective, constitute a Certain Funds Default).

“Offer Documents” means the Rule 2.7 Announcement, the Offering Circular and any other documents to be sent by the Acquisition SPV to the Target’s shareholders, and otherwise made available to such persons and in the manner required by Rule 24.1 of the Takeover Code, in connection with the Offer.

“Offer Effective Date” means, if the Acquisition proceeds by way of an Offer, the date on which the Offer is declared unconditional in all respects by Acquisition SPV.

“Offering Circular” means, if the Acquisition proceeds by way of an Offer, any public offer document issued or to be issued by Acquisition SPV to the Target’s shareholders in connection with an Offer setting out the terms of the Offer (including any amendments, revisions or extensions thereof).

“Original Agreement Date” shall have the meaning assigned to such term in the recitals hereto.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise, transfer, sales, property, intangible, mortgage recording, or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto (but not Excluded Taxes).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.21.

“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(w).

“Parent Entity” means any direct or indirect parent of Holdings.

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“PATRIOT Act” shall have the meaning assigned to such term in Section 9.19.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, or merger or consolidation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom (or, in connection with a Limited Condition Acquisition, no Specified Event of Default shall have occurred and be continuing or would result therefrom); (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition or investment with a fair market value in excess of $20.0 million, the Borrower and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such acquisition or investment and any related transactions; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrower or a Domestic Subsidiary, shall be merged into the Borrower or a Subsidiary Loan Party or become upon consummation of such acquisition a Subsidiary Loan Party, and (vi) the aggregate amount of such acquisitions and investments in assets that are not owned by the Borrower or Subsidiary Loan Parties or in Equity Interests in persons that are not Subsidiary Loan Parties or persons that do not become Subsidiary Loan Parties upon consummation of such acquisition (within the time periods provided in Section 5.10) shall not exceed the greater (x) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition or investment for which financial statements have been delivered pursuant to Section 5.04 and (y) $150 million.

“Permitted Investments” shall mean:

(a)           direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b)           time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c)           repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)           commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)           securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f)           shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)           money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000.0 million;

(h)           time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and

(i)           instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets; provided that (A) recourse to the Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Borrower or any Subsidiary (other than a Special Purpose Receivables Subsidiary), and (B) the aggregate Receivables Net Investment since the Effective Date shall not exceed $100 million at any time.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses), (b) except with respect to Section 6.01(i), the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the earlier of the weighted average life to maturity of the Indebtedness being Refinanced and (ii) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the final maturity date of the Indebtedness being Refinanced and no earlier than the final maturity date on the Initial Euro Term Facility Maturity Date or the Initial Sterling Term Facility Maturity Date, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced and (e) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including in respect of working capital facilities of Foreign Subsidiaries otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced; provided, further, that with respect to a refinancing of (x) subordinated Indebtedness permitted to be incurred herein, such Permitted Refinancing Indebtedness shall (i) be subordinated to the guarantee by Holdings and the Subsidiary Loan Parties of the Facilities, and be otherwise on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being refinanced and (y) the Existing Second Lien Notes, Indebtedness under the First Lien Bridge Agreement, the New First Lien Notes, Indebtedness under the Second Lien Bridge Agreement and the New Second Lien Notes, (i) the Liens, if any, securing such Permitted Refinancing Indebtedness shall be subject to an intercreditor agreement that is substantially consistent with and no less favorable to the Lenders in all material respects than the Second Priority Intercreditor Agreement and (ii) such Permitted Refinancing Indebtedness shall be otherwise on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced.

“Permitted Supplier Finance Facility” shall mean an arrangement entered into with one or more third-party financial institutions for the purpose of facilitating the processing of receivables such that receivables are purchased directly by such third-party financial institutions from the Borrower or one of its Subsidiaries at such discounted rates as may be agreed; provided that (i) no third-party financial institution shall have any recourse to the Borrower, its Material Subsidiaries or any other Loan Party in connection with such arrangement and (ii) none of the Borrower, any of its Material Subsidiaries or any other Loan Party shall Guarantee any liabilities or obligations with respect to such arrangement (including, without limitation, none of the Borrower, any of its Material Subsidiaries or any other Loan Party shall provide any guarantee, surety or other credit support for any of the obligations owed by any customer to such third party financial institution under any such financing arrangement).

“Person” or “person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA, (other than a Multiemployer Plan), (i) subject to the provisions of Title IV of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings, the Borrower or any ERISA Affiliate, or (iii) in respect of which Holdings, the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17.

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Pro Forma Adjusted EBITDA” shall have the meaning assigned to such term in Section 3.05.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, effect shall be given to any Asset Sale, any acquisition (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Borrower or any of its Subsidiaries that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to Sections 2.11(b), 6.01(r), 6.02(u) or 6.06(e), occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens, Asset Sale, or dividend is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to Sections 2.11(b), 6.01(r), 6.02(u) or 6.06(e), occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or incurrence of Indebtedness or Liens, Asset Sale, or dividend is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x) (A) bearing floating interest rates shall be computed on a pro forma basis as if the rate in effect on the date of such calculation had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months), and (B) in respect of a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP; and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from such relevant transaction, which adjustments are reasonably anticipated by the Borrower to be realizable in connection with such relevant transaction (or any similar transaction or transactions made in compliance with this Agreement or that require a waiver or consent of the Required Lenders) and are estimated on a good faith basis by the Borrower, and (2) all adjustments reflected in the Pro Forma Financial Statements and Pro Forma Adjusted EBITDA to the extent such adjustments, without duplication, continue to be applicable. The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower (together with its Subsidiaries on a consolidated basis) shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with a Total Net First Lien Leverage Ratio not to exceed 4.00 to 1.00, recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered, and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect, together with all relevant financial information.

“Projections” shall mean any projections of Holdings, the Borrower and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the Borrower or any of the Subsidiaries prior to the Closing Date.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.17.

“Qualified CFC Holding Company” shall mean a Wholly Owned Subsidiary of the Borrower that is a limited liability company, that (a) is in compliance with Section 6.11 and (b) the primary asset of which consists of Equity Interests in either (i) a Foreign Subsidiary or (ii) a limited liability company that is in compliance with Section 6.11 and the primary asset of which consists of Equity Interests in a Foreign Subsidiary.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary.

“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of “Interest Expense”); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Related Sections” shall have the meaning assigned to such term in Section 6.04.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(a) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the IRS Code).

“Required Lenders” shall mean, at any time, Lenders having Loans outstanding that represent more than 50% of all Loans outstanding. The Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period (or Excess Cash Flow Interim Period), 0%.

“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.11(d).

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Retained Excess Cash Flow Overfunding” shall mean, at any time, in respect of any Excess Cash Flow Interim Period as to which the corresponding Excess Cash Flow Period has ended at such time, a portion of the cumulative Excess Cash Flow for such Excess Cash Flow Interim Period equal to the amount, if any, by which the Retained Percentage of Excess Cash Flow for such Excess Cash Flow Interim Period exceeds the Retained Percentage of Excess Cash Flow for such corresponding Excess Cash Flow Period.

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period (or Excess Cash Flow Interim Period), (a) 100% minus (b) the Required Percentage with respect to such Excess Cash Flow Period (or Excess Cash Flow Interim Period).

“Revaluation Date” shall mean, with respect to any Term Loan denominated in Euros, each of the following: (a) (i) the date of the Borrowing of such Term Loan and (ii) each date of a conversion into or continuation of such Term Loan pursuant to the terms of this Agreement and (b) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Credit Agreement” shall mean that certain Amended and Restated Revolving Credit Agreement dated as of April 3, 2007 and as amended on or prior to the date hereof, including any refinancing thereof, among Holdings, the Borrower, certain subsidiaries of the Borrower party thereto, the lenders and agents party thereto and Bank of America, as administrative agent, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or increasing the amount loaned thereunder or altering the maturity thereof.

“Revolving Facility Loans” shall mean loans made pursuant to and in accordance with the Revolving Credit Agreement.

“Revolving Facility Collateral Agent” shall have the meaning assigned to such term in the Senior Lender Intercreditor Agreement.

“Revolving Facility Secured Parties” shall have the meaning assigned thereto in the Senior Lender Intercreditor Agreement.

“Revolving Loan Documents” shall mean the “Loan Documents” as defined in the Revolving Credit Agreement.”

“Rule 2.7 Announcement” shall mean the press announcement released by Acquisition SPV and the Target to announce a firm intention on the part of Acquisition SPV to make an offer to acquire the Target Shares on the terms of the Scheme or the Offer (as applicable) in accordance with Rule 2.7 of the Takeover Code.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Scheme” means a scheme of arrangement made pursuant to Part 26 of the Companies Act of 2006 between the Target and the holders of the Target Shares in relation to the transfer of the entire issued and to be issued share capital of the Target (with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Acquisition SPV and the Target) as contemplated by the Scheme Circular (with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Acquisition SPV and the Target).

“Scheme Circular” means a document issued by or on behalf of the Target to shareholders of the Target setting out the proposals for the Scheme stating the recommendation of the Scheme to the shareholders of Target by the board of directors of Target including the notice of General Meeting and the Court Meeting.

“Scheme Documents” means the Rule 2.7 Announcement, the Scheme Circular together with the notices of the Court Meeting and General Meeting which accompany that Scheme Circular , the Scheme Resolutions, any other document dispatched by or on behalf of the Target to its shareholders in connection with the Scheme.

“Scheme Effective Date” means, if the Acquisition proceeds by way of a Scheme, the date on which the Court Orders are duly filed with the Registrar of Companies in England and Wales and the Scheme becomes effective in accordance with English law.

“Scheme Resolutions” means, if the Acquisition proceeds by way of a Scheme, the resolutions of the Target shareholders for the implementation of the Scheme referred to and substantially in the form to be set out in the Scheme Circular.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Bridge Credit Agreement” shall mean that certain Second Lien Credit Agreement, as in effect on the Effective Date and as the same may be amended, amended and restated, modified, supplemented, extended, or renewed from time to time in accordance with the terms hereof and thereof among Holdings, the Borrower, certain lenders party thereto and Wells Fargo Bank, National Association, as the administrative agent and collateral agent. References to the Second Lien Bridge Credit Agreement shall include any indenture or other agreement evidencing extension or exchange notes issuances in accordance with the terms of the Second Lien Bridge Credit Agreement but shall not include indentures relating to other issuances of New Second Lien Notes.

“Second Lien Bridge Credit Facility” shall have the meaning assigned to such term in the recitals hereto.

“Second Lien Bridge Joinder to Second Priority Intercreditor Agreement” shall mean the Second Lien Bridge Joinder to Second Priority Intercreditor Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit F under the Second Lien Bridge Credit Agreement, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Revolving Credit Agreement, the “Collateral Agent” under the Revolving Credit Agreement, U.S. Bank National Association, as Existing Second Priority Agent, the “Collateral Agent” under the Second Lien Bridge Credit Agreement and the “Administrative Agent” under the Second Lien Bridge Credit Agreement.

“Second Priority Intercreditor Agreement” shall mean the Second Amended and Restated Intercreditor Agreement dated February 5, 2008, as amended, supplemented or otherwise modified from time to time, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Revolving Credit Agreement and the “Collateral Agent” under the Revolving Credit Agreement and U.S. Bank National Association, as Second Priority Agent and as further supplemented by each of the Term Loan Joinder to Second Priority Intercreditor Agreement, the First Lien Bridge Joinder to Second Priority Intercreditor Agreement and the Second Lien Bridge Joinder to Second Priority Intercreditor Agreement.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Collateral Agreement, the Foreign Pledge Agreements and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

“Senior Fixed Collateral Intercreditor Agreement” shall mean the Senior Fixed Collateral Priority and Intercreditor Agreement dated February 5, 2008, as amended, supplemented or otherwise modified from time to time, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement and as further supplemented by each of the Term Loan Joinder to Senior Fixed Collateral Intercreditor Agreement and the First Lien Bridge Joinder to Senior Fixed Collateral Intercreditor Agreement.

“Senior Lender Intercreditor Agreement” shall mean the Second Amended and Restated Senior Lender Priority and Intercreditor Agreement dated February 5, 2008, as amended, supplemented or otherwise modified from time to time, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Revolving Credit Agreement and the “Collateral Agent” under the Revolving Credit Agreement and as further supplemented by each of the Term Loan Joinder to Senior Lender Intercreditor Agreement and the First Lien Bridge Joinder to Senior Lender Intercreditor Agreement.

“Series” has the meaning set forth in Section 2.21(b).

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of the Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with Holdings, the Borrower or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event Holdings, the Borrower or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law).

“Specified Event of Default” means an Event of Default under Section 7.01(b), (c), (h) or (i).

“Squeeze-Out” shall mean any procedure under the Companies Act of 2006 for the compulsory acquisition by Acquisition SPV of any minority shareholders in the Target.

“Squeeze-Out Date” shall mean the first date on which Acquisition SPV becomes entitled to exercise the Squeeze-Out Procedures.

“Squeeze-Out Procedure” shall mean the procedure to be implemented following the date on which the Offer is declared or becomes unconditional in all respects under sections 979 to 982 (inclusive) of the Companies Act of 2006 to acquire all of the outstanding Target Shares which Acquisition SPV has not acquired, contracted to acquire or in respect of which it has not received valid acceptances.

“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

“Sterling” or “£” means the official lawful currency of the United Kingdom.

“Sterling Term Loan Repricing Event” shall mean any prepayment or repayment of Initial Sterling Term Loans with the proceeds of, or any conversion or amendment of Initial Sterling Term Loans into, any new or replacement tranche of term loans bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmarks floors and original interest discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans and without taking into account any fluctuations in the Adjusted LIBO Rate or comparable rate) less than the “effective yield” applicable to such Initial Sterling Term Loans (as such comparative yields are determined consistent with generally accepted financial practices) (it being understood that (x) in each case, the yield shall exclude any structuring, commitment and arranger fees or other fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans and shall include any rate floors and any upfront or similar fees paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans or original issue discount payable with respect to such new or replacement tranche of term loans and (y) any such repayment, prepayment or conversion shall only constitute a Sterling Term Loan Repricing Event to the extent the primary purpose of such repayment, prepayment, conversion or amendment, as reasonably determined by the Borrower in good faith, is to reduce the “effective yield” on the Initial Sterling Term Loans).

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. Notwithstanding the foregoing (and except for purposes of Sections 3.09, 3.13, 3.15, 3.16, 5.03, 5.09 and 7.01(k), and the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Loan Party” shall mean (a) each Domestic Subsidiary of the Borrower on the Effective Date and (b) each Domestic Subsidiary of the Borrower that becomes, or is required to become, a party to the Collateral Agreement, the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement after the Effective Date.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including, for the avoidance of doubt, resin), equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of the Subsidiaries shall be a Swap Agreement.

“Takeover Code” shall mean the United Kingdom City Code on Takeovers and Mergers, as administered by the Takeover Panel, as may be amended from time to time.

“Takeover Panel” shall mean the United Kingdom Panel on Takeovers and Mergers.

“Target” shall have the meaning assigned to such term in the recitals hereto.

“Target Group” shall mean the Target and its subsidiaries.

“Target Shares” shall mean the existing unconditionally allotted or issued and fully paid ordinary shares of Five pence each in the capital of the Target and any further such ordinary shares which are unconditionally allotted or issued before the Closing Date.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Borrowing” shall mean any Initial Euro Term Borrowing, Initial Sterling Term Borrowing or any Incremental Term Borrowing.

“Term Facility” shall mean any or all of the Backstop Facilities, the Initial Facilities, and/or any or all of the Incremental Term Facilities, as applicable.

“Term Facility Maturity Date” shall mean the Backstop Term T Facility Maturity Date, the Backstop Term Q Facility Maturity Date, the Backstop Term R Facility Maturity Date, the Backstop Term S Facility Maturity Date, the Initial Euro Term Facility Maturity Date, the Initial Sterling Term Facility Maturity Date or any Incremental Term Facility Maturity Date, as applicable.

“Term Loan Installment Date” shall mean any Incremental Term Loan Installment Date.

“Term Loan Joinder to Second Priority Intercreditor Agreement” shall mean the Term Loan Joinder to Second Priority Intercreditor Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit G, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Revolving Credit Agreement, the “Collateral Agent” under the Revolving Credit Agreement, U.S. Bank National Association, as Existing Second Priority Agent, the Collateral Agent and the Administrative Agent.

“Term Loan Joinder to Senior Fixed Collateral Intercreditor Agreement” shall mean the Term Loan Joinder to Senior Lender Intercreditor Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit H, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement, the Collateral Agent and the Administrative Agent.

“Term Loan Joinder to Senior Lender Intercreditor Agreement” shall mean the Term Loan Joinder to Senior Lender Intercreditor Agreement, dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, in the form of Exhibit F, among Holdings, the Borrower, the Subsidiary Loan Parties, each Subsidiary that becomes a party thereto after the date hereof, the “Collateral Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Existing Credit Agreement, the “Administrative Agent” under the Revolving Credit Agreement, the “Collateral Agent” under the Revolving Credit Agreement, the Collateral Agent and the Administrative Agent.

“Term Loan Repricing Event” shall mean any prepayment or repayment of Term Loans (other than Initial Sterling Term Loans) with the proceeds of, or any conversion or amendment of Term Loans into, any new or replacement tranche of term loans denominated in the same currency and bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmarks floors and original interest discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans and without taking into account any fluctuations in the Adjusted LIBO Rate, EURIBOR Rate or comparable rate) less than the “effective yield” applicable to the Term Loans (as such comparative yields are determined consistent with generally accepted financial practices) (it being understood that (x) in each case, the yield shall exclude any structuring, commitment and arranger fees or other fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans and shall include any rate floors and any upfront or similar fees paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans or original issue discount payable with respect to such new or replacement tranche of term loans and (y) any such repayment, prepayment or conversion shall only constitute a Term Loan Repricing Event to the extent the primary purpose of such repayment, prepayment, conversion or amendment, as reasonably determined by the Borrower in good faith, is to reduce the “effective yield” on the Term Loans).

“Term Loans” shall mean the Initial Euro Term Loans, the Initial Sterling Term Loans, the Backstop Term T Loans, the Backstop Term Q Loans, the Backstop Term R Loans, the Backstop Term S Loans, and/or the Incremental Term Loans.

“Term T Facility” shall mean the Term T Loan Commitments and the Term T Loans made under the Existing Credit Agreement.

“Term T Facility Maturity Date” shall mean January 6, 2021.

“Term T Loan” shall have the meaning assigned to such term in the Existing Credit Agreement, as amended by the Incremental Assumption Agreement, dated as of May 16, 2018.

“Term T Loan Commitment” shall have the meaning assigned to such term in the Existing Credit Agreement, as amended by the Incremental Assumption Agreement, dated as of May 16, 2018.

“Term Q Facility” shall mean the Term Q Loan Commitments and the Term Q Loans made under the Existing Credit Agreement.

“Term Q Facility Maturity Date” shall mean October 1, 2022.

“Term Q Loan” shall have the meaning assigned to such term in the Existing Credit Agreement, as amended by the Incremental Assumption Agreement, dated as of February 12, 2018.

“Term Q Loan Commitment” shall have the meaning assigned to such term in the Existing Credit Agreement, as amended by the Incremental Assumption Agreement, dated as of February 12, 2018.

“Term R Facility” shall mean the Term R Loan Commitments and the Term R Loans made under the Existing Credit Agreement.

“Term R Facility Maturity Date” shall mean January 19, 2024.

“Term R Loan” shall have the meaning assigned to such term in the Existing Credit Agreement, as amended by the Incremental Assumption Agreement, dated as of February 12, 2018.

“Term R Loan Commitment” shall have the meaning assigned to such term in the Existing Credit Agreement, as amended by the Incremental Assumption Agreement, dated as of February 12, 2018.

“Term S Facility” shall mean the Term S Loan Commitments and the Term S Loans made under the Existing Credit Agreement.

“Term S Facility Maturity Date” shall mean February 8, 2020.

“Term S Loan” shall have the meaning assigned to such term in the Existing Credit Agreement, as amended by the Incremental Assumption Agreement, dated as of May 16, 2018.

“Term S Loan Commitment” shall have the meaning assigned to such term in the Existing Credit Agreement, as amended by the Incremental Assumption Agreement, dated as of May 16, 2018.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period).

“Total Net First Lien Leverage Ratio” means, on any date, the ratio of (a) First Lien Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Transaction Documents” shall mean the Loan Documents and the Acquisition Documents.

“Transaction Equity Investment” shall mean an Investment by the Borrower or another Subsidiary Loan Party in a Subsidiary of the Borrower that is not a Subsidiary Loan Party in aggregate amount necessary to fund the Acquisition or refinance existing debt of the Target.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents (including expenses in connection with Swap Agreements) and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the consummation of the Acquisition; (b) the execution and delivery of the Loan Documents, the creation or continuation of the Liens pursuant to the Security Documents, and the initial borrowings hereunder; (c) the Backstop Term Loan Refinancing; (d) the issuance of the New First Lien Notes and the New Second Lien Notes; and (f) the payment of all Transaction Expenses.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate, the EURIBOR Rate and the ABR.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the IRS Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Unrestricted Cash” shall mean domestic cash or cash equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries.

“Unrestricted Subsidiary” shall mean any subsidiary of the Borrower that is acquired or created after the Effective Date and designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Effective Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04(j), and any prior or concurrent Investments in such Subsidiary by the Borrower or any of its Subsidiaries shall be deemed to have been made under Section 6.04(j), (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04(j), and (d) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under Existing the Second Lien Notes Indenture, the First Lien Bridge Agreement, the Second Lien Bridge Agreement, any other Indebtedness permitted to be incurred hereby and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock; provided, further, that at the time of the initial Investment by the Borrower or any of its Subsidiaries in such Subsidiary, the Borrower shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of the Borrower, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (iv) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive.

“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.11(d).

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.         Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.03.         Effectuation of Transactions. Each of the representations and warranties of Holdings and the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.04.         Senior Debt. The Obligations constitute (a) “First-Lien Indebtedness” pursuant to, and as defined in, the Senior Lender Intercreditor Agreement, (b) [reserved], and (c) “First-Priority Lien Obligations” pursuant to, and as defined in, the Existing Second Lien Notes Indentures. This Agreement is a “Credit Agreement” for purposes of the Existing Second Lien Notes Indentures.

SECTION 1.05.         Currency Equivalents Generally. The Administrative Agent shall determine or redetermine the Dollar Equivalent of each Loan denominated in a currency other than Dollars on each Revaluation Date and, unless otherwise specified herein, the Administrative Agent may determine or redetermine the Dollar Equivalent of any amount hereunder on any other date in its reasonable discretion. For purposes of any calculation of whether the requisite percentage of Lenders have consented to any amendment, waiver or modification of any Loan Document, the Administrative Agent may, in consultation with the Borrower, set a record date for determining the Dollar Equivalent amount of any Loan denominated in a currency other than Dollars so long as such record date is within 30 days of the effective date of such amendment, waiver or modification.

SECTION 1.06.         Lending Office. Any Lender may, by notice to the Administrative Agent and the Borrower, designate an Affiliate of such Lender as its applicable Lending Office with respect to any Loans to be made by such Lender to any Borrower or make any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loans. In the event that a Lender designates an Affiliate of such Lender as its applicable Lending Office for Loans to any Borrower under any Facility or makes any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loans, then all Loans and reimbursement obligations to be funded by such Lender under such Facility to such Borrower shall be funded by such applicable Lending Office or foreign or domestic branch or Affiliate, as applicable, and all payments of interest, fees, principal and other amounts payable to such Lender under such Facility shall be payable to such applicable Lending Office or foreign or domestic branch or Affiliate, as applicable. Except as provided in the immediately preceding sentence, no designation by any Lender of an Affiliate as its applicable Lending Office or making any Loan available to any Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loans shall alter the obligation of the Borrower to pay any principal, interest, fees or other amounts hereunder.

ARTICLE II

The Credits

SECTION 2.01.         Commitments. Subject to the terms and conditions set forth herein:

(a)           Each Lender having an Initial Euro Term Loan Commitment agrees to make Initial Euro Term Loans to the Borrower during the Certain Funds Period in an aggregate principal amount not to exceed its Initial Euro Term Loan Commitment.

(b)           Each Lender having an Initial Sterling Term Loan Commitment agrees to make Initial Sterling Term Loans to the Borrower during the Certain Funds Period in an aggregate principal amount not to exceed its Initial Sterling Term Loan Commitment.

(c)          Each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.

(d)          Each Lender having a Backstop Term T Loan Commitment agrees, subject to the terms and conditions set forth herein, to make a Backstop Term T Loan upon demand with respect to the Term T Loan Commitments and Term T Loans.

(e)          Each Lender having a Backstop Term Q Loan Commitment agrees, subject to the terms and conditions set forth herein, to make a Backstop Term Q Loan upon demand with respect to the Term Q Loan Commitments and Term Q Loans.

(f)           Each Lender having a Backstop Term R Loan Commitment agrees, subject to the terms and conditions set forth herein, to make a Backstop Term R Loan upon demand with respect to the Term R Loan Commitments and Term R Loans.

(g)          Each Lender having a Backstop Term S Loan Commitment agrees, subject to the terms and conditions set forth herein, to make a Backstop Term S Loan upon demand with respect to the Term S Loan Commitments and Term S Loans.

SECTION 2.02.         Loans and Borrowings.

(a)           Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)           Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Term Facility Maturity Date.

SECTION 2.03.         Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by (A) telephone or (B) other Borrowing Request; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Request. Each notice, (a) in the case of a Eurocurrency Borrowing, not later than 12:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount and currency of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)          in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)           the location and number of the Borrower’s account to which funds are to be disbursed.

If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.         [Reserved].

SECTION 2.05.         [Reserved].

SECTION 2.06.         Funding of Borrowings.

(a)           Each Lender shall make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in London.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.         Interest Elections.

(a)           Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing; provided that no Borrowings denominated in Euros or Sterling may be an ABR Borrowing.

(b)           To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)           the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)        the currency of the Borrowing; and

(v)         if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing denominated in Euros or Sterling prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing, the Borrower shall be deemed to have selected an Interest Period for a Eurocurrency Borrowing of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Dollar denominated Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Dollar denominated Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) Borrowing denominated in Euros or Sterling shall be deemed converted or continued as Eurocurrency Borrowings of one month’s duration.

SECTION 2.08.         Termination of Term Loan Commitments.

(a)           The parties hereto acknowledge that each of the Backstop Term T Loan Commitment the Backstop Term Q Loan Commitment, the Backstop Term R Loan Commitment and the Backstop Term S Loan Commitment will terminate on the earliest of (i) execution and effectiveness of an amendment to the Existing Credit Agreement satisfactory to the Borrower and the Administrative Agent, (ii) the last day of the Certain Funds Period and (iii) the Longstop Date. In addition, unless previously terminated in accordance with other terms hereof, each of the Initial Euro Term Loan Commitments and the Initial Sterling Term Loan Commitments shall automatically terminate at 11.59 p.m., (London time), on the earlier to occur of (i) the last day of the Certain Funds Period and (ii) the consummation of the Acquisition without the use of the Initial Euro Term Loans, the Initial Sterling Term Loans and/or the Backstop Facilities.

(b)           The Borrower may at any time terminate, or from time to time reduce, the Commitments under the Term Facility; provided, that each reduction of the Commitments under the Term Facility shall be in an amount that is an integral multiple of, with respect to the Initial Euro Term Loans, €1.0 million and not less than €5.0 million and the Initial Sterling Term Loans, £1.0 million and not less than £5.0 million. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments under a Term Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Term Facility.

SECTION 2.09.         Repayment of Loans; Evidence of Debt.

(a)           The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the currency, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)           Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.         Repayment of Term Loans.

(a)           Subject to the other paragraphs of this Section:

(i)            from and after the Certain Funds Period, the Borrower shall repay Term Facilities on the last day of each March, June, September and December (commencing on the day of the first fiscal quarter ending after the Certain Funds Period) in a principal amount equal to 0.25% of the sum of the outstanding principal amount of Term Loans immediately after the last day of the Certain Funds Period;

(ii)           in the event that any Incremental Term Loans are made on an Increased Amount Date, the Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”); and

(iii)          to the extent not previously paid, outstanding Loans shall be due and payable on the applicable Term Facility Maturity Date.

(b)           [Reserved].

(c)           Prepayment of the Loans from (after the Closing Date):

(i)           all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be applied to the Loans pro rata among the Term Facilities, with the application thereof in direct order to amounts due on the next succeeding Incremental Term Loan Installment Dates under the applicable Term Facilities;

(ii)         any optional prepayments of the Loans pursuant to Section 2.11(a) shall be applied as the Borrower may direct; and

(iii)        all proceeds of Initial Euro Term Loans and Initial Sterling Term Loans which have not been applied in accordance with Section 5.08, on or before the date falling one Business Day after the last day of the Certain Funds Period;

provided that any such prepayment pursuant to clause (i) above that would otherwise be required to be made during the Certain Funds Period shall be deferred until (and shall instead by made on) the date falling immediately after the last day of the Certain Funds Period.

(d)           Any mandatory prepayment of Loans pursuant to Section 2.11(b) or (c) shall be applied so that the aggregate amount of such prepayment is allocated among the Initial Euro Term Loans, the Initial Sterling Term Loans, the Backstop Term Loans, if any, and Other Term Loans, if any (except any mandatory prepayments of Loans pursuant to Section 2.11(c)(iii), which shall be applied so that the aggregate principal amount of such prepayment is allocated among the Initial Euro Term Loans and the Initial Sterling Term Loans only), pro rata based on the Dollar Equivalent on the date of such prepayment of the aggregate principal amount of outstanding the Initial Euro Term Loans, the Initial Sterling Term Loans and (to the extent applicable) Backstop Term Loans and Other Term Loans, if any (unless, with respect to Other Term Loans, the Incremental Assumption Agreement relating thereto does not so require) irrespective of whether such outstanding Loans are ABR Loans or Eurocurrency Loans; provided, that if no Lenders exercise the right to waive a given mandatory prepayment of the Loans pursuant to Section 2.11(d), then, with respect to such mandatory prepayment, prior to the repayment of any Term Loan, the Borrower may select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Loans shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11.         Prepayment of Loans.

(a)           The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to clauses (e) and (f) of this Section 2.11 and Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).

(b)           The Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Loans in accordance with paragraphs (c) and (d) of Section 2.10. Notwithstanding the foregoing, the Borrower may retain Net Proceeds pursuant to clause (b) of the definition thereof, provided, that the Total Net First Lien Leverage Ratio on the last day of the Borrower’s then most recently completed fiscal quarter for which financial statements are available shall be less than or equal to 2.00 to 1.00.

(c)           Not later than 90 days after the end of each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply an amount equal to (i) the Required Percentage of such Excess Cash Flow, minus (ii) to the extent not financed, using the proceeds of, without duplication, the incurrence of Indebtedness and the sale or issuance of any Equity Interests (including any capital contributions), the amount of any voluntary prepayments during such Excess Cash Flow Period of Loans to prepay Loans in accordance with paragraphs (c) and (d) of Section 2.10. Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(a), the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

(d)           Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment including, for the avoidance of doubt, payments under Section 2.10(a) (a “Waivable Mandatory Prepayment”) of the Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower elects (or is otherwise required) to make such Waivable Mandatory Prepayment, the Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s pro rata share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Administrative Agent of its election to do so on or before the second Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option (each, a “Declining Lender”), to prepay the Loans of such Declining Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Loans in accordance with Section 2.11(b)), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to the Borrower.

(e)           Notwithstanding anything herein to the contrary, in the event that, on or prior to the six-month anniversary of the Closing Date, there occurs any Euro Term Loan Repricing Event or in connection with an Euro Term Loan Repricing Event constituting an amendment or conversion of Initial Euro Term Loans, any Lender is required to assign its Initial Euro Term Loans pursuant to Section 2.19(c), the Borrower shall on the date of such Euro Term Loan Repricing Event pay to the Administrative Agent, for the account of each Lender with such Initial Euro Term Loans that are subject to such Euro Term Loan Repricing Event or are required to be so assigned, a fee equal to 1.00% of the principal amount of the Initial Euro Term Loans subject to such Euro Term Loan Repricing Event or required to be so assigned; provided that any prepayment of any Initial Euro Term Loans made in connection with a Change in Control shall not require the payment of the 1.00% premium otherwise provided for in this Section 2.11(e).

(f)           Notwithstanding anything herein to the contrary, in the event that, on or prior to the six-month anniversary of the Closing Date, there occurs any Sterling Term Loan Repricing Event or in connection with an Sterling Term Loan Repricing Event constituting an amendment or conversion of Initial Sterling Term Loans, any Lender is required to assign its Initial Sterling Term Loans pursuant to Section 2.19(c), the Borrower shall on the date of such Sterling Term Loan Repricing Event pay to the Administrative Agent, for the account of each Lender with such Initial Sterling Term Loans that are subject to such Sterling Term Loan Repricing Event or are required to be so assigned, a fee equal to 1.00% of the principal amount of the Initial Sterling Term Loans subject to such Sterling Term Loan Repricing Event or required to be so assigned; provided that any prepayment of any Initial Sterling Term Loans made in connection with a Change in Control shall not require the payment of the 1.00% premium otherwise provided for in this Section 2.11(f).

SECTION 2.12.         Fees.

(a)           The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, such fees as shall have been separately agreed upon in writing, including in the Fee Letters, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein.

(b)           All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances.

SECTION 2.13.         Interest.

(a)           The Loans denominated in Dollars comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin. No Loans denominated in Euros or Sterling may be comprised of ABR Borrowings.

(b)           The Loans denominated in Dollars comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate, for the Interest Period in effect for such Borrowing plus the Applicable Margin. The Loans denominated in Euros comprising each Eurocurrency Borrowing shall bear interest at the EURIBOR Rate, for the Interest Period in effect for such Borrowing plus the Applicable Margin. The Loans denominated in Sterling comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d)           Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, and (ii) on the applicable Term Facility Maturity Date; provided, that (x) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (y) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (z) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the “prime rate” shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate or LIBO Rate or EURIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.         Alternate Rate of Interest.

(a)           If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate or EURIBOR Rate, as applicable, for such Interest Period; or

(ii)           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate or EURIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)           If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) or the Borrower notifies the Administrative Agent that (i) the circumstances set forth in Section 2.14(a)(i) have arisen and such circumstances are unlikely to be temporary, (ii) the circumstances set forth in Section 2.14(a)(i) have not arisen but the supervisor for the administrator of the LIBO Rate or EURIBOR Rate, as applicable, or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate or EURIBOR Rate, as applicable, shall no longer be used for determining interest rates for loans or (iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Adjusted LIBO Rate or EURIBOR Rate, as applicable, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate or EURIBOR Rate, as applicable, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans denominated in Dollars in the U.S., in Sterling or in Euros at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within three Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 2.14(b) (but, in the case of the circumstances described in clause (ii) or clause (iii) above, only to the extent the LIBO Rate or EURIBOR Rate, as applicable, for such Interest Period is not available or published at such time on a current basis), (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective shall be continued as, or converted into, an ABR Borrowing and (B) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15.         Increased Costs.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or EURIBOR Rate); or

(ii)           impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)           The foregoing provisions of this Section 2.15 shall not apply in the case of any Change in Law in respect of Taxes, which shall instead be governed by Section 2.17.

SECTION 2.16.         Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or EURIBOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in dollars of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17.         Taxes.

(a)           Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Each Loan Party shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower to permit such payments to be made without such withholding Tax or at a reduced rate; provided, that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect.

(f)           Each Lender shall deliver to the Borrower and the Administrative Agent on the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two original copies of whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W 8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the IRS Code, (x) a certificate to the effect that, for United States federal income tax purposes, such Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the IRS Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the IRS Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the IRS Code and that, accordingly, such Lender qualifies for such exemption and (y) duly completed copies of Internal Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto), (iv) duly completed copies of Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and additional Form W-8IMYs) as may be required or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made. In addition, in each of the foregoing circumstances, each Lender shall deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States of America or other taxing authorities for such purpose). In addition, each Lender that is a “United States person” (as defined in Section 770(a)(30) of the IRS Code) shall deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(g)           If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender, as applicable, in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.17(g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other person.

(h)           If a payment made by the Borrower hereunder or under any other Loan Document would be subject to United States federal withholding tax imposed pursuant to FATCA if any Lender fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRS Code, as applicable), such Lender shall use commercially reasonable efforts to deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by the Borrower or the Administrative Agent, any documentation reasonably requested by the Borrower or the Administrative Agent reasonably satisfactory to the Borrower or the Administrative Agent for the Borrower and the Administrative Agent to comply with their obligations under FATCA to determine the amount to withhold or deduct from such payment and to determine whether such Lender has complied with such applicable reporting and other requirements of FATCA, provided, that, notwithstanding any other provision of this subsection, no Lender shall be required to deliver any document pursuant to this subsection that such Lender is not legally able to deliver or, if in the reasonable judgment of such Lender, such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect, provided, further, that in the event a Lender does not comply with the requirements of this subsection 2.17(h) as a result of the application of the first proviso of this subsection 2.17(h), then such Lender shall be deemed for purposes of this Agreement to have failed to comply with the requirements under FATCA.

SECTION 2.18.         Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under the Loan Documents shall be made in Dollars (except that payments in respect of any Euro denominated Obligations shall be made in Euros). Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (based on the Dollar Equivalent on the date of such purchase); provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19.         Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(c)           If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans, and its Commitments hereunder to one or more Assignees reasonably acceptable to the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund); provided, that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within three Business Days after Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

SECTION 2.20.         Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either, (i) in the case of Loans denominated in Dollars, convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans, prepay such Loans or (ii) in the case of Loans denominated in Euros or Sterling, convert all Eurocurrency Borrowings of such Lender to an alternative interest rate mutually acceptable to the Borrower and the Lenders, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans, prepay such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.21.         Incremental Commitments.

(a)           The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments, in an amount not to exceed the Incremental Amount from one or more Incremental Term Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans in their own discretion; provided, that each Incremental Term Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) unless such Incremental Term Lender is a Lender, an Affiliate of a Lender or an Approved Fund; provided, further, that (i) Incremental Term Loans may be incurred without regard to the Incremental Amount solely to the extent that the Net Proceeds therefrom are used substantially concurrently with the incurrence of such Incremental Term Loans to prepay existing Term Loans in accordance with the first sentence of Section 2.11(b) (it being understood that such Incremental Term Loans shall not be deemed Excluded Indebtedness). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of, with respect to the Initial Euro Term Loans, €5.0 million and, with respect to the Initial Sterling Term Loans, £5.0 million and a minimum amount of, with respect to the Initial Euro Term Loans, €25.0 million and, with respect to the Initial Sterling Term Loans, £25.0 million or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (the “Increased Amount Date”), and (iii) whether such Incremental Term Loan Commitments are to be Initial Euro Term Loan Commitments, Initial Sterling Term Loan Commitments or commitments to make term loans with pricing and/or amortization terms different from the Initial Term Loans (“Other Term Loans”).

(b)           The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans (all such Incremental Term Loans to be made pursuant to any Incremental Assumption Agreement, a “Series”); provided, that (i) the Other Term Loans shall rank pari passu or junior in right of payment and of security with the Initial Euro Term Loans and Initial Sterling Term Loans and, except as to pricing, amortization and final maturity date, shall have (x) the same terms as the Initial Euro Term Loans and Initial Sterling Term Loans, as applicable, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Other Term Loans shall be no earlier than the Initial Euro Term Facility Date or Initial Sterling Term Facility Maturity Date, as applicable, and (iii) the weighted average life to maturity of any Other Term Loans shall be no shorter than the remaining weighted average life to maturity of the Initial Euro Term Loans and the Initial Sterling Term Loans, as applicable. Each of the parties hereto hereby agrees that upon the effectiveness of any Incremental Assumption Agreement this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)           Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, (x) the representations and warranties set forth in Article III shall be true and correct in all material respects as of such date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), immediately after giving effect to such Borrowing and no Event of Default or Default shall have occurred and be continuing or would result therefrom (other than any Incremental Term Loan under the Term Facility to be made during the Certain Funds Period) or (y) if the proceeds of such Incremental Term Loans are being used to fund a Limited Condition Acquisition, and the Lenders providing such Incremental Term Loans so agree, the availability thereof shall be subject to customary “SunGard” conditionality, it being understood that in any event, no Specified Event of Default shall have occurred and be continuing or result from such Borrowing and the use of proceeds thereof, and in each case the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Borrower, and (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under Article IV and such additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably require to assure that the Incremental Term Loans are secured by the Collateral ratably with (or, to the extent agreed by the applicable Incremental Term Lenders in the applicable Incremental Assumption Agreement, junior to) the existing Loans.

(d)           Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Initial Euro Term Loans or Initial Sterling Term Loans, when originally made, are included in each Borrowing of outstanding Initial Euro Term Loans or Initial Sterling Term Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

(e)           Notwithstanding anything to the contrary in this Agreement, this Section 2.21 shall not become operative until after the Closing Date.

ARTICLE III

Representations and Warranties

On the Effective Date, the Borrower represents and warrants to each of the Lenders that:

SECTION 3.01.         Organization; Powers. Except as set forth on Schedule 3.01, each of Holdings, the Borrower and each of the Material Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02.         Authorization. The execution, delivery and performance by Holdings, the Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings, the Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of Holdings, the Borrower or any such Subsidiary Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, other than the required consent under the Existing Credit Agreement , (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

SECTION 3.03.         Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04.         Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04.

SECTION 3.05.         Financial Statements.

(a)           [Reserved].

(b)           The audited consolidated balance sheets of each of Berry (or its predecessor) as at the end of 2018, 2017 and 2016 fiscal years, and the related audited consolidated statements of income, stockholders’ equity and cash flows for such fiscal years, reported on by and accompanied by a report from Ernst & Young LLP, respectively, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of Berry as at such date and the consolidated results of operations, shareholders’ equity and cash flows of Berry for the years then ended.

SECTION 3.06.         No Material Adverse Effect. Since September 29, 2018, there has been no event, development or circumstance that has or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07.         Title to Properties; Possession Under Leases.

(a)           Each of Holdings, the Borrower and the Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b)           Each of the Borrower and the Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b), each of the Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)           As of the Effective Date, none of the Borrower or the Subsidiaries has received any notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Effective Date.

(d)           None of the Borrower or the Subsidiaries is obligated on the Effective Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05.

SECTION 3.08.         Subsidiaries.

(a)           Schedule 3.08(a) sets forth as of the Effective Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

(b)           As of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options or stock appreciation rights granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings, the Borrower or any of the Subsidiaries, except rights of employees to purchase Equity Interests of Holdings in connection with the Transactions or as set forth on Schedule 3.08(b).

SECTION 3.09.         Litigation; Compliance with Laws.

(a)           There are no actions, suits or proceedings at law or in equity or, to the knowledge of the Borrower, investigations by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings or the Borrower or any of the Subsidiaries or any business, property or rights of any such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)           None of Holdings, the Borrower, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10.         Federal Reserve Regulations.

(a)           None of Holdings, the Borrower or the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)           No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.11.         Investment Company Act. None of Holdings, the Borrower and the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12.         Use of Proceeds. The Borrower will use the proceeds of the Term Loans made during the Certain Funds Period to fund the Transactions.

SECTION 3.13.         Tax Returns. Except as set forth on Schedule 3.13:

(a)           Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of Holdings, the Borrower and the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and (ii) taken as a whole, and each such Tax return is true and correct;

(b)           Each of Holdings, the Borrower and the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the Effective Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)           Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Effective Date, with respect to each of Holdings, the Borrower and the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 3.14.         No Material Misstatements.

(a)           All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made. Notwithstanding anything herein or in any other Loan Documents to the contrary, any and all information in respect of or in connection with the Transactions received at any time and from time to time prior to or during the Certain Funds Period shall be deemed to constitute Information.

(b)           The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and as of the Effective Date, and (ii) as of the Effective Date, have not been modified in any material respect by the Borrower.

(c)           As of the Effective Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

SECTION 3.15.         Employee Benefit Plans.

(a)           Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRS Code; (ii) no Reportable Event has occurred during the past five years as to which the Borrower, Holdings, any of their Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no Plan has any Unfunded Pension Liability in excess of $50.0 million; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) none of the Borrower, Holdings, the Subsidiaries and the ERISA Affiliates (A) has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated or (B) has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

(b)           Each of Holdings, the Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.16.         Environmental Matters. Except as set forth in Schedule 3.16 and except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (iii) to the Borrower’s knowledge, no Hazardous Material is located at, on or under any property currently owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower or any of its Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws, and (iv) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

SECTION 3.17.         Security Documents.

(a)           The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement), and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (except Permitted Liens).

(b)           When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in all domestic Intellectual Property, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the Closing Date) (except Permitted Liens).

(c)           Each Foreign Pledge Agreement, if any, shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the fullest extent permissible under applicable law. In the case of the Pledged Collateral described in a Foreign Pledge Agreement, when certificates representing such Pledged Collateral (if any) are delivered to the Collateral Agent (or its bailee pursuant to the Senior Fixed Collateral Intercreditor Agreement or the Senior Lender Intercreditor Agreement), the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other person.

(d)           The Mortgages (if any) executed and delivered on or before the Closing Date are, and the Mortgages to be executed and delivered after the Closing Date pursuant to Section 5.10 shall be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a valid Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of a person pursuant to Permitted Liens.

(e)           Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, other than to the extent set forth in the applicable Foreign Pledge Agreements, neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

SECTION 3.18.         Location of Real Property and Leased Premises.

(a)           The Perfection Certificate lists completely and correctly, in all material respects, as of the Effective Date all material Real Property owned by Holdings, the Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Effective Date, Holdings, the Borrower and the Subsidiary Loan Parties own in fee all the Real Property set forth as being owned by them on the Perfection Certificate.

(b)           The Perfection Certificate lists completely and correctly in all material respects, as of the Effective Date, all material real property leased by Holdings, the Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Effective Date, Holdings, the Borrower and the Subsidiary Loan Parties have in all material respects valid leases in all the real property set forth as being leased by them on the Perfection Certificate.

SECTION 3.19.         Solvency.

(a)           Immediately after giving effect to the Transactions on the Effective Date, (i) the fair value of the assets of the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date.

(b)           On the Effective Date, neither Holdings nor the Borrower intends to, and neither Holdings nor the Borrower believes that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

SECTION 3.20.         Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against Holdings, the Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from Holdings, the Borrower or any of the Subsidiaries or for which any claim may be made against Holdings, the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of the Subsidiaries (or any predecessor) is bound.

SECTION 3.21.         Insurance. Schedule 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or the Subsidiaries as of the Effective Date. As of such date, such insurance is in full force and effect.

SECTION 3.22.         No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.23.         Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect and as set forth in Schedule 3.23, (a) the Borrower and each of its Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person, (b) to the best knowledge of the Borrower, no intellectual property right, proprietary right, product, process, method, substance, part, or other material now employed, sold or offered by or contemplated to be employed, sold or offered by the Borrower or its Subsidiaries infringes upon any rights held by any other person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened.

SECTION 3.24.         [Reserved].

SECTION 3.25.         Sanctioned Persons; Anti-Money Laundering; Etc.

(a)           The operations of the Borrower, the Loan Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

(b)           None of the Borrower, the Loan Parties or any of their respective subsidiaries or to the knowledge of the Borrower or the Loan Parties, any director, officer, agent, employee or affiliate of the Borrower or any of its subsidiaries (i) is 50% or more owned by or is acting on behalf of, an individual or individuals or entity or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity making any Loans, whether as Lender, advisor, investor or otherwise). Neither the Borrower, the Loan Parties nor any of their respective subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years in violation of law, nor does the Borrower, the Loan Parties nor any of their respective subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries in violation of law.

(c)           None of the Borrower, the Loan Parties or any of their respective subsidiaries nor, to the knowledge of the Borrower or the Loan Parties, any director, officer, agent, employee or Affiliate of the Borrower, the Loan Parties or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Borrower, the Loan Parties and their respective subsidiaries and, to the knowledge of the Borrower and the Loan Parties, their controlled Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(d)           Holdings, the Borrower and the Subsidiaries are in compliance, in all material respects, with the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”).

SECTION 3.26.         Acquisition Documents.

(a)           In the case of an Offer, the Offer Documents contain all material terms of the Offer (taken as a whole) as at the date on which they were published.

(b)           In the case of a Scheme, the Scheme Documents contain all the material terms of the Scheme (taken as a whole) as at the date on which they were published.

ARTICLE IV

Conditions Precedent

SECTION 4.01.         Conditions to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to prior or concurrent satisfaction of each of the following conditions:

(i)            The Administrative Agent (or its counsel) shall have received from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party, or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii)           The Administrative Agent shall have received, on behalf of itself and the Lenders on the Effective Date, a favorable written opinion of (A) Bryan Cave Leighton Paisner LLP, special counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, (B) Jason Greene, in-house counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and (C) Godfrey & Kahn, S.C., Wisconsin counsel for certain of the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, in each case (x) dated the Effective Date, (y) addressed to the Administrative Agent and the Lenders and (z) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request;

(iii)          The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (A), (B) and (C) below:

(A)         (1) only if such document or item shall have changed since May 29, 2018, in respect of the Borrower and any Loan Party that was a direct or indirect Subsidiary of the Borrower prior to such date, or September 24, 2018, in respect of any Loan Party that became a Loan Party after such date, a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each such Loan Party, certified as of a recent date by (x) with respect to any Loan Party that is a corporation or other registered entity, the Secretary of State (or other similar official) of the jurisdiction of its organization, and (y) with respect to any Loan Party that is not a registered entity, the Secretary of Assistant Secretary of each such Loan Party, and (2) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each Loan Party as of a recent date from the Secretary of State (or other similar official);

(B)         a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Effective Date and certifying:

(1)         (x) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Effective Date and at all times since the date of the resolutions described in clause (2) below, or (y) that the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party, as in effect on the Effective Date, have not been modified, rescinded or amended since May 29, 2018, in respect of the Borrower and any Loan Party that was a direct or indirect Subsidiary of the Borrower prior to such date, or September 24, 2018, in respect of any Loan Party that became a Loan Party after such date,

(2)         that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,

(3)         that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the resolutions described in clause (2) above,

(4)         as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(5)         as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party; and

(C)         a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (B) above;

(iv)          The Lenders shall have received an unaudited consolidated balance sheet of the Borrower and related statements of operations, cash flow and owners’ equity for each fiscal quarter ended after September 29, 2018 (so long as such fiscal quarters have ended at least 45 days prior to the Effective Date). The Borrower’s filing of quarterly reports on Form 10-Q will satisfy the requirement under this paragraph;

(v)           The Lenders shall have received a solvency certificate substantially in the form of Exhibit B and signed by the Chief Financial Officer of the Borrower confirming the solvency of the Borrower (individually ) and Holdings, the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Effective Date;

(vi)          Each of (i) the Collateral Agreement, (ii) the Term Loan Joinder to Senior Lender Intercreditor Agreement, (iii) Term Loan Joinder to Second Priority Intercreditor Agreement, (iv) the Term Loan Joinder to Senior Fixed Collateral Intercreditor Agreement, (v) the First Lien Bridge Joinder to Senior Lender Intercreditor Agreement, (vi) the First Lien Bridge Joinder to Second Priority Intercreditor Agreement, (vii) the First Lien Bridge Joinder to Senior Fixed Collateral Intercreditor Agreement and (viii) the Second Lien Bridge Joinder to Second Priority Intercreditor Agreement shall have been executed and delivered by the respective parties thereto and shall have become effective, and the Administrative Agent shall have received evidence satisfactory to it of such execution and delivery and effectiveness;

(vii)         The First Lien Bridge Credit Agreement and the Second Lien Bridge Credit Agreement shall have been fully executed and delivered;

(viii)        Each Certain Funds Representation shall, except to the extent it relates to a particular date, be true and correct in all material respects on and as of the Effective Date as if made on and as of such date; provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects; it being understood that the truth and accuracy of any other representation or warranty of the Loan Parties under the Loan Documents made on the Closing Date shall not constitute a condition precedent under this Section 4.01;

(ix)          Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the condition specified in Sections 4.01(viii) has been satisfied;

(x)           The Administrative Agent shall have received all information requested by the Lenders in writing at least ten Business Days prior to the Effective Date, to the extent necessary to enable such Lender to identify the Loan Parties to the extent required for compliance with the PATRIOT Act or other “know your customer” rules and regulations (which requested information shall have been received at least three (3) Business Days prior to the Effective Date);

(xi)           To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, no later than three Business Days in advance of the Effective Date, the Administrative Agent shall have received a Beneficial Ownership Certification in relation to the Borrower to the extent reasonably requested by it at least 10 Business Days in advance of the Effective Date;

(xii)          The Administrative Agent shall have received a copy, in substantially final form and in form and substance reasonably satisfactory to Administrative Agent, of the Rule 2.7 Announcement; and

(xiii)         Each of the Borrower and Holdings shall have executed and delivered the Fee Letters and the Engagement Letter and each such letter shall be in full force and effect.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02.         Conditions Precedent to Closing Date of this Agreement. Notwithstanding anything herein (including in Section 4.01(a)) or in any other Loan Document to the contrary but subject to Section 4.03, during the Certain Funds Period the obligation of each Lender to honor any request for a Certain Funds Credit Extension is subject to solely the following conditions precedent:

(i)            The Effective Date shall have occurred;

(ii)           The Administrative Agent’s receipt of a Borrowing Request in accordance with the requirements hereof;

(iii)          In the case of a Scheme:

(A)         the Scheme Effective Date shall have occurred;

(B)          the Acquisition shall have been, or substantially concurrently with the occurrence of the Closing Date shall be, consummated in all material respects in accordance with the terms of the Scheme Documents (including the Scheme Circular), after giving effect to any modifications, amendments, consents or waivers thereof or thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Lenders that are effected without the prior written consent of the Joint Lead Arrangers, provided that no consent of the Joint Lead Arrangers shall be required (a) if any such modification, amendment, consent or waiver shall have been required by any applicable Law (including, without limitation, the Companies Act of 2006 or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court) and/or (b) to any waiver of a condition to the Scheme where such waiver does not relate to a condition which the Acquisition SPV reasonably considers that it would be entitled to in accordance with Rule 13.5(a) of the Code, to invoke so as to cause the Scheme not to proceed, to lapse, or to be withdrawn;

(C)         receipt by the Administrative Agent of a copy certified by the Borrower of:

(1)       the Court Orders; and

(2)       each of (i) the Scheme Documents and (ii) documents reflecting amendments or waivers thereof and thereto as are permitted by the terms of this Agreement;

(iv)         In the case of an Offer:

(A)        the Offer Effective Date has occurred;

(B)         receipt by the Administrative Agent of a copy certified by the Borrower of each of (i) the Offer Documents and (ii) documents otherwise reflecting amendments or waivers thereof and thereto as are permitted by the terms of this Agreement;

(C)         the acquisition of no less than 75% of the Target Shares shall have been, or substantially concurrently with the occurrence of the Closing Date shall be, consummated in all material respects in accordance with the terms of the Offer Documents (including the Rule 2.7 Announcement), after giving effect to any modifications, amendments, consents or waivers thereof or thereto, other than those modifications, amendments, consents or waivers that are materially adverse to the interests of the Lenders that are effected without the prior written consent of the Joint Lead Arrangers, provided that no consent of the Joint Lead Arrangers shall be required (a) if any such modification, amendment, consent or waiver shall have been required by any applicable Law (including, without limitation, the Companies Act of 2006 or the Takeover Rules), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court) and/or (b) to any waiver of a condition to the Offer where such waiver does not relate to a condition which the Acquisition SPV reasonably considers that it would be entitled to in accordance with Rule 13.5(a) of the Code, to invoke so as to cause the Offer not to proceed, to lapse, or to be withdrawn; and

(D)         receipt by the Administrative Agent of the Offer Closing Certificate, duly signed for and on behalf of the Borrower.

(v)           Each Certain Funds Representation shall, except to the extent it relates to a particular date, be true and correct in all material respects on and as of the Closing Date as if made on and as of such date; provided that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they shall be true and correct in all respects; it being understood that the truth and accuracy of any other representation or warranty of the Loan Parties under the Loan Documents made on the Closing Date shall not constitute a condition precedent under this Section 4.02.

(vi)          As of the Closing Date, no Certain Funds Default has occurred and is continuing or would result from the consummation of the requested Certain Funds Credit Extension or from the application of the proceeds therefrom.

(vii)         The Administrative Agent shall have received evidence that all fees required to be paid on or prior to the Closing Date pursuant to the Fee Letters have been or shall be paid on or prior to such date.

(viii)        Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(iii), (iv), (v) and (vi) have been satisfied.

(ix)           In relation to any Borrowing of the Backstop Facilities, the Closing Date shall have occurred (or occur simultaneously with the use of proceeds of such Borrowing) and the Backstop Facilities shall not have been terminated.

The provisions of this Section 4.02 are for the benefit of the Lenders only and, notwithstanding anything herein to the contrary, the Loan Parties and the Lenders may amend, waive or otherwise modify this Section 4.02 or the defined terms used solely for purposes of this Section 4.02 or waive any Default resulting from a breach of this Section 4.02 without the consent of any other Lender.

The making of Certain Funds Credit Extensions by the Lenders shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and each Lender that each of the conditions precedent set forth in this Section 4.02 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

SECTION 4.03.    Certain Funds. Notwithstanding (x) anything to the contrary in this Agreement or any other Loan Document or (y) that any condition set forth in Section 4.01 or Section 4.02 may subsequently be determined not to have been satisfied, during the Certain Funds Period (unless (i) a Certain Funds Default has occurred and is continuing or, in respect of clause (a) below, would result therefrom or (ii) in respect of clause (a) below, the conditions set forth in Section 4.02, as applicable, are not satisfied or (iii) it becomes illegal for any Lender to maintain its Commitment; provided that such Lender has used commercially reasonable efforts to maintain its Commitment through an Affiliate of such Lender not subject to a legal restriction and that the occurrence of such event in relation to one Lender shall not enable any other Lender to cancel its Commitment), each Lender shall comply with its obligations to fund Initial Euro Term Loans, Initial Sterling Term Loans, Backstop Term Z Loans, Backstop Term R Loans, Backstop Term S Loans or Backstop Term T Loans under this Agreement and no Lender shall:

(a)          refuse to participate in or make available its participation in any Certain Funds Credit Extension;

(b)          cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension;

(c)          rescind, terminate or cancel this Agreement or any of its Commitments or exercise any similar right or remedy or make or enforce any claim under the Loan Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension;

(d)          exercise any right, power or discretion to terminate or cancel the obligation to make available any Certain Funds Credit Extension;

(e)          exercise any right of set-off or counterclaim in respect of any Certain Funds Credit Extension (other than set-off in respect of fees as agreed in the applicable funds flow document); or

(f)           take any steps to seek any repayment or prepayment of any Loan made hereunder in any way to the extent to do so would prevent or limit the making of a Certain Funds Credit Extension;

in each case, (i) unless a Certain Funds Default has occurred and is continuing on the date, or would result from the making, of such Certain Funds Credit Extension or (ii) except to the extent it is illegal for such Lender to make such Certain Funds Credit Extension, provided that (x) such Lender has used commercially reasonable efforts to make the Certain Funds Credit Extension through an Affiliate of such Lender not subject to the respective legal restriction and (y) the occurrence of such event with respect to one Lender shall not relieve any other Lender of its obligation hereunder. Upon the expiration of the Certain Funds Period, all rights, remedies and entitlements in clauses (a) through (f) above shall, subject to and in accordance with the applicable provisions of the Loan Documents, be available even though they have not been exercised or available during the Certain Funds Period.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification obligations for which no claim has been made) and until the Commitments have been terminated and the Obligations (including principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document) shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Material Subsidiaries to:

SECTION 5.01.     Existence; Businesses and Properties.

(a)       Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided, that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries.

(b)       Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

SECTION 5.02.     Insurance.

(a)          Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies.

(b)          With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(c)          In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)       none of the Administrative Agent, the Lenders, and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Borrower, on behalf of itself and behalf of each of its subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, and their agents and employees; and

(ii)       the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrower and the Subsidiaries or the protection of their properties.

SECTION 5.03.     Taxes. Pay and discharge promptly when due all material Taxes, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

SECTION 5.04.     Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)          within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K) after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrower or any Material Subsidiary as a going concern) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of annual reports on Form 10-K of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b)          within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ending June 30, 2007, for each of the first three fiscal quarters of each fiscal year, (i) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, and (ii) management’s discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c)          (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended if the Borrower shall have used the Cumulative Credit for any purpose during such fiscal period, (iii) certifying a list of names of all Immaterial Subsidiaries for the following fiscal quarter, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate (together with all Unrestricted Subsidiaries) do not exceed the limitation set forth in clause (b) of the definition of the term Immaterial Subsidiary, and (iv) certifying a list of names of all Unrestricted Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary, and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by its policies of its national office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(d)          promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower;

(e)          within 90 days after the beginning of each fiscal year, a reasonably detailed consolidated quarterly budget for such fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f)           upon the reasonable request of the Administrative Agent, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (f) or Section 5.10(g);

(g)          promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(h)          in the event that (i) in respect of the Existing Second Lien Notes, and any Refinancing Indebtedness with respect thereto, the rules and regulations of the SEC permit the Borrower, Holdings or any Parent Entity to report at Holdings’ or such Parent Entity’s level on a consolidated basis and (ii) Holdings or such Parent Entity, as the case may be, is not engaged in any business or activity, and does not own any assets or have other liabilities, other than those incidental to its ownership directly or indirectly of the capital stock of the Borrower and the incurrence of Indebtedness for borrowed money (and, without limitation on the foregoing, does not have any subsidiaries other than the Borrower and the Borrower’s Subsidiaries and any direct or indirect parent companies of the Borrower that are not engaged in any other business or activity and do not hold any other assets or have any liabilities except as indicated above) such consolidated reporting at such Parent Entity’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 5.04 for the Borrower will satisfy the requirements of such paragraphs;

(i)           promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor, a plan administrator or any governmental agency, or provided to any Multiemployer Plan by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate, concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request; and

(j)            promptly upon Holdings, Borrower or Subsidiaries becoming aware of any fact or condition which would reasonably be expected to result in an ERISA Event, Borrower shall deliver to Administrative Agent a summary of such facts and circumstances and any action it or Holdings or Subsidiaries intend to take regarding such facts or conditions.

SECTION 5.05.    Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:

(a)           any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)           the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)           any other development specific to Holdings, the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d)           the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.06.     Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07.     Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08.     Use of Proceeds. (a) Use the proceeds of the Initial Euro Term Loans and the Initial Sterling Term Loans, together with other cash, to consummate the Transactions (excluding the Backstop Term Loan Refinancing), to refinance certain indebtedness of the Target Group, and to pay certain fees and expenses incurred in connection with the Transactions, provided that (if the offer price is increased above the price specified in the Rule 2.7 Announcement) the proceeds of such Initial Term Loans (together with the First Lien Bridge Facility (or any New First Lien Notes issued in lieu thereof) and the Second Lien Bridge Facility (or any New Second Lien Notes issued in lieu thereof) (in this Section 5.08, the “Acquisition Facilities”)) may only be used (on a pro rata basis as between the Acquisition Facilities) to purchase Target Shares in an amount (from time to time) which does not exceed the aggregate amount of the Acquisition Facilities multiplied by Z (where “Z” is the percentage ownership (expressed as a decimal number) by the Acquisition SPV of the Target after giving pro forma effect to such use of proceeds), and (b) use of the proceeds of the Backstop Facilities, together with other cash, to consummate the Backstop Term Loan Refinancing.

SECTION 5.08A. Proceeds Not Yet Applied in Accordance with Section 5.08. Any proceeds of the Initial Euro Term Loans and the Initial Sterling Term Loans which are not applied for the purposes specified in Section 5.08 promptly after the Borrowing of such Loans must (until such time as such proceeds are to be applied promptly in accordance with the purposes specified in Section 5.08) be held in an arrangement which is satisfactory to the financial advisors to the Acquisition.

SECTION 5.09.     Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10.     Further Assurances; Additional Security.

(a)       Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)       If any asset (including any Real Property (other than Real Property covered by paragraph (c) below) or improvements thereto or any interest therein) that has an individual fair market value in an amount greater than $5.0 million is acquired by the Borrower or any other Loan Party after the Effective Date or owned by an entity at the time it becomes a Subsidiary Loan Party (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to Section 5.10(g) or the Security Documents) (i) notify the Collateral Agent thereof, (ii) if such asset is comprised of Real Property with a value of over $10.0 million at the time of acquisition, deliver to Collateral Agent an updated Schedule 1.01(c) reflecting the addition of such asset, and (iii) cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (g) below.

(c)       Within 5 Business Days notify the Collateral Agent of the acquisition of and, within 90 days (or such longer period as the Administrative Agent shall agree) after any such acquisition, grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests and mortgages in such Real Property of the Borrower or any such Subsidiary Loan Parties as are not covered by the original Mortgages, to the extent acquired after the Effective Date and having a value at the time of acquisition in excess of $10.0 million pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Effective Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith a title insurance policy, and a survey.

(d)       If any additional direct or indirect Subsidiary of the Borrower is formed or acquired after the Effective Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Subsidiary Loan Party, within five Business Days after the date such Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 60 days after the date such Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.

(e)       If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Effective Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary, within five Business Days after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent and the Lenders thereof and, within 90 days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to paragraph (g) below.

(f)       (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure or (C) in any Loan Party’s jurisdiction of organization; provided, that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(g)       The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any Real Property held by the Borrower or any of its Subsidiaries as a lessee under a lease, (ii) any vehicle, (iii) cash, deposit accounts and securities accounts, (iv) any Equity Interests acquired after the Effective Date (other than Equity Interests in the Borrower or, in the case of any person which is a Subsidiary, Equity Interests in such person issued or acquired after such person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as (A) such Equity Interests constitute less than 100% of all applicable Equity Interests of such person and the person holding the remainder of such Equity Interests are not Affiliates, (B) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (C) with respect to such contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary, (v) any assets acquired after the Effective Date, to the extent that, and for so long as, taking such actions would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) that is secured by a Permitted Lien) or (vi) those assets as to which the Collateral Agent shall reasonably determine that the costs of obtaining or perfecting such a security interest are excessive in relation to the value of the security to be afforded thereby; provided, that, upon the reasonable request of the Collateral Agent, the Borrower shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (iv) and (v) above.

SECTION 5.11.     Certain Funds Covenants.

(a)       Holdings shall comply in all material respects with applicable laws and regulations relevant to the Scheme or the Offer, as applicable, including the Takeover Code and the Companies Act of 2006 (subject to any applicable waivers or dispensations granted by the Takeover Panel).

(b)       Unless the Takeover Panel agrees otherwise, if Acquisition SPV proceeds with the Acquisition the Borrower shall dispatch (or cause the dispatch of) the Offering Circular or Scheme Circular, as applicable, within 28 days of the date of issue of the Rule 2.7 Announcement (or on such later date as the Takeover Panel may permit).

(c)       Holdings shall ensure that the published version of the Rule 2.7 Announcement is consistent in all material respects with the copy delivered to the Administrative Agent pursuant to Section 4.01(x). Holdings shall ensure that the terms of the Scheme Circular or as the case may be the Offering Circular are not inconsistent with, or contrary to, the terms of the Rule 2.7 Announcement in any respect materially adverse to the interests of the Lenders, unless the Joint Lead Arrangers have consented to the applicable change (such consent not to be unreasonably withheld, delayed or conditioned) or unless the applicable change is required by any applicable Law (including, without limitation, the Companies Act of 2006 or the Takeover Code), the Takeover Panel, any applicable stock exchange, any applicable government or other regulatory authority, or a court of competent jurisdiction (including, without limitation, the Court). Holdings will not amend or waive any material term of any Offer Document or, as the case may be, Scheme Document in a manner or to an extent that would be materially prejudicial to the interests of the Lenders under the Loan Documents, other than any amendment or waiver (i) made with the consent of Administrative Agent; (ii) required by the Takeover Panel, the Court, the Takeover Code or any other applicable law, regulation court or regulatory body; or (iii) where such waiver does not relate to a condition which the Acquisition SPV reasonably considers that it would be entitled, in accordance with Rule 13.5(a) of the Code, to invoke so as to cause the Acquisition not to proceed, to lapse, or to be withdrawn..

(d)       Other than as required by the Takeover Panel, the Takeover Code, the London Stock Exchange, Financial Conduct Authority or any other applicable law, regulation, court or regulatory body and to the extent practicable, Holdings and its subsidiaries shall not make any press release or other public statement in respect of the Acquisition (other than in the Rule 2.7 Announcement, the Scheme Circular or any Offer Document), without first obtaining the prior approval of Administrative Agent (such approval not to be unreasonably withheld or delayed).

(e)       Holdings, upon the reasonable request of the Joint Lead Arrangers, deliver to the Administrative Agent (for further delivery to the Lenders) and the Joint Lead Arrangers updates as to the status and progress in respect of the Acquisition, including, if applicable details of the level of acceptances of the Offer, and will notify the Joint Lead Arrangers promptly following any Responsible Officer of the Borrower becoming aware of any reasonably likely failure to fully satisfy any condition of the Scheme or the Offer, as applicable, that would allow Acquisition SPV to not proceed with the Scheme or the Offer or the Scheme, as applicable, in each case, to the extent it is able to do so in compliance with applicable law (including, without limitation, the Companies Act of 2006 or the Takeover Code). Holdings and its subsidiaries shall, to the extent that they are able to do so in compliance with applicable law and confidentiality or other obligations to which they are subject, promptly supply to Administrative Agent (i) copies of all documents, certificates, notices or announcements received or issued by Holdings or any of its subsidiaries (or on their behalf) in relation to a Scheme or an Offer (as the case may be) to the extent material to the interests of the Lenders and (ii) any other information regarding the progress of an Offer or a Scheme (as the case may be), in each case as Administrative Agent may reasonably request.

(f)        Holdings shall pay (or cause payment of) all amounts payable under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by Holdings or any of its subsidiaries and where adequate reserves are set aside for any such payment) with the time periods required by applicable law.

(g)       Holdings shall not and shall procure that none of its subsidiaries, without the prior written consent of the Administrative Agent, finance the purchase of any Target Shares (whether pursuant to the Offer, or the Scheme, or otherwise) with any amounts other than (i) the proceeds of the Initial Euro Term Loans, the Initial Sterling Term Loans, the First Lien Bridge Facility (or any New First Lien Notes issued in lieu thereof) and the Second Lien Bridge Facility (or any New Second Lien Notes issued in lieu thereof) in each case with accordance with Section 5.08 of this Agreement and (ii) cash on balance sheet (for the avoidance of doubt, not generated from any debt financing or any issuance of equity, other than common equity with no debt-like features). Holdings and its subsidiaries shall not acquire any Target Shares in the market (outside of the Offer or Scheme) at a price higher than the price per Target Share paid or to be paid pursuant to the Offer or Scheme (as applicable).

(h)       Where the Acquisition is to be undertaken by way of a Scheme but then changes to an Offer (or vice versa), Holdings shall promptly notify the Administrative Agent of such change. Following any change in the way in which the Acquisition is to be undertaken, as notified by Holdings under this clause (h), each reference to “Acquisition Documents” in this Agreement shall be construed accordingly.

(i)        Where the Acquisition is to be undertaken by way of an Offer, Holdings shall not declare the Offer unconditional as to acceptances until the Minimum Acceptance Condition has been achieved.

(j)        Holdings and its subsidiaries shall not take any action which would require Holdings or any of its Subsidiaries to make a mandatory offer for the Target Shares in accordance with Rule 9 of the Takeover Code.

The provisions of this Section 5.11 are for the benefit of the Lenders only and, notwithstanding anything herein to the contrary, the Required Lenders under the Term Facility may amend, waive or otherwise modify this Section 5.11 or the defined terms used solely for purposes of this Section 5.11 or waive any Default resulting from a breach of this Section 5.11 without the consent of any Lenders other than such Required Lenders.

SECTION 5.12.     Conditions Subsequent. Holdings undertakes that:

(a)        if the Squeeze-Out Date occurs, it shall promptly commence the Squeeze-Out in respect of those Target Shares that have not been assented to the Offer and shall ensure that within four weeks thereafter notices in the prescribed form are given to the holders of such Target Shares that Holdings desires to acquire such Target Shares in accordance with the Squeeze-Out;

(b)       it shall procure as soon as possible, and in any event within three (3) months of the Closing Date where the Acquisition proceeds by means of a Scheme or within four (4) months of the Closing Date where the Acquisition proceeds by means of an Offer, that the Target shall be re-registered as a private company pursuant to Section 97 of the Companies Act of 2006; and

(c)       shall use its best efforts to procure that, by no later than the expiry of the Certain Funds Period, the Memorandum and Articles of Association of the Target shall be amended so that Holdings shall have the right to acquire any Target Shares which are required to be issued by the Target pursuant to any rights of any person under any option scheme and evidence shall be provided to the Administrative Agent of such amendment.

SECTION 5.13.     Collateral and Guarantee Requirement. The Borrower shall satisfy the elements of the Collateral and Guarantee Requirement required to be satisfied on the Effective Date (other than in the case of any security interest in the intended Collateral or any deliverable related to the perfection of security interests in the intended Collateral (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of stock certificates and the security agreement giving rise to the security interest therein) that is not provided on the Effective Date after the Borrower’s use of commercially reasonable efforts to do so, which such security interest or deliverable shall be delivered within the time periods specified with respect thereto in Schedule 5.13, and the Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification obligations for which no claim has been made) and until the Commitments have been terminated and the Obligations (including principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document) have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of the Material Subsidiaries to:

SECTION 6.01.     Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)       Indebtedness existing on the Effective Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary);

(b)       Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c)       Indebtedness pursuant to Swap Agreements;

(d)       Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided, that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e)       Indebtedness of the Borrower to Holdings or any Subsidiary and of any Subsidiary to Holdings, the Borrower or any other Subsidiary; provided, that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties shall be subject to Section 6.04(b) and (ii) Indebtedness of the Borrower to Holdings or any Subsidiary and Indebtedness of any other Loan Party to Holdings or any Subsidiary that is not a Subsidiary Loan Party (the “Subordinated Intercompany Debt”) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f)        Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the Borrower of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h)       (i) Indebtedness of a Subsidiary acquired after the Effective Date or an entity merged into or consolidated with the Borrower or any Subsidiary after the Effective Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) if immediately after giving effect to such acquisition, merger or consolidation, the assumption and incurrence of any Indebtedness and any related transactions, the Total Net First Lien Leverage Ratio of the Borrower on a Pro Forma Basis would be greater than 4.00 to 1.00, then the amount of Indebtedness incurred pursuant to this paragraph (h) shall not exceed the greater of $140 million and 4.00% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(i)        Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof; provided, that, if immediately after giving effect to such transaction, the Total Net First Lien Leverage Ratio of the Borrower on a Pro Forma Basis would be greater than 4.00 to 1.00, then the amount of Indebtedness incurred pursuant to this paragraph (i), when combined with the Remaining Present Value of outstanding leases permitted under Section 6.03, shall not exceed the greater of $150 million and 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(j)        Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03 and any Permitted Refinancing Indebtedness in respect thereof;

(k)       other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $175 million and 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(l)        Indebtedness of the Borrower or any Subsidiary pursuant to (i) the Existing Second Lien Notes in an aggregate principal amount that is not in excess of $2,100,000,000, (ii) the extensions of credit under the Revolving Credit Agreement, (iii) the Existing Credit Agreement, and (iv) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(m)      Guarantees (i) by the Borrower and the Subsidiary Loan Parties of the Indebtedness described in paragraph (1) of this Section 6.01 and so long as any Liens securing the Guarantee of the Existing Second Lien Notes and/or Obligations (as defined therein) under the Second Lien Bridge Credit Agreement or any Permitted Refinancing Indebtedness in respect thereof are subject to the Second Priority Intercreditor Agreement, (ii) by the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party expressly permitted to be incurred under this Agreement, (iii) by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of Holdings or any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iv) by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary, and (v) by the Borrower of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(s) to the extent such Guarantees are permitted by 6.04 (other than Section 6.04(v));

(n)       Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Transactions and any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o)       Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p)       Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q)       Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r)       (i) other Indebtedness incurred by the Borrower or any Subsidiary Loan Party; provided that (A) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom (or, if the proceeds of such Indebtedness are being used to fund a Limited Condition Acquisition, at the time of the incurrence of such Indebtedness and after giving effect thereto, no Specified Event of Default shall have occurred and be continuing or would result therefrom), (B) the Borrower and its Subsidiaries shall be in Pro Forma Compliance after giving effect to the issuance incurrence or assumption of such Indebtedness and (C) in the case of any such Indebtedness that is secured, immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Total Net First Lien Leverage Ratio on a Pro Forma Basis shall not be greater than 4.00 to 1.00 and (ii) Permitted Refinancing Indebtedness in respect thereof;

(s)       Indebtedness of Foreign Subsidiaries; provided that the aggregate amount of Indebtedness incurred under this clause (s), when aggregated with all other Indebtedness incurred and outstanding pursuant to this clause (s), shall not exceed the greater of $100 million and 10% of the consolidated assets of the Foreign Subsidiaries at the time of such incurrence;

(t)        unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(u)       Indebtedness representing deferred compensation to employees of the Borrower or any Subsidiary incurred in the ordinary course of business;

(v)       Indebtedness in connection with Permitted Receivables Financings; provided that the proceeds thereof are applied in accordance with Section 2.11(b);

(w)       Indebtedness of the Foreign Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or one or more of the Lenders and (in each case) established for such Foreign Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”), which Indebtedness may be secured as, but only to the extent, provided in Section 6.02(b) and in the Security Documents;

(x)       Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess, at any one time outstanding, of the greater of $175 million or 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(y)       Indebtedness consisting of promissory notes issued by the Borrower or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity permitted by Section 6.06;

(z)       Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Business Acquisitions or any other Investment expressly permitted hereunder;

(aa)     Indebtedness incurred pursuant to the First Lien Bridge Credit Agreement as in effect on the Effective Date in an aggregate principal amount not to exceed €1,500,000,000 and £300,000,000 and the New First Lien Notes;

(bb)    Indebtedness incurred pursuant to the Second Lien Bridge Credit Agreement as in effect on the Effective Date in an aggregate principal amount not to exceed $1,275,000,000 and the New First Lien Notes; and

(cc)     all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (bb) above.

SECTION 6.02.     Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including the Borrower and any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a)       Liens on property or assets of the Borrower and the Subsidiaries existing on the Effective Date and set forth on Schedule 6.02(a) or, to the extent not listed in such Schedule, where such property or assets have a fair market value that does not exceed $10.0 million in the aggregate, and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b)       any Lien created under the Loan Documents (including, without limitation, Liens created under the Security Documents securing obligations in respect of Swap Agreements owed to a person that is a Lender or an Affiliate of a Lender at the time of entry into such Swap Agreements) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage and, provided that (with respect to Liens securing Indebtedness of the Borrower or a Subsidiary Loan Party) such Liens are subject to the terms of the Senior Lender Intercreditor Agreement, any Lien securing the Revolving Credit Agreement, the Existing Credit Agreement or any Indebtedness or obligations under the Revolving Credit Agreement, the Existing Credit Agreement, or any “Loan Documents” thereunder; provided, however, in no event shall the holders of the Indebtedness under the Overdraft Line have the right to receive proceeds in respect of a claim in excess of $20 million in the aggregate (plus (i) any accrued and unpaid interest in respect of Indebtedness incurred by the Borrower and the Subsidiaries under the Overdraft Line and (ii) any accrued and unpaid fees and expenses owing by the Borrower and the Subsidiaries under the Overdraft Line) from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents;

(c)       any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that such Lien (i) does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(d)       Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e)       Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f)       (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(g)       deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)       zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declaration on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i)        Liens securing Indebtedness permitted by Section 6.01(i) (limited to the assets subject to such Indebtedness);

(j)        Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

(k)       Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)        Liens disclosed by the title insurance policies delivered on or subsequent to the Effective Date and pursuant to Section 5.10 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m)      any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(n)       Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(o)       Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p)       Liens securing obligations in respect of trade-related letters of credit, banker’s acceptances or bank guarantees permitted under Section 6.01(f), (k) or (o) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof;

(q)       leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(r)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)       Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t)        Liens with respect to property or assets of any Foreign Subsidiary securing Indebtedness of a Foreign Subsidiary permitted under Section 6.01;

(u)       other Liens with respect to property or assets of the Borrower or any Subsidiary; provided that (i) after giving effect to any such Lien and the incurrence of Indebtedness, if any, secured by such Lien is created, incurred, acquired or assumed (or any prior Indebtedness becomes so secured) on a Pro Forma Basis, the Total Net First Lien Leverage Ratio on the last day of the Borrower’s then most recently completed fiscal quarter for which financial statements are available shall be less than or equal to 4.00 to 1.00, (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom (or, if the proceeds of such Indebtedness are being used to fund a Limited Condition Acquisition, at the time of the incurrence of such Indebtedness and after giving effect thereto, no Specified Event of Default shall have occurred and be continuing or would result therefrom), (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement, and (iv) to the extent such Liens are pari passu or subordinated to the Liens granted hereunder, an intercreditor agreement reasonably satisfactory to the Administrative Agent shall be entered into providing that such new liens will be secured equally and ratably with the Liens granted hereunder, or, as applicable, subordinated to the Liens granted hereunder, in each case, on customary terms;

(v)       the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w)      agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(x)       Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(y)       Liens on Equity Interests in joint ventures securing obligations of such joint venture;

(z)       Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(aa)     Liens in respect of Permitted Receivables Financings that extend only to the receivables subject thereto;

(bb)    Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bankers’ acceptance or bank guarantee to the extent permitted under Section 6.01;

(cc)     Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums;

(dd)    Liens in favor of the Borrower or any Subsidiary Loan Party; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;

(ee)     Liens securing obligations under the Second Lien Note Documents and any Permitted Refinancing Indebtedness in respect thereof, to the extent such Liens are subject to the Second Priority Intercreditor Agreement;

(ff)      Liens on not more than $30 million of deposits securing Swap Agreements;

(gg)    Liens securing Obligations (as defined in the First Lien Bridge Credit Agreement ) under the First Lien Bridge Credit Agreement and the credit documents related thereto pursuant to Section 6.01(aa) , the New First Lien Notes and any Permitted Refinancing Indebtedness in respect of the foregoing;

(hh)    Liens securing Obligations (as defined in the Second Lien Bridge Credit Agreement) under the Second Lien Bridge Credit Agreement and the credit documents related thereto pursuant to Section 6.01(bb), the New Second Lien Notes and any Permitted Refinancing Indebtedness in respect of the foregoing; and

(ii)       other Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations in an aggregate principal amount outstanding at any time not to exceed $30 million.

SECTION 6.03.     Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted (a) with respect to property owned by the Borrower or any Domestic Subsidiary that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 180 days of the acquisition of such property or (ii) by any Foreign Subsidiary regardless of when such property was acquired and (b) with respect to any property owned by the Borrower or any Domestic Subsidiary, (x) if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, (A) the Total Net First Lien Leverage Ratio is equal to or less than 4.00 to 1.00, or (B) if the Total Net First Lien Leverage Ratio is greater than 4.00 to 1.00, the Remaining Present Value of such lease, together with Indebtedness outstanding pursuant to Section 6.01(i) and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03(b), shall not exceed the greater of $150 million and 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 5.04 and (y) if such Sale and Lease-Back Transaction is of property owned by the Borrower or any Domestic Subsidiary as of the Effective Date, the Net Proceeds therefrom are used to prepay the Loans to the extent required by Section 2.11(b).

SECTION 6.04.     Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a)       the Transactions;

(b)       (i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary; (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise expressly permitted hereunder of the Borrower or any Subsidiary; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the Effective Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net intercompany loans made after the Effective Date to Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (ii), plus (C) Guarantees of Indebtedness after the Effective Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (iii), shall not exceed an aggregate net amount equal to (x) the greater of (1) $100 million and (2) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them pursuant to this paragraph (b)); plus (y) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(b)(y), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, further, that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries and intercompany liabilities incurred in connection with the Transaction shall not be included in calculating the limitation in this paragraph at any time.

(c)       Permitted Investments and Investments that were Permitted Investments when made;

(d)       Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

(e)       loans and advances to officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business not to exceed the greater of $25 million and 1.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such loan or advance for which financial statements have been delivered pursuant to Section 5.04, in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of Holdings (or any Parent Entity) solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;

(f)        accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g)       Swap Agreements;

(h)       Investments existing on, or contractually committed as of, the Effective Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing on the Effective Date;

(i)        Investments resulting from pledges and deposits under Sections 6.02(f), (g), (k), (r), (s), and (u);

(j)        other Investments by the Borrower or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (i) the greater of $225 million and 6.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (j)) plus (ii) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(j)(ii), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied;

(k)       Investments constituting Permitted Business Acquisitions;

(l)        intercompany loans between Foreign Subsidiaries and Guarantees by Foreign Subsidiaries permitted by Section 6.01(m);

(m)      Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n)       Investments of a Subsidiary acquired after the Effective Date or of an entity merged into the Borrower or merged into or consolidated with a Subsidiary after the Effective Date, in each case, to the extent permitted under this Section 6.04 and, in the case of any merger or consolidation, in accordance with Section 6.05 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(o)       acquisitions by the Borrower of obligations of one or more officers or other employees of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p)       Guarantees by the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(q)       Investments to the extent that payment for such Investments is made with Equity Interests of Holdings (or any Parent Entity);

(r)        Investments in the equity interests of one or more newly formed persons that are received in consideration of the contribution by Holdings, the Borrower or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined on an arms’-length basis, so contributed pursuant to this paragraph (r) shall not in the aggregate exceed $30 million and (ii) in respect of each such contribution, a Responsible Officer of the Borrower shall certify, in a form to be agreed upon by the Borrower and the Administrative Agent (x) after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing, (y) the fair market value of the assets so contributed and (z) that the requirements of paragraph (i) of this proviso remain satisfied;

(s)       Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(t)        Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(u)       Investments in Foreign Subsidiaries not to exceed the greater of $70 million and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04, in the aggregate, as valued at the fair market value of such Investment at the time such Investment is made;

(v)       Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);

(w)      advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

(x)       Investments by Borrower and its Subsidiaries, including loans to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a dividend or distribution in such amount (provided that the amount of any such investment shall also be deemed to be a distribution under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(y)       Investments arising as a result of Permitted Receivables Financings;

(z)       Investments received substantially contemporaneously in exchange for Equity Interests of any Parent Entity; provided that such Investments are not included in any determination of the Cumulative Credit;

(aa)     Investments in joint ventures not in excess of the greater of $70 million and 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04, in the aggregate; and

(bb)    the Transaction Equity Investment.

The amount of Investments that may be made at any time pursuant to clause (C) of the proviso of Section 6.04(b) or 6.04(j) (such Sections, the “Related Sections”) may, at the election of the Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

SECTION 6.05.     Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) (including, in each case, pursuant to a Delaware LLC Division), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Borrower or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division, unit or business of any person, except that this Section shall not prohibit:

(a)       (i) the purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary and the sale of receivables by any Foreign Subsidiary pursuant to non-recourse factoring arrangements in the ordinary course of business of such Foreign Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary or (iv) the sale of Permitted Investments in the ordinary course of business;

(b)       if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or Delaware LLC Division of any Subsidiary into the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger, consolidation or Delaware LLC Division of any Subsidiary into or with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrower or Subsidiary Loan Party receives any consideration, (iii) the merger, consolidation or Delaware LLC Division of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than the Borrower) if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge or effect a Delaware LLC Division with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with the requirements of Section 5.10;

(c)       sales, transfers, leases or other dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this paragraph (c) shall be made in compliance with Section 6.07 and shall be included in Section 6.05(g);

(d)       Sale and Lease-Back Transactions permitted by Section 6.03;

(e)       Investments permitted by Section 6.04, Permitted Liens, Dividends permitted by Section 6.06 and capital expenditures;

(f)        the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g)       sales, transfers, leases, Delaware LLC Division or other dispositions of assets not otherwise permitted by this Section 6.05 (or required to be included in this clause (g) pursuant to Section 6.05(c)); provided, that (i) (A) after giving effect to such sale, transfer, lease, Delaware LLC Division or other disposition of assets, the application of proceeds thereof, the assumption and incurrence of any Indebtedness and any related transactions, the Total Net First Lien Leverage Ratio of the Borrower on a Pro Forma Basis would be equal to or less than 4.00 to 1.00 or (B) if otherwise, then the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased, Delaware LLC Division or otherwise disposed of in reliance upon this clause (g)(i)(B) shall not exceed, in any fiscal year of the Borrower, the greater of (x) $200 million and (y) 6.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04; (ii) no Default or Event of Default exists or would result therefrom and (iii) the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(h)       Permitted Business Acquisitions (including any merger, consolidation or Delaware LLC Division in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or Delaware LLC Division (i) involving the Borrower, the Borrower is the surviving corporation, (ii) involving a Domestic Subsidiary, the surviving or resulting entity shall be a Subsidiary Loan Party that is a Wholly Owned Subsidiary and (iii) involving a Foreign Subsidiary, the surviving or resulting entity shall be a Wholly Owned Subsidiary;

(i)        leases, licenses (on a non-exclusive basis with respect to intellectual property), or subleases or sublicenses (on a non-exclusive basis with respect to intellectual property) of any real or personal property in the ordinary course of business;

(j)        sales, leases or other dispositions of inventory of the Borrower and its Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries;

(k)       acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of paragraph (a) of the definition of “Net Proceeds”;

(l)        the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings; provided that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(m)      any exchange of assets for services and/or other assets of comparable or greater value; provided, that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value in excess of $10.0 million, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of a swap with a fair market value in excess of $20.0 million, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or the Borrower; provided, that the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b); provided, further, that (A) (i) after giving effect to such exchange, the application of proceeds thereof, the assumption and incurrence of any Indebtedness and any related transactions, the Total Net First Lien Leverage Ratio of the Borrower on a Pro Forma Basis would be equal to or less than 4.00 to 1.00 or (ii) if otherwise, the aggregate gross consideration (including exchange assets, other noncash consideration and cash proceeds) of any or all assets exchanged in reliance upon this clause (m) shall not exceed, in any fiscal year of the Borrower, the greater of $200 million and 6.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04; (B) no Default or Event of Default exists or would result therefrom;

(n)       the sale of assets described on Schedule 6.05;

(o)       the Acquisition; and

(p)       the purchase and sale or other transfer of Receivables Assets in connection with a Permitted Supplier Finance Facility.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases, licenses or other dispositions to Loan Parties pursuant to paragraph (c) of this Section 6.05) unless such disposition is for fair market value and (ii) no sale, transfer or other disposition of assets in excess of $15.0 million shall be permitted by paragraph (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided, that for purposes of clause (ii), (a) the amount of any liabilities (as shown on the Borrower’s or any Subsidiary’s most recent balance sheet or in the notes thereto) of the Borrower or any Subsidiary of the Borrower (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets, (b) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary of the Borrower from such transferee that are converted by the Borrower or such Subsidiary of the Borrower into cash within 180 days of the receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.0% of Consolidated Total Assets and $100 million at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash. To the extent any Collateral is disposed of in a transaction expressly permitted by this Section 6.05 to any Person other than Holdings, the Borrower or any Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the Borrower in order to evidence the foregoing.

SECTION 6.06.     Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares); provided, however, that:

(a)       any Subsidiary of the Borrower may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to the Borrower or to any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect shareholder of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not the Borrower or a Subsidiary is permitted under Section 6.04);

(b)       the Borrower may declare and pay dividends or make other distributions to Holdings in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) fees and expenses related to any public offering or private placement of debt or equity securities of Holdings or any Parent Entity whether or not consummated, (iii) franchise taxes and other fees, taxes and expenses in connection with the maintenance of its existence and its (or any Parent Entity’s indirect) ownership of the Borrower, (iv) payments permitted by Section 6.07(b), (v) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or any Parent Entity) attributable to Holdings, the Borrower or its Subsidiaries and (vi) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments; provided, that in the case of clauses (i), (ii) and (iii), the amount of such dividends and distributions shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to the Borrower and its Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Borrower, Holdings or another Parent Entity);

(c)       the Borrower may declare and pay dividends or make other distributions to Holdings the proceeds of which are used to purchase or redeem the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of Holdings, the Borrower or any of the Subsidiaries or by any Plan or shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year $20 million (plus the amount of net proceeds contributed to the Borrower that were (x) received by Holdings or any Parent Entity during such calendar year from sales of Equity Interests of Holdings or any Parent Entity of Holdings to directors, consultants, officers or employees of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) of any key-man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year;

(d)       noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e)       the Borrower may pay dividends to Holdings in an aggregate amount equal to the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this Section 6.06(e), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that no Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect thereto, that the Borrower and its Subsidiaries shall be in Pro Forma Compliance;

(f)        the Borrower may pay dividends on the Closing Date to consummate the Transactions;

(g)       the Borrower may pay dividends or distributions to allow Holdings or any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(h)       the Borrower may pay dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount equal to 6.0% per annum of the net proceeds received by the Borrower from any public offering of Equity Interests of the Borrower or any direct or indirect parent of the Borrower; and

(i)        the Borrower may make distributions to Holdings or any Parent Entity to finance any Investment permitted to be made pursuant to Section 6.04; provided, that (A) such distribution shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Subsidiary or (2) the merger (to the extent permitted in Section 6.05) of the Person formed or acquired into the Borrower or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment.

SECTION 6.07.     Transactions with Affiliates.

(a)       Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of Holdings or the Borrower in a transaction involving aggregate consideration in excess of $5.0 million, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate.

(b)       The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)        any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings or of the Borrower,

(ii)       loans or advances to employees or consultants of Holdings (or any Parent Entity), the Borrower or any of the Subsidiaries in accordance with Section 6.04(e),

(iii)      transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or Delaware LLC Division in which a Subsidiary is the surviving entity) not prohibited by this Agreement,

(iv)      the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity, the Borrower and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrower and its Subsidiaries (which shall be 100% for so long as Holdings or such Parent Entity, as the case may be, owns no assets other than the Equity Interests in the Borrower, Holdings or another Parent Entity and assets incidental to the ownership of the Borrower and its Subsidiaries)),

(v)       transactions pursuant to the Transaction Documents and permitted agreements in existence on the Effective Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect and other transactions, agreements and arrangements described on Schedule 6.07 and any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect or similar transactions, agreements or arrangements entered into by the Borrower or any of its Subsidiaries.

(vi)      (A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii)    dividends, redemptions and repurchases permitted under Section 6.06, including payments to Holdings (and any Parent Entity),

(viii)    any purchase by Holdings of the equity capital of the Borrower; provided, that any Equity Interests of the Borrower purchased by Holdings shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the Collateral Agreement,

(ix)      payments by the Borrower or any of the Subsidiaries to any Person made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Borrower, or a majority of disinterested members of the Board of Directors of the Borrower, in good faith,

(x)       transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xi)      any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate,

(xii)     the payment of all fees, expenses, bonuses and awards related to the Transactions contemplated by the Fee Letters,

(xiii)    transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice,

(xiv)    [reserved],

(xv)     the issuance, sale, transfer of Equity Interests of Borrower to Holdings and capital contributions by Holdings to Borrower,

(xvi)    the Acquisition and all transactions in connection therewith,

(xvii)   without duplication of any amounts otherwise paid with respect to taxes, payments by Holdings (and any Parent Entity), the Borrower and the Subsidiaries pursuant to tax sharing agreements among Holdings (and any such Parent Entity), the Borrower and the Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party,

(xviii)  transactions pursuant to any Permitted Receivables Financing, or

(xix)     the Transaction Equity Investment.

SECTION 6.08.     Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Effective Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto, and in the case of a Special Purpose Receivables Subsidiary, Permitted Receivables Financing.

SECTION 6.09.     Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a)       Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any of the Subsidiaries.

(b)       (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the loans under any Indebtedness subordinated in right of payment or any Permitted Refinancing Indebtedness in respect thereof or any preferred Equity Interests or any Disqualified Stock (“Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) refinancings permitted by Section 6.01(l) or (r), (B) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing, (C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Borrower by Holdings from the issuance, sale or exchange by Holdings (or any Parent Entity) of Equity Interests made within eighteen months prior thereto, (D) the conversion of any Junior Financing to Equity Interests of Holdings or any Parent Entity; and (E) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution the Borrower would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings prior to their scheduled maturity made, in an aggregate amount, not to exceed the sum of (x) $60 million and (y) the Cumulative Credit; or

(ii)       Amend or modify, or permit the amendment or modification of, any provision of Junior Financing, any Permitted Receivables Document, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner materially adverse to Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders and (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c)       Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or such Material Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A)      restrictions imposed by applicable law;

(B)      contractual encumbrances or restrictions in effect on the Effective Date under Indebtedness existing on the Effective Date and set forth on Schedule 6.01, the Existing Second Lien Notes, the First Lien Bridge Credit Agreement, the Second Lien Bridge Credit Agreement or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not expand the scope of any such encumbrance or restriction;

(C)       any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(D)      customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E)       any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F)       any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01(r), to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the Existing Second Lien Note Documents;

(G)       customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H)      customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I)        customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J)        customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K)      customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L)       customary net worth provisions contained in Real Property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(M)     any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary other than Subsidiaries of such new Subsidiary;

(N)      restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Subsidiary Loan Party;

(O)      customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P)       restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(Q)       restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary; or

(R)       any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.10.     Fiscal Year; Accounting. Permit its fiscal year to end on any date other than the Saturday nearest September 30 in respect of any other year, without prior notice to the Administrative Agent given concurrently with any required notice to the SEC.

SECTION 6.11.     Qualified CFC Holding Companies. Permit any Qualified CFC Holding Company to (a) create, incur or assume any Indebtedness or other liability, or create, incur, assume or suffer to exist any Lien on, or sell, transfer or otherwise dispose of, other than in a transaction permitted under Section 6.05, any of the Equity Interests of a Foreign Subsidiary held by such Qualified CFC Holding Company, or any other assets, or (b) engage in any business or activity or acquire or hold any assets other than the Equity Interests of one or more Foreign Subsidiaries of the Borrower and/or one or more other Qualified CFC Holding Companies and the receipt and distribution of dividends and distributions in respect thereof.

SECTION 6.12.     Rating. Exercise commercially reasonable efforts to maintain corporate ratings from each of Moody’s and S&P for the Loans; provided that the Term Facility need not be so rated prior to the consummation of the Acquisition.

ARTICLE VIA

Holdings Covenants

(a)       Holdings covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification obligations for which no claim has been made) and until the Commitments have been terminated and the Obligations (including principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document) have been paid in full, unless the Required Lenders shall otherwise consent in writing, (a) Holdings will not create, incur, assume or permit to exist any Lien (other than Liens of a type described in Section 6.02(d), (e) or (k)) on any of the Equity Interests issued by the Borrower other than the Liens created under the Loan Documents, (b) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided, that so long as no Default or Event of Default exists or would result therefrom, Holdings may merge with any other person, and (c) Holdings shall at all times own directly 100% of the Equity Interests of the Borrower and shall not sell, transfer or otherwise dispose of the Equity Interests in the Borrower.

ARTICLE VII

Events of Default

SECTION 7.01.     Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a)       any representation or warranty made or deemed made by Holdings, the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b)       default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)       default shall be made in the payment of any interest on any Loan or in the payment of any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)       default shall be made in the due observance or performance by Holdings, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a) or 5.08, 5.11 or in Article VI or VIA;

(e)       default shall be made in the due observance or performance by Holdings, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from a Foreign Subsidiary’s failure to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent to the Borrower;

(f)        (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings, the Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)       there shall have occurred a Change in Control;

(h)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, examiner, conservator or similar official for Holdings, the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any of the Subsidiaries or (iii) the winding-up or liquidation of Holdings, the Borrower or any Subsidiary (except, in the case of any Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)        Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j)         the failure by Holdings, the Borrower or any Subsidiary to pay one or more final judgments aggregating in excess of $35 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days;

(k)       (i) a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) Holdings, the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, or (v) Holdings, the Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRS Code) involving any Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(l)        (i) any Loan Document shall for any reason be asserted in writing by Holdings, the Borrower or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a Lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by Holdings, the Borrower or the Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

(m)       (i) the Obligations shall fail to constitute “Senior Debt” (or the equivalent thereof) and “Designated Senior Debt” (or the equivalent thereof) under the documentation governing any Indebtedness incurred pursuant to Section 6.01(r) constituting subordinated Indebtedness, or (ii) the subordination provisions thereunder shall be invalidated or otherwise cease, or shall be asserted in writing by Holdings, the Borrower or any Subsidiary Loan Party to be invalid or to cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

(n)       there shall occur and be continuing an “Event of Default” under and as defined in the Revolving Credit Agreement;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, but in each case subject to Section 4.03, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02.     Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether an Event of Default has occurred under clause (h), (i) or (l) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Immaterial Subsidiary affected by any event or circumstance referred to in any such clause.

ARTICLE VIII

The Agents

SECTION 8.01.     Appointment.

(a)       Each Lender (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby irrevocably designates and appoints the (A) Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including as a Collateral Agent for such Lender and the other Secured Parties (including the Revolving Facility Secured Parties) under the Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (B) the Revolving Facility Collateral Agent as collateral agent for such lender for purposes of the Security Documents. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b)       In furtherance of the foregoing, each Lender (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto and to enter into and take such action on its behalf under the provisions of the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement, together with such other powers as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c)       Each Lender (in such capacity and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) irrevocably authorizes each of the Administrative Agent and the Collateral Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (C) if approved, authorized or ratified in writing in accordance with Section 9.08 hereof, (ii) to release any Subsidiary Loan Party from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and (iii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i) and (j). Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Subsidiary Loan Party from its obligations under the Loan Documents.

(d)       In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, examiner, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.02.     Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 8.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

SECTION 8.03.     Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04.     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan hereunder, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05.     Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06.     Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07.     Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), in the amount of its pro rata share (based on its outstanding Loans), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents (including, without limitation, the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement) or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08.     Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09.     Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the retiring Administrative Agent shall, on behalf of the Lenders, appoint a successor agent which shall (unless an Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

SECTION 8.10.     Agents and Arrangers. None of the Joint Lead Arrangers shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 8.11.     Certain ERISA Matters.

(a)       Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).To the extent the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing is not reimbursed and indemnified by the Borrower, the Lenders severally agree to reimburse and indemnify the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, in proportion to their respective “pro rata shares” (determined as set forth below) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or such sub-agent) or such Related Party in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Related Party’s, as applicable, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the sum of, without duplication, outstanding Loans, in each case, at the time (or most recently outstanding and in effect).

ARTICLE IX

Miscellaneous

SECTION 9.01.     Notices; Communications.

(a)       Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to any Loan Party or to the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii)         if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)       Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c)       Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d)       Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e)       Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.04(c) to the Administrative Agent. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 9.02.     Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, and the termination of the Commitments or this Agreement.

SECTION 9.03.     Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender (or otherwise received evidence satisfactory to the Administrative Agent) that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04.     Successors and Assigns.

(a)       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)       (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)       the Borrower; provided, that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person; and

(B)       the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)           Assignments shall be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than, with respect to the Initial Euro Term Loans, €1.0 million and, with respect to the Initial Sterling Term Loans, £1.0 million, unless each of the Borrower and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B)       the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(C)       the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms; and

(D)       the Assignee shall not be the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

Notwithstanding anything herein (including in clause (A) above) or in any other Loan Document to the contrary, no Lender shall affect any assignment with respect to the Initial Term Facilities or the Backstop Facilities during the Certain Funds Period (other than an assignment to Goldman Sachs International Bank, Goldman Sachs Lending Partners, Wells Fargo Securities International Limited, Wells Fargo Securities, LLC or to those banks, financial institutions or other institutional lenders that have been agreed by the Borrower and the Joint Lead Arrangers prior to the Effective Date) without the Borrower’s prior written consent in the Borrower’s sole discretion.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to an Ineligible Institution without the prior written consent of the Borrower.

(iii)       Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)       The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)       Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c)       (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii)       A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) and (f) as though it were a Lender.

(d)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)       The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f)       Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g)       If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any other amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(h)       Notwithstanding the foregoing, no assignment may be made to an Ineligible Institution without the prior written consent of the Borrower.

SECTION 9.05.     Expenses; Indemnity.

(a)       The Borrower agrees to pay (i) all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Joint Lead Arrangers and Allen & Overy LLP, special U.K. counsel for the Administrative Agent and the Joint Lead Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the fees, charges and disbursements of counsel for the Administrative Agent (including any special and local counsel).

(b)       The Borrower agrees to indemnify the Administrative Agent, the Agents, the Joint Lead Arrangers, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document (including, without limitation, the Second Priority Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement) or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrower or any of their subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent, the Joint Lead Arrangers or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any claim related in any way to Environmental Laws and Holdings, the Borrower or any of their Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Real Property; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Funds, Holdings, the Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)       Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes.

(d)       To the fullest extent permitted by applicable law, Holdings and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)       The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

SECTION 9.06. Right of Set-off. If an Event of Default shall have occurred and be continuing, subject to Section 4.03, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings, the Borrower or any Subsidiary against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

SECTION 9.07.     Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.     Waivers; Amendment.

(a)       No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)       Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent (or, in the case of any Security Documents, the Collateral Agent if so provided therein) and consented to by the Required Lenders; provided, however, that no such agreement shall

(i)          decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan without the prior written consent of each Lender directly affected thereby,

(ii)         increase or extend the Commitment of any Lender or decrease any fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii)        extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv)        amend the provisions of Section 5.02 of the Collateral Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v)         amend or modify the provisions of this Section 9.08 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi)        release all or substantially all the Collateral or release any of Holdings, the Borrower or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Collateral Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender;

(vii)       effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lender participating in another Facility, without the consent of the majority-in-interest of the Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c)       Without the consent of any Joint Lead Arranger or Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)       Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e)       Notwithstanding the foregoing, (i) this Agreement and the other Loan Documents may be amended (or amended and restated) with written consent of the Administrative Agent and the Borrower in order to make modification contemplated by the terms of the Fee Letters and (ii) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Term Loan Commitments on substantially the same basis as the Loans.

SECTION 9.09.     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10.     Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letters shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.     Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

SECTION 9.14.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.     Jurisdiction; Consent to Service of Process.

(a)       Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b)       Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.16.     Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and any Subsidiary furnished to it by or on behalf of Holdings, the Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledge under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16).

The Borrower, in respect of the Agents and the Lenders, and the Agents and the Lenders, in respect of the Borrower, the Target and their respective Subsidiaries and other Affiliates, may not issue any press release or make any public announcement which references the other relevant party in the context of the Acquisition except with the applicable party’s prior written consent, such consent not to be unreasonably withheld or delayed and not to be required in the case of references required by the Takeover Rules or applicable laws or regulations in relation to the Acquisition or the rules of any securities exchange or regulatory authority (but the parties shall use all reasonable endeavors to consult with each other prior to making any such press release or public announcement).

SECTION 9.17.     Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 9.18.     Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction permitted by Section 6.05 and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, terminate such Subsidiary Loan Party’s obligations under its Guarantee. In addition, the Collateral Agent agrees to take such actions as are reasonably requested by Holdings or the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification Obligations) are paid in full and all Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

SECTION 9.19.     PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.

SECTION 9.20.     Intercreditor Agreements and Collateral Agreement. Each Lender hereunder (a) consents to the priority and/or subordination of Liens provided for in the Second Priority Intercreditor Agreement, (b) consents to the priority and/or subordination of Liens provided for in the Senior Lender Intercreditor Agreement, (c) consents to the priority and/or subordination of Liens provided for in the Senior Fixed Collateral Intercreditor Agreement, (d) agrees that it will be bound by and will take no actions contrary to the provisions of the Second Priority Intercreditor Agreement, the Senior Lender Intercreditor Agreement or the Senior Fixed Collateral Intercreditor Agreement, (e) authorizes and instructs the Collateral Agent to enter into the Term Loan Joinder to Second Priority Intercreditor Agreement on behalf of itself and such Lender, (f) authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Term Loan Joinder to Senior Lender Intercreditor Agreement on behalf of itself and such Lender, (g) authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Term Loan Joinder to Senior Fixed Collateral Intercreditor Agreement and (h) consents to entering into the First Lien Guarantee and Collateral Agreement in the form of Exhibit E herein. The foregoing provisions are intended as an inducement to the Lenders to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the Second Priority Intercreditor Agreement, the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement.

SECTION 9.21.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

BERRY GLOBAL GROUP, INC.

By:	/s/ Mark W. Miles
Name: Mark W. Miles
Title: Chief Financial Officer and Treasurer

BERRY GLOBAL, INC.

By:	/s/ Mark W. Miles
Name: Mark W. Miles
Title: Chief Financial Officer and Treasurer

[Signature Page to the Term Loan Credit Agreement]

GOLDMAN SACHS BANK USA,
as Administrative Agent, Collateral Agent and as a Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to the Term Loan Credit Agreement]

Goldman Sachs Lending Partners, LLC, as
a Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to the Term Loan Credit Agreement]

Wells Fargo Bank, National Association, as
a Lender

By:	/s/ Kay Reedy
Name: Kay Reedy
Title: Managing Director

[Signature Page to the Term Loan Credit Agreement]

EXHIBIT A

[FORM OF]
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [Identify Lender]]

3.	Borrower:

4.	Administrative Agent: Goldman Sachs Bank USA, as Administrative Agent under the Credit Agreement

5.	Credit Agreement: Term Loan Credit Agreement dated as of March [8], 2019 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC. (formerly known as Berry Plastics Group, Inc.), a Delaware corporation (“Holdings”), BERRY GLOBAL, INC. (formerly known as Berry Plastics Holding Corporation), a Delaware corporation (the “Borrower”), the LENDERS party thereto from time to time and Goldman Sachs Bank USA, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[1]
Term Loans			%

Effective Date: ____________ __, 20__. [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

Consented2 to and accepted:

GOLDMAN SACHS BANK USA

AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

By:
Name:
Title:

[2]	Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

[Consented3 to:]

BERRY GLOBAL, INC.

By:
Title:

[3]	Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.       Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Acceptance) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished in connection therewith or any collateral thereunder, (iii) the financial condition of Holdings, Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by Holdings, Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto .

1.2.       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to Section 9.4(b) and any other terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and, based on such documentation and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto and thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as a reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[FORM OF]

SOLVENCY CERTIFICATE

This Certificate is being delivered pursuant to Section 4.01(v) of the Term Loan Credit Agreement dated as of March [8], 2019 (the “Credit Agreement”), among Berry Global Group, Inc. (formerly known as Berry Plastics Holding Corporation), a Delaware corporation (“Holdings”), Berry Global, Inc. (formerly known as Berry Plastics Group, Inc.), a Delaware corporation (the “Borrower”), the lenders party thereto from time to time and Goldman Sachs Bank USA, as collateral agent and administrative agent (in such capacities, the “Administrative Agent”) for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

I, [ ], hereby certify that I am the Chief Financial Officer of the Borrower and that I am knowledgeable of the financial and accounting matters of the Borrower and its Subsidiaries, the Credit Agreement and the covenants and representations (financial or otherwise) contained therein and that, as such, I am authorized to execute and deliver this Certificate on behalf of the Borrower. I further certify, in my capacity as Chief Financial Officer of the Borrower, and not individually, as follows:

Immediately after giving effect to the Transactions on the Effective Date, (i) the fair value of the assets of the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower (individually) and Holdings, the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Effective Date.

I represent the foregoing information is provided to the best of my knowledge and belief and execute this Certificate this [ ] day of [ ], 20__.

By:
Name:
Title:

B-1

EXHIBIT C

[FORM OF]
BORROWING REQUEST

Goldman Sachs Bank USA, as Administrative Agent
200 West Street
New York, NY 10282

Ladies and Gentlemen:

Reference is made to the proposed Term Loan Credit Agreement dated as of March [8], 2019 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among BERRY GLOBAL GROUP, INC. (formerly known as Berry Plastics Holding Corporation), a Delaware corporation (“Holdings”), BERRY GLOBAL, INC. (formerly known as Berry Plastics Group, Inc.), a Delaware corporation (the “Borrower”), the LENDERS party thereto from time to time and Goldman Sachs Bank USA, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Borrowing Request and the Borrower hereby requests Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing requested hereby:

For a Term Borrowing,

(1)	Facility:

(2)	Aggregate Amount and Currency of Borrowing:
(3)	Date of Borrowing (which shall be a Business Day):
(4)	Type of Borrowing (ABR or Eurocurrency):
(5)	Interest Period (if a Eurocurrency Borrowing)[4]:

(6)	Location and number of Borrower’s account with the Administrative Agent to which proceeds of Borrowing are to be disbursed:

The Borrower named below hereby represents and warrants that as of the Closing Date, (a) the representations and warranties set forth in Article III of the Credit Agreement shall be true and correct in all material respects as of such date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (b) immediately after giving effect to the Borrowing, no Event of Default or Default shall have occurred and be continuing or would result therefrom.

[Signature Page Follows]

[4]	Which must comply with the definition of “Interest Period”

C-1

Very truly yours,
BERRY GLOBAL, INC.
By:
Name:
Title:

C-2

EXHIBIT D

[Reserved.]

D-1

EXHIBIT E

[FORM OF]

COLLATERAL AGREEMENT

[See attached.]

E-1

TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT

dated and effective as of

[    ], 2019

Among

BERRY GLOBAL GROUP, INC.,

BERRY GLOBAL, INC.,

each Subsidiary of the Company

identified herein,

and

[    ],

as Collateral Agent,

-i-

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Stock; Debt Securities
Schedule III	Intellectual Property

Exhibits

Exhibit A	Form of Supplement to the Guarantee and Collateral Agreement

-ii-

TERM LOAN GUARANTEE AND COLLATERAL AGREEMENT, dated and effective as of [    ], 2019 (this “Agreement”), among BERRY GLOBAL GROUP, INC. (formerly Berry Plastics Group, Inc.), a Delaware corporation (“Holdings”), BERRY GLOBAL, INC. (formerly Berry Plastics Holdings Corporation), a Delaware corporation (the “Company”), each Subsidiary of the Company identified herein as a party or that becomes a party hereto pursuant to Section 7.16 (each, a “Subsidiary Party”), and [    ], as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

WHEREAS, Holdings, the Company, the lenders party thereto from time to time and [    ], as administrative agent for such lenders (the “Administrative Agent”), are parties to that certain Term Loan Credit Agreement dated as of [    ], 2019 (the “Credit Agreement”);

[WHEREAS, on the Closing Date (as defined in the Credit Agreement), the Borrower shall acquire (the “Acquisition”), directly or indirectly, 100% of the outstanding shares of RPC Global plc, a public limited company incorporated in England and Wales (the “Target”), which may be effected by means of a Scheme (as defined in the Credit Agreement) under which the Target Shares will be cancelled (or transferred) and the Borrower will become the holder of new shares issued in place of such cancelled Target Shares (or, as the case may be, the holder of such transferred Target Shares) or pursuant to a public offer by, or made on behalf of, the Borrower in accordance with the Takeover Code (as defined in the Credit Agreement) and the provisions of the Companies Act (as defined in the Credit Agreement) for the Borrower to acquire all of the Target Shares by way of an Offer (as defined in the Credit Agreement) (either of such Scheme or such Offer, the “Acquisition”)]1;

WHEREAS, in connection with the Acquisition, the lenders party to the Credit Agreement (collectively, together with any person that becomes a lender under the Credit Agreement and their respective successors and assigns, the “Lenders”) have agreed to extend credit to the Company and the Subsidiary Parties (collectively, the “Borrowers”), in each case subject to the terms and conditions set forth in the Credit Agreement; and

WHEREAS, Holdings and the Subsidiary Parties are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend credit to the Borrowers in accordance with the terms of the Credit Agreement;

NOW, THEREFORE, Holdings, the Company, each Subsidiary Party and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                Credit Agreement.

(a)          Unless otherwise stated herein:

(i)           Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

1 NTD: To be conformed to Credit Agreement description.

(ii)          All terms defined in the New York UCC (as defined below) and not defined in this Agreement have the meanings specified therein.

(iii)         The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)          The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02.                Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Administrative Agent” has the meaning assigned to such term in the recitals hereto.

“Agent” means the Administrative Agent and the Collateral Agent

“Borrowers” has the meaning assigned to such term in the recitals hereto.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, enabling the Collateral Agent to obtain “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Guarantors” means Holdings and the Subsidiary Parties.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Administrative Agent.

“Intercreditor Agreements” means the Second Priority Intercreditor Agreement, the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule III hereto.

“Joinder to Second Priority Intercreditor Agreement” shall have the meaning assigned to such term in the Credit Agreement.

“Joinder to Senior Fixed Collateral Intercreditor Agreement” shall have the meaning assigned to such term in the Credit Agreement.

“Joinder to Senior Lender Intercreditor Agreement” shall have the meaning assigned to such term in the Credit Agreement.

“Lenders” has the meaning assigned to such term in the recitals hereto.

“Loan Collateral” means all “Collateral” as defined in the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means (a) the due and punctual payment by each Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to such Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of such Borrower to any of the Secured Parties under the Credit Agreement or any of the other Loan Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower under or pursuant to the Credit Agreement or any of the other Loan Documents, and (c) the due and punctual payment and performance of all other obligations of each Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a Perfection Certificate with respect to the Pledgors, in a form reasonably acceptable to the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an Officer of the Company.

“Permitted Liens” means any Lien not prohibited by Section 6.02 of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean each Borrower and each Guarantor.

“Secured Parties” means (a) the Lenders, (b) the Administrative Agent and the Collateral Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party to the Credit Agreement under any Loan Document and (d) the successors and permitted assigns of the foregoing.

“Second Priority Intercreditor Agreement” shall have the meaning assigned to such term in the Credit Agreement.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Senior Fixed Collateral Intercreditor Agreement” shall have the meaning assigned to such term in the Credit Agreement.

“Senior Lender Intercreditor Agreement” shall have the meaning assigned to such term in the Credit Agreement.

“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement, and any Subsidiary that becomes a party hereto pursuant to Section 7.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II

GUARANTEE

Section 2.01.                Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Administrative Agent for the ratable benefit of the Secured Parties, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations now or hereafter owing to such Secured Parties. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02.                Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of a Borrower or any other person.

Section 2.03.                No Limitations, Etc.

(a)          Except for termination of a Guarantor's obligations hereunder as expressly provided for in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(i)           the failure of the Administrative Agent or Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii)          any rescission, waiver, amendment or modification of, increase in the Obligations with respect to, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii)         the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Obligations;

(iv)         any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v)          any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Obligations),

(vi)         any illegality, lack of validity or enforceability of any Obligation,

(vii)        any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any Obligation,

(viii)       the existence of any claim, set-off or other rights that the Guarantor may have at any time against any Borrower, the Collateral Agent, the Administrative Agent, any Secured Party, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim,

(ix)         any action permitted or authorized hereunder, or

(x)          any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent, the Administrative Agent or any other Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, any Borrower or any Guarantor or any other guarantor or surety.

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)          To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities). Subject to the terms of the Senior Lender Intercreditor Agreement, the Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.

Section 2.04.                Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise.

Section 2.05.                Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the Secured Parties as provided in the Senior Lender Intercreditor Agreement, in cash the amount of such unpaid Obligation. Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against any Borrower, or other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06.                Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrowers and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent, the Administrative Agent nor the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07.                Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Collateral Agent and each Secured Party hereby confirms that it is the intention of all such Persons that this guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to thus guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent and the Secured Parties hereby irrevocably agree that the Obligations of each Subsidiary Party under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

Section 2.08.                Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by any Loan Party are required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the applicable Credit Agreement shall apply to each Guarantor mutatis mutandis.

Section 2.09.                No Foreign Guarantee of U.S. Obligations. Notwithstanding anything to the contrary contained herein, no Foreign Subsidiary shall, or shall be deemed to, provide a guarantee of any Obligations of any Borrower or any Domestic Subsidiary pursuant to the terms hereof.

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01.                Pledge. As security for the payment or performance, as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, and hereby grants to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) (A) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary directly owned by such Pledgor, (B) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Qualified CFC Holding Company directly owned by such Pledgor, (C) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary, (D) any issued and outstanding Equity Interests of any Qualified CFC Holdings Company that is not a “first tier” Qualified CFC Holding Company or (E) any Equity Interests in [NIM Holdings Limited, Berry Plastics Acquisition Corporation II, Berry Plastics Acquisition Corporation XIV, LLC, Berry Plastics Asia Pte. Ltd., or Ociesse s.r.l.]2 (ii) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors' qualifying shares, such shares or nominee or other similar shares, (iii) any Equity Interests with respect to which the Collateral and Guarantee Requirement or the other paragraphs of the respective Sections 5.10 of the Credit Agreement need not be satisfied by reason of Section 5.10(g) of the Credit Agreement, (iv) any Equity Interests of a Subsidiary to the extent that, as of the Effective Date (as defined in the Credit Agreement), and for so long as, such a pledge of such Equity Interests would violate a contractual obligation binding on or relating to such Equity Interests, or (v) any Equity Interests of a person that is not directly or indirectly a Subsidiary; (b)(i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt obligations in the future issued to such Pledgor having, in the case of each instance of debt securities, an aggregate principal amount in excess of $5.0 million (which pledge, in the case of any intercompany note evidencing debt owed by a Foreign Subsidiary to a Loan Party, shall be limited to 65% of the amount outstanding thereunder), and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the “Pledged Debt Securities”); (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

2 BC to confirm.

Section 3.02.                Section 3.02. Delivery of the Pledged Collateral.

(a)          Subject to the provisions of the Intercreditor Agreements, each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, as agent for the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02. If any Pledged Stock that is uncertificated on the date hereof shall hereafter become certificated, the applicable Pledgor shall promptly cause the certificate or certificates representing Pledged Stock to be delivered to the Collateral Agent, as agent for the Secured Parties, together with the accompanying stock powers or other documentation required by Section 3.02(c). None of the Pledgors shall permit any other party to “control” (for purposes of Section 8-106 of the New York UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any uncertificated securities that constitute Pledged Collateral other than the Collateral Agent, as agent for the Secured Parties or any other agent pursuant to the applicable Intercreditor Agreement.

(b)          To the extent any Indebtedness for borrowed money constitutes Pledged Collateral (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Company and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) the Pledgor holding such Indebtedness for borrowed money shall cause such Indebtedness to be evidenced by a duly executed promissory note, such Pledgor shall cause such promissory note to be pledged and, subject to the provisions of the Intercreditor Agreements, delivered to the Collateral Agent, as agent for the Secured Parties, pursuant to the terms hereof; provided that, such pledge in the case of any intercompany note evidencing debt owed by a Foreign Subsidiary to a Loan Party, shall be limited to 65% of the amount outstanding thereunder. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (f), (h) or (i) of the Credit Agreement unless such demand would not be commercially reasonable or would otherwise expose Pledgor to liability to the maker.

(c)          Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03.                Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent for the benefit of the Secured Parties:

(a)          Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to Section 3.02(b);

(b)          the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor's knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor's knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c)          except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d)          other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)          each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)          other than as set forth in the Credit Agreement or the respective schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)          by virtue of the execution and delivery by the Pledgors of this Agreement and the Foreign Pledge Agreements, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary or any Qualified CFC Holding Company and any foreign stock covered by a Foreign Pledge Agreement) are delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledge Securities is filed in the appropriate filing office, the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Liens permitted under the Credit Agreement or arising by operation of law, as security for the payment and performance of the Obligations;

(h)          each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Administrative Agent;

Section 3.04.                Registration in Nominee Name; Denominations. The Collateral Agent, as agent for the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent, as agent for the Secured Parties, shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Section 3.05.                Section 3.05. Voting Rights; Dividends and Interest, Etc.

(a)          Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgors of the Collateral Agent's intention to exercise its rights hereunder:

(i)           Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of the Administrative Agent, the Collateral Agent, or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)          The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)         Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent).

(b)          Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Company of the Collateral Agent's intention to exercise its rights hereunder, all rights of any Pledgor to receive dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent which, subject to the terms of the Senior Lender Intercreditor Agreement, shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c)          Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Company of the Collateral Agent's intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, subject to the terms of the Senior Lender Intercreditor Agreement; provided that, unless otherwise directed by the Required Lenders under the Credit Agreement, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01.                Security Interest.

(a)          As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of its Obligations, each Pledgor other than Holdings (all references to a Pledgor or to the Pledgors in this Article IV shall be deemed to be a reference to each Pledgor other than Holdings) hereby assigns and pledges to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, and hereby grants to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)           all Accounts;

(ii)          all Chattel Paper;

(iii)         all cash and Deposit Accounts;

(iv)         all Documents;

(v)          all Equipment;

(vi)         all General Intangibles;

(vii)        all Instruments;

(viii)       all Inventory;

(ix)         all Investment Property;

(x)          all Letter of Credit Rights;

(xi)         all Commercial Tort Claims;

(xii)        all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xiii)       all books and records pertaining to the Article 9 Collateral; and

(xiv)       to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.10 of the Credit Agreement would not be required to be satisfied by reason of Section 5.10(g) of the Credit Agreement if hereafter acquired, (c) any property excluded from the definition of Pledged Collateral pursuant to Section 3.01 hereof, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (e) any Pledgor's right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (f) any Equipment owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment.

(b)          Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property.” Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party.

(c)          The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

Section 4.02.                Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a)          Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(b)          The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate (or specified by notice from the Company to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.10 of each Credit Agreement) constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral including all material United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties in respect of all Article 9 Collateral (other than Commercial Tort Claims) in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such material Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c)          The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral (other than Article 9 Collateral described in Section 3.01(a)(xii)) securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral (other than Commercial Tort Claims) in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office upon the making of such filings with such office, in each case, as applicable, with respect to material Intellectual Property Collateral. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d)          The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e)          None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Effective Date except as indicated on the Perfection Certificate.

(f)          Except as set forth in the Perfection Certificate, as of the Effective Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(g)          As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor's knowledge:

(i)           The Intellectual Property Collateral set forth on Schedule III includes all of the material Patents, domain names, Trademarks, Copyrights and IP Agreements owned by such Pledgor as of the date hereof.

(ii)          The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Pledgor's knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii)         Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv)         With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v)          Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 4.03.                Covenants.

(a)          Each Pledgor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b)          Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c)          Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, all in accordance with the terms hereof and of Section 5.10 of the Credit Agreement. If any Indebtedness payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, and, subject to the Intercreditor Agreements, delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Company has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral.

(d)          After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e)          At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f)          Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g)          None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the Credit Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(h)          [Reserved].

(i)           Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(i), including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 4.04.                Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent's security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)          Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall, subject to the Intercreditor Agreements, forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b)          Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security included in the Pledged Collateral, such Pledgor shall, subject to the Intercreditor Agreements, forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent of such uncertificated securities and (i) upon the Collateral Agent’s reasonable request or (ii) upon the occurrence and during the continuance of an Event of Default, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such security, without further consent of any Pledgor or such nominee, or (ii) cause the issuer to register the Collateral Agent, as agent for the Secured Parties, as the registered owner of such security. If any security or other Investment Property, whether certificated or uncertificated, representing an Equity Interest in a third party and having a fair market value in excess of $5.0 million now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a securities intermediary or commodity intermediary, such Pledgor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to a Control Agreement in form and substance reasonably satisfactory to the Collateral Agent, either (A) cause such securities intermediary or commodity intermediary, as applicable, to agree, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Pledgor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become entitlement holders with respect to such Investment Property, for the ratable benefit of the Secured Parties, with such Pledgor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Guarantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur. The provisions of this paragraph (b) shall not apply to any Financial Assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(c)          Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.05.                Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)          Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b)          Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees” use of such Trademark in violation of any third-party rights.

(c)          Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.

(d)          Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e)          Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, in each case to the extent such application or registration relates to Intellectual Property material to the normal course of such Pledgor’s business and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.

(f)          Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)          In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

ARTICLE V

REMEDIES; APPLICATION OF PROCEEDS

Section 5.01.                Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default, each Pledgor agrees to deliver on demand each item of Collateral to the Collateral Agent and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times (acknowledging the terms of the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement): (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent (on behalf of the Secured Parties) or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right (acknowledging the terms of the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement ), subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02.                Apportionment, Application, and Reversal of Payments.

(a)          Subject to the provisions of the Senior Lender Intercreditor Agreement (including, without limitation, the provisions of Section 2.01 thereof regarding the application of proceeds of any sale, collection or liquidation of any Loan Collateral and the provisions of the Senior Fixed Collateral Intercreditor Agreement ), all payments received by the Administrative Agent or by the Collateral Agent for application to the Obligations (including, without limitation, proceeds of Loan Collateral to be applied to the Obligations pursuant to the Senior Lender Intercreditor Agreement) shall be applied as follows:

First, to pay any fees, indemnities or expense reimbursements then due to the Collateral Agent and Administrative Agent from the Company and other Loan Parties under the Credit Agreement;

Second, to pay interest and fees then due from the Company and other Loan Parties to the Lenders under the Credit Agreement, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties;

Third, to pay principal then due from the Company and other Loan Parties under the Credit Agreement, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties; and

Fourth, to pay any other amounts then due from the Company and other Loan Parties under the Credit Agreement, ratably among the parties entitled thereto in accordance with the amounts then due to such parties.

(b)          [Reserved].

(c)          [Reserved].

(d)          [Reserved].

(e)          Subject to the terms of the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(f)          If, after receipt of any payment which is applied to the payment of all or any part of any Obligations, the Collateral Agent, Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by such Agent or such Lender and the Company shall be liable to pay to such Agent and the Lenders, and shall indemnify such Agents and the Lenders and holds the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 5.02(f) shall be and remain effective notwithstanding any contrary action which may have been taken by an Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agents’ and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 5.02(f) shall survive the termination of this Agreement.

Section 5.03.                Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall not incur any responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01.                Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), each Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of such Borrower, such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation owed to any Secured Party by any Borrower, such Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02.                Contribution and Subrogation. Each Guarantor (other than Holdings and the Company) (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor (other than Holdings and the Company) hereunder in respect of any Obligation or assets of any other Guarantor (other than Holdings and the Borrower) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the applicable Borrower, as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.

Section 6.03.                Subordination; Subrogation.

(a)          Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party (the “subordinated Obligations”) to the Obligations to the extent and in the manner hereinafter set forth in this Section 6.03:

(i)           Prohibited Payments, Etc. Each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, if required by the Required Lenders, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations until the Obligations have been paid in full in cash.

(ii)          Prior Payment of Guaranteed Obligations. In any proceeding under the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(iii)         Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if a Collateral Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Collateral Agent (for the benefit of the Secured Parties and subject to the terms of the Senior Lender Intercreditor Agreement) on account of the Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

(iv)         Collateral Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Collateral Agent is authorized and empowered (but without any obligation to so do), in its discretion (acknowledging the terms of the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement, as applicable), (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Collateral Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest) in each case in accordance with the terms of the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement, as applicable.

(b)          Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of the guarantee set forth in Article II hereof or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against such Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under the guarantee set forth in Article II shall have been paid in full in cash and the Commitments shall have expired. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Obligations and all other amounts payable under the guarantee set forth in Article II and (b) the termination or expiration of all Commitments, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations (in accordance with the terms of the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement, as applicable) and all other amounts payable under the guarantee set forth in Article II, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Obligations or other amounts payable under such guarantee thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Obligations and (ii) all of the Obligations and all other amounts payable under the guarantee set forth in Article II shall have been paid in full in cash, the Administrative Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment made by such Guarantor pursuant to such guarantee.

ARTICLE VII

MISCELLANEOUS

Section 7.01.                Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Company, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

Section 7.02.                Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03.                Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04.                Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party, the Collateral Agent and each of their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 7.05.                Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and the Administrative Agent. Unless otherwise agreed by the Administrative Agent, the Collateral Agent hereunder shall at all times be the same person that is the Administrative Agent under the Credit Agreement. Written notice of resignation by an Administrative Agent pursuant the Credit Agreement shall also constitute notice of resignation by such entity as the Collateral Agent under this Agreement, unless otherwise agreed by the Administrative Agent. Upon the acceptance of any appointment as an Administrative Agent under the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Collateral Agent pursuant hereto, except as otherwise agreed by the Administrative Agent.

Section 7.06.                Administrative Agent’s and Collateral Agent’s Fees and Expenses; Indemnification.

(a)          The parties hereto agree that the Administrative Agent and the Collateral Agent shall each be entitled to reimbursement of their expenses incurred hereunder as provided in the Section 9.05 of each Credit Agreement.

(b)          Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor jointly and severally agrees to indemnify the Administrative Agent, the Collateral Agent and the other “Indemnitees” (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)          Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor, accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

Section 7.07.                Collateral Agent Appointed Attorneys-in-Fact. Each Pledgor hereby appoints the Collateral Agent an attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement, and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Collateral Agent shall have the right (acknowledging the terms of the Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement), upon the occurrence and during the continuance of any Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to any Collateral Agent or to the Administrative Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08.                GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.09.                Waivers; Amendment.

(a)          No failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the terms of Section 9.08 of the Credit Agreement.

Section 7.10.                WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11.                Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.12.                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

Section 7.13.                Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14.                Jurisdiction; Consent to Service of Process.

(a)          Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b)          Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15.                Termination or Release.

(a)          This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than contingent or unliquidated obligations or liabilities with respect to which no claim has been asserted) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement.

(b)          A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement, as a result of which such Subsidiary Party ceases to be a Subsidiary of the Company or otherwise ceases to be a Guarantor; provided that the Required Lenders shall have consented to such transaction (to the extent such consents are required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c)          Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the terms of Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d)          In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.15, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release; provided, that the Collateral Agent shall not be required to take any action under this Section 7.15(d) unless such Pledgor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Company or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by each Credit Agreement and was consummated in compliance with the Loan Documents. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

Section 7.16.                Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of an instrument in the form of Exhibit A hereto, such subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 7.17.                Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

Section 7.18.                Intercreditor Agreements. Notwithstanding anything to the contrary contained herein, the Grantors shall execute a Joinder to Senior Lender Intercreditor Agreement, a Joinder to Second Priority Intercreditor Agreement and a Joinder to Senior Fixed Collateral Intercreditor Agreement, and the terms of this Agreement shall be subject to the terms of the Senior Lender Intercreditor Agreement, the Second Priority Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement, and in the event of any inconsistency between any provision herein and therein, the terms of the applicable lntercreditor Agreement shall govern. In accordance with the provisions of the Credit Agreement, the Collateral Agent is acting herein as Collateral Agent for the Secured Parties under the Credit Agreement. Anything contained herein or in any of the other Loan Documents to the contrary notwithstanding, the Collateral Agent shall not be required to take any action under this Agreement that would result in a breach by the Collateral Agent of its obligations under any other Loan Document. So long as the Senior Lender Intercreditor Agreement and/or the Senior Fixed Collateral Intercreditor Agreement is outstanding, any requirement of this Agreement to deliver Collateral to the Collateral Agent shall be deemed satisfied by delivery of such Collateral to the applicable agent under the applicable Intercreditor Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BERRY GLOBAL, INC.

By:
Name:
Title:

[Signature Page to the First Lien Guarantee and Collateral Agreement]

BERRY GLOBAL GROUP, INC.,

By:
Name:
Title:

[ ],
as Collateral Agent

By:
Name:
Title:

[Signature Page to the First Lien Guarantee and Collateral Agreement]

AEROCON, LLC
AVINTIV ACQUISITION CORPORATION
AVINTIV INC.
AVINTIV SPECIALTY MATERIALS INC.
BERRY FILM PRODUCTS ACQUISITION COMPANY, INC.
BERRY FILM PRODUCTS COMPANY, INC.
BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII
BERRY GLOBAL FILMS, LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS 1K, LLC
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY SPECIALTY TAPES, LLC
BERRY STERLING CORPORATION
BPREX BRAZIL HOLDING INC.
BPREX CLOSURE SYSTEMS, LLC
BPREX CLOSURES KENTUCKY INC.
BPREX CLOSURES, LLC
BPREX DELTA INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.
BPREX PLASTIC PACKAGING INC.
BPREX PLASTICS SERVICES COMPANY INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CAPLAS LLC
CAPLAS NEPTUNE, LLC
CAPTIVE PLASTICS HOLDINGS, LLC
CAPTIVE PLASTICS, LLC
CARDINAL PACKAGING, INC.
CHICOPEE, INC.
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC
CPI HOLDING CORPORATION
DOMINION TEXTILE (USA), L.L.C.
FABRENE, L.L.C.
FIBERWEB GEOS, INC.

[Signature Page to the First Lien Guarantee and Collateral Agreement]

FIBERWEB, LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC
OLD HICKORY STEAMWORKS, LLC
PACKERWARE, LLC
PESCOR, INC.
PGI EUROPE, INC.
PGI POLYMER, INC.
PLIANT INTERNATIONAL, LLC
PLIANT, LLC
POLY-SEAL, LLC
PRIME LABEL & SCREEN INCORPORATED
PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.
ROLLPAK CORPORATION
SAFFRON ACQUISITION, LLC
SEAL FOR LIFE INDUSTRIES, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC
UNIPLAST HOLDINGS, LLC
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.

By:
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to the First Lien Guarantee and Collateral Agreement]

LADDAWN, INC.
DUMPLING ROCK, LLC
ESTERO PORCH, LLC
LAMB’S GROVE, LLC
MILLHAM, LLC
SUGDEN, LLC

By:
Name: Jason K. Greene
Title: Executive Vice President

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By:	Caplas Neptune, LLC, its General Partner

By:
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

CHOCKSETT ROAD LIMITED PARTNERSHIP

By:	Berry Global, Inc., its General Partner

By:
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

CHOCKSETT ROAD REALTY TRUST

By:	Laddawn, Inc., its Trustee

By:
Name: Jason K. Greene
Title: Executive Vice President

[Signature Page to the First Lien Guarantee and Collateral Agreement]

SCHEDULE I

Subsidiary Parties

	Name	Jurisdiction
1.	AeroCon, LLC	Delaware
2.	AVINTIV Acquisition Corporation	Delaware
3,	AVINTIV Inc.	Delaware
4.	AVINTIV Specialty Materials Inc.	Delaware
5.	Berry Film Products Acquisition Company, Inc.	Delaware
6.	Berry Film Products Company, Inc.	Delaware
7.	Berry Global Films, LLC	Delaware
8.	Berry Plastics Acquisition Corporation V	Delaware
9.	Berry Plastics Acquisition Corporation XII	Delaware
10.	Berry Plastics Acquisition Corporation XIII	Delaware
11.	Berry Plastics Acquisition LLC X	Delaware
12.	Berry Plastics Design, LLC	Delaware
13.	Berry Plastics Filmco, Inc.	Delaware
14.	Berry Plastics IK, LLC	Delaware
15.	Berry Plastics Opco, Inc.	Delaware
16.	Berry Plastics SP, Inc.	Delaware
17.	Berry Plastics Technical Services, Inc.	Delaware
18.	Berry Specialty Tapes, LLC	Delaware
19.	Berry Sterling Corporation	Delaware
20.	BPRex Brazil Holding Inc.	Delaware
21.	BPRex Closure Systems, LLC	Delaware
22.	BPRex Closures Kentucky Inc.	Delaware
23.	BPRex Closures, LLC	Delaware
24.	BPRex Delta Inc.	Delaware
25.	BPRex Healthcare Brookville Inc.	Delaware
26.	BPRex Healthcare Packaging Inc.	Delaware

	Name	Jurisdiction
27.	BPRex Plastic Packaging Inc.	Delaware
28.	BPRex Plastics Services Company Inc.	Delaware
29.	BPRex Product Design and Engineering Inc.	Minnesota
30.	BPRex Specialty Products Puerto Rico Inc.	New Jersey
31.	Caplas LLC	Delaware
32.	Caplas Neptune, LLC	Delaware
33.	Captive Plastics Holdings, LLC	Delaware
34.	Captive Plastics, LLC	Delaware
35.	Cardinal Packaging, Inc.	Delaware
36.	Chicopee, Inc.	Delaware
37.	Chocksett Road Limited Partnership	Massachusetts
38.	Chocksett Road Realty Trust	Massachusetts
39.	Covalence Specialty Adhesives LLC	Delaware
40.	Covalence Specialty Coatings LLC	Delaware
41.	CPI Holding Corporation	Delaware
42.	Dominion Textile (USA), L.L.C.	Delaware
43.	Dumpling Rock, LLC	Massachusetts
44.	Estero Porch, LLC	Delaware
45.	Fabrene, L.L.C.	Delaware
46.	Fiberweb GEOS, Inc.	Virginia
47.	Fiberweb, LLC	Delaware
48.	Grafco Industries Limited Partnership	Maryland
49.	Kerr Group, LLC	Delaware
50.	Knight Plastics, LLC	Delaware
51.	Laddawn, Inc.	Massachusetts
52.	Lamb’s Grove, LLC	Delaware
53.	Millham, LLC	Delaware
54.	Old Hickory Steamworks, LLC	Delaware
55.	Packerware, LLC	Delaware

	Name	Jurisdiction
56.	Pescor, Inc.	Delaware
57.	PGI Europe, Inc.	Delaware
58.	PGI Polymer, Inc.	Delaware
59.	Pliant International, LLC	Delaware
60.	Pliant, LLC	Delaware
61.	Poly-Seal, LLC	Delaware
62.	Prime Label & Screen Incorporated	Wisconsin
63.	Pristine Brands Corporation	Delaware
64.	Providencia USA, Inc.	North Carolina
65.	Rollpak Corporation	Delaware
66.	Saffron Acquisition, LLC	Delaware
67.	Seal for Life Industries, LLC	Delaware
68.	Setco, LLC	Delaware
69.	Sugden, LLC	Delaware
70.	Sun Coast Industries, LLC	Delaware
71.	Uniplast Holdings, LLC	Delaware
72.	Uniplast U.S., Inc.	Delaware
73.	Venture Packaging Midwest, Inc.	Delaware
74.	Venture Packaging, Inc.	Delaware

Schedule II

Pledged Stock; Debt Securities

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
1.	159422 Canada Inc.	Canada		DT Acquisition, Inc.	35.00%
2.	AEP Canada Inc.	Canada		Berry Global Films, LLC	100.00%
3.	AEP Industries Finance Inc.	USA	DE	Berry Global Films, LLC	100.00%
4.	AeroCon, LLC	USA	DE	Berry Global, Inc.	100.00%
5.	Aspen Industrial S.A. de C.V.	Mexico		Pliant, LLC and Pliant Corporation International (1 share)	100.00%
6.	AVINTIV Inc.	USA	DE	Berry Global, Inc.	100.00%
7.	AVINTIV Acquisition Corporation	USA	DE	AVINTIV Inc.	100.00%
8.	AVINTIV Specialty Materials, Inc.	USA	DE	AVINTIV Acquisition Corporation	100.00%
9.	Berry Film Products Acquisition Company, Inc. (f/k/a Clopay Plastic Products Acquisition Company, Inc.)	USA	DE	Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	100.00%
10.	Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	USA	DE	Berry Global, Inc.	100.00%
11.	Berry Global Films, LLC (f/k/a Berry Plastics Acquisition Corporation XV, LLC)	USA	DE	Berry Global, Inc.	100.00%
12.	Berry Global Group, Inc. (f/k/a Berry Plastics Group, Inc.)	USA	DE
13.	Berry Global, Inc. (f/k/a Berry Plastics Corporation)	USA	DE	Berry Plastics Group, Inc.	100.00%
14.	Berry Plastics Acquisition Corporation V	USA	DE	Berry Global, Inc.	100.00%
15.	Berry Plastics Acquisition Corporation XII	USA	DE	Berry Global, Inc.	100.00%
16.	Berry Plastics Acquisition Corporation XIII	USA	DE	Berry Global, Inc.	100.00%
17.	Berry Plastics Acquisition Corporation XIV, LLC	USA	DE	Berry Global, Inc.	100.00%
18.	Berry Plastics Acquisition LLC II	USA	DE	Berry Global, Inc.	100.00%
19.	Berry Plastics Acquisition LLC X	USA	DE	Berry Global, Inc.	100.00%
20.	Berry Plastics Asia Pacific Limited	Hong Kong		Berry Plastics Hong Kong Limited	100.00%
21.	Berry Plastics Asia Pte. Ltd.	Singapore		Berry Plastics International B.V.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
22.	Berry Plastics Beheer B.V.	Netherlands		Berry Global Dutch Holding B.V.	100.00%
23.	Berry Plastics Canada, Inc.	Canada		Berry Global, Inc.	100.00%
24.	Berry Plastics de Mexico, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	100.00%
25.	Berry Plastics Design, LLC	USA	DE	Berry Global, Inc.	100.00%
26.	Berry Global Dutch Holding B.V.	Netherlands		Berry Plastics International B.V.	100.00%
27.	Berry Plastics Escrow Corporation	USA	DE	Berry Global, Inc.	100.00%
28.	Berry Plastics Escrow, LLC	USA	DE	Berry Global, Inc.	100.00%
29.	Berry Plastics Filmco, Inc.	USA	DE	Berry Global, Inc.	100.00%
30.	Berry Plastics France Holdings SAS	France		Berry Plastics International B.V.	100.00%
31.	Berry Plastics GmbH	Germany		Berry Plastics Holding GmbH & Co. KG	100.00%
32.	Berry Plastics Holding GmbH & Co. KG	Germany		Berry Plastics International GmbH is the General Partner and Berry Plastics International B.V. is the limited partner	100.00%
33.	Berry Plastics Hong Kong Limited	Hong Kong		Berry Plastics International B.V.	100.00%
34.	Berry Plastics IK, LLC	USA	DE	Berry Global, Inc.	100.00%
35.	Berry Plastics International B.V.	Netherlands		Berry Plastics International C.V.	100.00%
36.	Berry Plastics International C.V.	Netherlands		Pliant, LLC (1%) and Berry Global, Inc. (99%)	100.00%
37.	Berry Plastics International GmbH	Germany		Berry Plastics International B.V.	100.00%
38.	Berry Plastics International, LLC	USA	DE	Berry Plastics International B.V.	100.00%
39.	Berry Plastics Malaysia SDN BHD	Malaysia		Berry Plastics Singapore Pte. Ltd.	60.00%
40.	Berry Plastics Opco, Inc.	USA	DE	Berry Global, Inc.	100.00%
41.	Berry Plastics Qingdao Limited	CHINA		Berry Plastics Hong Kong Limited	100.00%
42.	Berry Plastics SP, Inc.	USA	DE	Berry Global, Inc.	100.00%
43.	Berry Plastics Technical Services, Inc.	USA	DE	Venture Packaging, Inc.	100.00%
44.	Berry Specialty Tapes, LLC (f/k/a Berry Plastics Acquisition Corporation XI)	USA	DE	Berry Global, Inc.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
45.	Berry Sterling Corporation	USA	DE	Berry Global, Inc.	100.00%
46.	Bonlam, S.A. DE C.V.	Mexico		Pristine Brands Corporation	99.99%
47.	Bonlam, S.A. DE C.V.	Mexico		Chicopee, Inc.	0.01%
48.	BP Parallel, LLC	USA	DE	Berry Global, Inc.	100.00%
49.	BPRex Brazil Holding Inc.	USA	DE	BPRex Healthcare Brookville, Inc.	100.00%
50.	BPRex Closure Systems, LLC	USA	DE	Berry Global, Inc.	100.00%
51.	BPRex Closures Kentucky Inc.	USA	DE	Berry Global, Inc.	100.00%
52.	BPRex Closures, LLC	USA	DE	Berry Global, Inc.	100.00%
53.	BPRex de Mexico S.A. de R.L. de CV	Mexico		Berry Global, Inc. and Berry Plastics Acquisition LLC X (1 share)	100.00%
54.	BPRex Delta Inc.	USA	DE	Berry Global, Inc.	100.00%
55.	BPRex Healthcare Brookville Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%
56.	BPRex Healthcare Offranville	France		Berry Plastics France Holdings SAS	100.00%
57.	BPRex Healthcare Packaging, Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%
58.	BPRex Partipacoes Ltda	Brazil		Berry Plastics International B.V.	99.00%
59.	BPRex Partipacoes Ltda	Brazil		Berry Plastics Acquisition LLC X	1.00%
60.	BPRex Plastic Packaging (India Holdings) Limited	UK		Berry Plastics International B.V.	100.00%
61.	BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		Berry Global, Inc.	50.00%
62.	BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		BPRex Plastics Services Company Inc.	0.002%
63.	BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		BPRex Healthcare Packaging, Inc.	49.998%
64.	BPRex Plastic Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%
65.	BPRex Plastic Services Company Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%
66.	BPRex Plasticos Do Brasil Ltda	Brazil		BPRex Partipacoes Ltda	100.00%
67.	BPRex Product Design & Engineering Inc.	USA	MN	BPRex Healthcare Brookville, Inc.	100.00%
68.	BPRex Singapore Pte. Ltd.	Singapore		Berry Plastics International B.V.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
69.	BPRex Specialty Products Puerto Rico Inc.	USA	NJ	BPRex Plastic Packaging, Inc.	100.00%
70.	Caplas LLC	USA	DE	Captive Plastics LLC	100.00%
71.	Caplas Neptune, LLC	USA	DE	Captive Plastics LLC	100.00%
72.	Captive Plastics Holdings, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
73.	Captive Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
74.	Cardinal Packaging, Inc.	USA	DE	CPI Holding Corporation	100.00%
75.	Chicopee Asia, Limited	Hong Kong		Chicopee, Inc.	100.00%
76.	Chicopee Holdings B.V.	Netherlands		PGI Europe, Inc.	100.00%
77.	Chicopee Holdings C.V.	Netherlands		Chicopee Holdings, B.V.	99.99%
78.	Chicopee Holdings C.V.	Netherlands		PGI Holdings, B.V.	0.01%
79.	Chicopee, Inc.	USA	DE	PGI Polymer, Inc.	100.00%
80.	Chocksett Road Limited Partnership	USA	MA	Berry Global, Inc.	98% Limited Partnership Interests 2% General Partnership Interests
81.	Chocksett Road Realty Trust	USA	MA	Chocksett Road Limited Partnership	Sole Beneficiary
82.	Berry Acquisition Company do Brasil Ltda.	Brazil		Berry Holding Company do Brasil Ltda.	99.99%
83.	Berry Acquisition Company do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	00.01%
84.	Berry Aschersleben GmbH	Germany		Berry Europe GmbH	100.00%
85.	Berry do Brasil Ltda.	Brazil		Berry Acquisition Company do Brasil Ltda.	92.74%
86.	Berry do Brasil Ltda.	Brazil		Berry Holding Company do Brasil Ltda.	00.01%
87.	Berry do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	07.25%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
88.	Berry Dombühl GmbH	Germany		Berry Europe GmbH	100.00%
89.	Berry Europe GmbH	Germany		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	100.00%
90.	Berry Holding Company do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	99.99%
91.	Berry Holding Company do Brasil Ltda.	Brazil		Berry Global, Inc.	00.01%
92.	Berry Trading (Shanghai) Co., Ltd.	China		Berry Plastic Products Acquisition Company, Inc.	100.00%
93.	Companhai Providencia Industria e Comercio	Brazil		PGI Polimeros do Brazil S.A.	100.00%
94.	Covalence Specialty Adhesives LLC	USA	DE	Berry Global, Inc.	100.00%
95.	Covalence Specialty Coatings LLC	USA	DE	Berry Global, Inc.	100.00%
96.	CPI Holding Corporation	USA	DE	Berry Global, Inc.	100.00%
97.	CSM Mexico SPV LLC	USA	DE	Berry Global, Inc.	100.00%
98.	Dominion Textile (USA), L.L.C.	USA	DE	Chicopee, Inc.	100.00%
99.	Dominion Textile Inc.	Canada		DT Acquisition, Inc.	100.00%
100.	Dominion Textile Mauritius Inc.	Mauritius		PGI Polymer Group Inc.	100.00%
101.	Dounor SAS	France		PGI France Holdings SAS	100.00%
102.	DT Acquisition Inc.	Canada		AVINTIV Specialty Materials, Inc.	100.00%
103.	Dumpling Rock, LLC	USA	MA	Berry Global, Inc.	100.00%
104.	Estero Porch, LLC	USA	DE	Berry Global, Inc.	100.00%
105.	Fabrene, Inc.	Canada		Chicopee Holdings B.V.	100.00%
106.	Fabrene, L.L.C.	USA	DE	PGI Europe, Inc.	100.00%
107.	Fiberweb (Tianjin) Specialty Nonwovens Company Limited	China		Fiberweb Asia Pacific Limited	100.00%
108.	Fiberweb Asia Pacific Limited	Hong Kong		Fiberweb Holdings Limited	100.00%
109.	Fiberweb Berlin GmbH	Germany		Fiberweb Holding Deutschland Gmbh	100.00%
110.	Fiberweb France SAS	France		PGI Holdings France SAS	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
111.	Fiberweb Geos, Inc.	USA	VA	PGI Europe, Inc.	100.00%
112.	Fiberweb Geosynthetics Limited	UK		Fiberweb Holdings Limited	100.00%
113.	Fiberweb Geosynthetiques Sarl	France		Fiberweb France SAS	100.00%
114.	Fiberweb Holding Deutschland GmbH	Germany		Fiberweb Holdings Limited	100.00%
115.	Fiberweb Holdings Limited	UK		Fiberweb Limited	100.00%
116.	Fiberweb Italia S.p.A.	Italy		Fiberweb Holdings Limited	100.00%
117.	Fiberweb Limited	UK		PGI Acquisition Limited	100.00%
118.	Fiberweb Terno D’Isola Srl	Italy		Fiberweb Italia S.p.A.	100.00%
119.	Fiberweb, LLC f/k/a Fiberweb, Inc.	USA	DE	PGI Europe, Inc.	100.00%
120.	Fortunes Best Trading Limited	Hong Kong		Berry Plastics Hong Kong Ltd	100.00%
121.	Frans Nooren Afdichtingssystemen B.V.	Netherlands		Berry Plastics Beheer B.V.	100.00%
122.	Geca-Tapes B.V.	Netherlands		PGI Nonwovens B.V.	100.00%
123.	Genius World Holding Ltd	Hong Kong		Berry Plastics Hong Kong Ltd	100.00%
124.	Grafco Industries Limited Partnership	USA	MD	Caplas LLC	99.00%
125.	Grafco Industries Limited Partnership	USA	MD	Caplas Neptune, LLC	1.00%
126.	Grupo de Servicios Berpla, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	65.00%
127.	Jacinto Mexico, S.A. de C.V.	Mexico		Pliant, LLC	<1%
128.	Jacinto Mexico, S.A. de C.V.	Mexico		Aspen Industrial S.A. de C.V.	99+%
129.	Kerr Group, LLC	USA	DE	Berry Global, Inc.	100.00%
130.	Knight Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
131.	Korma S.p.A.	Italy		Fiberweb Italia S.p.A.	100.00%
132.	Laddawn, Inc.	USA	MA	Berry Global, Inc.	100.00%
133.	Lamb’s Grove, LLC	USA	DE	Berry Global, Inc.	100.00%
134.	Millham, LLC	USA	DE	Berry Global, Inc.	100.00%
135.	Nanhai Nanxin Non Woven Co. Ltd	China		PGI Nonwovens (Mauritius)	100.00%
136.	Old Hickory Steamworks, LLC	USA	DE	Fiberweb, LLC	100.00%
137.	Packerware, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
138.	Pescor, Inc.	USA	DE	Berry Global, Inc.	100.00%
139.	Pfizer Investment Ltd	Hong Kong		Berry Plastics Hong Kong Ltd	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
140.	PGI Acquisition Limited	UK		PGI Europe, Inc.	100.00%
141.	PGI Argentina S.A.	Argentina		PGI Nonwovens B.V.	97.41%
142.	PGI Argentina S.A.	Argentina		PGI Netherlands Holdings (No. 2) B.V.	2.59%
143.	PGI Colombia LTDA	Columbia		Plymer Group Holdings C.V.	5.30%
144.	PGI Columbia LTDA	Columbia		PGI Netherlands Holdings (No. 2) B.V.	94.70%
145.	PGI Europe, Inc.	USA	DE	Chicopee, Inc.	100.00%
146.	PGI France Holdings SAS	France		PGI Netherlands Holdings B.V.	100.00%
147.	PGI France SAS	France		PGI France Holdings SAS	100.00%
148.	PGI Holdings B.V.	Netherlands		Chicopee Holdings B.V.	100.00%
149.	PGI Netherlands Holdings (NO. 2) B.V.	Netherlands		Polymer Group Holdings C.V.	100.00%
150.	PGI Netherlands Holdings B.V.	Netherlands		Polymer Group Holdings C.V.	100.00%
151.	PGI Non-Woven (China) Co. Ltd	China		PGI Nonwovens (Mauritius)	100.00%
152.	PGI Nonwovens (Mauritius)	Netherlands		PGI Polymer, Inc.	100.00%
153.	PGI Nonwovens B.V.	Netherlands		Polymer Group Holdings C.V.	94.90%
154.	PGI Nonwovens B.V.	Netherlands		Chicopee Holdings B.V.	5.10%
155.	PGI Nonwovens Germany GmbH	Germany		PGI Nonwovens B.V.	100.00%
156.	PGI Polimeros Do Brazil S.A.	Brazil		Polymer Group Holdings C.V.	99.80%
157.	PGI Polimeros Do Brazil S.A.	Brazil		PGI Netherlands Holdings B.V.	0.20%
158.	PGI Polymer, Inc.	USA	DE	Avintiv Specialty Materials, Inc.	100.00%
159.	PGI Spain S.L. U	Spain		Chicopee Holdings B.V.	100.00%
160.	Pliant de Mexico S.A. de C.V.	Mexico		Aspen Industrial S.A. de C.V.	63.97%
161.	Pliant de Mexico S.A. de C.V.	Mexico		Pliant, LLC	36.03%
162.	Pliant International, LLC	USA	DE	Pliant, LLC	100.00%
163.	Pliant, LLC	USA	DE	Berry Global, Inc.	100.00%
164.	Polymer Group Holdings C.V.	Netherlands		Chicopee Holdings C.V.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
165.	Poly-Seal, LLC	USA	DE	Berry Global, Inc.	100.00%
166.	Prime Label & Screen Incorporated	USA	WI	Berry Global, Inc.	100.00%
167.	Pristine Brands Corporation	USA	DE	PGI Europe, Inc.	100.00%
168.	Providencia USA, Inc.	USA	NC	Chicopee, Inc.	100.00%
169.	Rafypak, S.A. de C.V.	Mexico		Tyco Acquisition Alpha LLC	99.00%
170.	Rafypak, S.A. de C.V.	Mexico		CSM Mexico SPV LLC	1.00%
171.	Rexam Pharma Packaging India Pvt. Ltd.	India		BPRex Plastic Packaging (India) Ltd.	100.00%
172.	Rollpak Corporation	USA	DE	Berry Global, Inc.	100.00%
173.	Saffron Acquisition, LLC	USA	DE	Kerr Group, LLC	100.00%
174.	SCI Vertuquet	France		Dounor SAS	100.00%
175.	Seal for Life India Private Limited	India		Berry Global, Inc.	100.00%
176.	Seal for Life Industries Beta LLC	USA	DE	Seal for Life Industries Tijuana LLC	100.00%
177.	Seal for Life Industries BVBA	Belgium		Berry Plastics Acquisition LLC II and Berry Plastics Holding Gmbh & Co. KG (99.99%)	100.00%
178.	Seal for Life Industries Mexico, S. de R.L. de C.V.	Mexico		Seal for Life Industries Beta LLC	99+%
179.	Seal for Life Industries Mexico, S. de R.L. de C.V.	Mexico		Seal for Life Industries Tijuana LLC	One Share
180.	Seal for Life Industries Tijuana LLC	USA	DE	Berry Global, Inc.	100.00%
181.	Seal for Life Industries, LLC	USA	DE	Berry Global, Inc.	100.00%
182.	Setco, LLC	USA	DE	Kerr Group, LLC	100.00%
183.	Stopaq B.V.	Netherlands		Berry Plastics Beheer B.V.	100.00%
184.	Stopaq Saudi Factory LLC	Saudi		Stopaq B.V.	51.00%
185.	Sugden, LLC	USA	DE	Berry Global, Inc.	100.00%
186.	Sun Coast Industries, LLC	USA	DE	Saffron Acquisition, LLC	100.00%
187.	Berry Film Products Co., Ltd.	China		Berry Film Products Acquisition Company, Inc.	100.00%
188.	Terram Defencell Limited	UK		Terram Limited	50.00%
189.	Terram Geosynthetics Private Limited	India		Fiberweb Holdings Limited	53.20%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
190.	Terram Geosynthetics Private Limited	India		Terram Limited	11.80%
191.	Terram Limited	UK		Fiberweb Holdings Limited	100.00%
192.	Tyco Acquisition Alpha LLC	USA	DE	CSM Mexico SPF LLC	100.00%
193.	Uniplast Holdings, LLC	USA	DE	Pliant, LLC	100.00%
194.	Uniplast U.S., Inc.	USA	DE	Uniplast Holdings, Inc.	100.00%
195.	United Packaging Dongguan	China		Genius World Holding Ltd	100.00%
196.	United Packaging Jiangmen	China		Genius World Holding Ltd	100.00%
197.	Venture Packaging Midwest, Inc.	USA	DE	Venture Packaging, Inc.	100.00%
198.	Venture Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%

Intercompany Notes for legacy Berry entities:

•	Promissory Note in the initial principal amount of approximately USD 30,000,000 dated April 1, 2016, by Berry Europe GmbH to Clopay Plastic Products Company, Inc., now known as Berry Film Products Company, Inc.

Intercompany Notes for legacy AVINTIV Entities:

Type of Instrument	Debtor	Initial Principal Amount
AVINTIV Specialty Materials Inc. (f/k/a Polymer Group, Inc.)
Promissory Note	Chicopee Holdings B.V.	$37,000,000
Promissory Note	Dominion Textile Mauritius Inc.	$5,225,000
Promissory Note	PGI Nonwovens Germany GmbH	€ 6,845,000
PGI Europe, Inc.
Promissory Note	Polymer Group Holdings C.V.	$244,438,341
Promissory Note	Polymer Group Holdings C.V.	$65,984,955
PGI Polymer, Inc.
Promissory Note	PGI Nonwovens Germany GmbH	€ 6,844,731

Intercompany Notes in connection with the Acquisition

•	Promissory Note dated March 8, 2019, by Berry Global International Holdings Limited to AVINTIV Inc.
•	Promissory Note dated March 8, 2019, by AVINTIV Inc. to Berry Global Inc.

Schedule III

Intellectual Property

Patents

See attached.

Trademarks

See attached.

Copyrights

Title	Claimant	Authorship on Application	Registration No.	Registration Date	Date of Creation	Date of Publication	Nation of First Publication
Cookie Snack Bag Packaging Photograph	AEP Industries Inc. 125 Phillips Ave South Hackensack, NJ 07606 U.S.A.	AEP Industries Inc., employer for hire	VA0001811441	4/24/2012	1997	9/27/1999	United States

Country	Title	Filing Date	Application Number	Publication Date	Publication Number	Issue Date	Patent Number	Status	Owner
Argentina	Nonwoven Fabric (New Spinlace Design)	Oct 16, 2015	89117			Oct 16, 2015	89117	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric	Dec 30, 2015	89491			Dec 30, 2015	89491	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric	Dec 30, 2015	89492			Dec 30, 2015	89492	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric (Vista Design Pattern)	Aug 24, 2016	90439			Aug 24, 2016	90439	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric (Vista Design Pattern)	Aug 25, 2016	90443			Aug 25, 2016	90443	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric (Whistler Wave Design)	Sep 26, 2016	90718			Sep 26, 2016	90718	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric (Tough Mudder Design)	Sep 26, 2016	90719			Sep 26, 2016	90719	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric (Whistler Wave Design)	Sep 26, 2016	90720			Sep 26, 2016	90720	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric (Whistler Wave Design)	Sep 26, 2016	90721			Sep 26, 2016	90721	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric (Tough Mudder Design)	Sep 26, 2016	90722			Sep 26, 2016	90722	Issued	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric (Tough Mudder Design)	Sep 26, 2016	90723					Pending	AVINTIV Specialty Materials Inc.
Argentina	Nonwoven Fabric With Improved Hand-Feel	Jan 9, 2017	20170100051		AR107326A1			Published	AVINTIV Specialty Materials Inc.
Argentina	Nonwovens With Additive Enhancing Barrier Properties	Mar 1, 2017	20170100506		AR107764A1			Published	AVINTIV Specialty Materials Inc.
Argentina	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	94210					Pending	Berry Global, Inc.
Argentina	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	94211					Pending	Berry Global, Inc.
Argentina	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	94212					Pending	Berry Global, Inc.
Argentina	BREATHABLE FILM AND METHOD OF MAKING THE BREATHABLE FILM	11/08/2017	20170103095					Pending	BERRY PLASTICS CORPORATION
Argentina	ELASTIC FILM	11/08/2017	20170103096					Pending	BERRY PLASTICS CORPORATION
Argentina	ELASTOMERIC MATERIALS	01/23/2009	P090100219			01/31/2017	AR070247B1	Issued	Clopay Plastic Products, Company Inc.
Argentina	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	03/11/2014	P140100830					Pending	Clopay Plastic Products, Company Inc.
Argentina	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 16, 2008	AR2008P101570		068304			Published	Dounor SAS/Aplix, Inc.
Argentina	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 16, 2008	AR2012P100569		085300			Published	Dounor SAS/Aplix, Inc.
Argentina	Nonwoven Fabrics (Soft Bond Pattern Designs)	Oct 15, 2012	84628			Oct 15, 2012	84628	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84629			Oct 15, 2012	84629	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84630			Oct 15, 2012	84630	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84631			Oct 15, 2012	84631	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka: Soft Bond Pattern Designs)	Oct 15, 2012	84632			Oct 15, 2012	84632	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84633			Oct 15, 2012	84633	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84634			Oct 15, 2012	84634	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84635			Oct 15, 2012	84635	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84636			Oct 15, 2012	84636	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84637			Oct 15, 2012	84637	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84638			Oct 15, 2012	84638	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84639			Oct 15, 2012	84639	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84640			Oct 15, 2012	84640	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84641			Oct 15, 2012	84641	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84642			Oct 15, 2012	84642	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84643			Oct 15, 2012	84643	Issued	Polymer Group, Inc.
Argentina	Soft Bond Pattern Designs	Oct 15, 2012	84644			Oct 15, 2012	84644	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84645			Oct 15, 2012	84645	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84646			Oct 15, 2012	84646	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84647			Oct 15, 2012	84647	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84648			Oct 15, 2012	84648	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84649			Oct 15, 2012	84649	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84650			Oct 15, 2012	84650	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84651			Oct 15, 2012	84651	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84652			Oct 15, 2012	84652	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84653			Oct 15, 2012	84653	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84654			Oct 15, 2012	84654	Issued	Polymer Group, Inc.
Argentina	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	84655			Oct 15, 2012	84655	Issued	Polymer Group, Inc.
Argentina	Multi-zone spinnerette	Oct 2, 2013	20130103583		AR092889A1			Published	Polymer Group, Inc.
Argentina	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Sep 22, 2015	20150103042		AR104080A2			Published	Polymer Group, Inc.
Argentina	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 12, 2007	P070104530		063271	Sep 30, 2015	AR063271B1	Issued	Polymer Group, Inc.
Argentina	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 7, 2012	P120102889			Apr 18, 2017	087481	Issued	Polymer Group, Inc.
Argentina	Nonwoven Wipe With Bonding Pattern	Apr 25, 2013	20130101393		AR090845			Published	Providencia USA, Inc.
Argentina	CLOSURE	11/10/2000	68558				68558	Issued	Rexam Closure Systems Inc.
Australia	FILM CUTTER ASSEMBLY	09/30/2002	2002337799			04/22/2003	2002337799	Issued	AEP Industies Inc.
Australia	Nonwoven Fabric (Whistler Wave Design)	Sep 8, 2016	201615033			Jan 9, 2017	201615033	Issued	AVINTIV Specialty Materials Inc.
Australia	Nonwoven Fabric (Tough Mudder Design)	Sep 9, 2016	201615044			Nov 28, 2016	201615044	Issued	AVINTIV Specialty Materials Inc.
Australia	Nonwoven Fabric (Tough Mudder Design)	Nov 25, 2016	201616631			Dec 20, 2016	201616631	Issued	AVINTIV Specialty Materials Inc.
Australia	Nonwoven Fabric (Tough Mudder Design)	Nov 25, 2016	201616632			Dec 19, 2016	201616632	Issued	AVINTIV Specialty Materials Inc.
Australia	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	2015300833					Pending	AVINTIV Specialty Materials Inc.
Australia	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	2016291657					Pending	AVINTIV Specialty Materials Inc.
Australia	Nonwoven Fabric With Improved Hand-Feel	Jan 5, 2017	2017205991					Pending	AVINTIV Specialty Materials Inc.
Australia	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	AU2016291767					Pending	AVINTIV Specialty Materials Inc.
Australia	Reinforced Protective Covers and Guards for Trees, Shrubs, and Vines	Oct 7, 2016	AU2016335751					Pending	AVINTIV Specialty Materials Inc.
Australia	Bonding Pattern for a Nonwoven Fabric	Nov 20, 2018	201816968					Pending	Berry Global, Inc.
Australia	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	2016293826					Pending	BERRY GLOBAL, INC.
Australia	INSULATED CONTAINER	06/07/2012	2012271047			11/03/2016	2012271047	Issued	Berry Plastics Corporation
Australia	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	2012302251			10/06/2016	2012302251	Issued	BERRY PLASTICS CORPORATION
Australia	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	2016204692			07/26/2018	2016204692	Issued	BERRY PLASTICS CORPORATION
Australia	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	2016350820					Pending	BERRY PLASTICS CORPORATION
Australia	CONTAINER WITH CHILD-RESISTANT CLOSURE	11/28/1997	3878/97			05/28/1999	137352	Issued	BERRY PLASTICS CORPORATION
Australia	ELASTOMERIC MATERIALS	01/23/2009	2009206346			06/11/2015	2009206346	Issued	Clopay Plastic Products, Company Inc.
Australia	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	2015259236					Pending	Clopay Plastic Products, Company Inc.
Australia	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/26/2015	2015306645					Pending	Clopay Plastic Products, Company Inc.
Australia	A Ground Reinforcing Grid	Apr 23, 2010	2010247235		2010247235	Oct 15, 2015	2010247235	Issued	Fiberweb Geosynthetics Limited
Australia	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	2008289195		2008289195	Sep 6, 2012	2008289195	Issued	Fiberweb, Inc.
Australia	HERMETIC PACKAGES WITH LASER SCORED VENT SYSTEMS	05/20/2009	2009257891			06/12/2014	2009257891	Issued	PLIANT, LLC
Australia	Soft Polypropylene Melt Spun Nonwoven Fabrics	Feb 12, 2001	1971901		782574	Feb 21, 2002	782574	Issued	Polymer Group, Inc.
Australia	Hydroentanglement Of Continuous Polymer Filaments	Jan 12, 2001	2001229480		AU2001229480B2	Dec 7, 2006	2001229480	Issued	Polymer Group, Inc.
Australia	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Sep 26, 2007	2007219330		2007219330	Aug 30, 2012	2007219330	Issued	Polymer Group, Inc.
Australia	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Sep 26, 2007	2012203368		2012203368	Feb 14, 2013	2012203368	Issued	Polymer Group, Inc.
Australia	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/20/2009	2009202916			05/08/2014	2009202916	Issued	PRIME LABEL & SCREEN, INC.
Australia	CLOSURE	05/12/2000	1452/2000			11/27/2000	142356	Issued	Rexam Closure Systems Inc.
Austria	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Austria	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	03/03/2000	00907820.5			12/03/2003	E255705	Issued	Covalence Specialty Materials Corp.
Austria	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Austria	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Austria	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Austria	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Austria	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	Mar 3, 2000	009078205		1159561	Dec 3, 2003	1159561	Issued	Tyco Electronics Raychem N.V.
Belgium	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Belgium	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Belgium	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	02750200.4			03/15/2017	1412181	Issued	Clopay Plastic Products, Company Inc.
Belgium	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	03/25/2005	05727728.7			09/16/2015	1765572	Issued	Clopay Plastic Products, Company Inc.
Belgium	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2242465	Issued	Clopay Plastic Products, Company Inc.
Belgium	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
Belgium	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Belgium	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	2733240	Issued	Dounor SAS
Belgium	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Belgium	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Belgium	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Belgium	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Belgium	Process and Apparatus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
Belgium	AGRICULTURAL BARRIER FILMS HAVING SUPERIOR TEAR STRENGTH PROPERTIES	08/17/2007	07841071.9	12/21/2011	2051578	12/21/2011	2051578	Issued	PLIANT, LLC
Belgium	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Belgium	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Belgium	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Brazil	Monolithic Breathable Film and Composite Manufactured Therefrom	Dec 17, 2015	1120170131994		2457			Published	AVINTIV Specialty Materials Inc.
Brazil	Nonwoven Fabric	Dec 30, 2015	3020150060174		2421	Sep 12, 2017	BR302015006017-4	Issued	AVINTIV Specialty Materials Inc.
Brazil	Nonwoven Fabric (Vista Design Pattern)	Aug 23, 2016	3020160036578			Mar 20, 2018	30 2016 003657 8	Issued	AVINTIV Specialty Materials Inc.
Brazil	Nonwoven Fabric	Dec 30, 2015	3220170032209		2457	Feb 6, 2018	BR322017003220-9	Issued	AVINTIV Specialty Materials Inc.
Brazil	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	BR1120170024381		2448			Published	AVINTIV Specialty Materials Inc.
Brazil	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	BR1120180006483		2491			Published	AVINTIV Specialty Materials Inc.
Brazil	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	BR1120180006629		2489			Published	AVINTIV Specialty Materials Inc.
Brazil	Nonwovens having Aligned Segmented Fibers	Oct 13, 2016	BR1120180076805		BR112018007680-5			Published	AVINTIV Specialty Materials Inc.
Brazil	Nonwovens With Additive Enhancing Barrier Properties	Feb 24, 2017	BR1120180694789		BR112018069478-9			Pending	AVINTIV Specialty Materials Inc.
Brazil	Nonwoven Fabric (New Spinlace Design)	Sep 17, 2015	BR3020150043199			Jul 31, 2018	BR302015004319-9	Issued	AVINTIV Specialty Materials Inc.
Brazil	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	PI07039620		10703962	May 2, 2017	PI0703962-0	Issued	AVINTIV Specialty Materials Inc.
Brazil	CONTOURED THERMOPLASTIC FILMS	07/17/2017	BR1120190012524					Pending	BERRY FILM PRODUCTS COMPANY, INC.
Brazil	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	1120180005070					Pending	BERRY GLOBAL, INC.
Brazil	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	BR1120180089958	10/30/2018				Pending	BERRY GLOBAL, INC.
Brazil	Bonding Pattern for a Nonwoven Fabric	Nov 21, 2018	BR3020180553691					Pending	Berry Global, Inc.
Brazil	PEELABLE FILM FOR PACKAGING	05/10/2013	BR112014027766-4	06/27/2017				Pending	BERRY PLASTICS CORPORATION
Brazil	CLOSURE PATCH FOR HEAT-SHRINKABLE PIPE-JOINT SLEEVE	05/31/2017	BR112018074935.4					Pending	BERRY PLASTICS CORPORATION
Brazil	STAND-ALONE LINER--COMPRESSION MOLDED	05/06/1998	PI9801182.0			01/17/2006	PI9801182.0	Issued	BERRY PLASTICS CORPORATION
Brazil	EASYSEAL CLOSURE WITH DRAIN & INVERSION RELIEF FEATURES	12/07/1999	PI9907401-0			01/13/2009	PI9907401-0	Issued	BERRY PLASTICS CORPORATION
Brazil	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	02/04/2014	BR1120150228933					Pending	Clopay Plastic Products, Company Inc.
Brazil	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	BR1120160253671					Pending	Clopay Plastic Products, Company Inc.
Brazil	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/26/2015	BR1120170030934					Pending	Clopay Plastic Products, Company Inc.
Brazil	ELASTOMERIC FILMS AND ARTICLES HAVING INCREASED RESISTANCE TO DEFECTS	01/08/2016	BR1120170145871					Pending	Clopay Plastic Products, Company Inc.
Brazil	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	BR1220180044136					Pending	Clopay Plastic Products, Company Inc.
Brazil	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	PI0211279-5			09/17/2013	PI0211279-5	Issued	Clopay Plastic Products, Company Inc.
Brazil	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	03/25/2005	PI0510085-2			01/05/2016	PI0510085-2	Issued	Clopay Plastic Products, Company Inc.
Brazil	METHOD FOR CORRECTING PRINT REPEAT LENGTH VARIABILITY IN PRINTED EXTENSIBLE MATERIALS AND PRODUCT	07/11/2005	PI0513167-7			05/22/2018	PI0513167-7	Issued	Clopay Plastic Products, Company Inc.
Brazil	ELASTOMERIC MATERIALS	01/23/2009	PI0906420-6					Pending	Clopay Plastic Products, Company Inc.
Brazil	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	2008PI10473		PI0810473			Published	Dounor SAS/Aplix, Inc.
Brazil	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	1120130042796		BR112013004279A2			Published	Fiberweb Holdings Limited
Brazil	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	PI08155054		BRPI0815505A2	Nov 13, 2018	PI0815505-4	Issued	Fiberweb, Inc.
Brazil	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 7, 2012	1020120197839		2326			Published	Polymer Group, Inc.
Brazil	Multi-Zone Spinneret, Apparatus and Method for Making Filaments and Nonwoven Fabrics Therefrom	Oct 10, 2013	1120150086055					Pending	Polymer Group, Inc.
Brazil	Nonwoven Fabric (Soft Bond Pattern Designs)	Oct 15, 2012	3020120053439			Oct 8, 2013	302012005343-9	Issued	Polymer Group, Inc.
Brazil	Nonwoven Fabric (Soft Bond Pattern Designs)	Oct 15, 2012	3020120053447			Oct 8, 2013	302012005344-7	Issued	Polymer Group, Inc.
Brazil	Nonwoven Fabric (Soft Bond Pattern Designs)	Oct 15, 2012	3020120053455			Oct 8, 2013	302012005345-5	Issued	Polymer Group, Inc.
Brazil	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	1120140266620					Pending	Providencia USA, Inc.
Bulgaria	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Bulgaria	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Bulgaria	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Bulgaria	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Canada	FILM CUTTER ASSEMBLY	12/20/2000	2395174	06/28/2001	2395174	04/01/2008	2395174	Issued	AEP Industies Inc.
Canada	FILM CUTTER ASSEMBLY	09/30/2002	2461308	04/17/2003	2461308	01/29/2008	2461308	Issued	AEP Industies Inc.
Canada	DRAWSTRING BAG	07/02/2014	2855465	01/03/2015	2855465	04/12/2016	2855465	Issued	AEP Industies Inc.
Canada	Nonwoven Fabric (Vista Design Pattern)	Aug 23, 2016	170122			Jun 12, 2017	170122	Issued	AVINTIV Specialty Materials Inc.
Canada	Nonwoven Fabric (Tough Mudder Design)	Aug 24, 2016	170123			Jun 21, 2018	170123	Issued	AVINTIV Specialty Materials Inc.
Canada	Nonwoven Fabric (Whistler Wave Design)	Aug 24, 2016	170124			Jun 21, 2018	170124	Issued	AVINTIV Specialty Materials Inc.
Canada	Nonwoven Fabric (Tough Mudder Design)	Sep 29, 2017	177487			Jun 21, 2018	177487	Issued	AVINTIV Specialty Materials Inc.
Canada	Nonwoven Fabric (Tough Mudder Design)	Sep 29, 2017	177488			Jun 21, 2018	177488	Issued	AVINTIV Specialty Materials Inc.
Canada	Nonwoven Fabric (Whistler Wave Design)	Aug 24, 2016	177489			Jun 21, 2018	177489	Issued	AVINTIV Specialty Materials Inc.
Canada	Drainable Weather Resistive Barrier	Jan 6, 2017	2953904					Allowed	AVINTIV Specialty Materials Inc.
Canada	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	2957292					Pending	AVINTIV Specialty Materials Inc.
Canada	Monolithic Breathable Film and Composite Manufactured Therefrom	Dec 17, 2015	2969478					Pending	AVINTIV Specialty Materials Inc.
Canada	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	2990695					Pending	AVINTIV Specialty Materials Inc.
Canada	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	2990701					Pending	AVINTIV Specialty Materials Inc.
Canada	Single-Sided Flat Cleaning Mop Frame	Nov 21, 2016	3005881					Pending	AVINTIV Specialty Materials Inc.
Canada	Nonwoven Fabric With Improved Hand-Feel	Jan 5, 2017	3010787					Pending	AVINTIV Specialty Materials Inc.
Canada	CONTOURED THERMOPLASTIC FILMS	07/17/2017	3030970					Pending	BERRY FILM PRODUCTS COMPANY, INC.
Canada	Bonding Pattern for a Nonwoven Fabric	Nov 21, 2018	184727					Pending	Berry Global, Inc.
Canada	PRODUCT INDENTIFICATION DOME FOR A DRINK CUP LID	02/08/2019	186040					Pending	BERRY GLOBAL, INC.
Canada	Container	May 23, 2018	3005898					Pending	Berry Global, Inc.
Canada	INSULATED MULTI-LAYER SHEET AND METHOD OF MAKING THE SAME	08/08/2018	3013576					Pending	BERRY GLOBAL, INC.
Canada	INSULATED CONTAINER	08/08/2018	3013585					Pending	BERRY GLOBAL, INC.
Canada	CONTAINER	05/14/2014	156631			01/06/2015	156631	Issued	BERRY PLASTICS CORPORATION
Canada	INSERT FOR A DISPENSER	01/26/2017	172755			10/03/2017	172755	Issued	BERRY PLASTICS CORPORATION
Canada	CHILD-RESISTANT ONE-PIECE CONTAINER AND ONE-PIECE CLOSURE ASSEMBLY	10/29/1996	2208549			08/01/2006	2208549	Issued	BERRY PLASTICS CORPORATION
Canada	EASYSEAL CLOSURE WITH DRAIN & INVERSION RELIEF FEATURES	12/02/1999	2291413			08/08/2006	2291413	Issued	BERRY PLASTICS CORPORATION
Canada	C/R FLIP TOP CLOSURE	07/23/2004	2475706			12/23/2008	2475706	Issued	BERRY PLASTICS CORPORATION
Canada	CLOSURE AND CONTAINER SYSTEM AND METHOD FOR SEALING A CLOSURE ON A CONTAINER	01/07/2005	2551717			06/22/2010	2551717	Issued	BERRY PLASTICS CORPORATION
Canada	CHILD-RESISTANT CLOSURE	12/04/2006	2569957			08/09/2011	2569957	Issued	BERRY PLASTICS CORPORATION
Canada	CORROSION PROTECTION SYSTEM FOR TRANSPORT PIPE	01/13/2006	2595168			11/06/2012	2595168	Issued	BERRY PLASTICS CORPORATION
Canada	COMPRESSION MOLDING MACHINE	06/05/2006	2785844			04/22/2014	2785844	Issued	BERRY PLASTICS CORPORATION
Canada	INSULATED CONTAINER	06/07/2012	2842320			09/11/2018	2842320	Issued	Berry Plastics Corporation
Canada	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	2845225					Pending	BERRY PLASTICS CORPORATION
Canada	HEAT-SHRINKABLE TUBE COVERING	01/03/2013	2859466					Pending	BERRY PLASTICS CORPORATION
Canada	HEAT-SHRINKABLE TUBE COVERING	Jan 3, 2013	2859466					Pending	Berry Plastics Corporation
Canada	PEELABLE FILM FOR PACKAGING	05/10/2013	2871935					Pending	BERRY PLASTICS CORPORATION
Canada	CELLULAR POLYMERIC MATERIAL	03/13/2014	2896256					Pending	BERRY PLASTICS CORPORATION
Canada	MULTI-LAYER TUBE AND PROCESS OF MAKING THE SAME	09/02/2014	2918306					Pending	BERRY PLASTICS CORPORATION
Canada	DRINK CUP	03/01/2017	2959622					Pending	BERRY PLASTICS CORPORATION
Canada	BEVERAGE BREWING PACKAGE	06/27/2017	2971930					Pending	BERRY PLASTICS CORPORATION
Canada	CONTAINER CLOSURE	05/02/2016	2983334					Pending	BERRY PLASTICS CORPORATION
Canada	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	2992140					Pending	BERRY PLASTICS CORPORATION
Canada	MULTI-LAYER FILM	10/26/2016	3001846					Pending	BERRY PLASTICS CORPORATION
Canada	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	3004264					Pending	BERRY PLASTICS CORPORATION
Canada	CLOSURE	05/04/2017	3022920					Pending	BERRY PLASTICS CORPORATION
Canada	CONTAINER	08/28/2017	NOT-YET-AVAIL					Pending	BERRY PLASTICS CORPORATION
Canada	Container	Aug 28, 2017						Pending	Berry Plastics Corporation
Canada	CLOSURE CAP	11/12/1996	2190172			06/14/2005	2190172	Issued	Bouchons Mac Inc.
Canada	MOLDED BOTTLE WITH HOT FILL WINDOWS	10/03/2003	104480			12/14/2004	104480	Issued	Captive Plastics, Inc.
Canada	FOOTBALL-SHAPED CONTAINER	12/21/2007	123951			12/02/2008	123951	Issued	Captive Plastics, Inc.
Canada	TAMPER-INDICATING CLOSURE AND METHOD OF MANUFACTURE OF SAME	04/10/1989	596210			12/07/1993	1324984	Issued	Captive Plastics, Inc.
Canada	DEVICE FOR DISPENSING PLASTIC BAGS	07/12/1991	2047011			05/04/1999	2047011	Issued	Carlisle Plastics, Inc.
Canada	MICROPOROUS BREATHABLE BUILDING AND CONSTRUCTION MATERIALS COMPRISING COATED WOVEN AND/OR NONWOVEN FABRICS, AND METHOD	01/26/2007	2638019			07/17/2012	2638019	Issued	Clopay Plastic Products, Company Inc.
Canada	SHEET-LIKE BUILDING AND CONSTRUCTION MATERIALS WITH HIGH WET SLIP RESISTANCE AND HIGH WATER PENETRATION RESISTANCE, AND METHODS OF MAKING SAME	01/07/2008	2671555			06/17/2014	2671555	Issued	Clopay Plastic Products, Company Inc.
Canada	ELASTOMERIC MATERIALS	01/23/2009	2712517			12/22/2015	2712517	Issued	Clopay Plastic Products, Company Inc.
Canada	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	02/04/2014	2905559					Pending	Clopay Plastic Products, Company Inc.
Canada	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/26/2015	2957409					Pending	Clopay Plastic Products, Company Inc.
Canada	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	2972612					Pending	Clopay Plastic Products, Company Inc.
Canada	MULTI-LAYERED METALLOCENE STRETCH WRAP FILMS	06/11/1998	2307183			01/23/2007	2307183	Issued	Covalence Specialty Materials Corp.
Canada	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	2809200		WO2012/025451			Allowed	Fiberweb Holdings Limited
Canada	Bicomponent Sheet Material Having Liquid Barrier Properties	Jul 27, 2006	2616853		WO2007/016480	Feb 15, 2011	2616853	Issued	Fiberweb, Inc.
Canada	TAMPER-EVIDENT CLOSURE	02/17/1984	447667			06/25/1991	1285241	Issued	KERR GLASS MANUFACTURING CORPORATION
Canada	ONE-PIECE MOSTURE-TIGHT SAFETY CLOSURE AND CONTAINER	02/14/1986	501948			07/09/1991	1285904	Issued	KERR GLASS MANUFACTURING CORPORATION
Canada	SAFETY CLOSURE WITH NESTED CAPS	04/22/1986	507285			08/06/1991	1287324	Issued	KERR GLASS MANUFACTURING CORPORATION
Canada	TAMPER-EVIDENT CHILD-RESISTANT CLOSURE	07/31/1986	515113			08/21/1990	1272984	Issued	KERR GLASS MANUFACTURING CORPORATION
Canada	TAMPER-EVIDENT CLOSURE	09/08/1988	576773			04/20/1993	1316492	Issued	KERR GLASS MANUFACTURING CORPORATION
Canada	TEAR STRIP CLOSURE FOR A CONTAINER WITH A SECURITY RING	01/15/1988	556611			12/08/1992	1311217	Issued	Landis Plastics, Inc.
Canada	THIN WALL CLOSURE FOR USE WITH A CONTAINER	11/16/2000	2326031			09/04/2007	2326031	Issued	Landis Plastics, Inc.
Canada	CORROSION PROTECTION SYSTEM	04/12/1995	2187020			12/28/2004	2187020	Issued	N.V. Raychem S.A.
Canada	HEAT RECOVERABLE ARTICLE	05/30/1996	2222651			07/05/2005	2222651	Issued	N.V. Raychem S.A.
Canada	THERMOPLASTIC RESIN THIN FILM LAMINATE AND FABRICATION PROCESS THEREOF	Dec 31, 2012	2870112		2870112	Oct 11, 2016	2870112	Issued	PGI Nonwovens (China) Co. Ltd./FSPG Plastics Group
Canada	AGRICULTURAL BARRIER FILMS HAVING SUPERIOR TEAR STRENGTH PROPERTIES	08/17/2007	2660844			10/23/2012	2660844	Issued	PLIANT CORPORATION
Canada	STRETCHABLE ELASTIC LAMINATE HAVING INCREASED CD ELONGATION ZONES AND METHOD OF PRODUCTION	11/21/2007	2670412			06/03/2014	2670412	Issued	PLIANT CORPORATION
Canada	HERMETIC PACKAGES WITH LASER SCORED VENT SYSTEMS	05/20/2009	2727938			09/26/2017	2727938	Issued	PLIANT, LLC
Canada	Nonwoven Farbic (aka Soft Bond Pattern Designs)	Oct 15, 2012	147935		147,935	Oct 24, 2013	147935	Issued	Polymer Group, Inc.
Canada	Nonwoven Fabric (aka Soft Bond Pattern Designs)	Oct 15, 2012	147938		147,938	Oct 21, 2013	147938	Issued	Polymer Group, Inc.
Canada	Nonwoven Farbic (aka Soft Bond Pattern Designs)	Oct 15, 2012	147939		147,939	Oct 21, 2013	147939	Issued	Polymer Group, Inc.
Canada	Nonwoven Design (Geo Nubtex Design)	Nov 6, 2014	159347			Jul 23, 2015	159347	Issued	Polymer Group, Inc.
Canada	Nonwoven Fabric (Basket Weave 45 Degree Geometry)	Mar 10, 2015	161332			Mar 14, 2016	161332	Issued	Polymer Group, Inc.
Canada	Breathable Film Compositions and Articles and Method	Apr 11, 2000	2305826		2,305,826	Jun 30, 2009	2305826	Issued	Polymer Group, Inc.
Canada	Hydroentangled, Low Basis Weight Nonwoven Fabric And Process For Making Same	Jan 12, 2001	2399962		2399962	Jul 7, 2009	2399962	Issued	Polymer Group, Inc.
Canada	Composite Nonwoven Fabric	Mar 14, 2002	2409662		2409662	Feb 2, 2010	2409662	Issued	Polymer Group, Inc.
Canada	Hydroentanglement Of Continuous Polymer Filaments	Jan 12, 2001	2434432		2,434,432	Jul 29, 2008	2434432	Issued	Polymer Group, Inc.
Canada	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 2, 2007	2605101		2605101	Jul 22, 2014	2605101	Issued	Polymer Group, Inc.
Canada	Fire Retardant Nonwoven Fabric and Bedding Articles	Jan 12, 2010	2690130		2,690,130	Apr 9, 2013	2690130	Issued	Polymer Group, Inc.
Canada	Liquid Barrier Nonwoven Fabrics with Ribbon-Shaped Fibers	May 29, 2012	2778451		2778451			Allowed	Polymer Group, Inc.
Canada	ELASTOMER CONTAINING ADHESIVE TAPE	11/23/1988	1333136			11/24/1994	1333136	Issued	Power Lone Star, Inc.
Canada	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	11/12/2009	2685930			01/08/2013	2685930	Issued	PRIME LABEL & SCREEN, INC.
Canada	HEAT RECOVERABLE ARTICLE	02/24/1993	2117533			10/12/2004	2117533	Issued	Raychem Corporation
Canada	CORROSION PROTECTION SYSTEM	07/24/1992	2112236			03/25/2003	2112236	Issued	Raychem Limited
Canada	SQUEEZE-AND-TURN CHILD-RESISTANT PACKAGE	01/29/1997	2196247			11/21/2000	2196247	Issued	Rexam Closure Systems Inc.
Canada	CLOSURE	11/10/2000	2000-3027			11/16/2001	93846	Issued	Rexam Closure Systems Inc.
Canada	CLOSURE	11/10/2000	2001-2236			11/16/2001	93847	Issued	Rexam Closure Systems Inc.
Canada	Cellular Confinement Systems	Sep 24, 2007	2663778		WO2008037972	Dec 23, 2014	2663778	Issued	Terram Limited/J&S Franklin Limited
Canada	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	03/03/2000	2349713			11/30/2004	2349713	Issued	Tyco Electronics Raychem N.V.
Chile	Nonwoven Fabric	Jan 4, 2016	12016			Jun 28, 2017	8.719	Issued	AVINTIV Specialty Materials Inc.
Chile	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	742018		1429280			Published	AVINTIV Specialty Materials Inc.
Chile	Nonwoven Fabric (Tough Mudder Design)	Sep 28, 2016	001882018		CVE 1370285			Published	AVINTIV Specialty Materials Inc.
Chile	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	2017296					Pending	AVINTIV Specialty Materials Inc.
Chile	Liquid Management Layer for Personal Care Absorbent Articles	Jan 30, 2012	18712013		2013001871	Apr 20, 2018	55858	Issued	AVINTIV Specialty Materials Inc.
Chile	Nonwoven Fabric	Jan 4, 2016	20170953			Oct 11, 2018	9.169	Issued	AVINTIV Specialty Materials Inc.
Chile	Nonwoven Fabric (Tough Mudder Design)	Sep 28, 2016	024512016		CVE 1200814	Jul 26, 2018	8996	Issued	AVINTIV Specialty Materials Inc.
Chile	Nonwoven Fabric (Whistler Wave Design)	Sep 28, 2016	201602452		2452-2016	Apr 3, 2018	CL 8925	Issued	AVINTIV Specialty Materials Inc.
Chile	CORROSION PROTECTION SYSTEM	04/20/1995	608-1995	06/21/1996		04/09/2009	45.039	Issued	BERRY PLASTICS CORPORATION
Chile	ELASTOMERIC MATERIALS	01/23/2009	140-2009			03/13/2015	50746	Issued	Clopay Plastic Products, Company Inc.
Chile	BREATHABLE MATERIALS COMPRISING LOW-ELONGATION FABRICS, AND METHODS	07/26/2003	1487-2003			05/27/2011	47.596	Issued	Clopay Plastic Products, Company Inc.
Chile	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	2863-2016					Pending	Clopay Plastic Products, Company Inc.
Chile	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/26/2015	413-2017					Pending	Clopay Plastic Products, Company Inc.
Chile	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	04/26/2005	974-2005			11/18/2009	46.165	Issued	Clopay Plastic Products, Company Inc.
Chile	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 17, 2008	20080001094		2008001094			Published	Dounor SAS/Aplix, Inc.
Chile	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	201402914		2014002914	Jun 5, 2018	56.060	Issued	Providencia USA, Inc.
Chile	CLOSURE	06/30/2004	2004-1659			08/29/2006	4600	Issued	Rexam Closure Systems Inc.
China	Multi-Zone Spinneret, Apparatus and Method for Making Filaments and Nonwoven Fabrics Therefrom	Oct 10, 2013	2013800542066		105228814	Oct 10, 2017	201380054206.6	Issued	AVINTIV Specialty Materials Inc.
China	Nonwoven Fabric (New Spinlace Design)	Oct 16, 2015	2015304002035			May 18, 2016	ZL201530400203.5	Issued	AVINTIV Specialty Materials Inc.
China	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	2015800546564		107109743			Published	AVINTIV Specialty Materials Inc.
China	Monolithic Breathable Film and Composite Manufactured Therefrom	Dec 17, 2015	2015800695037		107206728			Published	AVINTIV Specialty Materials Inc.
China	Improved liquid barrier fabrics containing ribbon shaped filaments	Sep 12, 2016	2016108172518		106393840			Published	AVINTIV Specialty Materials Inc.
China	Nonwoven Fabric (Vista Design Pattern)	Aug 23, 2016	2016304139935			Jun 9, 2017	201630413993.5	Issued	AVINTIV Specialty Materials Inc.
China	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	2016800412935		107847372			Published	AVINTIV Specialty Materials Inc.
China	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	2016800416391		107847355			Published	AVINTIV Specialty Materials Inc.
China	Alcohol Repellant Treated Nonwoven	May 27, 2016	2016800444743		107849804			Published	AVINTIV Specialty Materials Inc.
China	Nonwovens having Aligned Segmented Fibers	Oct 13, 2016	2016800741059		108368653			Published	AVINTIV Specialty Materials Inc.
China	Nonwoven Fabric With Improved Hand-Feel	Jan 5, 2017	2017800156204					Pending	AVINTIV Specialty Materials Inc.
China	Nonwovens With Additive Enhancing Barrier Properties	Feb 24, 2017	2017800259094		109310541			Published	AVINTIV Specialty Materials Inc.
China	Bonding Pattern for a Nonwoven Fabric	May 22, 2018	2018302378127					Pending	Berry Global, Inc.
China	PEELABLE FILM FOR PACKAGING	May 10, 2013	2013800309112		CN104364166 A	Nov 16, 2016	ZL201380030911.2	Issued	Berry Plastics Corporation
China	Polymeric Films and Methods for Making Polymeric Films	Nov 2, 2016	2016800778566					Pending	Berry Plastics Corporation
China	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	Jul 8, 2016			107920926A			Published	Berry Plastics Corporation
China	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	2008812328		101663429	Dec 7, 2011	101663429	Issued	Dounor SAS/Aplix, Inc.
China	Nonwoven with electret properties, manufacturing process thereof and its use	Feb 25, 2013	2011800410180		CN103348048A	Oct 27, 2017	ZL 201180041018.0	Issued	Fiberweb Holdings Limited
China	Bicomponent Sheet Material Having Liquid Barrier Properties	Jul 27, 2006	2006800315594		CN 101253289A	Sep 8, 2010	200680031559.4	Issued	Fiberweb, Inc.
China	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	2008801100993		CN101815817A	Oct 19, 2011	20880110099.3	Issued	Fiberweb, Inc.
China	Vapor Permeable, Substantially Water Impermeable Multilayer Article	Jun 22, 2012	2012800399542		CN103747955A	Mar 22, 2017	201280039954.2	Issued	Fiberweb, Inc.
China	A Thermoplastic Resin Film Laminate and Method for Preparing the Same	Jan 9, 2012	2012100053512		CN103192567A	May 11, 2016	CN103192567B	Issued	PGI Nonwovens (China) Co. Ltd./FSPG Plastics Group
China	Process and Apparatus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	2006800131800		101163553	Dec 30, 2009	200680013180.0	Issued	PGI Polymer, Inc.
China	Apparatus and Die Cartridge Assembly Adapted for Use Therewith, and Process for Producing Fibrous Materials	Jun 20, 2006	2006800047514		101137474	Aug 15, 2012	200680004751.4	Issued	Polymer Group, Inc.
China	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	2007101811865		101182652	Jun 8, 2011	200710181186.5	Issued	Polymer Group, Inc.
China	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	2011100938687		102168346A	Mar 25, 2015	ZL201110093868.7	Issued	Polymer Group, Inc.
China	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	2011100938704		102154717	Jun 19, 2013	201110093870.4	Issued	Polymer Group, Inc.
China	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	2012102767555		102922796	Oct 19, 2016	201210276755.5	Issued	Polymer Group, Inc.
China	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	2012304900190			Oct 30, 2013	ZL201230490019.0	Issued	Polymer Group, Inc.
China	Soft Bond Pattern Designs	Oct 15, 2012	2012304902957			Jul 17, 2013	ZL201230490295.7	Issued	Polymer Group, Inc.
China	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	2012305145117			Sep 25, 2013	ZL201230514511.7	Issued	Polymer Group, Inc.
China	Nonwoven Fabric (aka Soft Bond Pattern Designs)	Apr 15, 2013	2013301132451			Dec 4, 2013	ZL201330113245.1	Issued	Polymer Group, Inc.
China	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	2013800342549		CN104395518A	Nov 28, 2017	ZL 2013800342549	Issued	Providencia USA, Inc.
China	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	2017110113480		CN107587265A			Published	Providencia USA, Inc.
China	Cellular Confinement Systems	Sep 24, 2007	2007800430296		CN10573496A			Published	Terram Limited/J&S Franklin Limited
China (People's Republic)	CONTOURED THERMOPLASTIC FILMS	07/17/2017	201780045672.6					Pending	BERRY FILM PRODUCTS COMPANY, INC.
China (People's Republic)	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	201680077856.6	11/09/2018	108778674A			Pending	BERRY GLOBAL, INC.
China (People's Republic)	CLOSURE	05/04/2017	201780027844.7	12/21/2018	109071072A			Pending	BERRY GLOBAL, INC.
China (People's Republic)	INSULATED CONTAINER	06/07/2012	201280034350.9	04/09/2014	103717500A	02/03/2016	ZL201280034350.9	Issued	Berry Plastics Corporation
China (People's Republic)	INSULATED SLEEVE FOR A CUP	06/18/2012	201280035667.4	04/09/2014	103717113A	11/25/2015	ZL 201280035667.4	issued	Berry Plastics Corporation
China (People's Republic)	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	201280051426.9	06/25/2014	103890079A			Pending	BERRY PLASTICS CORPORATION
China (People's Republic)	PEELABLE FILM FOR PACKAGING	05/10/2013	201380030911.2	02/18/2015	CN104364166 A	11/16/2016	ZL 201380030911.2	Issued	BERRY PLASTICS CORPORATION
China (People's Republic)	CONTAINER	03/14/2014	201480021009.9	01/13/2016	105246676 A	11/02/2018	ZL201480021009.9	Issued	BERRY PLASTICS CORPORATION
China (People's Republic)	POLYMERIC MATERIAL FOR CONTAINER	07/14/2014	201480039581.8	03/09/2016	CN 105392829 A			Pending	BERRY PLASTICS CORPORATION
China (People's Republic)	POLYMERIC MATERIAL FOR A CONTAINER	08/26/2014	201480042446.9	03/30/2016	CN 105452354 A			Pending	BERRY PLASTICS CORPORATION
China (People's Republic)	MULTI-LAYER TUBE AND PROCESS OF MAKING THE SAME	09/02/2014	201480047976.2	04/13/2016	CN 105492183 A			Pending	BERRY PLASTICS CORPORATION
China (People's Republic)	INSULATED CONTAINER	06/07/2012	201511030247.9	05/25/2016	CN105600061A	03/20/2018	ZL201711030247.9	Issued	Berry Plastics Corporation
China (People's Republic)	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	201680047601.5	04/17/2018	107920926 A			Pending	BERRY PLASTICS CORPORATION
China (People's Republic)	INSERT FOR A DISPENSER	01/26/2017	201730030974.9			11/07/2017	ZL 201730030974.9	Issued	BERRY PLASTICS CORPORATION
China (People's Republic)	PILL DISPENSER	01/03/2017	201780011765.7	10/23/2018	108698749A			Pending	BERRY PLASTICS CORPORATION
China (People's Republic)	METHOD FOR CORRECTING PRINT REPEAT LENGTH VARIABILITY IN PRINTED EXTENSIBLE MATERIALS AND PRODUCT	07/11/2005	200580022635.0			07/13/2011	ZL200580022635.0	Issued	Clopay Plastic Products, Company Inc.
China (People's Republic)	ELASTOMERIC MATERIALS	01/23/2009	200980109541.5			09/17/2014	ZL200980109541.5	Issued	Clopay Plastic Products, Company Inc.
China (People's Republic)	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	02/04/2014	201480016219.9			01/12/2018	ZL201480016219.9	Issued	Clopay Plastic Products, Company Inc.
China (People's Republic)	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	201580027028.7					Pending	Clopay Plastic Products, Company Inc.
China (People's Republic)	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	201680009617.7	12/08/2017	107454870A			Pending	Clopay Plastic Products, Company Inc.
China (People's Republic)	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/26/2015	2015800473205					Pending	Clopay Plastic Products, Company Inc.
China (People's Republic)	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	08/31/2015	2015800490874			06/29/2018	ZL2015800490874	Issued	Clopay Plastic Products, Company Inc.
China (People's Republic)	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	01/23/2019	2019100617856					Pending	Clopay Plastic Products, Company Inc.
China (People's Republic)	CHILD-RESISTANT CLOSURE SHELL, CLOSURE, AND PACKAGE	12/03/2010	201080056399.5	12/19/2012	102834332	11/25/2015	ZL 2010800556399.5	Issued	REXAM HEALTHCARE PACKAGING INC.
China (People's Republic)	THE CONTAINER FOR CONTAINING A FLOWABLE PRODUCT	07/07/2014	201430225409.4			05/06/2015	ZL 201430225409.4	Issued	REXAM HEALTHCARE PACKAGING INC.
China (People's Republic)	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	03/03/2000	00804614.X			09/28/2005	1220839	Issued	Tyco Electronics Raychem N.V.
Colombia	Nonwoven Fabric	Dec 29, 2015	15309426		756	May 24, 2016	9142	Issued	AVINTIV Specialty Materials Inc.
Colombia	Nonwoven Fabric	Dec 29, 2015	15309684		756	May 24, 2016	9141	Issued	AVINTIV Specialty Materials Inc.
Colombia	Nonwoven Fabric (Vista Design Pattern)	Aug 24, 2016	NC20160001117		775	Aug 24, 2016	9486	Issued	AVINTIV Specialty Materials Inc.
Colombia	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	NC20170001962		795			Pending	AVINTIV Specialty Materials Inc.
Colombia	Monolithic Breathable Film and Composite Manufactured Therefrom	Dec 17, 2015	NC20170006549					Published	AVINTIV Specialty Materials Inc.
Colombia	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	NC20180001250		825			Published	AVINTIV Specialty Materials Inc.
Colombia	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	NC20180001251		826			Published	AVINTIV Specialty Materials Inc.
Colombia	Nonwovens With Additive Enhancing Barrier Properties	Feb 24, 2017	NC20180010067		841			Published	AVINTIV Specialty Materials Inc.
Colombia	Bonding Pattern for a Nonwoven Fabric	Nov 21, 2018	NC20180012495		NC2018/0012495			Published	Berry Global, Inc.
Colombia	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	Jul 8, 2016	20180000374					Pending	Berry Plastics Corporation
Colombia	Polymeric Films and Methods for Making Polymeric Films	Nov 2, 2016	20180004912					Pending	Berry Plastics Corporation
Colombia	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	2018/0000374					Pending	BERRY PLASTICS CORPORATION
Colombia	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	2018/0004912	07/28/2018				Pending	BERRY PLASTICS CORPORATION
Colombia	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	NC2016/0004872					Pending	Clopay Plastic Products, Company Inc.
Colombia	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHOD OF MAKING SAME	08/26/2015	NC2017/0002066					Pending	Clopay Plastic Products, Company Inc.
Colombia	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Oct 22, 2009	20090118541		6241175			Published	Dounor SAS/Aplix, Inc.
Colombia	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	07109912			May 15, 2012	29256	Issued	Polymer Group, Inc.
Colombia	Improved liquid barrier fabrics containing ribbon shaped filaments	Jul 25, 2012	12125049		12.125.049		12125049	Published	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 16, 2012	12182240			Apr 8, 2013	7442	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 16, 2012	12182245			Apr 8, 2013	7441	Issued	Polymer Group, Inc.
Colombia	Soft Bond Pattern Designs	Oct 16, 2012	12182257		D2012000001	Apr 8, 2013	7443	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035443		128	Aug 8, 2013	7580	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035449		129	Jun 25, 2013	7552	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035453		130	Aug 8, 2013	7579	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035460		131	Jun 25, 2013	7551	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035466		132	Jun 25, 2013	7550	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035473			Jun 30, 2013	7549	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035485		134	Jun 25, 2013	7548	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035491		135	Jun 25, 2013	7547	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035494		136	Jun 30, 2013	7546	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035501		137	Jun 25, 2013	7545	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035508		138	Jun 25, 2013	7543	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035517		139	Jun 25, 2013	7544	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035528		141	Jun 25, 2013	7541	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035544		142	Jun 25, 2013	7540	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035549		143	Jun 25, 2013	7534	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035554		144	Jun 25, 2013	7539	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035559		145	Jun 30, 2013	7538	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035563		146	Jun 25, 2013	7537	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035567		147	Jun 25, 2013	7536	Issued	Polymer Group, Inc.
Colombia	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Feb 21, 2013	13035576		148	Jun 25, 2013	7535	Issued	Polymer Group, Inc.
Colombia	Article Comprising A Nonwoven Web Product	Oct 18, 2007	07109912A			May 15, 2012	29259	Issued	Polymer Group, Inc.
Colombia	Apparatus for Producing Sub-micron Fibers	Aug 3, 2011	07109912B			May 15, 2012	29257	Issued	Polymer Group, Inc.
Colombia	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	14241392		718			Published	Providencia USA, Inc.
Croatia	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Croatia	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Croatia	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Cyprus	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Cyprus	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Cyprus	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Cyprus, Republic of	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Czech Republic	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Czech Republic	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Czech Republic	METHOD FOR CORRECTING PRINT REPEAT LENGTH VARIABILITY IN PRINTED EXTENSIBLE MATERIALS AND PRODUCT	07/11/2005	05770017.1			09/06/2017	1773594	Issued	Clopay Plastic Products, Company Inc.
Czech Republic	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Czech Republic	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	2733240	Issued	Dounor SAS
Czech Republic	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Czech Republic	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Czech Republic	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Czech Republic	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Czech Republic	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Czech Republic	Process and Apparatus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
Czech Republic	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	121793558		2557214	Mar 12, 2014	2557214	Issued	Polymer Group, Inc.
Czech Republic	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	130023526		2626457	Mar 25, 2015	2626457	Issued	Polymer Group, Inc.
Czech Republic	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Denmark	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Denmark	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	03/03/2000	00907820.5			12/03/2003	1159561	Issued	BERRY PLASTICS CORPORATION
Denmark	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Denmark	METHODS OF MAKING HEAT RECOVERABLE TUBULAR ARTICLES	05/30/1996	96919923.1			02/26/2003	0828601	Issued	BERRY PLASTICS CORPORATION
Denmark	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	2733240	Issued	Dounor SAS
Denmark	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Denmark	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Denmark	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Denmark	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Denmark	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Denmark	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Denmark	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	Mar 3, 2000	009078205		1159561	Dec 3, 2003	1159561	Issued	Tyco Electronics Raychem N.V.
Dominican Republic	PEELABLE FILM FOR PACKAGING	05/10/2013	P20140246					Pending	BERRY PLASTICS CORPORATION
Dominican Republic	PEELABLE FILM FOR PACKAGING	May 10, 2013	P20140246					Pending	Berry Plastics Corporation
Ecuador	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	IEPI-2018-42587	08/31/2018				Pending	BERRY PLASTICS CORPORATION
Egypt	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	1140/2017					Pending	Clopay Plastic Products, Company Inc.
Egypt	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	1816/2016					Pending	Clopay Plastic Products, Company Inc.
Egypt	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/26/2015	204/2017					Pending	Clopay Plastic Products, Company Inc.
Estonia	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Estonia	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
European Community	INSERT FOR A DISPENSER	01/26/2017	001456289			03/01/2017	001456289-0001	Issued	BERRY PLASTICS CORPORATION
European Community	CONTAINER	07/02/2014	002494856			07/02/2014	002494856-0001	Issued	REXAM HEALTHCARE PACKAGING INC.
European Patent Convention	CONTOURED THERMOPLASTIC FILMS	07/17/2017	17834969.2	02/01/2018	2018/022341			Pending	BERRY FILM PRODUCTS COMPANY, INC.
European Patent Convention	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	16824959.7	05/16/2018	3319571			Pending	BERRY GLOBAL, INC.
European Patent Convention	PRODUCT INDENTIFICATION DOME FOR A DRINK CUP LID	02/11/2019	006221040**					Pending	BERRY GLOBAL, INC.
European Patent Convention	DRINK CUP AND LID	04/13/2005	05735742.8	06/22/2011	1755974	06/22/2011	1755974	Issued	BERRY PLASTICS CORPORATION
European Patent Convention	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
European Patent Convention	INSULATED CONTAINER	06/07/2012	12727745.7	04/23/2014	2720954	09/13/2017	2720954	Issued	Berry Plastics Corporation
European Patent Convention	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
European Patent Convention	HEAT-SHRINKABLE COATING	01/03/2013	13703910.3	11/12/2014	2800921			Pending	BERRY PLASTICS CORPORATION
European Patent Convention	PEELABLE FILM FOR PACKAGING	05/10/2013	13787056.4	03/18/2015	2847085			Pending	BERRY PLASTICS CORPORATION
European Patent Convention	BRIM OF AN INSULATED CONTAINER	12/13/2013	13862331.9	10/21/2015	2931627	10/04/2017	2931627	Issued	BERRY PLASTICS CORPORATION
European Patent Convention	HIGH-SLIP STRETCH FILM	03/14/2014	14159934.0	11/26/2014	2805814			Pending	BERRY PLASTICS CORPORATION
European Patent Convention	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	16862828.7	09/12/2018	3370943			Pending	BERRY PLASTICS CORPORATION
European Patent Convention	PILL DISPENSER	01/03/2017	17736199.5	11/14/2018	3400182			Pending	BERRY PLASTICS CORPORATION
European Patent Convention	CLOSURE PATCH FOR HEAT-SHRINKABLE PIPE-JOINT SLEEVE	05/31/2017	17807430.8					Pending	BERRY PLASTICS CORPORATION
European Patent Convention	CONTAINER	08/28/2017	NOT-YET-AVAIL					Pending	BERRY PLASTICS CORPORATION
European Patent Convention	CLOSURE CAP	10/17/1997	97944669.7	09/01/1999	0938432	04/11/2001	0938432	Issued	Bouchons Mac Inc.
European Patent Convention	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	02750200.4			03/15/2017	1412181	Issued	Clopay Plastic Products, Company Inc.
European Patent Convention	MULTILAYER MICROPOROUS FILMS AND METHODS OF MAKING	08/13/2002	02753454.4			10/05/2016	1420946	Issued	Clopay Plastic Products, Company Inc.
European Patent Convention	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	03/25/2005	05727728.7			09/16/2015	1765572	Issued	Clopay Plastic Products, Company Inc.
European Patent Convention	METHOD FOR CORRECTING PRINT REPEAT LENGTH VARIABILITY IN PRINTED EXTENSIBLE MATERIALS AND PRODUCT	07/11/2005	05770017.1			09/06/2017	1773594	Issued	Clopay Plastic Products, Company Inc.
European Patent Convention	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2242465	Issued	Clopay Plastic Products, Company Inc.
European Patent Convention	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
European Patent Convention	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	02/04/2014	14708977.5					Pending	Clopay Plastic Products, Company Inc.
European Patent Convention	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	15724480.7	03/22/2017	3142858			Pending	Clopay Plastic Products, Company Inc.
European Patent Convention	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/26/2015	15757631.5	07/05/2017	3186093			Pending	Clopay Plastic Products, Company Inc.
European Patent Convention	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
European Patent Convention	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	18159121.5	07/25/2018	3351380			Pending	Clopay Plastic Products, Company Inc.
European Patent Convention	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	03/03/2000	00907820.5			12/03/2003	1159561	Issued	Covalence Specialty Materials Corp.
European Patent Convention	HEAT RECOVERABLE ARTICLE	02/24/1993	93906170.1			07/01/1998	0628144	Issued	Covalence Specialty Materials Corp.
European Patent Convention	STRETCHABLE ELASTIC LAMINATE AND METHOD OF PRODUCTION	02/09/2007	07717232.8	11/12/2008	1989348	08/08/2012	1989348	Issued	PLIANT, LLC
European Patent Convention	AGRICULTURAL BARRIER FILMS HAVING SUPERIOR TEAR STRENGTH PROPERTIES	08/17/2007	07841071.9	12/21/2011	2051578	12/21/2011	2051578	Issued	PLIANT, LLC
European Patent Convention	MD STRETCH LAMINATE HAVING CD STRETCH	11/29/2007	07864913.4	04/03/2013	2086485	04/03/2013	2086485	Issued	PLIANT, LLC
European Patent Convention	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
European Patent Convention	CORROSION PROTECTION SYSTEM	07/24/1992	92916188.3			12/27/1995	0595962	Issued	Raychem Limited
European Patent Convention	METHODS OF MAKING HEAT RECOVERABLE TUBULAR ARTICLES	05/30/1996	96919923.1			02/26/2003	0828601	Issued	Raychem N.V.
European Patent Convention	VENTED CLOSURE	10/31/2001	1986500.5			08/09/2006	1332097	Issued	Rexam Closure Systems Inc.
European Patent Convention	TAMPER EVIDENT CLOSURE	07/14/1993	2013299.9			05/24/2006	1256523	Issued	Rexam Closure Systems Inc.
European Patent Convention	LINERLESS CLOSURE FOR CONTAINER	08/19/1994	94924166.5			11/24/1999	714367	Issued	Rexam Closure Systems Inc.
European Patent Convention	CHILD-RESISTANT CLOSURE SHELL, CLOSURE, AND PACKAGE	12/03/2010	10790494.8	10/17/2012	2509886	02/12/2014	2509886	Issued	REXAM HEALTHCARE PACKAGING INC.
European Patent Convention	ASSEMBLY FOR CONTAINING AND DISPENSING A LIQUID	02/22/2007	7731026.6		1993924	04/03/2013	1993924	Issued	Rexam Pharma
European Patent Convention	MASKING TAPE	07/24/1990	90308055.4			03/01/1995	0410674	Issued	The Kendall Company
European Patent Office	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	157532771		3177757			Published	AVINTIV Specialty Materials Inc.
European Patent Office	Monolithic Breathable Film and Composite Manufactured Therefrom	Dec 17, 2015	158287136		3233470			Published	AVINTIV Specialty Materials Inc.
European Patent Office	Alcohol Repellant Treated Nonwoven	May 27, 2016	167316942		3303684			Published	AVINTIV Specialty Materials Inc.
European Patent Office	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	167418144		3322391			Published	AVINTIV Specialty Materials Inc.
European Patent Office	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	167446160		3322394			Published	AVINTIV Specialty Materials Inc.
European Patent Office	Reinforced Protective Covers and Guards for Trees, Shrubs, and Vines	Oct 7, 2016	167823830		3358938			Published	AVINTIV Specialty Materials Inc.
European Patent Office	Nonwovens having Aligned Segmented Fibers	Oct 13, 2016	167888635		3362596			Pending	AVINTIV Specialty Materials Inc.
European Patent Office	Single-Sided Flat Cleaning Mop Frame	Nov 21, 2016	168101681					Pending	AVINTIV Specialty Materials Inc.
European Patent Office	Nonwoven Fabric With Improved Hand-Feel	Jan 5, 2017	177007630		3400329			Pending	AVINTIV Specialty Materials Inc.
European Patent Office	Nonwovens With Additive Enhancing Barrier Properties	Feb 24, 2017	177104486		3419577			Published	AVINTIV Specialty Materials Inc.
European Patent Office	HEAT-SHRINKABLE TUBE COVERING	Jan 3, 2013	137039103		2800921			Published	Berry Plastics Corporation
European Patent Office	PEELABLE FILM FOR PACKAGING	May 10, 2013	137870564		2847085			Published	Berry Plastics Corporation
European Patent Office	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	Jul 8, 2016	168249597					Pending	Berry Plastics Corporation
European Patent Office	Polymeric Films and Methods for Making Polymeric Films	Nov 2, 2016	168628287					Pending	Berry Plastics Corporation
European Patent Office	CLOSURE PATCH	May 31, 2017	178074308					Pending	Berry Plastics Corporation
European Patent Office	Container	Aug 28, 2017						Pending	Berry Plastics Corporation
European Patent Office	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	171932643		3284854			Published	Fiberweb, Inc.
European Patent Office	Multi-Zone Spinneret, Apparatus and Method for Making Filaments and Nonwoven Fabrics Therefrom	Oct 10, 2013	138470976		2909017			Published	Polymer Group, Inc.
European Patent Office	Nonwoven Fabric for Increasing the Availability of Chlorine in Solution	Feb 25, 2016	167098797		3262230			Published	Polymer Group, Inc.
European Patent Office	Nonwoven Fabric for Increasing the Availability of Quaternary Ammonium in Solution	Feb 25, 2016	167160746		3262229			Published	Polymer Group, Inc.
European Patent Office	Rapid deployment barrier system	Mar 11, 2009	097208672		2265770			Allowed	Terram Limited
European Union	Nonwoven Fabric (New Spinlace Design)	Sep 16, 2015	002773192			Sep 16, 2015	002773192-0001	Issued	AVINTIV Specialty Materials Inc.
European Union	Nonwoven Fabric (Vista Design Pattern)	Aug 23, 2016	003350123			Aug 23, 2016	003350123-0001	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100001			Oct 15, 2012	001346910-0001	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100002			Oct 15, 2012	001346910-0002	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100003			Oct 15, 2012	001346910-0003	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100004			Oct 15, 2012	001346910-0004	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100005			Oct 15, 2012	001346910-0005	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100006			Oct 15, 2012	001346910-0006	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-Woven Fabrics	Oct 15, 2012	0013469100007			Oct 15, 2012	001346910-0007	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100008			Oct 15, 2012	001346910-0008	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100009			Oct 15, 2012	001346910-0009	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100010			Oct 15, 2012	001346910-0010	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-Woven Fabrics	Oct 15, 2012	0013469100011			Oct 15, 2012	001346910-0011	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100012			Oct 15, 2012	001346910-0012	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100013			Oct 15, 2012	001346910-0013	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100014			Oct 15, 2012	001346910-0014	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100015			Oct 15, 2012	001346910-0015	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100016			Oct 15, 2012	001346910-0016	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100017			Oct 15, 2012	001346910-0017	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100019			Oct 15, 2012	001346910-0019	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-Woven Fabrics	Oct 15, 2012	0013469100020			Oct 15, 2012	001346910-0020	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100021			Oct 15, 2012	001346910-0021	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100022			Oct 15, 2012	001346910-0022	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0013469100024			Oct 15, 2012	001346910-0024	Issued	AVINTIV Specialty Materials Inc.
European Union	Nonwoven Design (Geo Nubtex Design)	Nov 6, 2014	0025724040001			Nov 6, 2014	002572404-0001	Issued	AVINTIV Specialty Materials Inc.
European Union	Nonwoven Fabric	Dec 30, 2015	0029288200001			Dec 30, 2015	002928820-0001	Issued	AVINTIV Specialty Materials Inc.
European Union	Nonwoven Fabric	Dec 30, 2015	0029288200002			Dec 30, 2015	002928820-0002	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0031469100018			Oct 15, 2012	001346910-0018	Issued	AVINTIV Specialty Materials Inc.
European Union	Non-woven Fabrics	Oct 15, 2012	0031469100023			Oct 15, 2012	001346910-0023	Issued	AVINTIV Specialty Materials Inc.
European Union	Nonwoven Fabric (Tough Mudder Design)	Sep 14, 2016	0033792210001			Sep 14, 2016	003379221-0001	Issued	AVINTIV Specialty Materials Inc.
European Union	Nonwoven Fabric (Tough Mudder Design)	Sep 14, 2016	0033792210002			Sep 14, 2016	003379221-0002	Issued	AVINTIV Specialty Materials Inc.
European Union	Nonwoven Fabric (Tough Mudder Design)	Sep 14, 2016	0033792210003			Sep 14, 2016	003379221-0003	Issued	AVINTIV Specialty Materials Inc.
European Union	Nonwoven Fabric (Whistler Wave Design)	Sep 14, 2016	0033795510001			Sep 14, 2016	003379551-0001	Issued	AVINTIV Specialty Materials Inc.
European Union	Nonwoven Fabric (Whistler Wave Design)	Sep 14, 2016	0033795510002			Sep 14, 2016	003379551-0002	Issued	AVINTIV Specialty Materials Inc.
European Union	Bonding Pattern for a Nonwoven Fabric	Nov 20, 2018	0058303040001			Nov 30, 2018		Issued	Berry Global, Inc.
European Union	Bonding Pattern for a Nonwoven Fabric	Nov 20, 2018	0058303040002					Pending	Berry Global, Inc.
European Union	Bonding Pattern for a Nonwoven Fabric	Nov 20, 2018	0058303040003					Pending	Berry Global, Inc.
European Union	Nonwoven Fabric (Sensasoft)	Dec 14, 2018	0058895730001			Dec 14, 2018	005889573-0001	Issued	Berry Global, Inc.
European Union	Nonwoven Fabric (Sensasoft)	Dec 14, 2018	0058895730002			Dec 14, 2018	005889573-0002	Issued	Berry Global, Inc.
European Union	Nonwoven Fabric (Snuggie)	Dec 14, 2018	0058895730003			Dec 14, 2018	005889573-0003	Issued	Berry Global, Inc.
European Union	Nonwoven Fabric (Snuggie)	Dec 14, 2018	0058895730004			Dec 14, 2018	005889573-0004	Issued	Berry Global, Inc.
European Union	Fanciful Parrot Design	Dec 8, 2004	0002638010001			Dec 8, 2004	000263801-0001	Issued	PGI Nonwovens B.V.
European Union	Fanciful Parrot Design	Dec 8, 2004	0002638010002			Dec 8, 2004	000263801-0002	Issued	PGI Nonwovens B.V.
European Union	Fanciful Parrot Design	Dec 8, 2004	0002638010003			Dec 8, 2004	000263801-0003	Issued	PGI Nonwovens B.V.
European Union	Fanciful Parrot Design	Dec 8, 2004	0002638010004			Dec 8, 2004	000263801-0004	Issued	PGI Nonwovens B.V.
European Union	Nonwoven Fabric (Lazy S)	Aug 1, 2005	0003795320001			Sep 6, 2005	000379532-0001	Issued	Polymer Group, Inc.
European Union	Apertured, Nonwoven Fabric (Apertured Lazy S)	Aug 1, 2005	0003795320002			Sep 6, 2005	000379532-0002	Issued	Polymer Group, Inc.
European Union	Nonwoven Fabric	Aug 10, 2005	0003858770001			Aug 10, 2005	000385877-0001	Issued	Polymer Group, Inc.
European Union	Nonwoven Fabric	Nov 10, 2005	0004285450001			Nov 10, 2005	000428545-0001	Issued	Polymer Group, Inc.
European Union	Dot Weave Design	Nov 10, 2005	0004285450002			Nov 10, 2005	000428545-0002	Issued	Polymer Group, Inc.
European Union	Dot Weave Design	Nov 10, 2005	0004285450003			Nov 10, 2005	000428545-0003	Issued	Polymer Group, Inc.
European Union	Dot Weave Design	Nov 10, 2005	0004285450004			Nov 10, 2005	000428545-0004	Issued	Polymer Group, Inc.
European Union	Bar Weave Design	Nov 10, 2005	0004285450005			Nov 10, 2005	000428545-0005	Issued	Polymer Group, Inc.
European Union	Abstract Design	Nov 10, 2005	0004285450006			Nov 10, 2005	000428545-0006	Issued	Polymer Group, Inc.
Finland	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Finland	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Finland	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
Finland	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Finland	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Finland	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Finland	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
France	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
France	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
France	INSULATED CONTAINER	06/07/2012	12727745.7	04/23/2014	2720954	09/13/2017	2720954	Issued	Berry Plastics Corporation
France	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
France	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	02750200.4			03/15/2017	1412181	Issued	Clopay Plastic Products, Company Inc.
France	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2242465	Issued	Clopay Plastic Products, Company Inc.
France	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
France	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
France	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Nov 15, 2012	1260877		2997968	Jan 16, 2015	2997968	Issued	Dounor SAS
France	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	2733240	Issued	Dounor SAS
France	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
France	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
France	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
France	Confinement Structures - Defencell plastic gabion system	Jul 20, 2012	128308988		2734677	Oct 28, 2015	2734677	Issued	Fiberweb Holdings Limited/J&S Franklin Limited
France	Bicomponent Sheet Material Having Liquid Barrier Properties	Jul 27, 2006	068005453		1913188	Jan 7, 2009	1913188	Issued	Fiberweb, Inc.
France	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
France	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
France	SQUEEZE AND TURN CHILD RESISTANT PACKAGE	01/28/1997	97300506.9			12/05/2001	787660	Issued	Owens-Illinois Closure Inc.
France	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
France	MD STRETCH LAMINATE HAVING CD STRETCH	Nov 29, 2007	2086485		2086485	Apr 3, 2013	2086485	Issued	Pliant, LLC
France	MD STRETCH LAMINATE HAVING CD STRETCH	11/29/2007	07864913.4	04/03/2013	2086485	04/03/2013	2086485	Issued	PLIANT, LLC
France	Hydroentangled, Low Basis Weight Nonwoven Fabric And Process For Making Same	Jan 12, 2001	012732350		1303660	Jul 30, 2008	1303660	Issued	Polymer Group, Inc.
France	Method Of Making Nonwoven Fabric Comprising Splittable Fibers	May 16, 2001	019355791		1282737	Aug 23, 2006	1282737	Issued	Polymer Group, Inc.
France	Thermoplastic Constructs with Improved Softness	Aug 7, 2002	027527266		1423250	Jul 31, 2013	1423250	Issued	Polymer Group, Inc.
France	Nonwoven Fabrics Having a Durable Three-Dimensional Image	Dec 17, 2002	027985324		1458914	Jul 25, 2007	1458914	Issued	Polymer Group, Inc.
France	Nonwoven Fabrics Having Intercalated Three-Dimensional Images	May 7, 2003	037244803		1504144	Jan 18, 2012	1504144	Issued	Polymer Group, Inc.
France	Nonwoven Fabrics Having Compound Three-Dimensional Images	Apr 7, 2003	037262128		1492912	Nov 11, 2009	1492912	Issued	Polymer Group, Inc.
France	Two-Sided Nonwoven Fabrics Having A Three-Dimensional Image	Mar 27, 2003	037460599		1492914	Oct 12, 2011	1492914	Issued	Polymer Group, Inc.
France	Anti-microbial Wipe	Oct 31, 2003	037816295		1560711	Dec 9, 2009	1560711	Issued	Polymer Group, Inc.
France	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	070204367		1918430	Aug 19, 2009	1918430	Issued	Polymer Group, Inc.
France	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	121793558		2557214	Mar 12, 2014	2557214	Issued	Polymer Group, Inc.
France	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	130023526		2626457	Mar 25, 2015	2626457	Issued	Polymer Group, Inc.
France	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
France	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
France	FILTRE COLLYRE EMPILE	03/24/2004	403040	09/30/2005	2868046	09/14/2007	2868046	Issued	Rexam Closure Systems Inc.
France	PRESERVATIVE FREE EYEDROPPER SYSTEM	10/25/2004	4805299.7		1682056	04/02/2008	1682056	Issued	Rexam Closure Systems Inc.
France	LIQUID-PACKAGING AND -DISPENSING ASSEMBLY COMPRISING A PILFER-PROOF BAND	11/22/2004	4805508.1		1689654	05/27/2009	1689654	Issued	Rexam Closure Systems Inc.
France	CHILD-RESISTANT FLIP-TOP DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	02/07/2006	6720341.4		1851130	07/23/2008	1851130	Issued	Rexam Closure Systems Inc.
France	ASSEMBLY FOR CONTAINING AND DISPENSING A LIQUID	02/22/2007	7731026.6		1993924	04/03/2013	1993924	Issued	Rexam Closures and Containers, Inc.
France	CHILD-RESISTANT CLOSURE SHELL, CLOSURE, AND PACKAGE	12/03/2010	10790494.8	10/17/2012	2509886	02/12/2014	2509886	Issued	REXAM HEALTHCARE PACKAGING INC.
France	ASSEMBLY FOR CONDITIONING AND DISPENSING A MEDICAL LIQUID	01/03/2008	8761734.6		2111362	08/17/2011	2111362	Issued	Rexam Pharma
France	LIQUID DISPENSING END-PIECE AND LIQUID PACKAGING AND DISPENSING ASSEMBLY COMPRISING SUCH AN END-PIECE	01/30/2009	9151767.2		2085068	07/28/2010	2085068	Issued	Rexam Pharma
France	Cellular Confinement Systems	Sep 24, 2007	078043783		2074264	Apr 13, 2011	2074264	Issued	Terram Limited/J&S Franklin Limited
France	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Frmr. Yug. Rep. of Macedonia	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Germany	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Germany	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Germany	INSULATED CONTAINER	06/07/2012	12727745.7	04/23/2014	2720954	09/13/2017	2720954	Issued	Berry Plastics Corporation
Germany	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
Germany	INSULATED CONTAINER	06/07/2012	112012002042.1	04/10/2014				Pending	Berry Plastics Corporation
Germany	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	112012003070.2	04/30/2014				Pending	BERRY PLASTICS CORPORATION
Germany	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	04/21/2015	202012013192.3			05/20/2015	202012013192.3	Issued	BERRY PLASTICS CORPORATION
Germany	INSULATED CONTAINER	06/07/2012	20 2012 013 293.8	04/10/2014		01/15/2016	20 2012 013 293.8	Issued	Berry Plastics Corporation
Germany	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	02750200.4			03/15/2017	1412181	Issued	Clopay Plastic Products, Company Inc.
Germany	MULTILAYER MICROPOROUS FILMS AND METHODS OF MAKING	08/13/2002	02753454.4			10/05/2016	60248391.3	Issued	Clopay Plastic Products, Company Inc.
Germany	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	03/25/2005	05727728.7			09/16/2015	1765572	Issued	Clopay Plastic Products, Company Inc.
Germany	METHOD FOR CORRECTING PRINT REPEAT LENGTH VARIABILITY IN PRINTED EXTENSIBLE MATERIALS AND PRODUCT	07/11/2005	05770017.1			09/06/2017	1773594	Issued	Clopay Plastic Products, Company Inc.
Germany	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2242465	Issued	Clopay Plastic Products, Company Inc.
Germany	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
Germany	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Germany	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	03/03/2000	00907820.5			12/03/2003	60006940.0	Issued	Covalence Specialty Materials Corp.
Germany	HEAT RECOVERABLE ARTICLE	02/24/1993	93906170.1			07/01/1998	0628144	Issued	Covalence Specialty Materials Corp.
Germany	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	602013001114.1	Issued	Dounor SAS
Germany	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Germany	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Germany	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	602011033155.8	Issued	Fiberweb Holdings Limited
Germany	Confinement Structures - Defencell plastic gabion system	Jul 20, 2012	128308988		2734677	Oct 28, 2015	602012012059.2	Issued	Fiberweb Holdings Limited/J&S Franklin Limited
Germany	Bicomponent Sheet Material Having Liquid Barrier Properties	Jul 27, 2006	068005453		1913188	Jan 7, 2009	602006004754.1	Issued	Fiberweb, Inc.
Germany	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Germany	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Germany	SQUEEZE AND TURN CHILD RESISTANT PACKAGE	01/28/1997	97300506.9			12/05/2001	69708710.7	Issued	Owens-Illinois Closure Inc.
Germany	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	602006035304.9	Issued	PGI Polymer, Inc.
Germany	MD STRETCH LAMINATE HAVING CD STRETCH	Nov 29, 2007	2086485		2086485	Apr 3, 2013	2086485	Issued	Pliant, LLC
Germany	MD STRETCH LAMINATE HAVING CD STRETCH	11/29/2007	07864913.4	04/03/2013	2086485	04/03/2013	602007029516.5	Issued	PLIANT, LLC
Germany	BREATHABLE FILM WITH INTERNAL VIRAL AND ALCOHOL BARRIER LAYER	07/28/2010	112010002882.6	08/16/2012	112010002882			Pending	PLIANT, LLC
Germany	BREATHABLE FILM WITH INTERNAL VIRAL AND ALCOHOL BARRIER LAYER	Jul 28, 2010	1120100028826		112010002882			Published	Pliant, LLC
Germany	Hydroentangled, Low Basis Weight Nonwoven Fabric And Process For Making Same	Jan 12, 2001	012732350		1303660	Jul 30, 2008	60135126.6	Issued	Polymer Group, Inc.
Germany	Method Of Making Nonwoven Fabric Comprising Splittable Fibers	May 16, 2001	019355791		1282737	Aug 23, 2006	60122501.5	Issued	Polymer Group, Inc.
Germany	Thermoplastic Constructs with Improved Softness	Aug 7, 2002	027527266		1423250	Jul 31, 2013	60245322.4	Issued	Polymer Group, Inc.
Germany	Nonwoven Fabrics Having a Durable Three-Dimensional Image	Dec 17, 2002	027985324		1458914	Jul 25, 2007	60221432.7	Issued	Polymer Group, Inc.
Germany	Nonwoven Fabrics Having Intercalated Three-Dimensional Images	May 7, 2003	037244803		1504144	Jan 18, 2012	60339753.0	Issued	Polymer Group, Inc.
Germany	Nonwoven Fabrics Having Compound Three-Dimensional Images	Apr 7, 2003	037262128		1492912	Nov 11, 2009	60329991.1	Issued	Polymer Group, Inc.
Germany	Two-Sided Nonwoven Fabrics Having A Three-Dimensional Image	Mar 27, 2003	037460599		1492914	Oct 12, 2011	60338746.2	Issued	Polymer Group, Inc.
Germany	Anti-microbial Wipe	Oct 31, 2003	037816295		1560711	Dec 9, 2009	60330490.7	Issued	Polymer Group, Inc.
Germany	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	070204367		1918430	Aug 19, 2009	602007002029.8	Issued	Polymer Group, Inc.
Germany	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	121793558		2557214	Mar 12, 2014	602012001015.0	Issued	Polymer Group, Inc.
Germany	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	130023526		2626457	Mar 25, 2015	602012006232.0	Issued	Polymer Group, Inc.
Germany	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	602009015000.6	Issued	PRIME LABEL & SCREEN, INC.
Germany	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Germany	METHODS OF MAKING HEAT RECOVERABLE TUBULAR ARTICLES	05/30/1996	96919923.1			02/26/2003	69626391.2	Issued	Raychem N.V.
Germany	PRESERVATIVE FREE EYEDROPPER SYSTEM	10/25/2004	4805299.7		1682056	04/02/2008	602004012882.1	Issued	Rexam Closure Systems Inc.
Germany	LIQUID-PACKAGING AND -DISPENSING ASSEMBLY COMPRISING A PILFER-PROOF BAND	11/22/2004	4805508.1		1689654	05/27/2009	602004021282.2	Issued	Rexam Closure Systems Inc.
Germany	CHILD-RESISTANT FLIP-TOP DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	02/07/2006	6720341.4		1851130	07/23/2008	602006001943.2	Issued	Rexam Closure Systems Inc.
Germany	ASSEMBLY FOR CONTAINING AND DISPENSING A LIQUID	02/22/2007	7731026.6		1993924	04/03/2013	602007029468.1	Issued	REXAM HEALTHCARE PACKAGING INC.
Germany	ASSEMBLY FOR CONDITIONING AND DISPENSING A MEDICAL LIQUID	01/03/2008	8761734.6		2111362	08/17/2011	602008008965.7	Issued	REXAM HEALTHCARE PACKAGING INC.
Germany	CHILD-RESISTANT CLOSURE SHELL, CLOSURE, AND PACKAGE	12/03/2010	10790494.8	10/17/2012	2509886	02/12/2014	602010013560.8	Issued	REXAM HEALTHCARE PACKAGING INC.
Germany	LIQUID DISPENSING END-PIECE AND LIQUID PACKAGING AND DISPENSING ASSEMBLY COMPRISING SUCH AN END-PIECE	01/30/2009	9151767.2		2085068	07/28/2010	602009000078.0	Issued	Rexam Pharma
Germany	Cellular Confinement Systems	Sep 24, 2007	078043783		2074264	Apr 13, 2011	2074264	Issued	Terram Limited/J&S Franklin Limited
Germany	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Germany	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	Mar 3, 2000	009078205		1159561	Dec 3, 2003	1159561	Issued	Tyco Electronics Raychem N.V.
Greece	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Greece	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Greece	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Greece	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Greece	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Greece	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Gulf Cooperation Council	HEAT-SHRINKABLE COATING	01/05/2013	23275			03/31/2017	GC0005088	Issued	BERRY PLASTICS CORPORATION
Gulf Cooperation Council	Sub Grade Separation Materials	Sep 26, 2012	P201222370					Allowed	Fiberweb Geosynthetics Limited
Gulf Cooperation Council	Cellular Confinement Systems	Sep 27, 2007	9141					Pending	Terram Limited/J&S Franklin Limited
Hong Kong	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Dec 6, 2017	171129210		1240290			Published	AVINTIV Specialty Materials Inc.
Hong Kong	ELASTOMERIC MATERIALS	01/23/2009	11104174.7			07/03/2015	HK1149890	Issued	Clopay Plastic Products, Company Inc.
Hong Kong	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	NOT-YET-AVAIL					Pending	Clopay Plastic Products, Company Inc.
Hong Kong	Nonwoven with electret properties, manufacturing process thereof and its use	Dec 27, 2013	131143261			Jan 5, 2018	HK1188265	Issued	Fiberweb Holdings Limited
Hong Kong	Area Bonded Nonwoven Fabric From Single Polymer System	Sep 29, 2010	101093709		1142932A	Aug 3, 2018	1142932B	Issued	Fiberweb, Inc.
Hong Kong	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	181105477					Pending	Fiberweb, Inc.
Hong Kong	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Dec 2, 2011	111130865		1158713A	Oct 16, 2015	HK1158713	Issued	Polymer Group, Inc.
Hong Kong	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Dec 2, 2011	111130874		1158711A	Nov 1, 2013	1158711	Issued	Polymer Group, Inc.
Hong Kong	Improved liquid barrier fabrics containing ribbon shaped filaments	Mar 26, 2013	131038223		1176978A	Oct 3, 2014	1176978	Issued	Polymer Group, Inc.
Hong Kong	Improved liquid barrier fabrics containing ribbon shaped filaments	Mar 26, 2013	131124718		1185119	Dec 11, 2015	1185119	Issued	Polymer Group, Inc.
Hong Kong	Improved liquid barrier fabrics containing ribbon shaped filaments	Mar 26, 2013	131124727		1185120A	Dec 11, 2015	1185120	Issued	Polymer Group, Inc.
Hong Kong	Liquid Management Layer for Personal Care Absorbent Articles	Jan 30, 2012	141126298		1199195A	May 6, 2016	HK1199195	Issued	Polymer Group, Inc.
Hong Kong	Nonwoven Fabric for Increasing the Availability of Quaternary Ammonium in Solution	Jun 27, 2018	181082759		HK1248779			Published	Polymer Group, Inc.
Hungary	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Hungary	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Hungary	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2242465	Issued	Clopay Plastic Products, Company Inc.
Hungary	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
Hungary	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Hungary	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Hungary	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Hungary	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Hungary	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Hungary	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
Hungary	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Hungary	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Iceland	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Iceland	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
India	Nonwoven Fabric (New Spinlace Design)	Sep 22, 2015	275943			Apr 17, 2015	275943	Issued	AVINTIV Specialty Materials Inc.
India	Nonwoven Fabric (Vista Design Pattern)	Aug 23, 2016	286283			Aug 4, 2017	286283	Issued	AVINTIV Specialty Materials Inc.
India	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	201737004198					Pending	AVINTIV Specialty Materials Inc.
India	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	201737046782					Pending	AVINTIV Specialty Materials Inc.
India	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	201737046968					Pending	AVINTIV Specialty Materials Inc.
India	Nonwovens having Aligned Segmented Fibers	Oct 13, 2016	201837014218					Pending	AVINTIV Specialty Materials Inc.
India	Nonwovens With Additive Enhancing Barrier Properties	Feb 24, 2017	201837031565					Pending	AVINTIV Specialty Materials Inc.
India	PIERCING PIN	06/18/2018	306842					Pending	Berry Global, Inc.
India	PILL DISPENSER INSERT	01/27/2017	290423					Pending	BERRY PLASTICS CORPORATION
India	DROPPER	10/21/2016	201641036166	04/27/2018	201641036166A			Pending	BERRY PLASTICS CORPORATION
India	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	201817001177	04/06/2018	201817001177A			Pending	BERRY PLASTICS CORPORATION
India	PILL DISPENSER	01/03/2017	201817028399	12/07/2018	201817028399A			Pending	BERRY PLASTICS CORPORATION
India	CLOSURE PATCH FOR HEAT-SHRINKABLE PIPE-JOINT SLEEVE	05/31/2017	201817045408					Pending	BERRY PLASTICS CORPORATION
India	DROPPER	08/26/2015	4496/CHE/2015	03/03/2017	4496/CHE/2015A			Pending	BERRY PLASTICS CORPORATION
India	HEAT-SHRINKABLE COATING	01/03/2013	5684/DELNP/2014	04/03/2015	5684/DELNP/2014			Pending	BERRY PLASTICS CORPORATION
India	PEELABLE FILM FOR PACKAGING	05/10/2013	9642/DELNP/2014	07/31/2015	31/2015			Pending	BERRY PLASTICS CORPORATION
India	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	201627041571					Pending	Clopay Plastic Products, Company Inc.
India	ELASTOMERIC MATERIALS	01/23/2009	5325/DELNP/2010					Pending	Clopay Plastic Products, Company Inc.
India	Liquid Management Layer for Personal Care Absorbent Articles	Jan 30, 2012	645KOLNP2013					Pending	Polymer Group, Inc.
India	CLOSURE WITH STOPPING MECHANISM	09/11/2009	1721/CHENP/2011	12/02/2011	1721/CHENP/2011	03/01/2018	293681	Issued	Rexam Closures and Containers, Inc.
India	CONTAINER	07/04/2014	263896			03/12/2015	263896	Issued	REXAM HEALTHCARE PACKAGING INC.
India	CHILD-RESISTANT CLOSURE SHELL, CLOSURE, AND PACKAGE	12/03/2010	5046/CHENP/2012	12/04/2015	5046/CHENP/2012 A			Pending	REXAM HEALTHCARE PACKAGING INC.
India	10 ML PP BOTTLE	09/09/2003	193158			09/09/2003	193158	Issued	Rexam Pharma Packaging India PVT. LTD.
India	30 ML FLAT BOTTLE	09/09/2003	193159			09/09/2003	193159	Issued	Rexam Pharma Packaging India PVT. LTD.
India	10 ML FLAT BOTTLE	09/29/2003	193362			09/29/2003	193362	Issued	Rexam Pharma Packaging India PVT. LTD.
India	10 ML PP VIAL	09/29/2003	193363			09/29/2003	193363	Issued	Rexam Pharma Packaging India PVT. LTD.
India	CAP	09/29/2003	193364			09/29/2003	193364	Issued	Rexam Pharma Packaging India PVT. LTD.
India	CONTAINER	09/29/2003	193365			09/29/2003	193365	Issued	Rexam Pharma Packaging India PVT. LTD.
India	CONTAINER	02/19/2004	194624			02/19/2004	194624	Issued	Rexam Pharma Packaging India PVT. LTD.
India	15 ML WR BOTTLE	02/19/2004	194625			02/19/2004	194625	Issued	Rexam Pharma Packaging India PVT. LTD.
India	CONTAINER	02/19/2004	194626			02/19/2004	194626	Issued	Rexam Pharma Packaging India PVT. LTD.
India	CAP	02/19/2004	194627			02/19/2004	194627	Issued	Rexam Pharma Packaging India PVT. LTD.
India	DOUBLE SAFE CAP	02/18/2009	221302			02/18/2009	221302	Issued	Rexam Pharma Packaging India PVT. LTD.
India	10 ML EXTENDED NECK BOTTLE	02/18/2009	221303			02/18/2009	221303	Issued	Rexam Pharma Packaging India PVT. LTD.
India	NOZZLE	10/24/2011	240382			10/24/2011	240382	Issued	Rexam Pharma Packaging India PVT. LTD.
India	BOTTLE	10/24/2011	240383			10/24/2011	240383	Issued	Rexam Pharma Packaging India PVT. LTD.
India	CORROSION PROTECTION SYSTEM FOR TRANSPORT PIPE	01/13/2006	2671/KOLNP/2007			10/30/2018	302620	Issued	Tyco Adhesives LP
India	TAMP SAFE R CAP	09/09/2003	193156			09/09/2003	193156	Issued	Rexam Pharma Packaging India PVT. LTD.
India	TAMP LOCK CAP	09/09/2003	193157			09/09/2003	193157	Issued	Rexam Pharma Packaging India PVT. LTD.
India	TAMP SAFE WILD RATCHET	02/19/2004	194628			02/19/2004	194628	Issued	Rexam Pharma Packaging India PVT. LTD.
India	WILD RATCHET NOZZLE	02/19/2004	194629			02/19/2004	194629	Issued	Rexam Pharma Packaging India PVT. LTD.
Indonesia	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	AO201803406					Pending	Berry Global, Inc.
Indonesia	CLOSURE PATCH FOR HEAT-SHRINKABLE PIPE-JOINT SLEEVE	05/31/2017	PID201810934					Pending	BERRY PLASTICS CORPORATION
Indonesia	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	P-00201607612	10/20/2017	2017/11663			Pending	Clopay Plastic Products, Company Inc.
Indonesia	ELASTOMERIC MATERIALS	01/23/2009	W00201002518			09/07/2015	IDP000039320	Issued	Clopay Plastic Products, Company Inc.
Ireland	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Ireland	INSULATED CONTAINER	06/07/2012	12727745.7	04/23/2014	2720954	09/13/2017	2720954	Issued	Berry Plastics Corporation
Ireland	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
Ireland	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Ireland	Sub Grade Separation Materials	Sep 25, 2012	127807766		2760664	Dec 6, 2017	2760664	Issued	Fiberweb Geosynthetics Limited
Ireland	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Ireland	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Ireland	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
Ireland	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Ireland	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Ireland	Cellular Confinement Systems	Sep 24, 2007	078043783		2074264	Apr 13, 2011	2074264	Issued	Terram Limited/J&S Franklin Limited
Ireland	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Israel	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	250465					Pending	AVINTIV Specialty Materials Inc.
Israel	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION AND METHODS THEREOF	01/16/2008	199809	10/30/2008	WO2008/130726	09/01/2015	199809	Issued	BERRY PLASTICS CORPORATION
Israel	IMPACT-RESISTANT FILM	03/15/2015	237734					Pending	BERRY PLASTICS CORPORATION
Israel	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	256811					Pending	BERRY PLASTICS CORPORATION
Israel	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	Jul 8, 2016	256811					Pending	Berry Plastics Corporation
Israel	Hydroentanglement Of Continuous Polymer Filaments	Jan 12, 2001	156862		IL56862	Dec 23, 2009	156862	Issued	Polymer Group, Inc.
Israel	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Oct 14, 2007	186624		186624	Sep 29, 2012	186624	Issued	Polymer Group, Inc.
Israel	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	May 1, 2012	219512			Aug 30, 2017	219512	Issued	Polymer Group, Inc.
Israel	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	May 1, 2012	219513		219513	Apr 30, 2015	219513	Issued	Polymer Group, Inc.
Israel	Improved liquid barrier fabrics containing ribbon shaped filaments	Jul 31, 2012	221203			Jul 31, 2017	221203	Issued	Polymer Group, Inc.
Israel	ASSEMBLY FOR CONDITIONING AND DISPENSING A MEDICAL LIQUID	01/03/2008	199810			07/31/2013	199810	Issued	Rexam Pharma
Israel	Cellular Confinement Systems	Sep 24, 2007	197700		197700			Published	Terram Limited/J&S Franklin Limited
Italy	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Italy	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Italy	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
Italy	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	02750200.4			03/15/2017	1412181	Issued	Clopay Plastic Products, Company Inc.
Italy	METHOD FOR CORRECTING PRINT REPEAT LENGTH VARIABILITY IN PRINTED EXTENSIBLE MATERIALS AND PRODUCT	07/11/2005	05770017.1			09/06/2017	1773594	Issued	Clopay Plastic Products, Company Inc.
Italy	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2242465	Issued	Clopay Plastic Products, Company Inc.
Italy	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
Italy	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Italy	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	2733240	Issued	Dounor SAS
Italy	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Italy	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Italy	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Italy	Confinement Structures - Defencell plastic gabion system	Jul 20, 2012	128308988		2734677	Oct 28, 2015	502016000006303	Issued	Fiberweb Holdings Limited/J&S Franklin Limited
Italy	Bicomponent Sheet Material Having Liquid Barrier Properties	Jul 27, 2006	068005453		1913188	Jan 7, 2009	502009901719547	Issued	Fiberweb, Inc.
Italy	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Italy	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Italy	CONTAINER WITH CHILD-RESISTANT CLOSURE	11/27/1997	MI970000671			03/01/2002	73949	Issued	Kerr Group, Inc.
Italy	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	502013902158906	Issued	PGI Polymer, Inc.
Italy	Hydroentangled, Low Basis Weight Nonwoven Fabric And Process For Making Same	Jan 12, 2001	012732350		1303660	Jul 30, 2008	1303660	Issued	Polymer Group, Inc.
Italy	Nonwoven Fabrics Having Intercalated Three-Dimensional Images	May 7, 2003	037244803		1504144	Jan 18, 2012	502012902026765	Issued	Polymer Group, Inc.
Italy	Two-Sided Nonwoven Fabrics Having A Three-Dimensional Image	Mar 27, 2003	037460599		1492914	Oct 12, 2011	502011901990566	Issued	Polymer Group, Inc.
Italy	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	070204367		1918430	Aug 19, 2009	1918430	Issued	Polymer Group, Inc.
Italy	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	121793558		2557214	Mar 12, 2014	2557214	Issued	Polymer Group, Inc.
Italy	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	130023526		2626457	Mar 25, 2015	502015902349243	Issued	Polymer Group, Inc.
Italy	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Italy	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Italy	Cellular Confinement Systems	Sep 24, 2007	078043783		2074254	Apr 13, 2011	2074264	Issued	Terram Limited/J&S Franklin Limited
Japan	Nonwoven Fabric (Vista Design Pattern)	Aug 23, 2016	2016017883			May 26, 2017	1579439	Issued	AVINTIV Specialty Materials Inc.
Japan	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	2017506746					Pending	AVINTIV Specialty Materials Inc.
Japan	Monolithic Breathable Film and Composite Manufactured Therefrom	Dec 17, 2015	2017532999					Pending	AVINTIV Specialty Materials Inc.
Japan	Alcohol Repellant Treated Nonwoven	May 27, 2016	2017561853					Pending	AVINTIV Specialty Materials Inc.
Japan	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	2018501227					Pending	AVINTIV Specialty Materials Inc.
Japan	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	2018501240					Pending	AVINTIV Specialty Materials Inc.
Japan	Nonwovens having Aligned Segmented Fibers	Oct 13, 2016	2018519470					Pending	AVINTIV Specialty Materials Inc.
Japan	Nonwoven Fabric With Improved Hand-Feel	Jan 5, 2017	2018535338					Pending	AVINTIV Specialty Materials Inc.
Japan	CONTOURED THERMOPLASTIC FILMS	07/17/2017	2019-503931					Pending	BERRY FILM PRODUCTS COMPANY, INC.
Japan	Bonding Pattern for a Nonwoven Fabric	Nov 21, 2018	2018025403					Pending	Berry Global, Inc.
Japan	PEELABLE FILM FOR PACKAGING	May 10, 2013	2015511776					Pending	Berry Plastics Corporation
Japan	Polymeric Films and Methods for Making Polymeric Films	Nov 2, 2016	2018522690					Pending	Berry Plastics Corporation
Japan	INSULATED CONTAINER	06/07/2012	2014-515882			11/02/2017	6235466	Issued	Berry Plastics Corporation
Japan	INSULATED SLEEVE FOR A CUP	06/18/2012	2014-516089	07/19/2017		06/30/2017	6166719	issued	Berry Plastics Corporation
Japan	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	2014-528384			09/22/2017	6210985	Issued	BERRY PLASTICS CORPORATION
Japan	PEELABLE FILM FOR PACKAGING	05/10/2013	2015-511776					Pending	BERRY PLASTICS CORPORATION
Japan	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	2017-173788					Pending	BERRY PLASTICS CORPORATION
Japan	PEELABLE FILM FOR PACKAGING	05/10/2013	2018-089089					Pending	BERRY PLASTICS CORPORATION
Japan	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	2018-521194					Pending	BERRY PLASTICS CORPORATION
Japan	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	2018-522690	12/06/2018	2018-535852			Pending	BERRY PLASTICS CORPORATION
Japan	CONTAINER WITH CHILD-RESISTANT CLOSURE	11/21/1997	9-75767			08/24/2001	1123750	Issued	BERRY PLASTICS CORPORATION
Japan	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	Jul 8, 2016						Pending	Berry Plastics Corporation
Japan	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHOD OF MAKING SAME	08/26/2015	2017511740					Pending	Clopay Plastic Products, Company Inc.
Japan	MULTILAYER MICROPOROUS FILMS AND METHODS OF MAKING	08/13/2002	2003-520577			02/20/2009	4260623	Issued	Clopay Plastic Products, Company Inc.
Japan	ELASTOMERIC MATERIALS	01/23/2009	2010-544430			01/09/2015	5674475	Issued	Clopay Plastic Products, Company Inc.
Japan	ELASTOMERIC MATERIALS	01/23/2009	2013-162188			05/01/2015	5739490	Issued	Clopay Plastic Products, Company Inc.
Japan	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	02/04/2014	2016-500200					Pending	Clopay Plastic Products, Company Inc.
Japan	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	2016-567675					Pending	Clopay Plastic Products, Company Inc.
Japan	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	08/31/2015	2017-513794					Pending	Clopay Plastic Products, Company Inc.
Japan	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	2017-536289					Pending	Clopay Plastic Products, Company Inc.
Japan	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	20100504153		20100524573	Jul 14, 2012	4965704	Issued	Dounor SAS/Aplix, Inc.
Japan	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	20120037125		2012125594	May 14, 2014	5492925	Issued	Dounor SAS/Aplix, Inc.
Japan	Nonwoven Web and Fibers with Electret Properties, Manufacturing Process Thereof and Their Use	Sep 12, 2016	2016177699		2017-48494	Jun 1, 2018	6346640	Issued	Fiberweb Holdings Limited
Japan	Bicomponent Sheet Material Having Liquid Barrier Properties	Jul 27, 2006	2008524257		2008-524257	Feb 24, 2012	4933546	Issued	Fiberweb, Inc.
Japan	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	2010521936		2010-537068	Apr 12, 2013	5241841	Issued	Fiberweb, Inc.
Japan	Area Bonded Nonwoven Fabric From Single Polymer System	Apr 1, 2013	2013075674		2013-174039	Apr 10, 2015	5727539	Issued	Fiberweb, Inc.
Japan	A thermoplastic laminate and manufacture thereof	Dec 31, 2012	2014550626		2015503471			Pending	PGI Nonwovens (China) Co. Ltd./FSPG Plastics Group
Japan	Top Sheet Element of Absorbing Material	Sep 7, 2000	2000271881		2001-137285	May 22, 2009	4312939	Issued	Polymer Group, Inc.
Japan	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 17, 2007	2007270394		08156807	Nov 16, 2012	5133025	Issued	Polymer Group, Inc.
Japan	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Oct 17, 2007	2012089937		2012-154020	Mar 20, 2015	5714534	Issued	Polymer Group, Inc.
Japan	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	2013008116			May 9, 2014	1499705	Issued	Polymer Group, Inc.
Japan	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Apr 11, 2013	2013008118			Jul 4, 2014	1503975	Issued	Polymer Group, Inc.
Japan	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Apr 11, 2013	2013008120			Jul 4, 2014	1503976	Issued	Polymer Group, Inc.
Japan	Liquid Management Layer for Personal Care Absorbent Articles	Jan 30, 2012	2013553458		201451286	Dec 16, 2016	6058559	Issued	Polymer Group, Inc.
Japan	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Apr 11, 2013	2014005362			Jul 4, 2014	1504056	Issued	Polymer Group, Inc.
Japan	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Apr 11, 2013	2014005363			Jul 4, 2014	1504318	Issued	Polymer Group, Inc.
Japan	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Apr 11, 2013	2014005364			Jul 4, 2014	1504319	Issued	Polymer Group, Inc.
Japan	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Apr 11, 2013	2014005365			Jul 4, 2014	1504320	Issued	Polymer Group, Inc.
Japan	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Nov 25, 2014	2014237618		2015061959	Aug 26, 2016	5992493	Issued	Polymer Group, Inc.
Japan	ASSEMBLY FOR CONTAINING AND DISPENSING A LIQUID	02/22/2007	2008-555838	07/30/2009	2009-527421	06/22/2012	5020981	Issued	Rexam Pharma
Japan	LIQUID DISPENSING END-PIECE AND LIQUID PACKAGING AND DISPENSING ASSEMBLY COMPRISING SUCH AN END-PIECE	01/30/2009	2009-019585		2009-213876	01/10/2014	5449790	Issued	Rexam Pharma
Korea, Republic of	PEELABLE FILM FOR PACKAGING	05/10/2013	10-2014-7034240					Pending	BERRY PLASTICS CORPORATION
Korea, Republic of	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	10-2018-7004084	03/23/2018	10-2018-0030628			Pending	BERRY PLASTICS CORPORATION
Korea, Republic of	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	10-2018-7015313					Pending	BERRY PLASTICS CORPORATION
Korea, Republic of	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	10-2016-7034770					Pending	Clopay Plastic Products, Company Inc.
Korea, Republic of	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/26/2015	10-2017-7008114					Pending	Clopay Plastic Products, Company Inc.
Korea, Republic of	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	08/31/2015	10-2017-7008147					Pending	Clopay Plastic Products, Company Inc.
Korea, Republic of	ELASTOMERIC MATERIALS	01/23/2009	2010-7018507			03/18/2016	10-1606216	Issued	Clopay Plastic Products, Company Inc.
Korea, Republic of	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	02/04/2014	2015-7029217					Pending	Clopay Plastic Products, Company Inc.
Korea, Republic of	HEAT RECOVERABLE ARTICLE	05/30/1996	708683/97			07/20/2004	442180	Issued	Tyco Electronics Raychem N.V.
Kuwait	CLOSURE PATCH FOR HEAT-SHRINKABLE PIPE-JOINT SLEEVE	05/31/2017	PCT219/2018					Pending	BERRY PLASTICS CORPORATION
Latvia	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Latvia	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Liechtenstein	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Lithuania	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Lithuania	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Lithuania	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Luxembourg	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Luxembourg	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Luxembourg	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Luxembourg	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Luxembourg	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
Luxembourg	Anti-microbial Wipe	Oct 31, 2003	037816295		1560711	Dec 9, 2009	1560711	Issued	Polymer Group, Inc.
Luxembourg	Cellular Confinement Systems	Sep 24, 2007	078043783		2074254	Apr 13, 2011	2074264	Issued	Terram Limited/J&S Franklin Limited
Luxembourg	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Malaysia	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	18012080101					Pending	Berry Global, Inc.
Malaysia	PEELABLE FILM FOR PACKAGING	05/10/2013	PI 2014703314					Pending	BERRY PLASTICS CORPORATION
Malaysia	CONTAINER	03/14/2014	PI 2015002285					Pending	BERRY PLASTICS CORPORATION
Malaysia	POLYMERIC MATERIAL FOR CONTAINER	07/14/2014	PI 2016000038					Pending	BERRY PLASTICS CORPORATION
Malaysia	PEELABLE FILM FOR PACKAGING	May 10, 2013	PI2014703314					Pending	Berry Plastics Corporation
Malaysia	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	02/04/2014	PI2015702896					Pending	Clopay Plastic Products, Company Inc.
Malta	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Malta	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Malta	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Mexico	DRAWSTRING BAG	07/03/2014	MX/a/2014/008236			10/11/2017	351375	Issued	AEP Industies Inc.
Mexico	Nonwoven Fabric (General Purpose Industrial Wipe Design)	Dec 15, 2015	MX2015003795			Oct 19, 2017	51119	Issued	AVINTIV Specialty Materials Inc.
Mexico	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	MXa2017001768					Pending	AVINTIV Specialty Materials Inc.
Mexico	Monolithic Breathable Film and Composite Manufactured Therefrom	Dec 17, 2015	MXa2017007398					Pending	AVINTIV Specialty Materials Inc.
Mexico	Alcohol Repellant Treated Nonwoven	May 27, 2016	MXa2017015171					Pending	AVINTIV Specialty Materials Inc.
Mexico	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	MXa2018000378					Pending	AVINTIV Specialty Materials Inc.
Mexico	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	MXa2018000379					Pending	AVINTIV Specialty Materials Inc.
Mexico	Nonwoven Fabric With Improved Hand-Feel	Jan 5, 2017	MXa2018008437					Pending	AVINTIV Specialty Materials Inc.
Mexico	Nonwovens With Additive Enhancing Barrier Properties	Feb 24, 2017	MXa2018010251					Pending	AVINTIV Specialty Materials Inc.
Mexico	Nonwoven Fabric (New Spinlace Design)	Oct 15, 2015	MXf2015003111			Nov 24, 2016	48394	Issued	AVINTIV Specialty Materials Inc.
Mexico	Nonwoven Fabric (Vista Design Pattern)	Aug 24, 2016	MXF2016002594			Nov 29, 2017	51474	Issued	AVINTIV Specialty Materials Inc.
Mexico	Nonwoven Fabric (Whistler Wave Design)	Sep 27, 2016	MXF2016002990			Apr 2, 2018	52300	Issued	AVINTIV Specialty Materials Inc.
Mexico	Nonwoven Fabric (Tough Mudder Design)	Sep 27, 2016	MXF2016002991		MX/F/2016/002991	Aug 28, 2018	53384	Issued	AVINTIV Specialty Materials Inc.
Mexico	Nonwoven Fabric	Aug 9, 2017	MXf2017002425					Allowed	AVINTIV Specialty Materials Inc.
Mexico	Nonwoven Fabric (Tough Mudder Design)	Apr 20, 2018	MXF2018001181		MX/F/2018/001181			Pending	AVINTIV Specialty Materials Inc.
Mexico	Nonwoven Fabric (Tough Mudder Design)	Apr 20, 2018	MXF2018001182		MX/F/2018/001182			Pending	AVINTIV Specialty Materials Inc.
Mexico	UV Stablized Spunbond Fabrics With Enhanced Trapezoidal Tear	Oct 4, 1999	PAa2001003500		MXPA2001003500	May 10, 2006	236730	Issued	BBA Nonwovens Simpsonville, Inc
Mexico	CONTOURED THERMOPLASTIC FILMS	07/17/2017	MX/a/2019/001003					Pending	BERRY FILM PRODUCTS COMPANY, INC.
Mexico	CLOSURE	05/04/2017	MX/a/2018/013443					Pending	BERRY GLOBAL, INC.
Mexico	TAMPER INDICATING CLOSURE WITH FOLDABLE TAB	07/28/1999	0003388			09/13/2004	222669	Issued	BERRY PLASTICS CORPORATION
Mexico	PITCHER WITH LOCKING LID	10/22/1993	9306567			01/06/1998	187672	ISSUED	BERRY PLASTICS CORPORATION
Mexico	CHILD-RESISTANT CONTAINER AND CLOSURE ASSEMBLY	10/29/1996	9704960			03/09/2001	201015	Issued	BERRY PLASTICS CORPORATION
Mexico	CHILD-RESISTANT PACKAGE HAVING A PLASTIC CONTAINER WITH A BLOW-MOLDED NECK FINISH, AND A CONTAINER AND CLOSURE FOR SUCH A PACKAGE	08/29/2006	MX/a/2008/002867			01/12/2010	273306	Issued	BERRY PLASTICS CORPORATION
Mexico	INSULATED CONTAINER	06/07/2012	MX/a/2013/014993			04/28/2017	347519	Issued	Berry Plastics Corporation
Mexico	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	MX/a/2014/002373					Pending	BERRY PLASTICS CORPORATION
Mexico	PEELABLE FILM FOR PACKAGING	05/10/2013	MX/a/2014/013610					Pending	BERRY PLASTICS CORPORATION
Mexico	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	10/25/2013	MX/a/2015/005207					Pending	BERRY PLASTICS CORPORATION
Mexico	CELLULAR POLYMERIC MATERIAL	03/13/2014	MX/a/2015/008525					Pending	BERRY PLASTICS CORPORATION
Mexico	CONTAINER	03/14/2014	MX/a/2015/012702					Pending	BERRY PLASTICS CORPORATION
Mexico	POLYMERIC MATERIAL FOR CONTAINER	07/14/2014	MX/a/2016/000323					Pending	BERRY PLASTICS CORPORATION
Mexico	POLYMERIC MATERIAL FOR A CONTAINER	08/26/2014	MX/a/2016/002374					Pending	BERRY PLASTICS CORPORATION
Mexico	MULTI-LAYER TUBE AND PROCESS OF MAKING THE SAME	09/02/2014	MX/a/2016/002490					Pending	BERRY PLASTICS CORPORATION
Mexico	BEVERAGE BREWING PACKAGE	06/27/2017	MX/a/2017/008605					Pending	BERRY PLASTICS CORPORATION
Mexico	CONTAINER CLOSURE	05/02/2016	MX/a/2017/013903					Pending	BERRY PLASTICS CORPORATION
Mexico	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	MX/a/2018/000414	10/01/2018				Pending	BERRY PLASTICS CORPORATION
Mexico	MULTI-LAYER FILM	10/26/2016	MX/a/2018/005152					Pending	BERRY PLASTICS CORPORATION
Mexico	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	MX/a/2018/005624	09/20/2018				Pending	BERRY PLASTICS CORPORATION
Mexico	PEELABLE FILM FOR PACKAGING	May 10, 2013	MXa2014013610					Pending	Berry Plastics Corporation
Mexico	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	Jul 8, 2016	MXa2018000414					Pending	Berry Plastics Corporation
Mexico	Polymeric Films and Methods for Making Polymeric Films	Nov 2, 2016	MXa2018005624					Pending	Berry Plastics Corporation
Mexico	DRINK CUP AND LID	04/13/2005	PAa2006011920			06/19/2009	267669	Issued	BERRY PLASTICS CORPORATION
Mexico	CHILD-RESISTANT CLOSURE	12/04/2006	PAa2006014119			04/15/2011	285739	Issued	BERRY PLASTICS CORPORATION
Mexico	PIERCE AND CUT CLOSURE	11/23/1999	PA/a/1999/010811			11/24/2003	217721	Issued	BPRex Healthcare Packaging Inc.
Mexico	MICROPOROUS BREATHABLE BUILDING AND CONSTRUCTION MATERIALS COMPRISING COATED WOVEN AND/OR NONWOVEN FABRICS, AND METHOD	01/26/2007	MX/a/2008/009635			11/01/2013	314851	Issued	Clopay Plastic Products, Company Inc.
Mexico	ELASTOMERIC MATERIALS	01/23/2009	MX/a/2010/008067			01/06/2015	326747	Issued	Clopay Plastic Products, Company Inc.
Mexico	ELASTOMERIC MATERIALS	01/23/2009	MX/a/2014/002655					Pending	Clopay Plastic Products, Company Inc.
Mexico	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/26/2015	MX/A/2017/002604	06/21/2017				Pending	Clopay Plastic Products, Company Inc.
Mexico	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	MX/a/2017/009026	10/09/2017				Pending	Clopay Plastic Products, Company Inc.
Mexico	HIGH SPEED METHOD OF MAKING MICROPOROUS FILM PRODUCTS	05/13/1999	PA/a/2000/011256			08/15/2003	215883	Issued	Clopay Plastic Products, Company Inc.
Mexico	HEAT RECOVERABLE ARTICLE	02/24/1993	9301004			11/14/1997	187036	Issued	Covalence Specialty Materials Corp.
Mexico	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Oct 16, 2009	20090011151		2009011151			Published	Dounor SAS/Aplix, Inc.
Mexico	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	MXa2013002223		MX2013002223	Aug 7, 2017	349639	Issued	Fiberweb Holdings Limited
Mexico	Bicomponent Sheet Material Having Liquid Barrier Properties	Jul 27, 2006	MXA08100333		WO2007/016840	Apr 13, 2010	275065	Issued	Fiberweb, Inc.
Mexico	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	MXA2010001860		MX/A/2010/001860	Oct 31, 2012	304806	Issued	Fiberweb, Inc.
Mexico	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	MXA2012008557		MX2012008557	Aug 20, 2013	312479	Issued	Fiberweb, Inc.
Mexico	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	MXA2013005991			Jun 17, 2016	339963	Issued	Fiberweb, Inc.
Mexico	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	PAA07011823		MX2007011823	Sep 10, 2010	278934	Issued	PGI Polymer, Inc.
Mexico	MD STRETCH LAMINATE HAVING CD STRETCH	11/29/2007	MX/a/2009/005714			10/29/2013	314706	Issued	PLIANT CORPORATION
Mexico	MULTILAYER SEALABLE FILM HAVING A TEMPERATURE RESISTANT LAYER THEREBETWEEN	03/30/2006	MX/a/2012/014643			02/10/2015	327753	Issued	PLIANT CORPORATION
Mexico	AGRICULTURAL BARRIER FILMS HAVING SUPERIOR TEAR STRENGTH PROPERTIES	08/17/2007	MXa2009001562			04/08/2011	285498	Issued	PLIANT CORPORATION
Mexico	HERMETIC PACKAGES WITH LASER SCORED VENT SYSTEMS	05/20/2009	MX/a/2010/013545			08/05/2014	322564	Issued	PLIANT, LLC
Mexico	MD STRETCH LAMINATE HAVING CD STRETCH	Nov 29, 2007	MXa2009005714			Oct 29, 2013	314706	Issued	Pliant, LLC
Mexico	Breathable Film Compositions and Articles and Method	Apr 14, 2000	2000003708		MXPA2000003708	Nov 16, 2006	242057	Issued	Polymer Group, Inc.
Mexico	Fire Retardant Nonwoven Fabric and Bedding Articles	May 3, 2010	MXa2010004904		MX201000490	Nov 11, 2011	292009	Issued	Polymer Group, Inc.
Mexico	Durable Lightweight Nonwoven Wipe	May 4, 2010	MXa2010004961					Allowed	Polymer Group, Inc.
Mexico	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Oct 16, 2007	MXa2010012560		MX2010012560	Oct 16, 2011	291435	Issued	Polymer Group, Inc.
Mexico	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Oct 16, 2007	MXa2010012561		MX2010012561	Apr 23, 2015	329613	Issued	Polymer Group, Inc.
Mexico	Improved liquid barrier fabrics containing ribbon shaped filaments	Jul 16, 2012	MXa20128297			Apr 11, 2016	338273	Issued	Polymer Group, Inc.
Mexico	Liquid Management Layer for Personal Care Absorbent Articles	Jan 30, 2012	MXa2013002740		MX2013002740	Apr 13, 2016	338348	Issued	Polymer Group, Inc.
Mexico	Multi-Zone Spinneret, Apparatus and Method for Making Filaments and Nonwoven Fabrics Therefrom	Oct 10, 2013	MXa2015004551					Pending	Polymer Group, Inc.
Mexico	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	MXF12003291			Dec 7, 2013	40652	Issued	Polymer Group, Inc.
Mexico	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	MXF12003292			Jan 6, 2014	40697	Issued	Polymer Group, Inc.
Mexico	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	MXF12003293			Dec 17, 2013	40653	Issued	Polymer Group, Inc.
Mexico	Nonwoven Design (Geo Nubtex Design)	Nov 3, 2014	MXf2014003357			Apr 1, 2016	46653	Issued	Polymer Group, Inc.
Mexico	Nonwoven Fabric (Basket Weave 45 Degree Geometry)	Apr 29, 2015	MXf2015001427			Dec 8, 2015	45863	Issued	Polymer Group, Inc.
Mexico	Improved Apertured Top Sheet for Absorbent Articles	Jan 25, 2001	PAA01000892		MXPA01000892	Mar 7, 2011	284435	Issued	Polymer Group, Inc.
Mexico	Non-Woven Elastic Laminate	Jul 18, 2001	PAA04000404		MXPA04000404	Apr 28, 2010	275509	Issued	Polymer Group, Inc.
Mexico	Lightweight Nonwoven Fabric Having Improved Performance	Jan 30, 2003	PAA04007331		MXPA04007331	Jan 22, 2009	263995	Issued	Polymer Group, Inc.
Mexico	Unitized Cover and Transfer Layer and Process for Making the Same	Jul 22, 2004	PAA06000778		MXPA06000778	Jul 29, 2011	288812	Issued	Polymer Group, Inc.
Mexico	Durable Lightweight Imaged Nonwoven Wipe	Dec 15, 2004	PAA06006856		MXPA060006856	Jun 24, 2010	276877	Issued	Polymer Group, Inc.
Mexico	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	PAA07007001		MX2007007001	Mar 10, 2011	284712	Issued	Polymer Group, Inc.
Mexico	Differentially Entangled Nonwoven Fabric	Oct 12, 2001	PAa2003002925		MXPA03002925	May 7, 2008	256921	Issued	Polymer Group, Inc.
Mexico	Protective Cover for Agricultural Products	Dec 8, 2000	PAa2003005090		MXPA03005090	Dec 8, 2009	272474	Issued	Polymer Group, Inc.
Mexico	Breathable Nonwoven/Film Laminate	Jan 8, 2002	PAa2003006209		MXPA030006209	Jun 17, 2010	276666	Issued	Polymer Group, Inc.
Mexico	Nonwoven Secondary Carpet Backing	Oct 22, 2003	PAa2005004293		MXPA05004293	Apr 5, 2010	274915	Issued	Polymer Group, Inc.
Mexico	Lightweight, Cloth-like Nonwoven Laminate and Articles	Apr 6, 2004	PAa2005010913		MX5010913	Sep 23, 2009	270297	Issued	Polymer Group, Inc.
Mexico	Nonwoven Protective Cover for Biological Organisms	Jul 23, 2003	PAa2006000976		MXPA06000976	Jun 2, 2011	287149	Issued	Polymer Group, Inc.
Mexico	Protective Laminate and Method for Making Same	Jun 15, 2006	PAa2006006857		MXPA06006857A			Published	Polymer Group, Inc.
Mexico	Flame Retardant Cellulosic Nonwoven Fabric	Feb 8, 2005	PAa2006009053		MXPA06009053(a)	Jul 28, 2011	288774	Issued	Polymer Group, Inc.
Mexico	Structurally Stable Flame-Retardant Bedding Articles	Sep 4, 2006	PAa2006009984		MXPA2006009984	Jan 20, 2009	263917	Issued	Polymer Group, Inc.
Mexico	Self-Extinguishing Differentially Entangled Nonwoven Fabrics	May 4, 2005	PAa2006012599		MXPA06012599	Oct 7, 2011	290826	Issued	Polymer Group, Inc.
Mexico	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 16, 2007	PAa2007012873		MX2007012873	Feb 3, 2011	283615	Issued	Polymer Group, Inc.
Mexico	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	11/18/2009	MX/a/2009/012447	06/25/2010	MX/a/2009/012447	08/27/2012	302751	Issued	PRIME LABEL & SCREEN, INC.
Mexico	STAND-ALONE LINER--COMPRESSION MOLDED	05/06/1998	983583			05/10/2002	207772	Issued	Rexam Closure Systems Inc.
Mexico	LINERLESS CLOSURE FOR CONTAINER	08/19/1994	9406357			02/08/1999	191179	Issued	Rexam Closure Systems Inc.
Mexico	EASYSEAL CLOSURE WITH DRAIN & INVERSION RELIEF FEATURES	12/06/1999	9911275			03/25/2004	219563	Issued	Rexam Closure Systems Inc.
Mexico	CHILD-RESISTANT DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	09/20/2005	MX/a/07/004866			08/17/2011	289375	Issued	REXAM HEALTHCARE PACKAGING INC.
Mexico	PLASTIC PACKAGING HAVING A MARKER MATERIAL	08/02/2006	MX/a/08/001832			01/25/2011	283308	Issued	REXAM HEALTHCARE PACKAGING INC.
Monaco	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Monaco	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Netherlands	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Netherlands	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Netherlands	INSULATED CONTAINER	06/07/2012	12727745.7	04/23/2014	2720954	09/13/2017	2720954	Issued	Berry Plastics Corporation
Netherlands	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
Netherlands	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Netherlands	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Netherlands	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Netherlands	Sub Grade Separation Materials	Sep 25, 2012	127807766		2760664	Dec 6, 2017	2760664	Issued	Fiberweb Geosynthetics Limited
Netherlands	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Netherlands	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Netherlands	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
Netherlands	Hydroentangled, Low Basis Weight Nonwoven Fabric And Process For Making Same	Jan 12, 2001	012732350		1303660	Jul 30, 2008	1303660	Issued	Polymer Group, Inc.
Netherlands	Hydroentanglement of Continuous Polymer Filaments	Jan 12, 2001	012732368		WO2002/055778	Jun 6, 2007	1360357	Issued	Polymer Group, Inc.
Netherlands	Method Of Making Nonwoven Fabric Comprising Splittable Fibers	May 16, 2001	019355791		1282737	Aug 23, 2006	1282737	Issued	Polymer Group, Inc.
Netherlands	Anti-microbial Wipe	Oct 31, 2003	037816295		1560711	Dec 9, 2009	1560711	Issued	Polymer Group, Inc.
Netherlands	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	070204367		1918430	Aug 19, 2009	1918430	Issued	Polymer Group, Inc.
Netherlands	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Netherlands	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
New Zealand	FILM CUTTER ASSEMBLY	12/20/2000	519720	02/25/2005	519720	06/09/2005	519720	Issued	AEP Industies Inc.
New Zealand	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	728856					Pending	AVINTIV Specialty Materials Inc.
New Zealand	INSULATED CONTAINER	06/07/2012	619614			09/01/2015	619614	Issued	Berry Plastics Corporation
New Zealand	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	621219	07/31/2015		11/03/2015	621219	Issued	BERRY PLASTICS CORPORATION
New Zealand	CELLULAR POLYMERIC MATERIAL	03/13/2014	709010					Pending	BERRY PLASTICS CORPORATION
New Zealand	HERMETIC PACKAGES WITH LASER SCORED VENT SYSTEMS	05/20/2009	589982	01/25/2013		04/30/2013	589982	Issued	PLIANT, LLC
New Zealand	TAMPER EVIDENT CLOSURE	07/14/1993	253982				253982	Issued	Rexam Closure Systems Inc.
New Zealand	LINERLESS CLOSURE FOR CONTAINER	08/19/1994	271041			09/30/1997	271041	Issued	Rexam Closure Systems Inc.
New Zealand	TAMPER EVIDENT CLOSURE	05/10/1999	335673				335673	Issued	Rexam Closure Systems Inc.
New Zealand	EXTENDED SEAL	07/03/1998	502483				502483	Issued	Rexam Closure Systems Inc.
New Zealand	TAMPER-EVIDENT OVERCAP	01/13/1999	504472			09/09/2000	504472	Issued	Rexam Closure Systems Inc.
Norway	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Norway	INSULATED CONTAINER	06/07/2012	12727745.7	04/23/2014	2720954	09/13/2017	2720954	Issued	Berry Plastics Corporation
Norway	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
Norway	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Norway	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Norway	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Oman	CLOSURE PATCH FOR HEAT-SHRINKABLE PIPE-JOINT SLEEVE	05/31/2017	OM/P/2018/00378					Pending	BERRY PLASTICS CORPORATION
Pakistan	Confinement Structures - Defencell plastic gabion system	Jul 20, 2012	4872012					Pending	Fiberweb Holdings Limited/J&S Franklin Limited
Pakistan	Sub-Grade Separation Materials	Sep 25, 2012	6432012					Pending	Fiberweb, Inc.
Pakistan	CORROSION PROTECTION SYSTEM	04/17/1995	218/95			12/11/1996	134652	Issued	Tyco Electronics Raychem N.V.
Patent Cooperation Treaty	FILM CUTTER ASSEMBLY	12/20/2000	US2000/034596	06/28/2001	WO2001/045911			Nationaliz	AEP Industies Inc.
Patent Cooperation Treaty	FILM CUTTER ASSEMBLY	09/30/2002	US2002/031341	04/17/2003	WO2003/031128			Nationaliz	AEP Industies Inc.
Patent Cooperation Treaty	EXTRUSION LAMINATES HAVING IMPROVED AESTHETICS AND PROCESSIBILITY	02/21/2018	PCT/US2018/018882	09/07/2018	WO2018/160399			Pending	BERRY FILM PRODUCTS COMPANY, INC.
Patent Cooperation Treaty	ELASTOMERIC FILMS HAVING LOW TEAR PROPAGATION	02/21/2018	PCT/US2018/018935	09/20/2018	WO2018/169656			Pending	BERRY FILM PRODUCTS COMPANY, INC.
Patent Cooperation Treaty	PRESTRETCHED ELASTIC FILM IN PERSONAL HYGIENE PRODUCTS	02/07/2017	PCT/US2017/060574	05/17/2018	WO2018/089448			Pending	BERRY GLOBAL, INC.
Patent Cooperation Treaty	STRUCTURALLY ENHANCED CONTAINER	03/15/2018	PCT/US2018/022610	09/20/2018	WO2018/170249			Pending	Berry Global, Inc.
Patent Cooperation Treaty	CLOSURE	05/04/2018	PCT/US2018/031154	11/08/2018	WO2018/204825			Pending	BERRY GLOBAL, INC.
Patent Cooperation Treaty	ELASTIC NON-WOVEN LAMINATION METHOD AND APPARATUS	05/15/2018	PCT/US2018/032714	11/22/2018	WO2018/213276			Pending	BERRY GLOBAL, INC.
Patent Cooperation Treaty	HEAT-SHRINKABLE TUBE COVERING	08/03/2018	PCT/US2018/045089	02/07/2019	WO2019/028307			Pending	BERRY GLOBAL, INC.
Patent Cooperation Treaty	METHOD AND APPARATUS FOR THERMOFORMING AN ARTICLE	08/07/2018	PCT/US2018/045575	02/14/2019	WO2019/032564			Pending	BERRY GLOBAL, INC.
Patent Cooperation Treaty	BLOCKED SHRINK BUNDLING FILM	08/17/2018	PCT/US2018/046844	02/21/2019	WO2019/036565			Pending	BERRY GLOBAL, INC.
Patent Cooperation Treaty	CONTINUOUS COMPOUNDING SYSTEMS AND METHODS OF USE	02/19/2019	PCT/US2019/018465					Pending	Berry Global, Inc.
Patent Cooperation Treaty	PRESTRETCHED APERTURED ELASTIC FILM WITH RESISTANCE TO WEB BREAKS	11/08/2017	US/2017/60560	05/17/2018	WO2018/089440			Pending	BERRY GLOBAL, INC.
Patent Cooperation Treaty	PILL DISPENSER	01/03/2017	PCT/US17/12032	07/13/2017	WO 2017/120139			Pending	BERRY PLASTICS CORPORATION
Patent Cooperation Treaty	CLOSURE PATCH	05/31/2017	PCT/US2017/035292	12/07/2017	WO 2017/210348			Pending	BERRY PLASTICS CORPORATION
Patent Cooperation Treaty	CONTAINER	08/28/2017	PCT/US2017/048936	03/01/2018	WO2018/039676			Pending	BERRY PLASTICS CORPORATION
Patent Cooperation Treaty	CLOSURE	01/03/2018	PCT/US2018/012173	07/12/2018	WO2018/129032			Pending	BERRY PLASTICS CORPORATION
Patent Cooperation Treaty	DRINK CUP LID	04/06/2018	PCT/US2018/026467	10/11/2018	WO2018/187695			Pending	BERRY PLASTICS CORPORATION
Patent Cooperation Treaty	BREATHABLE FILMS HAVING INCREASED HYDROSTATIC HEAD PRESSURE	11/10/2017	PCT/US2017/061042	05/24/2018	WO2018/093672			Pending	Clopay Plastic Products, Company Inc.
PCT	Lofty Nonwoven Fabrics	Feb 5, 2019	PCTUS1916607					Pending	Berry Global, Inc.
PCT	Fitment	Sep 20, 2017	PCTUS2017052543		WO 2018/057640			Published	Berry Global, Inc.
PCT	Structurally Enhanced Container	Mar 15, 2018	PCTUS2018022610					Pending	Berry Global, Inc.
PCT	Elastic Non-Woven Lamination Method and Apparatus	May 15, 2018	PCTUS2018032714		WO2018213276			Published	Berry Global, Inc.
PCT	Multilayer Breathable Films and Laminates Including the Same	Jun 26, 2018	PCTUS2018039527					Pending	Berry Global, Inc.
PCT	Absorbent Composite	Jul 18, 2018	PCTUS2018042676					Pending	Berry Global, Inc.
PCT	Cleaning Fabric	Oct 5, 2018	PCTUS2018054675					Pending	Berry Global, Inc.
PCT	Multi-Component Fibers With Improved Inter-Component Adhesion	Nov 13, 2018	PCTUS2018060851					Pending	Berry Global, Inc.
PCT	Liquid Injection Innovation In Continuous Compounding Machines	Feb 19, 2019	PCTUS2019018465					Pending	Berry Global, Inc.
PCT	PRESTRETCHED APERTURED ELASTIC FILM WITH RESISTANCE TO WEB BREAKS	Nov 8, 2017	PCTUS2017060560		WO2018/089440			Published	Berry Plastics Corporation
PCT	PRESTRETCHED ELASTIC FILM IN PERSONAL HYGIENE PRODUCTS	Nov 8, 2017	PCTUS2017060574		WO2018/089448			Published	Berry Plastics Corporation
PCT	HEAT-SHRINKABLE TUBE COVERING	Aug 3, 2018	PCTUS2018045089					Pending	Berry Plastics Corporation
Peru	Ornamentation Applied to Textiles	Jan 4, 2016	0000022016			Mar 24, 2017	4621	Issued	AVINTIV Specialty Materials Inc.
Peru	Ornamentation Applied to Textiles	Jan 29, 2016	0001962016			Mar 24, 2017	4624	Issued	AVINTIV Specialty Materials Inc.
Peru	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	000046-2018/DIN	05/09/2018				Pending	BERRY PLASTICS CORPORATION
Peru	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	000736-2018/DIN	09/13/2018				Pending	BERRY PLASTICS CORPORATION
Peru	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	0019072014DIN		1242015			Allowed	Providencia USA, Inc.
Philippines	Bonding Pattern for a Nonwoven Fabric	Nov 21, 2018	32018001143					Pending	Berry Global, Inc.
Philippines	Area Bonded Nonwoven Fabric From Single Polymer System	Oct 4, 2013	12013502076		WO2009/026092			Published	Fiberweb, Inc.
Philippines	Soft Polypropylene Melt Spun Nonwoven Fabrics	Feb 27, 2001	12001000450		1-2001-000450	Apr 11, 2016	1/2001/000450	Issued	Polymer Group, Inc.
Poland	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Poland	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Poland	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	03/25/2005	05727728.7			09/16/2015	1765572	Issued	Clopay Plastic Products, Company Inc.
Poland	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2242465	Issued	Clopay Plastic Products, Company Inc.
Poland	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
Poland	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Poland	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	2733240	Issued	Dounor SAS
Poland	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Poland	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Poland	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Poland	Confinement Structures - Defencell plastic gabion system	Jul 20, 2012	128308988		2734677	Oct 28, 2015	2734677	Issued	Fiberweb Holdings Limited/J&S Franklin Limited
Poland	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Poland	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Poland	HEAT RECOVERABLE ARTICLE	05/30/1996	323384			06/28/2001	180558	Issued	N.V. Raychem S.A.
Poland	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
Poland	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Poland	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Poland	Cellular Confinement Systems	Sep 24, 2007	078043783		2075264	Apr 13, 2011	2074264	Issued	Terram Limited/J&S Franklin Limited
Portugal	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Portugal	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Portugal	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Portugal	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Portugal	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Republic of Korea	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	1020177005914		10-2017-0038895			Published	AVINTIV Specialty Materials Inc.
Republic of Korea	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	1020187000907					Pending	AVINTIV Specialty Materials Inc.
Republic of Korea	Nonwoven Fabric With Improved Hand-Feel	Jan 5, 2017	1020187022238		20180099860			Published	AVINTIV Specialty Materials Inc.
Republic of Korea	Nonwoven Fabric (Vista Design Pattern)	Aug 23, 2016	3020160041132			Mar 17, 2017	30-0899824	Issued	AVINTIV Specialty Materials Inc.
Republic of Korea	Bonding Pattern for a Nonwoven Fabric	Nov 21, 2018	3020180054169					Pending	Berry Global, Inc.
Republic of Korea	PEELABLE FILM FOR PACKAGING	May 10, 2013	1020147034240					Pending	Berry Plastics Corporation
Republic of Korea	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	Jul 8, 2016	1020187004084					Pending	Berry Plastics Corporation
Republic of Korea	Polymeric Films and Methods for Making Polymeric Films	Nov 2, 2016	1020187015313					Pending	Berry Plastics Corporation
Republic of Korea	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	20097023430		20090127952			Published	Dounor SAS/Aplix, Inc.
Republic of Korea	A thermoplastic laminate and manufacture thereof	Jan 9, 2013	1020147021577					Pending	PGI Nonwovens (China) Co. Ltd./FSPG Plastics Group
Republic of Korea	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 17, 2007	102007104533		1014622776	Nov 10, 2014	10-1462276	Issued	Polymer Group, Inc.
Republic of Korea	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Oct 16, 2012	102012114886		20120123006	Feb 4, 2015	10-1492312	Issued	Polymer Group, Inc.
Republic of Korea	Soft Polypropylene Melt Spun Nonwoven Fabrics	Aug 14, 2001	1020010048895		20020013805	Jan 22, 2008	0798966	Issued	Polymer Group, Inc.
Romania	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Romania	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Romania	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Romania	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Russian Federation	Nonwoven Fabric (Vista Design Pattern)	Aug 24, 2016	2016503293			Jul 7, 2017	104145	Issued	AVINTIV Specialty Materials Inc.
Russian Federation	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	2017107172					Pending	AVINTIV Specialty Materials Inc.
Russian Federation	Nonwovens With Additive Enhancing Barrier Properties	Feb 24, 2017	2018133610					Pending	AVINTIV Specialty Materials Inc.
Russian Federation	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	2010109176		2435881	Dec 10, 2011	2435881	Issued	Fiberweb, Inc.
Russian Federation	HEAT RECOVERABLE ARTICLE	02/24/1993	94042937			01/27/1998	2103173	Issued	Raychem Limited
Russian Federation	CORROSION PROTECTION SYSTEM	04/12/1995	96122248/02			02/10/1999	2126061	Issued	Raychem N.V.
Russian Federation	METHOD OF SEALING A JOINT BETWEEN TWO PIPES	03/03/2000	2001125437			10/10/2003	2213903	Issued	Tyco Electronics Raychem N.V.
Saudi Arabia	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	516380252					Pending	Clopay Plastic Products, Company Inc.
Serbia	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Singapore	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	30201805903X					Pending	Berry Global, Inc.
Singapore	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	30201805904V					Pending	Berry Global, Inc.
Singapore	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	2014013825			11/08/2016	2014013825	Issued	BERRY PLASTICS CORPORATION
Singapore	CELLULAR POLYMERIC MATERIAL	03/13/2014	11201504756T			02/28/2017	11201504756T	Issued	BERRY PLASTICS CORPORATION
Singapore	INSULATED CONTAINER	06/07/2012	201400227-3			06/20/2016	196526	Issued	Berry Plastics Corporation
Singapore	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 17, 2007	2007169782		142258	May 31, 2011	200716978.2	Issued	Polymer Group, Inc.
Slovakia	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Slovakia	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Slovakia	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Slovakia	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Slovenia	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Slovenia	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Slovenia	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Slovenia	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Slovenia	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
South Africa	Shelters for Plants	Dec 20, 2018	201808594					Pending	Berry Global, Inc.
South Africa	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/13/2015	2016/07246			01/31/2018	2016/07246	Issued	Clopay Plastic Products, Company Inc.
South Africa	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 11, 2007	200708706		2007008706	Oct 29, 2008	2007/08706	Issued	Polymer Group, Inc.
Spain	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Spain	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Spain	INSULATED CONTAINER	06/07/2012	201390099	07/10/2014	2503890	09/21/2015	2503890	Issued	Berry Plastics Corporation
Spain	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	P201490025	08/18/2014	2486615	03/01/2017	2486615 B2	Issued	BERRY PLASTICS CORPORATION
Spain	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	02750200.4			03/15/2017	1412181	Issued	Clopay Plastic Products, Company Inc.
Spain	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	03/25/2005	05727728.7			09/16/2015	1765572	Issued	Clopay Plastic Products, Company Inc.
Spain	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
Spain	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Spain	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	2733240	Issued	Dounor SAS
Spain	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Spain	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Spain	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Spain	Confinement Structures - Defencell plastic gabion system	Jul 20, 2012	128308988		2734677	Oct 28, 2015	2734677	Issued	Fiberweb Holdings Limited/J&S Franklin Limited
Spain	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Spain	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Spain	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
Spain	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	070204367		1918430	Aug 19, 2009	1918430	Issued	Polymer Group, Inc.
Spain	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	121793558		2557214	Mar 12, 2014	2557214	Issued	Polymer Group, Inc.
Spain	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	130023526		2626457	Mar 25, 2015	2626457	Issued	Polymer Group, Inc.
Spain	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Spain	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Sweden	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Sweden	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Sweden	INSULATED CONTAINER	06/07/2012	12727745.7	04/23/2014	2720954	09/13/2017	2720954	Issued	Berry Plastics Corporation
Sweden	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
Sweden	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	02750200.4			03/15/2017	1412181	Issued	Clopay Plastic Products, Company Inc.
Sweden	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	03/25/2005	05727728.7			09/16/2015	1765572	Issued	Clopay Plastic Products, Company Inc.
Sweden	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2242465	Issued	Clopay Plastic Products, Company Inc.
Sweden	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
Sweden	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Sweden	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	2733240	Issued	Dounor SAS
Sweden	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Sweden	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Sweden	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Sweden	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Sweden	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Sweden	MD STRETCH LAMINATE HAVING CD STRETCH	Nov 29, 2007	2086485		2086485	Apr 3, 2013	2086485	Issued	Pliant, LLC
Sweden	MD STRETCH LAMINATE HAVING CD STRETCH	11/29/2007	07864913.4	04/03/2013	2086485	04/03/2013	2086485	Issued	PLIANT, LLC
Sweden	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	121793558		2557214	Mar 12, 2014	2557214	Issued	Polymer Group, Inc.
Sweden	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	130023526		2626457	Mar 25, 2015	2626457	Issued	Polymer Group, Inc.
Sweden	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Sweden	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Sweden	METHODS OF MAKING HEAT RECOVERABLE TUBULAR ARTICLES	05/30/1996	96919923.1			02/26/2003	0828601	Issued	Raychem N.V.
Sweden	Cellular Confinement Systems	Sep 24, 2007	078043783		2074264	Apr 13, 2011	2074264	Issued	Terram Limited/J&S Franklin Limited
Switzerland	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Switzerland	INSULATED CONTAINER	06/07/2012	12727745.7	04/23/2014	2720954	09/13/2017	2720954	Issued	Berry Plastics Corporation
Switzerland	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
Switzerland	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Switzerland	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Switzerland	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Switzerland	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Switzerland	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Switzerland	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Switzerland	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
Taiwan	ELASTIC NON-WOVEN LAMINATION METHOD AND APPARATUS	05/16/2018	107116643	01/16/2019	201903239			Pending	BERRY GLOBAL, INC.
Taiwan	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/15/2012	101121656	03/01/2013	201309757	08/11/2018	I632183	Issued	BERRY PLASTICS CORPORATION
Taiwan	BLANK FOR CONTAINER	12/13/2013	102146298	09/01/2014	201433509	04/01/2017	I576287	Issued	BERRY PLASTICS CORPORATION
Taiwan	BRIM OF AN INSULATED CONTAINER	12/13/2013	102146299	09/01/2014	201433511	04/01/2017	I576289	Issued	BERRY PLASTICS CORPORATION
Taiwan	BREATHABLE FILM AND METHOD OF MAKING THE BREATHABLE FILM	11/08/2017	106138690	06/16/2018	201821494			Pending	BERRY PLASTICS CORPORATION
Taiwan	ELASTIC FILM	11/08/2017	106138691	06/16/2018	201821240			Pending	BERRY PLASTICS CORPORATION
Taiwan	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	02/19/2014	103105525					Pending	Clopay Plastic Products, Company Inc.
Taiwan R.O.C.	Multi-Component Fibers With Improved Inter-Component Adhesion	Nov 12, 2018	107140112					Pending	Berry Global, Inc.
Taiwan R.O.C.	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 11, 2008	20080113221		200927015	Oct 21, 2012	I374712	Issued	Dounor SAS/Aplix, Inc.
Taiwan R.O.C.	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 11, 2008	20120110367		201300036			Published	Dounor SAS/Aplix, Inc.
Taiwan R.O.C.	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 22, 2011	100130011		201217448	Oct 11, 2017	I601769	Issued	Fiberweb Holdings Limited
Thailand	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	1802005050					Pending	Berry Global, Inc.
Thailand	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	1802005051					Pending	Berry Global, Inc.
Thailand	Bonding Pattern for a Nonwoven Fabric	Nov 22, 2018	1802005052					Pending	Berry Global, Inc.
Thailand	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	1801002691					Pending	BERRY PLASTICS CORPORATION
Thailand	CLOSURE PATCH FOR HEAT-SHRINKABLE PIPE-JOINT SLEEVE	05/31/2017	1801007435					Pending	BERRY PLASTICS CORPORATION
Thailand	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	02/04/2014	1501005538	02/09/2017				Pending	Clopay Plastic Products, Company Inc.
Thailand	Liquid Management Layer for Personal Care Absorbent Articles	Jan 30, 2012	1301001959		141718			Published	Polymer Group, Inc.
Turkey	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
Turkey	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
Turkey	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	02750200.4			03/15/2017	2017/07240	Issued	Clopay Plastic Products, Company Inc.
Turkey	METHOD FOR CORRECTING PRINT REPEAT LENGTH VARIABILITY IN PRINTED EXTENSIBLE MATERIALS AND PRODUCT	07/11/2005	05770017.1			09/06/2017	1773594	Issued	Clopay Plastic Products, Company Inc.
Turkey	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2014/13801	Issued	Clopay Plastic Products, Company Inc.
Turkey	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2015/06543	Issued	Clopay Plastic Products, Company Inc.
Turkey	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/08/2016	16702244.1	11/15/2017	3242799	06/20/2018	3242799	Issued	Clopay Plastic Products, Company Inc.
Turkey	Non-woven Fabric of Extruded-Linked Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven Fabric	Oct 23, 2013	131898736		2733240	Mar 4, 2015	2733240	Issued	Dounor SAS
Turkey	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
Turkey	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
Turkey	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
Turkey	Confinement Structures - Defencell plastic gabion system	Jul 20, 2012	128308988		2734677	Oct 28, 2015	2734677	Issued	Fiberweb Holdings Limited/J&S Franklin Limited
Turkey	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
Turkey	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
Turkey	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	130023526		2626457	Mar 25, 2015	2626457	Issued	Polymer Group, Inc.
Turkey	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
Turkey	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
Turkey	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
United Arab Emirates	CLOSURE PATCH	May 31, 2017						Pending	Berry Global, Inc.
United Arab Emirates	CLOSURE PATCH FOR HEAT-SHRINKABLE PIPE-JOINT SLEEVE	05/31/2017	6001676/18					Pending	BERRY PLASTICS CORPORATION
United Kingdom	Process and Apparatus for Producing Fibrous Materials	Jun 20, 2006	067735506		1893393	Nov 14, 2018	1893393	Issued	AVINTIV Specialty Materials Inc.
United Kingdom	Retaining Peg Providing Multiple Anchor Points for Securing a Plant Shelter and Kit Including the Same	Jul 16, 2018	18116350					Pending	Berry Global, Inc.
United Kingdom	INSULATED CONTAINER	06/07/2012	1400762.9	04/09/2014	GB2506796A	03/22/2017	2506796	Issued	Berry Plastics Corporation
United Kingdom	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	1405600.6	06/11/2014	2508777A			Pending	BERRY PLASTICS CORPORATION
United Kingdom	INSULATED CONTAINER	06/07/2012	1616321.4	12/21/2016	GB2539589A	04/19/2017	2539589	Issued	Berry Plastics Corporation
United Kingdom	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	08799859.7	01/02/2013	2125367	01/02/2013	2125367	Issued	BERRY PLASTICS CORPORATION
United Kingdom	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	12727994.1	07/09/2014	2751194	08/30/2017	2751194	Issued	BERRY PLASTICS CORPORATION
United Kingdom	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	02750200.4			03/15/2017	1412181	Issued	Clopay Plastic Products, Company Inc.
United Kingdom	ELASTOMERIC MATERIALS	01/23/2009	09703318.7			10/01/2014	2242465	Issued	Clopay Plastic Products, Company Inc.
United Kingdom	ELASTOMERIC MATERIALS	01/23/2009	13155905.6			04/15/2015	2612638	Issued	Clopay Plastic Products, Company Inc.
United Kingdom	ADHESIVE COMPOSITONS AND TAPES COMPRISING SAME	02/06/2003	0422033.1			11/24/2004	2401874	Issued	Covalence Specialty Materials Corp.
United Kingdom	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	087449369		2137346	May 17, 2017	2137346	Issued	Dounor SAS/Aplix, Inc.
United Kingdom	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 2, 2008	131707135		2636782	May 23, 2018	2636782	Issued	Dounor SAS/Aplix, Inc.
United Kingdom	A Ground Reinforcing Grid	Apr 23, 2010	10068518		2470257	Dec 25, 2013	2470257	Issued	Fiberweb Geosynthetics Limited
United Kingdom	Sub Grade Separation Materials	Sep 25, 2012	127807766		2760664	Dec 6, 2017	2760664	Issued	Fiberweb Geosynthetics Limited
United Kingdom	Nonwoven with electret properties, manufacturing process thereof and its use	Aug 18, 2011	117459768		2609238	Dec 7, 2016	2609238	Issued	Fiberweb Holdings Limited
United Kingdom	Confinement Structures - Defencell plastic gabion system	Jul 21, 2011	11125499		2493007	Aug 30, 2017	2493007	Issued	Fiberweb Holdings Limited/J&S Franklin Limited
United Kingdom	Confinement Structures - Defencell plastic gabion system	Jul 20, 2012	128308988		2734677	Oct 28, 2015	2734677	Issued	Fiberweb Holdings Limited/J&S Franklin Limited
United Kingdom	Bicomponent Sheet Material Having Liquid Barrier Properties	Jul 27, 2006	068005453		1913188	Jan 7, 2009	1913188	Issued	Fiberweb, Inc.
United Kingdom	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	087978755		2183420	Sep 27, 2017	2183420	Issued	Fiberweb, Inc.
United Kingdom	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	128029774		2723568	Sep 27, 2017	2723568	Issued	Fiberweb, Inc.
United Kingdom	Process and Appartus for Forming Uniform Nanofiber Substrates	Apr 19, 2006	067506956		1871532	Mar 27, 2013	1871532	Issued	PGI Polymer, Inc.
United Kingdom	BREATHABLE FILM WITH INTERNAL VIRAL AND ALCOHOL BARRIER LAYER	07/28/2010	1203704.0	05/23/2012	2485723	10/07/2015	2485723	Issued	PLIANT, LLC
United Kingdom	MD STRETCH LAMINATE HAVING CD STRETCH	Nov 29, 2007	2086485		2086485	Apr 3, 2013	2086485	Issued	Pliant, LLC
United Kingdom	MD STRETCH LAMINATE HAVING CD STRETCH	11/29/2007	07864913.4	04/03/2013	2086485	04/03/2013	2086485	Issued	PLIANT, LLC
United Kingdom	BREATHABLE FILM WITH INTERNAL VIRAL AND ALCOHOL BARRIER LAYER	Jul 28, 2010	12037040		2485723	Oct 7, 2015	2485723	Issued	Pliant, LLC
United Kingdom	Thermoplastic Constructs with Improved Softness	Aug 7, 2002	027527266		1423250	Jul 31, 2013	1423250	Issued	Polymer Group, Inc.
United Kingdom	Anti-microbial Wipe	Oct 31, 2003	037816295		1560711	Dec 9, 2009	1560711	Issued	Polymer Group, Inc.
United Kingdom	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2007	070204367		1918430	Aug 19, 2009	1918430	Issued	Polymer Group, Inc.
United Kingdom	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	121793558		2557214	Mar 12, 2014	2557214	Issued	Polymer Group, Inc.
United Kingdom	Improved liquid barrier fabrics containing ribbon shaped filaments	Aug 6, 2012	130023526		2626457	Mar 25, 2015	2626457	Issued	Polymer Group, Inc.
United Kingdom	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	07/17/2009	09251817.4	04/17/2013	2202176	04/17/2013	2202176	Issued	PRIME LABEL & SCREEN, INC.
United Kingdom	Nonwoven Wipe With Bonding Pattern	Apr 23, 2013	137212015		2841633	Sep 5, 2018	2841633	Issued	Providencia USA, Inc.
United Kingdom	PRESERVATIVE FREE EYEDROPPER SYSTEM	10/25/2004	4805299.7		1682056	04/02/2008	1682056	Issued	Rexam Closure Systems Inc.
United Kingdom	LIQUID-PACKAGING AND -DISPENSING ASSEMBLY COMPRISING A PILFER-PROOF BAND	11/22/2004	4805508.1		1689654	05/27/2009	1689654	Issued	Rexam Closure Systems Inc.
United Kingdom	SQUEEZE AND TURN CHILD RESISTANT PACKAGE	01/28/1997	97300506.9			12/05/2001	787660	Issued	Rexam Closures and Containers, Inc.
United Kingdom	ASSEMBLY FOR CONTAINING AND DISPENSING A LIQUID	02/22/2007	7731026.6		1993924	04/03/2013	1993924	Issued	REXAM HEALTHCARE PACKAGING INC.
United Kingdom	CHILD-RESISTANT CLOSURE SHELL, CLOSURE, AND PACKAGE	12/03/2010	10790494.8	10/17/2012	2509886	02/12/2014	2509886	Issued	REXAM HEALTHCARE PACKAGING INC.
United Kingdom	ASSEMBLY FOR CONDITIONING AND DISPENSING A MEDICAL LIQUID	01/03/2008	8761734.6		2111362	08/17/2011	2111362	Issued	Rexam Pharma
United Kingdom	LIQUID DISPENSING END-PIECE AND LIQUID PACKAGING AND DISPENSING ASSEMBLY COMPRISING SUCH AN END-PIECE	01/30/2009	9151767.2		2085068	07/28/2010	2085068	Issued	Rexam Pharma
United Kingdom	Cellular Confinement Systems	Sep 24, 2007	078043783		2074254	Apr 13, 2011	2074264	Issued	Terram Limited/J&S Franklin Limited
United Kingdom	Cellular Confinement Systems	Sep 24, 2007	101884948		2284320	Mar 1, 2017	2284320	Issued	Terram Limited/J&S Franklin Limited
United States of America	INDUSTRIAL STRETCH FILMS	01/16/1996	08/591168			05/26/1998	5756219	Lapsed	AEP Industies Inc.
United States of America	Wettable Soft Polyolefin Fibers and Fabric	Feb 19, 1999	09253327		6239047	May 29, 2001	6239047	Issued	AVINTIV Specialty Materials Inc.
United States of America	Hydroentanglement Continuous Polymer Filaments	Apr 7, 1999	09287673		7091140	Aug 15, 2006	7091140	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric Exhibiting Cross-Direction Extensibility And Recovery	Oct 1, 1999	09411689		6306234	Oct 23, 2001	6306234	Issued	AVINTIV Specialty Materials Inc.
United States of America	Hydroentanglement Continuous Polymer Filaments	Dec 30, 1999	09475544		6903034	Jun 7, 2005	6903034	Issued	AVINTIV Specialty Materials Inc.
United States of America	Hydroentangled, Low Basis Weight Nonwoven Fabraic and Process for Making Same	Dec 30, 1999	09475586		6430788	Aug 13, 2002	6430788	Issued	AVINTIV Specialty Materials Inc.
United States of America	Hydroentangled, Low Basis Weight Nonwoven Fabric And Process For Making Same	Dec 30, 1999	09476313		6321425	Nov 27, 2001	6321425	Issued	AVINTIV Specialty Materials Inc.
United States of America	Process To Produce Imaged Scrim Composite Nonwoven And Product Thereof	Jun 1, 2000	09587419		6735832 B1	May 18, 2004	6735832	Issued	AVINTIV Specialty Materials Inc.
United States of America	Soft Polypropylene Melt Spun Nonwoven Fabrics	Aug 15, 2000	09638341			May 25, 2004	6740609	Issued	AVINTIV Specialty Materials Inc.
United States of America	Durable And Drapeable Imaged Nonwoven Fabric	Jan 19, 2001	09766443		6669799	Dec 30, 2003	6669799	Issued	AVINTIV Specialty Materials Inc.
United States of America	Imaged Nonwoven Fabrics	Feb 9, 2001	09780251		2002/0007540	Jan 7, 2003	6502288	Issued	AVINTIV Specialty Materials Inc.
United States of America	Composite Nonwoven Fabric	Mar 23, 2001	09815527		6381817	May 7, 2002	6381817	Issued	AVINTIV Specialty Materials Inc.
United States of America	Structurally Durable, Drapeable Breathable Barrier Film Compositions and Articles	Aug 24, 2001	09939353		6497691	Dec 24, 2002	6497691	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabrics by Differential Entanglement	Oct 12, 2001	09976537		2002/0146957	Feb 8, 2005	6852654	Issued	AVINTIV Specialty Materials Inc.
United States of America	High temperature polyester film extrusion	Nov 29, 2001	09997676		2002/0120046	Aug 3, 2004	6770234	Issued	AVINTIV Specialty Materials Inc.
United States of America	Composite Nonwoven Fabric	Mar 12, 2002	10095494		6516502	Feb 11, 2003	6516502	Issued	AVINTIV Specialty Materials Inc.
United States of America	Three-Dimensional Nonwoven Substrate Having Sub-millimeter Orifice Structure	Jul 26, 2002	10205690		2004/0018791	Dec 5, 2006	7144831	Issued	AVINTIV Specialty Materials Inc.
United States of America	Thermoplastic Constructs with Improved Softness	Aug 7, 2002	10214071		2003/0049989	Jul 3, 2007	7238313	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabrics Having a Durable Three-Dimensional Image	Dec 17, 2002	10322064		2003/0135967	May 18, 2004	6735833	Issued	AVINTIV Specialty Materials Inc.
United States of America	Lightweight Nonwoven Fabric Having Improved Performance	Jan 30, 2003	10354412		2004/0007323	May 16, 2006	7045030	Issued	AVINTIV Specialty Materials Inc.
United States of America	Two-Sided Nonwoven Fabrics Having A Three-Dimensional Image	Mar 27, 2003	10400242		2004/0016091	May 23, 2006	7047606	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabrics Having Compound Three-Dimensional Images	Apr 7, 2003	10408487		2004/0000042	Mar 21, 2006	7013541	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Absorbent Fabric	Apr 11, 2003	10411953		2003/0227106	Feb 5, 2008	7326314	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabrics Having Intercalated Three-Dimensional Images	May 7, 2003	10431142		2004/0029479	Aug 1, 2006	7082654	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Secondary Carpet Backing	Oct 22, 2003	10691040		2004/0134048	Dec 21, 2004	6832418	Issued	AVINTIV Specialty Materials Inc.
United States of America	Anti-microbial Wipe	Oct 31, 2003	10699425		2004/0137815	Mar 29, 2011	7915184	Issued	AVINTIV Specialty Materials Inc.
United States of America	Structurally Stable Flame-Retardant Bedding Articles	Mar 5, 2004	10794315		2005/0197028	Feb 5, 2008	7326664	Issued	AVINTIV Specialty Materials Inc.
United States of America	Dual Sided Nonwoven Cleaning Articles	Apr 5, 2004	10818271		2004/0265498	Aug 9, 2005	6926931	Issued	AVINTIV Specialty Materials Inc.
United States of America	Method of making a graphically-printed component for an absorbent disposable article	Apr 6, 2004	10818793		2005/0095641	May 27, 2008	7378130	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabrics by Differential Entanglement	Nov 12, 2004	10986923		2005/0106981	Mar 20, 2007	7191501	Issued	AVINTIV Specialty Materials Inc.
United States of America	Durable Lightweight Nonwoven Wipe	Dec 15, 2004	11013009		2005/0144766	Jul 4, 2006	7069629	Issued	AVINTIV Specialty Materials Inc.
United States of America	Flame Retardant Cellulosic Nonwoven Fabric	Feb 8, 2005	11053138		2005/0215158	Dec 29, 2009	7638446	Issued	AVINTIV Specialty Materials Inc.
United States of America	Woven Scrim Material	Mar 3, 2005	11073242		2005/0239354	Aug 21, 2007	7259113	Issued	AVINTIV Specialty Materials Inc.
United States of America	Hydroentanglement Continuous Polymer Filaments	Apr 7, 2005	11101817		2005202744	Aug 5, 2008	7406755	Issued	AVINTIV Specialty Materials Inc.
United States of America	Hydroentanglement Continuous Polymer Filaments	Apr 7, 2005	11101829		2005/0215156	Nov 25, 2008	7455800	Issued	AVINTIV Specialty Materials Inc.
United States of America	Self-Extinguishing Differentially Entangled Nonwoven Fabrics	May 4, 2005	11121656		2005/0255780	Jun 3, 2008	7381668	Issued	AVINTIV Specialty Materials Inc.
United States of America	Cationic Fibrous Sanitizing Substrate	Aug 2, 2005	11194939		2007/0032151	Feb 3, 2009	7485589	Issued	AVINTIV Specialty Materials Inc.
United States of America	Apertured Dusting Wipe	Sep 11, 2006	11530493		2007/0060003	Sep 4, 2012	8257818	Issued	AVINTIV Specialty Materials Inc.
United States of America	Process and Apparatus for Producing Sub-Micron Fibers, and Nonwovens and Articles Containing Same	Oct 18, 2006	11550624		2008/0093778	Feb 23, 2010	7666343	Issued	AVINTIV Specialty Materials Inc.
United States of America	Apparatus and Die Cartridge Assembly Adapted for Use herewith, and Proces for Producing Fibrous Materials	Jun 4, 2007	11720822		2009/0295020	May 25, 2010	7722347	Issued	AVINTIV Specialty Materials Inc.
United States of America	Durable Flame Resistant Nonwoven Fabric	Sep 17, 2008	11913093		2009/0305590	Jul 23, 2013	8490259	Issued	AVINTIV Specialty Materials Inc.
United States of America	Process and Apparatus for Forming Uniform Nanofiber Substrates	May 29, 2008	12095329		2009/0039564	Dec 8, 2009	7628941	Issued	AVINTIV Specialty Materials Inc.
United States of America	Multi-lobal Fibrous Constructs	Dec 1, 2008	12159417		2009/0246492	Jun 28, 2011	7968480	Issued	AVINTIV Specialty Materials Inc.
United States of America	Fire Retardant Nonwoven Fabric and Bedding Articles	Jul 10, 2009	12501132		7816287	Oct 19, 2010	7816287	Issued	AVINTIV Specialty Materials Inc.
United States of America	Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Nov 23, 2009	12623463		2010/0120314	Apr 26, 2011	7931457	Issued	AVINTIV Specialty Materials Inc.
United States of America	Liquid Management Layer for Personal Care Absorbent Articles	Feb 11, 2011	13026059		20120209233	Apr 23, 2013	8426671	Issued	AVINTIV Specialty Materials Inc.
United States of America	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Mar 7, 2011	13041635		2011-0147301-A1	Feb 24, 2015	8962501	Issued	AVINTIV Specialty Materials Inc.
United States of America	Liquid Barrier Nonwoven Fabrics with Ribbon-Shaped Fibers	Aug 8, 2011	13205268		20130041335			Published	AVINTIV Specialty Materials Inc.
United States of America	Process and Apparatus for Producing Sub-micron Fibers, and Nonwovens and Articles Containing Same	Jul 2, 2012	13539609		20120273986	Aug 20, 2013	8512626	Issued	AVINTIV Specialty Materials Inc.
United States of America	Multi-Zone spinneret, apparatus and method for making filaments and nonwoven fabrics therefrom	Oct 16, 2012	13652740		20140103556			Allowed	AVINTIV Specialty Materials Inc.
United States of America	THERMOPLASTIC RESIN THIN FILM LAMINATE AND PROCESS FOR FABRICATION	Jan 7, 2013	13735540		20130177747			Published	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Having High Microbial Kill Rate And High Efficacy And Articles And Uses Therefrom	Mar 25, 2015	14668513		20150275404			Published	AVINTIV Specialty Materials Inc.
United States of America	Self-Crimped Ribbon Fiber and Nonwovens Manufactured Therefrom	Aug 7, 2015	14821432		20160040323			Published	AVINTIV Specialty Materials Inc.
United States of America	Monolithic Breathable Film and Composite Manufactured Therefrom	Dec 17, 2015	14972944		2016/0176168			Published	AVINTIV Specialty Materials Inc.
United States of America	Composite Elastic Nonwoven Fabric	Jan 19, 2016	15000732		2016/0207280			Published	AVINTIV Specialty Materials Inc.
United States of America	Absorbent Composite Comprising a Hydroentangled Nonwoven	Jan 19, 2016	15000750		2016/0206393			Published	AVINTIV Specialty Materials Inc.
United States of America	Fabrics Containing a Filler and Methods of Enhancing Crop Growth	Feb 4, 2016	15015987		2016/0219799			Published	AVINTIV Specialty Materials Inc.
United States of America	Vapor-Permeable, Substantially Water-Impermeable, Corrosion-Inhibiting Composites and Methods of Making the Same	Feb 8, 2016	15017956		2016/0230333			Published	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric for Increasing the Availability of Quaternary Ammonium in Solution	Feb 24, 2016	15052320		2016/0249606	May 1, 2018	9955686	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric for Increasing the Availability of Chlorine in Solution	Feb 24, 2016	15052357		2016/0250668			Published	AVINTIV Specialty Materials Inc.
United States of America	Alcohol Repellant Treated Nonwoven	May 27, 2016	15166398		20160348307			Published	AVINTIV Specialty Materials Inc.
United States of America	Treated Nonwoven Having an Affinity for an Active Ingredient	Jul 13, 2016	15208845		2017/0014282			Published	AVINTIV Specialty Materials Inc.
United States of America	Low Linting Imaged Hydroentangled Nonwoven Composite	Jul 15, 2016	15211326		2017/0016158			Published	AVINTIV Specialty Materials Inc.
United States of America	Reinforced Protective Covers and Guards for Trees, Shrubs, and Vines	Oct 7, 2016	15287839		2017/0099786			Published	AVINTIV Specialty Materials Inc.
United States of America	Nonwovens having Aligned Segmented Fibers	Oct 13, 2016	15292223		2017/0107651			Published	AVINTIV Specialty Materials Inc.
United States of America	Single-Sided Flat Cleaning Mop Frame	Nov 21, 2016	15357009		2017/0143179			Published	AVINTIV Specialty Materials Inc.
United States of America	Soft Nonwoven Fabric and Method of Manufacturing Thereof	Dec 12, 2016	15375375		2017/0175313			Published	AVINTIV Specialty Materials Inc.
United States of America	Carbon Fiber Nonwoven Composite	Dec 15, 2016	15379968		2017/0173926			Published	AVINTIV Specialty Materials Inc.
United States of America	Drainable Weather Resistive Barrier	Jan 5, 2017	15398905		2017/0198470	Dec 25, 2018		Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric With Improved Hand-Feel	Jan 5, 2017	15398952		2014/0196414			Published	AVINTIV Specialty Materials Inc.
United States of America	Nonwovens With Additive Enhancing Barrier Properties	Feb 24, 2017	15441780		20170246832			Published	AVINTIV Specialty Materials Inc.
United States of America	Barrier Laminates and Methods of Making the Same	Jun 13, 2017	15620921		2017/0355170			Published	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric for Increasing the Availability of Quaternary Ammonium in Solution	Mar 15, 2018	15921781		2018/0206485			Published	AVINTIV Specialty Materials Inc.
United States of America	Embossed, Non-woven Fabric (elongated arrow design)	Mar 28, 2003	29178646			Jul 19, 2005	D507414	Issued	AVINTIV Specialty Materials Inc.
United States of America	Apertured Continuous Filament Fabric (Diamonds & Triangles)	Nov 24, 2003	29194442			Mar 1, 2005	D502325	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (PINCHER)	Aug 11, 2004	29211060			Jul 12, 2005	D507117	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (ABORIGINE)	Aug 11, 2004	29211070			Jun 14, 2005	D506071	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (PUEBLO)	Aug 11, 2004	29211077			Sep 20, 2005	D509666	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (PUEBLO/ABORIGINE)	Aug 11, 2004	29211083			Mar 7, 2006	D516321	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (SUNBURST)	Aug 11, 2004	29211099			Apr 18, 2006	D518964	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (TRIFOS/PINCHER)	Aug 11, 2004	29211100			May 30, 2006	D521743	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (TRIFOS)	Aug 11, 2004	29211115			Jun 14, 2005	D506072	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Jack's Design)	Aug 16, 2004	29211410			Aug 22, 2006	D526791	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (T Cell Design)	Aug 18, 2004	29211560			Jun 14, 2005	D506073	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Jacks & Balls)	Aug 18, 2004	29211561			Sep 6, 2005	D509071	Issued	AVINTIV Specialty Materials Inc.
United States of America	Apertured, Continuous Filament Fabric	Sep 29, 2004	29214357			Oct 4, 2005	D510194	Issued	AVINTIV Specialty Materials Inc.
United States of America	Apertured, Continuous Filament Fabric	Sep 29, 2004	29214358			Nov 29, 2005	D511898	Issued	AVINTIV Specialty Materials Inc.
United States of America	Aperatured Continuous Filament Fabric (Cosmos-Octopi)	Sep 29, 2004	29214359			Dec 6, 2005	D512227	Issued	AVINTIV Specialty Materials Inc.
United States of America	Apertured, Nonwoven Fabric (Apertured Lazy S)	Apr 7, 2005	29227253			Jul 11, 2006	D524552	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Lazy S)	Apr 7, 2005	29227273			Jul 25, 2006	D525435	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Jun 28, 2005	29233147			Jun 26, 2006	D523643	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Aug 22, 2005	29236770			Apr 24, 2007	D541052	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Sep 28, 2005	29239245			Jul 25, 2006	D525436	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Sep 28, 2005	29239248			Jun 13, 2006	D522757	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Sep 28, 2005	29239249			Aug 1, 2006	D525793	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven fabric	Sep 28, 2005	29239255			Aug 8, 2006	D526128	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Sep 28, 2005	29239257			Aug 8, 2006	D526129	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Oct 27, 2006	29249954			Nov 27, 2007	D555909	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Oct 27, 2006	29249957			Nov 20, 2007	D555364	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabrics	Jan 29, 2007	29276547			Dec 4, 2007	D556463	Issued	AVINTIV Specialty Materials Inc.
United States of America	Wave Design	Aug 20, 2007	29283636			Feb 12, 2008	D561479	Issued	AVINTIV Specialty Materials Inc.
United States of America	Wave Design	Aug 20, 2007	29283639			Feb 12, 2008	D561480	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven fabric (aka: dogbone design)	Sep 21, 2007	29295140			Nov 25, 2008	D581170	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Sep 28, 2007	29295401			Jul 1, 2008	D572018	Issued	AVINTIV Specialty Materials Inc.
United States of America	Marquis Design Pattern	Apr 23, 2008	29317126			Feb 16, 2010	D609922	Issued	AVINTIV Specialty Materials Inc.
United States of America	Marquis Design Pattern	Dec 4, 2009	29351378			Sep 7, 2010	D622965	Issued	AVINTIV Specialty Materials Inc.
United States of America	Marquis Design Pattern	Dec 4, 2009	29351380			Sep 7, 2010	D622966	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Oct 15, 2012	29434539			Jun 3, 2014	D706042	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	29434541			Sep 3, 2013	D688882	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (aka - Soft Bond Pattern Designs)	Oct 15, 2012	29434542			Jan 7, 2014	D696869	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Segmented Wave Design)	May 6, 2014	29489993			Nov 22, 2016	D771958	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Geo Nubtex Design)	May 6, 2014	29490024			Oct 11, 2016	D768393	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Basket Weave 45 Degree Geometry)	Dec 17, 2014	29512217			Apr 11, 2017	D783294	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (New Spinlace Design)	Apr 17, 2015	29524160			Jul 25, 2017	D792714	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Jun 25, 2015	29531372			Jan 31, 2017	D777451	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Jul 2, 2015	29532220			Sep 26, 2017	D798066	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Segmented Wave Design)	Aug 3, 2015	29535041			Sep 19, 2017	D797463	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Vista Design Pattern)	Feb 24, 2016	29555755			Jun 26, 2018	D821103	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Whistler Wave Design)	Mar 28, 2016	29559412			May 8, 2018	D817008	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Tough Mudder Design)	Mar 28, 2016	29559418			May 29, 2018	D818721	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Leaves Design)	Apr 29, 2016	29562822			Apr 24, 2018	D815840	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Nucleus Image (GPI Wipes))	May 10, 2016	29563983			Apr 24, 2018	D815841	Issued	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric	Aug 17, 2017	29614245					Pending	AVINTIV Specialty Materials Inc.
United States of America	Nonwoven Fabric (Tough Mudder Design)	Apr 23, 2018	29644985					Pending	AVINTIV Specialty Materials Inc.
United States of America	UV Stablized Spunbond Fabrics With Enhanced Trapezoidal Tear	Oct 4, 1999	09411509		6492287	Dec 10, 2002	6492287	Issued	BBA Nonwovens Simpsonville, Inc
United States of America	UV Stabilized Outdoor Cover With Barrier Properties	Dec 22, 1999	09471043		6524981	Feb 25, 2003	6524981	Issued	BBA Nonwovens Simpsonville, Inc
United States of America	IN-LINE WEB SEPARATOR	07/29/1998	09/124442			07/25/2000	6092761	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	LAMINATE WITH PIN-HOLE FREE AREA	07/29/1998	09/124583			07/21/2001	6265045	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	BREATHABLE AND ELASTIC COMPOSITE MATERIALS AND METHODS	03/22/2002	10/104725			03/09/2010	7674733	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	LAMINATED SHEET AND METHOD OF MAKING SAME	07/19/2002	10/200700			11/16/2004	6818083	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	MULTILAYER MICROPOROUS FILMS AND METHODS	08/13/2002	10/217880			12/08/2009	7629042	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	HIGH SPEED METHOD OF MAKING PLASTIC FILM AND NONWOVEN LAMINATES	09/30/2002	10/260003			10/04/2005	6951591	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	FILM, LAMINATED SHEET AND METHODS OF MAKING SAME	02/24/2003	10/373256			11/02/2004	6811643	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	BREATHABLE MATERIALS COMPRISING LOW-ELONGATION FABRICS, AND METHODS	07/18/2003	10/622790			08/10/2010	7772137	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	05/04/2004	10/838920			10/28/2008	7442332	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	METHOD FOR CORRECTING PRINT REPEAT LENGTH VARIABILITY IN PRINTED EXTENSIBLE MATERIALS AND PRODUCT	07/11/2005	11/179040			09/08/2009	7584699	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	MICROPOROUS BREATHABLE BUILDING AND CONSTRUCTION MATERIALS COMPRISING COATED WOVEN AND/OR NONWOVEN FABRICS, AND METHOD	01/26/2007	11/698324			08/30/2011	8007616	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	SHEET-LIKE BUILDING AND CONSTRUCTION MATERIALS WITH HIGH WET SLIP RESISTANCE AND HIGH WATER PENETRATION RESISTANCE, AND METHODS OF MAKING SAME	01/07/2008	11/970148			01/10/2012	8091310	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	METHOD AND APPARATUS FOR UNIFORMLY STRETCHING THERMOPLASTIC FILM AND PRODUCTS PRODUCED THEREBY	09/18/2008	12/212815			06/22/2010	7740469	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	ELASTOMERIC MATERIALS	01/23/2009	12/358533			05/03/2016	9327477	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	MULTILAYER MICROPOROUS FILMS AND COMPOSITES FOR BARRIER PROTECTIVE MATERIALS, AND METHODS	12/07/2009	12/632249			10/09/2012	8283029	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	ELASTOMERIC MATERIALS	04/17/2014	14/255374			06/06/2017	9669606	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	PRINTED WETNESS AND HEALTH INDICATORS ON ABSORBENT ARTICLES AND METHODS OF MAKING SAME	08/18/2014	14/462536			02/21/2017	9572724	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	POLYMERIC MATERIALS PROVIDING IMPROVED INFRARED EMISSIVITY	10/09/2014	14/510344			10/25/2016	9476146	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	05/12/2015	14/709728			11/15/2016	9492332	Issued	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	EMBOSSED MATTE AND GLOSSY PLASTIC FILM AND METHODS OF MAKING SAME	08/25/2015	14/834551	03/03/2016	US-2016-0059512-A1			Pending	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	ELASTOMERIC FILMS HAVING INCREASED TEAR RESISTANCE	01/07/2016	14/989840	07/14/2016	US-2016-0200080-A1			Pending	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	10/06/2016	15/287119	01/26/2017	US-2017-0020740-A1			Pending	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	CONTOURED THERMOPLASTIC FILMS	07/17/2017	15/651228	02/01/2018	US-2018-0028711-A1			Pending	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	09/11/2017	15/700282					Pending	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	BREATHABLE FILMS HAVING INCREASED HYDROSTATIC HEAD PRESSURE	11/10/2017	15/809323	05/24/2018	US-2018-0141304-A1			Pending	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	BREATHABLE AND MICROPOROUS THIN THERMOPLASTIC FILM	01/22/2018	15/876483	05/24/2018	US-2018-0140470-A1			Pending	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	EXTRUSION LAMINATES HAVING IMPROVED AESTHETICS AND PROCESSIBILITY	02/21/2018	15/900893	09/06/2018	US-2018-0250908-A1			Pending	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	ELASTOMERIC FILMS HAVING LOW TEAR PROPAGATION	02/21/2018	15/901240	09/20/2018	US-2018-0264163-A1			Pending	BERRY FILM PRODUCTS COMPANY, INC.
United States of America	FILM CUTTER ASSEMBLY	12/20/2000	09/741521	02/28/2002	US2002/0023526	04/12/2011	7921756	Issued	Berry Global Films, LLC
United States of America	FILM CUTTER ASSEMBLY	10/03/2001	09/970015	08/29/2002	US2002/0117038	04/05/2011	7918151	Issued	Berry Global Films, LLC
United States of America	FILM CUTTER ASSEMBLY	03/16/2011	13/048964	09/08/2011	US2011/0214544	03/28/2017	9604382	Issued	Berry Global Films, LLC
United States of America	CYLINDRICAL SLEEVE	02/07/2014	14/175575	08/13/2015	US2015/0225197	11/01/2016	9481536	Issued	Berry Global Films, LLC
United States of America	DRAWSTRING BAG	07/01/2014	14/321566	01/15/2015	US2015/0016754	04/05/2016	9302823	Issued	Berry Global Films, LLC
United States of America	CYLINDRICAL SLEEVE	12/16/2014	14/572273	08/13/2015	US2015/0225204	08/15/2017	9731932	Issued	Berry Global Films, LLC
United States of America	SYSTEM AND METHOD OF ROLLING MATERIAL IN A CONVEYOR ENVIRONMENT	11/08/2016	15/346191	05/10/2018		03/13/2018	9914593	Issued	Berry Global Films, LLC
United States of America	FILM CUTTER ASSEMBLY	02/10/2017	15/429891	06/01/2017	US 2017-0151687 A1			Pending	Berry Global Films, LLC
United States of America	CYLINDRICAL SLEEVE	07/12/2017	15/647340	10/26/2017	US-2017-0305709-A1	10/02/2018	10087037	Issued	Berry Global Films, LLC
United States of America	In-Line Lamination Method and Apparatus	Apr 21, 2017	15493240		20170305128			Allowed	Berry Global, Inc.
United States of America	Fitment	Sep 20, 2017	15710598		20180079565			Published	Berry Global, Inc.
United States of America	Package	Feb 2, 2018	15887419		20180222639			Published	Berry Global, Inc.
United States of America	Container Having Varying Wall Thickness	Mar 15, 2018	15921948		20180265243			Published	Berry Global, Inc.
United States of America	Elastic Non-Woven Lamination Method and Apparatus	May 15, 2018	15979726		20180333943			Published	Berry Global, Inc.
United States of America	Container	May 22, 2018	15986366		20180339840			Published	Berry Global, Inc.
United States of America	Multilayer Breathable Films and Laminates Including the Same	Jun 26, 2018	16018637		US20190001638			Published	Berry Global, Inc.
United States of America	Absorbent Composite	Jul 18, 2018	16038538		20190021913			Published	Berry Global, Inc.
United States of America	Multi-Pack of Articles With Indicia	Aug 31, 2018	16118772					Pending	Berry Global, Inc.
United States of America	Cleaning Fabric	Oct 5, 2018	16153160					Pending	Berry Global, Inc.
United States of America	Multi-Component Fibers With Improved Inter-Component Adhesion	Nov 13, 2018	16189978					Pending	Berry Global, Inc.
United States of America	Selective Flow Member for a Container	Nov 20, 2018	16196073					Pending	Berry Global, Inc.
United States of America	Shelters for Plants	Dec 20, 2018	16228434					Pending	Berry Global, Inc.
United States of America	Lofty Nonwoven Fabrics	Feb 5, 2019	16267780					Pending	Berry Global, Inc.
United States of America	In-Line Lamination Method and Apparatus	Feb 15, 2019	16276825					Pending	Berry Global, Inc.
United States of America	Continuous Compounding Systems And Methods Of Use	Feb 19, 2019	16278825					Pending	Berry Global, Inc.
United States of America	Nonwoven Fabric	Apr 10, 2017	29600050					Pending	Berry Global, Inc.
United States of America	Bonding Pattern for a Nonwoven Fabric	May 22, 2018	29648478					Pending	Berry Global, Inc.
United States of America	Lofty Nonwoven Fabrics	Feb 5, 2018	62626242					Pending	Berry Global, Inc.
United States of America	Lid and Scoop for a Container	Mar 2, 2018	62637521					Pending	Berry Global, Inc.
United States of America	E-Beam Irradiation of Shrink Films	Mar 5, 2018	62638335					Pending	Berry Global, Inc.
United States of America	Container (Get Fresh)	Mar 7, 2018	62639549					Pending	Berry Global, Inc.
United States of America	Container (Ready to Roll and Grind Away)	Mar 7, 2018	62639595					Pending	Berry Global, Inc.
United States of America	Container (Take Your Pick, Carry Away, At Ease, Feel No Pain)	Mar 7, 2018	62639647					Pending	Berry Global, Inc.
United States of America	Closure	Apr 9, 2018	62654590					Pending	Berry Global, Inc.
United States of America	Fitment or Adapter for a Fluid Container	Apr 11, 2018	62656106					Pending	Berry Global, Inc.
United States of America	Biaxially Stretchable Laminates	Jun 29, 2018	62691738					Pending	Berry Global, Inc.
United States of America	Magnetic Adhesive For Use On Skin	Jun 29, 2018	62692036					Pending	Berry Global, Inc.
United States of America	Apparatus For The Application Of Heat Shrinkable Products	Aug 1, 2018	62713334					Pending	Berry Global, Inc.
United States of America	Self-Crimped Multi-Component Fibers and Methods of Making the Same	Sep 28, 2018	62738353					Pending	Berry Global, Inc.
United States of America	Container Coupling	Oct 12, 2018	62745032					Pending	Berry Global, Inc.
United States of America	Machine-Direction Oriented Print Web	Oct 12, 2018	62745089					Pending	Berry Global, Inc.
United States of America	Elastomeric Films Having Low Tear Propagation	Nov 8, 2018	62757347					Pending	Berry Global, Inc.
United States of America	Microfiber-Containing Nonwoven Fabrics	Dec 6, 2018	62776257					Pending	Berry Global, Inc.
United States of America	Machine-Direction Oriented Polymeric Film, And Method of Making the Machine Direction-Oriented Polymeric Film	Jan 28, 2019	62797595					Pending	Berry Global, Inc.
United States of America	PRESTRETCHED APERTURED ELASTIC FILM WITH RESISTANCE TO WEB BREAKS	11/08/2017	15/806402	05/10/2018	US-2018-0126618-A1			Pending	BERRY GLOBAL, INC.
United States of America	PRESTRETCHED ELASTIC FILM IN PERSONAL HYGIENE PRODUCTS	11/08/2017	15/806403	05/10/2018	US-2018-0126619-A1			Pending	BERRY GLOBAL, INC.
United States of America	CONTAINER HAVING VARYING WALL THICKNESS	03/15/2018	15/921948	09/20/2018	US-2018-0265243-A1			Pending	BERRY GLOBAL, INC.
United States of America	CLOSURE	05/04/2018	15/971511	11/08/2018	US-2018-0319555-A1			Pending	BERRY GLOBAL, INC.
United States of America	ELASTIC NON-WOVEN LAMINATION METHOD AND APPARATUS	05/15/2018	15/979726	11/22/2018	US-2018-0333943-A1			Pending	BERRY GLOBAL, INC.
United States of America	HEAT-SHRINKABLE TUBE COVERING	08/03/2018	16/053919	02/07/2019	US-2019-0040991-A1			Pending	BERRY GLOBAL, INC.
United States of America	METHOD AND APPARATUS FOR THERMOFORMING AN ARTICLE	08/07/2018	16/057122	02/07/2019	US-2019-0039328-A1			Pending	BERRY GLOBAL, INC.
United States of America	INSULATED MULTI-LAYER SHEET AND METHOD OF MAKING THE SAME	08/08/2018	16/058126	02/14/2019	US-2019-0047265-A1			Pending	BERRY GLOBAL, INC.
United States of America	INSULATED CONTAINER AND METHOD OF MAKING THE SAME	08/08/2018	16/058131	02/14/2019	US-2019-0045954-A1			Pending	BERRY GLOBAL, INC.
United States of America	BLOCKED SHRINK BUNDLING FILM	08/17/2018	16/104269	02/21/2019	US-2019-0054675-A1			Pending	BERRY GLOBAL, INC.
United States of America	CONTINUOUS COMPOUNDING SYSTEMS AND METHODS OF USE	02/19/2019	16/278825					Pending	Berry Global, Inc.
United States of America	DRINK CUP LID	08/10/2018	29/659611					Pending	BERRY GLOBAL, INC.
United States of America	INSULATED CONTAINER AND METHOD OF MAKING THE SAME	08/08/2017	62/542324					Pending	BERRY GLOBAL, INC.
United States of America	BLOCKED SHRINK BUNDLING FILM	08/17/2017	62/546747					Pending	BERRY GLOBAL, INC.
United States of America	CONTINUOUS COMPOUNDING SYSTEMS AND METHODS OF USE	02/20/2018	62/632701					Pending	Berry Global, Inc.
United States of America	SHRINK FILMS AND METHODS FOR MAKING THE SAME	03/05/2018	62/638335					Pending	BERRY GLOBAL, INC.
United States of America	CLOSURE	04/09/2018	62/654590					Pending	BERRY GLOBAL, INC.
United States of America	MACHINE DIRECTION-ORIENTED POLYMERIC FILM, AND METHOD OF MAKING THE MACHINE DIRECTION-ORIENTED POLYMERIC FILM	10/12/2018	62/745089					Pending	BERRY GLOBAL, INC.
United States of America	MACHINE DIRECTION-ORIENTED POLYMERIC FILM, AND METHOD OF MAKING THE MACHINE DIRECTION-ORIENTED POLYMERIC FILM	01/28/2019	62/797595					Pending	BERRY GLOBAL, INC.
United States of America	PROCESS OF FORMING POLYMERIC MATERIAL	02/06/2019	62/802014					Pending	BERRY GLOBAL, INC.
United States of America	CONTAINER-FILLING SYSTEM	02/12/2019	62/804277					Pending	Berry Global, Inc.
United States of America	MACHINE DIRECTION-ORIENTED POLYMERIC FILM, AND METHOD OF MAKING THE MACHINE DIRECTION-ORIENTED POLYMERIC FILM	02/12/2019	62/804281					Pending	Berry Global, Inc.
United States of America	CORROSION PROTECTION SYSTEM FOR TRANSPORT PIPE	Jan 14, 2005	11035521			Apr 22, 2008	7361384	Issued	Berry Plastics Corporation
United States of America	HEAT-SHRINKABLE TUBE COVERING	Jan 2, 2013	13732950		2013/0168958	Jun 2, 2015	9046200	Issued	Berry Plastics Corporation
United States of America	PEELABLE FILM FOR PACKAGING	May 10, 2013	13892147		2013/0299373			Published	Berry Plastics Corporation
United States of America	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	Jul 8, 2016	15206072		2017/0008211			Published	Berry Plastics Corporation
United States of America	Dropper	Aug 19, 2016	15241189		2017/0057709	Feb 19, 2019	10207844	Issued	Berry Plastics Corporation
United States of America	Polymeric Films and Methods for Making Polymeric Films	Nov 2, 2016	15341103		2017/0129228A1			Published	Berry Plastics Corporation
United States of America	GAS-PERMEABLE BARRIER FILM AND METHOD OF MAKING THE GAS-PERMEABLE BARRIER FILM	Feb 13, 2017	15431073		2017/0232652			Published	Berry Plastics Corporation
United States of America	PATTERNED MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE PATTERNED MICROPOROUS BREATHABLE FILM	Feb 27, 2017	15442867		2017/0246786			Published	Berry Plastics Corporation
United States of America	CLOSURE PATCH	May 31, 2017	15610317		20170343149			Published	Berry Plastics Corporation
United States of America	Multi-Layer Film (Next Generation Packaging Film)	Jul 7, 2017	15643982		US20180009205			Published	Berry Plastics Corporation
United States of America	Container	Aug 28, 2017	15688651		20180057226			Pending	Berry Plastics Corporation
United States of America	PRESTRETCHED APERTURED ELASTIC FILM WITH RESISTANCE TO WEB BREAKS	Nov 8, 2017	15806402		20180126618			Published	Berry Plastics Corporation
United States of America	PRESTRETCHED ELASTIC FILM IN PERSONAL HYGIENE PRODUCTS	Nov 8, 2017	15806403		20180126619			Published	Berry Plastics Corporation
United States of America	HEAT-SHRINKABLE TUBE COVERING	Aug 3, 2018	16053919					Pending	Berry Plastics Corporation
United States of America	PEELABLE FILM FOR PACKAGING	Jan 9, 2019	16243189					Pending	Berry Plastics Corporation
United States of America	LINERLESS CLOSURE FOR CARBONATED BEVERAGE CONTAINER	06/15/1989	07/623911			06/13/1995	5423444	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-PROOF AND TAMPER-EVIDENT CONTAINER CLOSURE SYSTEM	09/27/1991	07/767115			05/03/1994	5307948	Issued	BERRY PLASTICS CORPORATION
United States of America	WARP SENSING APPARATUS	10/22/1991	07/780482			08/03/1993	5231767	Issued	BERRY PLASTICS CORPORATION
United States of America	RECOVERABLE FABRIC SLEEVE	03/25/1992	07/842404			11/22/1994	5366771	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER EJECTION SYSTEM	07/06/1992	07/908034			05/03/1994	5308237	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSING AND CLAMPING SYSTEM AND METHOD OF USE	09/16/1992	07/945773			11/16/1993	5261810	Issued	BERRY PLASTICS CORPORATION
United States of America	STACKABLE MUG	11/02/1992	07/970043			06/15/1993	5219419	ISSUED	BERRY PLASTICS CORPORATION
United States of America	STURDY AEROSOL CAN LID	11/30/1992	07/983808			08/16/1994	5337912	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTI-LAYER STRETCH WRAP FILM INHERENTLY EXHIBITING A SIGNIFICANT CLING PROPERTY	12/03/1992	07/985042			12/28/1993	5273809	Issued	BERRY PLASTICS CORPORATION
United States of America	LOW REVERSE TORQUE CLOSURE ASSEMBLY	12/15/1992	07/991053			01/25/1994	5280842	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTI-LAYER COEXTRUDED POLYOLEFIN STRETCH WRAP FILMS	12/17/1992	07/992334			11/16/1993	5261536	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTILAYER COEXTRUDED LINEAR LOW DENSITY POLYETHYLENE STRETCH WRAP FILMS	12/28/1992	07/997411			08/02/1994	5334428	Issued	BERRY PLASTICS CORPORATION
United States of America	APPARATUS FOR COATING EXTERIOR WELD JOINTS OF A PIPE	01/04/1993	08/000351			10/04/1994	5352292	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMER CONCRETE COATING FOR PIPE, TUBULAR SHAPES, OTHER METAL MEMBERS AND METAL STRUCTURES	03/29/1993	08/039521			11/07/1995	5464886	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD OF FORMING BRIDGES IN TAMPER INDICATING CLOSURES	04/19/1993	08/048638			02/06/1996	5488888	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH CONCEALED HINGE	05/10/1993	08/060093			03/28/1995	5400912	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR PROCESSING OF RAW PLASTICS FOR REUSE	06/09/1993	08/073551			04/18/1995	5407624	Issued	BERRY PLASTICS CORPORATION
United States of America	VENTING CLOSURE CAP	06/10/1993	08/074917			07/12/1994	5328063	Issued	BERRY PLASTICS CORPORATION
United States of America	DRIVE MODULE FOR MACHINE	06/15/1993	08/077338			06/14/1994	5321341	Issued	BERRY PLASTICS CORPORATION
United States of America	RECYCLING STRETCH WRAP FILM	07/06/1993	08/086294			07/11/1995	5432231	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC PELLET DELIVERY SYSTEM AND METHOD OF USE	07/22/1993	08/095463			02/07/1995	5386971	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTI-LAYER COEXTRUDED POLYOLEFIN STRETCH WRAPPED PLURALITY OF GOODS	09/14/1993	08/120503			07/11/1995	5431284	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR COMPRESSION MOLDING CLOSURE LINERS	10/14/1993	08/135828			09/19/1995	5451360	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR COMPRESSION MOLDING PLASTIC ARTICLES	10/14/1993	08/135829			09/10/1996	5554327	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR ACCURATELY POSITIONING A KNIFE BLADE FOR SCORING PLASTIC TAMPER INDICATING CLOSURES	10/14/1993	08/135830			06/04/1996	5522293	Issued	BERRY PLASTICS CORPORATION
United States of America	FINGER BANDAGE PACKAGE AND DISPENSER	12/06/1993	08/162244			08/02/1994	5333753	Issued	BERRY PLASTICS CORPORATION
United States of America	LINERLESS CLOSURE FOR CARBONATED BEVERAGE CONTAINER	04/21/1994	08/181668			06/17/1997	5638972	Issued	BERRY PLASTICS CORPORATION
United States of America	CORROSION PROTECTION SYSTEM	01/20/1994	08/193171			04/30/1996	5512153	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER TIPPING APPARATUS	02/18/1994	08/198507			07/25/1995	5435431	ISSUED	BERRY PLASTICS CORPORATION
United States of America	PLASTIC BAIL HANDLE	02/18/1994	08/199429			10/17/1995	5457850	ISSUED	BERRY PLASTICS CORPORATION
United States of America	FLEXIBLE CONTAINER HAVING DISPENSING HEAD WITH EXPOSED SHOULDER	03/24/1994	08/216949			12/17/1996	5584418	Issued	BERRY PLASTICS CORPORATION
United States of America	BOTTLE WITH TWO-STAGE OPENING	03/31/1994	08/221242			12/05/1995	5472120	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTI-POSITION SELF-GUIDING CLOSURE FOR A CONTAINER	03/31/1994	08/221243			07/04/1995	5429282	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE	04/08/1994	08/225255			01/03/1995	5377873	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER INDICATING CLOSURE	05/27/1994	08/250652			12/20/1994	5373954	Issued	BERRY PLASTICS CORPORATION
United States of America	ADHESIVE COMPOSITION, METHOD FOR MAKING SAME AND TAPES INCLUDING SAME	05/31/1994	08/250875			04/11/1995	5405703	Issued	BERRY PLASTICS CORPORATION
United States of America	VERTICAL PACKAGING OF WEBBING ROLLS	06/29/1994	08/267990			03/14/1995	5396990	Issued	BERRY PLASTICS CORPORATION
United States of America	HEAT-RECOVERABLE ARTICLE	10/25/1994	08/290972			08/26/1997	5660660	Issued	BERRY PLASTICS CORPORATION
United States of America	APPARATUS FOR CUTTING AND DELIVERING PLASTIC GOBS	10/07/1994	08/320083			02/18/1997	5603964	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH SNAP-TYPE HINGE CAP	10/13/1994	08/322636			02/06/1996	5489035	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC PELLET DELIVERY SYSTEM	10/31/1994	08/332214			10/10/1995	5456587	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR REVERSE GATED COMPRESSION MOLDING OF THERMOPLASTIC MATERIAL	12/07/1994	08/351504			01/02/1996	5480606	Issued	BERRY PLASTICS CORPORATION
United States of America	PROCESS FOR PREPARING EMBOSSED METAL FOIL LAMINATE	12/12/1994	08/353916			10/10/2000	6129800	Issued	BERRY PLASTICS CORPORATION
United States of America	APPARATUS FOR FORMING BRIDGES IN TAMPER INDICATING CLOSURES	12/30/1994	08/367511			10/15/1996	5564319	Issued	BERRY PLASTICS CORPORATION
United States of America	REVERSE HELIX TAMPER-EVIDENT CONTAINER	01/20/1995	08/376198			08/26/1997	5660288	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD OF FORMING A TAMPER INDICATING CLOSURE	02/17/1995	08/390686			11/19/1996	5575967	Issued	BERRY PLASTICS CORPORATION
United States of America	PACKAGE HAVING CLOSURE ASSEMBLY WITH CONCEALED HINGE	03/28/1995	08/412184			07/14/1998	5779110	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR PRESSURIZED CONTAINER	04/10/1995	08/419043			04/02/1996	5503282	Issued	BERRY PLASTICS CORPORATION
United States of America	SECOND SEAL FOR CLOSURE LINERS	04/17/1995	08/422460			01/27/1998	5712042	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR A RESEALABLE CONTAINER	04/24/1995	08/427567			04/30/1996	5511679	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMER CONCRETE COATING FOR PIPE, TUBULAR SHAPES, OTHER METAL MEMBERS AND METAL STRUCTURES	06/07/1995	08/467211			11/12/1996	5573855	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMER CONCRETE COATING FOR PIPE, TUBULAR SHAPES, OTHER METAL MEMBERS AND METAL STRUCTURES	06/06/1995	08/467617			04/15/1997	5621025	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMER CONCRETE COATING FOR PIPE, TUBULAR SHAPES, OTHER METAL MEMBERS AND METAL STRUCTURES	06/06/1995	08/468966			12/03/1996	5580659	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMER CONCRETE COATING FOR PIPE, TUBULAR SHAPES, OTHER METAL MEMBERS AND METAL STRUCTURES	06/06/1995	08/470266			10/22/1996	5567528	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMER CONCRETE COATING FOR PIPE, TUBULAR SHAPES, OTHER METAL MEMBERS AND METAL STRUCTURES	06/06/1995	08/470736			12/03/1996	5580611	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR COMPRESSION MOLDING PLASTIC ARTICLES	06/07/1995	08/473479			09/23/1997	5670100	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD FOR MAKING A TAMPER INDICATING PACKAGE	06/07/1995	08/486094			11/25/1997	5690882	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR COMPRESSION MOLDING CLOSURE LINERS	08/18/1995	08/516710			08/19/1997	5658518	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD RESISTANT TWIST OFF CLOSURE AND CONTAINER	09/29/1995	08/536113			09/03/1996	5551582	Issued	BERRY PLASTICS CORPORATION
United States of America	FLIP STYLE CLOSURE	10/25/1995	08/548049			02/17/1998	5718371	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT ONE-PIECE CONTAINER AND ONE-PIECE CLOSURE ASSEMBLY	10/31/1995	08/551186			09/30/1997	5671853	Issued	BERRY PLASTICS CORPORATION
United States of America	BEVERAGE CONTAINER CONSTRUCTED TO ACCOMMODATE CUP HOLDERS OF DIFFERENT SIZES	11/08/1995	08/554668			08/19/1997	5657897	ISSUED	BERRY PLASTICS CORPORATION
United States of America	CONTAINER/DISPENSER FOR ROLLED PLASTIC BAGS	01/02/1996	08/582108			07/01/1997	5642810	Issued	BERRY PLASTICS CORPORATION
United States of America	PRESS-ON SCREW-OFF SELF-TAPPING CLOSURE/CONTAINER PACKAGE	01/11/1996	08/583780			12/02/1997	5692628	Issued	BERRY PLASTICS CORPORATION
United States of America	THUMB TAB CHILD RESISTANT CLOSURE	02/02/1996	08/590027			01/13/1998	5706962	Issued	BERRY PLASTICS CORPORATION
United States of America	TABLET DISPENSER WITH CHILD-RESISTANT LOCKING FEATURE	02/05/1996	08/596934			08/19/1997	5657901	Issued	BERRY PLASTICS CORPORATION
United States of America	DUAL CONTACT PLUG SEAL FOR THREADED CLOSURE	02/09/1996	08/599064			05/20/1997	5630522	Issued	BERRY PLASTICS CORPORATION
United States of America	COMPOSITE CONSTRUCTION MATERIAL	02/14/1996	08/599947			12/23/1997	5700570	Issued	BERRY PLASTICS CORPORATION
United States of America	LINERLESS CLOSURE FOR CONTAINER	08/19/1994	08/602754			07/21/1998	5782369	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	03/12/1996	08/614297			12/07/1999	5998017	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	03/12/1996	08/614299			05/12/1998	5749202	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	03/12/1996	08/614310			11/02/1999	5976682	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	03/12/1996	08/614380			09/29/1998	5814399	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	03/12/1996	08/614392			05/19/1998	5752362	Issued	BERRY PLASTICS CORPORATION
United States of America	PERFORATED LAMINATE AND PROCESS FOR PREPARING SAME	03/28/1996	08/623230			10/14/1997	5677032	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-RESISTANT CAP FOR A CONTAINER	03/29/1996	08/625758			08/04/1998	5788107	ISSUED	BERRY PLASTICS CORPORATION
United States of America	TAMPER INDICATING THREADED CLOSURE-CONTAINER PACKAGE	04/19/1996	08/635371			04/14/1998	5738231	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILM INHERENTLY EXHIBITING A SIGNIFICANT CLING PROPERTY	04/16/1996	08/639044			04/08/1997	5617707	Issued	BERRY PLASTICS CORPORATION
United States of America	SELF-SEALING DISPENSING CLOSURE	06/06/1996	08/659378			12/02/1997	5692651	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-EVIDENT CLOSURE WITH CAPTIVE BAND	05/15/1996	08/665063			10/14/1997	5676269	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT CLOSURE	07/30/1996	08/689087			06/16/1998	5765705	Issued	BERRY PLASTICS CORPORATION
United States of America	LINED PLASTIC CLOSURE	08/12/1996	08/695519			07/20/1999	5925430	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR COMPRESSION MOLDING PLASTIC ARTICLES	09/05/1996	08/708519			06/23/1998	5770130	Issued	BERRY PLASTICS CORPORATION
United States of America	THREAD ON-NON-REMOVABLE CAP FOR A THREADED NECK CONTAINER	09/18/1996	08/710664			11/25/1997	5690241	Issued	BERRY PLASTICS CORPORATION
United States of America	BLOW MOLD WITH REPLACEABLE INSERTS	09/17/1996	08/715005			04/07/1998	5736168	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER INDICATING CLOSURE SYSTEM	09/20/1996	08/717303			03/03/1998	5722547	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-EVIDENT OVERCAP	10/07/1996	08/726511			11/03/1998	5829611	Issued	BERRY PLASTICS CORPORATION
United States of America	CORROSION PROTECTION SYSTEM	01/29/1997	08/727481			09/07/1999	5948218	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR A PRESSURIZED CONTAINER	10/29/1996	08/739302			07/28/1998	5785196	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT MEASURING CUP CLOSURE AND DISPENSING CONTAINER	11/01/1996	08/742803			08/18/1998	5794803	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE AND METHOD OF MAKING	11/12/1996	08/746521			07/27/1999	5927567	Issued	BERRY PLASTICS CORPORATION
United States of America	TUFTED CARPET AND PROCESS FOR PREPARING SAME	11/26/1996	08/756983			09/01/1998	5800898	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR CUTTING AND DELIVERING PLASTIC GOBS	12/24/1996	08/773047			09/22/1998	5811044	Issued	BERRY PLASTICS CORPORATION
United States of America	COMPOSITE INSULATING DRAINAGE WALL SYSTEM	01/21/1997	08/786666			10/27/1998	5826388	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR PROVIDING OVERLOAD PROTECTION IN COMPRESSION MOLDING MACHINES	02/27/1997	08/807183			08/03/1999	5932155	Issued	BERRY PLASTICS CORPORATION
United States of America	SAFETY CAP AND CONTAINER	03/12/1997	08/815538			08/17/1999	5938055	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH INTEGRAL SELF-SEALING SILICONE VALVE AND METHOD FOR MAKING SAME	03/28/1997	08/827299			04/18/2000	6050435	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD FOR MANUFACTURING A TAMPER-EVIDENT CLOSURE	04/01/1997	08/829965			12/08/1998	5846471	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH SNAP-TYPE HINGE CAP	04/21/1997	08/845069			06/22/1999	5913435	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD OF REMOVING BLEMISHES IN COMPRESSION MOLDED ARTICLES	04/21/1997	08/845114			09/28/1999	5958587	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC CLOSURE WITH COMPRESSION MOLDED LINER	05/06/1997	08/851551			07/20/1999	5924586	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC CLOSURE WITH LINER HAIVNG A PERIPHERY SPACED FROM THE SKIRT OF THE CLOSURE AND A SEALING SURFACE ANGLED AXIALLY WITH RESPECT TO THE BASE WALL OF THE CLOSURE	05/06/1997	08/851821			09/07/1999	5947311	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	05/21/1997	08/861151			06/01/1999	5907942	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR DELIVERING LABELS AND THE LIKE TO A COMPRESSION MOLDING MACHINE FOR MOLDING PLASTIC CONTAINERS	06/02/1997	08/867090			03/23/1999	5885408	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	06/11/1997	08/872806			06/01/1999	5907943	Issued	BERRY PLASTICS CORPORATION
United States of America	INTEGRALLY MOLDED MEASURE/DISPENSER	06/11/1997	08/872878			02/23/1999	5873493	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	06/11/1997	08/873004			07/13/1999	5922441	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT ONE-PIECE CONTAINER AND ONE-PIECE CLOSURE ASSEMBLY	06/11/1997	08/873152			07/27/1999	5927526	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT CLOSURE AND CONTAINER APPARATUS	06/24/1997	08/880454			08/24/1999	5941402	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTILAYERED METALLOCENE STRETCH WRAP FILMS	07/02/1997	08/886953			05/11/1999	5902684	Issued	BERRY PLASTICS CORPORATION
United States of America	HEAT RECOVERABLE ARTICLE	08/26/1997	08/918825			01/18/2000	6015600	Issued	BERRY PLASTICS CORPORATION
United States of America	LIGHTWEIGHT PEEL-TOP CAN LID	09/11/1997	08/927714			11/24/1998	5839603	Issued	BERRY PLASTICS CORPORATION
United States of America	SAFETY CLOSURE AND CONTAINER HAVING BIASING MEANS	09/19/1997	08/934360			09/14/1999	5950851	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR COMPRESSION MOLDING PLASTIC ARTICLES	09/22/1997	08/935217			06/13/2000	6074583	Issued	BERRY PLASTICS CORPORATION
United States of America	APPARATUS FOR SCORING PLASTIC TAMPER INDICATING CLOSURES	09/29/1997	08/939857			06/29/1999	5916342	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD OF INJECTION MOLDING A CONTAINER	10/14/1997	08/950153			11/10/1998	5833912	Issued	BERRY PLASTICS CORPORATION
United States of America	SNAP-BAND TAMPER EVIDENT CLOSURE	10/16/1997	08/951379			09/29/1998	5813553	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR ASSEMBLING A SEALING LINER TO A PLASTIC CLOSURE	10/31/1997	08/962173			12/07/1999	5997684	Issued	BERRY PLASTICS CORPORATION
United States of America	ROLL WRAP FILM	11/12/1997	08/968999			07/04/2000	6083611	Issued	BERRY PLASTICS CORPORATION
United States of America	RECLOSABLE RECTANGULAR CONTAINER ASSEMBLY WITH TAMPER INDICATOR	11/19/1997	08/974241			11/09/1999	5979690	ISSUED	BERRY PLASTICS CORPORATION
United States of America	TAMPER INDICATING CLOSURE SYSTEM	11/21/1997	08/976535			04/06/1999	5890609	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD AND APPARATUS FOR COMPRESSION MOLDING PLASTIC ARTICLES	11/26/1997	08/979378			11/23/1999	5989007	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC CLOSURE WITH COMPRESSION MOLDED BARRIER LINER	12/24/1997	08/997871			06/04/2002	6399170	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER INDICATING BRIDGED FITMENT	01/07/1998	09/004018			12/14/1999	6000566	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING BEVERAGE CLOSURE	01/09/1998	09/005063			10/05/1999	5961010	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD OF APPLYING PROTECTIVE COVERING TO A SUBSTRATE	01/28/1998	09/014720			05/01/2001	6224710	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-EVIDENT CLOSURE	02/20/1998	09/027126			02/15/2000	6024256	Issued	BERRY PLASTICS CORPORATION
United States of America	VERTICAL PACKAGING OF WEBBING ROLLS	03/18/1998	09/040495			04/11/2000	6047523	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD FOR INJECTION MOLDING PLASTIC CLOSURES	03/17/1998	09/042699			08/08/2000	6099785	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-EVIDENT SNAP ON CAP WITH TEAR LEVER	04/13/1998	09/059089			12/01/1998	5842592	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT CLOSURE AND CONTAINER WITH TAMPER INDICATION	05/14/1998	09/078643			04/25/2000	6053343	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH TAMPER-EVIDENT BAND	05/18/1998	09/080672			10/26/1999	5971182	Issued	BERRY PLASTICS CORPORATION
United States of America	HINGED DISPENSING CLOSURE	05/20/1998	09/081811			12/07/1999	5996859	Issued	BERRY PLASTICS CORPORATION
United States of America	COMPOSITE SHEATHING MATERIAL HAVING HIGH WATER VAPOR PERMEABILITY	06/19/1998	09/100688			01/09/2001	6171680	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-RESISTANT CAP FOR A CONTAINER	06/24/1998	09/103599			09/05/2000	6112933	ISSUED	BERRY PLASTICS CORPORATION
United States of America	TAMPER-INDICATING CLOSURE AND METHOD OF MANUFACTURE	07/02/1998	09/110020			04/25/2000	6053344	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER INDICATING CLOSURE WITH FOLDABLE TAB	08/07/1998	09/131371			04/16/2002	6371317	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD OF MAKING A DISPENSING CLOSURE	09/14/1998	09/152925			01/06/2004	6673295	Issued	BERRY PLASTICS CORPORATION
United States of America	COATED SUBSTRATE HAVING HIGH MVTR	10/20/1998	09/175820			10/17/2000	6133168	Issued	BERRY PLASTICS CORPORATION
United States of America	APPARATUS FOR MANUFACTURING A TAMPERED-EVIDENT CLOSURE HAVING A PLURALITY OF TABS MOLDED TO EXTEND RADIALLY UPWARD AND INWARD	12/02/1998	09/203993			02/01/2000	6019592	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-INDICATING CLOSURE AND METHOD OF MANUFACTURE	12/07/1998	09/206214			09/19/2000	6119883	Issued	BERRY PLASTICS CORPORATION
United States of America	HINGED CLOSURE FOR A DUAL CHAMBER DISPENSING PACKAGE	01/19/1999	09/233613			09/21/1999	5954231	Issued	BERRY PLASTICS CORPORATION
United States of America	RECLOSABLE FITMENT WITH PULL OFF LINER FILM	02/23/1999	09/256434			10/17/2000	6131804	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER EVIDENT CLOSURE	11/23/2000	09/268324			12/04/2001	6325225	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD RESISTANT CLOSURE AND CONTAINER	03/30/1999	09/280809			08/01/2000	6095354	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-INDICATING CLOSURE WITH LUGS ON A STOP FLANGE FOR SPACING THE FLANGE FROM THE FINISH OF A CONTAINER	04/28/1999	09/301065			05/07/2002	6382443	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-INDICATING CLOSURE AND METHOD OF MANUFACTURE	05/17/1999	09/312096			11/28/2000	6152316	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD OF FORMING A PLASTIC CLOSURE WITH LINER HAVING A PERIPHERY SPACED FROM THE SKIRT OF THE CLOSURE AND A SEALING SURFACE ANGLED AXIALLY WITH RESPECT TO THE BASE WALL OF THE CLOSURE	06/23/1999	09/338068			08/15/2000	6103170	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSER APPARATUS	07/16/1999	09/354618			12/19/2000	6161736	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT ONE-PIECE CONTAINER AND ONE-PIECE CLOSURE	07/26/1999	09/361078			03/19/2002	6357615	Issued	BERRY PLASTICS CORPORATION
United States of America	LAMINATE COMPOSITE MATERIAL	09/21/1999	09/399890			08/05/2003	6602809	Issued	BERRY PLASTICS CORPORATION
United States of America	UNIVERSAL BASE PULL-PUSH-TWIST CLOSURE	10/11/1999	09/415797			10/24/2000	6135329	Issued	BERRY PLASTICS CORPORATION
United States of America	DOUBLE-SIDED SINGLE-LINER PRESSURE-SENSITIVE ADHESIVE TAPE	11/11/1999	09/438181			02/18/2003	6521309	Issued	BERRY PLASTICS CORPORATION
United States of America	NECK FINISH FOR A CONTAINER AND MOLD FOR FORMING THE CONTAINER	11/16/1999	09/440864			05/14/2002	6386380	Issued	BERRY PLASTICS CORPORATION
United States of America	TWO PIECE HINGE CLOSURE	12/13/1999	09/459820			09/12/2000	6116477	Issued	BERRY PLASTICS CORPORATION
United States of America	PUSH BODY VALVE CLOSURE	12/27/1999	09/472696			04/10/2001	6213351	Issued	BERRY PLASTICS CORPORATION
United States of America	VALVE CONTROLLED DISPENSING CLOSURE	08/16/2000	09/640213			10/09/2001	6299027	Issued	BERRY PLASTICS CORPORATION
United States of America	TELESCOPING TWIST CLOSURE	09/06/2000	09/656431			10/09/2001	6299038	Issued	BERRY PLASTICS CORPORATION
United States of America	METHOD FOR MAKING A COATED SUBSTRATE HAVING HIGH MVTR	09/07/2000	09/657011			04/01/2003	6541072	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE	10/05/2000	09/680352			01/15/2002	6338425	Issued	BERRY PLASTICS CORPORATION
United States of America	TWO PIECE HINGED CLOSURE	01/24/2001	09/768735			11/12/2002	6478184	Issued	BERRY PLASTICS CORPORATION
United States of America	DOUBLE SHELL DISPENSER	01/25/2001	09/769992			04/08/2003	6543650	Issued	BERRY PLASTICS CORPORATION
United States of America	MOLDED CLOSURE AND APPARATUS FOR MAKING SAME (POLYTOP)	02/21/2001	09/790128			08/26/2003	6609694	Issued	BERRY PLASTICS CORPORATION
United States of America	SWIVEL TOP CLOSURE	04/11/2001	09/832701			04/15/2003	6547102	Issued	BERRY PLASTICS CORPORATION
United States of America	MODIFIED BOTTLE NECK FOR USE WITH CHILD RESISTANT CAPS	05/21/2001	09/861959			03/02/2004	6698605	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER-LABELING AND -PRINTING SYNCHRONIZATION APPARATUS AND PROCESS	07/19/2001	09/909284	01/23/2003	US-2003-0015105-A1	03/14/2006	7011728	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-EVIDENT CAP	08/20/2001	09/933367	02/20/2003	US-2003-0034347-A1	11/11/2003	6644491	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE HAVING AN IMPROVED THREAD DESIGN (A SEALING NON BACKOFF BEAD)	08/21/2001	09/933919			02/15/2005	6854614	Issued	BERRY PLASTICS CORPORATION
United States of America	TOP LOAD SEAL PROTECTION FEATURE	08/30/2001	09/943153			02/24/2004	6695160	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH GAS-BARRIER LINER AND PACKAGE INCORPORATING SAME	09/21/2001	09/960069			04/05/2005	6874648	Issued	BERRY PLASTICS CORPORATION
United States of America	EDGE SEAL CLOSURE	10/09/2001	09/973526			08/06/2002	6427881	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-INDICATING CLOSURE, CONTAINER, PACKAGE AND METHODS OF MANUFACTURE	11/28/2001	09/996190			12/09/2003	6659297	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	10/31/2001	09/999389			02/17/2004	RE38429	Issued	BERRY PLASTICS CORPORATION
United States of America	STRETCH WRAP FILMS	12/05/2001	10/006068			11/23/2004	RE38658	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR A RETORT PROCESSED CONTAINER HAVING A PEELABLE SEAL	12/21/2001	10/026161			10/07/2008	7431168	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER INDICATING CLOSURE WITH FOLDABLE TAB	01/08/2002	10/041398			01/06/2004	6673298	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-INDICATING CLOSURE WITH LUGS ON A STOP FLANGE FOR SPACING THE FLANGE FROM THE FINISH OF A CONTAINER	01/22/2002	10/054431			09/23/2003	6622460	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC CLOSURE WITH COMPRESSION MOLDED BARRIER LINER	02/05/2002	10/068744			02/24/2004	6696123	Issued	BERRY PLASTICS CORPORATION
United States of America	ADHESIVE COMPOSITIONS AND TAPES COMPRISING SAME	02/07/2002	10/071801			01/04/2005	6838500	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE AND CONTAINER AND COMBINATION THEREOF WITH ANTI-BACKOFF MEMBER	02/26/2002	10/083001			07/05/2005	6913157	Issued	BERRY PLASTICS CORPORATION
United States of America	NECK FINISH FOR A CONTAINER	04/18/2002	10/125145			05/13/2003	6561369	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD RESISTANT DISPENSER (FLIP TOP DISPENSER)	04/26/2002	10/132997			03/15/2005	6866164	Issued	BERRY PLASTICS CORPORATION
United States of America	PUSH-PULL DISPENSER WITH FOLDING FINGERS	06/05/2002	10/163203			04/05/2005	6874664	Issued	BERRY PLASTICS CORPORATION
United States of America	FLUID DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	06/07/2002	10/164948			01/06/2004	6672487	Issued	BERRY PLASTICS CORPORATION
United States of America	EDGE SEAL CLOSURE	07/09/2002	10/191206			07/06/2004	6758376	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC CLOSURE, CLOSURE AND CONTAINER PACKAGE, AND METHOD OF MANUFACTURE	08/12/2002	10/217691			04/05/2005	6874647	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	09/23/2002	10/252917			04/19/2005	6880736	Issued	BERRY PLASTICS CORPORATION
United States of America	SELF-DRAINING CONTAINER NECK AND CLOSURE	10/21/2002	10/277072			09/27/2005	6948630	Issued	BERRY PLASTICS CORPORATION
United States of America	LOCKABLE DISC TOP-DISPENSING CLOSURE	12/12/2002	10/317224	06/17/2004	US 2004-0112927 A1	05/24/2005	6896160	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING PACKAGE WITH LOCKABLE CLOSURE	02/05/2003	10/358168	08/05/2004	US 2004-0149787 A1	12/06/2005	6971547	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC CLOSURE WITH COMPRESSION MOLDED SEALING/BARRIER LINER	03/10/2003	10/384945			04/04/2006	7021478	Issued	BERRY PLASTICS CORPORATION
United States of America	LAMINATE COMPOSITE MATERIAL	05/21/2003	10/442469			03/16/2004	6706225	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-INDICATING CLOSURE WITH LUGS ON A STOP FLANGE FOR SPACING THE FLANGE FROM THE FINISH OF A CONTAINER	05/28/2003	10/446411			11/29/2005	6968966	Issued	BERRY PLASTICS CORPORATION
United States of America	SELF-VENTING SPORTS TYPE CLOSURE	01/09/2003	10/501190			02/23/2010	7665637	Issued	BERRY PLASTICS CORPORATION
United States of America	BEVERAGE CLOSURE WITH OPEN/CLOSE SPOUT AND PROTECTED SEAL SURFACES	07/22/2003	10/624924			03/29/2005	6871764	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT FLIP-TOP DISPENSING CLOSURE AND PACKAGE	07/28/2003	10/628521			07/29/2008	7404495	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR A RETORT PROCESSED CONTAINER HAVING A PEELABLE SEAL	07/28/2003	10/628599			01/30/2007	7168581	Issued	BERRY PLASTICS CORPORATION
United States of America	APPARATUS FOR INTRODUCING PLASTIC MATERIAL INTO AN ANNUAL MOLD CAVITY	08/05/2003	10/634530			10/10/2006	7118371	Issued	BERRY PLASTICS CORPORATION
United States of America	FLUID DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	08/27/2003	10/649125			09/07/2004	6786363	Issued	BERRY PLASTICS CORPORATION
United States of America	DOUBLE SHELL DISPENSER	12/17/2003	10/738700			07/17/2007	RE39727	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER INDICATING CLOSURE WITH FOLDABLE TAB	01/05/2004	10/752074	09/01/2005	US-2005-0189312-A1	03/18/2008	7344039	Issued	BERRY PLASTICS CORPORATION
United States of America	FLIP TOP CLOSURE	04/09/2004	10/821191			12/30/2008	7469795	Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP AND LID	04/15/2004	10/824753	10/20/2005	US-2005-0230406-A1	06/06/2006	7055715	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	06/22/2004	10/874036			08/14/2007	7255250	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH LINER SEAL VENTS	08/11/2004	10/917070			01/11/2011	7867425	Issued	BERRY PLASTICS CORPORATION
United States of America	LINERLESS CLOSURE FOR CARBONATED BEVERAGE CONTAINER	10/04/2004	10/956077			10/07/2008	7431877	Issued	BERRY PLASTICS CORPORATION
United States of America	ADHESIVE COMPOSITIONS AND TAPES COMPRISING SAME	11/17/2004	10/990613			09/23/2008	7427645	Issued	BERRY PLASTICS CORPORATION
United States of America	CORROSION PROTECTION SYSTEM FOR TRANSPORT PIPE	01/14/2005	11/035521			04/22/2008	7361384	Issued	BERRY PLASTICS CORPORATION
United States of America	INTEGRALLY MOLDED DISPENSING VALVE AND METHOD OF MANUFACTURE	03/09/2005	11/076376			03/17/2009	7503469	Issued	BERRY PLASTICS CORPORATION
United States of America	SYSTEM INCLUDING A HINGED CLOSURE AND TUBE CONTAINER AND METHOD FOR SEALING A HINGED CLOSURE ON A TUBE CONTAINER	03/11/2005	11/077585	09/14/2006	US-2006-0201904-A1	03/31/2009	7510095	Issued	BERRY PLASTICS CORPORATION
United States of America	TRANSLUCENT FLAME RETARDANT TAPE	07/27/2005	11/190414	02/01/2007	US-2007-0026180-A1	03/10/2009	7501169	Issued	BERRY PLASTICS CORPORATION
United States of America	HEAT-SEALED, PEELABLE LIDDING MEMBRANE FOR RETORT PACKAGING	07/28/2005	11/191881			09/21/2010	7798359	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT PACKAGE HAVING A PLASTIC CONTAINER WITH A BLOW-MOLDED NECK FINISH, AND A CONTAINER AND CLOSURE FOR SUCH A PACKAGE	09/02/2005	11/218863	03/08/2007	US-2007-0051692-A1	07/03/2012	8210376	Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP AND LID	02/13/2006	11/276063	06/01/2006	US-2006-0113313-A1	02/03/2009	7484639	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE WITH CHILD RESISTANT FEATURE	05/03/2006	11/381407			11/09/2010	7828166	Issued	BERRY PLASTICS CORPORATION
United States of America	DOUBLE SHELL DISPENSING WITH A REVERSE TAPERED DROP LUG	08/09/2006	11/463324			01/19/2010	7648051	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC CLOSURE HAVING MOUNTING RING FOR CONTAINERS	06/26/2006	11/474754			11/02/2010	7823736	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-EVIDENT CLOSURE WITH DIRECTIONAL MOLDED RETENTION TABS	11/06/2006	11/556974	11/01/2007	US-2007-0251911-A1	11/06/2012	8302794	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT CLOSURE	11/29/2006	11/564769	06/28/2007	US-2007-0144996-A1	09/21/2010	7798348	Issued	BERRY PLASTICS CORPORATION
United States of America	REVERSE TAPER DISPENSING ORIFICE SEAL	12/14/2006	11/610727			01/12/2010	7644843	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR A RETORT PROCESSED CONTAINER HAVING A PEELABLE SEAL	01/29/2007	11/668211			08/03/2010	7766178	Issued	BERRY PLASTICS CORPORATION
United States of America	CLSOURE AND PACKAGE FOR HIGH-TEMPERATURE APPLICATIONS	03/01/2007	11/711927			01/25/2011	7874441	Issued	BERRY PLASTICS CORPORATION
United States of America	DOUBLE SHELL DISPENSING CLOSURE WITH A REVERSE TAPERED DROP LUG	04/19/2007	11/737513			12/22/2009	7635071	Issued	BERRY PLASTICS CORPORATION
United States of America	MOLD-IN-PLACE TWO SHOT SEAL (TRITON)	05/22/2007	11/751971	02/14/2008	US-2008-0035674-A1	12/17/2013	8608001	Issued	BERRY PLASTICS CORPORATION
United States of America	SLIP-CLING STRETCH FILM	06/15/2007	11/763639	12/18/2008	US-2008-0311365-A1	10/13/2009	7601420	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	07/02/2007	11/824696			01/04/2011	7861393	Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP AND LID	07/25/2007	11/828144	01/24/2008	US-2008-0017651-A1	12/13/2011	8074831	Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP AND LID	10/23/2007	11/876831	02/21/2008	US-2008-0041867-A1	06/09/2015	9051089	Issued	BERRY PLASTICS CORPORATION
United States of America	SLIP-CLING STRETCH FILM	11/16/2007	11/941425	12/18/2008	US-2008-0311366-A1	11/03/2009	7611768	Issued	BERRY PLASTICS CORPORATION
United States of America	REINFORCED FILM FOR BLAST RESISTANCE PROTECTION	01/16/2008	12/015384	10/20/2011	US-2011-0256785-A1	10/18/2011	8039102	Issued	BERRY PLASTICS CORPORATION
United States of America	AEROSOL OVERCAP WITH EVAPORATION VENT	02/27/2008	12/038624	09/04/2008	US-2008-0210717-A1	12/08/2009	7628298	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH ROTATIONAL STOP	06/04/2009	12/478497			08/21/2012	8245880	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT CANISTER	07/22/2009	12/507557	02/04/2010	US-2010-0025355-A1	02/12/2013	8371463	Issued	BERRY PLASTICS CORPORATION
United States of America	PROCESS OF FORMING A COMPRESSION-MOLDED CLOSURE LINER	08/17/2009	12/542569	03/04/2010	US-2010-0052210-A1	09/18/2012	8268216	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT CANISTER	09/03/2009	12/553818	03/04/2010	US-2010-0051572-A1	08/14/2012	8240491	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING VALVE	01/06/2010	12/683030	07/07/2011	US-2011-0163134-A1	03/19/2013	8397957	Issued	BERRY PLASTICS CORPORATION
United States of America	VIAL WITH PUSH-BUTTON RELEASE CLOSURE	02/09/2010	12/703035	08/12/2010	US-2010-0200533-A1	12/23/2014	8915388	Issued	BERRY PLASTICS CORPORATION
United States of America	PROCESS FOR CLOSING A FILL PASSAGEWAY INTO A CONTAINER	06/09/2010	12/796691	09/30/2010	US-2010-0242414-A1	09/06/2011	8011535	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-EVIDENT CONTAINER CLOSURE WITH FLIP-TOP CAP	09/03/2010	12/875901	05/05/2011	US-2011-0100990-A1	05/14/2013	8439212	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH LINER SEAL VENTS	11/30/2010	12/956817	03/24/2011	US-2011-0068104-A1	12/11/2012	8328038	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING VALVE	02/18/2011	13/030198	08/23/2012	US-2012-0211530-A1	12/17/2013	8608034	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE UNIT WITH CAP AND POUR SPOUT FOR CONTAINER NECK FINISH	08/05/2011	13/204221	12/15/2011	US-2011-0303698-A1	12/04/2012	8322573	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE UNIT WITH CAP AND POUR SPOUT FOR CONTAINER NECK FINISH	08/05/2011	13/204419	01/19/2012	US-2012-0012613-A1	07/09/2013	8479952	Issued	BERRY PLASTICS CORPORATION
United States of America	SEPARATION PROCESS FOR PLASTICS MATERIALS	08/05/2011	13/204501	02/09/2012	US-2012-0032009-A1	06/30/2015	9067214	Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP WITH ROLLED BRIM	10/07/2011	13/268206	05/31/2012	US-2012-0132699-A1	07/15/2014	8777046	Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP AND LID	11/07/2011	13/290785	03/01/2012	US-2012-0048856-A1	11/29/2016	9505528	Issued	BERRY PLASTICS CORPORATION
United States of America	PEELABLE CLOSURE FOR CONTAINER	12/15/2011	13/327211	06/20/2013	US-2013-0153577-A1	08/02/2016	9403347	Issued	BERRY PLASTICS CORPORATION
United States of America	SQUEEZE TUBE	02/07/2012	13/368203	08/09/2012	US-2012-0199610-A1	07/01/2014	8763859	Issued	Berry Plastics Corporation
United States of America	VENTED STEAM COOKING PACKAGE	05/31/2012	13/485334	12/05/2013	US-2013-0322790-A1	01/31/2017	9555947	Issued	BERRY PLASTICS CORPORATION
United States of America	INSULATED CONTAINER	06/07/2012	13/491007	12/20/2012	US-2012-0318805-A1	09/12/2017	9758292	Issued	Berry Plastics Corporation
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/07/2012	13/491327	02/28/2013	US-2013-0052385-A1	11/11/2014	8883280	Issued	BERRY PLASTICS CORPORATION
United States of America	INSULATED CONTAINER WITH MOLDED BRIM	06/18/2012	13/525640	12/20/2012	US-2012-0318806-A1	06/12/2018	9993098	Issued	BERRY PLASTICS CORPORATION
United States of America	INSULATED SLEEVE FOR A CUP	06/18/2012	13/526417	12/20/2012	US-2012-0318812-A1	08/11/2015	9102461	Issued	BERRY PLASTICS CORPORATION
United States of America	PROCESS FOR FORMING AN INSULATED CONTAINER HAVING ARTWORK	06/18/2012	13/526444	12/20/2012	US-2012-0318807-A1	05/06/2014	8715449	Issued	BERRY PLASTICS CORPORATION
United States of America	PROCESS FOR FORMING AN INSULATED CONTAINER HAVING ARTWORK	06/18/2012	13/526454	12/20/2012	US-2012-0318859-A1	06/30/2015	9067705	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-EVIDENT CLOSURE WITH DIRECTIONAL MOLDED RETENTION TABS	08/10/2012	13/571449	12/06/2012	US-2012-0305517-A1	11/19/2013	8584874	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE WITH LINER SEAL VENTS	08/10/2012	13/571520	11/29/2012	US-2012-0298670-A1	08/05/2014	8794461	Issued	BERRY PLASTICS CORPORATION
United States of America	SPRAY PAINT MARKING SYSTEM WITH LOCATING DISPENSER GUARD	10/17/2012	13/653949	04/18/2013	US-2013-0092759-A1	12/27/2016	9527655	Issued	BERRY PLASTICS CORPORATION
United States of America	PEDIATRIC DOSING DISPENSER	12/20/2012	13/722674	06/27/2013	US-2013-0160891-A1	10/13/2015	9156569	Issued	BERRY PLASTICS CORPORATION
United States of America	HEAT-SHRINKABLE TUBE COVERING	01/02/2013	13/732950	07/04/2013	US-2013-0168958-A1	06/02/2015	9046200	Issued	BERRY PLASTICS CORPORATION
United States of America	TAMPER-EVIDENT CONTAINER CLOSURE WITH FLIP-TOP CAP	02/14/2013	13/767684	06/20/2013	US-2013-0153575-A1	11/19/2013	8584875	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING VALVE	03/11/2013	13/793749	10/03/2013	US-2013-0256342-A1	08/05/2014	8794489	Issued	BERRY PLASTICS CORPORATION
United States of America	STAND-UP PACKAGE	03/20/2013	13/847929	09/26/2013	US-2013-0248526-A1	08/04/2015	9096347	Issued	BERRY PLASTICS CORPORATION
United States of America	ADHESIVE FOR USE ON SKIN	03/27/2013	13/851256	10/03/2013	US-2013-0260134-A1	07/21/2015	9084839	Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP LID	04/24/2013	13/869668	10/24/2013	US-2013-0277380-A1	09/27/2016	9452867	Issued	BERRY PLASTICS CORPORATION
United States of America	RETORTABLE PACKAGE	05/01/2013	13/875022	11/07/2013	US-2013-0292394-A1	10/11/2016	9463894	Issued	BERRY PLASTICS CORPORATION
United States of America	PEELABLE FILM FOR PACKAGING	05/10/2013	13/892147	11/14/2013	US-2013-0299373-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	MICROWAVABLE FROZEN FOOD PACKAGE	06/14/2013	13/918283	12/19/2013	US-2013-0334217-A1	09/13/2016	9440780	Issued	BERRY PLASTICS CORPORATION
United States of America	CUP-FORMING PROCESS AND MACHINE	08/07/2013	13/961411	02/13/2014	US-2014-0041785-A1	07/25/2017	9713906	Issued	BERRY PLASTICS CORPORATION
United States of America	PROCESS FOR FORMING FILM	08/30/2013	14/014966	03/05/2015	US-2015-0061198-A1	02/27/2018	9902102	Issued	BERRY PLASTICS CORPORATION
United States of America	IMPACT-RESISTANT FILM	10/03/2013	14/045450	02/06/2014	US-2014-0037883-A1	10/17/2017	9790406	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	10/25/2013	14/063252	05/01/2014	US-2014-0120288-A1	07/03/2018	10011696	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR CONTAINER	10/25/2013	14/063681	05/01/2014	US-2014-0116977-A1	06/20/2017	9682805	Issued	BERRY PLASTICS CORPORATION
United States of America	PACKAGE	10/25/2013	14/063902	05/01/2014	US-2014-0117025-A1	09/29/2015	9145251	Issued	BERRY PLASTICS CORPORATION
United States of America	BLANK FOR CONTAINER	12/13/2013	14/106114	06/19/2014	US-2014-0166738-A1	10/06/2015	9150344	Issued	BERRY PLASTICS CORPORATION
United States of America	BLANK FOR CONTAINER	12/13/2013	14/106212	06/19/2014	US-2014-0166734-A1	08/15/2017	9731888	Issued	BERRY PLASTICS CORPORATION
United States of America	BRIM OF AN INSULATED CONTAINER	12/13/2013	14/106358	06/19/2014	US-2014-0166674-A1	06/27/2017	9688456	Issued	BERRY PLASTICS CORPORATION
United States of America	CELLULAR POLYMERIC MATERIAL	12/16/2013	14/108110	06/19/2014	US-2014-0167314-A1	12/12/2017	9840049	Issued	BERRY PLASTICS CORPORATION
United States of America	PROCESS FOR FORMING AN INSULATED CONTAINER HAVING ARTWORK	01/22/2014	14/161328	05/15/2014	US-2014-0131430-A1	06/07/2016	9358772	Issued	BERRY PLASTICS CORPORATION
United States of America	BEVERAGE BREWING PACKAGE	01/27/2014	14/165105	07/31/2014	US-2014-0212546-A1	05/03/2016	9326635	Issued	BERRY PLASTICS CORPORATION
United States of America	HERMETIC PACKAGES WITH LASER SCORED VENT SYSTEMS	02/13/2014	14/179818	06/19/2014	US-2014-0166652-A1	11/29/2016	9505543	Issued	BERRY PLASTICS CORPORATION
United States of America	CELLULAR POLYMERIC MATERIAL	02/24/2014	14/188504	09/18/2014	US-2014-0264139-A1	05/01/2018	9957365	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSER APPARATUS	03/06/2014	14/199177	09/18/2014	US-2014-0263741-A1	05/31/2016	9352896	Issued	Berry Plastics Corporation
United States of America	DRINK CUP LID	03/13/2014	14/209984	09/18/2014	US-2014-0263378-A1	06/14/2016	9364107	Issued	BERRY PLASTICS CORPORATION
United States of America	PEELABLE FILM FOR CONTAINER LID	03/14/2014	14/211969	09/18/2014	US-2014-0263342-A1	02/09/2016	9254628	Issued	BERRY PLASTICS CORPORATION
United States of America	STACK SHOULDER FOR INSULATED CONTAINER	03/14/2014	14/213355	09/18/2014	US-2014-0263602-A1	05/17/2016	9340345	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER CLOSURE	03/17/2014	14/216208	09/18/2014	US-2014-0263151-A1	06/07/2016	9359117	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR CONTAINER	07/14/2014	14/331066	01/15/2015	US-2015-0014879-A1	09/20/2016	9447248	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR CONTAINER	08/07/2014	14/454283	02/12/2015	US-2015-0041475-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	08/18/2014	14/462073	02/19/2015	US-2015-0051302-A1	02/07/2017	9562140	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR CONTAINER	08/26/2014	14/468789	02/26/2015	US-2015-0054189-A1	04/03/2018	9931781	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR CONTAINER	09/02/2014	14/475096	03/05/2015	US-2015-0061192-A1	11/07/2017	9808983	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER AND PROCESS FOR MAKING THE SAME	09/02/2014	14/475266	03/05/2015	US-2015-0061193-A1	05/15/2018	9969116	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTI-LAYER TUBE AND PROCESS OF MAKING THE SAME	09/02/2014	14/475411	03/05/2015	US-2015-0061194-A1	02/13/2018	9889594	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	09/15/2014	14/486618	01/01/2015	US-2015-0001435-A1	08/11/2015	9102802	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR CONTAINER	12/19/2014	14/576596	06/25/2015	US-2015-0175325-A1	08/23/2016	9422091	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER CLOSURE WITH PRODUCT-DISCHARGE CONTROL SYSTEM	05/13/2015	14/711165	11/19/2015	US-2015-0328653-A1	12/05/2017	9833799	Issued	BERRY PLASTICS CORPORATION
United States of America	PROCESS FOR FORMING AN INSULATED CONTAINER HAVING ARTWORK	05/21/2015	14/718836	09/10/2015	US-2015-0250342-A1	07/04/2017	9694962	Issued	BERRY PLASTICS CORPORATION
United States of America	SEPARATION PROCESS FOR PLASTICS MATERIALS	05/26/2015	14/721348	09/10/2015	US-2015-0251191-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	PROCESS FOR FORMING AN INSULATED CONTAINER HAVING ARTWORK	05/29/2015	14/725319	09/17/2015	US-2015-0258771-A1	05/23/2017	9656793	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/15/2015	14/739510	10/01/2015	US-2015-0274916-A1	10/10/2017	9783649	Issued	BERRY PLASTICS CORPORATION
United States of America	STAND UP PACKAGE	06/29/2015	14/753410	10/22/2015	US-2015-0298877-A1	08/09/2016	9409687	Issued	BERRY PLASTICS CORPORATION
United States of America	SQUEEZE TUBE AND METHOD OF MAKING A SQUEEZE TUBE	06/29/2015	14/753871	12/31/2015	US-2015-0375904-A1	09/12/2017	9758280	Issued	BERRY PLASTICS CORPORATION
United States of America	INSULATIVE CONTAINER	06/30/2015	14/755546	10/22/2015	US-2015-0298889-A1	05/24/2016	9346605	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	10/29/2015	14/787901	04/21/2016	US-2016-0107784-A1	08/08/2017	9725202	Issued	BERRY PLASTICS CORPORATION
United States of America	PACKAGE	07/28/2015	14/811016	11/19/2015	US-2015-0329261-A1	02/06/2018	9884716	Issued	BERRY PLASTICS CORPORATION
United States of America	PACKAGE WITH TAMPER-EVIDENT FEATURE	09/15/2015	14/854478	03/16/2017	US-2017-0073136-A1	03/13/2018	9914576	Issued	BERRY PLASTICS CORPORATION
United States of America	CELLULAR POLYMERIC MATERIAL	09/18/2015	14/858158	03/24/2016	US-2016-0083569-A1	09/12/2017	9758655	Issued	BERRY PLASTICS CORPORATION
United States of America	PEDIATRIC DOSING DISPENSER	10/12/2015	14/881083	02/04/2016	US-2016-0030288-A1	12/26/2017	9849067	Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP LID	10/23/2015	14/921540	04/28/2016	US-2016-0113424-A1	11/14/2017	9814334	Issued	BERRY PLASTICS CORPORATION
United States of America	PACKAGE	11/25/2015	14/952103	06/09/2016	US-2016-0159530-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	PACKAGE	12/15/2015	14/969386	06/16/2016	US-2016-0167823-A1	10/02/2018	10086970	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	01/22/2016	15/004263	07/28/2016	US-2016-0215114-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	PEELABLE FILM FOR CONTAINER LID	02/08/2016	15/018049	06/02/2016	US-2016-0152013-A1	01/31/2017	9555603	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR CONTAINER	03/03/2016	15/059995	09/08/2016	US-2016-0257799-A1	04/10/2018	9937652	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTI-LAYER TUBE AND PROCESS OF MAKING THE SAME	03/04/2016	15/061005	09/08/2016	US-2016-0257030-A1	01/08/2019	10173359	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER AND PROCESS FOR MAKING THE SAME	03/04/2016	15/061070	09/08/2016	US-2016-0257052-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	BEVERAGE BREWING PACKAGE	04/14/2016	15/098706	08/11/2016	US-2016-0227957-A1	04/25/2017	9629495	Issued	BERRY PLASTICS CORPORATION
United States of America	INSULATIVE CONTAINER	04/25/2016	15/137657	08/18/2016	US-2016-0236851-A1	09/12/2017	9758293	Issued	BERRY PLASTICS CORPORATION
United States of America	PROCESS FOR FORMING AN INSULATED CONTAINER HAVING ARTWORK	04/27/2016	15/139573	08/18/2016	US-2016-0236850-A1	05/22/2018	9975687	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER CLOSURE	05/02/2016	15/144057	11/03/2016	US-2016-0318686-A1	06/12/2018	9994379	Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP LID	06/03/2016	15/172650	09/29/2016	US-2016-0278554-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	STAND UP PACKAGE	06/17/2016	15/185108	10/06/2016	US-2016-0288973-A1	03/28/2017	9604769	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR CONTAINER	07/08/2016	15/205449	11/03/2016	US-2016-0318290-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE MICROPOROUS BREATHABLE FILM	07/08/2016	15/206072	01/12/2017	US-2017-0008211-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT PACKAGE	07/29/2016	15/223553	02/02/2017	US-2017-0029179-A1	02/20/2018	9896250	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	08/04/2016	15/228667	12/15/2016	US-2016-0362529-A1	04/18/2017	9624348	Issued	BERRY PLASTICS CORPORATION
United States of America	BEVERAGE BREWING PACKAGE	08/12/2016	15/236010	02/16/2017	US-2017-0042362-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR CONTAINER	08/18/2016	15/239894	12/08/2016	US-2016-0355659-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	DROPPER	08/19/2016	15/241189	03/02/2017	US-2017-0057709-A1	02/19/2019	10207844	Issued	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT CANISTER	10/21/2016	15/299676	04/27/2017	US-2017-0113851-A1	01/29/2019	10189615	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTI-LAYER FILM	10/26/2016	15/334991	04/27/2017	US-2017-0113840-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC FILMS AND METHODS FOR MAKING POLYMERIC FILMS	11/02/2016	15/341103	05/11/2017	US-2017-0129228-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	HERMETIC PACKAGES WITH LASER SCORED VENT SYSTEMS	11/04/2016	15/344237	03/09/2017	US-2017-0066581-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	PEELABLE FILM FOR CONTAINER LID	12/02/2016	15/367556	06/08/2017	US-2017-0158404-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	VENTED STEAM COOKING PACKAGE	12/15/2016	15/380556	04/06/2017	US-2017-0096277-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	12/19/2016	15/383115	04/13/2017	US-2017-0101208-A1	08/14/2018	10046880	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	12/22/2016	15/388319	04/13/2017	US-2017-0101518-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	PILL DISPENSER	01/03/2017	15/396983	07/06/2017	US-2017-0190503-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	GAS-PERMEABLE BARRIER FILM AND METHOD OF MAKING THE GAS-PERMEABLE FILM	02/13/2017	15/431073	08/17/2017	US-2017-0232652-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	PATTERNED MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE PATTERNED MICROPOROUS BREATHABLE FILM	02/27/2017	15/442867	08/31/2017	US-2017-0246786-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP	02/28/2017	15/444944	09/07/2017	US-2017-0251852-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR CONTAINER	04/19/2017	15/491443	08/03/2017	US-2017-0217058-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	IN-LINE LAMINATION METHOD AND APPARATUS	04/21/2017	15/493240	10/26/2017	US-2017-0305128-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	05/04/2017	15/586969	11/09/2017	US-2017-0320631-A1	02/19/2019	10207840	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE PATCH	05/31/2017	15/610317	11/30/2017	US-2017-0343149-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	BEVERAGE BREWING PACKAGE	06/23/2017	15/631236	12/28/2017	US-2017-0367521-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	MULTI-LAYER FILM	07/07/2017	15/643982	01/11/2018	US-2018-0009205-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	PILL-DISPENSING PACKAGE	07/12/2017	15/647404	02/01/2018	US-2018-0029778-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	07/14/2017	15/650424	11/02/2017	US-2017-0313840-A1	07/17/2018	10023710	Issued	BERRY PLASTICS CORPORATION
United States of America	INSULATED CONTAINER	07/17/2017	15/651284	11/02/2017	US-2017-0313493-A1			Pending	Berry Plastics Corporation
United States of America	LIQUID DISPENSER	07/31/2017	15/664447	02/01/2018	US-2018-0029863-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	SQUEEZE TUBE AND METHOD OF MAKING A SQUEEZE TUBE	08/09/2017	15/672338	11/23/2017	US-2017-0334609-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	INSULATED SLEEVE FOR A CONTAINER	08/09/2017	15/672668	11/23/2017	US-2017-0334629-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	08/28/2017	15/688651	03/01/2018	US-2018-0057226-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR A CONTAINER	09/25/2017	15/713799	01/11/2018	US-2018-0009153-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP LID	10/25/2017	15/792825	02/15/2018	US-2018-0042414-A1	02/12/2019	10201241	Issued	BERRY PLASTICS CORPORATION
United States of America	MULTI-LAYER TUBE AND PROCESS OF MAKING THE SAME	12/06/2017	15/832828	04/05/2018	US-2018-0093408-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	PEDIATRIC DOSING DISPENSER	12/08/2017	15/835523	04/12/2018	US-2018-0098913-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	01/03/2018	15/861052	07/05/2018	US-2018-0186520-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT PACKAGE	01/17/2018	15/873047	05/24/2018	US-2018-0141728-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	PACKAGE	02/02/2018	15/887419	08/09/2018	US-2018-0222639-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR CONTAINER	02/22/2018	15/902489	06/28/2018	US-2018-0178434-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	03/28/2018	15/938352	08/02/2018	US-2018-0215493-A1			Issued	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP LID	04/05/2018	15/946023	10/11/2018	US-2018-0290798-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	06/29/2018	16/023218	11/01/2018	US-2018-0312652-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	10/02/2018	16/149351	01/31/2019	US-2019-0031387-A1			Pending	BERRY PLASTICS CORPORATION
United States of America	HIGH-SLIP STRETCH FILM	12/17/2018	16/222213	04/25/2019				Pending	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	12/28/2018	16/235809	05/09/2019				Pending	BERRY PLASTICS CORPORATION
United States of America	CHILD-RESISTANT CANISTER	12/31/2018	16/236729	05/30/2019				Pending	BERRY PLASTICS CORPORATION
United States of America	PEELABLE FILM FOR PACKAGING	01/09/2019	16/243189	05/16/2019				Pending	BERRY PLASTICS CORPORATION
United States of America	IN-LINE LAMINATION METHOD AND APPARATUS	02/15/2019	16/276825					Pending	BERRY PLASTICS CORPORATION
United States of America	TAMPER EVIDENT CLOSURE	03/07/1997	29/067708			08/18/1998	D397031	Issued	BERRY PLASTICS CORPORATION
United States of America	COMBINED CONTAINER AND CHILD-RESISTANT CLOSURE	06/09/1997	29/072091			07/04/2000	D427528	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER WITH CHILD-RESISTANT CLOSURE	05/30/1997	29/072207			02/09/1999	D405371	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE	04/29/1998	29/087241			05/11/1999	D409489	Issued	BERRY PLASTICS CORPORATION
United States of America	JAR	05/21/1998	29/088349			05/04/1999	D409084	Issued	BERRY PLASTICS CORPORATION
United States of America	JAR	05/21/1998	29/088350			12/21/1999	D417839	Issued	BERRY PLASTICS CORPORATION
United States of America	JAR	05/21/1998	29/088351			04/20/1999	D408276	Issued	BERRY PLASTICS CORPORATION
United States of America	TWIST TOP CLOSURE	10/26/1998	29/095517			05/09/2000	D424442	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING JAR COVER	02/22/1999	29/100979			06/20/2000	D426772	Issued	BERRY PLASTICS CORPORATION
United States of America	WIDE MOUTH CONTAINER	03/03/1999	29/102691			07/11/2000	D427910	Issued	BERRY PLASTICS CORPORATION
United States of America	FINISH FOR A CONTAINER	05/04/1999	29/104539			05/09/2000	D424436	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR DISPENSING NOZZLE	05/12/1999	29/104779			01/18/2000	D419069	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	08/12/1999	29/109245			01/11/2000	D418760	Issued	BERRY PLASTICS CORPORATION
United States of America	DUAL FLOW CLOSURE	08/24/1999	29/109802			12/05/2000	D434657	Issued	BERRY PLASTICS CORPORATION
United States of America	TWIST TOP CLOSURE	09/01/1999	29/110168			04/25/2000	D423358	Issued	BERRY PLASTICS CORPORATION
United States of America	TWIST TOP CAP WITH VERTICAL RIBS	11/05/1999	29/113452			01/02/2001	D435793	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC CLOSURE	04/19/2000	29/122068			06/12/2001	D443513	Issued	BERRY PLASTICS CORPORATION
United States of America	TWIST TOP CLOSURE	06/22/2000	29/125334			02/27/2001	D438114	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	09/14/2000	29/129466			10/21/2003	D480974	Issued	BERRY PLASTICS CORPORATION
United States of America	OVERCAP FOR DISPENSING CLOSURE	11/01/2000	29/132083			11/27/2001	D451021	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	11/13/2000	29/132510			09/24/2002	D463281	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	03/27/2001	29/139209			06/04/2002	D458138	Issued	BERRY PLASTICS CORPORATION
United States of America	CUP	04/03/2001	29/139593			08/13/2002	D461369	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER WITH CLOSURE	05/08/2001	29/141542			08/20/2002	D461718	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	11/01/2001	29/151234			02/24/2004	D487020	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	11/08/2001	29/151402			09/24/2002	D463280	Issued	BERRY PLASTICS CORPORATION
United States of America	COMBINED CONTAINER AND CLOSURE	11/08/2001	29/151403			07/08/2003	D476897	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	11/08/2001	29/151405			10/01/2002	D463744	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE AND CONTAINER PACKAGE	11/08/2001	29/151456			03/25/2003	D472137	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE AND CONTAINER PACKAGE	11/08/2001	29/151457			03/25/2003	D472138	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	01/11/2002	29/153552			11/19/2002	D465730	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING PACKAGE	01/15/2002	29/154009			09/30/2003	D480003	Issued	BERRY PLASTICS CORPORATION
United States of America	BOTTLE	01/31/2002	29/154950			10/07/2003	D480313	Issued	BERRY PLASTICS CORPORATION
United States of America	BOTTLE	01/31/2002	29/154952			10/07/2003	D480314	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	06/13/2002	29/162230			10/14/2003	D480644	Issued	BERRY PLASTICS CORPORATION
United States of America	PITCHER	08/08/2002	29/165373			09/02/2003	D479090	Issued	BERRY PLASTICS CORPORATION
United States of America	BOWL	08/08/2002	29/165374			08/19/2003	D478475	Issued	BERRY PLASTICS CORPORATION
United States of America	PITCHER	09/04/2002	29/166776			10/21/2003	D480904	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPOSABLE DINNERWARE WITH NEW DESIGN	11/19/2002	29/171199			02/17/2004	D486693	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER CAP	02/21/2003	29/176388			11/25/2003	D482616	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	03/13/2003	29/177631			01/13/2004	D485180	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPOSABLE PALETTE TRAY WITH NEW DESIGN	03/24/2003	29/178154			02/15/2005	D501761	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPOSABLE SERVING TRAY WITH NEW DESIGN	07/29/2003	29/178155			03/06/2007	D537678	Issued	BERRY PLASTICS CORPORATION
United States of America	MOLDED BOTTLE WITH HOT FILL WINDOWS	04/04/2003	29/179005			09/07/2004	D495602	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	08/15/2003	29/188209			01/11/2005	D500677	Issued	BERRY PLASTICS CORPORATION
United States of America	POLYGONAL CONTAINER DESIGN WITH PLURAL TRANSITION LEVELS	11/03/2003	29/193091			09/05/2006	D527647	Issued	BERRY PLASTICS CORPORATION
United States of America	SERVING TRAY LID	12/05/2003	29/195121			01/03/2006	D513383	Issued	BERRY PLASTICS CORPORATION
United States of America	FOOD SERVING PLATE	12/05/2003	29/195123			01/31/2006	D513933	Issued	BERRY PLASTICS CORPORATION
United States of America	FOOD SERVING BOWL	12/05/2003	29/195124			09/06/2005	D509105	Issued	BERRY PLASTICS CORPORATION
United States of America	FOOD SERVING BOWL	12/05/2003	29/195125			10/19/2004	D497287	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE SHELL	03/11/2004	29/201323			12/27/2005	D513181	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	05/18/2004	29/205699			12/19/2006	D533787	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	05/18/2004	29/205700			05/15/2007	D542672	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE	10/27/2004	29/216040			03/07/2006	D516425	Issued	BERRY PLASTICS CORPORATION
United States of America	SYRUP BOTTLE	10/29/2004	29/216060			08/29/2006	D527276	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	12/07/2004	29/218715			04/21/2009	D590716	Issued	BERRY PLASTICS CORPORATION
United States of America	BOTTLE	12/16/2004	29/219282			11/07/2006	D531514	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE	06/22/2005	29/232719			05/08/2007	D542132	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE SHELL	08/11/2005	29/236106			03/14/2006	D516911	Issued	BERRY PLASTICS CORPORATION
United States of America	PLASTIC FILM SURFACE PATTERN	06/06/2006	29/247219			04/07/2009	D589707	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER WITH HORIZONTAL GROOVES	12/08/2006	29/250997			01/01/2008	D558584	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE	02/15/2006	29/253981			10/31/2006	D531035	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE	02/15/2006	29/253983			03/20/2007	D538653	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE	01/08/2007	29/270996			11/17/2009	D604159	Issued	BERRY PLASTICS CORPORATION
United States of America	PORTION OF A LID	12/15/2006	29/275177			03/18/2008	D564354	Issued	BERRY PLASTICS CORPORATION
United States of America	LID	12/15/2006	29/275179			01/22/2008	D560120	Issued	BERRY PLASTICS CORPORATION
United States of America	SERVING UTENSIL	02/22/2007	29/277354			05/20/2008	D569173	Issued	BERRY PLASTICS CORPORATION
United States of America	SERVING UTENSIL	02/22/2007	29/277357			10/02/2007	D551900	Issued	BERRY PLASTICS CORPORATION
United States of America	FOOTBALL-SHAPED CONTAINER	06/26/2007	29/281572			11/11/2008	D580775	Issued	BERRY PLASTICS CORPORATION
United States of America	PORTION OF A LID	07/25/2007	29/282624			01/27/2009	D585279	Issued	BERRY PLASTICS CORPORATION
United States of America	LID	07/25/2007	29/282629			08/05/2008	D574238	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	04/21/2008	29/307446			12/23/2008	D583236	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	04/21/2008	29/307450			12/23/2008	D583237	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE HAVING AN AXIALLY OFFSET INNER SHELL	08/18/2008	29/323099			03/30/2010	D612731	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	11/20/2008	29/328232			01/19/2010	D608201	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	11/04/2009	29/346712			10/05/2010	D624817	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE	12/10/2009	29/351731			05/18/2010	D615864	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	03/10/2010	29/357328			04/03/2012	D656815	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE SHELL	06/22/2010	29/364301			02/22/2011	D632958	Issued	BERRY PLASTICS CORPORATION
United States of America	DISPENSING CLOSURE	12/03/2010	29/380390			06/28/2011	D640556	Issued	BERRY PLASTICS CORPORATION
United States of America	FOOD CONTAINER	07/11/2011	29/397073			10/23/2012	D669313	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	11/15/2013	29/472732			09/29/2015	D739723	Issued	BERRY PLASTICS CORPORATION
United States of America	CONTAINER	01/15/2014	29/479352			09/01/2015	D737682	Issued	BERRY PLASTICS CORPORATION
United States of America	INSERT FOR A DISPENSER	07/29/2016	29/572712			05/15/2018	D817762	Issued	BERRY PLASTICS CORPORATION
United States of America	CUP BOTTOM	11/10/2016	29/583932			10/30/2018	D832035	Issued	BERRY PLASTICS CORPORATION
United States of America	PORTION OF A DRINK CUP	02/28/2017	29/595450			03/27/2018	D813606	Issued	BERRY PLASTICS CORPORATION
United States of America	PORTION OF A DRINK CUP	02/28/2017	29/595453					Pending	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP LID	04/07/2017	29/599942					Pending	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP LID	04/07/2017	29/599948					Pending	BERRY PLASTICS CORPORATION
United States of America	RETORTABLE PACKAGE	05/01/2012	61/641066					Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	12/14/2012	61/737564					Pending	BERRY PLASTICS CORPORATION
United States of America	STANDUP BAG	06/07/2013	61/832692					Pending	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP LID	08/23/2013	61/869447					Pending	BERRY PLASTICS CORPORATION
United States of America	CLOSURE FOR CONTAINER	12/19/2013	61/918502					Pending	BERRY PLASTICS CORPORATION
United States of America	POLYMERIC MATERIAL FOR AN INSULATED CONTAINER	03/06/2014	61/949126					Pending	BERRY PLASTICS CORPORATION
United States of America	SQUEEZE TUBE	06/30/2014	62/018988					Pending	BERRY PLASTICS CORPORATION
United States of America	PEELABLE FILM FOR CONTAINER LID	12/02/2015	62/261950					Pending	BERRY PLASTICS CORPORATION
United States of America	GAS-PERMEABLE BARRIER FILM AND METHOD OF MAKING THE GAS-PERMEABLE BARRIER FILM	02/17/2016	62/296181					Pending	BERRY PLASTICS CORPORATION
United States of America	PATTERNED MICROPOROUS BREATHABLE FILM AND METHOD OF MAKING THE PATTERNED MICROPOROUS BREATHABLE FILM	02/29/2016	62/301167					Pending	BERRY PLASTICS CORPORATION
United States of America	DRINK CUP	03/01/2016	62/301859					Pending	BERRY PLASTICS CORPORATION
United States of America	IN-LINE LAMINATION METHOD AND APPARTUS	04/22/2016	62/326374					Pending	BERRY PLASTICS CORPORATION
United States of America	BEVERAGE-BREWING PACKAGE	06/28/2016	62/355366					Pending	BERRY PLASTICS CORPORATION
United States of America	MULTI-LAYER FILM	07/07/2016	62/359439					Pending	BERRY PLASTICS CORPORATION
United States of America	LIQUID DISPENSER	07/29/2016	62/368461					Pending	BERRY PLASTICS CORPORATION
United States of America	PILL-DISPENSING PACKAGE	07/29/2016	62/368487					Pending	BERRY PLASTICS CORPORATION
United States of America	BEVERAGE BREWING PACKAGE	08/26/2016	62/379995					Pending	BERRY PLASTICS CORPORATION
United States of America	POLYPROPYLENE SHEETS AND ARTICLES	02/06/2019	62/802012					Pending	BERRY PLASTICS CORPORATION
United States of America	TWO PIECE HINGE CLOSURE	09/16/2005	95/000111			12/25/2007	6116477	Issued	BERRY PLASTICS CORPORATION
United States of America	CLOSURE CAP	02/03/1997	08/794095			01/19/1999	5860543	Issued	Bouchons Mac Inc.
United States of America	DUAL TAMPER EVIDENT CLOSURE	06/15/1999	09/333039			09/12/2000	6116441	Issued	Bouchons Mac Inc.
United States of America	INJECTION BLOW MOLDING MACHINE-STACKED MOLDS	02/15/1995	08/388928			09/03/1996	5552105	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT REMINDER CLOSURE	05/26/1995	08/451613			10/21/1997	5678712	Issued	BPRex Healthcare Packaging Inc.
United States of America	SQUEEZE AND TURN CHILD RESISTANT PACKAGE	01/30/1996	08/594095			11/18/1997	5687863	Issued	BPRex Healthcare Packaging Inc.
United States of America	INJECTION BLOW MOLDING MACHINE-STACKED MOLDS	02/12/1996	08/599917			09/02/1997	5662945	Issued	BPRex Healthcare Packaging Inc.
United States of America	DISPENSING CLOSURE FOR SEALED ENTERAL FLUID CONTAINERS	09/04/1996	08/706253			07/21/1998	5782383	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT CLOSURE AND CONTAINER	12/13/1996	08/766527			03/03/1998	5722546	Issued	BPRex Healthcare Packaging Inc.
United States of America	CLOSURE CAP HAVING AN UNPLEASANT TASTING COATING	05/06/1997	08/851905			10/06/1998	5816421	Issued	BPRex Healthcare Packaging Inc.
United States of America	SAFETY CLOSURE AND CONTAINER ASSEMBLY	05/22/1997	08/861793			11/17/1998	5836466	Issued	BPRex Healthcare Packaging Inc.
United States of America	DOUBLE-SHELL CLOSURE HAVING AN ARCUATE GROOVE	05/22/1997	08/862077			11/17/1998	5836467	Issued	BPRex Healthcare Packaging Inc.
United States of America	SQUEEZE AND TURN CHILD RESISTANT CLOSURE WITH TAMPER INDICATING BAND	10/08/1997	08/947343			07/27/1999	5927527	Issued	BPRex Healthcare Packaging Inc.
United States of America	CLOSURE HAVING BACK-ANGLED LUGS	10/14/1997	08/949629			11/28/2000	6152315	Issued	BPRex Healthcare Packaging Inc.
United States of America	SAFETY CLOSURE HAVING AN INTERNAL LOCKING LUG	12/17/1997	08/992422			11/23/1999	5988412	Issued	BPRex Healthcare Packaging Inc.
United States of America	TAMPER-EVIDENT SQUEEZE-AND-TURN CHILD-RESISTANT CLOSURE	01/14/1998	09/006993			07/06/1999	5918752	Issued	BPRex Healthcare Packaging Inc.
United States of America	SAFETY DISPENSER	02/13/1998	09/023495			09/21/1999	5954228	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT SAFETY CLOSURE	04/15/1998	09/060263			06/29/1999	5915576	Issued	BPRex Healthcare Packaging Inc.
United States of America	LARGE DIAMETER SAFETY CLOSURE	05/08/1998	09/075079			07/13/1999	5921417	Issued	BPRex Healthcare Packaging Inc.
United States of America	PIERCE AND CUT CLOSURE	11/24/1998	09/198253			03/21/2000	6039198	Issued	BPRex Healthcare Packaging Inc.
United States of America	SAFETY CLOSURE WITH TAMPER RESISTANT LOCKING TAB AND METHOD AND APPARATUS FOR MAKING SAME	08/10/1999	09/371308			08/28/2001	6279766	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT SQUEEZE-AND-TURN CLOSURE, PACKAGE AND METHOD OF MANUFACTURING	10/12/1999	09/416303			09/05/2000	6112921	Issued	BPRex Healthcare Packaging Inc.
United States of America	PIERCE AND CUT CLOSURE	12/17/1999	09/464810			02/06/2001	6182845	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT MEDICATION COMPACT	01/31/2000	09/495272			01/16/2001	6173838	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD RESISTANT PILL DISPENSING PACKAGE	12/17/1999	09/545846			04/02/2002	6364155	Issued	BPRex Healthcare Packaging Inc.
United States of America	CLOSURE HAVING BACK-ANGLED LUGS	05/31/2000	09/583627			02/05/2002	6343705	Issued	BPRex Healthcare Packaging Inc.
United States of America	TABLET PACKAGE INCLUDING A TABLET HOLD-DOWN DEVICE	07/19/2000	09/619091			06/04/2002	6398051	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD RESISTANT FLIP TOP CLOSURE	10/20/2000	09/692787			08/13/2002	6431380	Issued	BPRex Healthcare Packaging Inc.
United States of America	SELF-CLOSING FLUID DISPENSING CLOSURE	02/02/2001	09/776357			12/04/2001	6325253	Issued	BPRex Healthcare Packaging Inc.
United States of America	SYRINGE PLUNGER ROD AND METHOD OF MANUFACTURE	04/05/2001	09/826584			12/17/2002	6494866	Issued	BPRex Healthcare Packaging Inc.
United States of America	SAFETY CLOSURE AND CONTAINER	05/16/2001	09/859068		2001-0019033	04/30/2002	6378713	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT CLOSURE AND CONTAINER PACKAGE	10/16/2001	09/982249	07/03/2003	US-2003-0121877-A1	02/01/2005	6848590	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT CONTAINER AND OVERCAP PACKAGE	01/28/2002	10/058440			07/06/2004	6758358	Issued	BPRex Healthcare Packaging Inc.
United States of America	TABLET PACKAGE INCLUDING A TABLET HOLD-DOWN DEVICE	03/11/2002	10/094753			09/16/2003	6619494	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD RESISTANT CLOSURE AND CONTAINER	07/16/2002	10/196434		2004-0011791	07/20/2004	6763960	Issued	BPRex Healthcare Packaging Inc.
United States of America	SAFETY CLOSURE AND CONTAINER	07/15/2002	10/205971			01/27/2004	RE38399	Issued	BPRex Healthcare Packaging Inc.
United States of America	METHOD AND APPARATUS FOR INJECTION MOLDING A THREADED SYRINGE PLUNGER ROD	09/06/2002	10/236241			07/27/2004	6767494	Issued	BPRex Healthcare Packaging Inc.
United States of America	SELF-CLOSING FLUID DISPENSING CLOSURE	11/04/2002	10/287841			05/24/2005	6896151	Issued	BPRex Healthcare Packaging Inc.
United States of America	CONTAINER HAVING FLUORESCENT INDICIA	02/27/2004	10/789875			04/15/2008	7357967	Issued	BPRex Healthcare Packaging Inc.
United States of America	THREADED CHILD-RESISTANT PACKAGE HAVING LINERLESS CLOSURE	03/11/2004	10/799115			05/05/2009	7527159	Issued	BPRex Healthcare Packaging Inc.
United States of America	CLOSURE WITH LINER CUTTER	04/27/2004	10/832914			08/12/2008	7410071	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT SQUEEZE-AND-TURN CLOSURE AND CONTAINER PACKAGE	10/13/2004	10/965553	05/25/2006	US-2006-0108312-A1	01/05/2010	7641064	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	10/27/2004	10/975689		2006-0086757	11/18/2008	7451896	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT FLIP-TOP DISPENSING CLOSURE, PACKAGE AND METHOD OF MANUFACTURE	02/18/2005	11/062177			06/15/2010	7735665	Issued	BPRex Healthcare Packaging Inc.
United States of America	SLIDE RAILS AND FRICTION SURFACES FOR CLOSURE	03/31/2006	11/278185			02/07/2012	8109396	Issued	BPRex Healthcare Packaging Inc.
United States of America	FRICTION SURFACE FOR PUSH AND TURN CHILD RESISTANT CLOSURE	03/31/2006	11/278190			10/19/2010	7815061	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT CLOSURE AND CONTAINER PACKAGE	06/06/2006	11/447633			10/26/2010	7819265	Issued	BPRex Healthcare Packaging Inc.
United States of America	FLIP-TOP DISPENSING SYSTEM WITH A CHILD RESISTANT LATCH MECHANISM	05/29/2007	11/754471			01/04/2011	7861873	Issued	BPRex Healthcare Packaging Inc.
United States of America	RATCHET PUSH AND TURN CHILD RESISTANT CLOSURE	04/10/2008	12/100601			08/02/2011	7988003	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT CLOSURE SHELL, CLOSURE, AND PACKAGE	12/11/2009	12/636070	06/16/2011	US-2011-0139742-A1	09/17/2013	8534476	Issued	BPRex Healthcare Packaging Inc.
United States of America	FLIP-TOP DISPENSING SYSTEM WITH A CHILD RESISTANT LATCH MECHANISM	01/18/2010	12/689109			10/23/2012	8292101	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT CLOSURE WITH VENTS	04/30/2010	12/770843			07/02/2013	8474634	Issued	BPRex Healthcare Packaging Inc.
United States of America	PUSH-AND-TURN CHILD-RESISTANT CLOSURE, SHELLS, AND PACKAGE	12/03/2010	12/959509	06/07/2012	US-2012-0138561-A1	10/14/2014	8857638	Issued	BPRex Healthcare Packaging Inc.
United States of America	CLOSURE FOR A CONTAINER	05/15/1999	29/105252			06/27/2000	D427070	Issued	BPRex Healthcare Packaging Inc.
United States of America	CONTAINER CLOSURE	01/03/2002	29/153301			02/11/2003	D470051	Issued	BPRex Healthcare Packaging Inc.
United States of America	PICTOGRAM FOR SQUEEZE AND TURN CLOSURE	03/10/2003	29/167174			07/01/2003	D476563	Issued	BPRex Healthcare Packaging Inc.
United States of America	SQUEEZE AND TURN CHILD-RESISTANT CLOSURE	09/09/2002	29/177529			11/11/2003	D481948	Issued	BPRex Healthcare Packaging Inc.
United States of America	CONTAINER BASE	03/08/2005	29/224929			10/02/2007	D551980	Issued	BPRex Healthcare Packaging Inc.
United States of America	SQUEEZE AND TURN PACKAGE	12/09/2003	29/261524			04/24/2007	D541159	Issued	BPRex Healthcare Packaging Inc.
United States of America	CHILD-RESISTANT HINGED CLOSURE	09/26/2006	29/266645			04/17/2007	D540678	Issued	BPRex Healthcare Packaging Inc.
United States of America	CONTAINER	10/10/2008	29/326035			07/06/2010	D619007	Issued	BPRex Healthcare Packaging Inc.
United States of America	SQUEEZE-AND-TURN CHILD RESISTANT CLOSURE	11/25/2008	29/328513			01/05/2010	D607326	Issued	BPRex Healthcare Packaging Inc.
United States of America	SQUEEZE-AND-TURN CHILD RESISTANT CLOSURE	11/25/2008	29/328515			04/07/2009	D589794	Issued	BPRex Healthcare Packaging Inc.
United States of America	CONTAINER	09/25/2013	29/467936			10/21/2014	D715650	Issued	BPRex Healthcare Packaging Inc.
United States of America	CONTAINER	01/07/2014	29/478587			10/21/2014	D715651	Issued	BPRex Healthcare Packaging Inc.
United States of America	HIGH SPEED METHOD OF MAKING PLASTIC FILM AND NONWOVEN LAMINATES	10/17/2002	10/272742			05/25/2004	6740184	Issued	Clopay Plastic Products, Company Inc.
United States of America	TAPE COATING	07/30/1992	07/921670			04/05/1994	5300356	Issued	Covalence Specialty Materials Corp.
United States of America	Non-woven of Spunbonded Thermoplastic Filaments Having Improved Weldability Properties and Method for Manufacturing Such a Non-Woven	Nov 8, 2013	14074755		20140135725			Published	Dounor SAS
United States of America	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Apr 1, 2008	12060590		20080260989	Sep 7, 2010	7790264	Issued	Dounor SAS/Aplix, Inc.
United States of America	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Jul 28, 2010	12844871		2010291341	Jun 14, 2011	7960008	Issued	Dounor SAS/Aplix, Inc.
United States of America	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Jul 2, 2012	13540165		201213540165	Apr 15, 2014	RE44842	Issued	Dounor SAS/Aplix, Inc.
United States of America	Loop Material For Loop And Hook Type Fastener Used In A Disposable Article Or Garment	Aug 29, 2013	14013892			Mar 29, 2016	RE45946	Issued	Dounor SAS/Aplix, Inc.
United States of America	A Ground Reinforcing Grid (BodPave 85)	Apr 23, 2010	13320355		2012-0057932 A1	Mar 19, 2013	8398332	Issued	Fiberweb Geosynthetics Limited
United States of America	Nonwoven with electret properties, manufacturing process thereof and its use	Jul 8, 2013	13818402		2013-0288555-A1	Jul 31, 2018	10036107	Issued	Fiberweb Holdings Limited
United States of America	Confinement Structures - Defencell plastic gabion system	Jul 20, 2012	14233993		20140190111			Allowed	Fiberweb Holdings Limited/J&S Franklin Limited
United States of America	Microporous Composite Sheet Material	Mar 11, 2003	10386004		2004-0029469	Jul 5, 2011	7972981	Issued	Fiberweb, LLC
United States of America	Bicomponent Sheet Material Having Liquid Barrier Properties	Jul 27, 2006	11460453		2007-0054579	Sep 7, 2010	7790641	Issued	Fiberweb, LLC
United States of America	Area Bonded Nonwoven Fabric From Single Polymer System	Aug 14, 2008	12228656		2009/0047856A1	Aug 9, 2011	7994081	Issued	Fiberweb, LLC
United States of America	Microporous Composite Sheet Material	May 19, 2011	13111186		2011/0217526	Jul 17, 2012	8222164	Issued	Fiberweb, LLC
United States of America	Area Bonded Nonwoven Fabric From Single Polymer System	Jun 1, 2011	13150461		US2011/0230110 A1	Jun 18, 2013	8465611	Issued	Fiberweb, LLC
United States of America	Microporous Composite Sheet Material	Apr 16, 2012	13447898		2012/0211915	Dec 11, 2012	8328968	Issued	Fiberweb, LLC
United States of America	Vapor Permeable, Substantially Water Impermeable Multilayer Article	Jun 14, 2012	13523028		20120321856A1	Nov 28, 2017	9827696	Issued	Fiberweb, LLC
United States of America	Breathable and Liquid Barrier Nonwoven and Bicomponent Film Composite Material, and Method	Jun 22, 2012	13530425		20120328841	Nov 28, 2017	9827755	Issued	Fiberweb, LLC
United States of America	Vapor Permeable, Substantially Water Impermeable Multilayer Article	Jun 22, 2012	13530432		2012/0328842	Sep 19, 2017	9765459	Issued	Fiberweb, LLC
United States of America	Vapor Permeable, Substantially Water Impermeable Multilayer Article	Jun 22, 2012	13530674		2012/0329354			Published	Fiberweb, LLC
United States of America	Microporous Composite Sheet Material	Nov 19, 2012	13680380		2013/0082414A1	Oct 17, 2017	9790629	Issued	Fiberweb, LLC
United States of America	Area Bonded Nonwoven Fabric From Single Polymer System	Jan 11, 2013	13739588		2013/0122772A1	Feb 10, 2015	8951633	Issued	Fiberweb, LLC
United States of America	Vapor-Permeable, Substantially Water-Impermeable Multilayer Article	Aug 15, 2017	15677383		2017/0342614			Allowed	Fiberweb, LLC
United States of America	Vapor-Permeable, Substantially Water-Impermeable Multilayer Article	Oct 26, 2017	15794110		2018/0043674			Published	Fiberweb, LLC
United States of America	Vapor Permeable, Substantially Water Impermeable Multilayer Article	Oct 26, 2017	15794167		2018/0043586			Published	Fiberweb, LLC
United States of America	Vapor-Permeable, Substantially Water-Impermeable Multilayer Article	Feb 26, 2019	16285454					Pending	Fiberweb, LLC
United States of America	CONTAINER FOR FOOD PRODUCTS	09/16/1997	29/077026			06/13/2000	D426463	Issued	GENERAL MILLS, INC.
United States of America	EASY-OPEN TEAR STRIP LID	03/18/1992	07/854560			08/24/1993	5238135	Issued	Landis Plastics, Inc.
United States of America	THIN WALL CLOSURE FOR USE WITH A CONTAINER	05/15/2000	09/571634			02/03/2004	6685049	Issued	Landis Plastics, Inc.
United States of America	PLASTIC CONTAINER LID	01/06/1995	29/033189			01/13/1998	D389058	Issued	Landis Plastics, Inc.
United States of America	RECOVERABLE FABRIC SLEEVE	12/18/1992	08/256063			06/18/1996	5527575	Issued	N.V. Raychem S.A.
United States of America	PLASTIC PELLET DELIVERY SYSTEM AND METHOD OF USE	07/22/1993	95463			02/07/1995	5386971	Issued	Owens-Illinois Closure Inc.
United States of America	STRETCHABLE ELASTIC LAMINATE HAVING INCREASED CD ELONGATION ZONES AND METHOD OF PRODUCTION	Nov 21, 2007	12516002		2010062221	Apr 29, 2014	8709579	Issued	Pliant Corporation
United States of America	FREEZABLE/MICROWAVEABLE PACKAGING FILMS	Mar 14, 2006	11374893		2007-0215609	Apr 5, 2011	7919738	Issued	Pliant, LLC
United States of America	FREEZABLE/MICROWAVEABLE PACKAGING FILMS AND VENTING PACKAGES	Jan 5, 2007	11650903		2007-0215610	Oct 12, 2010	7812293	Issued	Pliant, LLC
United States of America	BREATHABLE FILM WITH INTERNAL VIRAL AND ALCOHOL BARRIER LAYER	Aug 12, 2009	12540205		2011/0039083	Nov 3, 2015	9174420	Issued	Pliant, LLC
United States of America	FREEZABLE/MICROWAVEABLE PACKAGING FILMS AND VENTING PACKAGES	Jul 29, 2010	12845902		2011/0024412	Apr 1, 2014	8686323	Issued	Pliant, LLC
United States of America	PEELABLE THERMOPLASTIC FILM	12/17/1993	08/168581			10/17/1995	5459186	Issued	PLIANT, LLC
United States of America	WICKETLESS PLASTIC BAG PACK WITH TAPERED WELD HOLD	04/29/1994	08/235499			06/18/1996	5526934	Issued	PLIANT, LLC
United States of America	STRETCH FILM	06/03/1994	08/253487			07/02/1996	5531393	Issued	PLIANT, LLC
United States of America	WICKETLESS SADDLE PACK OF PLASTIC BAGS	12/19/1994	08/358736			03/05/1996	5495946	Issued	PLIANT, LLC
United States of America	AUTOMATIC WICKETING APPARATUS	05/11/1995	08/438782			06/04/1996	5522690	Issued	PLIANT, LLC
United States of America	AUTOMATIC WICKETING APPARATUS	05/02/1996	08/641899			04/14/1998	5738478	Issued	PLIANT, LLC
United States of America	AGRICULTURAL MULCH FILMS AND METHODS FOR THEIR USE	07/25/1996	08/671322			03/24/1998	5729929	Issued	PLIANT, LLC
United States of America	CARRIER RELEASE SHEET FOR MOLDING COMPOUND	08/12/1997	08/909541			11/16/1999	5985391	Issued	PLIANT, LLC
United States of America	SYSTEM, APPARATUS AND METHOD FOR UNLOADING AND LOADING WINDER SHAFTS	10/07/1997	08/946236			08/24/1999	5941474	Issued	PLIANT, LLC
United States of America	METHOD AND APPARATUS FOR PRODUCING CORELESS ROLLS OF SHEET MATERIAL AND A CORELESS ROLL OF MATERIAL	05/10/1998	09/021505			08/15/2000	6102313	Issued	PLIANT, LLC
United States of America	AUTOMATIC WICKETING APPARATUS	04/13/1998	09/059652			06/15/1999	5911553	Issued	PLIANT, LLC
United States of America	AUTOMATIC WICKETING APPARATUS	03/26/1999	09/277077			08/14/2001	6273663	Issued	PLIANT, LLC
United States of America	LOW GAUGE STRETCH WRAP FILM	03/04/2002	10/092381			02/06/2007	7172815	Issued	PLIANT, LLC
United States of America	MULTILAYER SEALABLE FILM HAVING A TEMPERATURE RESISTANT LAYER THEREIN	05/02/2005	11/119672			10/16/2007	7282258	Issued	PLIANT, LLC
United States of America	FREEZABLE/MICROWAVEABLE PACKAGING FILMS	03/14/2006	11/374893	09/20/2007	US-2007-0215609-A1	04/05/2011	7919738	Issued	PLIANT, LLC
United States of America	FREEZABLE/MICROWAVEABLE PACKAGING FILMS AND VENTING PACKAGES	01/05/2007	11/650903	09/20/2007	US-2007-0215610-A1	10/12/2010	7812293	Issued	PLIANT, LLC
United States of America	AGRICULTURAL BARRIER FILMS HAVING SUPERIOR TEAR STRENGTH PROPERTIES	08/17/2007	11/840706			02/16/2010	7662463	Issued	PLIANT, LLC
United States of America	MULTILAYER SEALABLE FILM HAVING A TEMPERATURE RESISTANT LAYER THEREIN	10/16/2007	11/873162			06/23/2009	7550198	Issued	PLIANT, LLC
United States of America	STRETCHABLE ELASTIC LAMINATE HAVING INCREASED CD ELONGATION ZONES AND METHOD OF PRODUCTION	05/22/2009	12/516002	03/11/2010	US-2010-0062221-A1	04/29/2014	8709579	Issued	PLIANT, LLC
United States of America	BREATHABLE FILM WITH INTERNAL VIRAL AND ALCOHOL BARRIER LAYER	08/12/2009	12/540205	02/17/2011	US-2011-0039083-A1	11/03/2015	9174420	Issued	PLIANT, LLC
United States of America	MULTI-LAYER FILMS HAVING BREATHABLE REGIONS FOR USE IN BROADCAST FUMIGATION	11/10/2009	12/615887		US-2010-0202835-A1	08/14/2012	8241722	Issued	PLIANT, LLC
United States of America	FREEZABLE/MICROWAVEABLE PACKAGING FILMS AND VENTING PACKAGES	07/29/2010	12/845902	02/03/2011	US-2011-0024412-A1	04/01/2014	8686323	Issued	PLIANT, LLC
United States of America	HERMETIC PACKAGES WITH LASER SCORED VENT SYSTEMS	12/09/2010	12/997175	07/07/2011	US-2011-0163105-A1	04/01/2014	8686324	Issued	PLIANT, LLC
United States of America	CARRIER RELEASE SHEET FOR MOLDING COMPOUND	08/12/1997	90/006117			11/16/1999	5985391	Issued	PLIANT, LLC
United States of America	Method Of Making Nonwoven Fabric Comprising Splittable Fibers	May 16, 2001	09859049		US2002/0028623	Feb 17, 2004	6692541	Issued	Polymer Group, Inc.
United States of America	Hydroentangled Filter Media and Method	Jan 16, 2002	10050413		2002/0187703	Mar 21, 2006	7015158	Issued	Polymer Group, Inc.
United States of America	Abrasion Resistant and Drapeable Nonwoven Fabrics	Sep 7, 2004	10935011		2005/0022321	Jun 19, 2007	7232468	Issued	Polymer Group, Inc.
United States of America	Hydroentangled Filter Media And Method	Jan 9, 2006	11328305		2006/0111004-A1	Jun 3, 2008	7381669	Issued	Polymer Group, Inc.
United States of America	Nonwoven Fabric	Jul 19, 2013	29461158			Nov 5, 2013	D692673	Issued	Polymer Group, Inc.
United States of America	Nonwoven Fabric	Jul 19, 2013	29461159			Nov 12, 2013	D693130	Issued	Polymer Group, Inc.
United States of America	Nonwoven Fabric (aka - Soft Bond Pattern Designs) 12-550-2 DIV3CON	Sep 24, 2013	29467779			Apr 8, 2014	D702047	Issued	Polymer Group, Inc.
United States of America	RESEALABLE LABEL FLAP INCLUDING LABEL STOP	03/11/1999	09/266393			09/05/2000	6113271	Issued	PRIME LABEL & SCREEN, INC.
United States of America	RESEALABLE TAMPER INDICATING LABEL FLAP INCLUDING PRINTER INDICIA	12/14/1999	09/460683			08/06/2002	6428867	Issued	PRIME LABEL & SCREEN, INC.
United States of America	REMOVABLE LABEL FLAP INCLUDING HIDDEN COUPON	03/21/2000	09/531742			07/16/2002	6420006	Issued	PRIME LABEL & SCREEN, INC.
United States of America	RIGID RESEALABLE LABEL FLAP HAVING A HINGE	12/18/2008	12/338105	06/24/2010	US 2010-0154264 A1	05/22/2012	8182891	Issued	PRIME LABEL & SCREEN, INC.
United States of America	Nonwoven Wipe With Bonding Pattern	Apr 27, 2012	13458169		20130288013	Aug 4, 2015	9096961	Issued	Providencia USA, Inc.
United States of America	Nonwoven Fabric With Bonding Pattern	Jun 19, 2015	14744547		20150284888	Dec 20, 2016	9523164	Issued	Providencia USA, Inc.
United States of America	PLASTIC RECYCLABLE CONTAINER	05/17/1994	08/243699			04/09/1996	5505331	Issued	RATHBUN FAMILY REAL ESTATE GROUP
United States of America	DOUBLE SHELL CLOSURE WITH SUPPORT RIBS	06/07/2001	09/876336			08/31/2004	6783014	Issued	Rexam Closure Systems Inc.
United States of America	SLOTTED SAFETY CLOSURE HAVING OVERSIZED THUMBPADS	09/04/1998	29/093138			02/29/2000	D421223	Issued	REXAM HEALTHCARE PACKAGING INC.
United States of America	SAFETY CLOSURE HAVING OVERSIZED THUMBPADS	09/04/1998	29/093139			06/06/2000	D426159	Issued	REXAM HEALTHCARE PACKAGING INC.
United States of America	SAFETY CLOSURE HAVING LUG WINDOW	09/04/1998	29/093172			03/07/2000	D421389	Issued	REXAM HEALTHCARE PACKAGING INC.
United States of America	SQUEEZE AND TURN PACKAGE	06/15/2006	29/195355			09/19/2006	D528419	Issued	REXAM HEALTHCARE PACKAGING INC.
United States of America	ASSEMBLY FOR CONTAINING AND DISPENSING A LIQUID	02/22/2007	12/280354		2009-0152302	11/15/2011	8056766	Issued	Rexam Pharma
United States of America	LIQUID DISPENSING END-PIECE AND LIQUID PACKAGING AND DISPENSING ASSEMBLY COMPRISING SUCH AN END-PIECE	02/03/2009	12/364730		2009-0223883	06/28/2011	7967983	Issued	Rexam Pharma
United States of America	ASSEMBLY FOR CONDITIONING AND DISPENSING A MEDICAL LIQUID	01/03/2008	12/522793		2010-0145287	05/21/2013	8444610	Issued	Rexam Pharma
United States of America	SAFETY CLOSURE HAVING OVERSIZED THUMBPADS	09/04/1998	29/093137			01/25/2000	D419451	Issued	Rexam Plastics Inc.
United States of America	TEAR-OFF FLAP FOR A CONTAINER	08/11/2000	29/127660			09/25/2001	D448291	Issued	SUPERFOS A/S
United States of America	OVAL CONTAINER AND LID	11/16/2001	29/150238			02/25/2003	D470768	Issued	SUPERFOS A/S
United States of America	OVAL CONTAINER WITH LID	10/31/2002	29/170038			02/08/2005	D501636	Issued	SUPERFOS A/S
United States of America	CONTAINER	07/24/2006	29/263445			09/29/2009	D600915	Issued	SUPERFOS A/S
United States of America	DRINK DISPENSER	01/26/2009	29/311229			08/18/2009	D598232	Issued	SUPERFOS A/S
United States of America	Rapid deployment barrier system	Sep 10, 2010	12879124		2011/0033654-A1	Oct 9, 2018	10094085	Issued	Terram Limited
United States of America	Rapid deployment barrier system	Sep 6, 2018	16123307					Pending	Terram Limited
United States of America	Cellular Confinement Systems	Mar 25, 2009	12442756		US20090324346	Apr 23, 2013	8425158	Issued	Terram Limited/J&S Franklin Limited
United States of America	Cellular Confinement Systems	Apr 16, 2013	13863827		2013/0294847	Sep 27, 2016	9453322	Issued	Terram Limited/J&S Franklin Limited
United States of America	COMPOSITE SHEATHING MATERIAL HAVING HIGH MOISTURE VAPOR PERMEABILITY	11/17/1998	09/193516			04/11/2000	6048605	Issued	Tyco Plastics Services AG
Venezuela	Nonwovens With Additive Enhancing Barrier Properties	Mar 1, 2017	1700090					Published	AVINTIV Specialty Materials Inc.
Vietnam	Bonding Pattern for a Nonwoven Fabric	Nov 21, 2018	3201802496					Pending	Berry Global, Inc.

Trademark Name	Country	Application Number	Filing Date	Registration Number	Registration Date	Owner
293	United States of America	86/713901	08/04/2015	5105998	12/20/2016	Berry Plastics Corporation
13 GALLON (AND DESIGN)	United States of America	87/588668	08/29/2017			Berry Global, Inc.
13 GALLON (AND DESIGN) (PRODUCT PACKAGING)	United States of America	87/593312	09/01/2017			Berry Global, Inc.
293 LOGO	United States of America	86/774080	09/30/2015	5110911	12/27/2016	Berry Plastics Corporation
3-D	Canada	0728713	May 5, 1993	432023	Aug 19, 1994	Fabrene Inc.
3i	China (People's Republic)	TBD	01/25/2019			Berry Global, Inc. (DE Corporation)
3i	India	3413486	11/18/2016			Berry Plastics Corporation
3i	European Union (Community)	016044455	11/15/2016	016044455	04/07/2017	Berry Plastics Corporation
3i	China (People's Republic)	22147472	12/06/2016			Berry Plastics Corporation
3i	China (People's Republic)	31731347	06/21/2018			Berry Plastics Corporation
3i	China (People's Republic)	22147472A	12/06/2016	22147472A	02/07/2018	Berry Plastics Corporation
3i	United States of America	87/083502	06/24/2016	5336325	11/14/2017	Berry Plastics Corporation
A NO NONSENSE CHOICE	United States of America	85/977224	11/22/2010	4211674	09/18/2012	Berry Plastics Corporation
ADCHEM	United States of America	76/419468	06/11/2002	2777474	10/28/2003	Adchem Corporation
ADCHEM THE ADHESIVE TAPE ENGINEERS	United States of America	76/347760	12/11/2001	2659012	12/10/2002	Adchem Corporation
ADCHEM THE FOAM BONDING ADHESIVE TAPE EXPERTS	United States of America	87/176693	09/20/2016			Adchem Corporation
ADMOUNT	United States of America	77/857352	10/26/2009	3906350	01/18/2011	Adchem Corporation
AEP	Australia	923273	08/13/2002	923273	06/02/2003	AEP Industries Inc.
AEP	United States of America	74/403968	06/17/1993	1,896,144	05/30/1995	AEP Industries Inc.
AEP	United States of America	76/451229	08/12/2002	2,752,507	08/19/2003	AEP Industries Inc.
AEP	United States of America	77/679318	02/26/2009	3,682,810	09/15/2009	AEP Industries Inc.
AEP & Design	United States of America	76/455754	09/30/2002	2,801,936	01/06/2004	AEP Industries Inc.
AEP INDUSTRIES INC.	United States of America	76/097599	07/27/2000	2,506,137	11/13/2001	AEP Industries Inc.
AEP SAFETY SLIDE CUTTER	Australia	943002	02/10/2003	943002	10/20/2003	AEP Industries Inc.
AGRIBAN	Mexico	451228	May 10, 2000	749225	May 29, 2002	Bonlam, S.A. DE C.V.
AGRIBAN	Costa Rica		Dec 6, 2001	137877	Mar 24, 2003	Bonlam, S.A. DE C.V.
AGRIBAN	Dominican Republic		Apr 9, 2009	174893	Jun 30, 2009	Bonlam, S.A. DE C.V.
AGRIBAN	Ecuador		Feb 17, 2001	84624	Jul 4, 2002	Bonlam, S.A. DE C.V.
AGRIBAN	Ecuador		Dec 17, 2001	17999	Jul 4, 2002	Bonlam, S.A. DE C.V.
AGRIBAN	Guatemala		Jan 2, 2002	119847	Sep 9, 2002	Bonlam, S.A. DE C.V.
AGRIBAN	Honduras		Apr 23, 2009	110641	Nov 13, 2009	Bonlam, S.A. DE C.V.
AGRIBAN (and design)	Argentina	2992958	Apr 7, 2010	2422369	Feb 3, 2011	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Chile	937727	Mar 23, 2010	937727	Nov 11, 2011	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Mexico	1054921	Dec 16, 2009	1168295	Jul 13, 2010	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Venezuela	70942010	May 14, 2010	70942010	Jun 9, 2011	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Brazil	830479430	Dec 17, 2009	830479430	Mar 1, 2016	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Colombia		Mar 8, 2010	407208	Aug 25, 2010	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Costa Rica		Dec 7, 2009	200252	Apr 16, 2010	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Dominican Republic		Dec 8, 2009	179043	Feb 16, 2010	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Ecuador		Dec 11, 2009	313810	May 27, 2010	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Guatemala		Dec 11, 2009	170191	Jun 11, 2010	Bonlam, S.A. DE C.V.
AGRIBAN (word & design)	Honduras		Aug 12, 2009	112760	Jun 17, 2010	Bonlam, S.A. DE C.V.
AGRIBON	Mexico	87679	May 25, 1990	382424	Aug 30, 1990	Bonlam, S.A. DE C.V.
AGRIBON	Canada	807099	Mar 15, 1996	TMA510203	Mar 29, 1999	Bonlam, S.A. DE C.V.
AGRIBON	Dominican Republic		Apr 9, 2009	174892	Jun 30, 2009	Bonlam, S.A. DE C.V.
AGRIBON	Honduras		Apr 23, 2009	110613	Nov 12, 2009	Bonlam, S.A. DE C.V.
AGRIBON	Guatemala	126580	Oct 27, 2003	20131803	Oct 27, 2003	Bonlam, S.A. de C.V. Corporation Mexico
AGRIBON	Mexico	764710	Feb 8, 2006	951626	Aug 31, 2006	Bonlam, S.A. de C.V. Corporation Mexico
AGRIBON	United States of America	75072842	Mar 14, 1996	2090689	Aug 26, 1997	Bonlam, S.A. de C.V. Corporation Mexico
AGRIBON	Costa Rica	20030001699	Mar 19, 2003	141456	Sep 25, 2003	Bonlam, S.A. de C.V. Corporation Mexico
AGRIBON (and design)	Argentina	2992959	Apr 7, 2010	2422368	Feb 3, 2011	Bonlam, S.A. DE C.V.
AGRIBON (word & design)	Mexico	1090158	May 18, 2010	1167381	Jul 6, 2010	Bonlam, S.A. DE C.V.
AGRIBON (word & design)	Venezuela	70952010	May 14, 2010	70952010	Jun 9, 2011	Bonlam, S.A. DE C.V.
AGRIBON (word & design)	Brazil	830628126	May 25, 2010	830628126	Oct 18, 2016	Bonlam, S.A. DE C.V.
AGRIBON (word & design)	Colombia		Mar 8, 2010	407207	Aug 25, 2010	Bonlam, S.A. DE C.V.
AGRIBON (word & design)	Costa Rica		Dec 7, 2009	200254	Apr 16, 2010	Bonlam, S.A. DE C.V.
AGRIBON (word & design)	Dominican Republic		Dec 8, 2009	179044	Feb 16, 2010	Bonlam, S.A. DE C.V.
AGRIBON (word & design)	Guatemala		Dec 11, 2009	170192	Jun 11, 2010	Bonlam, S.A. DE C.V.
AGRIBON (word & design)	Honduras		Dec 8, 2009	112781	Jun 17, 2010	Bonlam, S.A. DE C.V.
AGRIBON (Word & Design)	Brazil	830479422	Dec 17, 2009	830479422	Mar 1, 2016	Bonlam. S.A. de C.V.
AGRIBON (word and design)	Mexico	1054922	Dec 16, 2009	1168296	Jul 13, 2010	Bonlam, S.A. DE C.V.
AGROTEC	Brazil	825889960	Sep 26, 2003	825889960	Jun 9, 2009	Companhia Providencia Industria E Comercio
AGRYL	France	122348	Apr 6, 1989	1522915	Sep 22, 1989	Fiberweb France SAS
AGRYL	International Bureau (WIPO)	447793	Oct 12, 1979	447793	Oct 12, 1979	Fiberweb France SAS
AGRYL	United Kingdom	1209046	Dec 13, 1983	1209046	Mar 5, 1986	Fiberweb France SAS
AGRYL	European Union	5629126	Jan 19, 2007	5629126	Jan 18, 2008	Fiberweb France SAS
AGRYL	Honduras	3042105	Nov 2, 2005	97922	Aug 4, 2006	Fiberweb Holdings Limited
AGRYL	Costa Rica	200600045	May 30, 2006	163633	Nov 3, 2006	Fiberweb Holdings Limited
AGRYL	El Salvador	703652005	Nov 3, 2005	79	Aug 31, 2006	Fiberweb Holdings Limited
AGRYL	Fmr. Serbia and Montenegro	Z7612013	May 16, 2013	RS67018	Feb 24, 2014	Fiberweb Holdings Limited
Agryl & Design	European Union	011831682	May 21, 2013	011831682	Oct 16, 2013	Fiberweb France SAS
AGRYL & Design	France	93469606	May 19, 1993	93469606	Jul 22, 1994	Fiberweb France SAS
Agryl & Design	Norway	201313819	Nov 13, 2013	274792	Mar 3, 2014	Fiberweb France SAS
Agryl & Design	Russian Federation	2013739639	Nov 15, 2013	537612	Mar 20, 2015	Fiberweb France SAS
AGRYL & Design	Germany	S48682	Jun 26, 1989	1145530	Aug 31, 1989	Fiberweb France SAS
AGRYL P 17	Finland	101390	Jul 18, 1985	101390	May 5, 1988	Fiberweb France SAS
AGRYL P 17	Norway	125549	Jul 12, 1985	125549	Jun 19, 1986	Fiberweb France SAS
AGRYL P 17	Mexico	909311	Oct 27, 2005	909311	Nov 22, 2005	Fiberweb France SAS
AGRYL P 17	France	1322060	Sep 4, 1985	1322060	Jan 1, 1986	Fiberweb France SAS
AGRYL P 17	European Union	5629431	Jan 19, 2007	5629431	Jan 18, 2008	Fiberweb France SAS
AIR-GARD	Canada	0662946	Jul 25, 1990	TMA392887	Jan 17, 1992	Fabrene Inc.
AIR-GARD	United States of America	75600344	Dec 7, 1998	2516120	Dec 11, 2001	Fabrene Inc.
AIR-GARD (Stylized)	Canada	0899119	Dec 10, 1998	TMA532300	Sep 7, 2000	Fabrene Inc.
AIRSTOP	Canada	1337148	02/27/2007	749819	10/08/2009	Covalence Specialty Coatings LLC
AIRTEN	Benelux	1378355	Jul 12, 2018	1036222	Oct 10, 2018	Berry Global, Inc.
AIRTEN	South Africa	201900627	Jan 8, 2019			Berry Global, Inc.
AIRTEN	South Africa	201900628	Jan 8, 2019			Berry Global, Inc.
AIRTEN	South Africa	201900629	Jan 8, 2019			Berry Global, Inc.
AIRTEN	Brazil	916555470	Jan 11, 2019			Berry Global, Inc.
AIRTEN	Brazil	916555518	Jan 11, 2019			Berry Global, Inc.
AIRTEN	Brazil	916555569	Jan 11, 2019			Berry Global, Inc.
AIRTEN	Nigeria	FTMO2019142119	Jan 9, 2019			Berry Global, Inc.
AIRTEN	Nigeria	FTMO2019142122	Jan 9, 2019			Berry Global, Inc.
AIRTEN	Nigeria	FTMO2019142124	Jan 9, 2019			Berry Global, Inc.
AIRTEN	International Bureau (WIPO)		Jan 11, 2019			Berry Global, Inc.
AMIRA	Algeria	132038	May 30, 2013			PGI Spain S.L.
AMIRA	Morocco	153669	Jul 25, 2013	153669	Jul 25, 2013	PGI Spain S.L.
AMIRA	Thailand	909498	Sep 17, 2013			PGI Spain S.L.
AMIRA	Chile	1067433	Jul 19, 2013	1165597	May 12, 2015	PGI Spain S.L.
AMIRA	Mexico	1377016	May 27, 2013	1400433	Sep 26, 2013	PGI Spain S.L.
AMIRA	Australia	1559353	May 27, 2013	1559353	May 27, 2013	PGI Spain S.L.
AMIRA	Argentina	3282624	Oct 23, 2014	2687853	Oct 23, 2014	PGI Spain S.L.
AMIRA	China	12952650	Jul 22, 2013	12952650	Apr 7, 2015	PGI Spain S.L.
AMIRA	Colombia	13129423	May 27, 2013	37056	Jun 6, 2014	PGI Spain S.L.
AMIRA	Costa Rica	20134733	May 31, 2013	232606	Jan 10, 2014	PGI Spain S.L.
AMIRA	Brazil	840556950	Jun 25, 2013	840556950	Oct 24, 2017	PGI Spain S.L.
AMIRA	Japan	2013045390	Jun 13, 2013	5673595	May 30, 2014	PGI Spain S.L.
AMIRA	Peru	5344752013	May 28, 2013	203669	Oct 2, 2013	PGI Spain S.L.
AMIRA	Tunisia	TNE201300961	May 28, 2013	TNE201300961	Apr 1, 2014	PGI Spain S.L.
AMIRA NONWOVENS	Colombia	14050840	Mar 10, 2014	506477	Jan 29, 2015	PGI Spain S.L.
AMIRA NONWOVENS	Brazil	907716431	May 20, 2014	907716431	Jan 9, 2018	PGI Spain S.L.
ANODEFLEX	Denmark	123085	Feb 27, 1985	198601223	May 16, 1986	Covalence Specialty Adhesives, LLC
ANODEFLEX	Portugal	485030		485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Austria	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	France	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Hungary	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	International Bureau (WIPO)	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Italy	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Romania	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Russian Federation	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Serbia	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Spain	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Switzerland	485030	Mar 19, 1984	485030	Mar 19, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Canada	537188	02/26/1985	313180	04/11/1986	Covalence Specialty Adhesives, LLC
ANODEFLEX	Benelux	00661455	Oct 20, 1983	394524	Jun 28, 1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	India	2902137	02/13/2015			Covalence Specialty Adhesives, LLC
ANODEFLEX	Japan	2015042632	May 1, 2015	5950303	May 26, 2017	Covalence Specialty Adhesives, LLC
ANODEFLEX	Denmark	1230/85	02/27/1985	1986 01223	05/16/1986	Covalence Specialty Adhesives, LLC
ANODEFLEX	Japan	2015-042632	05/01/2015	5950303	05/26/2017	Covalence Specialty Adhesives, LLC
ANODEFLEX	Austria		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Benelux		10/20/1983	394524	06/28/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Switzerland		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Spain		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	France		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Hungary		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Italy		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Romania		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Serbia		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Russian Federation		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Int'l Registration - Madrid Protocol Only		03/19/1984	485030	03/19/1984	Covalence Specialty Adhesives, LLC
ANODEFLEX	Brazil	812109457	Jul 26, 1985	812109457	Apr 14, 1987	Raychem Corporation
ANODEFLEX	Brazil		07/26/1985	812109457	04/14/1987	Raychem Corporation
APEX	China			1456695	Oct 14, 2000	Chicopee, Inc.
APEX	United States of America	75461238	Apr 3, 1998	2366859	Jul 11, 2000	PGI Polymer, Inc.
APEX	United States of America	85160990	Oct 26, 2010	4025218	Sep 13, 2011	PGI Polymer, Inc.
AQUA-SEAL	Canada	1871096	Dec 4, 2017			Berry Global, Inc.
AQUA-SEAL	Mexico	2034668	Apr 13, 2018			Berry Global, Inc.
AQUA-SEAL	United States of America	87710540	Dec 6, 2017			Berry Global, Inc.
ARBRENE	Canada	0514154	Dec 20, 1983	TMA297322	Nov 23, 1984	Fabrene Inc.
ARBRENE	Canada	574122	Dec 4, 1986	TMA337559	Feb 26, 1988	Fabrene Inc.
ARBRENE	United States of America	73682859	Sep 8, 1987	1492291	Jun 14, 1988	Fabrene Inc.
ARGUS-LOC	United States of America	73/348181	02/01/1982	1290089	08/14/1984	BPREX HEALTHCARE PACKAGING INC.
ARIUM	European Union	011275773	Oct 18, 2012	011275773	Mar 18, 2013	AVINTIV Specialty Materials Inc.
AUTO-LOC	United States of America	76/485934	01/29/2003	2927230	02/22/2005	Berry Plastics Corporation
AVINTIV	Chile	1164514	Jul 31, 2015	1220082	Sep 6, 2016	AVINTIV Specialty Materials Inc.
AVINTIV	Australia	1687128	Apr 14, 2015	1687128	Oct 21, 2015	AVINTIV Specialty Materials Inc.
AVINTIV	Australia	1697986	Jun 6, 2015	1697986	Oct 21, 2015	AVINTIV Specialty Materials Inc.
AVINTIV	Argentina	3442744	Sep 22, 2015	2820067	Jul 22, 2016	AVINTIV Specialty Materials Inc.
AVINTIV	Argentina	3442745	Sep 22, 2015	2820068	Jul 22, 2016	AVINTIV Specialty Materials Inc.
AVINTIV	Panama	24429201	Sep 24, 2015	244292	Sep 24, 2015	AVINTIV Specialty Materials Inc.
AVINTIV	Taiwan R.O.C.	104056804	Sep 23, 2015	01787020	Aug 16, 2016	AVINTIV Specialty Materials Inc.
AVINTIV	Hong Kong	303544579	Sep 22, 2015	303544579	Sep 22, 2015	AVINTIV Specialty Materials Inc.
AVINTIV	Guatemala	2015009327	Sep 21, 2015	215539	Jun 27, 2016	AVINTIV Specialty Materials Inc.
AVINTIV	Malaysia	2015009763	Sep 22, 2015	2015009763	Jul 5, 2016	AVINTIV Specialty Materials Inc.
AVINTIV	Peru	6344652015	Sep 22, 2015	12558	Jan 18, 2016	AVINTIV Specialty Materials Inc.
AVINTIV	Costa Rica	20150009270	Sep 23, 2015	249295	Jan 21, 2016	AVINTIV Specialty Materials Inc.
BAND	United States of America	87/593265	09/01/2017			Berry Global, Inc.
BANTAM	United States of America	87/154359	08/29/2016			Berry Plastics Corporation
BARRICADE	United States of America	85/758780	10/19/2012	4941638	04/19/2016	Berry Plastics Corporation
BERRY	Canada	1860901	10/04/2017			Berry Plastics Corporation
BERRY	Mexico	1954934	10/05/2017			Berry Plastics Corporation
BERRY	Argentina	3649155	10/04/2017			Berry Plastics Corporation
BERRY	India	3650058	10/05/2017			Berry Plastics Corporation
BERRY	European Union (Community)	017291139	10/05/2017	017291139	04/27/2018	Berry Plastics Corporation
BERRY	China (People's Republic)	26758097	10/09/2017			Berry Plastics Corporation
BERRY	Brazil	913514861	10/05/2017			Berry Plastics Corporation
BERRY	United States of America	87/399443	04/05/2017			Berry Plastics Corporation
BERRY	United States of America	87/976978	04/05/2017			Berry Plastics Corporation
BERRY	Japan	T2017-132420	10/05/2017			Berry Plastics Corporation
BERRY selecTE	Canada	1946056	02/13/2019			Berry Global, Inc.
BI-BO	Mexico	1348826	02/14/2013	1370595	05/27/2013	Berry Plastics Corporation
BI-BO & Design	Mexico	1348827	02/14/2013	1370596	05/27/2013	Berry Plastics Corporation
BIG CITY	United States of America	74/345795	01/05/1993	1788140	08/17/1993	Berry Plastics Corporation
BIOBARRIER	Germany	R5047224W	Feb 13, 1991	2037667	Jan 4, 1993	A.B. Dick Company and Reemay, Inc.
BIOBARRIER	Japan	201720142	Feb 20, 2017	5992930	Nov 2, 2017	Berry Global, Inc.
BIOBARRIER	Israel	82171	Jan 23, 1992	82171	Jan 23, 1992	Fiberweb, Inc.
BIOBARRIER	New Zealand	207998	Feb 4, 1991	207998	Aug 26, 1994	Fiberweb, Inc.
BIOBARRIER	France	286054	Mar 26, 2001	1662156	Oct 11, 1991	Fiberweb, Inc.
BIOBARRIER	Australia	549723	Jan 31, 1991	549723	Jan 31, 1991	Fiberweb, Inc.
BIOBARRIER	Taiwan R.O.C.	806427	Apr 24, 1991	557372	Apr 16, 1992	Fiberweb, Inc.
BIOBARRIER	Portugal	271567	Feb 26, 1991	271567	Feb 3, 2003	Fiberweb, LLC
BIOBARRIER	Benelux	759187	Feb 4, 1991	495725	Feb 4, 1991	Fiberweb, LLC
BIOBARRIER	United States of America	78363167	Feb 5, 2004	2962402	Jun 14, 2005	Fiberweb, LLC
BIOBARRIER	Republic of Korea	4019910003	Feb 5, 1991	40235570	Jun 21, 2002	Fiberweb, LLC
BIOBARRIER	Switzerland	8921991O	Feb 8, 1991	P388730	Jan 6, 1992	Fiberweb, LLC
BIOBARRIER	Thailand	225807	Mar 24, 1992	TM593	Jan 30, 1993	Reemay, Inc.
BIOBARRIER	Canada	674473	Jan 24, 1991	391865	Dec 13, 1991	Reemay, Inc.
BLOCKADE	United States of America	77/026151	10/20/2006	3278836	08/14/2007	Pliant, LLC
BLUE CLOVER STUDIOS	New Zealand	1015546	03/10/2015	1015546	09/11/2015	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Mexico	1589939	03/18/2015	1550183	06/24/2015	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Australia	1679949	03/10/2015	1679949	06/03/2015	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Canada	1718555	03/10/2015	950923	09/29/2016	Berry Plastics Corporation
BLUE CLOVER STUDIOS	India	2920015	03/11/2015	2920015	10/27/2017	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Argentina	3393087	03/10/2015	2813284	07/12/2016	Berry Plastics Corporation
BLUE CLOVER STUDIOS	European Union (Community)	013816806	03/10/2015	013816806	08/14/2015	Berry Plastics Corporation
BLUE CLOVER STUDIOS	China (People's Republic)	16551453	03/24/2015	16551453	05/14/2016	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Taiwan	104015455	03/23/2015	01736778	11/01/2015	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Hong Kong	303323772	03/10/2015	303323772	05/23/2016	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Brazil	909162379	03/25/2015	909162379	07/10/2018	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Malaysia	2015002679	03/10/2015	2015002679	12/14/2015	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Russian Federation	2015706250	03/10/2015	576960	06/06/2016	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Japan	2015-21350	03/10/2015	5780713	07/24/2015	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Singapore	40201504488T	03/17/2015	40201504488T	09/23/2015	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Korea, Republic of	41-2015-0013858	03/25/2015	41-0344959	01/14/2016	Berry Plastics Corporation
BLUE CLOVER STUDIOS	United States of America	86/405895	09/25/2014	4847505	11/03/2015	Berry Plastics Corporation
BLUE CLOVER STUDIOS	Indonesia	J002015012068	03/24/2015			Berry Plastics Corporation
Boddingtons	European Union	005276027	Aug 25, 2006	005276027	Apr 24, 2008	Fiberweb Geosynthetics Limited
Boddingtons	United States of America	77012839	Oct 3, 2006	3963932	May 24, 2011	Fiberweb Geosynthetics Limited
Boddingtons & Design	European Union	5276019	Aug 25, 2006	5276019	Nov 28, 2007	Boddingtons Limited
Boddingtons & Design	European Union	011828589	May 20, 2013	011828589	Dec 17, 2013	Fiberweb Geosynthetics Limited
Bodpave	New Zealand	809090	Jul 7, 2009	809090	Mar 11, 2010	Fiberweb Geosynthetics Limited
Bodpave	Australia	1308237	Jul 7, 2009	1308237	Jul 7, 2009	Fiberweb Geosynthetics Limited
Bodpave	Canada	1626832	May 15, 2013	TMA919357	Nov 4, 2015	Fiberweb Geosynthetics Limited
Bodpave	United Kingdom	2464923	Aug 22, 2007	2464923	Jan 25, 2008	Fiberweb Geosynthetics Limited
BODPAVE	European Union	011779337	Apr 29, 2013	011779337	Sep 20, 2013	Fiberweb Geosynthetics Limited
Bodpave	United States of America	76700167	Nov 2, 2009	3917299	Feb 8, 2011	Fiberweb Geosynthetics Limited
BONLAM (word & design)	Mexico	215098	Jul 10, 1994	486195	Mar 27, 1995	Bonlam, S.A. DE C.V.
BULLSEYE	Mexico	1474554	04/07/2014	1531713	04/22/2015	Berry Plastics Corporation
BULLSEYE	Canada	1671334	04/04/2014			Berry Plastics Corporation
BULLSEYE	United States of America	86/720164	08/10/2015	5633193	12/18/2018	Berry Plastics Corporation
BULLSEYE & Design	Mexico	1474553	04/07/2014			Berry Plastics Corporation
BULLSEYE & DESIGN	Canada	1671335	04/04/2014	982699	10/12/2017	Berry Plastics Corporation
BUSINESS BAGS	United States of America	74/356912	02/08/1993	1850323	08/16/1994	Berry Plastics Corporation
C (Stylized)	United States of America	78801261	Jan 27, 2006	3189283	Dec 26, 2006	Chicopee, Inc.
C CHICOPEE (Stylized)	United States of America	73280772	Oct 6, 1980	1174277	Oct 20, 1981	PGI Polymer, Inc.
C CHICOPEE (Stylized)	United States of America	75564804	Oct 5, 1998	2420492	Jan 16, 2001	PGI Polymer, Inc.
C CHIX (Stylized)	United States of America	73303969	Apr 2, 1981	1187714	Jan 26, 1982	PGI Polymer, Inc.
C PRO-CHLOR	Canada	1321900	Oct 27, 2006	TMA747827	Sep 16, 2009	Chicopee, Inc.
C PRO-CHLOR	United States of America	78961765	Aug 28, 2006	3514345	Oct 7, 2008	Chicopee, Inc.
C PRO-CHLOR & design (Stylized)	Canada	1322387	Nov 1, 2006	TMA748805	Sep 28, 2009	Chicopee, Inc.
C PRO-CHLOR & design (Stylized)	United States of America	78973608	Sep 13, 2006	3420755	Apr 29, 2008	Chicopee, Inc.
C PRO-QUAT	Mexico	818769	Nov 10, 2006	974958	Feb 27, 2007	Chicopee, Inc.
C PRO-QUAT	Canada	1321902	Oct 27, 2006	TMA760741	Mar 3, 2010	Chicopee, Inc.
C PRO-QUAT	United States of America	78961670	Aug 28, 2006	3607776	Apr 14, 2009	Chicopee, Inc.
C PRO-QUAT & design (Stylized)	Mexico	818770	Nov 10, 2006	975578	Mar 7, 2007	Chicopee, Inc.
C PRO-QUAT & design (Stylized)	Canada	1322389	Nov 1, 2006	TMA745634	Aug 18, 2009	Chicopee, Inc.
C PRO-QUAT & design (Stylized)	United States of America	78973638	Sep 13, 2006	3447079	Jun 10, 2008	Chicopee, Inc.
CARTEX	Canada	1023083	Jul 21, 1999	TMA563096	Jun 6, 2002	PGI Nonwovens B.V.
CARTEX	China	4707402	Jun 8, 2005	4707402	Nov 14, 2008	PGI Nonwovens B.V.
CHEF Logo	Canada	1796162	08/17/2016			AEP Industries Inc.
CHICOPEE	India	3929536	Aug 29, 2018			Berry Global, Inc.
CHICOPEE	European Union	118828	Apr 1, 1996	118828	Apr 1, 1996	Chicopee, Inc.
CHICOPEE	Canada	0231530	Jul 8, 1955	TMA105116	Nov 30, 1956	Chicopee, Inc.
CHICOPEE	Mexico	733935	Aug 15, 2005	923568	Mar 3, 2006	Chicopee, Inc.
CHICOPEE	Mexico	818772	Nov 10, 2006	974488	Feb 26, 2007	Chicopee, Inc.
CHICOPEE	Mexico	818773	Nov 10, 2006	975579	Mar 7, 2007	Chicopee, Inc.
CHICOPEE	Canada	1323794	Nov 10, 2006	TMA727231	Oct 28, 2008	Chicopee, Inc.
CHICOPEE	European Union	1371855	Nov 4, 1999	1371855	Mar 12, 2001	Chicopee, Inc.
CHICOPEE	European Union	4588398	Aug 11, 2005	4588398	Jul 10, 2006	Chicopee, Inc.
CHICOPEE	United States of America	78881727	May 11, 2006	3286167	Aug 28, 2007	Chicopee, Inc.
CHICOPEE	Japan	753752005	Aug 11, 2005	4929220	Feb 17, 2006	Chicopee, Inc.
CHICOPEE	Brazil	827682387	Aug 12, 2005	827682387	Aug 12, 2008	Chicopee, Inc.
CHICOPEE	Brazil	828846642	Nov 13, 2006	828846642	Aug 5, 2014	Chicopee, Inc.
CHICOPEE	Russian Federation	2014741557	Dec 10, 2014	564960	Feb 17, 2016	Chicopee, Inc.
CHICOPEE	Austria	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Egypt	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	France	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Germany	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Hungary	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	International Bureau (WIPO)	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Italy	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Liechtenstein	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Monaco	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Morocco	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Romania	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Serbia	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Switzerland	303685	Oct 18, 1965	303685	Oct 18, 1965	PGI Nonwovens B.V.
CHICOPEE	Mexico	0818771	Nov 10, 2006	992413	Jul 13, 2007	Polymer Group, Inc.
CHICOPEE "CROSS HATCH" [word & design]	Czech Republic	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH" [word & design]	Italy	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Austria	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Croatia	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Egypt	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	France	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Frmr. Yug. Rep. of Macedonia	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Hungary	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	International Bureau (WIPO)	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Liechtenstein	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Monaco	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Morocco	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Portugal	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Romania	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	San Marino	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Serbia	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Slovakia	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Slovenia	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Switzerland	391904	Sep 13, 1972	391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "CROSS HATCH. . . A Sign of Quality" [word & design]	Algeria			391904	Sep 13, 1972	PGI Nonwovens B.V.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Austria	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Czech Republic	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Egypt	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	France	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Hungary	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	International Bureau (WIPO)	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Italy	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Portugal	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Romania	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Serbia	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Spain	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
CHICOPEE "DIAMOND . . . A Sign of Quality" [word & design]	Switzerland	399190	Jun 25, 1973	399190	Jun 25, 1973	Polymer Group, Inc.
Chicopee "WAVY LINE" design	Sweden	190147763		147763	Jun 28, 1974	Chicopee, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Algeria			391903	Sep 13, 1972	PGI Nonwovens B.V.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Austria			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Egypt			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	France			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Germany			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Hungary			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	International Bureau (WIPO)			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Italy			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Liechtenstein			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Monaco			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Morocco			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Portugal			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Romania			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	San Marino			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Serbia			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Spain			391903	Sep 13, 1972	Polymer Group, Inc.
Chicopee "WAVY LINES ... A SIGN OF QUALITY" [word & design]	Switzerland			391903	Sep 13, 1972	Polymer Group, Inc.
CHICOPEE Cross Hatch Design	United States of America	72427934	Jun 21, 1972	1256427	Nov 1, 1983	AVINTIV Specialty Materials Inc.
CHICOPEE CROSSHATCH [word & design]	Croatia			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Czech Republic			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Egypt			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	France			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Hungary			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	International Bureau (WIPO)			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Italy			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Portugal			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Romania			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Serbia			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Slovakia			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Slovenia			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Spain			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE CROSSHATCH [word & design]	Switzerland			401612	Oct 3, 1973	Polymer Group, Inc.
CHICOPEE DIAMOND [Design]	United States of America	86003939	Jul 8, 2013	4488013	Feb 25, 2014	Chicopee, Inc.
CHICOPEE DIAMOND [word & design]	Croatia		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Czech Republic		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Egypt		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	France		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Hungary		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	International Bureau (WIPO)		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Italy		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Portugal		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Romania		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Serbia		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Slovakia		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Slovenia		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Spain		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND [word & design]	Switzerland		Oct 3, 1973	401609	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE DIAMOND PATTERN [Design]	United States of America	85112269	Aug 20, 2010	4047140	Oct 25, 2011	Chicopee, Inc.
CHICOPEE WAVY LINES (word and design)	Croatia	401610	Oct 3, 1973	401610	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE WAVY LINES (word and design)	Czech Republic	401610	Oct 3, 1973	401610	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE WAVY LINES (word and design)	International Bureau (WIPO)	401610	Oct 3, 1973	401610	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE WAVY LINES (word and design)	Slovakia	401610	Oct 3, 1973	401610	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE WAVY LINES (word and design)	Slovenia	401610	Oct 3, 1973	401610	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE WAVY LINES (word and design)	Spain	401610	Oct 3, 1973	401610	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEE WAVY LINES (word and design)	Switzerland	401610	Oct 3, 1973	401610	Oct 3, 1973	PGI Nonwovens B.V.
CHICOPEECARES	Brazil	828846650	Nov 13, 2006	828846650	Aug 5, 2014	Chicopee, Inc.
CHIFONET	European Union	001371657	Nov 4, 1999	001371657	Mar 12, 2001	Chicopee, Inc.
CHIFONET	Benelux	991031	Jun 5, 2001	686107	Jun 5, 2001	PGI Nonwovens B.V.
CHIFONET	Czech Republic	WO0762788	Jun 26, 2001	762788	Jun 26, 2001	PGI Nonwovens B.V.
CHIFONET	Hungary	WO0762788	Jun 26, 2001	762788	Jun 26, 2001	PGI Nonwovens B.V.
CHIFONET	International Bureau (WIPO)	WO0762788	Jun 26, 2001	762788	Jun 26, 2001	PGI Nonwovens B.V.
CHIFONET	Poland	WO0762788	Jun 26, 2001	762788	Jun 26, 2001	PGI Nonwovens B.V.
CHIFONET	Slovakia	WO0762788	Jun 26, 2001	762788	Jun 26, 2001	PGI Nonwovens B.V.
CHIFONET	Slovenia	WO0762788	Jun 26, 2001	762788	Jun 26, 2001	PGI Nonwovens B.V.
CHIX	Canada	0206518	Mar 16, 1950	UCA040541	Mar 16, 1950	Chicopee, Inc.
CHIX	United States of America	73303794	Apr 2, 1981	1185839	Jan 12, 1982	PGI Polymer, Inc.
CHOICE-WRAP	United States of America	72/266325	03/09/1967	857929	10/01/1968	Pliant Corporation
CHUX	Canada	0837155	Feb 20, 1997	TMA517228	Sep 28, 1999	Chicopee, Inc.
CHUX	Thailand	850810	Jun 19, 2012			PGI Nonwovens B.V.
CHUX	Thailand	850811	Jun 19, 2012	Kor397436	Jun 19, 2012	PGI Nonwovens B.V.
CHUX	Sweden	201201588	Feb 22, 2012	506636	Sep 7, 2012	PGI Nonwovens B.V.
CHUX	South Africa	201207536	Mar 23, 2012	201207536	Oct 25, 2013	PGI Nonwovens B.V.
CHUX	United States of America	75212870	Dec 13, 1996	2177919	Aug 4, 1998	PGI Polymer, Inc.
CHUX [word & design]	France	WO0314545		314545	Jun 6, 1966	PGI Nonwovens B.V.
CHUX [word & design]	Germany	WO0314545		314545	Jun 6, 1966	PGI Nonwovens B.V.
CHUX [word & design]	International Bureau (WIPO)	WO0314545		314545	Jun 6, 1966	PGI Nonwovens B.V.
CIRRUS	India	2902134	02/13/2015			Berry Plastics Corporation
CLEANDRAPE	United States of America	77/593515	10/15/2008	3703220	10/27/2009	Berry Plastics Corporation
CLEAR-SEAL	United States of America	77/840464	10/02/2009	3826642	07/27/2010	Pliant, LLC
CLIC LOC	United States of America	72/433562	08/23/1972	986568	06/18/1974	BPREX HEALTHCARE PACKAGING INC.
CLIC-LOC	Canada	0563204	05/15/1986	324964	03/20/1987	BPREX HEALTHCARE PACKAGING INC.
CLIC-LOC	United Kingdom	1377491	03/16/1989	1377491	02/23/1996	BPREX HEALTHCARE PACKAGING INC.
CLING	Canada	0347943	11/18/1971	TMA200980	08/09/1974	AEP Industries Inc.
CLINGCLASSIC	United States of America	76/288230	07/23/2001	2,676,786	01/21/2003	AEP Industries Inc.
CLINGMASTER	Canada	0366131	07/06/1973	198281	03/22/1974	AEP Industries Inc.
CLINGMASTER	United States of America	73/781415	02/17/1989	1564473	11/07/1989	AEP Industries Inc.
Cluster Design (Keybak)	United States of America	72305549	Aug 20, 1968	0873879	Jul 29, 1969	Chicopee, Inc.
Cluster Device (Keybak)	United Kingdom		May 2, 1972	991420	May 2, 1972	Chicopee, Inc.
Color Band Design	United States of America	87/588695	08/29/2017			Berry Global, Inc.
COLOR SCENTS	United States of America	73/679062	08/17/1987	1564382	11/07/1989	Berry Plastics Corporation
COMFORTLACE	Japan	244702005	Mar 22, 2005	4989289	Sep 22, 2006	Polymer Group, Inc.
COMFORTSILK	China	1476683	Nov 21, 2000	1476683	Nov 21, 2000	Chicopee, Inc.
COMFORTSILK	Japan	4424671	Oct 13, 2000	4424671	Oct 13, 2000	Chicopee, Inc.
CONTOUR	Indonesia	D002514	04/13/2000	473026	04/11/2001	REXAM CLOSURE SYSTEMS INC.
CONTOUR and Design	United States of America	78/247042	05/08/2003	3058137	02/07/2006	Covalence Specialty Coatings LLC
CONVENIENCE PACK	United States of America	73/506663	11/01/1984	1350132	07/16/1985	Berry Plastics Corporation
COVALENCE	Canada	1766683	02/05/2016			Berry Global, Inc.
COVALENCE	United Arab Emirates	251055	03/28/2016	251055	03/01/2018	Berry Plastics Corporation
COVALENCE	United Arab Emirates	251064	03/28/2016	251064	02/28/2018	Berry Plastics Corporation
COVALENCE	Mexico	1712284	02/10/2016	1650295	07/01/2016	Berry Plastics Corporation
COVALENCE	Mexico	1712285	02/10/2016	1761533	06/07/2017	Berry Plastics Corporation
COVALENCE	European Union (Community)	015092125	02/09/2016	015092125	06/15/2016	Berry Plastics Corporation
COVALENCE	China (People's Republic)	19112218	02/18/2016	19112218	03/21/2017	Berry Plastics Corporation
COVALENCE	China (People's Republic)	19112339	02/18/2016	19112339	03/21/2017	Berry Plastics Corporation
COVALENCE	United States of America	77704030	Apr 1, 2009	3854524	Sep 28, 2010	Berry Plastics Corporation
COVALENCE	Brazil	910671656	02/24/2016	910671656	04/03/2018	Berry Plastics Corporation
COVALENCE	Brazil	910671850	02/24/2016	910671850	04/03/2018	Berry Plastics Corporation
COVALENCE	Japan	2016015221	Feb 12, 2016	5868765	Jul 22, 2016	Berry Plastics Corporation
COVALENCE	Russian Federation	2016703294	02/08/2016	607208	03/01/2017	Berry Plastics Corporation
COVALENCE	Russian Federation	2016703295	02/08/2016	607209	03/01/2017	Berry Plastics Corporation
COVALENCE	Japan	2016-015221	02/12/2016	5868765	07/22/2016	Berry Plastics Corporation
COVALENCE	United States of America	77/704030	04/01/2009	3854524	09/28/2010	Berry Plastics Corporation
COVALENCE	India	2902131	02/13/2015			Covalence Specialty Adhesives, LLC
COVERTAN	Austria	464044	Oct 5, 1981	464044	Oct 5, 1981	Fiberweb Holdings Limited
COVERTAN	Benelux	464044	Oct 5, 1981	464044	Oct 5, 1981	Fiberweb Holdings Limited
COVERTAN	International Bureau (WIPO)	464044	Oct 5, 1981	464044	Oct 5, 1981	Fiberweb Holdings Limited
COVERTAN	Italy	464044	Oct 5, 1981	464044	Oct 5, 1981	Fiberweb Holdings Limited
COVERTAN	Switzerland	464044	Oct 5, 1981	464044	Oct 5, 1981	Fiberweb Holdings Limited
COVERTAN	Austria	481934	Nov 26, 1983	481934	Nov 26, 1983	Fiberweb Holdings Limited
COVERTAN	Benelux	481934	Nov 26, 1983	481934	Nov 26, 1983	Fiberweb Holdings Limited
COVERTAN	International Bureau (WIPO)	481934	Nov 26, 1983	481934	Nov 26, 1983	Fiberweb Holdings Limited
COVERTAN	Italy	481934	Nov 26, 1983	481934	Nov 26, 1983	Fiberweb Holdings Limited
COVERTAN	Switzerland	481934	Nov 26, 1983	481934	Nov 26, 1983	Fiberweb Holdings Limited
COVERTAN	Finland	481984	Aug 27, 1984	96930	Nov 5, 1986	Fiberweb Holdings Limited
COVERTAN	United Kingdom	1225690	Sep 1, 1984	1225690	Jun 12, 1986	Fiberweb Holdings Limited
COVERTAN	United Kingdom	1427119	May 30, 1990	1427119	Mar 27, 1992	Fiberweb Holdings Limited
COVERTAN	Norway	19842953	Aug 24, 1984	121304	Jun 20, 1985	Fiberweb Holdings Limited
COVERTAN	Denmark	198404668	Aug 27, 1984	198502289	Jul 26, 1985	Fiberweb Holdings Limited
COVERTAN	Sweden	2012054331	Mar 29, 1985	195473	Mar 29, 1985	Fiberweb Holdings Limited
COVERTAN	Germany	B48638	Jun 21, 1972	914648	Feb 4, 1974	Fiberweb Holdings Limited
COVERTAN	France		Nov 26, 1983	481934	Nov 26, 1983	Fiberweb Holdings Limited
COVERTAN	France		Oct 5, 1981	464044	Oct 5, 1981	Fiberweb Holdings Limited
Covertan & Design	European Union	011832185	May 21, 2013	011832185	Oct 30, 2013	Fiberweb Holdings Limited
Covertan & Design	Norway	201313820	Nov 13, 2013	276275	Jun 3, 2014	Fiberweb Holdings Limited
CRAVE CUP	Mexico	1517858	08/18/2014	1491244	10/29/2014	Berry Plastics Corporation
CRAVE CUP	Mexico	1517868	08/18/2014	1491246	10/29/2014	Berry Plastics Corporation
CRAVE CUP	United States of America	86/195985	02/18/2014	4918683	03/15/2016	Berry Plastics Corporation
CR-I	Australia	360747	05/27/1981	360747	05/27/1981	Berry Plastics Corporation
CR-I	Germany	41966	03/24/1980	1009221	10/16/1980	Kerr Group, Inc.
CR-III	Korea, Republic of	1997-0006513	02/14/1997	40-0436387	12/30/1998	Berry Global, Inc.
CR-III	Mexico	286943	02/14/1997	553524	07/28/1997	Berry Plastics Corporation
CR-III	European Union (Community)	00464156	02/14/1997	00464156	11/16/1998	Berry Plastics Corporation
CR-III	United States of America	77/040777	11/09/2006	3465150	07/15/2008	Berry Plastics Corporation
CR-III	Canada	836557	02/14/1997	533302	09/25/2000	Kerr Group, Inc.
DefenCell	European Union	5264663	Dec 21, 2006	5624663	Dec 10, 2007	Fiberweb Geosynthetics Limited and J&S Franklin Limited
DefenCell	United States of America	77069732	Dec 21, 2006	3756420	Mar 9, 2010	Fiberweb Geosynthetics Limited and J&S Franklin Limited
DELTOP	United States of America	75/494316	06/01/1998	2330988	03/21/2000	Berry Plastics Corporation
DESIGN	United States of America	73/800242	05/15/1989	1575832	01/02/1990	Covalence Specialty Coatings LLC
Detectamesh	New Zealand	747397	May 4, 2006	747397	Jan 11, 2007	Boddingtons Limited
Detectamesh	Australia	1111853	May 4, 2006	1111853	May 4, 2006	Boddingtons Limited
Detectamesh	United Kingdom	1509259	Aug 10, 1992	1509259	Aug 29, 1994	Boddingtons Limited
DETECTATAPE	United Kingdom	1501261	May 8, 1992	1501261	Dec 10, 1993	Boddingtons Limited
Diamondweb	China	930180	Apr 7, 2011	930180	Aug 21, 2012	Fiberweb, Inc.
DIAMONDWEB	China	7554950	Jul 20, 2009	7554950	Feb 14, 2011	Fiberweb, Inc.
Diamondweb	China	7555276	Jul 20, 2009	7555276	Nov 14, 2010	Fiberweb, Inc.
Diamondweb	China	7555354	Jul 20, 2009	7555354	Oct 21, 2010	Fiberweb, Inc.
Diamondweb	European Union	8760183	Dec 16, 2009	8760183	Jun 11, 2010	Fiberweb, Inc.
DIRAX	Australia	540460	08/20/1990	540460	12/17/1991	Berry Plastics Corporation
DIRAX	European Union (Community)	8446866	07/23/2009	8446866	05/31/2010	Berry Plastics Corporation
DIRAX	India	2884387	01/16/2015	2884387	12/13/2018	Covalence Specialty Adhesives, LLC
DIRAX	Argentina	3357189	09/29/2014	2750585	09/07/2015	Covalence Specialty Adhesives, LLC
DIRAX	United States of America	74095248	Sep 10, 1990	1708179	Aug 18, 1992	Covalence Specialty Adhesives, LLC
DIRAX	United States of America	74/095248	09/10/1990	1708179	08/18/1992	Covalence Specialty Adhesives, LLC
DIRECT SEAL	Mexico	1669493	10/16/2015	1624944	04/06/2016	Berry Plastics Corporation
DIRECT SEAL	Mexico	1669495	10/16/2015	1618017	03/01/2016	Berry Plastics Corporation
DIRECT SEAL	India	3066163	09/28/2015			Berry Plastics Corporation
DIRECT SEAL	European Union (Community)	014604599	09/25/2015			Berry Plastics Corporation
DIRECT SEAL	China (People's Republic)	19378253	03/22/2016			Berry Plastics Corporation
DIRECT SEAL	Brazil	910075034	10/01/2015	910075034	01/09/2018	Berry Plastics Corporation
DIRECT SEAL	Brazil	910075077	10/01/2015			Berry Plastics Corporation
DIRECTSEAL	European Union	014604599	Sep 25, 2015			Berry Plastics Corporation
DIRECTSEAL	United States of America	86599108	Apr 16, 2015	5526453	Jul 24, 2018	Berry Plastics Corporation
DIRECTSEAL	United States of America	86/599108	04/16/2015	5526453	07/24/2018	Berry Plastics Corporation
DISPENSE-A-SEAL	United States of America	76/440357	08/12/2002	2865536	07/20/2004	Berry Plastics Corporation
DOSE NEATLY	United States of America	87884577	Apr 19, 2018			Berry Global, Inc.
DOSE NEATLY (Word and Design)	United States of America	87884584	Apr 19, 2018			Berry Global, Inc.
DOUBLE SQUARE DESIGN	United States of America	75/199658	11/18/1996	2123453	12/23/1997	Laddawn, Inc.
DRAW 'N TIE	United States of America	73/703788	01/04/1988	1508095	10/11/1988	Berry Global Films, LLC
DRIBULK CONTAINER LINERS and design	Mexico	1305178	08/31/2012	1449287	04/25/2014	Berry Plastics Corporation
DRIBULK CONTAINER LINERS and Design	United States of America	85/716844	08/30/2012	4846354	11/03/2015	Berry Plastics Corporation
DRYBON	China	4932796	Aug 8, 2005	4932796	Apr 28, 2009	PGI Polymer, Inc.
DUAL-LOC	Brazil	830376364	09/04/2009	830376364	07/31/2012	REXAM CLOSURE SYSTEMS INC.
DUALSEAL	Korea, Republic of	4020140029204	04/29/2014	40-1120647	07/31/2015	Berry Plastics Corporation
DUALSEAL	Republic of Korea	4020140029204	Apr 29, 2014	401120647	Jul 31, 2015	Berry Plastics Corporation
DUALSEAL	Benelux	398668	Feb 2, 1984	398668	Nov 1, 1984	Covalence Specialty Adhesives, LLC
DUALSEAL	France	INPI690308	02/01/1984	1259287	02/01/1984	Covalence Specialty Adhesives, LLC
DUALSEAL	Italy	MI2004C 002347	03/27/1984	694167	05/23/1986	Covalence Specialty Adhesives, LLC
DUALSEAL	Benelux		02/02/1984	398668	11/01/1984	Covalence Specialty Adhesives, LLC
DURADRY	European Union	008748691	Dec 11, 2009	008748691	Jun 2, 2010	PGI Nonwovens B.V.
DURAMED	Australia	1370081	Sep 7, 2017	1370081	Apr 3, 2018	Berry Global, Inc.
DURAMED	China	1370081	Sep 7, 2017	1370081	Sep 7, 2018	Berry Global, Inc.
DURAMED	Colombia	1370081	Sep 7, 2017	1370081	Sep 7, 2017	Berry Global, Inc.
DURAMED	International Bureau (WIPO)	1370081	Sep 7, 2017	1370081	Sep 7, 2017	Berry Global, Inc.
DURAMED	Japan	1370081	Sep 7, 2017	1370081	Sep 7, 2017	Berry Global, Inc.
DURAMED	Mexico	1370081	Sep 7, 2017	1370081	Sep 7, 2017	Berry Global, Inc.
DURAMED	Singapore	1370081	Sep 7, 2017	1370081	Sep 7, 2017	Berry Global, Inc.
DURAMED	United Kingdom	1370081		1370081	Jan 19, 2018	Berry Global, Inc.
DURAMED	Canada	1855016	Aug 29, 2017			Berry Global, Inc.
DURAMED	Argentina	3638055	Aug 31, 2017			Berry Global, Inc.
DURAMED	United States of America	87589534	Aug 30, 2017	5582051	Oct 9, 2018	Berry Global, Inc.
DURAMED	Dominican Republic	201733383	Aug 30, 2017	244610	Nov 14, 2017	Berry Global, Inc.
DURAMED	Brazil	913327557	Sep 1, 2017	913327557	Dec 4, 2018	Berry Global, Inc.
DURAMED	Malaysia	2017066720	Aug 30, 2017	2017066720	Aug 6, 2018	Berry Global, Inc.
DURAWIPE	Mexico	1738188	Apr 20, 2016	1668172	Aug 24, 2016	AVINTIV Specialty Materials Inc.
DURAWIPE	India	3243624	Apr 26, 2016	3243624	Apr 26, 2016	AVINTIV Specialty Materials Inc.
DURAWIPE	Argentina	3497062	Apr 20, 2016	2862231	Jan 4, 2017	AVINTIV Specialty Materials Inc.
DURAWIPE	European Union	015358872	Apr 21, 2016	015358872	Sep 22, 2016	AVINTIV Specialty Materials Inc.
DURAWIPE	China	19775297	Apr 27, 2016	19775297	Jun 14, 2017	AVINTIV Specialty Materials Inc.
DURAWIPE	Brazil	910929041	Apr 19, 2016	910929041	Mar 20, 2018	AVINTIV Specialty Materials Inc.
DURAWIPE	United States of America	73696257	Nov 18, 1987	1555808	Sep 12, 1989	Chicopee, Inc.
DUSTY	France	99779962	Mar 10, 1999	99779962	Mar 10, 1999	PGI Nonwovens B.V.
DWELL	United States of America	86192355	Feb 12, 2014	4762882	Jun 30, 2015	AVINTIV Specialty Materials Inc.
EARTH SENSE	Canada	0826886	10/24/1996	TMA561414	05/06/2002	AEP Industries Inc.
EARTH SENSE	Canada	1373290	11/22/2007	TMA751378	10/28/2009	AEP Industries Inc.
EARTH SENSE	United States of America	77/188423	05/23/2007	3456718	07/01/2008	AEP Industries Inc.
EARTH SMART	United States of America	75/452316	03/18/1998	2,344,053	04/18/2000	AEP Industries Inc.
EASYCUTTER	Canada	1217341	05/14/2004	691693	07/09/2007	Pliant, LLC
EASYSEAL	United States of America	74/389603	05/12/1993	1978648	06/04/1996	Berry Plastics Corporation
ECO-CHOICE	United States of America	74/255283	03/13/1992	1748429	01/26/1993	Berry Plastics Corporation
Econonet	Australia	869889	Mar 21, 2001	869889	Mar 21, 2001	Boddingtons Limited
ELITE	Canada	1411531	09/22/2008	TMA782841	11/19/2010	AEP Industries Inc.
ELITE	United States of America	77/569766	09/15/2008	3,608,721	04/21/2009	AEP Industries Inc.
ELIXIR	United Arab Emirates	135931	Nov 16, 2009	156340	Oct 11, 2011	Fiberweb, Inc.
ELIXIR	International Bureau (WIPO)	1021058	Nov 11, 2009	IR1021058	Nov 11, 2009	Fiberweb, Inc.
ELIXIR	Mexico	1055724	Dec 18, 2009	1188309	Oct 21, 2010	Fiberweb, Inc.
ELIXIR	Canada	1458874	Nov 12, 2009	TMA798756	May 27, 2011	Fiberweb, Inc.
ELIXIR	Australia	IR1021058	Nov 11, 2009	1336946	Jun 23, 2010	Fiberweb, Inc.
ELIXIR	China	IR1021058	Nov 11, 2009	IR1021058	Nov 11, 2009	Fiberweb, Inc.
ELIXIR	European Union	IR1021058	Nov 11, 2009	IR1021058	Nov 11, 2009	Fiberweb, Inc.
ELIXIR	Japan	IR1021058	Nov 11, 2009	IR1021058	Nov 11, 2009	Fiberweb, Inc.
ELIXIR	Norway	IR1021058	Nov 11, 2009	IR1021058	Jun 13, 2010	Fiberweb, Inc.
ELIXIR	Russian Federation	IR1021058	Nov 11, 2009	IR1021058	Nov 11, 2009	Fiberweb, Inc.
ELIXIR	Switzerland	IR1021058	Nov 11, 2009	IR1021058	Nov 11, 2009	Fiberweb, Inc.
ELIXIR	Turkey	IR1021058	Nov 11, 2009	IR1021058	Nov 11, 2009	Fiberweb, Inc.
ELIXIR	Israel		Nov 12, 2009	224796	Jan 9, 2011	Fiberweb, Inc.
EMBARK	United States of America	88123117	Sep 19, 2018			Berry Global, Inc.
EM-PRESS	Canada	854574	08/27/1997	TMA533333	09/25/2000	Berry Plastics Corporation
ENDURA	European Union	4976833	Mar 23, 2006	4976833	Feb 15, 2007	PGI Polymer, Inc.
ENTOUR	Canada	1809753	11/16/2016			Berry Plastics Corporation
ENTOUR	Mexico	1826910	12/01/2016	1743111	04/17/2017	Berry Plastics Corporation
ENTOUR	United States of America	87/066401	06/09/2016			Berry Plastics Corporation
ESCAPE THE ORDINARY	Canada	1824757	02/27/2017			Berry Global, Inc.
ESCAPE THE ORDINARY	Mexico	1859069	02/28/2017	1755535	05/18/2017	Berry Plastics Corporation
ESCAPE THE ORDINARY	United States of America	87/210637	10/20/2016	5509176	07/03/2018	Berry Plastics Corporation
EURO-M & Design	Benelux	0053445	04/29/1985	410521	04/29/1985	AEP Industries Inc.
Eurotape & Design	United Kingdom	2005047	Dec 7, 1994	2005047	Sep 13, 1996	Boddingtons Limited
EVERIST	European Union	1253518	Apr 21, 2015	1253518	Apr 21, 2015	AVINTIV Specialty Materials Inc.
EVERIST	International Bureau (WIPO)	1253518	Apr 21, 2015	1253518	Apr 20, 2015	AVINTIV Specialty Materials Inc.
EVERIST	Mexico	1253518	Apr 20, 2015	1253518	May 16, 2017	AVINTIV Specialty Materials Inc.
EVERIST	Canada	1724438	Apr 20, 2015			AVINTIV Specialty Materials Inc.
EVERIST	United States of America	86434272	Oct 24, 2014	4789004	Aug 11, 2015	AVINTIV Specialty Materials Inc.
EVERIST	Australia	1253518	Apr 21, 2015	1253518	Apr 21, 2015	Polymer Group, Inc.
EVERIST	Japan	1253518	Apr 21, 2015	1253518	Jan 29, 2016	Polymer Group, Inc.
EVERIST	Taiwan R.O.C.	104019402	Apr 10, 2015	01749923	Jan 16, 2016	Polymer Group, Inc.
EVERIST	Brazil	909277540	Apr 22, 2015			Polymer Group, Inc.
EVERSPUN	United States of America	76391988	Apr 4, 2002	2680737	Jan 28, 2003	Fiberweb Holdings Limited
EVIPHARM	European Union (Community)	010847391	04/30/2012			Rexam Healthcare Offranville
EVIPHARM	France	123912852	04/13/2012	123912852	03/21/2013	Rexam Healthcare Offranville
EXCALIBUR	Mexico	690303	11/29/2004	896911	05/25/2005	AEP Industries Inc.
EXCALIBUR	Canada	1239536	12/03/2004	TMA648974	09/26/2005	AEP Industries Inc.
EXCALIBUR	United States of America	76/619541	11/05/2004	3,039,532	01/10/2006	AEP Industries Inc.
EZCUT	United States of America	77/950770	03/04/2010	4060692	11/22/2011	Berry Plastics Corporation
FAB WRAP	United States of America	72/442125	11/24/1972	974,619	12/11/1973	AEP Industries Inc.
FABGUARD	United States of America	75/586793	11/12/1998	2296045	11/30/1999	AEP INDUSTRIES INC
FABRENE	New Zealand	172102	May 13, 1987	172102	Jan 29, 1990	Fabrene Inc.
FABRENE	France	290151	Jun 7, 1991	1670069	Jun 7, 2001	Fabrene Inc.
FABRENE	Canada	0308315	Oct 13, 1967	TMA158664	Oct 11, 1968	Fabrene Inc.
FABRENE	Australia	310646	Aug 26, 1977	310646	Aug 26, 1977	Fabrene Inc.
FABRENE	France	946498	Aug 3, 1988	1481346	Oct 24, 2008	Fabrene Inc.
FABRENE	United Kingdom	1151418	Mar 27, 1981	1151418	Mar 27, 1988	Fabrene Inc.
FABRENE	United States of America	73053879	Jun 2, 1975	1034832	Mar 2, 1976	Fabrene Inc.
FABRENE	Sweden	198101652	Mar 25, 1981	180269	Feb 26, 1982	Fabrene Inc.
FABRENE	Germany	F3532924	May 14, 1987	1114419	Nov 17, 1987	Fabrene Inc.
FAST-GRIP	Canada	1874158	Dec 20, 2017			Berry Global, Inc.
FAST-GRIP	Mexico	2034671	Apr 13, 2018			Berry Global, Inc.
FAST-GRIP	Mexico	2148701	Jan 7, 2019			Berry Global, Inc.
FAST-GRIP	United States of America	87726803	Dec 19, 2017			Berry Global, Inc.
FASTLAY	United Kingdom	2319312	Dec 21, 2002	2319312	Jun 30, 2003	Fiberweb Geosynthetics Limited
FIBERWEB	Mexico	59407	Mar 26, 2003	855381	Jun 2, 2009	Fiberweb Holdings Limited
FIBERWEB	Mexico	594096	Mar 26, 2003	1139959	Jan 27, 2010	Fiberweb Holdings Limited
FIBERWEB	Mexico	594098	Mar 26, 2003	1077838	Aug 18, 2004	Fiberweb Holdings Limited
FIBERWEB	Mexico	594099	Mar 26, 2003	847593	Apr 30, 2003	Fiberweb Holdings Limited
FIBERWEB	Mexico	594100	Mar 26, 2003	862028	Nov 30, 2004	Fiberweb Holdings Limited
FIBERWEB	Mexico	594101	Mar 26, 2003	790307	Oct 20, 2004	Fiberweb Holdings Limited
FIBERWEB	Canada	1170997	Mar 13, 2003	660000	Mar 3, 2006	Fiberweb Holdings Limited
FIBERWEB	India	1487130	Sep 13, 2006	1037533	Feb 25, 2012	Fiberweb Holdings Limited
FIBERWEB	European Union	003091303	Mar 11, 2003	003091303	Sep 29, 2005	Fiberweb Holdings Limited
FIBERWEB	Taiwan R.O.C.	92012993	Mar 17, 2003	1117928	Sep 1, 2004	Fiberweb Holdings Limited
FIBERWEB	Taiwan R.O.C.	92012994	Mar 17, 2003	1083933	Feb 1, 2004	Fiberweb Holdings Limited
FIBERWEB	Taiwan R.O.C.	092012995	Mar 17, 2003	1106758	Jun 16, 2004	Fiberweb Holdings Limited
FIBERWEB	Taiwan R.O.C.	92012996	Mar 17, 2003	1111684	Jul 16, 2004	Fiberweb Holdings Limited
FIBERWEB	Brazil	828828946	Nov 6, 2006	828828946	Sep 9, 2017	Fiberweb Holdings Limited
FIBERWEB	China	3609086	Jun 27, 2003	3609086	Jun 7, 2005	Fiberweb, Inc.
FIBERWEB	Taiwan R.O.C.	92012991	Mar 17, 2003	1090839	Apr 1, 2004	Fiberweb, Inc.
FIBERWEB	Taiwan R.O.C.	92012992	Mar 17, 2003	1088267	Mar 1, 2004	Fiberweb, Inc.
FIBERWEB	United States of America	78815111	Feb 15, 2006	3410680	Apr 8, 2008	Fiberweb, LLC
fiberweb (Stylized)	European Union	1195999	May 23, 2013	1195999	May 23, 2013	Fiberweb Holdings Limited
fiberweb (Stylized)	Fmr. Serbia and Montenegro	1195999	May 23, 2013	1195999	May 23, 2013	Fiberweb Holdings Limited
fiberweb (Stylized)	Iceland	1195999	May 23, 2013	1195999	May 23, 2013	Fiberweb Holdings Limited
fiberweb (Stylized)	Montenegro	1195999	May 23, 2013	1195999	May 23, 2013	Fiberweb Holdings Limited
fiberweb (Stylized)	Morocco	1195999	May 23, 2013	1195999	May 23, 2013	Fiberweb Holdings Limited
fiberweb (Stylized)	Republic of Moldova	1195999	May 23, 2013	1195999	May 23, 2013	Fiberweb Holdings Limited
fiberweb (Stylized)	India	2538375	May 27, 2013	2538375	May 12, 2018	Fiberweb Holdings Limited
fiberweb (Stylized)	International Bureau (WIPO)	USPTOReferenceNoA0035975	May 23, 2013	1195999	May 23, 2013	Fiberweb Holdings Limited
fiberweb (Stylized)	United States of America	85790605	Nov 29, 2012	4473668	Jan 28, 2014	Fiberweb, LLC
FILMCO	United States of America	74/087619	08/14/1990	1812923	12/21/1993	Berry Plastics Filmco, Inc.
FILMCO & Design	United States of America	74/421551	08/05/1993	1840516	06/21/1994	Berry Plastics Filmco, Inc.
FILMCO THE CLEAR ADVANTAGE & Design	United States of America	74/421403	08/05/1993	1840515	06/21/1994	Berry Plastics Filmco, Inc.
FILM-GARD	United States of America	73/193538	11/16/1978	1130866	02/12/1980	Berry Plastics Corporation
FILM-GARD and Design	United States of America	73/199262	01/08/1979	1130869	02/12/1980	Berry Plastics Corporation
FILMLASTIC	Mexico	1698581	01/07/2016	1758013	05/24/2017	Berry Plastics Corporation
FILMLASTIC	Canada	1761458	12/29/2015			Berry Plastics Corporation
FILMLASTIC	United States of America	86/853730	12/18/2015			Berry Plastics Corporation
FILTRAM	Austria	194379	Oct 29, 1979	92352	Oct 29, 2009	Terram Limited
FILTRAM	United Kingdom	1101125	Sep 6, 1978	1101125	Sep 6, 1978	Terram Limited
FILTRAM	European Union	8426595	Jul 15, 2009	8426595	Feb 17, 2010	Terram Limited
FILTRAM	Switzerland	39181979	Jul 24, 1979	302505	Jul 24, 1999	Terram Limited
FILTRAM	France	INPI146990	Jul 31, 1989	1549963	Jul 31, 1999	Terram Limited
FILTRAM	Germany	J15396	Jul 26, 1979	998623	Feb 28, 1980	Terram Limited
Finix	Mexico	1270353	Apr 30, 2012	1347943	Feb 12, 2013	Polymer Group, Inc.
FIRST WRAP	United States of America	76/345019	12/05/2001	2,870,060	08/03/2004	AEP Industries Inc.
FLEX LOC	United States of America	74/219412	11/06/1991	1809209	12/07/1993	Berry Plastics Corporation
FLEX LOC	Venezuela	06834-2007	03/30/2007	P-293723	05/04/2009	REXAM CLOSURE SYSTEMS INC.
FLEXFIX	Mexico	1652695	09/03/2015	1666847	08/22/2016	Berry Plastics Corporation
FLEXFIX	Canada	1740327	08/04/2015			Berry Plastics Corporation
FLEXFIX	Mexico	1741828	04/29/2016	1668994	08/26/2016	Berry Plastics Corporation
FLEXFIX	United States of America	86/713889	08/04/2015	4950007	05/03/2016	Berry Plastics Corporation
FLEXTEX & Design	Canada	1188289	Aug 25, 2003	670601	Aug 21, 2006	Reemay, Inc.
FLIP LOK	United States of America	78/359193	01/29/2004	3308135	10/09/2007	Berry Plastics Corporation
FOILASTIC	United States of America	73/678787	08/17/1987	1483433	04/05/1988	Covalence Specialty Adhesives, LLC
FOILMASTIC	United States of America	85222391	Jan 20, 2011	3985899	Jun 28, 2011	Berry Plastics Corporation
FOILMASTIC	United States of America	85/222391	01/20/2011	3985899	06/28/2011	Berry Plastics Corporation
FORTITUDE	Mexico	1673391	10/27/2015	1613858	02/15/2016	Berry Plastics Corporation
FORTITUDE	Canada	1746278	09/16/2015	1000796	07/13/2018	Berry Plastics Corporation
FORTITUDE	United States of America	86/758362	09/16/2015	5237647	07/04/2017	Berry Plastics Corporation
FREESWELL	International Bureau (WIPO)	701328	Sep 9, 1998	701328	Sep 9, 1998	Geca-Tapes B.V.
FREESWELL	Australia	772976	Sep 11, 1998	772976	Sep 11, 1998	Geca-Tapes B.V.
FREESWELL	Benelux	911964	Mar 12, 1998	627836	Mar 12, 1998	Geca-Tapes B.V.
FREESWELL	United States of America	75552119	Sep 14, 1998	2331373	Mar 21, 2000	Geca-Tapes B.V.
FREESWELL	France			701328	Sep 9, 1998	Geca-Tapes B.V.
FREESWELL	Italy			701328	Sep 9, 1998	Geca-Tapes B.V.
FREESWELL	Spain			701328	Sep 9, 1998	Geca-Tapes B.V.
FREESWELL	Sweden			701328	Sep 9, 1998	Geca-Tapes B.V.
Freezer Bag Packaging Design	United States of America	85/604930	04/23/2012	4,319,977	04/16/2013	AEP Industries Inc.
FRESH DELIVERED SAFE	United States of America	87766247	Jan 23, 2018			Berry Global, Inc.
FRESH DELIVERED SAFE and Black and White Car and Fork Logo (Word & Design)	United States of America	87766237	Jan 23, 2018			Berry Global, Inc.
FRESH DELIVERED SAFE Black and White Car and Fork (Design Only)	United States of America	87766244	Jan 23, 2018			Berry Global, Inc.
FRESH GUY	United States of America	73405623	Dec 10, 1982	1270820	Mar 20, 1984	PGI Polymer, Inc.
FRIENDLY & SAFE	United States of America	75210163	12/09/1996	2201996	11/03/1998	Berry Plastics Corporation
FTCR	Canada	1266988	07/25/2005	685062	03/29/2007	Bouchons MAC Inc.
GLIDE SMOOTH CORE	Mexico	1476918	04/11/2014	1501093	12/08/2014	AEP Industries Inc.
GLIDE SMOOTH CORE	Canada	1673480	04/11/2014	TMA922236	12/03/2015	AEP Industries Inc.
GLIDE SMOOTH CORE	United States of America	86/103562	10/28/2013	5,041,493	09/13/2016	AEP Industries Inc.
GLOBAL EDGEGUARD	Canada	1854998	Aug 29, 2017			Berry Global, Inc.
GLOBAL EDGEGUARD	Mexico	1940469	Aug 31, 2017	1826106	Nov 28, 2017	Berry Global, Inc.
GLOBAL EDGEGUARD	United States of America	87583707	Aug 25, 2017			Berry Global, Inc.
GLOBAL SAFEGUARD	Canada	1854999	Aug 29, 2017			Berry Global, Inc.
GLOBAL SAFEGUARD	Mexico	1940471	Aug 31, 2017	1826107	Nov 28, 2017	Berry Global, Inc.
GLOBAL SAFEGUARD	United States of America	87583698	Aug 25, 2017			Berry Global, Inc.
GOOD 'N TUFF	United States of America	73/403395	11/22/1982	1,285,290	07/10/1984	AEP Industries Inc.
GOOD SCENTS	United States of America	73/707859	01/27/1988	1521875	01/24/1989	Berry Global Films, LLC
GOOD SENSE	Canada	0707489	06/19/1992	TMA435275	11/11/1994	AEP Industries Inc.
GOOD SENSE	Canada	0707490	06/19/1992	TMA436767	12/09/1994	AEP Industries Inc.
GOOD SENSE	United States of America	73/650112	03/19/1987	1,460,105	10/06/1987	AEP Industries Inc.
GOOD SENSE	United States of America	74/280006	06/01/1992	1,762,802	04/06/1993	AEP Industries Inc.
GOOD SENSE	United States of America	78/596889	03/29/2005	3,068,259	03/14/2006	AEP Industries Inc.
GOODSENSE	United States of America	85/643777	06/05/2012	4282338	01/29/2013	Berry Global Films, LLC
GOODSENSE	China (People's Republic)	31639680	06/15/2018			Berry Global, Inc.
GOODSENSE ZIPPERSEAL (Stylized) (Color)	United States of America	85/604936	04/23/2012	4,319,980	04/16/2013	AEP Industries Inc.
GRASSPROTECTA	New Zealand	809088	Jul 7, 2009	809088	Mar 10, 2010	Boddingtons Limited
GRASSPROTECTA	United Kingdom	2464924	Aug 22, 2007	2464924	Oct 10, 2008	Boddingtons Limited
GRASSPROTECTA	European Union	011779279	Apr 29, 2013	011779279	Sep 20, 2013	Boddingtons Limited
GTA	European Union	018019680	Feb 7, 2019			Berry Global, Inc.
GTA	Turkey	201911831	Feb 7, 2019			Berry Global, Inc.
GTB	European Union	018019678	Feb 7, 2019			Berry Global, Inc.
GTB	Turkey	201911840	Feb 7, 2019			Berry Global, Inc.
HANDI-BAG & Design	United States of America	74/325558	10/23/1992	1,802,070	11/02/1993	AEP Industries Inc.
HANDLES	United States of America	75/071561	03/12/1996	2,785,104	11/18/2003	AEP Industries Inc.
HANDY BAND	United States of America	75/842384	11/06/1999	2502895	10/30/2001	Berry Plastics Corporation
HBS	United States of America	77/436132	03/31/2008	3543022	12/09/2008	Covalence Specialty Adhesives LLC
HIBLOC	United States of America	87/144890	08/19/2016			Berry Plastics Corporation
HL	United States of America	73/779067	02/06/1989	1600831	06/12/1990	Pliant, LLC
HOSPI-TUFF	United States of America	76/321859	10/09/2001	2578656	06/11/2002	Berry Plastics Corporation
House/Scarf Logo	New Zealand	290611	Apr 3, 1998	290611	Apr 3, 1998	Fabrene Inc.
House/Scarf Logo	New Zealand	291580	Apr 28, 1998	291580	Apr 28, 1998	Fabrene Inc.
House/Scarf Logo	Australia	773934	Sep 24, 1998	773934	Sep 24, 1998	Fabrene Inc.
House/Scarf Logo	Australia	1068962	Aug 10, 2005	1068962	Aug 10, 2005	Fabrene Inc.
HYDRA-LOC	Canada	1469291	Feb 11, 2010	TMA837034	Nov 26, 2012	Fabrene Inc.
HYDRA-LOC	United States of America	77937488	Feb 17, 2010	4333212	May 14, 2013	Fabrene Inc.
HYDROTEX	European Union	8751241	Dec 11, 2009	8751241	Aug 4, 2011	Fiberweb Geosynthetics Limited
HYTON	Canada	299799	Sep 24, 1966	153253	Sep 22, 1967	Fiberweb Holdings Limited
HYTON	United States of America	72139302	Mar 7, 1962	0747567	Apr 2, 1963	Fiberweb Holdings Limited
I BEAM & Design	Mexico	1581018	02/23/2015	1545967	06/10/2015	Berry Plastics Corporation
I BEAM DESIGN	Mexico	1473199	04/02/2014	1561659	08/10/2015	Berry Plastics Corporation
I BEAM DESIGN	Mexico	1473200	04/02/2014	1605802	01/21/2016	Berry Plastics Corporation
I BEAM Design	Mexico	1473201	04/02/2014	1623540	03/28/2016	Berry Plastics Corporation
I BEAM Design	Mexico	1473202	04/02/2014	1663057	08/11/2016	Berry Plastics Corporation
I BEAM DESIGN	Canada	1669518	03/25/2014	981723	09/28/2017	Berry Plastics Corporation
I BEAM DESIGN	United States of America	86/977023	03/19/2014	4819931	09/22/2015	Berry Plastics Corporation
ICONIC	United States of America	85/275491	03/24/2011	4155354	06/05/2012	Berry Plastics Corporation
ICONIC	United States of America	87/206561	10/18/2016	5213160	05/30/2017	Berry Plastics Corporation
INNOVATION BLUEPRINT	India	3413487	11/18/2016			Berry Plastics Corporation
INNOVATION BLUEPRINT	European Union (Community)	016044448	11/15/2016	016044448	04/19/2017	Berry Plastics Corporation
INNOVATION BLUEPRINT	China (People's Republic)	24954268	06/23/2017			Berry Plastics Corporation
INNOVATION BLUEPRINT	United States of America	87/063383	06/07/2016	5509051	07/03/2018	Berry Plastics Corporation
INSPIRA	Benelux	1390151	Feb 11, 2019			Berry Global, Inc.
INSPIRA	Taiwan R.O.C.	108008546	Feb 14, 2019			Berry Global, Inc.
INSPIRA	Argentina		Feb 22, 2019			Berry Global, Inc.
INTISSLINE	Greece	F66036	Mar 31, 1980	F66036	Feb 17, 1982	Intissel France
IRONFORCE	Canada	1648870	10/22/2013	969142	04/26/2017	Berry Plastics Corporation
IRONFORCE	United States of America	86/977041	09/27/2013	4833791	10/13/2015	Berry Plastics Corporation
IRONFORCE	Mexico	1425635	10/24/2013	1433712	02/12/2014	Covalence Specialty Adhesives, LLC
IRONFORCE	Mexico	1425636	10/24/2013	1640800	05/25/2016	Covalence Specialty Adhesives, LLC
IRONFORCE	Mexico	1425637	10/24/2013	1493718	11/10/2014	Covalence Specialty Adhesives, LLC
IRONFORCE	Mexico	1425638	10/24/2013	1663055	08/11/2016	Covalence Specialty Adhesives, LLC
IRONFORCE	United States of America	77/105531	02/12/2007	3290220	09/11/2007	Covalence Specialty Adhesives, LLC
IRONFORCE	United States of America	87/761056	01/18/2018			Covalence Specialty Adhesives, LLC
IRON-HOLD	United States of America	73/669938	07/02/1987	1485253	04/19/1988	Berry Plastics Corporation
IRON-HOLD and Design	United States of America	73/587559	03/12/1986	1425792	01/20/1987	Berry Plastics Corporation
IRON-HOLD MAXIMUM and Design	United States of America	75/570805	10/14/1998	2406993	11/21/2000	Berry Plastics Corporation
I-SOLVE	European Union	002164226	Apr 5, 2001	002164226	Aug 7, 2002	PGI Nonwovens B.V.
I-TACK	China	4707417	Jun 8, 2005	4707417	Nov 14, 2008	PGI Nonwovens B.V.
I-TACK	European Union	007016331	Jun 27, 2008	007016331	Aug 26, 2009	PGI Nonwovens B.V.
J CLOTH	United Kingdom		Jan 19, 1971	970235	Jan 31, 1973	Chicopee, Inc.
J-CLOTH	European Union	1627462	Apr 26, 2000	1627462	Feb 12, 2002	Chicopee, Inc.
J-CLOTH	Austria	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Croatia	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Czech Republic	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Egypt	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	France	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Hungary	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	International Bureau (WIPO)	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Italy	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Morocco	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Portugal	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Romania	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Serbia	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Slovakia	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Slovenia	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	Spain	406157	Apr 2, 1974	406157	Apr 2, 1974	PGI Nonwovens B.V.
J-CLOTH	China	4707421	Jun 8, 2005	4707421	Nov 14, 2008	PGI Nonwovens B.V.
KAMI	Brazil	825889952	Sep 26, 2003	825889952	Jun 7, 2011	Companhia Providencia Industria E Comercio
KAMI and Design	Brazil	814240003	May 20, 1988	814240003	Feb 6, 1990	Companhia Providencia Industria E Comercio
KAMI and Design	Brazil	814304974	Jun 16, 1988	814304974	Jun 14, 2005	Companhia Providencia Industria E Comercio
KAMI Naotecido and Design	Brazil	900754346	Feb 22, 2008	900754346	Aug 24, 2010	Companhia Providencia Industria E Comercio
KAMI Naotecido and Design	Brazil	900754540	Feb 22, 2008	900754540	Aug 24, 2010	Companhia Providencia Industria E Comercio
KAMIFRUIT	Brazil	824558162	Apr 25, 2002	824558162	Apr 24, 2007	Companhia Providencia Industria E Comercio
KAMIFRUIT	Brazil	824558170	Apr 25, 2002	824558170	Apr 24, 2007	Companhia Providencia Industria E Comercio
KAMIFRUIT	Brazil	825889987	Sep 26, 2003	825889987	Jun 19, 2007	Companhia Providencia Industria E Comercio
KAMISOFT	Chile	1213943	Jul 21, 2016	1248036	May 17, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Mexico	1779409	Aug 2, 2016	1696963	Nov 18, 2016	AVINTIV Specialty Materials Inc.
KAMISOFT	Mexico	1779410	Aug 2, 2016	1696964	Nov 18, 2016	AVINTIV Specialty Materials Inc.
KAMISOFT	Canada	1792355	Jul 20, 2016			AVINTIV Specialty Materials Inc.
KAMISOFT	India	3316388	Jul 22, 2016	1528211	Apr 14, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Argentina	3535247	Aug 22, 2016	2903565	Sep 1, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Argentina	3535248	Aug 22, 2016	2899029	Aug 3, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	European Union	015775281	Aug 25, 2016	015775281	Jan 25, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	China	21096699	Aug 25, 2016	21096699	Oct 28, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	China	21096700	Aug 25, 2016	21096700	Oct 28, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	United States of America	87149736	Aug 24, 2016			AVINTIV Specialty Materials Inc.
KAMISOFT	Thailand	160102834	Aug 18, 2016	160102834	Feb 27, 2018	AVINTIV Specialty Materials Inc.
KAMISOFT	Thailand	160102835	Aug 18, 2016			AVINTIV Specialty Materials Inc.
KAMISOFT	Japan	201692436	Aug 24, 2016	6056857	Jun 29, 2018	AVINTIV Specialty Materials Inc.
KAMISOFT	Brazil	910678880	Feb 25, 2016	910678880	Feb 20, 2018	AVINTIV Specialty Materials Inc.
KAMISOFT	Brazil	910678910	Feb 25, 2016	910678910	Feb 20, 2018	AVINTIV Specialty Materials Inc.
KAMISOFT	Venezuela	2016011312	Jul 29, 2016	P362087	Jul 26, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Venezuela	2016011313	Jul 29, 2016	P362086	Jul 26, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Malaysia	2016065587	Aug 24, 2016	2016065587	Jul 11, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Malaysia	2016065589	Aug 24, 2016	2016065589	Jul 14, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Russian Federation	2016726870	Jul 25, 2016	618102	May 31, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Japan	2018017900	Feb 14, 2018	6092809	Oct 26, 2018	AVINTIV Specialty Materials Inc.
KAMISOFT	Peru	6704132016	Jul 22, 2016	14911	Nov 29, 2016	AVINTIV Specialty Materials Inc.
KAMISOFT	Republic of Korea	40201656945	Jul 26, 2016	401262788	Jun 22, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Indonesia	D002016035406	Jul 29, 2016			AVINTIV Specialty Materials Inc.
KAMISOFT	Indonesia	D002016035407	Jul 29, 2016			AVINTIV Specialty Materials Inc.
KAMISOFT	Colombia	SD20160003944	Jul 29, 2016	569953	Jul 25, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Bolivia	SM041892016	Aug 24, 2016	170971C	Jan 10, 2017	AVINTIV Specialty Materials Inc.
KAMISOFT	Bolivia	SM041902016	Aug 24, 2016	170972C	Jan 10, 2017	AVINTIV Specialty Materials Inc.
KEEP FRESH	United States of America	73/784237	03/02/1989	1582061	02/06/1990	AEP Industries Inc.
KEYBAK	United States of America	71681663	Feb 23, 1955	0609200	Jul 19, 1955	PGI Polymer, Inc.
KEYBAK (word & design)	Egypt			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	France			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Germany			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Italy			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Liechtenstein			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Monaco			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Morocco			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Portugal			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Romania			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	San Marino			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Serbia			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Spain			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word & design)	Switzerland			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word and design)	Austria			386651	Mar 20, 1972	PGI Nonwovens B.V.
KEYBAK (word and design)	International Bureau (WIPO)			386651	Mar 20, 1972	PGI Nonwovens B.V.
KITCHEN SCENTSATIONS	United States of America	74/666686	04/27/1995	2,044,719	03/11/1997	AEP Industries Inc.
LADDAWN	United States of America	75/199656	11/18/1996	2125354	12/30/1997	Laddawn, Inc.
LADDAWN AND DESIGN	United States of America	76/709928	12/07/2011	4208151	09/18/2012	Laddawn, Inc.
LADDAWN AND DESIGN (2)	United States of America	76/710182	01/05/2012	4208154	09/18/2012	Laddawn, Inc.
LAVETTE	Spain	2780158	Jun 26, 2007	2780158	Apr 1, 2008	AVINTIV Specialty Materials Inc.
LAVETTE	Ireland	200701545	Jun 22, 2007	236933	Jun 22, 2007	AVINTIV Specialty Materials Inc.
LAVETTE	United Kingdom	2107471	Aug 12, 1996	2107471	Mar 12, 1999	PGI Nonwovens B.V.
LAVETTE	China	4707420	Jun 8, 2005	4707420	Nov 14, 2008	PGI Nonwovens B.V.
LAVETTE SUPER	United Kingdom	2107459	Aug 12, 1996	2107459	Mar 12, 1999	PGI Nonwovens B.V.
LINEAIR	European Union	008800435	Jan 8, 2010	8800435	Jun 28, 2010	PGI Nonwovens B.V.
LINOKRAFT	Germany	30163333901	Nov 6, 2001	30163333901	Feb 15, 2002	Linotec Development GmbH
LINOLIGHT	Germany	30163334701	Nov 6, 2011	30163334	Feb 15, 2002	Linotec Development GmbH
LINOPORE	Germany	3007731601	Sep 11, 2000	30067731	Aug 22, 2001	Linotec Development GmbH
LINOSOFT	Germany	30163331201	Nov 6, 2001	30163331	Jan 18, 2002	Linotec Development GmbH
LITE TOUCH	United States of America	75/259445	03/18/1997	2428649	02/13/2001	Berry Plastics Corporation
LITESWELL	China	728914	Feb 3, 2000	728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	International Bureau (WIPO)	728914	Feb 3, 2000	728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Switzerland	728914		728914	Mar 2, 2000	Geca-Tapes B.V.
LITESWELL	Benelux	943562	Aug 4, 1999	657151	Aug 4, 1999	Geca-Tapes B.V.
LITESWELL	Austria			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Czech Republic			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Denmark			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Finland			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	France			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Germany			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Hungary			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Italy			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Norway			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Poland			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Portugal			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Russian Federation			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Slovakia			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Spain			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	Sweden			728914	Feb 3, 2000	Geca-Tapes B.V.
LITESWELL	United Kingdom			728914	Feb 3, 2000	Geca-Tapes B.V.
LOADMASTER	Canada	0510798	10/11/1983	TMA297021	11/09/1984	AEP Industries Inc.
LOCK BAND	United States of America	77/586479	10/06/2008	3904814	01/11/2011	Berry Plastics Corporation
LPI	United States of America	73/197703	12/21/1978	1153982	05/12/1981	Berry Plastics Corporation
LPI DESIGN	United States of America	74/362174	12/31/1992	1813752	12/28/1993	Berry Plastics Corporation
LUMBER GARD	Canada	0771864	Dec 23, 1994	TMA460757	Aug 2, 1996	Fabrene Inc.
LUSTER	United States of America	86/766639	09/23/2015	5351068	12/05/2017	Berry Plastics Corporation
MAC	Canada	1855000	Aug 29, 2017			Berry Global, Inc.
MAC	Mexico	1940467	Aug 31, 2017			Berry Global, Inc.
MAC	United States of America	87583677	Aug 25, 2017			Berry Global, Inc.
MACDUMA	United States of America	78/105408	01/29/2002	2762873	09/09/2003	Berry Plastics Canada, Inc.
MACPACK	Canada	1270806	08/26/2005	735156	02/25/2009	Bouchons MAC Inc.
MACPACK	European Union (Community)	004606133	08/22/2005	004606133	03/13/2007	Bouchons MAC Inc.
MAGNUM	United States of America	74/453412	10/28/1993	1889276	04/11/1995	Rollpak Corporation
MAPAC	Mexico	248676	11/23/1995	512656	12/11/1995	AEP Industries Inc.
MAPAC	Canada	0811492	05/01/1996	TMA509091	03/10/1999	AEP Industries Inc.
MAPAC	United States of America	75/454694	03/23/1998	2278514	09/14/1999	Berry Global Films, LLC
MARQUE DEPOSEE	Algeria	407	Mar 29, 1911	27782	Mar 29, 1911	Lainiere de Picardie-Intissel
MARVEL	United States of America	85/967812	06/24/2013	4777755	07/21/2015	Berry Plastics Corporation
MARVELBOARD	United States of America	77/294602	10/02/2007	3709287	11/10/2009	Covalence Specialty Coatings LLC
MARVELCOTE-E	United States of America	85/799749	12/11/2012	4507066	04/01/2014	Berry Plastics Corporation
MARVELPEEL	Mexico	830478	01/17/2007	1082373	02/05/2009	Berry Plastics Corporation
MARVELPEEL	United States of America	77/294547	10/02/2007	3491655	08/26/2008	Covalence Specialty Coatings LLC
MARVELPEEL	United States of America	78/943519	08/02/2006	3359754	12/25/2007	Covalence Specialty Coatings LLC
MARVELPEEL	Canada	1328630	12/18/2006	711526	04/09/2008	Covalence Specialty Materials Corp.
MARVELSEAL	United States of America	78/226135	03/17/2003	2973091	07/19/2005	Covalence Specialty Coatings LLC
MARVELWRAP	Canada	1328628	12/18/2006	766988	05/17/2010	Covalence Specialty Materials Corp.
MASSLINN	European Union	001371715	Nov 4, 1999	001371715	Mar 12, 2001	Chicopee, Inc.
MASSLINN	South Africa	200506366	Apr 1, 2005	200506366	Apr 1, 2005	Chicopee, Inc.
MASSLINN	Austria	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Egypt	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	France	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Germany	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Hungary	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	International Bureau (WIPO)	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Italy	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Liechtenstein	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Morocco	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Portugal	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Romania	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Serbia	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Spain	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	Switzerland	303688	Oct 18, 1965	303688	Oct 18, 1965	PGI Nonwovens B.V.
MASSLINN	International Bureau (WIPO)	862094	Jul 6, 2005	862094	Jul 6, 2005	PGI Nonwovens B.V.
MASSLINN	Norway	862094	Jul 6, 2005	862094	Jul 6, 2005	PGI Nonwovens B.V.
MASSLINN	Switzerland	862094	Jul 6, 2005	862094	Jul 6, 2005	PGI Nonwovens B.V.
MASSLINN	Benelux	1079386	Jun 14, 2005	0767171	Jun 17, 2005	PGI Nonwovens B.V.
MASSLINN	United States of America	71615371	Jun 19, 1951	0564988	Oct 7, 1952	PGI Polymer, Inc.
MASSLINN	United States of America	72013419	Aug 6, 1956	0647808	Jul 2, 1957	PGI Polymer, Inc.
MASTERFLO	United States of America	75173044	Sep 27, 1996	2153087	Apr 21, 1998	Fiberweb, LLC
MATLINE	Austria	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Benelux	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Czech Republic	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Germany	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Hungary	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Italy	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Poland	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Portugal	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Russian Federation	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Spain	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	Switzerland	679042	Sep 1, 1997	679042	Sep 1, 1997	NORDLYS societe par actions simplifiee
MATLINE	International Bureau (WIPO)	679042	Sep 1, 1997	679042	Sep 1, 1997	PGI FRANCE SAS
MATLINE	Canada	0871201	Mar 3, 1998	TMA540134	Jan 23, 2001	PGI FRANCE SAS
MATLINE	United Kingdom	00002144778	Sep 10, 1997	00002144778	Dec 8, 2000	PGI FRANCE SAS
MATLINE	United States of America	75445851	Mar 19, 1997	2277484	Sep 14, 1999	PGI FRANCE SAS
MATLINE	France	97669331	Mar 19, 1997	97669331	Mar 19, 1997	PGI FRANCE SAS
MAXTECH	United States of America	75/060451	02/21/1996	2098248	09/16/1997	Berry Plastics Corporation
MEAN GREEN	United States of America	78/219520	02/27/2003	2874439	08/17/2004	Berry Plastics Corporation
MEDISOFT	Canada	1254436	Apr 18, 2005	TMA741558	Jun 8, 2009	AVINTIV Specialty Materials Inc.
MEDISOFT	China	4616800	Apr 21, 2005	4616800	Feb 7, 2009	AVINTIV Specialty Materials Inc.
MEDISOFT	European Union	4336996	Apr 11, 2005	4336996	Dec 19, 2008	Polymer Group, Inc.
MEDISOFT	Hong Kong	300400111	Apr 9, 2005	300400111	Nov 22, 2005	Polymer Group, Inc.
MEDISOFT	Japan	330402005	Apr 13, 2005	4924790	Jan 27, 2006	Polymer Group, Inc.
MegaGrip	Canada	1945620	Feb 11, 2019			Berry Global, Inc.
MegaGrip	Mexico	2166516	Feb 14, 2019			Berry Global, Inc.
MegaGrip	United States of America	88290898	Feb 6, 2019			Berry Global, Inc.
MELFAB	Finland	128537	Sep 23, 1992	128537	Oct 5, 1993	Terram Limited
MELFAB	Norway	197701058	Apr 14, 1977	101981	May 3, 1979	Terram Limited
METALLO-TUFF	United States of America	75/897078	01/14/2000	2538586	02/12/2002	Berry Plastics Corporation
MICROCELL	United States of America	75412806	Dec 31, 1997	2268451	Aug 10, 1999	Fiberweb, LLC
MICROTEX	Benelux	958178	Feb 24, 2000	666008	Feb 24, 2000	PGI Nonwovens B.V.
MICROTEX	France	WO074310	Jul 14, 2000	740310	Jul 14, 2000	PGI Nonwovens B.V.
MICROTEX	International Bureau (WIPO)	WO074310	Jul 14, 2000	740310	Jul 14, 2000	PGI Nonwovens B.V.
MISCELLANEOUS DESIGN (CHEF LOGO)	United States of America	87/137035	08/12/2016			Berry Global Films, LLC
MISS WEBRIL	United States of America	72135276	Jan 5, 1962	740699	Nov 13, 1962	Fiberweb Holdings Limited
MLx	United States of America	87884562	Apr 19, 2018			Berry Global, Inc.
MOISTURE SEAL	Mexico	1814227	10/28/2016	1760624	06/05/2017	Berry Plastics Corporation
MOISTURE SEAL	India	3399934	10/29/2016			Berry Plastics Corporation
MOISTURE SEAL	China	21716155	Oct 28, 2016			Berry Plastics Corporation
MOISTURE SEAL	United States of America	87018257	Apr 28, 2016			Berry Plastics Corporation
MOISTURE SEAL	Ecuador	201685032	10/28/2016	2018TI7381	07/09/2018	Berry Plastics Corporation
MOISTURE SEAL	Malaysia	2016070247	Oct 28, 2016			Berry Plastics Corporation
MOISTURE SEAL	Peru	6822592016	Oct 28, 2016	247944	Mar 30, 2017	Berry Plastics Corporation
MOISTURE SEAL	Singapore	40201618099T	Oct 28, 2016			Berry Plastics Corporation
MOISTURE SEAL	Peru	682259-2016	10/28/2016	247944	03/30/2017	Berry Plastics Corporation
MOISTURE SEAL	Colombia	SD20160041199	10/28/2016	579767	11/29/2017	Berry Plastics Corporation
MOISTURE SEAL	Japan	T2016120406	10/28/2016	5946490	05/12/2017	Berry Plastics Corporation
MORANA	Poland	178659	Oct 3, 1997	124123	Sep 14, 2000	PGI Nonwovens B.V.
MORANA	Poland	200775	Apr 21, 1999	138140	May 28, 2002	PGI Nonwovens B.V.
MORANA	Benelux	1046001	Dec 16, 2003	0743209	Dec 16, 2003	PGI Nonwovens B.V.
MORANA	European Union	003585213	Dec 16, 2003	3585213	Jun 10, 2005	PGI Nonwovens B.V.
MORANA	European Union	010434264	Nov 22, 2011	010434264	Apr 26, 2012	PGI Nonwovens B.V.
MORANA	Belarus	WO0818466	Jan 16, 2004	818466	Jan 16, 2004	PGI Nonwovens B.V.
MORANA	Bulgaria	WO0818466	Jan 16, 2004	818466	Jan 16, 2004	PGI Nonwovens B.V.
MORANA	Croatia	WO0818466	Jan 16, 2004	818466	Jan 16, 2004	PGI Nonwovens B.V.
MORANA	International Bureau (WIPO)	WO0818466	Jan 16, 2004	818466	Jan 16, 2004	PGI Nonwovens B.V.
MORANA	Romania	WO0818466	Jan 16, 2004	818466	Jan 16, 2004	PGI Nonwovens B.V.
MORANA	Russian Federation	WO0818466	Jan 16, 2004	818466	Jan 16, 2004	PGI Nonwovens B.V.
MORANA	Ukraine	WO0818466	Jan 16, 2004	818466	Jan 16, 2004	PGI Nonwovens B.V.
MORANA	Poland	Z393166	Nov 23, 2011	253129	Feb 11, 2013	PGI Nonwovens B.V.
M-TAK	United States of America	77/436127	03/31/2008	3543021	12/09/2008	Covalence Specialty Adhesives, LLC
NASHUA	Colombia	15020546	02/03/2015	524914	09/21/2015	Berry Plastics Corporation
NASHUA	China (People's Republic)	23680499	04/20/2017			Covalence Specialty Adhesives LLC
NASHUA	Bahrain	6098	12/17/1980	6098		Covalence Specialty Adhesives, LLC
NASHUA	Israel	50721	08/25/1980	50721	08/25/1980	Covalence Specialty Adhesives, LLC
NASHUA	Israel	50722	08/25/1980	50722	08/25/1980	Covalence Specialty Adhesives, LLC
NASHUA	Egypt	57725	07/13/1980	57725		Covalence Specialty Adhesives, LLC
NASHUA	Egypt	57726	07/13/1980	57726	07/13/1980	Covalence Specialty Adhesives, LLC
NASHUA	Malaysia	96580	09/09/1982	M/96580	03/30/1988	Covalence Specialty Adhesives, LLC
NASHUA	Australia	381378	09/22/1982	381378	04/30/1987	Covalence Specialty Adhesives, LLC
NASHUA	New Zealand	1005816	09/25/2014	1005816	03/26/2015	Covalence Specialty Adhesives, LLC
NASHUA	Mexico	1398749	08/01/2013	1422017	12/16/2013	Covalence Specialty Adhesives, LLC
NASHUA	Mexico	1398750	08/01/2013	1414576	11/27/2013	Covalence Specialty Adhesives, LLC
NASHUA	Canada	1704661	11/26/2014			Covalence Specialty Adhesives, LLC
NASHUA	Argentina	2513837	05/11/2004	3370271	12/10/2004	Covalence Specialty Adhesives, LLC
NASHUA	European Union (Community)	013273685	09/16/2014	013273685	02/02/2015	Covalence Specialty Adhesives, LLC
NASHUA	Colombia	14204912	09/16/2014	521744	07/29/2015	Covalence Specialty Adhesives, LLC
NASHUA	China (People's Republic)	16370763	02/12/2015	16370763	08/28/2017	Covalence Specialty Adhesives, LLC
NASHUA	China (People's Republic)	17744865	08/25/2015			Covalence Specialty Adhesives, LLC
NASHUA	Puerto Rico	206884171	12/03/2014	209119	03/14/2016	Covalence Specialty Adhesives, LLC
NASHUA	Brazil	909101493	03/12/2015	909101493	08/15/2017	Covalence Specialty Adhesives, LLC
NASHUA	Venezuela	002906-2015	02/27/2015		08/11/2016	Covalence Specialty Adhesives, LLC
NASHUA	Panama	238098-01	02/02/2015	238098-01	08/18/2015	Covalence Specialty Adhesives, LLC
NASHUA	Singapore	40201618684T	11/04/2016	40201618684T	03/21/2017	Covalence Specialty Adhesives, LLC
NASHUA	Peru	605759-2015	02/04/2015	228261	08/18/2015	Covalence Specialty Adhesives, LLC
NASHUA	United States of America	71/636142	10/03/1952	579753	09/08/1953	Covalence Specialty Adhesives, LLC
NASHUA	United States of America	72/418542	03/16/1972	964502	07/24/1973	Covalence Specialty Adhesives, LLC
NASHUA	United States of America	85/191072	12/06/2010	4043324	10/18/2011	Covalence Specialty Adhesives, LLC
NASHUA	Guatemala	M-008630-2014	09/22/2014	211303	12/17/2015	Covalence Specialty Adhesives, LLC
NASHUA	Sabah	S/030548	09/09/1982	S/030548	03/30/1988	Covalence Specialty Adhesives, LLC
NASHUA	Singapore	T1415071C	09/19/2014			Covalence Specialty Adhesives, LLC
NASHUA	Thailand	233932	09/17/1982	TM1791	09/17/1982	Nashua Corporation
NASHUA	Thailand	241796	03/07/1983	TM2801	03/07/1983	Nashua Corporation
NASHUA	United Kingdom	2004420	12/07/1994	2004420	02/02/1996	Nashua Corporation
NASHUA (English and Korean Characters)	Korea, Republic of	40-2018-0083419	06/20/2018			Berry Global, Inc.
NASHUA (English and Korean Characters)	Korea, Republic of	4019860014912	08/09/1986	4001469430000	11/04/1987	Nashua Corporation
NASHUA (stylized - old logo)	United Arab Emirates	14968	02/19/1996	17579	08/18/1998	Covalence Specialty Adhesives, LLC
NASHUA (stylized - old logo)	Indonesia	411378		186269	04/28/1997	Covalence Specialty Adhesives, LLC
NASHUA STRETCH & SEAL	Canada	1606673	12/14/2012	933614	04/04/2016	Covalence Specialty Adhesives, LLC
NASHUA STRETCH & SEAL	European Union (Community)	011473592	12/18/2012	011473592	05/09/2013	Covalence Specialty Adhesives, LLC
NASHUA TAPE PRODUCTS (STYLIZED)	Indonesia	D002018064235	12/07/2018			Berry Global, Inc. (DE Corporation)
NASHUA TRUSTED TAPE PRODUCTS & Design	New Zealand	1016691	03/27/2015	1016691	09/29/2015	Covalence Specialty Adhesives, LLC
NASHUA TRUSTED TAPE PRODUCTS & Design	Mexico	1562908	12/19/2014	1726717	02/24/2017	Covalence Specialty Adhesives, LLC
NASHUA TRUSTED TAPE PRODUCTS & Design	Mexico	1562911	12/19/2014	1655820	07/14/2016	Covalence Specialty Adhesives, LLC
NASHUA TRUSTED TAPE PRODUCTS & Design	Australia	1661033	11/27/2014	1661033	06/08/2016	Covalence Specialty Adhesives, LLC
NASHUA TRUSTED TAPE PRODUCTS & Design	Canada	1704663	11/26/2014	994063	04/10/2018	Covalence Specialty Adhesives, LLC
NASHUA TRUSTED TAPE PRODUCTS & Design	European Union (Community)	013872924	03/23/2015			Covalence Specialty Adhesives, LLC
NASHUA TRUSTED TAPE PRODUCTS & Design	Peru	618074-2015	05/12/2015	230665	10/28/2015	Covalence Specialty Adhesives, LLC
NASHUA TRUSTED TAPE PRODUCTS & Design	United States of America	86/405896	09/25/2014	4738691	05/19/2015	Covalence Specialty Adhesives, LLC
NATIONAL	Canada	1569431	03/19/2012	847446	04/03/2013	Berry Plastics Corporation
NATIONAL	United States of America	85/497661	12/16/2011	4186280	08/07/2012	Berry Plastics Corporation
NEWSFLASH	United States of America	86/165834	01/15/2014	4927983	03/29/2016	Joseph Pufahl
N'ICE & COOL	Mexico	1515128	08/08/2014	1512070	02/04/2015	Berry Plastics Corporation
N'ICE & COOL	United States of America	86/360604	08/07/2014	4695990	03/03/2015	Berry Plastics Corporation
N'ICE & COOL & Design	United States of America	86/360599	08/07/2014	4695989	03/03/2015	Berry Plastics Corporation
N'ICE & COOL and Design	Mexico	1515129	08/08/2014			Berry Plastics Corporation
NOVAGRYL & Design	Finland	138759	Mar 30, 1994	138759	Jul 20, 1995	Fiberweb France SAS
NOVAGRYL & Design	Russian Federation	147813	Aug 10, 1995	147813	Nov 15, 1996	Fiberweb France SAS
NOVAGRYL & Design	United Kingdom	1567117	Mar 28, 1994	1567117	Mar 15, 1996	Fiberweb France SAS
NOVAGRYL & Design	European Union	011832491	May 21, 2013	011832491	Oct 16, 2013	Fiberweb France SAS
NUBTEX	United States of America	74096471	Sep 11, 1990	1844465	Jul 12, 1994	Fiberweb Holdings Limited
NUBTEX	United States of America	75475576	Apr 28, 1998	2333778	Mar 21, 2000	Fiberweb Holdings Limited
NUSEAL	United States of America	85/734315	09/20/2012	4731913	05/05/2015	Berry Plastics Corporation
NUVEX	Mexico	428224	May 31, 2000	661572	Jun 27, 2000	Bonlam, S.A. DE C.V.
NUVIBOND	Venezuela	2017013515	Aug 15, 2017			Berry Global, Inc.
NUVIBOND	Algeria	132037	May 30, 2013	85490	May 30, 2013	PGI Spain S.L.
NUVIBOND	Morocco	153670	Jul 25, 2013	153670	Jul 25, 2013	PGI Spain S.L.
NUVIBOND	Thailand	909499	Sep 17, 2013			PGI Spain S.L.
NUVIBOND	Chile	1067434	Jul 19, 2013	1158592	Mar 6, 2015	PGI Spain S.L.
NUVIBOND	Australia	1559358	May 27, 2013	1559358	Oct 3, 2013	PGI Spain S.L.
NUVIBOND	Canada	1628880	May 30, 2013			PGI Spain S.L.
NUVIBOND	India	2545566	Jun 7, 2013	2545566	May 20, 2018	PGI Spain S.L.
NUVIBOND	Argentina	3282626	Oct 4, 2013	2694798	Nov 28, 2014	PGI Spain S.L.
NUVIBOND	European Union	011713138	Apr 4, 2013	011713138	Sep 25, 2013	PGI Spain S.L.
NUVIBOND	China	12952651	Jul 22, 2013	12952651	Jan 14, 2015	PGI Spain S.L.
NUVIBOND	Colombia	13129419	May 27, 2013	484528	Dec 18, 2013	PGI Spain S.L.
NUVIBOND	Costa Rica	20134732	May 31, 2013	232900	Jan 10, 2014	PGI Spain S.L.
NUVIBOND	United States of America	85964176	Jun 19, 2013	4477739	Feb 4, 2014	PGI Spain S.L.
NUVIBOND	Brazil	840556969	Jun 25, 2013	840556969	Apr 26, 2016	PGI Spain S.L.
NUVIBOND	Malaysia	2013010569	Jul 26, 2013	2013010569	Jul 13, 2015	PGI Spain S.L.
NUVIBOND	Japan	2013045386	Jun 13, 2013	5625388	Oct 25, 2013	PGI Spain S.L.
NUVIBOND	Peru	5344762013	May 28, 2013	203670	Oct 2, 2013	PGI Spain S.L.
NUVIBOND	Indonesia	D002016064628	Dec 27, 2016	IDM000610123	Apr 3, 2018	PGI Spain S.L.
NUVIBOND	Tunisia	TNE201300962	May 28, 2013	TNE201300962	Apr 1, 2014	PGI Spain S.L.
NUVISOFT	Chile	1234812	Dec 21, 2016	1252635	Jun 28, 2017	Berry Global, Inc.
NUVISOFT	Algeria	1344026	Jan 24, 2017	1344026	Apr 2, 2018	Berry Global, Inc.
NUVISOFT	China	1344026	Jan 24, 2017	1344026	Jan 25, 2017	Berry Global, Inc.
NUVISOFT	Colombia	1344026	Jan 24, 2017	1344026	Jan 25, 2017	Berry Global, Inc.
NUVISOFT	India	1344026	Jan 24, 2017	1344026	Jan 24, 2017	Berry Global, Inc.
NUVISOFT	International Bureau (WIPO)	1344026	Jan 24, 2017	1344026	Jan 25, 2017	Berry Global, Inc.
NUVISOFT	Japan	1344026	Jan 24, 2017	1344026	Jan 25, 2017	Berry Global, Inc.
NUVISOFT	Morocco	1344026	Jan 24, 2017	1344026	Feb 19, 2018	Berry Global, Inc.
NUVISOFT	Republic of Korea	1344026	Jan 24, 2017	1344026	Jan 25, 2017	Berry Global, Inc.
NUVISOFT	Australia	1843936	Jan 24, 2017	1344026	Aug 16, 2017	Berry Global, Inc.
NUVISOFT	European Union	016282105	Jan 24, 2017	016282105	Jun 26, 2017	Berry Global, Inc.
NUVISOFT	Malaysia	2017056673	Apr 18, 2017	2017056673	Jan 22, 2018	Berry Global, Inc.
NUVISOFT	Malaysia	2017056675	Apr 18, 2017	2017056675	Jan 23, 2018	Berry Global, Inc.
NUVISOFT	Peru	6883682016	Dec 22, 2016	16921	Apr 28, 2017	Berry Global, Inc.
NUVISOFT	Canada	1815346	Dec 21, 2016			Berry Plastics Corporation
NUVISOFT	Argentina	3568473	Dec 22, 2016			Berry Plastics Corporation
NUVISOFT	Argentina	3568474	Dec 22, 2016	2951084	Aug 7, 2018	Berry Plastics Corporation
NUVISOFT	Argentina	3568475	Dec 22, 2016	2932986	Apr 6, 2018	Berry Plastics Corporation
NUVISOFT	Costa Rica	20170250	Jan 12, 2017	262031	May 15, 2017	Berry Plastics Corporation
NUVISOFT	United States of America	87299328	Jan 12, 2017			Berry Plastics Corporation
NUVISOFT	Thailand	170100968	Jan 12, 2017	181113562	Jan 12, 2017	Berry Plastics Corporation
NUVISOFT	Thailand	170100969	Jan 12, 2017	181113508	Jan 12, 2017	Berry Plastics Corporation
NUVISOFT	Thailand	170100970	Jan 12, 2017	181113514	Jan 12, 2017	Berry Plastics Corporation
NUVISOFT	Brazil	912152028	Jan 11, 2017	912152028	Oct 9, 2018	Berry Plastics Corporation
NUVISOFT	Venezuela	2017000145	Jan 5, 2017			Berry Plastics Corporation
NUVISOFT	Venezuela	2017000146	Jan 5, 2017			Berry Plastics Corporation
NUVISOFT	Venezuela	2017000147	Jan 5, 2017			Berry Plastics Corporation
NUVISOFT	Malaysia	2017056678	Apr 18, 2017	2017056678	Jan 25, 2018	Berry Plastics Corporation
NUVISOFT	Peru	688368A2016	Dec 22, 2016	257095	Sep 21, 2017	Berry Plastics Corporation
NUVISOFT	Indonesia	DID2017000728	Jan 5, 2017	IDM000608566	Mar 27, 2018	Berry Plastics Corporation
OMNIFILM	Russian Federation	99713978	09/02/1999	202155	05/16/2001	Pliant Corporation
OMNIFILM	Canada	481632	02/01/1982	279614	05/20/1983	Pliant, LLC
OMNIFILM	United Kingdom	1186260	11/30/1982	1186260	11/30/1982	Pliant, LLC
OMNIFILM	Switzerland	07597/1999	08/25/1999	469638	06/15/2000	Pliant, LLC
OMNIFILM	Norway	1999/08826	08/31/1999	201362	02/03/2000	Pliant, LLC
OMNIFILM	United States of America	73/339450	11/30/1981	1208308	09/14/1982	Pliant, LLC
OMNIFILM	European Union (Community)		08/26/1999	1295153	03/04/2002	Pliant, LLC
OMNIFILM	Mexico		11/25/1983	339684	12/24/1987	Pliant, LLC
OPTI FLASH	United States of America	78/043077	01/13/2001	2626657	09/24/2002	Berry Plastics Corporation
OPTIMIL	United States of America	77/795615	08/03/2009	4147012	05/22/2012	Berry Plastics Corporation
OPTISEAL	United States of America	77/022805	10/17/2006	3631883	06/02/2009	Berry Plastics Corporation
OPTX	Canada	1080661	10/27/2000	1080661	08/29/2006	Pliant, LLC
OPTX	United States of America	76/131982	09/20/2000	2652495	11/19/2002	Pliant, LLC
OPTX	Mexico		10/19/2000	741080	03/27/2002	Pliant, LLC
P 17	France	1322061	Sep 4, 1985	1322061	Feb 14, 1986	Fiberweb France SAS
P 17	European Union	5629134	Jan 19, 2007	5629134	Dec 19, 2007	Fiberweb France SAS
P PARTY PEACOCK and Design	Mexico	1288270	07/02/2012	1328005	11/16/2012	Berry Plastics Corporation
P PARTY PEACOCK and Design	Canada	1530621	06/06/2011	878999	05/29/2014	Berry Plastics Corporation
P PARTY PEACOCK and Design	Canada	1591288	08/23/2012	859504	09/09/2013	Berry Plastics Corporation
PACKERWARE	Chile	654319		703496	09/12/1994	PackerWare Corporation
PACKERWARE (stylized)	United States of America	73/353872	03/10/1982	1235737	04/26/1983	Berry Plastics Corporation
PALMSOFT	China (People's Republic)	25834421	08/14/2017	25834421	08/14/2018	Berry Global, Inc. (DE Corporation)
PALMSOFT	Mexico	1925880	08/01/2017	1815379	10/26/2017	Berry Plastics Corporation
PALMSOFT	India	3604381	08/02/2017	3604381	02/21/2019	Berry Plastics Corporation
PALMSOFT	European Union (Community)	017057101	08/01/2017	017057101	12/28/2017	Berry Plastics Corporation
PALMSOFT	United States of America	87/320851	02/01/2017			Berry Plastics Corporation
PARTY PEACOCK	New Zealand	982201	08/05/2013	982201	02/11/2014	Berry Plastics Corporation
PARTY PEACOCK	Mexico	1232843	12/05/2011	1284476	05/10/2012	Berry Plastics Corporation
PARTY PEACOCK	Mexico	1232845	12/05/2011	1284770	05/14/2012	Berry Plastics Corporation
PARTY PEACOCK	Canada	1530623	06/06/2011	879000	05/29/2014	Berry Plastics Corporation
PARTY PEACOCK	Australia	1572721	08/05/2013	1572721	05/06/2014	Berry Plastics Corporation
PARTY PEACOCK	United States of America	86/186785	02/06/2014	4705110	03/17/2015	Berry Plastics Corporation
PATCO	United States of America	77/677327	02/24/2009	3666753	08/11/2009	Berry Plastics Corporation
PENTAMAX	United States of America	77023510	Oct 18, 2006	3454372	Jun 24, 2008	Chicopee, Inc.
PENTAMAX and Design	United States of America	77028318	Oct 24, 2006	3454383	Jun 24, 2008	Chicopee, Inc.
PERFOCUT	Denmark	VA197405046	12/02/1974	VR197503815	09/19/1975	AEP Industries Inc.
PERFORMANCE PLUS	United States of America	73/680017	08/24/1987	1,550,145	08/01/1989	AEP Industries Inc.
PGI	Canada	813777	May 29, 1996	475010	Apr 21, 1997	AVINTIV Specialty Materials Inc.
PGI	European Union	271130	Jun 3, 1996	271130	Mar 17, 1999	Polymer Group, Inc.
PGI	Mexico	283697	Jan 9, 1997	894192007(551243)	Jun 25, 1997	Polymer Group, Inc.
PGI	Mexico	283698	Jan 9, 1997	624612	Sep 27, 1999	Polymer Group, Inc.
PGI	India	723091	Jul 2, 1996	723091	Mar 12, 2005	Polymer Group, Inc.
PGI	India	723092	Jul 2, 1996	317575	Feb 16, 2005	Polymer Group, Inc.
PGI	Chile	877639	Sep 11, 2009	869058	Oct 28, 2009	Polymer Group, Inc.
PGI	Venezuela	2367198	Dec 23, 1998	P217920	Feb 25, 2000	Polymer Group, Inc.
PGI	Argentina	2915007	May 14, 2009	2353615	Mar 18, 2010	Polymer Group, Inc.
PGI	Argentina	2981015	Dec 23, 1998	2424284	Feb 14, 2011	Polymer Group, Inc.
PGI	Malaysia	05021209	Dec 16, 2005	05021209	Dec 16, 2005	Polymer Group, Inc.
PGI	Colombia	98075517	Dec 18, 1998	235276	Mar 29, 2001	Polymer Group, Inc.
PGI	Brazil	200037153	Jul 18, 1996	200037153	Aug 12, 2003	Polymer Group, Inc.
PGI	Brazil	819383341	Jul 18, 1996	819383341	Aug 12, 2003	Polymer Group, Inc.
PGI	Guatemala	2009001424	Apr 24, 2009	166565	Nov 16, 2009	Polymer Group, Inc.
PGI	Costa Rica	2009002645	Mar 26, 2009	192104	Jul 3, 2009	Polymer Group, Inc.
PGI	Bolivia			121029		Polymer Group, Inc.
PGI [Stylized]	United States of America	77609754	Nov 7, 2008	3635048	Jun 9, 2009	AVINTIV Specialty Materials Inc.
PGI [Stylized]	Mexico	1121741	Sep 24, 2010	1195231	Dec 17, 2010	Polymer Group, Inc.
PGI [Stylized]	Argentina	3025543	Aug 24, 2010	2461648	Sep 9, 2011	Polymer Group, Inc.
PGI [Stylized]	European Union	009428293	Oct 6, 2010	009428293	Mar 18, 2011	Polymer Group, Inc.
PGI [Stylized]	Brazil	907755321	May 28, 2014	907755321	Jan 17, 2017	Polymer Group, Inc.
PGI [Stylized]	Brazil	907755364	May 28, 2014	907755364	Jan 17, 2017	Polymer Group, Inc.
PGI Nonwovens	Thailand	331884	Apr 4, 1997	Kor74231	Jun 26, 1998	Polymer Group, Inc.
PHOTEX	United States of America	72139303	Mar 7, 1962	741439	Dec 4, 1962	Fiberweb Holdings Limited
PIVOT	United States of America	78/558012	02/01/2005	3102208	06/06/2006	Berry Plastics Corporation
PLASTOP	United States of America	73/452304	11/09/1983	1352840	08/06/1985	Berry Plastics Corporation
PLAS-TUFF	United States of America	76/323103	10/10/2001	2576193	06/04/2002	Berry Plastics Corporation
PLATINUM PLUS	United States of America	74/091475	08/27/1990	1,689,581	05/26/1992	AEP Industries Inc.
POL E LOC	United States of America	74/297141	07/23/1992	1794306	09/21/1993	Berry Plastics Corporation
POLY BREATHE	United States of America	74591239	Oct 27, 1994	2051227	Apr 8, 1997	AVINTIV Specialty Materials Inc.
POLYBREATHE LIGHT	United States of America	78961869	Aug 28, 2006	3459740	Jul 1, 2008	Chicopee, Inc.
POLYBREATHE LIGHT and Design	United States of America	78962044	Aug 28, 2006	3455824	Jun 24, 2008	Chicopee, Inc.
POLYKEN	Canada	203512	06/22/1949	33637	06/22/1949	Berry Global, Inc.
POLYKEN	Canada	480715	01/11/1982	276866	02/18/1983	Berry Global, Inc.
POLYKEN	Japan	2018-033478	03/22/2018			Berry Global, Inc.
POLYKEN	Chile	941.691	02/21/2011	942152	01/12/2012	Berry Plastics Corporation
POLYKEN	Chile	941.692	02/21/2011	942153	01/12/2012	Berry Plastics Corporation
POLYKEN	Nigeria	20184	06/14/1973	20184	07/31/1970	Berry Plastics Corporation
POLYKEN	Nigeria	21069	06/14/1973	21069	11/05/1976	Berry Plastics Corporation
POLYKEN	Trinidad and Tobago	44008	07/01/2011	44008	03/15/2012	Berry Plastics Corporation
POLYKEN	Russian Federation	57386	11/17/1970	45710	01/29/1973	Berry Plastics Corporation
POLYKEN	Mexico	68739	06/24/1955	91786	02/01/1958	Berry Plastics Corporation
POLYKEN	Norway	95921		79186	04/30/1990	Berry Plastics Corporation
POLYKEN	Oman	103904	08/02/2016	103904	05/24/2017	Berry Plastics Corporation
POLYKEN	Oman	103905	08/02/2016	103905	05/24/2017	Berry Plastics Corporation
POLYKEN	Qatar	108758	09/19/2016	108758	10/16/2017	Berry Plastics Corporation
POLYKEN	Qatar	108759	09/19/2016	108759	10/16/2017	Berry Plastics Corporation
POLYKEN	Bahrain	117157	08/31/2016	117157	10/19/2017	Berry Plastics Corporation
POLYKEN	Bahrain	117158	08/31/2016	117158	10/19/2017	Berry Plastics Corporation
POLYKEN	Kuwait	181961	07/21/2016	153023	12/01/2017	Berry Plastics Corporation
POLYKEN	Kuwait	181962	07/21/2016	153024	12/01/2017	Berry Plastics Corporation
POLYKEN	Panama	201375	06/15/2011	201375	06/15/2011	Berry Plastics Corporation
POLYKEN	Panama	201376	06/15/2011	201376	01/17/2012	Berry Plastics Corporation
POLYKEN	Panama	201376	Jun 15, 2011	201376	Jan 17, 2012	Berry Plastics Corporation
POLYKEN	Panama	201377	06/15/2011	201377	06/15/2011	Berry Plastics Corporation
POLYKEN	Mexico	204620	08/16/1982	283246	01/04/1983	Berry Plastics Corporation
POLYKEN	Mexico	240187	08/16/1995	639991	01/31/2000	Berry Plastics Corporation
POLYKEN	Mexico	240188	08/16/1995	544531	03/25/1997	Berry Plastics Corporation
POLYKEN	United Arab Emirates	257575	08/01/2016	257575	03/18/2018	Berry Plastics Corporation
POLYKEN	United Arab Emirates	257576	08/01/2016	257576	03/18/2018	Berry Plastics Corporation
POLYKEN	Colombia	271365	06/14/1987	89879	06/15/1977	Berry Plastics Corporation
POLYKEN	Uruguay	418944	12/22/2010	418944	08/15/2012	Berry Plastics Corporation
POLYKEN	Pakistan	428132	08/01/2016	185759	05/25/2018	Berry Plastics Corporation
POLYKEN	Pakistan	428133	08/01/2016			Berry Plastics Corporation
POLYKEN	Hong Kong	478286	Nov 1, 1986	19873406	Nov 1, 1986	Berry Plastics Corporation
POLYKEN	Thailand	733016	06/18/2009	98627	10/29/2010	Berry Plastics Corporation
POLYKEN	Thailand	733017	06/18/2009	Kor320384	06/18/2010	Berry Plastics Corporation
POLYKEN	Thailand	733018	06/18/2009	Kor327833	05/26/2011	Berry Plastics Corporation
POLYKEN	Chile	941691	Feb 21, 2011	942152	Jan 12, 2012	Berry Plastics Corporation
POLYKEN	Chile	941692	Feb 21, 2011	942153	Jan 12, 2012	Berry Plastics Corporation
POLYKEN	New Zealand	1047105	07/19/2016	1047105	01/20/2017	Berry Plastics Corporation
POLYKEN	Mexico	1781139	08/05/2016	1845751	02/15/2018	Berry Plastics Corporation
POLYKEN	Mexico	1781140	08/05/2016	1849803	02/22/2018	Berry Plastics Corporation
POLYKEN	Australia	1784291	07/19/2016	1784291	04/24/2018	Berry Plastics Corporation
POLYKEN	Canada	1793795	07/29/2016			Berry Plastics Corporation
POLYKEN	Argentina	3530269	08/10/2016			Berry Plastics Corporation
POLYKEN	Argentina	3530270	08/10/2016			Berry Plastics Corporation
POLYKEN	China (People's Republic)	7227444	03/02/2009	7227444	08/28/2010	Berry Plastics Corporation
POLYKEN	China (People's Republic)	7227445	03/02/2009	7227445	07/21/2010	Berry Plastics Corporation
POLYKEN	European Union (Community)	8458821	07/29/2009	8458821	11/24/2012	Berry Plastics Corporation
POLYKEN	European Union (Community)	015866544	09/28/2016	015866544	04/06/2017	Berry Plastics Corporation
POLYKEN	China (People's Republic)	20960088	08/12/2016	20960088	10/07/2017	Berry Plastics Corporation
POLYKEN	China (People's Republic)	20960089	08/12/2016			Berry Plastics Corporation
POLYKEN	Taiwan	105045054	08/02/2016	01876245	10/16/2017	Berry Plastics Corporation
POLYKEN	Thailand	160103450	08/23/2016	181108203	04/02/2018	Berry Plastics Corporation
POLYKEN	Ukraine	201616638	08/02/2016	241284	05/10/2018	Berry Plastics Corporation
POLYKEN	Azerbaijan	201633094	08/02/2016	20180281	03/07/2018	Berry Plastics Corporation
POLYKEN	Brazil	911529012	08/25/2016	911529012	06/26/2018	Berry Plastics Corporation
POLYKEN	Brazil	911529039	08/25/2016			Berry Plastics Corporation
POLYKEN	Saudi Arabia	1437028183	09/27/2016	1437028183	03/12/2017	Berry Plastics Corporation
POLYKEN	Saudi Arabia	1437028184	09/27/2016	1437028184	03/12/2017	Berry Plastics Corporation
POLYKEN	Malaysia	2016063035	07/19/2016	2016063035	11/29/2017	Berry Plastics Corporation
POLYKEN	Malaysia	2016063044	07/19/2016	2016063044	11/28/2017	Berry Plastics Corporation
POLYKEN	Russian Federation	2016726687	07/22/2016	626053	08/09/2017	Berry Plastics Corporation
POLYKEN	Venezuela	12446-16	08/12/2016			Berry Plastics Corporation
POLYKEN	Venezuela	12447-16	08/12/2016			Berry Plastics Corporation
POLYKEN	South Africa	2016/21969	08/04/2016			Berry Plastics Corporation
POLYKEN	South Africa	2016/21970	08/04/2016			Berry Plastics Corporation
POLYKEN	Korea, Republic of	40-2016-0064492	08/24/2016	40-1318632	01/04/2018	Berry Plastics Corporation
POLYKEN	Singapore	40201612456X	08/01/2016			Berry Plastics Corporation
POLYKEN	Korea, Republic of	40-2017-96398	08/24/2016			Berry Plastics Corporation
POLYKEN	Hong Kong	4782/86	11/01/1986	19873406	11/01/1986	Berry Plastics Corporation
POLYKEN	Hong Kong	4782/86	11/01/1986	19873407	01/11/1986	Berry Plastics Corporation
POLYKEN	Peru	671687-2016	08/03/2016	15820	02/15/2017	Berry Plastics Corporation
POLYKEN	United States of America	87/109166	07/19/2016	5586738	10/16/2018	Berry Plastics Corporation
POLYKEN	Bolivia	C-22299		103239	04/16/1999	Berry Plastics Corporation
POLYKEN	Indonesia	D002011012001	03/29/2011	000407003	02/10/2014	Berry Plastics Corporation
POLYKEN	Indonesia	D002011012014	03/29/2011	IDM000384086	02/28/2013	Berry Plastics Corporation
POLYKEN	Indonesia	D002016039615	08/24/2016			Berry Plastics Corporation
POLYKEN	Indonesia	D002016039616	08/24/2016			Berry Plastics Corporation
POLYKEN	Ecuador	IEPI-2016-61956	07/20/2016			Berry Plastics Corporation
POLYKEN	Ecuador	IEPI-2016-61957	07/20/2016			Berry Plastics Corporation
POLYKEN	Malaysia	M/068976	07/16/1975	M/068976	07/13/1998	Berry Plastics Corporation
POLYKEN	Malaysia	M068976	Jul 16, 1975	M068976	Jul 13, 1998	Berry Plastics Corporation
POLYKEN	Uzbekistan	MGU20161878	08/02/2016			Berry Plastics Corporation
POLYKEN	Colombia	SD2016/0004325	08/01/2016	574234	09/12/2017	Berry Plastics Corporation
POLYKEN	United Kingdom	UK00003179391	08/09/2016	UK00003179391	12/02/2016	Berry Plastics Corporation
POLYKEN	Serbia	Z-298/68		18644	07/10/2000	Berry Plastics Corporation
POLYKEN	Serbia	Z29868	May 13, 1968	18644	Jul 22, 1970	Berry Plastics Corporation
POLYKEN	Hong Kong		06/28/1960	19610066	01/20/1961	Berry Plastics Corporation
POLYKEN	Singapore			64845	07/17/1975	Berry Plastics Corporation
POLYKEN	South Africa			64/2309	07/07/1964	Berry Plastics Corporation
POLYKEN	Bahrain	12060	01/13/1989	12060	01/13/1989	Covalence Specialty Adhesives, LLC
POLYKEN	Bahrain	12135	07/22/1989	12135	07/22/1989	Covalence Specialty Adhesives, LLC
POLYKEN	Pakistan	49477	05/27/1968	49477	05/27/1968	Covalence Specialty Adhesives, LLC
POLYKEN	India	2902132	02/13/2015			Covalence Specialty Adhesives, LLC
POLYKEN	Venezuela	10102-1988		148743	08/02/1992	Covalence Specialty Adhesives, LLC
POLYKEN	United States of America	71/511527	10/24/1946	435666	01/06/1948	Covalence Specialty Adhesives, LLC
POLYKEN	United States of America	72/438351	10/13/1972	980849	03/26/1974	Covalence Specialty Adhesives, LLC
POLYKEN	United States of America	73/389442	09/27/1982	1260006	12/06/1983	Covalence Specialty Adhesives, LLC
POLYKEN	Switzerland			277506	06/19/1975	Covalence Specialty Adhesives, LLC
POLYKEN	Venezuela			32369	08/05/1957	Covalence Specialty Adhesives, LLC
POLYKEN	South Africa			642311	07/07/1964	Covalence Specialty Adhesives, LLC
POLYKEN	South Africa			64/2310	07/07/1964	Covalence Specialty Adhesives, LLC
POLYKEN	South Africa			64/2312	07/07/1964	Covalence Specialty Adhesives, LLC
POLYKEN	Czech Republic	44730	10/13/1970	160379	10/13/1970	Covalence Specialty Materials Corp.
POLYKEN	Brazil	37.339/80	12/22/1980	800373391	01/15/1985	Covalence Specialty Materials Corp.
POLYKEN	Brazil	37338/80	12/22/1980	800373383	12/28/1982	Covalence Specialty Materials Corp.
POLYKEN	Singapore			64844	07/17/1975	Covalence Specialty Materials Corp.
POLYKEN	Argentina	571257		2144002	02/28/2007	Tyco Adhesives LP
POLYKEN	Argentina	1421246	04/26/1960	3572116	01/09/2007	Tyco Adhesives LP
POLYKEN	Argentina	1444465	04/03/1961	3572117	01/09/2007	Tyco Adhesives LP
POLYKEN	Korea, Republic of	92-023495		317791	07/20/1995	Tyco Adhesives LP
POLYKEN	Dominican Republic		01/24/1980	30265	04/28/1980	Tyco Adhesives LP
POLYKEN	Japan	957646/1982	10/29/1982	2599753	11/30/1993	Tyco Healthcare Group LP
POLYKEN	Japan	38386/60	10/26/1960	586610	05/11/1962	Tyco International (US) Inc.
POLYKEN	Turkey	858261/12416	08/28/1967	98918	08/28/1967	Tyco International (US) Inc.
POLYKEN	Japan	95745/1982	10/29/1982	2599752	11/30/1993	Tyco International (US) Inc.
POLYKEN	Puerto Rico			22308	07/02/1979	Tyco International (US) Inc.
POLYKEN (Korean characters)	Republic of Korea	92024859	Jun 9, 1994	291258	Jun 9, 1994	Tyco Adhesives LP
POLYKEN (Korean characters)	Korea, Republic of	92-024859		291258	06/09/1994	Tyco Adhesives LP
POLYKEN YGIII	United States of America	73256161	Mar 31, 1980	1180165	Dec 1, 1981	Covalence Specialty Adhesives, LLC
POLYKEN YGIII	United States of America	73/256161	03/31/1980	1180165	12/01/1981	Covalence Specialty Adhesives, LLC
POLYNASH	Canada	1323295	11/07/2006	784022	12/03/2010	Covalence Specialty Adhesives, LLC
POLYNASH	Brazil	900091975	11/22/2006	900091975	08/16/2011	Covalence Specialty Materials Corp.
POLYSAFE	United States of America	75035137	Dec 21, 1995	2089913	Aug 19, 1997	AVINTIV Specialty Materials Inc.
POLYSAFE and Design	United States of America	78962031	Aug 28, 2006	3510171	Sep 30, 2008	Chicopee, Inc.
POWERCRETE	China (People's Republic)	7227442	03/02/2009	7227442	09/28/2010	Berry Plastics Corporation
POWERCRETE	China (People's Republic)	7227443	03/02/2009	7227443	09/28/2010	Berry Plastics Corporation
POWERCRETE	United States of America	76335963	Nov 9, 2001	2707884	Apr 15, 2003	Berry Plastics Corporation
POWERCRETE	United States of America	76/335963	11/09/2001	2707884	04/15/2003	Berry Plastics Corporation
POWERCRETE	Oman	36403	05/11/2005	36403	08/01/2006	Covalence Specialty Adhesives, LLC
POWERCRETE	Mexico	549055	05/29/2002	752028	06/26/2002	Covalence Specialty Adhesives, LLC
POWERCRETE	Mexico	549056	05/29/2002	752029	06/26/2002	Covalence Specialty Adhesives, LLC
POWERCRETE	Canada	1142740	06/04/2002	641792	06/10/2005	Covalence Specialty Adhesives, LLC
POWERCRETE	Canada	1142740	Jun 4, 2002	641792	Jun 10, 2005	Covalence Specialty Adhesives, LLC
POWERCRETE	India	2902133	02/13/2015			Covalence Specialty Adhesives, LLC
POWERCRETE	United States of America	74091827	Aug 22, 1990	1730200	Nov 3, 1992	Covalence Specialty Adhesives, LLC
POWERCRETE	United States of America	74/091827	08/22/1990	1730200	11/03/1992	Covalence Specialty Adhesives, LLC
POWERCRETE	United Arab Emirates	73304	09/19/2005	60804	06/20/2006	Tyco Adhesives LP
POWERCRETE (in chinese characters)	China (People's Republic)	7227440	03/02/2009	7227440	09/28/2010	Berry Plastics Corporation
POWERCRETE (in chinese characters)	China (People's Republic)	7227441	03/02/2009	7227441	09/28/2010	Berry Plastics Corporation
PRO-CHLOR	European Union	1258879	Nov 20, 2014	1258879	Jun 9, 2016	Chicopee, Inc.
PRO-CHLOR	International Bureau (WIPO)	1258879	Nov 20, 2014	1258879	Nov 20, 2014	Chicopee, Inc.
PRO-CHLOR	Mexico	1258879	Nov 20, 2014	1258879	Nov 20, 2014	Chicopee, Inc.
PRO-CHLOR	United States of America	86291110	May 23, 2014	4663719	Dec 30, 2014	Chicopee, Inc.
PROFORMANCE FILMS (Stylized)	United States of America	75/587300	11/12/1998	2,640,011	10/22/2002	AEP Industries Inc.
PRO-QUAT	European Union	1256898	Nov 20, 2014	1256898	May 25, 2016	Chicopee, Inc.
PRO-QUAT	International Bureau (WIPO)	1256898	Nov 20, 2014	1256898	Nov 20, 2014	Chicopee, Inc.
PRO-QUAT	Mexico	1256898		1256898	Nov 20, 2014	Chicopee, Inc.
PRO-QUAT	Canada	1703762	Nov 21, 2014	TMA929132	Feb 17, 2016	Chicopee, Inc.
PRO-QUAT	United States of America	86291111	May 23, 2014	4663720	Dec 30, 2014	Chicopee, Inc.
PROVIDENCIA	Brazil	006079733	Dec 13, 1968	006079733	May 10, 1975	Companhia Providencia Industria E Comercio
PROVIDENCIA (Word & Design)	Brazil	825889936	Sep 26, 2003	825889936	Jul 7, 2009	Companhia Providencia Industria E Comercio
PROVIDENCIA (Word & Design)	Brazil	900451920	Aug 16, 2007	900451920	Dec 15, 2009	Companhia Providencia Industria E Comercio
PROVIDENCIA (Word & Design)	Brazil	900452080	Aug 16, 2007	900452080	Dec 15, 2009	Companhia Providencia Industria E Comercio
PROVIDENCIA (Word & Design)	Brazil	900754311	Feb 22, 2008	900754311	Aug 24, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA (Word & Design)	Brazil	900754508	Feb 22, 2008	900754508	Aug 24, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT	Brazil	900912880	May 14, 2008	900912880	Oct 5, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT	Brazil	900913207	May 14, 2008	900913207	Sep 8, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT	Brazil	900914939	May 15, 2008	900914939	Nov 3, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT ADVANCED	Brazil	900912936	May 14, 2008	900912936	Oct 5, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT ADVANCED	Brazil	900913231	May 14, 2008	900913231	Sep 21, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT ADVANCED	Brazil	900914963	May 15, 2008	900914963	Oct 19, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT INDUSTRIAL	Brazil	900913142	May 14, 2008	900913142	Sep 21, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT INDUSTRIAL	Brazil	900913274	May 14, 2008	900913274	Sep 8, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT INDUSTRIAL	Brazil	900915021	May 15, 2008	900915021	Oct 19, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT STRUCTURAL	Brazil	900913150	May 14, 2008	900913150	Sep 21, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT STRUCTURAL	Brazil	900913290	May 14, 2008	900913290	Sep 8, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT STRUCTURAL	Brazil	900915080	May 15, 2008	900915080	Nov 9, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT ULTRA	Brazil	900913240	May 14, 2008	900913240	Sep 8, 2010	Companhia Providencia Industria E Comercio
PROVIDENCIA PROTECT ULTRA	Brazil	900914998	May 15, 2008	900914998	Oct 19, 2010	Companhia Providencia Industria E Comercio
PURE FLEXX	Mexico	1338970	01/11/2013	1360475	04/11/2013	Berry Plastics Corporation
PURE FLEXX	United States of America	85/779832	11/15/2012	4625478	10/21/2014	Berry Plastics Corporation
PW & Device	United Kingdom	2280621	Sep 10, 2001	2280621	Mar 8, 2002	Terram Limited
PW Permanent Way & Device	United Kingdom	2280623	Sep 10, 2001	2280623	Mar 8, 2002	Terram Limited
QUBIC	Mexico	1448207	01/15/2014			Berry Plastics Corporation
QUBIC	Canada	1659282	01/13/2014	976156	07/19/2017	Berry Plastics Corporation
QUBIC	United States of America	86/158466	01/06/2014	5195910	05/02/2017	Berry Plastics Corporation
QUIX	Canada	0714500	Oct 9, 1992	TMA425726	Mar 23, 1994	Chicopee, Inc.
QUIX	United States of America	74236940	Jan 13, 1992	1797050	Oct 5, 1993	PGI Polymer, Inc.
R410	United States of America	76/628019	01/14/2005	3298500	09/25/2007	Pliant, LLC
RAY JOINT (Stylized)	Switzerland	022131998	Mar 18, 1998	P457225	Mar 18, 2000	Covalence Specialty Adhesives, LLC
RAY JOINT (stylized)	Switzerland	02213/1998	03/18/1998	P-457225	03/18/2000	Covalence Specialty Adhesives, LLC
RAYCHEM ANODEFLEX	Germany	1093759	Aug 31, 1985	1093759	Aug 31, 1985	Covalence Specialty Adhesives, LLC
RAYCHEM ANODEFLEX	United Kingdom	1206332	Nov 1, 1983	1206332	Nov 1, 1983	Covalence Specialty Adhesives, LLC
RAYCHEM ANODEFLEX	Germany			1093759	08/31/1985	Covalence Specialty Adhesives, LLC
RAYCHEM ANODEFLEX	United Kingdom			1206332	11/01/1983	Covalence Specialty Adhesives, LLC
RAYCHEM DUALSEAL	Austria	2901984	Feb 1, 1984	106228	Jul 6, 1984	Covalence Specialty Adhesives, LLC
RAYCHEM DUALSEAL	Austria	290/84	02/01/1984	106228	07/06/1984	Covalence Specialty Adhesives, LLC
RAYCHEM DUALSEAL	Germany	1067823	Feb 4, 1984	1067823	Sep 4, 1984	Tyco Electronics Corp.
RAYCHEM DUALSEAL	Sweden	198400968	Feb 7, 1984	193158	Oct 5, 1984	Tyco Electronics Corp.
RAYCHEM DUALSEAL	Sweden	193158		193158	10/05/1984	Tyco Electronics Corporation
RAYCLAD	Australia	215395	12/04/1967	215395	12/04/1967	Berry Plastics Corporation
RAYCLAD	Canada	319075	01/17/1969	165878	10/24/1969	Covalence Specialty Adhesives, LLC
RAYCLAD	France	1527241	Jan 25, 1988	1527241	Jan 25, 1988	Covalence Specialty Adhesives, LLC
RAYCLAD	Italy	MI2008C 008609	01/31/1968	362018000003651	08/28/1968	Covalence Specialty Adhesives, LLC
RAYCLAD	United Kingdom	UK00000917796	Nov 27, 1967	UK00000917796	Nov 27, 1967	Covalence Specialty Adhesives, LLC
RAYCLAD	France			1527241	01/25/1988	Covalence Specialty Adhesives, LLC
RAYCLAD	United Kingdom			917796	11/27/1967	Covalence Specialty Adhesives, LLC
RAYJOINT	China (People's Republic)	7983046	01/11/2010	7983046	02/14/2011	Berry Plastics Corporation
RAYJOINT	European Union (Community)	8910002	02/25/2010	8910002	10/19/2010	Berry Plastics Corporation
RAYJOINT	European Union	8910002	Feb 25, 2010	8910002	Oct 19, 2010	Berry Plastics Corporation
RAYJOINT	Republic of Korea	4020130006479	Feb 1, 2013	401012487	Dec 12, 2013	Berry Plastics Corporation
RAYJOINT	Korea, Republic of	40-2013-0006479	02/01/2013	401012487	12/12/2013	Berry Plastics Corporation
RAYJOINT	Japan	0307521998	Apr 9, 1998	4282744	Jun 11, 1999	Tyco Electronics Corp.
RAYJOINT	Japan	030752/1998	04/09/1998	4282744	06/11/1999	Tyco Electronics Corporation
RAYJOINT (stylized)	Poland	184900	03/23/1998	129853	06/04/2001	Covalence Specialty Adhesives, LLC
RAYJOINT (stylized)	Hungary	M9800991	03/18/1998	155333	01/27/1999	Covalence Specialty Adhesives, LLC
RAYJOINT (stylized)	Poland	Z184900	Mar 23, 1998	R129853	Jun 4, 2001	Covalence Specialty Adhesives, LLC
RAYJOINT (stylized)	Czech Republic	13099	03/19/1998	216718	03/29/1999	Raychem Corporation
RAYJOINT (stylized)	Czech Republic	130999	Mar 19, 1998	216718	Mar 29, 1999	Raychem Corporation
RAYJOINT (stylized)	Russian Federation	98704541	Mar 20, 1998	178954	Aug 20, 1999	Tyco Electronics Corp.
RAYJOINT (stylized)	Russian Federation	98704541	03/20/1998	178954	08/20/1999	Tyco Electronics Corporation
RAYLINK	Finland	335394	Jul 5, 1994	137246	Apr 5, 1995	Covalence Specialty Adhesives, LLC
RAYLINK	Finland	3353/94	07/05/1994	137246	04/05/1995	Covalence Specialty Adhesives, LLC
RAYTRANS	France	1368865	08/28/1986	1368865	08/28/1986	Berry Plastics Corporation
RAYTRANS	France	1368865	Aug 28, 1986	1368865	Aug 28, 1986	Berry Plastics Corporation
RAYTRANS	United States of America	73/682387	09/03/1987	1500516	08/16/1988	Berry Plastics Corporation
RECLAIM & Design	Canada	137774	01/02/2008	TMA740940	05/28/2009	AEP Industries Inc.
RED 1	European Union	000537506	May 16, 1997	000537506	Feb 25, 2000	Fiberweb Holdings Limited
RED RUNNER	United States of America	75646068	Feb 22, 1999	2332042	Mar 20, 2000	Fiberweb Holdings Limited
RED RUNNER	Japan	1808171997	Nov 27, 1997	4785831	Jul 9, 2004	Fiberweb Holdings Limited
RED•1	United States of America	78521606	Nov 23, 2004	3028751	Dec 13, 2005	Fiberweb Holdings Limited
RED-1	Brazil	822361264	Jan 12, 2000	822361264	Oct 11, 2005	Fiberweb Simpsonville, Inc.
REEMAY	Ecuador	10922	Jan 29, 1988	14789	Mar 20, 1989	Fiberweb, Inc.
REEMAY	New Zealand	69924	Nov 23, 1961	69924	Jul 19, 1962	Fiberweb, Inc.
REEMAY	Peru	141548	Jul 12, 1988	77920	Nov 24, 1988	Fiberweb, Inc.
REEMAY	Peru	141551	Jul 12, 1988	77923	Nov 24, 1988	Fiberweb, Inc.
REEMAY	Australia	170679	Nov 21, 1961	170679	Feb 20, 1963	Fiberweb, Inc.
REEMAY	Canada	267064	Jan 17, 1962	130598	Apr 19, 1963	Fiberweb, Inc.
REEMAY	Mexico	305617	Feb 27, 1989	365527	Aug 9, 1989	Fiberweb, Inc.
REEMAY	Mexico	305618	Feb 27, 1989	365528	Aug 9, 1989	Fiberweb, Inc.
REEMAY	Thailand	336273	Oct 16, 1986	Kor84022	Jun 13, 1987	Fiberweb, Inc.
REEMAY	Spain	392148	Nov 27, 1961	392148	Jun 4, 1962	Fiberweb, Inc.
REEMAY	Brazil	404080	May 15, 1970	004040805	May 15, 1980	Fiberweb, Inc.
REEMAY	South Africa	611973	Nov 21, 1961	611973	Nov 21, 1963	Fiberweb, Inc.
REEMAY	China	5137992	Jan 24, 2006	5137992	Jun 7, 2009	Fiberweb, Inc.
REEMAY	Japan	2003520421	Nov 25, 1961	607772	Nov 21, 1961	Fiberweb, Inc.
REEMAY	Germany	D13386	Nov 21, 1961	780140	Nov 22, 1963	Fiberweb, Inc.
REEMAY	Finland	T196200128	Jan 13, 1962	41340	Aug 26, 1963	Fiberweb, Inc.
REEMAY	India		Nov 23, 1961	205902	Nov 23, 1989	Fiberweb, Inc.
REEMAY	Portugal	177902	Feb 5, 1962	177902	Dec 21, 1962	Fiberweb, LLC
REEMAY	United Kingdom	827666	Nov 20, 1961	827666	Nov 20, 1961	Fiberweb, LLC
REEMAY	France	936440	Jun 23, 1998	1527756	Apr 3, 1987	Fiberweb, LLC
REEMAY	Switzerland	061291981	Nov 20, 1981	315480	May 12, 1982	Fiberweb, LLC
REEMAY	United States of America	72131480	Nov 7, 1961	739855	Oct 30, 1962	Fiberweb, LLC
REEMAY	United States of America	72131481	Nov 7, 1961	740087	Oct 30, 1962	Fiberweb, LLC
REEMAY	Republic of Korea	4019870001	Jan 23, 1987	40153811	Apr 29, 1998	Fiberweb, LLC
REEMAY	Indonesia	R00200701028	Apr 6, 1978	IDM000175073	Aug 13, 1998	Fiberweb, LLC
REEMAY	Indonesia	R00200701030	Aug 13, 1998	IDM000174384	Aug 13, 1988	Fiberweb, LLC
REEMAY	Israel	20293	Nov 21, 1961	20293	Nov 21, 1961	Reemay, Inc.
REEMAY	Honduras	40743	Sep 16, 1982	40743	Sep 16, 1982	Reemay, Inc.
REEMAY	Norway	74875	Nov 29, 1961	59669	Jun 14, 1962	Reemay, Inc.
REEMAY	Benelux	076403	Nov 26, 1971	076403	Dec 1, 1973	Reemay, Inc.
REEMAY	France	821525	Oct 30, 1986	1377273	Oct 20, 1989	Reemay, Inc.
REEMAY	Chile	857602	Dec 21, 1992	891817	Dec 21, 1992	Reemay, Inc.
REEMAY	Argentina	3572846	Jan 12, 2017			Reemay, Inc.
REEMAY	Austria	26031961	Nov 22, 1961	47317	Jun 11, 1991	Reemay, Inc.
REEMAY	Costa Rica	190025481	Feb 19, 1961	25481	Feb 19, 1962	Reemay, Inc.
REEMAY	Sweden	190104201	Jan 1, 1900	104201	Nov 2, 1962	Reemay, Inc.
REEMAY	Denmark	VA1961037	Nov 23, 1961	VR196201406	Jul 28, 1962	Reemay, Inc.
Reemay & Design	India	112213		1189566	Nov 22, 2013	Fiberweb, Inc.
Reemay & Design	Peru	555379	Nov 21, 2013	210528	May 5, 2014	Fiberweb, Inc.
Reemay & Design	Thailand	918733	Nov 26, 2013	171133080	Nov 26, 2013	Fiberweb, Inc.
Reemay & Design	Chile	1083865	Nov 22, 2013	1150200	Jan 13, 2015	Fiberweb, Inc.
Reemay & Design	Australia	1189566	Nov 22, 2013	1189566	Nov 22, 2013	Fiberweb, Inc.
Reemay & Design	China	1189566	Nov 22, 2013	1189566	Nov 22, 2013	Fiberweb, Inc.
Reemay & Design	European Union	1189566	Nov 22, 2013	1189566	Nov 22, 2013	Fiberweb, Inc.
Reemay & Design	India	1189566	Nov 22, 2013	1189566	Oct 10, 2018	Fiberweb, Inc.
Reemay & Design	International Bureau (WIPO)	1189566		1189566	Nov 22, 2013	Fiberweb, Inc.
Reemay & Design	Israel	1189566	Nov 22, 2013	1189566	Feb 2, 2016	Fiberweb, Inc.
Reemay & Design	Japan	1189566	Nov 22, 2013	1189566	Mar 13, 2015	Fiberweb, Inc.
Reemay & Design	New Zealand	1189566	Nov 22, 2013	1189566	Nov 22, 2013	Fiberweb, Inc.
Reemay & Design	Norway	1189566	Nov 22, 2013	1189566	Nov 7, 2014	Fiberweb, Inc.
Reemay & Design	Republic of Korea	1189566	Nov 22, 2013	1189566	Nov 22, 2013	Fiberweb, Inc.
Reemay & Design	Mexico	1438279	Dec 4, 2013	1481107	Sep 15, 2014	Fiberweb, Inc.
Reemay & Design	Canada	1652816	Nov 20, 2013	TMA955740	Nov 18, 2016	Fiberweb, Inc.
Reemay & Design	Argentina	3292491	Nov 20, 2013	2891545	Jun 12, 2017	Fiberweb, Inc.
Reemay & Design	Costa Rica	201310219	Nov 25, 2013	236436	Jul 3, 2014	Fiberweb, Inc.
Reemay & Design	South Africa	201332616	Nov 21, 2013			Fiberweb, Inc.
Reemay & Design	Brazil	840720050	Nov 27, 2013	840720050	Aug 30, 2016	Fiberweb, Inc.
Reemay & Design	Ecuador	IEPIUIOPISD201351063RE	Nov 26, 2013	898114	Oct 16, 2014	Fiberweb, Inc.
Reemay & Design	United States of America	85947422	May 31, 2013	4808993	Sep 8, 2015	Fiberweb, LLC
REGAL	Australia	985176	01/16/2004	985176	01/16/2004	REXAM CLOSURE SYSTEMS INC.
REIBOND	European Union	014424287	Jul 29, 2015	014424287	Nov 16, 2015	PGI Spain S.L.
REICOTEX	Brazil	827097468	Nov 17, 2004	827097468	Apr 13, 2010	Companhia Providencia Industria E Comercio
REICROP	European Union	014424295	Jul 29, 2015	014424295	Nov 16, 2015	PGI Spain S.L.
RESINITE	Romania	005791	02/28/1992	007429	10/20/1995	AEP Industries Inc.
RESINITE	Russian Federation	61659	04/20/1972	46476	04/20/1972	AEP Industries Inc.
RESINITE	Czech Republic	63962	10/03/1991	172621	05/11/1993	AEP Industries Inc.
RESINITE	Slovakia	63962	10/03/1991	173955	03/02/1995	AEP Industries Inc.
RESINITE	Macedonia	79295	10/20/1995	06574	10/20/1995	AEP Industries Inc.
RESINITE	Norway	84658	01/23/1965	66924	09/09/1965	AEP Industries Inc.
RESINITE	Mexico	0091200	07/09/1990	385529	10/23/1990	AEP Industries Inc.
RESINITE	Mexico	0105774	01/31/1991	397240	06/27/1991	AEP Industries Inc.
RESINITE	Montenegro	0116089	12/16/2011	39473	04/09/1996	AEP Industries Inc.
RESINITE	Australia	200219	02/15/1966	200219	02/15/1966	AEP Industries Inc.
RESINITE	Canada	0311981	03/25/1968	TMA160844	01/31/1969	AEP Industries Inc.
RESINITE	Benelux	502757	09/22/1966	003518	07/01/1977	AEP Industries Inc.
RESINITE	New Zealand	674648	03/04/2003	674648	09/04/2003	AEP Industries Inc.
RESINITE	New Zealand	674649	03/04/2003	674649	09/04/2003	AEP Industries Inc.
RESINITE	France	700849	05/30/1985	1310893	05/30/1985	AEP Industries Inc.
RESINITE	Serbia	1992701	06/10/1992	39473	04/09/1996	AEP Industries Inc.
RESINITE	European Union (Community)	005230735	07/13/2006	005230735	08/23/2007	AEP Industries Inc.
RESINITE	Estonia	9310039	12/07/1993	11900	07/05/1994	AEP Industries Inc.
RESINITE	Slovenia	9471175	08/25/1994	9471175	12/07/1995	AEP Industries Inc.
RESINITE	Ukraine	93073952	07/23/1993	8694	08/29/1997	AEP Industries Inc.
RESINITE	Sweden	190131277		0131277	05/08/1970	AEP Industries Inc.
RESINITE	United States of America	72/134515	12/22/1961	739,023	10/09/1962	AEP Industries Inc.
RESINITE	Bulgaria	72000174N	03/09/1972	00008521	07/17/1972	AEP Industries Inc.
RESINITE	Germany	B3434520WZ	09/01/1965	818407	04/18/1966	AEP Industries Inc.
RESINITE	Hungary	M7200269	02/07/1972	115115	11/28/1972	AEP Industries Inc.
RESINITE	Latvia	M933963	04/19/1993	M15317	05/31/1994	AEP Industries Inc.
RESINITE	Lithuania	RL6322	04/06/1993	9690	02/08/1994	AEP Industries Inc.
RESINITE	Denmark	VA196503215	09/07/1965	VR196602364	09/09/1966	AEP Industries Inc.
RESINITE	Poland	Z102166	09/26/1991	R077097	02/28/1994	AEP Industries Inc.
RESINITE	Croatia	Z930170A	02/02/1993	Z930170	11/18/1996	AEP Industries Inc.
Resinite End Panel Packaging Design	Canada	1205080	01/26/2004	TMA644753	07/21/2005	AEP Industries Inc.
Resinite Side Panel Packaging Design	Canada	1205079	01/26/2004	TMA644788	07/21/2005	AEP Industries Inc.
RETICULON	Canada	1233754	Oct 14, 2004	TMA663835	May 9, 2006	AVINTIV Specialty Materials Inc.
REVOLUTION	Russian Federation	2001723481	08/03/2001	256563	10/03/2003	Pliant Corporation
REVOLUTION	Mexico	497869	07/24/2001	724454	11/28/2001	Pliant, LLC
REVOLUTION	Canada	1110218	07/20/2001	634791	03/09/2005	Pliant, LLC
REVOLUTION	European Union (Community)	2328268	07/24/2001	2328268	10/01/2002	Pliant, LLC
REVOLUTION	Switzerland	11397/2001	12/03/2001	496933	03/28/2002	Pliant, LLC
REVOLUTION	Norway	2001-09021	07/25/2001	213805	03/27/2002	Pliant, LLC
REVOLUTION	United States of America	76/267751	06/06/2001	2753870	08/19/2003	Pliant, LLC
RHINO-X and Design	United States of America	74/082267	07/26/1990	1773651	05/25/1993	Berry Plastics Corporation
RIGHT-FIT	Canada	1383459	02/14/2008	804878	08/22/2011	Berry Global, Inc.
RIGHT-FIT	United States of America	77/219991	07/01/2007	3410190	04/08/2008	Berry Plastics Corporation
RIP STOP and Design	United States of America	74/519522	05/03/1994	1937932	11/28/1995	Berry Plastics Corporation
RIP-STOP	Canada	1207106	02/20/2004	679749	01/18/2007	Berry Plastics Corporation
RISDROP	India	3610045	Aug 10, 2017	3610045	Feb 6, 2018	Berry Global, Inc.
RISDROP	European Union	017089641	Aug 10, 2017	017089641	Jan 8, 2018	Berry Global, Inc.
RISDROP	China	26055578	Aug 25, 2017	26055578	Sep 14, 2018	Berry Global, Inc.
RISDROP	United States of America	87560880	Aug 8, 2017			Berry Global, Inc.
RISPHARM	India	2439383	12/07/2012	1412758	12/14/2016	Rexam Healthcare Offranville
ROLLPAK and Design	United States of America	74/374166	04/01/1993	1846703	07/26/1994	Rollpak Corporation
ROOFSTAT	Germany	1066014	Mar 22, 1983	1066014	Jul 17, 1984	Terram Limited
ROOFSTAT	France	INPI1713853	Sep 5, 1984	N1283278	Feb 1, 1985	Terram Limited
ROOTSTONE	United Kingdom	2319314	Dec 21, 2002	2319314	Jun 27, 2003	Fiberweb Geosynthetics Limited
RUFFIES	Mexico	1278667	05/30/2012	1395975	09/09/2013	Berry Plastics Corporation
RUFFIES	Canada	1548267	10/18/2011	966252	03/21/2017	Berry Plastics Corporation
RUFFIES	United States of America	73/104601	10/27/1976	1203613	08/03/1982	Berry Plastics Corporation
RUFFIES PRO	United States of America	75/130666	07/08/1996	2102329	09/30/1997	Berry Plastics Corporation
RUFFIES PRO	United States of America	85/183595	11/23/2010	4021890	09/06/2011	Berry Plastics Corporation
RUFFIES SURE STRENGTH	United States of America	75/017328	11/09/1995	2080749	07/22/1997	Berry Plastics Corporation
S.U.D.S.	Canada	1701672	Nov 7, 2014	TMA957066	Dec 2, 2016	Chicopee, Inc.
S.U.D.S.	United States of America	86284333	May 17, 2014	4687565	Feb 17, 2015	Chicopee, Inc.
S.U.D.S.	European Union	A0046056	Oct 30, 2014	1239200	Oct 30, 2014	Chicopee, Inc.
S.U.D.S.	International Bureau (WIPO)	A0046056	Oct 30, 2014	1239200	Oct 30, 2014	Chicopee, Inc.
SAFE AGAIN	Mexico	1347911	02/12/2013	1425625	01/13/2014	Berry Plastics Corporation
Sandwich Bag Packaging Design	United States of America	85/604933	04/23/2012	4,319,978	04/16/2013	AEP Industries Inc.
SCRIPTVISION	United States of America	75/150413	08/14/1996	2290366	11/02/1999	Berry Plastics Corporation
SCROLLWARE	Canada	0627704	03/17/1989	366026	02/23/1990	Anchor Hocking Corporation
SEALWRAP	Canada	0497531	01/20/1983	TMA317220	08/08/1986	AEP Industries Inc.
SEALWRAP	Australia	537250	07/02/1990	537250	04/30/1993	AEP Industries Inc.
SEALWRAP	Canada	1085127	12/04/2000	TMA605895	03/22/2004	AEP Industries Inc.
SEALWRAP	United States of America	76/175034	12/04/2000	2,632,910	10/08/2002	AEP Industries Inc.
SEALWRAP	United States of America	75/393797	11/20/1997	2221529	02/02/1999	Berry Global Films, LLC
SECUPHARM	Int'l Registration - Madrid Agreement / Protocol	1168749	02/26/2013	1168749	02/26/2013	Rexam Healthcare Offranville
SECUPHARM	European Union (Community)	010847465	04/30/2012	1168749	01/02/2013	Rexam Healthcare Offranville
SECUPHARM	France	123912813	04/13/2012	123912813	03/21/2013	Rexam Healthcare Offranville
SECUPHARM	United States of America	79/133396	02/26/2013			Rexam Healthcare Offranville
SECURE LOC	United States of America	75/002132	10/05/1995	2190194	09/22/1998	Berry Plastics Corporation
SECURON	European Union	002798692	Aug 5, 2002	002798692	Aug 23, 2004	Fiberweb Holdings Limited
SECURON & Design	Mexico	290747	Mar 25, 1997	558829	Sep 25, 1997	Fiberweb Holdings Limited
SECURSEAL	United States of America	77/022776	10/17/2006	3420828	04/29/2008	Berry Plastics Corporation
SECURSEAL	United States of America	86/295338	05/29/2014	4632526	11/04/2014	Berry Plastics Corporation
SELECTE	Mexico	1631249	07/09/2015	1751770	05/09/2017	Berry Plastics Corporation
SELECTE	United States of America	86/500556	01/12/2015	5124885	01/17/2017	Berry Plastics Corporation
selecTE. PREMIUM. REINVENTED.	Canada	1946057	02/13/2019			Berry Global, Inc.
SENSASOFT	European Union	017986153	Nov 15, 2018			Berry Global, Inc.
SENTINEL	United States of America	86/771190	09/28/2015	5242136	07/11/2017	Berry Plastics Corporation
SETCO	United States of America	88/131242	09/25/2018			Berry Global, Inc. (DE Corporation)
SHADOWLASTIC	United States of America	85/666953	07/02/2012	4283055	01/29/2013	Berry Plastics Corporation
Shelterguard	United Kingdom	B1554200	Nov 19, 1993	B1554200	Aug 19, 1994	Boddingtons Limited
SILENT GARDENER	Canada	1786257	Jun 9, 2016	TMA980235	Sep 8, 2017	Fiberweb, LLC
SILENT GARDENER	United States of America	87807138	Feb 22, 2018			Fiberweb, LLC
SILENT GARDENER and Design	Canada	1799329	Sep 8, 2016	TMA980240	Sep 8, 2017	Fiberweb, LLC
SILENT GARDENER and Design	United States of America	87807130	Feb 22, 2018			Fiberweb, LLC
SILENTIO	European Union	017986165	Nov 15, 2018			Berry Global, Inc.
SilkyLoft	Benelux	1389966	Feb 7, 2019			Berry Global, Inc.
SilkyLoft	Malaysia	TM2019004326	Feb 8, 2019			Berry Global, Inc.
SilkyLoft	Malaysia	TM2019004328	Feb 8, 2019			Berry Global, Inc.
SilkyLoft	Malaysia	TM2019004329	Feb 8, 2019			Berry Global, Inc.
SLIDE 'N SEAL	United States of America	78/323663	11/05/2003	2,986,347	08/16/2005	AEP Industries Inc.
SMART TECH BAGS AND DESIGN	United States of America	76/709927	12/07/2011	4219792	10/09/2012	Laddawn, Inc.
Snack Bag Packaging Design	United States of America	85/604935	04/23/2012	4,319,979	04/16/2013	AEP Industries Inc.
SNAP LOK	United States of America	78/511323	11/04/2004	3339254	11/20/2007	Berry Plastics Corporation
SNAP-LOC	Canada	1157439	10/30/2002	651448	10/26/2005	Berry Plastics Corporation
SNOWTEX	United States of America	75328796	Jul 22, 1997	2256429	Jun 29, 1999	Fiberweb Holdings Limited
SNUGGIE	European Union	017985512	Nov 15, 2018			Berry Global, Inc.
SOFSPAN	United States of America	74411959	Jul 12, 1993	2039232	Feb 18, 1997	Fiberweb Holdings Limited
SPINLACE	Chile	1233316	Dec 9, 2016	1253295	Jul 5, 2017	AVINTIV Specialty Materials Inc.
SPINLACE	Mexico	1834071	Dec 16, 2016	1746128	Apr 21, 2017	AVINTIV Specialty Materials Inc.
SPINLACE	United States of America	77386404	Feb 1, 2008	3498569	Sep 9, 2008	AVINTIV Specialty Materials Inc.
SPINLACE	Uruguay	460302	Nov 20, 2014	460302	Jan 19, 2016	Polymer Group, Inc.
SPINLACE	Argentina	3368598	Nov 17, 2014			Polymer Group, Inc.
SPINLACE	European Union	4334331	Apr 8, 2005	4334331	Feb 28, 2006	Polymer Group, Inc.
SPINLACE	Colombia	14254398	Nov 19, 2014	519322	May 15, 2015	Polymer Group, Inc.
SPINLACE	Brazil	908615620	Nov 18, 2014	908615620	Jun 20, 2017	Polymer Group, Inc.
SPINLACE	Peru	5967782014	Nov 17, 2014	220796	Jan 16, 2015	Polymer Group, Inc.
SPRING-LOC	China (People's Republic)	8541321	08/04/2010	8541321	08/14/2011	BPREX HEALTHCARE PACKAGING INC.
SPRING-LOC	Brazil	830696903	08/04/2010	830696903	06/11/2013	BPREX HEALTHCARE PACKAGING INC.
SPRING-LOC	United States of America	77/932556	02/10/2010	4063947	11/29/2011	BPREX HEALTHCARE PACKAGING INC.
SPRING-LOC	India	2001895	07/30/2010	2001895	04/04/2016	Rexam Healthcare Packaging, Inc.
SPRING-LOC	Japan	2010060148	07/30/2010	5383278	01/14/2011	Rexam Healthcare Packaging, Inc.
SPUNSOfT (figurative)	European Union	6154199	Jul 31, 2007	6154199	Jul 22, 2008	PGI Spain S.L.
SQUEEZE-LOK	United States of America	73/018683	04/12/1974	1001059	01/07/1975	BPREX HEALTHCARE PACKAGING INC.
STA-DRI	United States of America	75/484941	05/14/1998	2313280	02/01/2000	AEP Industries Inc.
STARWEB	United States of America	75565136	Oct 6, 1998	2380016	Aug 22, 2000	Fiberweb, LLC
STEAM QUICK	United States of America	78/831149	03/07/2006	3370615	01/15/2008	Pliant, LLC
STEEL-FLEX	United States of America	73/471490	03/21/1984	1314697	01/15/1985	Berry Plastics Corporation
STEEL-FLEX	United States of America	74/316061	09/21/1992	1771431	05/18/1993	Berry Plastics Corporation
S-TEX	International Bureau (WIPO)	542059	Jul 26, 1989	542059	Jul 26, 1989	Fiberweb France SAS
S-TEX	Russian Federation	542059	Jul 26, 1989	542059	Jul 26, 1989	Fiberweb France SAS
S-TEX	Switzerland	542059	Jul 26, 1989	542059	Jul 26, 1989	Fiberweb France SAS
S-TEX	European Union	5629449	Jan 19, 2007	5629449	Jan 18, 2008	Fiberweb France SAS
STRATOS	European Union (Community)	011304623	10/16/2012	011304623	05/14/2013	Berry Plastics Corporation
STRATOS	United States of America	77/705724	04/02/2009	3698601	10/20/2009	Pliant, LLC
STRETCH & SEAL	United States of America	77/697001	03/23/2009	3704813	11/03/2009	Berry Plastics Corporation
STRETCH FIT	Canada	1565174	02/21/2012	879201	06/02/2014	Berry Global, Inc.
STRETCH-FIT	United States of America	78/497194	10/08/2004	3240830	05/08/2007	Berry Plastics Corporation
STRETCH'N DUST	European Union	011396736	Dec 4, 2012	011396736	May 2, 2013	AVINTIV Specialty Materials Inc.
STRETCH'N DUST	Canada	0468214	Apr 9, 1981	TMA281032	Jun 30, 1983	Chicopee, Inc.
STRETCH'N DUST	United States of America	73537192	May 13, 1985	1369062	Nov 5, 1985	PGI Polymer, Inc.
STYLIZED "N"	United States of America	75/306555	06/10/1997	2152541	04/21/1998	Laddawn, Inc.
SUNFILM	Canada	0729279	05/19/1993	TMA430770	07/22/1994	AEP Industries Inc.
SUNFILM	United States of America	73/639352	01/12/1987	1,458,347	09/22/1987	AEP Industries Inc.
SUPER TOUGH CONTRACTOR BAGS	United States of America	86/848450	12/14/2015	5278255	08/29/2017	Berry Plastics Corporation
SUPER TOUGH IRONFORCE & I BEAM DESIGN	Mexico	1473194	04/02/2014	1658461	07/21/2016	Berry Plastics Corporation
SUPER TOUGH IRONFORCE & I BEAM DESIGN	Mexico	1473195	04/02/2014	1668012	08/24/2016	Berry Plastics Corporation
SUPER TOUGH IRONFORCE & I BEAM DESIGN	Mexico	1473196	04/02/2014	1623539	03/28/2016	Berry Plastics Corporation
SUPER TOUGH IRONFORCE & I BEAM DESIGN	Mexico	1473198	04/02/2014	1663056	08/11/2016	Berry Plastics Corporation
SUPER TOUGH IRONFORCE & I BEAM DESIGN	Mexico	1581017	02/23/2015	1628458	04/14/2016	Berry Plastics Corporation
SUPER TOUGH IRONFORCE & I BEAM DESIGN	Canada	1669519	03/25/2014	980148	09/07/2017	Berry Plastics Corporation
SUPER TOUGH IRONFORCE & I BEAM DESIGN	United States of America	86/977001	03/19/2014	4819926	09/22/2015	Berry Plastics Corporation
SURE SAK	United States of America	73/746102	08/15/1988	1536375	04/25/1989	Berry Plastics Corporation
SURE STRENGTH	United States of America	86/960352	03/31/2016	5546358	08/21/2018	Berry Plastics Corporation
SURE STRENGTH FLEX TECHNOLOGY	Canada	1937832	Dec 21, 2018			Berry Global, Inc.
SURE STRENGTH FLEX TECHNOLOGY	United States of America	88241610	Dec 26, 2018			Berry Global, Inc.
SURE-GRIP	Canada	1937699	Dec 21, 2018			Berry Global, Inc.
SURE-GRIP	United States of America	88241603	Dec 26, 2018			Berry Global, Inc.
SURE-TUFF	Canada	528394	09/13/1984	TMA320417	11/07/1986	AEP Industries Inc.
SURE-TUFF	United States of America	73/477446	04/26/1984	1,346,263	07/02/1985	AEP Industries Inc.
SURE-TUFF	United States of America	74/131082	01/17/1991	1,671,742	01/14/1992	AEP Industries Inc.
SURROUND	China	1046024	Jul 9, 2010	1046024	Jul 9, 2010	Fiberweb, Inc.
SURROUND	European Union	1046024	Jul 9, 2010	1046024	Jul 9, 2010	Fiberweb, Inc.
SURROUND	International Bureau (WIPO)	1046024	Jul 9, 2010	1046024	Sep 7, 2010	Fiberweb, Inc.
SURROUND	Republic of Korea	1046024	Jul 9, 2010	1046024	Jul 9, 2010	Fiberweb, Inc.
SURROUND	Ukraine	1046024	Jul 9, 2010	1046024	Jul 9, 2010	Fiberweb, Inc.
SURROUND	Canada	1274136	Sep 27, 2005	728943	Nov 20, 2008	Fiberweb, Inc.
SURROUND	India	1875460	Oct 22, 2009	1875460	Mar 22, 2011	Fiberweb, Inc.
SURROUND	United States of America	77980214	Jul 22, 2009	3862137	Oct 12, 2010	Fiberweb, LLC
SURROUND	United States of America	78717243	Sep 21, 2005	3420112	Apr 29, 2008	Fiberweb, LLC
SURROUND	Ukraine	1046024	Jul 9, 2010	1046024	Jul 9, 2010	Reemay, Inc.
SYNERGEX	European Union	011864063	Jun 3, 2013	011864063	Oct 25, 2013	Fiberweb, Inc.
SYNERGEX	United States of America	74203480	Sep 16, 1991	1786167	Aug 3, 1993	Fiberweb, LLC
SYNERGY	Mexico	237824	07/19/1995	500995	08/11/1995	Covalence Specialty Adhesives, LLC
SYNERGY	United States of America	74053444	Apr 27, 1990	1736555	Dec 1, 1992	Covalence Specialty Adhesives, LLC
SYNERGY	United States of America	74/053444	04/27/1990	1736555	12/01/1992	Covalence Specialty Adhesives, LLC
TAB-II	European Union (Community)	1412956	11/30/1999	1412956	01/18/2001	Kerr Group, Inc.
TAB-II	United States of America	75/717512	06/01/1999	2779773	11/04/2003	Kerr Group, LLC
TEKTON	Australia	46421	Apr 29, 1987	464261	Apr 29, 1987	Fiberweb, Inc.
TEKTON	United Arab Emirates	137484	Dec 29, 2009	156540	Oct 16, 2011	Fiberweb, Inc.
TEKTON	Spain	1201853	Jul 3, 1987	1201853	Mar 20, 1991	Fiberweb, Inc.
TEKTON	India	1901021	Dec 24, 2009	1901021	Dec 24, 2009	Fiberweb, Inc.
TEKTON	Japan	4966187	May 7, 1987	2156952	Jul 31, 1989	Fiberweb, Inc.
TEKTON	China	7749936	Oct 12, 2009	7749936	Dec 7, 2010	Fiberweb, Inc.
TEKTON	Norway	19872416	Jun 12, 1987	134250	Nov 17, 1988	Fiberweb, Inc.
TEKTON	Taiwan R.O.C.	098957812	Dec 23, 2009	1421943	Aug 1, 2010	Fiberweb, Inc.
TEKTON	Turkey	201352939	Jun 11, 2013	201352939	Apr 8, 2014	Fiberweb, Inc.
TEKTON	Russian Federation	2008724967	Aug 5, 2008	392856	Nov 2, 2009	Fiberweb, Inc.
TEKTON	Singapore	S99691	Feb 21, 1991	T9100996E	Feb 21, 1991	Fiberweb, Inc.
TEKTON	Finland	T198702931	Jul 3, 1987	104791	Aug 7, 1989	Fiberweb, Inc.
TEKTON	Denmark	VA1987039	Jun 16, 1987	VR198804575	Dec 30, 1988	Fiberweb, Inc.
TEKTON	United Kingdom	1308740	Apr 30, 1987	1308740	Apr 28, 1989	Fiberweb, LLC
TEKTON	Switzerland	028491987	Apr 29, 1987	P357579	Jan 8, 1988	Fiberweb, LLC
TEKTON	Hong Kong	32421987	Jul 2, 1987	36711988	Jul 2, 1987	Fiberweb, LLC
TEKTON	Malaysia	201002145	Feb 5, 2010	2010002145	Aug 11, 2011	Fiberweb, LLC
TEKTON	Benelux	00058692	May 11, 1987	0431383	Mar 1, 1988	Reemay, Inc.
TEKTON	Greece	86026	Jun 30, 1987	86026	Jan 17, 1990	Reemay, Inc.
TEKTON	New Zealand	171877	Apr 30, 1987	171877	Oct 27, 1989	Reemay, Inc.
TEKTON	France	861613	Jun 16, 1987	1413969	Dec 11, 1987	Reemay, Inc.
TEKTON	Italy	34918C87	Jul 2, 1987	1272635	Jun 1, 1999	Reemay, Inc.
TEKTON	Austria	AM157778	Apr 28, 1987	117619	Oct 8, 1987	Reemay, Inc.
TEKTON	Germany	R4541924W	May 7, 1987	1114074	Nov 11, 1987	Reemay, Inc.
Tekton & Design	United Arab Emirates	201066	Nov 17, 2013	201066	Oct 3, 2017	Fiberweb, Inc.
Tekton & Design	United Arab Emirates	201067	Nov 17, 2013			Fiberweb, Inc.
Tekton & Design	United Arab Emirates	201068	Nov 17, 2013	201068	Nov 1, 2015	Fiberweb, Inc.
Tekton & Design	Taiwan R.O.C.	102064128	Nov 15, 2013	1664454	Sep 1, 2014	Fiberweb, Inc.
Tekton & Design	Malaysia	2013062315	Nov 15, 2013	2013062315	May 17, 2013	Fiberweb, LLC
Tekton & Design	Malaysia	2013062318	Nov 15, 2013	2013062318	May 17, 2013	Fiberweb, LLC
TEKTON (in Katakana)	Japan	S63123241	Nov 1, 1988	2386389	Mar 28, 1992	Reemay, Inc.
Tenotex	United Arab Emirates	98581	Aug 8, 2007	102660	Apr 28, 2010	Tenotex S.p.A.
Tenotex	United Arab Emirates	98582	Aug 8, 2007	108657	Oct 31, 2010	Tenotex S.p.A.
Tenotex	United Arab Emirates	98583	Aug 8, 2007	152079	Sep 22, 2011	Tenotex S.p.A.
Tenotex	Israel	203200	Aug 14, 2007	203200	Jan 22, 2009	Tenotex S.p.A.
Tenotex	Israel	203202	Aug 14, 2007	203202	Jan 22, 2009	Tenotex S.p.A.
Tenotex	European Union	006121867	Jul 11, 2007	006121867	May 2, 2012	Tenotex S.p.A.
Tenotex	Republic of Korea	307110869	Feb 16, 2007	450026180	Jan 21, 2009	Tenotex S.p.A.
TERRAM	Qatar	125647	09/12/2018			Berry Global, Inc.
TERRAM	Bahrain	3538	Jan 14, 1976	3538	Jan 14, 1976	Fiberweb Geosynthetics Limited
TERRAM	Oman	6442	Jan 5, 1992	6442	Jun 24, 2000	Fiberweb Geosynthetics Limited
TERRAM	Brunei Darussalam	6948	Apr 16, 1975	6948	Apr 16, 1975	Fiberweb Geosynthetics Limited
TERRAM	Kuwait	7643	Jul 9, 1975	6953	Jul 9, 1975	Fiberweb Geosynthetics Limited
TERRAM	Bangladesh	12286	Jul 7, 1976	12886	Jul 7, 1976	Fiberweb Geosynthetics Limited
TERRAM	Austria	13173	Jan 17, 1973	74430	Oct 20, 1973	Fiberweb Geosynthetics Limited
TERRAM	Sarawak	14099	Apr 24, 1975	14099	Apr 19, 2000	Fiberweb Geosynthetics Limited
TERRAM	Sabah	18880	Apr 19, 1975	18880	Aug 30, 2011	Fiberweb Geosynthetics Limited
TERRAM	Ghana	20154	Jan 30, 1976	20154	Jan 19, 1976	Fiberweb Geosynthetics Limited
TERRAM	Kenya	22457	Dec 17, 1985	22457	Dec 17, 1986	Fiberweb Geosynthetics Limited
TERRAM	Nigeria	25405	Apr 18, 1975	25405	Apr 18, 1975	Fiberweb Geosynthetics Limited
TERRAM	Morocco	26309	Feb 8, 1975	55887	Dec 17, 1975	Fiberweb Geosynthetics Limited
TERRAM	Sri Lanka	36947	Dec 29, 1975	36947	Dec 12, 1975	Fiberweb Geosynthetics Limited
TERRAM	Russian Federation	54114	May 4, 1975	54114	May 4, 1975	Fiberweb Geosynthetics Limited
TERRAM	Pakistan	62034	Apr 16, 1975	62034	Apr 16, 1975	Fiberweb Geosynthetics Limited
TERRAM	Finland	67164	Mar 20, 1978	67164	Mar 20, 1978	Fiberweb Geosynthetics Limited
TERRAM	Malaysia	68276	Apr 18, 1975	68276	Apr 18, 1975	Fiberweb Geosynthetics Limited
TERRAM	China	75431	May 20, 1976	75431	May 20, 1976	Fiberweb Geosynthetics Limited
TERRAM	Ireland	80983	Oct 13, 1972	80983	Oct 13, 1972	Fiberweb Geosynthetics Limited
TERRAM	New Zealand	107232	Feb 11, 1974	107232	Feb 4, 1976	Fiberweb Geosynthetics Limited
TERRAM	Norway	113378	Dec 18, 1972	88572	Jun 21, 1973	Fiberweb Geosynthetics Limited
TERRAM	Portugal	187071	Aug 13, 1974	187071	Jan 20, 1982	Fiberweb Geosynthetics Limited
TERRAM	Australia	276314	Feb 21, 1974	276314	Feb 21, 1974	Fiberweb Geosynthetics Limited
TERRAM	India	304509	Apr 11, 1975	304509	Apr 11, 1975	Fiberweb Geosynthetics Limited
TERRAM	Canada	0456512	Jul 22, 1980	262287	Sep 11, 1981	Fiberweb Geosynthetics Limited
TERRAM	Benelux	0594697	Nov 24, 1972	0314650	Nov 24, 1972	Fiberweb Geosynthetics Limited
TERRAM	South Africa	756602	Dec 9, 1975	756602	Dec 9, 1975	Fiberweb Geosynthetics Limited
TERRAM	Germany	986235	Nov 29, 1972	986235	Jun 5, 1979	Fiberweb Geosynthetics Limited
TERRAM	United Kingdom	999181	Sep 29, 1972	999181	Jul 17, 1974	Fiberweb Geosynthetics Limited
TERRAM	France	1217878	Nov 5, 1982	1217878	Nov 5, 1982	Fiberweb Geosynthetics Limited
TERRAM	Iceland	4201976	Apr 7, 1976	1211976	Apr 7, 1976	Fiberweb Geosynthetics Limited
TERRAM	Brazil	007139098	Apr 29, 1975	7139098	May 25, 1980	Fiberweb Geosynthetics Limited
TERRAM	Hong Kong	19770657	Jul 13, 1976	19770657	May 12, 1977	Fiberweb Geosynthetics Limited
TERRAM	Taiwan R.O.C.	064032523	Dec 27, 1975	00082857	Jul 1, 1976	Fiberweb Geosynthetics Limited
TERRAM	Switzerland	078841992	Nov 3, 1992	402675	Jun 21, 1993	Fiberweb Geosynthetics Limited
TERRAM	United States of America	87194594	Oct 6, 2016	5336745	Nov 14, 2017	Fiberweb Geosynthetics Limited
TERRAM	Sweden	197403654	Aug 6, 1974	149702	Dec 13, 1974	Fiberweb Geosynthetics Limited
TERRAM	Indonesia	IDM000113913	Apr 3, 1977	IDM000113913	Apr 3, 1977	Fiberweb Geosynthetics Limited
TERRAM	Germany	J12525	Mar 10, 1976	984396	Apr 11, 1979	Fiberweb Geosynthetics Limited
TERRAM	Germany	J12526	Mar 10, 1976	953259	Jan 4, 1977	Fiberweb Geosynthetics Limited
TERRAM	Italy	M20026966	Dec 20, 1992	1556196	Aug 13, 2013	Fiberweb Geosynthetics Limited
TERRAM	Japan	S51004240	Feb 2, 1979	1419456	May 30, 1980	Fiberweb Geosynthetics Limited
TERRAM	Singapore	T7564146F	May 5, 1975	T7564146F	Mar 25, 1977	Fiberweb Geosynthetics Limited
TERRAM	Denmark	VA0000631973	Jan 5, 1973	VR197302905	Sep 28, 1973	Fiberweb Geosynthetics Limited
TERRAM	Germany	W49278	Jan 2, 1973	DD639254	Feb 14, 1973	Fiberweb Geosynthetics Limited
TERRAM (in Cyrillic)	Russian Federation	75399	Mar 17, 1976	57177	Dec 7, 1976	Fiberweb Geosynthetics Limited
Terram Gravelsure (Figurative)	United Kingdom	2521812D	Jul 22, 2009	2521812D	Dec 3, 2010	Terram Limited
Terram Groundsure (Figurative)	United Kingdom	2521812E	Jul 22, 2009	2521812E	Dec 3, 2010	Fiberweb Geosynthetics Limited
Terram in Katakana	Japan	1419457	Feb 2, 1976	1419457	May 30, 1980	Fiberweb Geosynthetics Limited
Terram Rootguard (Figurative)	United Kingdom	2521812C	Jul 22, 2009	2521812C	Dec 3, 2010	Fiberweb Geosynthetics Limited
Terram Turfguard (Figurative)	United Kingdom	2521812B	Jul 22, 2009	2521812B	Dec 3, 2010	Fiberweb Geosynthetics Limited
Terram Weedguard (Figurative)	United Kingdom	2521812A	Jul 22, 2009	2521812A	Dec 3, 2010	Fiberweb Geosynthetics Limited
TEXNOVO (Stylized)	European Union	014424311	Jul 29, 2015	014424311	Nov 26, 2015	PGI Spain S.L.
TEXPUN	Spain	150327	Jun 6, 1989	150327	May 18, 1991	PGI Spain S.L.
TEXPUN	European Union	014424303	Jul 29, 2015	014424303	Nov 30, 2015	PGI Spain S.L.
THE ADHESIVE TAPE ENGINEERS	United States of America	76/347763	12/11/2001	2626992	09/24/2002	Adchem Corporation
THE ADHESIVE TAPE ENGINEERS	United States of America	77/575784	09/22/2008	3618928	05/12/2009	Adchem Corporation
The Most Trusted Name In Earth	United Kingdom	2502553	Nov 14, 2008	2502553	Aug 20, 2010	Terram Limited
THE NEXT ANSWER	China	1176690	May 23, 2013	1176690	May 23, 2013	Fiberweb Holdings Limited
THE NEXT ANSWER	Germany	1176690	May 23, 2013	1176690	May 23, 2013	Fiberweb Holdings Limited
THE NEXT ANSWER	Iceland	1176690	May 23, 2013	1176690	May 23, 2013	Fiberweb Holdings Limited
THE NEXT ANSWER	International Bureau (WIPO)	1176690	May 23, 2013	1176690	May 23, 2013	Fiberweb Holdings Limited
THE NEXT ANSWER	United States of America	85790613	Nov 29, 2012	4473669	Jan 28, 2014	Fiberweb Holdings Limited
THE NEXT ANSWER	Fmr. Serbia and Montenegro		May 23, 2013	1176690	May 23, 2013	Fiberweb Holdings Limited
THE NEXT ANSWER	Morocco		May 23, 2013	1176690	May 23, 2013	Fiberweb Holdings Limited
THE NEXT ANSWER	Republic of Moldova		May 23, 2013	1176690	Aug 5, 2014	Fiberweb Holdings Limited
THE PROFESSIONALS' CHOICE LE CHOIX DES PROFESSIONNELS & Design	Canada	0829698	11/22/1996	TMA500523	09/11/1998	AEP Industries Inc.
THE SILENT GARDNER	United States of America	74135874	Feb 4, 1991	1689094	May 26, 1992	Fiberweb, LLC
TILT-TOP	United States of America	74/053194	04/26/1990	1651504	07/23/1991	Berry Plastics Corporation
TOP DRAW	United States of America	77/531478	07/25/2008	3659184	07/21/2009	Berry Plastics Corporation
TOPSWELL	Austria	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	China	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Czech Republic	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Denmark	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Finland	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	France	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Germany	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Hungary	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	International Bureau (WIPO)	621236		621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Italy	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Norway	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Poland	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Portugal	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Russian Federation	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Slovakia	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Spain	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Sweden	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Switzerland	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	United Kingdom	621236	May 26, 1994	621236	May 26, 1994	Geca-Tapes B.V.
TOPSWELL	Australia	772977	Sep 11, 1998	772977	Sep 11, 1998	Geca-Tapes B.V.
TOPSWELL	Benelux	821598	Feb 8, 1994	0543325	Feb 8, 1994	Geca-Tapes B.V.
TOPSWELL	United States of America	75552746	Sep 14, 1998	2337642	Apr 4, 2000	Geca-Tapes B.V.
TOUGH STUFF	Canada	600621	02/10/1988	369182	06/08/1990	Covalence Specialty Adhesives, LLC
TPS	Venezuela	66061983		120186	Apr 25, 1986	Berry Plastics Corporation
TPS	Venezuela	6606-1983		120186	04/25/1986	Berry Plastics Corporation
TRACKCELL	United Kingdom	2554445	Jul 30, 2010	2554445	Jan 14, 2011	Fiberweb Geosynthetics Limited
TRANSCEND	Canada	1809696	11/16/2016			Berry Plastics Corporation
TRANSCEND	Mexico	1826907	12/01/2016	1745537	04/20/2017	Berry Plastics Corporation
TRANSCEND	European Union (Community)	016044463	11/15/2016	016044463	05/26/2017	Berry Plastics Corporation
TRANSCEND	United States of America	87/102868	07/13/2016			Berry Plastics Corporation
TRIKO-TON	China	4707441	Jun 8, 2005	4707441	Nov 14, 2008	PGI Nonwovens B.V.
TRIPLINE	Greece	75083	Jul 12, 1983	75083	Jul 12, 1983	Intissel France
TRIPLINE	Taiwan R.O.C.	072029177	Jul 15, 1983	00237361	Mar 1, 1984	Intissel France
TRIPLINE	Taiwan R.O.C.	072029178	Jul 15, 1983	00233759	Jan 16, 1984	Intissel France
Truckpave	United Kingdom	2406802	Nov 17, 2005	2406802	May 26, 2006	Fiberweb Geosynthetics Limited
TRUE CONFIDENCE	European Union	015365596	Apr 21, 2016	015365596	Sep 22, 2016	AVINTIV Specialty Materials Inc.
TRUE CONFIDENCE	United States of America	87205812	Oct 17, 2016	5217234	Jun 6, 2017	AVINTIV Specialty Materials Inc.
T-TAK	United States of America	77/436123	03/31/2008	3505199	09/23/2008	Covalence Specialty Adhesives, LLC
Tubex	Austria	295089	Jun 19, 1989	128256	Nov 20, 1989	Fiberweb Geosynthetics Limited
Tubex	Germany	1189579	Jul 18, 1989	1189579	Jan 24, 1994	Fiberweb Geosynthetics Limited
Tubex	France	1604394	Aug 4, 1988	1604394	Aug 4, 1988	Fiberweb Geosynthetics Limited
Tubex	Canada	63562900	Jul 7, 1989	TMA383838	May 3, 1991	Fiberweb Geosynthetics Limited
Tubex	United States of America	73802693	May 26, 1989	1600876	Jun 12, 1990	Fiberweb Geosynthetics Limited
Tubex	Finland	198903153	Jun 22, 1989	113019	Aug 5, 1991	Fiberweb Geosynthetics Limited
TUBEX	Brazil	908984928	Feb 11, 2015			Fiberweb Geosynthetics Limited
Tubex	Spain	1507386M6	Jun 23, 1989	1507386M6	May 5, 1992	Fiberweb Geosynthetics Limited
Tubex	United Kingdom	B1251542	Oct 4, 1985	B1251542	Oct 4, 1985	Fiberweb Geosynthetics Limited
Tubex (stylized)	United Kingdom	1288786	Oct 1, 1986	1288786	Oct 1, 1986	Fiberweb Geosynthetics Limited
TUFFLITE	Canada	1142261	06/04/2002	TMA606614	03/30/2004	Berry Global, Inc.
TUFFLITE	United States of America	78/098606	12/17/2001	2649593	11/12/2002	Berry Plastics Corporation
TURFPROTECTA	New Zealand	809089	Jul 7, 2009	809089	Mar 11, 2010	Boddingtons Limited
TURFPROTECTA	United Kingdom	2464926	Aug 22, 2007	2464926	Oct 10, 2008	Boddingtons Limited
TYPAR	Canada	302777	Feb 16, 1967	159699	Dec 6, 1968	Berry Global, Inc.
TYPAR	Panama	67592	Sep 1, 1993	67592	Mar 27, 1995	Fiberweb, Inc.
TYPAR	Chile	434107	Nov 27, 1998	852701	Feb 17, 1999	Fiberweb, Inc.
TYPAR	Brazil	789386	Apr 28, 2000	007134770	May 25, 1990	Fiberweb, Inc.
TYPAR	Argentina	2366542	Feb 21, 2002	1872355	May 22, 2002	Fiberweb, Inc.
TYPAR	Argentina	2425498	Apr 21, 2003	1937267	Jun 30, 2003	Fiberweb, Inc.
TYPAR	Brazil	006022057	Dec 25, 1974	006022057	Dec 25, 1984	Fiberweb, Inc.
TYPAR	Costa Rica	1900354932	Jan 4, 1967	35493	May 25, 1982	Fiberweb, Inc.
TYPAR	Costa Rica	1900354941	Jan 4, 1967	35494	May 25, 1967	Fiberweb, Inc.
TYPAR	Venezuela	1966007665	Jan 1, 1966	F057384	Mar 16, 1970	Fiberweb, Inc.
TYPAR	Peru	2003186225	Jul 12, 1998	P10077922	Nov 24, 1993	Fiberweb, Inc.
TYPAR	Peru	2003186365	Jul 12, 1988	P10077921	Nov 24, 1988	Fiberweb, Inc.
TYPAR	Ecuador			90988	Apr 25, 1998	Fiberweb, Inc.
TYPAR	Mexico		Jan 18, 1967	139000	Jan 18, 1967	Fiberweb, Inc.
TYPAR	Mexico			136025	Jan 17, 1967	Fiberweb, Inc.
TYPAR	United States of America	74206636	Sep 25, 1991	1704986	Aug 4, 1992	Fiberweb, LLC
TYPAR	Venezuela	1966007664	Jan 1, 1966	F057383	Mar 30, 1970	Reemay, Inc.
Typar & Design	Canada	1652259	Nov 15, 2013	TMA954332	Nov 3, 2016	Berry Global, Inc.
Typar & Design	Argentina	329019	Nov 18, 2013	2710890	Feb 18, 2015	Fiberweb, Inc.
Typar & Design	Argentina	329020	Nov 18, 2013	2710278	Feb 18, 2015	Fiberweb, Inc.
Typar & Design	Peru	554935	Nov 18, 2013	8323	Jun 17, 2014	Fiberweb, Inc.
Typar & Design	Chile	1083078	Nov 15, 2013	1165603	May 12, 2015	Fiberweb, Inc.
Typar & Design	Mexico	1432773	Nov 15, 2013	1433354	Feb 11, 2014	Fiberweb, Inc.
Typar & Design	Mexico	1432774	Nov 15, 2013	1469772	Jul 14, 2014	Fiberweb, Inc.
Typar & Design	Mexico	1432775	Nov 15, 2013	1434131	Feb 13, 2014	Fiberweb, Inc.
Typar & Design	Venezuela	2182313	Nov 18, 2013			Fiberweb, Inc.
Typar & Design	Venezuela	2182413	Nov 18, 2013			Fiberweb, Inc.
Typar & Design	Venezuela	2182513	Nov 18, 2013			Fiberweb, Inc.
Typar & Design	Argentina	3292018	Nov 18, 2013	2695889	Nov 28, 2014	Fiberweb, Inc.
Typar & Design	Costa Rica	20139949	Nov 15, 2013	235092	May 7, 2014	Fiberweb, Inc.
Typar & Design	Panama	22768701	Nov 18, 2013	227687	Dec 10, 2014	Fiberweb, Inc.
Typar & Design	Brazil	840711034	Nov 18, 2013			Fiberweb, Inc.
Typar & Design	Brazil	840711050	Nov 18, 2013	840711050	Aug 9, 2016	Fiberweb, Inc.
Typar & Design	Brazil	840711077	Nov 18, 2013			Fiberweb, Inc.
Typar & Design	Ecuador	201350436RE	Nov 18, 2013	794614	Sep 30, 2014	Fiberweb, Inc.
Typar & Design	Ecuador	201350440RE	Nov 18, 2013	794414	Sep 30, 2014	Fiberweb, Inc.
Typar & Design	United States of America	85934979	May 17, 2013	4808980	Sep 8, 2015	Fiberweb, LLC
TYPAR BuildingWrap	Canada	1818413	Jan 17, 2017			Berry Global, Inc.
TYPAR BuildingWrap	Chile	1238524	Jan 17, 2017	1267261	Jan 10, 2018	Fiberweb, Inc.
TYPAR Drainable Wrap	Canada	1818414	Jan 17, 2017			Berry Global, Inc.
TYPAR ROOFWRAP	Canada	1148015	Jul 25, 2002	648618	Sep 21, 2005	Berry Global, Inc.
TYPAVE	Canada	1715821	Feb 18, 2015	TMA995304	Apr 25, 2018	AVINTIV Specialty Materials Inc.
TYPAVE	United States of America	86538848	Feb 18, 2015	5069378	Oct 25, 2016	AVINTIV Specialty Materials Inc.
TYPAVE	Mexico	1614322	May 27, 2015	1614725	Feb 17, 2016	Polymer Group, Inc.
ULTRASTAR	United States of America	74/644721	03/10/1995	1949164	01/16/1996	Berry Plastics Corporation
ULTRA-TEX	Portugal	453963	Sep 4, 2009	453963	Nov 23, 2009	PGI Nonwovens B.V.
ULTRA-TEX	United Kingdom	2521432	Jul 20, 2009	2521432	Jul 20, 2009	PGI Nonwovens B.V.
ULTRA-TEX	Spain	2891107	Sep 9, 2009	2891107	Dec 21, 2009	PGI Nonwovens B.V.
ULTRA-TEX	France	093674773	Sep 8, 2009	093674773	Sep 8, 2009	PGI Nonwovens B.V.
ULTRA-TEX	Ireland	200901228	Jul 16, 2009	241926	Jul 16, 2009	PGI Nonwovens B.V.
ULTRA-TEX	Germany	302009052924821	Sep 4, 2009	302009052925	Dec 3, 2009	PGI Nonwovens B.V.
UNITY	India	2561994	07/10/2013			Berry Plastics Corporation
UNITY	China (People's Republic)	12900297	07/11/2013	12900297	12/14/2014	Berry Plastics Corporation
UNITY	Hong Kong	302667385	07/10/2013	302667385	03/07/2014	Berry Plastics Corporation
UNITY	United States of America	87/097906	07/08/2016			Berry Plastics Corporation
U-STRAW	United States of America	86/521318	02/02/2015	5034215	09/06/2016	Berry Plastics Corporation
UV PROTEK	United States of America	77/436197	03/31/2008	3693493	10/06/2009	Covalence Specialty Adhesives LLC
VALU SAK	United States of America	74/038165	03/13/1990	1640449	04/09/1991	Berry Plastics Corporation
VALUBOND	United States of America	78/216579	02/19/2003	3086069	04/25/2006	Adchem Corporation
VERACLEAN	Mexico	1670765	Oct 21, 2015	1625818	Apr 8, 2016	AVINTIV Specialty Materials Inc.
VERACLEAN	India	3081061	Oct 19, 2015			AVINTIV Specialty Materials Inc.
VERACLEAN	Argentina	3461492	Dec 1, 2015	2860305	Dec 29, 2016	AVINTIV Specialty Materials Inc.
VERACLEAN	Brazil	014180566	Nov 30, 2015	910344337	Jan 9, 2018	AVINTIV Specialty Materials Inc.
VERACLEAN	European Union	014180566	Jun 1, 2015	014180566	Oct 28, 2015	AVINTIV Specialty Materials Inc.
VERACLEAN	China	18473398	Dec 1, 2015			AVINTIV Specialty Materials Inc.
VERACLEAN	China	20259671	Jun 12, 2016	20259671	Apr 7, 2018	AVINTIV Specialty Materials Inc.
VERACLEAN	China	20259672	Jun 12, 2016	20259672	Apr 7, 2018	AVINTIV Specialty Materials Inc.
VERACLEAN	United States of America	75475501	Apr 28, 1998	2406776	Nov 21, 2000	Fiberweb Holdings Limited
VERASORB	United States of America	73839778	Nov 15, 1989	1608768	Aug 7, 1990	Fiberweb Holdings Limited
VERATACK	United States of America	75475573	Apr 28, 1998	2396256	Oct 17, 2000	Fiberweb Holdings Limited
VERATEC	Canada	619362	Nov 16, 1998	TMA376686	Dec 7, 1990	Veratec, Inc.
VERDANT	Canada	1924590	Oct 11, 2018			Berry Global, Inc.
VERDANT	Mexico	2118564	Oct 19, 2018			Berry Global, Inc.
VERDANT	Mexico	2118567	Oct 19, 2018			Berry Global, Inc.
VERDANT	Mexico	2118569	Oct 19, 2018			Berry Global, Inc.
VERDANT	United States of America	88150933	Oct 11, 2018			Berry Global, Inc.
VERDANT	Brazil	916069745	Oct 11, 2018			Berry Global, Inc.
VERSALITE	Mexico	1344994	01/31/2013	1436262	02/21/2014	Berry Plastics Corporation
VERSALITE	Canada	1611149	01/24/2013	999560	06/21/2018	Berry Plastics Corporation
VERSALITE	United States of America	85/698444	08/08/2012	5091369	11/29/2016	Berry Plastics Corporation
VERSALITE	United States of America	85/977955	08/08/2012	4739688	05/19/2015	Berry Plastics Corporation
VERSALITE & Design	Mexico	1573161	01/29/2015	1655821	07/14/2016	Berry Plastics Corporation
VERSALITE & DESIGN	United States of America	85/758768	10/19/2012	5082451	11/15/2016	Berry Plastics Corporation
VERSALITE & DESIGN	United States of America	85/977956	10/19/2012	4739689	05/19/2015	Berry Plastics Corporation
VITAFILM	Kosovo	4168	10/16/2008	713	03/22/2010	Pliant Corporation
VITAFILM	Serbia	Z-1947-313	11/11/1947	11622	12/30/1947	Pliant Corporation
VITAFILM	Puerto Rico		09/30/1946	6478	07/09/1947	Pliant Corporation
VITAFILM	Mexico	49058	03/21/1945	49058	03/21/1945	Pliant, LLC
VITAFILM	Canada	186799	04/28/1945	020577	04/28/1945	Pliant, LLC
VITAFILM	Switzerland	351660	12/23/1946	351660	12/23/1946	Pliant, LLC
VITAFILM	European Union (Community)	10032944	06/09/2011	10032944	11/10/2011	Pliant, LLC
VITAFILM	United States of America	71/479120	01/29/1945	422922	08/20/1946	Pliant, LLC
VITAFILM	Norway		11/13/1946	34879	11/13/1946	Pliant, LLC
VITAFILM (stylized)	Sweden	4642/72	10/24/1972	146027	02/15/1974	Pliant Corporation
VITAFILM (stylized)	New Zealand	100823	06/12/1972	100823	10/04/1974	Pliant, LLC
VITAFRESH	European Union (Community)	1960442	11/15/2000	1960442	08/18/2003	Pliant, LLC
VITAPAK	Ireland	70563	08/23/1966	70563	09/04/1967	Pliant, LLC
VITAPAK	United Kingdom	898662	08/23/1966	898662	08/23/1966	Pliant, LLC
VITASPENSER	European Union (Community)	10032911	06/09/2011	10032911	11/10/2011	Pliant, LLC
VITASPENSER	South Africa	72/2155	04/17/1972	72/2155	04/17/1972	Pliant, LLC
VITASPENSER	Mexico		02/10/1972	171630	04/21/1972	Pliant, LLC
VITAWRAP	Denmark	2868/66	10/26/1966	73/1967	01/06/1967	Pliant Corporation
VITAWRAP	Sweden	3597/1966	08/24/1966	124401	08/02/1968	Pliant Corporation
VITAWRAP	Austria			62412	08/20/1968	Pliant Corporation
VITAWRAP	Greece		06/26/1968	39843	06/17/1969	Pliant Corporation
VITAWRAP	Norway	90195	08/23/1966	70896	01/06/1967	Pliant, LLC
VITAWRAP	Canada	299952	10/03/1966	152251	07/28/1967	Pliant, LLC
VITAWRAP	Spain	512384	09/01/1966	512384	03/29/1968	Pliant, LLC
VITAWRAP	Benelux	532335	06/09/1971	37379	09/14/1972	Pliant, LLC
VITAWRAP	France	802579	06/23/1986	1360174	06/23/1986	Pliant, LLC
VITAWRAP	United Kingdom	898661	08/23/1966	898661	01/01/1968	Pliant, LLC
VITAWRAP	Italy	2006C006434	11/13/2006	1221367	10/08/2009	Pliant, LLC
VITAWRAP	United States of America	72/260546	12/12/1966	839152	11/21/1967	Pliant, LLC
VITAWRAP	Germany	D2027/21	10/04/1966	835025	10/04/1966	Pliant, LLC
VITAWRAP	Finland			51121	10/05/1967	Pliant, LLC
VITAWRAP	Ireland		08/23/1966	70562	09/04/1967	Pliant, LLC
VL (AND DESIGN)	United States of America	87/169077	09/13/2016			Berry Plastics Corporation
VL DESIGN	United States of America	85/758777	10/19/2012	5091374	11/29/2016	Berry Plastics Corporation
VL Design	United States of America	85/981770	10/19/2012	4540386	05/27/2014	Berry Plastics Corporation
VL Design	United States of America	85/983380	10/19/2012	4732190	05/05/2015	Berry Plastics Corporation
WATERWRAP	United States of America	77471592	May 12, 2008	3563732	Jan 20, 2009	Covalence Specialty Adhesives, LLC
WATERWRAP	United States of America	77/471592	05/12/2008	3563732	01/20/2009	Covalence Specialty Adhesives, LLC
WAVY LINES (Stylized)	Austria	886279	Feb 22, 2006	886279	Feb 22, 2006	Chicopee Holdings B. V.
WAVY LINES (Stylized)	Denmark	886279	Feb 22, 2006	886279	Feb 22, 2006	Chicopee Holdings B. V.
WAVY LINES (Stylized)	Finland	886279	Feb 22, 2006	886279	Feb 22, 2006	Chicopee Holdings B. V.
WAVY LINES (Stylized)	International Bureau (WIPO)	886279	Feb 22, 2006	886279	Feb 22, 2006	Chicopee Holdings B. V.
WAVY LINES (Stylized)	Poland	886279	Feb 22, 2006	886279	Feb 22, 2006	Chicopee Holdings B. V.
WAVY LINES (Stylized)	Sweden	886279	Feb 22, 2006	886279	Feb 22, 2006	Chicopee Holdings B. V.
WAVY LINES (Stylized)	International Bureau (WIPO)	887422	May 19, 2006	887422	May 19, 2006	Chicopee Holdings B. V.
WAVY LINES (Stylized)	Switzerland	887422	May 19, 2006	887422	May 19, 2006	Chicopee Holdings B. V.
WAVY LINES (Stylized)	Benelux	1092149	Nov 24, 2005	785492	Dec 23, 2005	Chicopee Holdings B. V.
WAVY LINES (Stylized)	Germany	306073854	Feb 3, 2006	30607385	Jul 18, 2006	Chicopee Holdings B. V.
WAVY LINES (Stylized)	Mexico	693433	Dec 16, 2004	872737	Dec 16, 2004	Chicopee, Inc.
WAVY LINES (Stylized)	United States of America	72427931	Jun 21, 1972	1175550	Oct 27, 1981	PGI Polymer, Inc.
WAVY LINES (Stylized)	Egypt	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	France	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	Germany	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	Hungary	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	International Bureau (WIPO)	385008	Jan 27, 1972	385008	Jan 27, 2012	Polymer Group, Inc.
WAVY LINES (Stylized)	Italy	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	Liechtenstein	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	Monaco	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	Morocco	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	Portugal	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	Romania	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	San Marino	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WAVY LINES (Stylized)	Serbia	385008	Jan 27, 1972	385008	Jan 27, 1972	Polymer Group, Inc.
WE BUILD TAPE	United States of America	77/677328	02/24/2009	3663662	08/04/2009	Berry Plastics Corporation
WEB-LOCK	United States of America	74238945	Jan 21, 1992	1725615	Oct 20, 1992	Fiberweb Holdings Limited
WEB-LOCK	Canada	565635	Jul 4, 1986	327092	May 1, 1987	Veratec, Inc.
WEBRIL	United States of America	71593990	Mar 15, 1950	565501	Oct 21, 1952	Fiberweb Holdings Ltd.
WEBRIL	United States of America	72060293	Oct 8, 1958	701556	Jul 26, 1960	Fiberweb Holdings Ltd.
WEBRIL	United States of America	72145565	May 28, 1962	751702	Jun 25, 1963	Fiberweb Holdings Ltd.
WEBRIL	United States of America	73276197	Sep 2, 1980	1202475	Jul 27, 1982	Fiberweb Holdings Ltd.
WEBRIL	United States of America	74189063	Jul 25, 1991	1740811	Dec 22, 1992	Fiberweb Holdings Ltd.
WEBRIL	Canada	208003	Jul 7, 1950	UCA37164	Jul 7, 1950	Fiberweb Simpsonville, Inc.
WEBRIL	Sweden	804101	Aug 13, 1980	175309	Feb 13, 1981	Fiberweb Simpsonville, Inc.
WEBRIL	Sweden	190126668	Apr 24, 1967	126668	Mar 21, 1969	Fiberweb Simpsonville, Inc.
WEBRIL	Germany	K1818141W	Nov 28, 1960	772021	Mar 29, 1963	Fiberweb Simpsonville, Inc.
WEBRIL	Germany	K424043WZ	Aug 13, 1980	1045692	Mar 7, 1983	Fiberweb Simpsonville, Inc.
WEBRIL	Spain	681077	Jun 21, 1972	681077	Jan 25, 1974	Fiberweb, Inc.
WEBRIL	Spain	681078	Jun 21, 1972	681078	Oct 13, 1975	Fiberweb, Inc.
WEBRIL	Spain	2516396	Dec 5, 2002	2516396	Jun 19, 2003	Fiberweb, Inc.
WEBRIL	Japan	148091968	Mar 6, 1968	879862	Nov 16, 1970	Fiberweb, Inc.
WEBRIL	Italy	RM2010C006462	Aug 27, 1980	0001366499	Feb 24, 1986	Fiberweb, Inc.
WEBRIL	Italy	RM2010C007060	Aug 26, 1980	0001434724	Feb 24, 1986	Fiberweb, Inc.
WEBRIL	Denmark	VA0226719	Jun 19, 1972	VR197303304	Nov 2, 1973	Fiberweb, Inc.
WEBRIL	Ireland	200401858	Aug 30, 2004	233673	Aug 16, 2006	Fiberweb, LLC
WEBRIL	Benelux	18688	Nov 23, 1963	74797	Nov 23, 1971	International Paper Company
WEBRIL	Benelux	074476	Oct 23, 1992	521276	Oct 23, 1992	International Paper Company
WEBRIL	Panama	74809	Mar 15, 1995	74809	Jul 29, 1996	International Paper Company
WEBRIL	Portugal	188906	Mar 31, 1975	188906	Apr 23, 1982	International Paper Company
WEBRIL	Portugal	188907	Mar 31, 1975	188907	Apr 23, 1982	International Paper Company
WEBRIL	South Africa	652121	May 25, 1965	652121	Jan 27, 1966	International Paper Company
WEBRIL	France	756985	Aug 29, 1985	1321492	Aug 29, 1995	International Paper Company
WEBRIL	European Union	000094094	Apr 1, 1996	7101998	Jul 10, 1998	Reemay, Inc.
WEBRIL	Denmark	VA0057519	Feb 11, 1975	VR197600316	Jan 16, 1976	Reemay, Inc.
WEBRIL	Denmark	VA0357119	Aug 13, 1980	VR198100629	Feb 6, 1981	Reemay, Inc.
WEBRIL	Ireland	228680	Aug 12, 1980	102357	Aug 12, 1980	Veratec, Inc.
WEBRIL	Japan	S55009123	Feb 12, 1980	2368835	Jan 31, 1992	Veratec, Inc.
WEBSTER ULTRA PLUS	United States of America	74/317458	09/24/1992	1,841,325	06/21/1994	AEP Industries Inc.
WEPS	Switzerland	09585/1993	03/08/1993	415291	08/03/1993	Berry Plastics Corporation
WEPS	Austria	372593	Aug 6, 1993	150068	Nov 19, 1993	Covalence Specialty Adhesives, LLC
WEPS	Germany	2070903	Aug 3, 1993	2070903	Jul 12, 1994	Covalence Specialty Adhesives, LLC
WEPS	Sweden	9306956	Aug 3, 1993	257535	Apr 22, 1994	Covalence Specialty Adhesives, LLC
WEPS	Denmark	049201993	Aug 2, 1993	199307842	Nov 5, 1993	Covalence Specialty Adhesives, LLC
WEPS	Switzerland	095851993	Mar 8, 1993	415291	Aug 3, 1993	Covalence Specialty Adhesives, LLC
WEPS	Sweden	93-06956	08/03/1993	257535	04/22/1994	Covalence Specialty Adhesives, LLC
WEPS	Finland	T199303399	Aug 3, 1993	132600	Jun 20, 1994	Covalence Specialty Adhesives, LLC
WEPS	Poland	Z123833	Aug 5, 1993	86004	Aug 5, 1993	Covalence Specialty Adhesives, LLC
WEPS	Germany		08/03/1993	2070903	07/12/1994	Covalence Specialty Adhesives, LLC
WEPS	Finland			132600	06/20/1994	Covalence Specialty Adhesives, LLC
WEPS	Poland			86004	08/05/1993	Covalence Specialty Adhesives, LLC
WEPS	Denmark	04.920 1993	08/02/1993	1993 07842	11/05/1993	Covalence Specialty Materials Corp.
WEPS	Austria	3725/93	08/06/1993	150068	11/19/1993	Covalence Specialty Materials Corp.
WING TIE	United States of America	75/625169	01/22/1999	2451637	05/15/2001	Berry Plastics Corporation
WINLOCK	Canada	1685666	07/17/2014	993669	04/04/2018	Berry Global, Inc.
WINLOCK	Mexico	1509180	07/23/2014	1485335	10/06/2014	Berry Plastics Corporation
WINLOCK	United States of America	86/339063	07/16/2014	4998823	07/12/2016	Berry Plastics Corporation
WINLOCK PERFORMANCE HAND WRAP & Design	Mexico	1527033	09/12/2014	1509317	01/26/2015	Berry Plastics Corporation
WINLOCK PERFORMANCE HAND WRAP & DESIGN	United States of America	86/383780	09/03/2014	5023110	08/16/2016	Berry Plastics Corporation
WINWRAP	Mexico	233812	06/07/1995	530686	06/14/2001	Pliant, LLC
WINWRAP	Canada	786197	06/27/1995	508886	03/05/1999	Pliant, LLC
WINWRAP	United States of America	74/487444	02/07/1994	1882217	03/07/1995	Pliant, LLC
WORXWELL	United States of America	73742745	Jul 28, 1988	1559861	Oct 10, 1989	Chicopee, Inc.
WPC	Venezuela	66081983	Apr 25, 1983	120188	Apr 25, 1986	Berry Plastics Corporation
WPC	Venezuela	6608-1983		120188	04/25/1986	Berry Plastics Corporation
WPC	United States of America	73/668107	06/18/1987	1474988	02/02/1988	Covalence Specialty Adhesives LLC
WPC	United States of America	73668107	Jun 18, 1987	1474988	Feb 2, 1988	Covalence Specialty Adhesives, LLC
WRAP-IT	Canada	786875	07/06/1995	461071	08/09/1996	Pliant Corporation of Canada Ltd
X-FLEX	Israel	233630	11/11/2010	233630	11/07/2012	Berry Plastics Corporation
X-FLEX	European Union (Community)	009514258	11/11/2010	009514258	05/02/2011	Berry Plastics Corporation
X-Flex BLAST PROTECTION SYSTEM and Design	Israel	233583	11/11/2010	233583	11/07/2012	Berry Plastics Corporation
X-Flex BLAST PROTECTION SYSTEM and Design	European Union (Community)	009514407	11/11/2010	009514407	05/02/2011	Berry Plastics Corporation
XH	United States of America	76/618517	10/29/2004	3,098,680	05/30/2006	AEP Industries Inc.
X-H	Mexico	690304	11/29/2004	896912	08/25/2005	AEP Industries Inc.
X-H	Canada	1239479	12/02/2004	TMA655486	12/20/2005	AEP Industries Inc.
XR	United States of America	76/618520	10/29/2004	3,202,516	01/23/2007	AEP Industries Inc.
X-R	Mexico	690305	11/29/2004	896913	08/25/2005	AEP Industries Inc.
X-R	Canada	1239482	12/02/2004	TMA655702	12/22/2005	AEP Industries Inc.
XTREME FLEX	United States of America	78/828364	03/03/2006	3363551	01/01/2008	AEP Industries Inc.
YIELDMASTER	United States of America	87671716	Nov 3, 2017			Berry Global, Inc.
ZIP SAFE	Australia	945581	03/04/2003	945581	10/23/2003	AEP Industries Inc.
ZIP SAFE	Canada	1085126	12/04/2000	TMA605823	03/19/2004	AEP Industries Inc.
ZIP SAFE	United States of America	76/175035	12/04/2000	2,640,641	10/22/2002	AEP Industries Inc.

Exhibit A

to Guarantee and

Collateral Agreement

SUPPLEMENT NO. _________ dated as of _________________ (this “Supplement”), to the FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT, dated and effective as of [ ], 2019 (the “Guarantee and Collateral Agreement”), among BERRY GLOBAL GROUP, INC. (“Holdings”), BERRY GLOBAL, INC. (the “Company”), each Subsidiary of the Company identified herein as a party (each, a “Subsidiary Party”), and [    ], as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

A.          Reference is made to (i) that certain Term Loan Credit Agreement, dated as of [    ], 2019, among Holdings, the Company, the lenders party thereto from time to time (the “Lenders”), and [    ], as administrative agent for the lenders named therein (in such capacity, the “Administrative Agent”) and collateral agent for the lenders named therein (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”);

B.          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Guarantee and Collateral Agreement.

C.          The Pledgors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.           In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party, a Guarantor and a Pledgor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party, a Guarantor and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Party, a Guarantor and a Pledgor thereunder, and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Guarantor” a “Pledgor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.           The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors” rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.           This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and (b) the Collateral Agent has executed a counterpart hereof.

SECTION 4.           The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Article 9 Collateral of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary, and (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5.           Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6.           THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.           In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Legal Name:

Jurisdiction of Formation:
:
[ ],
as Collateral Agent

By:
Name:
Title:

Schedule I

to Supplement No. _______ to the

Guarantee and

Collateral Agreement

LOCATION OF ARTICLE 9 COLLATERAL

Description	Location

Schedule II

to Supplement No. _______

to the Guarantee and

Collateral Agreement

Pledged Securities of the New Subsidiary

EQUITY INTERESTS

Number of Issuer		Number and Class of Percentage of
Certificate	Registered Owner	Equity Interest	Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

OTHER PROPERTY

EXHIBIT F

[FORM OF]

TERM LOAN JOINDER TO SENIOR LENDER INTERCREDITOR AGREEMENT

[See attached.]

F-1

JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) dated as of March [8], 2019, among Goldman Sachs Bank USA (the “New Administrative Agent”), as an Other First Priority Lien Obligations Administrative Agent, Goldman Sachs Bank USA (the “New Collateral Agent”), as an Other First Priority Lien Obligations Collateral Agent, BANK OF AMERICA, N.A., as administrative agent for the Revolving Facility Secured Parties, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (formerly, Credit Suisse, Cayman Islands Branch), as administrative agent for the Term Loan Secured Parties, BANK OF AMERICA, N.A., as collateral agent for the Revolving Facility Secured Parties, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent for the Term Loan Secured Parties, any Other Representative and Other Collateral Agent from time to time a party hereto, Berry Global Group, Inc., a Delaware corporation (“Holdings”), Berry Global, Inc., a Delaware corporation (the “Company”) and the subsidiaries of the Company signatory hereto.

This Agreement is supplemental to that certain Second Amended and Restated Senior Lender Priority and Intercreditor Agreement, dated as of February 5, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among BANK OF AMERICA, N.A., as administrative agent for the Revolving Facility Secured Parties, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (formerly, Credit Suisse, Cayman Islands Branch), as administrative agent for the Term Loan Secured Parties, BANK OF AMERICA, N.A., as collateral agent for the Revolving Facility Secured Parties, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (formerly, Credit Suisse, Cayman Islands Branch), as collateral agent for the Term Loan Secured Parties, Holdings, the Company and the subsidiaries of the Company party thereto. This Agreement has been entered into to record the accession of the New Administrative Agent as an Other First Priority Lien Obligations Administrative Agent under the Intercreditor Agreement and to record the accession of the New Collateral Agent as an Other First Priority Lien Obligations Collateral Agent under the Intercreditor Agreement.

Article I

Definitions

Section 1.01 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

Article II

Accession

Section 2.01 The New Administrative Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First Priority Lien Obligations Administrative Agent as if it had originally been party to the Intercreditor Agreement as an Other First Priority Lien Obligations Administrative Agent.

Section 2.02 The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First Priority Lien Obligations Collateral Agent as if it had originally been party to the Intercreditor Agreement as an Other First Priority Lien Obligations Collateral Agent.

Section 2.03 The New Administrative Agent and the New Collateral Agent each confirm that their address details for notices pursuant to the Intercreditor Agreement are as follows:

Goldman Sachs Bank USA

2001 Ross Ave, 29th Floor

Dallas, TX 75201

Telephone: 972-368-2323

Facsimile: (646) 769-7829

E-mail: gs-dallas-adminagency@ny.email.gs.com and gs-sbdagency-borrowernotices@ny.email.gs.com

Attention: SBD Operations

With a copy to:

Goldman Sachs Bank USA

200 West Street

New York, NY 10282

Attn: Bank Debt Portfolio Group

Joshua Desai

Joshua.desai@gs.com

212-357-1706

Section 2.04 Each party to this Agreement (other than the New Administrative Agent and New Collateral Agent) confirms the acceptance of the New Administrative Agent and the New Collateral Agent as an Other First Priority Lien Obligations Administrative Agent and an Other First Priority Lien Obligations Collateral Agent, respectively, for purposes of the Intercreditor Agreement.

Section 2.05 Except as expressly provided herein, in the Intercreditor Agreement or in any Other First Priority Lien Obligations Security Documents, the New Administrative Agent is acting in the capacity of Other First Priority Lien Obligations Administrative Agent and the New Collateral Agent is acting in the capacity as Other First Priority Lien Obligations Collateral Agent solely for themselves and the lenders under the term loan credit agreement, dated as of March [8], 2019, among Holdings, the Company, the New Collateral Agent, as collateral agent and the New Administrative Agent, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “New Credit Agreement”).

2

Article III

Miscellaneous

Section 3.01 This Agreement shall be construed in accordance with and governed by the law of the State of New York.

Section 3.02 This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 3.03 The effectiveness of this Agreement is conditioned upon the occurrence of the Closing Date (as defined in the New Credit Agreement).

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BERRY GLOBAL GROUP, INC.

By:
Name:	Mark W. Miles
Title:	Chief Financial Officer and Treasurer

BERRY GLOBAL, INC.

By:
Name:	Mark W. Miles
Title:	Chief Financial Officer and Treasurer

Joinder Agreement – Senior Lender Priority and Intercreditor Agreement (Term Loan Credit Agreement)

AEROCON, LLC
AVINTIV ACQUISITION CORPORATION
AVINTIV INC.
AVINTIV SPECIALTY MATERIALS INC.
BERRY FILM PRODUCTS ACQUISITION COMPANY, INC.
BERRY FILM PRODUCTS COMPANY, INC.
BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII
BERRY GLOBAL FILMS, LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS 1K, LLC
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY SPECIALTY TAPES, LLC
BERRY STERLING CORPORATION
BPREX BRAZIL HOLDING INC.
BPREX CLOSURE SYSTEMS, LLC
BPREX CLOSURES KENTUCKY INC.
BPREX CLOSURES, LLC
BPREX DELTA INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.
BPREX PLASTIC PACKAGING INC.
BPREX PLASTICS SERVICES COMPANY INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CAPLAS LLC
CAPLAS NEPTUNE, LLC
CAPTIVE PLASTICS HOLDINGS, LLC
CAPTIVE PLASTICS, LLC
CARDINAL PACKAGING, INC.
CHICOPEE, INC.
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC
CPI HOLDING CORPORATION

DOMINION TEXTILE (USA), L.L.C.

FABRENE, L.L.C.
FIBERWEB GEOS, INC.
FIBERWEB, LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC

Joinder Agreement – Senior Lender Priority and Intercreditor Agreement (Term Loan Credit Agreement)

OLD HICKORY STEAMWORKS, LLC
PACKERWARE, LLC
PESCOR, INC.
PGI EUROPE, INC.
PGI POLYMER, INC.
PLIANT INTERNATIONAL, LLC
PLIANT, LLC
POLY-SEAL, LLC
PRIME LABEL & SCREEN INCORPORATED
PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.
ROLLPAK CORPORATION
SAFFRON ACQUISITION, LLC
SEAL FOR LIFE INDUSTRIES, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC
UNIPLAST HOLDINGS, LLC
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.

By:
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

Joinder Agreement – Senior Lender Priority and Intercreditor Agreement (Term Loan Credit Agreement)

LADDAWN, INC.
DUMPLING ROCK, LLC
ESTERO PORCH, LLC
LAMB’S GROVE, LLC
MILLHAM, LLC
SUGDEN, LLC

By:
Name: Jason K. Greene
Title: Executive Vice President

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By:	Caplas Neptune, LLC, its General Partner

By:
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

CHOCKSETT ROAD LIMITED PARTNERSHIP

By:	Berry Global, Inc., its General Partner

By:
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

CHOCKSETT ROAD REALTY TRUST

By:	Laddawn, Inc., its Trustee

By:
Name: Jason K. Greene
Title: Executive Vice President

Joinder Agreement – Senior Lender Priority and Intercreditor Agreement (Term Loan Credit Agreement)

GOLDMAN SACHS BANK USA, as New Administrative Agent and New Collateral Agent

By:
Name:
Title:

Joinder Agreement – Senior Lender Priority and Intercreditor Agreement (Term Loan Credit Agreement)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Term Facility Administrative Agent, Term Facility Collateral Agent and as First Lien Agent

By:
Name:
Title:

By:
Name:
Title:

Joinder Agreement – Senior Lender Priority and Intercreditor Agreement (Term Loan Credit Agreement)

BANK OF AMERICA, N.A., as Revolving Facility Administrative Agent, Revolving Facility Collateral Agent and as First Lien Agent

By:
Name:
Title:

Joinder Agreement – Senior Lender Priority and Intercreditor Agreement (Term Loan Credit Agreement)

EXHIBIT G

[FORM OF]

TERM LOAN JOINDER TO SECOND PRIORITY INTERCREDITOR AGREEMENT

[See attached.]

G-1

JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”) dated as of March [8], 2019, among Goldman Sachs Bank USA (the “New Administrative Agent”), as an Other First Priority Lien Obligations Administrative Agent for Other First Priority Lien Obligations, Goldman Sachs Bank USA (the “New Collateral Agent”), as Other First Priority Lien Obligations Collateral Agent for Other First Priority Lien Obligations, BANK OF AMERICA, N.A., as administrative agent for the Revolving Facility Secured Parties, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent for the Term Loan Secured Parties, BANK OF AMERICA, N.A., as collateral agent for the Revolving Facility Secured Parties, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent for the Term Loan Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Second Priority Agent, U.S. BANK NATIONAL ASSOCIATION, as trustee under (i) that certain Indenture, dated as of May 22, 2014, among Berry Global, Inc., U.S. Bank National Association as trustee, and the other parties thereto providing for the issuance of 5.500% Second Priority Senior Secured Notes due 2022 (as supplemented from time to time, the “2014 Second Priority Senior Secured Notes Indenture”), (ii) that certain Indenture, dated as of June 5, 2015, among Berry Global, Inc. (formerly known as Berry Plastics Corporation), U.S. Bank National Association as trustee, and the other parties thereto providing for the issuance of 5.125% Second Priority Senior Secured Notes due 2023 (as supplemented from time to time, the “June 2015 Second Priority Senior Secured Notes Indenture”), (iii) that certain Indenture, dated as October 1, 2015, among Berry Global, Inc. (formerly known as Berry Plastics Corporation), U.S. Bank National Association as trustee, and the other parties thereto providing for the issuance of 6.00% Second Priority Senior Secured Notes due 2022 (as supplemented from time to time, the “October 2015 Second Priority Senior Secured Notes Indenture”) and (iv) that certain Indenture, dated as January 26, 2018, among Berry Global, Inc., U.S. Bank National Association as trustee, and the other parties thereto providing for the issuance of 4.50% Second Priority Senior Secured Notes due 2026 (as supplemented from time to time, the “2018 Second Priority Senior Secured Notes Indenture”), BERRY GLOBAL GROUP, INC., a Delaware corporation (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”), the subsidiaries of the Company party thereto, and any other First Lien Agent and other Second Priority Agent from time to time party hereto.

This Agreement is supplemental to that certain Second Amended and Restated Intercreditor Agreement, dated as of February 5, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between BANK OF AMERICA, N.A., as administrative and collateral agent for the Revolving Facility Secured Parties, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative and collateral agent for the Term Loan Secured Parties, U.S. BANK NATIONAL ASSOCIATION, as Second Priority Agent, Holdings, the Company and its subsidiaries named therein, as supplemented from time to time prior to the date hereof and on the date hereof through the execution and delivery of this Agreement. This Agreement has been entered into to record the accession of the New Administrative Agent as an Other First Priority Lien Obligations Administrative Agent under the Intercreditor Agreement and to record the accession of the New Collateral Agent as an Other First Priority Lien Obligations Collateral Agent under the Intercreditor Agreement.

Definitions

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

Accession

A.       The New Administrative Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First Priority Lien Obligations Administrative Agent as if it had originally been party to the Intercreditor Agreement as an Other First Priority Lien Obligations Administrative Agent.

B.       The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First Priority Lien Obligations Collateral Agent as if it had originally been party to the Intercreditor Agreement as an Other First Priority Lien Obligations Collateral Agent.

C.       The New Administrative Agent and the New Collateral Agent each confirm that their address details for notices pursuant to the Intercreditor Agreement are as follows:

Goldman Sachs Bank USA

2001 Ross Ave, 29th Floor

Dallas, TX 75201

Telephone: 972-368-2323

Facsimile: (646) 769-7829

E-mail: gs-dallas-adminagency@ny.email.gs.com and gs-sbdagency-borrowernotices@ny.email.gs.com

Attention: SBD Operations

With a copy to:

Goldman Sachs Bank USA

200 West Street

New York, NY 10282

Attn: Bank Debt Portfolio Group

Joshua Desai

Joshua.desai@gs.com

212-357-1706

D.       Each party to this Agreement (other than the New Administrative Agent and the New Collateral Agent) confirms the acceptance of the New Administrative Agent and the New Collateral Agent as an Other First Priority Lien Obligations Administrative Agent and an Other First Priority Lien Obligations Collateral Agent, respectively, for purposes of the Intercreditor Agreement.

E.       The New Administrative Agent is acting in the capacity of Other First Priority Lien Obligations Administrative Agent and the New Collateral Agent is acting in the capacity of Other First Priority Lien Obligations Collateral Agent solely for themselves and the lenders under the term loan credit agreement, dated as of March [8], 2019, among Holdings, the Company, the New Collateral Agent, as collateral agent and the New Administrative Agent, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “New Credit Agreement”)

F.       Pursuant to Section 11.09 of each of (i) the 2014 Second Priority Senior Secured Notes Indenture, (ii) the June 2015 Second Priority Senior Secured Notes Indenture, (iii) the October 2015 Second Priority Senior Secured Notes Indenture, and (iv) the 2018 Second Priority Senior Secured Notes Indenture, the Company designates the obligations under the New Credit Agreement as “First Priority Lien Obligations” under each of (i) the 2014 Second Priority Senior Secured Notes Indenture, (ii) the June 2015 Second Priority Senior Secured Notes Indenture, (iii) the October 2015 Second Priority Senior Secured Notes Indenture, and (iv) the 2018 Second Priority Senior Secured Notes Indenture. The Company hereby represents and warrants that (a) the incurrence of obligations under the New Credit Agreement by the Company is permitted by each of (i) the 2014 Second Priority Senior Secured Notes Indenture, (ii) the June 2015 Second Priority Senior Secured Notes Indenture, (iii) the October 2015 Second Priority Senior Secured Notes Indenture, and (iv) the 2018 Second Priority Senior Secured Notes Indenture and (b) it has designated the obligations under the New Credit Agreement as Other First Priority Lien Obligations.

Miscellaneous

A.       This Agreement shall be construed in accordance with and governed by the law of the State of New York.

B.       This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

C.       The effectiveness of this Agreement is conditioned upon the occurrence of the Closing Date (as defined in the New Credit Agreement).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BERRY GLOBAL, INC.

By:
Name: Mark W. Miles
Title: Chief Financial Officer and Treasurer

BERRY GLOBAL GROUP, INC.

By:
Name: Mark W. Miles
Title: Chief Financial Officer and Treasurer

Joinder Agreement – Second Priority Intercreditor Agreement (Term Loan Credit Agreement)

AEROCON, LLC
AVINTIV ACQUISITION CORPORATION
AVINTIV INC.
AVINTIV SPECIALTY MATERIALS INC.
BERRY FILM PRODUCTS ACQUISITION COMPANY, INC.
BERRY FILM PRODUCTS COMPANY, INC.
BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII
BERRY GLOBAL FILMS, LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS 1K, LLC
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY SPECIALTY TAPES, LLC
BERRY STERLING CORPORATION
BPREX BRAZIL HOLDING INC.
BPREX CLOSURE SYSTEMS, LLC
BPREX CLOSURES KENTUCKY INC.
BPREX CLOSURES, LLC
BPREX DELTA INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.
BPREX PLASTIC PACKAGING INC.
BPREX PLASTICS SERVICES COMPANY INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CAPLAS LLC
CAPLAS NEPTUNE, LLC
CAPTIVE PLASTICS HOLDINGS, LLC
CAPTIVE PLASTICS, LLC
CARDINAL PACKAGING, INC.
CHICOPEE, INC.
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC
CPI HOLDING CORPORATION
DOMINION TEXTILE (USA), L.L.C.
FABRENE, L.L.C.
FIBERWEB GEOS, INC.
FIBERWEB, LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC
OLD HICKORY STEAMWORKS, LLC
PACKERWARE, LLC
PESCOR, INC.
PGI EUROPE, INC.
PGI POLYMER, INC.

Joinder Agreement – Second Priority Intercreditor Agreement (Term Loan Credit Agreement)

PLIANT INTERNATIONAL, LLC
PLIANT, LLC
POLY-SEAL, LLC
PRIME LABEL & SCREEN INCORPORATED
PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.
ROLLPAK CORPORATION
SAFFRON ACQUISITION, LLC
SEAL FOR LIFE INDUSTRIES, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC
UNIPLAST HOLDINGS, LLC
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.

By:
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

Joinder Agreement – Second Priority Intercreditor Agreement (Term Loan Credit Agreement)

LADDAWN, INC.
DUMPLING ROCK, LLC
ESTERO PORCH, LLC
LAMB’S GROVE, LLC
MILLHAM, LLC
SUGDEN, LLC

By:
Name: Jason K. Greene
Title: Executive Vice President

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By:	Caplas Neptune, LLC, its General Partner

By:
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

CHOCKSETT ROAD LIMITED PARTNERSHIP

By:	Berry Global, Inc., its General Partner

By:
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

CHOCKSETT ROAD REALTY TRUST
By:	Laddawn, Inc., its Trustee

By:
Name: Jason K. Greene
Title: Executive Vice President

Joinder Agreement – Second Priority Intercreditor Agreement (Term Loan Credit Agreement)

GOLDMAN SACHS BANK USA, as New Administrative Agent and New Collateral Agent

By:
Name:
Title:

Joinder Agreement – Second Priority Intercreditor Agreement (Term Loan Credit Agreement)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Term Facility Administrative Agent, Term Facility Collateral Agent and as First Lien Agent

By:
Name:
	Title:	Authorized Signatory

By:
Name:
	Title:	Authorized Signatory

Joinder Agreement – Second Priority Intercreditor Agreement (Term Loan Credit Agreement)

BANK OF AMERICA, N.A.,
as Revolving Facility Administrative Agent, Revolving Facility Collateral Agent and as First Lien Agent

By:
Name:
Title:

Joinder Agreement – Second Priority Intercreditor Agreement (Term Loan Credit Agreement)

U.S. BANK NATIONAL ASSOCIATION,
as existing Second Priority Agent

By:
Name:
Title:

Joinder Agreement – Second Priority Intercreditor Agreement (Term Loan Credit Agreement)

EXHIBIT H

[FORM OF]

TERM LOAN JOINDER TO SENIOR FIXED COLLATERAL INTERCREDITOR AGREEMENT

[See attached.]

H-1

JOINDER AGREEMENT

JOINDER AGREEMENT (this “Agreement”), dated as of March [8], 2019, among Goldman Sachs Bank USA (the “New Administrative Agent”), as an Other First Priority Lien Obligations Administrative Agent, Goldman Sachs Bank USA (the “New Collateral Agent”), as an Other First Priority Lien Obligations Collateral Agent, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent for the Term Loan Secured Parties referred to herein, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent for the Term Loan Secured Parties, BERRY GLOBAL GROUP, INC. (“Holdings”), BERRY GLOBAL, INC., a Delaware corporation (the “Company”) the subsidiaries of the Company signatory thereto, and any other Senior Fixed Obligations Representative and other Senior Fixed Obligations Collateral Agent from time to time party hereto.

This Agreement is supplemental to that certain Senior Fixed Collateral Priority and Intercreditor Agreement, dated as of February 5, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative and collateral agent for the Term Loan Secured Parties, Holdings, the Company and each of its subsidiaries named therein, as supplemented on the date hereof through the execution and delivery of this Agreement. This Agreement has been entered into to record the accession of the New Administrative Agent as an Other First Priority Lien Obligations Administrative Agent under the Intercreditor Agreement and to record the accession of the New Collateral Agent as an Other First Priority Lien Obligations Collateral Agent under the Intercreditor Agreement.

Article I

Definitions

Section 1.01         Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Intercreditor Agreement.

Article II

Accession

Section 2.01         The New Administrative Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First Priority Lien Obligations Administrative Agent as if it had originally been party to the Intercreditor Agreement as an Other First Priority Lien Obligations Administrative Agent.

Section 2.02         The New Collateral Agent agrees to become, with immediate effect, a party to and agrees to be bound by the terms of, the Intercreditor Agreement as an Other First Priority Lien Obligations Collateral Agent as if it had originally been party to the Intercreditor Agreement as an Other First Priority Lien Obligations Collateral Agent.

Section 2.03         The New Administrative Agent and the New Collateral Agent each confirm that their address details for notices pursuant to the Intercreditor Agreement are as follows:

Goldman Sachs Bank USA

2001 Ross Ave, 29th Floor

Dallas, TX 75201

Telephone: 972-368-2323

Facsimile: (646) 769-7829

E-mail: gs-dallas-adminagency@ny.email.gs.com and gs-sbdagency-borrowernotices@ny.email.gs.com

Attention: SBD Operations

With a copy to:

Goldman Sachs Bank USA

200 West Street

New York, NY 10282

Attn: Bank Debt Portfolio Group

Joshua Desai

Joshua.desai@gs.com

212-357-1706

Section 2.04         Each party to this Agreement (other than the New Administrative Agent and New Collateral Agent) confirms the acceptance of the New Administrative Agent and the New Collateral Agent as an Other First Priority Lien Obligations Administrative Agent and an Other First Priority Lien Obligations Collateral Agent, respectively, for purposes of the Intercreditor Agreement.

Section 2.05         Except as expressly provided herein, in the Intercreditor Agreement or in any Other First Priority Lien Obligations Security Documents, the New Administrative Agent is acting in the capacity of Other First Priority Lien Obligations Administrative Agent and the New Collateral Agent is acting in the capacity as Other First Priority Lien Obligations Collateral Agent solely for themselves and the lenders under the term loan credit agreement, dated as of March [8], 2019, among Holdings, the Company, the New Collateral Agent, as collateral agent and the New Administrative Agent, as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “New Credit Agreement”).

Article III

Miscellaneous

Section 3.01         This Agreement shall be construed in accordance with and governed by the law of the State of New York.

Section 3.02         This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 3.03         The effectiveness of this Agreement is conditioned upon the occurrence of the Closing Date (as defined in the New Credit Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BERRY GLOBAL GROUP, INC.

By:
	Name:	Mark W. Miles
	Title:	Chief Financial Officer and Treasurer

BERRY GLOBAL, INC.

By:
	Name:	Mark W. Miles
	Title:	Chief Financial Officer and Treasurer

Joinder Agreement – Senior Fixed Collateral Intercreditor Agreement (Term Loan Credit Agreement)

AEROCON, LLC
AVINTIV ACQUISITION CORPORATION
AVINTIV INC.
AVINTIV SPECIALTY MATERIALS INC.
BERRY FILM PRODUCTS ACQUISITION COMPANY, INC.
BERRY FILM PRODUCTS COMPANY, INC.
BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII
BERRY GLOBAL FILMS, LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS 1K, LLC
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY SPECIALTY TAPES, LLC
BERRY STERLING CORPORATION
BPREX BRAZIL HOLDING INC.
BPREX CLOSURE SYSTEMS, LLC
BPREX CLOSURES KENTUCKY INC.
BPREX CLOSURES, LLC
BPREX DELTA INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.
BPREX PLASTIC PACKAGING INC.
BPREX PLASTICS SERVICES COMPANY INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CAPLAS LLC
CAPLAS NEPTUNE, LLC
CAPTIVE PLASTICS HOLDINGS, LLC
CAPTIVE PLASTICS, LLC
CARDINAL PACKAGING, INC.
CHICOPEE, INC.
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC

Joinder Agreement – Senior Fixed Collateral Intercreditor Agreement (Term Loan Credit Agreement)

CPI HOLDING CORPORATION
DOMINION TEXTILE (USA), L.L.C.
FABRENE, L.L.C.
FIBERWEB GEOS, INC.
FIBERWEB, LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC
OLD HICKORY STEAMWORKS, LLC
PACKERWARE, LLC
PESCOR, INC.
PGI EUROPE, INC.
PGI POLYMER, INC.
PLIANT INTERNATIONAL, LLC
PLIANT, LLC
POLY-SEAL, LLC
PRIME LABEL & SCREEN INCORPORATED
PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.
ROLLPAK CORPORATION
SAFFRON ACQUISITION, LLC
SEAL FOR LIFE INDUSTRIES, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC
UNIPLAST HOLDINGS, LLC
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.

By:
	Name	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

Joinder Agreement – Senior Fixed Collateral Intercreditor Agreement (Term Loan Credit Agreement)

LADDAWN, INC.
DUMPLING ROCK, LLC
ESTERO PORCH, LLC
LAMB’S GROVE, LLC
MILLHAM, LLC
SUGDEN, LLC

By:
	Name:	Jason K. Greene
	Title:	Executive Vice President

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By:	Caplas Neptune, LLC, its General Partner

By:
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

CHOCKSETT ROAD LIMITED PARTNERSHIP

By:	Berry Global, Inc., its General Partner

By:
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

CHOCKSETT ROAD REALTY TRUST

By:	Laddawn, Inc., its Trustee

By:
	Name:	Jason K. Greene
	Title:	Executive Vice President

Joinder Agreement – Senior Fixed Collateral Intercreditor Agreement (Term Loan Credit Agreement)

GOLDMAN SACHS BANK USA, as New Administrative Agent and New Collateral Agent

By:
Name:
Title:

Joinder Agreement – Senior Fixed Collateral Intercreditor Agreement (Term Loan Credit Agreement)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Term Facility Administrative Agent, Term Facility Collateral Agent and as First Lien Agent

By:
Name:
Title:

By:
Name:
Title:

Joinder Agreement – Senior Fixed Collateral Intercreditor Agreement (Term Loan Credit Agreement)

SCHEDULE 1.01(a)

Certain U.S. Subsidiaries

Berry Plastics Acquisition Corporation XIV, LLC

Schedule 1.01 (c)

Mortgaged Properties

Chicopee, Inc.

111 Excellence Lane, Mooresville, NC 28115

1020 Shenandoah Village Drive, Waynesboro, VA 22980

1203 Chicopee Road, Benson, NC 27504

Fiberweb, LLC

70 Old Hickory Boulevard, Old Hickory, TN 37138

Berry Global Films, LLC

20 Elmwood Drive, Mountaintop, PA 18707

Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)

531 E. Fourth St., Augusta, KY 41002

Schedule 1.01(d)

Immaterial Subsidiaries

Berry Plastics Acquisition Corporation XIV, LLC

Berry Plastics Asia Pte. Ltd.

Berry Plastics de Mexico, S. de R.L. de C.V.

Grupo de Servicios Berpla, S. de R.L. de C.V.

Schedule 1.01(i)

Unrestricted Subsidiaries

None.

Schedule 2.01

Commitments

Initial Euro Term Loan Commitment

Lender	Commitment

Goldman Sachs Bank USA	€790,324,000.00

Goldman Sachs Lending Partners, LLC	€459,676,000.00

Wells Fargo Bank, National Association	€1,250,000,000.00

Total	€2,500,000,000.00

Initial Sterling Term Loan Commitment

Lender	Commitment

Goldman Sachs Bank USA	£126,452,000.00

Goldman Sachs Lending Partners, LLC	£73,548,000.00

Wells Fargo Bank, National Association	£200,000,000.00

Total	£400,000,000.00

Backstop Term Q Commitment

Lender	Commitment

Goldman Sachs Bank USA	$488,420,000.00

Goldman Sachs Lending Partners, LLC	$284,080,000.00

Wells Fargo Bank, National Association	$772,500,000.00

Total	$1,545,000,000.00

Backstop Term R Commitment

Lender	Commitment

Goldman Sachs Bank USA	$155,852,000.00

Goldman Sachs Lending Partners, LLC	$90,648,000.00

Wells Fargo Bank, National Association	$246,500,000.00

Total	$493,000,000.00

Backstop Term S Commitment

Lender	Commitment

Goldman Sachs Bank USA	$221,291,000.00

Goldman Sachs Lending Partners, LLC	$128,709,000.00

Wells Fargo Bank, National Association	$350,000,000.00

Total	$700,000,000.00

Backstop Term T Commitment

Lender	Commitment

Goldman Sachs Bank USA	$257,330,000.00

Goldman Sachs Lending Partners, LLC	$149,670,000.00

Wells Fargo Bank, National Association	$407,000,000.00

Total	$814,000,000.00

Schedule 3.01

Organization and Good Standing

Chocksett Road Realty Trust is a Massachusetts realty trust created by a Declaration of Trust filed in the Office of the Worchester Registry of Deeds.

Schedule 3.04

Governmental Approvals

Filings, notifications, and/or authorizations or clearances sought under or in respect of:

1.	European Union merger control pursuant to Council Regulation (EC) 139/2004 (including any referral to a National Competition Authority of any Member State of the European Union);
2.	United States of America merger control pursuant to the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the regulations promulgated thereunder;
3.	China merger control pursuant to the Anti-Monopoly Law of the People’s Republic of China;
4.	Mexican merger control pursuant to the Mexican Federal Economic Competition Law;
5.	Russian merger control pursuant to Federal Law No. 135-FZ (as amended);
6.	South African merger control pursuant to South African Competition Act; and
7.	Turkish merger control pursuant to the Law on Protection of Competition No. 4054 dated December 13, 1994 and Article 5 et seq. of the Turkish Competition Board’s Communiqué No. 2010/4.

Schedule 3.07(b)

Possession under Leases

None.

Schedule 3.08(a)

Subsidiaries

Schedule 3.08(a) sets forth as of the Effective Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such subsidiary.

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
1.	159422 Canada Inc.	Canada		DT Acquisition, Inc.	35.00%
2.	AEP Canada Inc.	Canada		Berry Global Films, LLC	100.00%
3.	AEP Industries Finance Inc.	USA	DE	Berry Global Films, LLC	100.00%
4.	AeroCon, LLC	USA	DE	Berry Global, Inc.	100.00%
5.	Aspen Industrial S.A. de C.V.	Mexico		Pliant, LLC and Pliant Corporation International (1 share)	100.00%
6.	AVINTIV Inc.	USA	DE	Berry Global, Inc.	100.00%
7.	AVINTIV Acquisition Corporation	USA	DE	AVINTIV Inc.	100.00%
8.	AVINTIV Specialty Materials, Inc.	USA	DE	AVINTIV Acquisition Corporation	100.00%
9.	Berry Film Products Acquisition Company, Inc. (f/k/a Clopay Plastic Products Acquisition Company, Inc.)	USA	DE	Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	100.00%
10.	Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	USA	DE	Berry Global, Inc.	100.00%
11.	Berry Global Films, LLC (f/k/a Berry Plastics Acquisition Corporation XV, LLC)	USA	DE	Berry Global, Inc.	100.00%
12.	Berry Global Group, Inc. (f/k/a Berry Plastics Group, Inc.)	USA	DE
13.	Berry Global, Inc. (f/k/a Berry Plastics Corporation)	USA	DE	Berry Plastics Group, Inc.	100.00%
14.	Berry Plastics Acquisition Corporation V	USA	DE	Berry Global, Inc.	100.00%
15.	Berry Plastics Acquisition Corporation XII	USA	DE	Berry Global, Inc.	100.00%
16.	Berry Plastics Acquisition Corporation XIII	USA	DE	Berry Global, Inc.	100.00%
17.	Berry Plastics Acquisition Corporation XIV, LLC	USA	DE	Berry Global, Inc.	100.00%
18.	Berry Plastics Acquisition LLC II	USA	DE	Berry Global, Inc.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
19.	Berry Plastics Acquisition LLC X	USA	DE	Berry Global, Inc.	100.00%
20.	Berry Plastics Asia Pacific Limited	Hong Kong		Berry Plastics Hong Kong Limited	100.00%
21.	Berry Plastics Asia Pte. Ltd.	Singapore		Berry Plastics International B.V.	100.00%
22.	Berry Plastics Beheer B.V.	Netherlands		Berry Global Dutch Holding B.V.	100.00%
23.	Berry Plastics Canada, Inc.	Canada		Berry Global, Inc.	100.00%
24.	Berry Plastics de Mexico, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	100.00%
25.	Berry Plastics Design, LLC	USA	DE	Berry Global, Inc.	100.00%
26.	Berry Global Dutch Holding B.V.	Netherlands		Berry Plastics International B.V.	100.00%
27.	Berry Plastics Escrow Corporation	USA	DE	Berry Global, Inc.	100.00%
28.	Berry Plastics Escrow, LLC	USA	DE	Berry Global, Inc.	100.00%
29.	Berry Plastics Filmco, Inc.	USA	DE	Berry Global, Inc.	100.00%
30.	Berry Plastics France Holdings SAS	France		Berry Plastics International B.V.	100.00%
31.	Berry Plastics GmbH	Germany		Berry Plastics Holding GmbH & Co. KG	100.00%
32.	Berry Plastics Holding GmbH & Co. KG	Germany		Berry Plastics International GmbH is the General Partner and Berry Plastics International B.V. is the limited partner	100.00%
33.	Berry Plastics Hong Kong Limited	Hong Kong		Berry Plastics International B.V.	100.00%
34.	Berry Plastics IK, LLC	USA	DE	Berry Global, Inc.	100.00%
35.	Berry Plastics International B.V.	Netherlands		Berry Plastics International C.V.	100.00%
36.	Berry Plastics International C.V.	Netherlands		Pliant, LLC (1%) and Berry Global, Inc. (99%)	100.00%
37.	Berry Plastics International GmbH	Germany		Berry Plastics International B.V.	100.00%
38.	Berry Plastics International, LLC	USA	DE	Berry Plastics International B.V.	100.00%
39.	Berry Plastics Malaysia SDN BHD	Malaysia		Berry Plastics Singapore Pte. Ltd.	60.00%
40.	Berry Plastics Opco, Inc.	USA	DE	Berry Global, Inc.	100.00%
41.	Berry Plastics Qingdao Limited	CHINA		Berry Plastics Hong Kong Limited	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
42.	Berry Plastics SP, Inc.	USA	DE	Berry Global, Inc.	100.00%
43.	Berry Plastics Technical Services, Inc.	USA	DE	Venture Packaging, Inc.	100.00%
44.	Berry Specialty Tapes, LLC (f/k/a Berry Plastics Acquisition Corporation XI)	USA	DE	Berry Global, Inc.	100.00%
45.	Berry Sterling Corporation	USA	DE	Berry Global, Inc.	100.00%
46.	Bonlam, S.A. DE C.V.	Mexico		Pristine Brands Corporation	99.99%
47.	Bonlam, S.A. DE C.V.	Mexico		Chicopee, Inc.	0.01%
48.	BP Parallel, LLC	USA	DE	Berry Global, Inc.	100.00%
49.	BPRex Brazil Holding Inc.	USA	DE	BPRex Healthcare Brookville, Inc.	100.00%
50.	BPRex Closure Systems, LLC	USA	DE	Berry Global, Inc.	100.00%
51.	BPRex Closures Kentucky Inc.	USA	DE	Berry Global, Inc.	100.00%
52.	BPRex Closures, LLC	USA	DE	Berry Global, Inc.	100.00%
53.	BPRex de Mexico S.A. de R.L. de CV	Mexico		Berry Global, Inc. and Berry Plastics Acquisition LLC X (1 share)	100.00%
54.	BPRex Delta Inc.	USA	DE	Berry Global, Inc.	100.00%
55.	BPRex Healthcare Brookville Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%
56.	BPRex Healthcare Offranville	France		Berry Plastics France Holdings SAS	100.00%
57.	BPRex Healthcare Packaging, Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%
58.	BPRex Partipacoes Ltda	Brazil		Berry Plastics International B.V.	99.00%
59.	BPRex Partipacoes Ltda	Brazil		Berry Plastics Acquisition LLC X	1.00%
60.	BPRex Plastic Packaging (India Holdings) Limited	UK		Berry Plastics International B.V.	100.00%
61.	BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		Berry Global, Inc.	50.00%
62.	BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		BPRex Plastics Services Company Inc.	0.002%
63.	BPRex Plastic Packaging de Mexico S.A. de C.V.	Mexico		BPRex Healthcare Packaging, Inc.	49.998%
64.	BPRex Plastic Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%
65.	BPRex Plastic Services Company Inc.	USA	DE	BPRex Plastic Packaging, Inc.	100.00%
66.	BPRex Plasticos Do Brasil Ltda	Brazil		BPRex Partipacoes Ltda	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
67.	BPRex Product Design & Engineering Inc.	USA	MN	BPRex Healthcare Brookville, Inc.	100.00%
68.	BPRex Singapore Pte. Ltd.	Singapore		Berry Plastics International B.V.	100.00%
69.	BPRex Specialty Products Puerto Rico Inc.	USA	NJ	BPRex Plastic Packaging, Inc.	100.00%
70.	Caplas LLC	USA	DE	Captive Plastics LLC	100.00%
71.	Caplas Neptune, LLC	USA	DE	Captive Plastics LLC	100.00%
72.	Captive Plastics Holdings, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
73.	Captive Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
74.	Cardinal Packaging, Inc.	USA	DE	CPI Holding Corporation	100.00%
75.	Chicopee Asia, Limited	Hong Kong		Chicopee, Inc.	100.00%
76.	Chicopee Holdings B.V.	Netherlands		PGI Europe, Inc.	100.00%
77.	Chicopee Holdings C.V.	Netherlands		Chicopee Holdings, B.V.	99.99%
78.	Chicopee Holdings C.V.	Netherlands		PGI Holdings, B.V.	0.01%
79.	Chicopee, Inc.	USA	DE	PGI Polymer, Inc.	100.00%
80.	Chocksett Road Limited Partnership	USA	MA	Berry Global, Inc.	98% Limited Partnership Interests 2% General Partnership Interests
81.	Chocksett Road Realty Trust	USA	MA	Chocksett Road Limited Partnership	Sole Beneficiary
82.	Berry Acquisition Company do Brasil Ltda.	Brazil		Berry Holding Company do Brasil Ltda.	99.99%
83.	Berry Acquisition Company do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	00.01%
84.	Berry Aschersleben GmbH	Germany		Berry Europe GmbH	100.00%
85.	Berry do Brasil Ltda.	Brazil		Berry Acquisition Company do Brasil Ltda.	92.74%
86.	Berry do Brasil Ltda.	Brazil		Berry Holding Company do Brasil Ltda.	00.01%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
87.	Berry do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	07.25%
88.	Berry Dombühl GmbH	Germany		Berry Europe GmbH	100.00%
89.	Berry Europe GmbH	Germany		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	100.00%
90.	Berry Holding Company do Brasil Ltda.	Brazil		Berry Film Products Company, Inc. (f/k/a Clopay Plastic Products Company, Inc.)	99.99%
91.	Berry Holding Company do Brasil Ltda.	Brazil		Berry Global, Inc.	00.01%
92.	Berry Trading (Shanghai) Co., Ltd.	China		Berry Plastic Products Acquisition Company, Inc.	100.00%
93.	Companhai Providencia Industria e Comercio	Brazil		PGI Polimeros do Brazil S.A.	100.00%
94.	Covalence Specialty Adhesives LLC	USA	DE	Berry Global, Inc.	100.00%
95.	Covalence Specialty Coatings LLC	USA	DE	Berry Global, Inc.	100.00%
96.	CPI Holding Corporation	USA	DE	Berry Global, Inc.	100.00%
97.	CSM Mexico SPV LLC	USA	DE	Berry Global, Inc.	100.00%
98.	Dominion Textile (USA), L.L.C.	USA	DE	Chicopee, Inc.	100.00%
99.	Dominion Textile Inc.	Canada		DT Acquisition, Inc.	100.00%
100.	Dominion Textile Mauritius Inc.	Mauritius		PGI Polymer Group Inc.	100.00%
101.	Dounor SAS	France		PGI France Holdings SAS	100.00%
102.	DT Acquisition Inc.	Canada		AVINTIV Specialty Materials, Inc.	100.00%
103.	Dumpling Rock, LLC	USA	MA	Berry Global, Inc.	100.00%
104.	Estero Porch, LLC	USA	DE	Berry Global, Inc.	100.00%
105.	Fabrene, Inc.	Canada		Chicopee Holdings B.V.	100.00%
106.	Fabrene, L.L.C.	USA	DE	PGI Europe, Inc.	100.00%
107.	Fiberweb (Tianjin) Specialty Nonwovens Company Limited	China		Fiberweb Asia Pacific Limited	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
108.	Fiberweb Asia Pacific Limited	Hong Kong		Fiberweb Holdings Limited	100.00%
109.	Fiberweb Berlin GmbH	Germany		Fiberweb Holding Deutschland Gmbh	100.00%
110.	Fiberweb France SAS	France		PGI Holdings France SAS	100.00%
111.	Fiberweb Geos, Inc.	USA	VA	PGI Europe, Inc.	100.00%
112.	Fiberweb Geosynthetics Limited	UK		Fiberweb Holdings Limited	100.00%
113.	Fiberweb Geosynthetiques Sarl	France		Fiberweb France SAS	100.00%
114.	Fiberweb Holding Deutschland GmbH	Germany		Fiberweb Holdings Limited	100.00%
115.	Fiberweb Holdings Limited	UK		Fiberweb Limited	100.00%
116.	Fiberweb Italia S.p.A.	Italy		Fiberweb Holdings Limited	100.00%
117.	Fiberweb Limited	UK		PGI Acquisition Limited	100.00%
118.	Fiberweb Terno D’Isola Srl	Italy		Fiberweb Italia S.p.A.	100.00%
119.	Fiberweb, LLC f/k/a Fiberweb, Inc.	USA	DE	PGI Europe, Inc.	100.00%
120.	Fortunes Best Trading Limited	Hong Kong		Berry Plastics Hong Kong Ltd	100.00%
121.	Frans Nooren Afdichtingssystemen B.V.	Netherlands		Berry Plastics Beheer B.V.	100.00%
122.	Geca-Tapes B.V.	Netherlands		PGI Nonwovens B.V.	100.00%
123.	Genius World Holding Ltd	Hong Kong		Berry Plastics Hong Kong Ltd	100.00%
124.	Grafco Industries Limited Partnership	USA	MD	Caplas LLC	99.00%
125.	Grafco Industries Limited Partnership	USA	MD	Caplas Neptune, LLC	1.00%
126.	Grupo de Servicios Berpla, S. de R.L. de C.V.	Mexico		Berry Plastics Acquisition Corporation V	65.00%
127.	Jacinto Mexico, S.A. de C.V.	Mexico		Pliant, LLC	<1%
128.	Jacinto Mexico, S.A. de C.V.	Mexico		Aspen Industrial S.A. de C.V.	99+%
129.	Kerr Group, LLC	USA	DE	Berry Global, Inc.	100.00%
130.	Knight Plastics, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
131.	Korma S.p.A.	Italy		Fiberweb Italia S.p.A.	100.00%
132.	Laddawn, Inc.	USA	MA	Berry Global, Inc.	100.00%
133.	Lamb’s Grove, LLC	USA	DE	Berry Global, Inc.	100.00%
134.	Millham, LLC	USA	DE	Berry Global, Inc.	100.00%
135.	Nanhai Nanxin Non Woven Co. Ltd	China		PGI Nonwovens (Mauritius)	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
136.	Old Hickory Steamworks, LLC	USA	DE	Fiberweb, LLC	100.00%
137.	Packerware, LLC	USA	DE	Berry Plastics SP, Inc.	100.00%
138.	Pescor, Inc.	USA	DE	Berry Global, Inc.	100.00%
139.	Pfizer Investment Ltd	Hong Kong		Berry Plastics Hong Kong Ltd	100.00%
140.	PGI Acquisition Limited	UK		PGI Europe, Inc.	100.00%
141.	PGI Argentina S.A.	Argentina		PGI Nonwovens B.V.	97.41%
142.	PGI Argentina S.A.	Argentina		PGI Netherlands Holdings (No. 2) B.V.	2.59%
143.	PGI Colombia LTDA	Columbia		Plymer Group Holdings C.V.	5.30%
144.	PGI Columbia LTDA	Columbia		PGI Netherlands Holdings (No. 2) B.V.	94.70%
145.	PGI Europe, Inc.	USA	DE	Chicopee, Inc.	100.00%
146.	PGI France Holdings SAS	France		PGI Netherlands Holdings B.V.	100.00%
147.	PGI France SAS	France		PGI France Holdings SAS	100.00%
148.	PGI Holdings B.V.	Netherlands		Chicopee Holdings B.V.	100.00%
149.	PGI Netherlands Holdings (NO. 2) B.V.	Netherlands		Polymer Group Holdings C.V.	100.00%
150.	PGI Netherlands Holdings B.V.	Netherlands		Polymer Group Holdings C.V.	100.00%
151.	PGI Non-Woven (China) Co. Ltd	China		PGI Nonwovens (Mauritius)	100.00%
152.	PGI Nonwovens (Mauritius)	Netherlands		PGI Polymer, Inc.	100.00%
153.	PGI Nonwovens B.V.	Netherlands		Polymer Group Holdings C.V.	94.90%
154.	PGI Nonwovens B.V.	Netherlands		Chicopee Holdings B.V.	5.10%
155.	PGI Nonwovens Germany GmbH	Germany		PGI Nonwovens B.V.	100.00%
156.	PGI Polimeros Do Brazil S.A.	Brazil		Polymer Group Holdings C.V.	99.80%
157.	PGI Polimeros Do Brazil S.A.	Brazil		PGI Netherlands Holdings B.V.	0.20%
158.	PGI Polymer, Inc.	USA	DE	Avintiv Specialty Materials, Inc.	100.00%
159.	PGI Spain S.L. U	Spain		Chicopee Holdings B.V.	100.00%
160.	Pliant de Mexico S.A. de C.V.	Mexico		Aspen Industrial S.A. de C.V.	63.97%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
161.	Pliant de Mexico S.A. de C.V.	Mexico		Pliant, LLC	36.03%
162.	Pliant International, LLC	USA	DE	Pliant, LLC	100.00%
163.	Pliant, LLC	USA	DE	Berry Global, Inc.	100.00%
164.	Polymer Group Holdings C.V.	Netherlands		Chicopee Holdings C.V.	100.00%
165.	Poly-Seal, LLC	USA	DE	Berry Global, Inc.	100.00%
166.	Prime Label & Screen Incorporated	USA	WI	Berry Global, Inc.	100.00%
167.	Pristine Brands Corporation	USA	DE	PGI Europe, Inc.	100.00%
168.	Providencia USA, Inc.	USA	NC	Chicopee, Inc.	100.00%
169.	Rafypak, S.A. de C.V.	Mexico		Tyco Acquisition Alpha LLC	99.00%
170.	Rafypak, S.A. de C.V.	Mexico		CSM Mexico SPV LLC	1.00%
171.	Rexam Pharma Packaging India Pvt. Ltd.	India		BPRex Plastic Packaging (India) Ltd.	100.00%
172.	Rollpak Corporation	USA	DE	Berry Global, Inc.	100.00%
173.	Saffron Acquisition, LLC	USA	DE	Kerr Group, LLC	100.00%
174.	SCI Vertuquet	France		Dounor SAS	100.00%
175.	Seal for Life India Private Limited	India		Berry Global, Inc.	100.00%
176.	Seal for Life Industries Beta LLC	USA	DE	Seal for Life Industries Tijuana LLC	100.00%
177.	Seal for Life Industries BVBA	Belgium		Berry Plastics Acquisition LLC II and Berry Plastics Holding Gmbh & Co. KG (99.99%)	100.00%
178.	Seal for Life Industries Mexico, S. de R.L. de C.V.	Mexico		Seal for Life Industries Beta LLC	99+%
179.	Seal for Life Industries Mexico, S. de R.L. de C.V.	Mexico		Seal for Life Industries Tijuana LLC	One Share
180.	Seal for Life Industries Tijuana LLC	USA	DE	Berry Global, Inc.	100.00%
181.	Seal for Life Industries, LLC	USA	DE	Berry Global, Inc.	100.00%
182.	Setco, LLC	USA	DE	Kerr Group, LLC	100.00%
183.	Stopaq B.V.	Netherlands		Berry Plastics Beheer B.V.	100.00%
184.	Stopaq Saudi Factory LLC	Saudi		Stopaq B.V.	51.00%
185.	Sugden, LLC	USA	DE	Berry Global, Inc.	100.00%
186.	Sun Coast Industries, LLC	USA	DE	Saffron Acquisition, LLC	100.00%
187.	Berry Film Products Co., Ltd.	China		Berry Film Products Acquisition Company, Inc.	100.00%

	Name of Company	Country	State	Parent/Owned by	Percentage of Outstanding Shares/ Membership/ Partnership Interests
188.	Terram Defencell Limited	UK		Terram Limited	50.00%
189.	Terram Geosynthetics Private Limited	India		Fiberweb Holdings Limited	53.20%
190.	Terram Geosynthetics Private Limited	India		Terram Limited	11.80%
191.	Terram Limited	UK		Fiberweb Holdings Limited	100.00%
192.	Tyco Acquisition Alpha LLC	USA	DE	CSM Mexico SPF LLC	100.00%
193.	Uniplast Holdings, LLC	USA	DE	Pliant, LLC	100.00%
194.	Uniplast U.S., Inc.	USA	DE	Uniplast Holdings, Inc.	100.00%
195.	United Packaging Dongguan	China		Genius World Holding Ltd	100.00%
196.	United Packaging Jiangmen	China		Genius World Holding Ltd	100.00%
197.	Venture Packaging Midwest, Inc.	USA	DE	Venture Packaging, Inc.	100.00%
198.	Venture Packaging, Inc.	USA	DE	Berry Global, Inc.	100.00%

Schedule 3.08(b)

Subscriptions

Berry Plastics Holding Corporation 2006 Equity Incentive Plan

Berry Plastics Holding Corporation 2012 Equity Incentive Plan

Berry Plastics Holding Corporation 2015 Equity Incentive Plan

Schedules 3.13

Taxes

None.

Schedule 3.16

Environmental Matters

None.

Schedule 3.21

Insurance

•	Automobile: (US only)
o	Liberty Insurance Corporation Policy Number AS7-631-510609-028
•	General Liability: (US only)
o	Liberty Insurance Corporation Policy Number EB2-631-510609-038
•	Workers Compensation: (US only)
o	Safety National Casualty Corp. Policy Numbers LDS4047041 and PS4047044
•	Property:
o	Factory Mutual Insurance Company Policy Number 1021650
•	Cargo:
o	Affiliated FM Insurance Company Policy Number OCP/OCWP-41171
•	International Package (General Liability, Auto, Workers Compensation)
o	Continental Casualty Company Policy Number PST WP 61 385 9259

Schedule 3.23

Intellectual Property

None.

Schedule 5.13

Post-Closing Interest Deliveries

Not applicable.

Schedule 6.01

Indebtedness

1.       Master Receivables Purchase Agreement, dated September 22, 2014, as amended by that (a) that certain First Amendment dated December 23, 2014, (b) that certain Second Amendment dated as of August 2015, (c) that certain Third Amendment dated as of October 25, 2015, (d) that certain Fourth Amendment dated as of January 13, 2016, (e) that certain Fifth Amendment dated as of September 26, 2016, (f) that certain Sixth Amendment dated as of December 2, 2016, (g) that certain Seventh Amendment dated as of May 9, 2017, and (h) that certain Eighth Amendment dated as of October 16, 2017, by and among Berry Global Inc. (f/k/a Berry Plastics Corporation), certain of its subsidiaries party thereto and Fifth Third Bank.

2.       Amended and Restated Supplier Agreement, dated September 20, 2017, by and between Berry Global Inc. (f/k/a Berry Plastics Corporation) and Citibank, NA, certain of its branches, subsidiaries and affiliates.

3.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between BPRex Delta Inc. and JPMorgan Chase Bank, N.A.

4.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between Berry Global Inc. (f/k/a Berry Plastics Corporation) and JPMorgan Chase Bank, N.A.

5.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between Sun Coast Industries, LLC and JPMorgan Chase Bank, N.A.

6.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between BPRex Closures, LLC and JPMorgan Chase Bank, N.A.

7.       Equipment Lease Agreement dated as of June 24, 2010 between Gossamer, as lessor, and Chicopee, as lessee, as amended by Amendment and Waiver to Equipment Lease Agreement dated as of January 19, 2011, Second Amendment to Equipment Lease Agreement dated as of October 7, 2011, Third Amendment to Equipment Lease Agreement dated as of February 28, 2012, Fourth Amendment to Equipment Lease Agreement dated as of March 22, 2013, Fifth Amendment to Equipment Lease Agreement dated as of May 23, 2014, and Modification Agreement (FMV with EBO) dated as of October 29, 2015 (the “Waynesboro Equipment Lease”);

8.       Guaranty dated as of June 24, 2010, from AVINTIV Specialty Materials Inc. (formerly known as Polymer Group, Inc.) and PGI Polymer, Inc., as guarantors, in favor of Gossamer with respect to the Waynesboro Equipment Lease; and

9.       Support Agreement dated as of June 24, 2010 between Chicopee, as grantor, and Gossamer, as beneficiary, relating to the Waynesboro Equipment Lease.

10.       Supplier Agreement, dated as of February 28, 2012, by and between Fiberweb, LLC formerly known as Fiberweb, Inc., and Citibank, N.A.

11.       Supplier Agreement, dated as of February 11, 2013, by and between Old Hickory Steamworks, LLC and Citibank, N.A.

12.       Receivables Purchase Agreement, dated as of July 18, 2013, by and between Fiberweb, LLC formerly known as Fiberweb, Inc., and Citibank, N.A.

13.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between Setco, LLC and JPMorgan Chase Bank, N.A.

14.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A.

15.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between Knight Plastics, LLC and JPMorgan Chase Bank, N.A.

16.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between Kerr Group, LLC and JPMorgan Chase Bank, N.A.

17.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A.

18.       Receivables Purchase Agreement, dated as of September 15, 2014, by and between Berry Plastics Opco, Inc. and JPMorgan Chase Bank, N.A.

19.       Receivables Purchase Agreement, dated as of September 26, 2016, by and between Setco, LLC and JPMorgan Chase Bank, N.A.

20.       Receivables Purchase Agreement, dated as of September 26, 2016, by and between BPRex Closures, LLC and JPMorgan Chase Bank, N.A.

21.       Receivables Purchase Agreement, dated as of September, 2016, by and between BPRex Healthcare Packaging Inc. and JPMorgan Chase Bank, N.A.

22.       Receivables Purchase Agreement, dated as of September 26, 2016, by and between Kerr Group, LLC and JPMorgan Chase Bank, N.A.

23.       Receivables Purchase Agreement, dated as of August 18, 2017, by and among Berry Global, Inc., Berry Plastics Opco, Inc., Packerware, LLC, Knight Plastics, LLC, Kerr Group, LLC, Venture Packaging Midwest, Inc., Poly-Seal, LLC, Sun Coast Industries, LLC, Setco, LLC, Captive Plastics, LLC, Pliant, LLC, Covalence Specialty Adhesives LLC, Covalence Specialty Coatings LLC, BPREX Closures, LLC, BPREX Healthcare Packaging Inc., Prime Label & Screen Incorporated, BPREX Healthcare Brookville Inc., Chicopee, Inc. Providencia USA, Inc. and Wells Fargo Bank, National Association.

24.       Receivables Purchase Agreement, dated as of September 25, 2017, by and between Berry Global Films, LLC and Wells Fargo Bank, National Association.

25.       Draft Purchase Agreement, dated as of September 22, 2017, by and between Berry Global, Inc. and Bank of America, N.A.

26.       Draft Purchase Agreement, dated as of September 22, 2017, by and between Berry Global, Films LLC and Bank of America, N.A.

27.       Draft Purchase Agreement, dated as of September 22, 2017, by and between Covalence Specialty Coatings LLC and Bank of America, N.A.

28.       Draft Purchase Agreement, dated as of September 22, 2017, by and between Pliant, LLC and Bank of America, N.A.

29.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Chicopee, Inc. and JPMorgan Chase Bank, N.A.

30.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A.

31.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Covalence Specialty Adhesives LLC and JPMorgan Chase Bank, N.A.

32.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Berry Global, Inc. and JPMorgan Chase Bank, N.A.

33.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Berry Plastics Opco, Inc. and JPMorgan Chase Bank, N.A.

34.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A.

35.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between BPRex Healthcare Packaging Inc. and JPMorgan Chase Bank, N.A.

36.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between BPRex Healthcare Brookville Inc. and JPMorgan Chase Bank, N.A.

37.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Setco, LLC and JPMorgan Chase Bank, N.A.

38.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Pliant, LLC and JPMorgan Chase Bank, N.A.

39.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Old Hickory Steamworks, LLC and JPMorgan Chase Bank, N.A.

40.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A.

41.       Master Receivables Purchase Acceptance Letter, dated September 28, 2017, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A.

42.       Receivables Purchase Agreement (US Supplier), dated August 18, 2017, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A.

43.       Supplier Agreement, dated as of June 27, 2014, by and between Berry Film Products Company, Inc. (formerly known as Clopay Plastic Products Company, Inc.) and Citibank, N.A., as amended by that certain name Change Amendment to the Supplier Agreement dated as of March 9, 2018 by and between Berry Film Products Company, Inc. and Citibank, N.A.

44.       Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

45.       Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between BPRex Healthcare Packaging, Inc. and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

46.        Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Covalence Specialty Coatings LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

47.       Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Pliant, LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

48.       Master Receivables Purchase Acceptance Letter, dated November 1, 2018, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A. (for Becton Dickinson)

49.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Berry Global Films, LLC and JPMorgan Chase Bank, N.A. (for J&J)

50.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Berry Global, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

51.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPRex Healthcare Brookville Inc. and JPMorgan Chase Bank, N.A. (for J&J)

52.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPrex Healthcare Packaging Inc. and JPMorgan Chase Bank, N.A. (for J&J)

53.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Captive Plastics, LLC and JPMorgan Chase Bank, N.A. (for J&J)

54.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Poly-Seal, LLC and JPMorgan Chase Bank, N.A. (for J&J)

55.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Kerr Group LLC and JPMorgan Chase Bank, N.A. (for J&J)

56.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Setco LLC and JPMorgan Chase Bank, N.A. (for J&J)

57.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Venture Packaging Midwest, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

58.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Cardinal Packaging, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

59.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Pliant LLC and JPMorgan Chase Bank, N.A. (for J&J)

60.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPRex Closures, LLC and JPMorgan Chase Bank, N.A. (for J&J)

61.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between BPRex Delta, LLC and JPMorgan Chase Bank, N.A. (for J&J)

62.       Master Receivables Purchase Acceptance Letter, dated July 31, 2018, by and between Venture Packaging Midwest, Inc. and JPMorgan Chase Bank, N.A. (for J&J)

63.       Draft Purchase Agreement dated March 20, 2018 between Berry Global, Inc. and Bank of America, N. A (Anheuser)

64.       Supplier Receivables Purchase Agreement dated September 7, 2018 between Berry Global, Inc. and Bank of America, N.A. (Pfizer)

65.       Supplier Receivables Purchase Agreement dated September 7, 2018 between Berry Global, Inc. and Bank of America, N.A. (Nestle)

Intercompany Notes for legacy Berry entities:

•	Promissory Note in the initial principal amount of approximately USD 30,000,000 dated April 1, 2016, by Berry Europe GmbH to Clopay Plastic Products Company, Inc., now known as Berry Film Products Company, Inc.

Intercompany Notes for legacy AVINTIV Entities:

Type of Instrument	Debtor	Percentage Pledged	Initial Principal Amount
AVINTIV Specialty Materials Inc. (f/k/a Polymer Group, Inc.)
Promissory Note	Chicopee Holdings B.V.	65%	$37,000,000
Promissory Note	Dominion Textile Mauritius Inc.	65%	$5,225,000
Promissory Note	PGI Nonwovens Germany GmbH	65%	€6,845,000
PGI Europe, Inc.
Promissory Note	Polymer Group Holdings C.V.	65%	$244,438,341
Promissory Note	Polymer Group Holdings C.V.	65%	$65,984,955
PGI Polymer, Inc.
Promissory Note	PGI Nonwovens Germany GmbH	65%	€6,844,731

Intercompany Notes in connection with the Acquisition

•	Promissory Note dated March 8, 2019, by Berry Global International Holdings Limited to AVINTIV Inc.
•	Promissory Note dated March 8, 2019, by AVINTIV Inc. to Berry Global Inc.

Capital Leases

•	Equipment lease agreement between Wells Fargo, as lessor, and Berry Global, as lessee, dated June 1, 2015.
•	Equipment lease agreement between CapitalSource Bank, as lessor, and Berry Global, as lessee, dated March 28, 2013.

•	Equipment lease agreement between NYCB Specialty Finance Company, LLC, as lessor, and Berry Global, as lessee, dated December 21, 2012.
•	Equipment lease agreement between Cole Taylor Equipment Finance, LLC, as lessor, and Berry Global, as lessee, dated March 22, 2013.
•	Equipment lease agreements between Fifth Third Equipment Finance Company, as lessor, and Berry Global, as lessee, dated July 1, 2013; December 29, 2014; September 23, 2016; June 22, 2018; and October 1, 2018.
•	Equipment lease agreements between US Bank Equipment Finance, as lessor, and Berry Global, as lessee, dated September 30, 2013; November 15, 2013; and September 26, 2014.
•	Equipment lease agreements between Banc of America Leasing & Capital, LLC, as lessor, and Berry Global, as lessee, dated March 13, 2015; June 22, 216, and September 25, 2017.
•	Equipment lease agreement between GABC Leasing, Inc, as lessor, and Berry Global, as lessee, dated June 26, 2014.
•	Equipment lease agreement between Key Equipment Finance, as lessor, and Berry Global, as lessee, dated June 17, 2015.
•	Building lease agreement between First Midwest Bank, as lessor, and Berry Global, as lessee, dated May 25, 2018.
•	Building lease agreement between Mackinac, LLC, the lessor, and Pliant, LLC, as lessee, dated October 1, 2013.
•	Building lease agreement between the Board of County Commissioners of Allegany County, Maryland, as lessor, and Berry Plastics SP, Inc., as lessee, last amended on April 23, 2015. Berry Plastics is the successor in interest to Superfos Packaging, Incorporated, which entered into a Lease Agreement dated September 11, 1985. Said lease was amended by Lease Addendums dated June 14, 1989; June 30, 1994; July 1, 2005; and July 1, 2011.

Schedule 6.02(a)

Liens

See attached.

PERMITTED LIENS

Berry Film Products Company, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20132377530	06/20/2013	06/20/2023	BERRY FILM PRODUCTS COMPANY, INC.	THE DOW CHEMICAL COMPANY	Purchase Money Security Interest in Inventory and products and proceeds thereof
AMENDMENT	20183702442	05/31/2018
AMENDMENT	20183703978	05/31/2018
CONTINUATION	20183704299	05/31/2018

Original	20132377548	06/20/2013	06/20/2023	BERRY FILM PRODUCTS COMPANY, INC.	THE DOW CHEMICAL COMPANY	Purchase Money Security Interest in Inventory and products and proceeds thereof
AMENDMENT	20183701725	05/31/2018
AMENDMENT	20183701857	05/31/2018
CONTINUATION	20183701915	05/31/2018

Original	20142135226	06/02/2014	06/02/2019	BERRY FILM PRODUCTS COMPANY, INC.	EXXONMOBIL CHEMICAL COMPANY, A DIVISION OF EXXON MOBIL CORPORATION	Polyethylene
AMENDMENT	20153657250	08/21/2015
AMENDMENT	20190897541	02/07/2019

Original	20185313024	08/02/2018	08/02/2023	BERRY FILM PRODUCTS COMPANY, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20185420803	08/07/2018	08/07/2023	BERRY FILM PRODUCTS COMPANY, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

PERMITTED LIENS

Berry Global Films, LLC (f/k/a Berry Plastics Acquisition Corporation XV, LLC, successor by merger to AEP Industries Inc.)
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20140801647	03/03/2014	03/03/2019	AEP INDUSTRIES INC. BERRY GLOBAL FILMS, LLC	WELLS FARGO FINANCIAL LEASING, INC.	Copier lease
AMENDMENT	20170684206	01/31/2017

Original	20140867002	03/06/2014	03/06/2019	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC.	Equipment lease
AMENDMENT	20144384582	10/30/2014
AMENDMENT	20170732120	02/01/2017

Original	20142078699	05/28/2014	05/28/2019	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC.	Equipment lease
AMENDMENT	20145245006	12/24/2014
AMENDMENT	20170732104	02/01/2017

Original	20143804101	09/23/2014	09/23/2019	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC.	Equipment lease
AMENDMENT	20151752657	04/23/2015
AMENDMENT	20170732096	02/01/2017

Original	20144760344	11/25/2014	11/25/2019	BERRY GLOBAL FILMS, LLC	SG EQUIPMENT FINANCE USA CORP.	Computer equipment lease
AMENDMENT	20151765972	04/24/2015
ASSIGNMENT	20151996759	04/27/2015
AMENDMENT	20170731940	02/01/2017

Original	20150812502	02/26/2015	02/26/2020	BERRY GLOBAL FILMS, LLC	SG EQUIPMENT FINANCE USA CORP.	Computer equipment lease

PERMITTED LIENS

Berry Global Films, LLC (f/k/a Berry Plastics Acquisition Corporation XV, LLC, successor by merger to AEP Industries Inc.)
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
AMENDMENT	20153422465	08/06/2015
ASSIGNMENT	20153569109	08/07/2015
AMENDMENT	20170731601	02/01/2017

Original	20152190741	05/21/2015	05/21/2020	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC. SG EQUIPMENT FINANCE USA CORP.	Computer equipment lease
AMENDMENT	20154842018	10/21/2015
ASSIGNMENT	20155028856	10/22/2015
AMENDMENT	20170731577	02/01/2017

Original	20153845707	09/01/2015	09/01/2020	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC. BANCORPSOUTH EQUIPMENT FINANCE, A DIVISION OF BANCORPSOUTH BANK	Computer equipment lease
AMENDMENT	20160513323	01/27/2016
ASSIGNMENT	20160519031	01/27/2016
AMENDMENT	20170731486	02/01/2017

Original	20155777775	12/03/2015	12/03/2020	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC. SG EQUIPMENT FINANCE USA CORP.	Computer equipment and software lease
AMENDMENT	20162941431	05/17/2016
ASSIGNMENT	20162942181	05/17/2016
AMENDMENT	20170731478	02/01/2017

Original	20160406403	01/21/2016	01/21/2021	AEP INDUSTRIES INC. BERRY GLOBAL FILMS, LLC	WELLS FARGO FINANCIAL LEASING INC.	Copier lease

PERMITTED LIENS

Berry Global Films, LLC (f/k/a Berry Plastics Acquisition Corporation XV, LLC, successor by merger to AEP Industries Inc.)
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
AMENDMENT	20170684214	01/31/2017

Original	20161317492	03/04/2016	03/04/2021	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC. SG EQUIPMENT FINANCE USA CORP.	Computer equipment and software lease
ASSIGNMENT	20164227482	07/13/2016
AMENDMENT	20165156557	08/24/2016
AMENDMENT	20170728813	02/01/2017

Original	20164849038	08/10/2016	08/10/2021	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC.	Computer equipment and software lease
AMENDMENT	20170728011	02/01/2017

Original	20165062623	08/19/2016	08/19/2021	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC.	Computer equipment and software lease
AMENDMENT	20170728334	02/01/2017
AMENDMENT	20173474365	05/26/2017

Original	20165621121	09/14/2016	09/14/2021	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC.	Computer equipment and software lease
AMENDMENT	20170728540	02/01/2017

Original	20166044778	10/03/2016	10/03/2021	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC.	Computer equipment and software lease
AMENDMENT	20170728599	02/01/2017

Original	20166741936	11/01/2016	11/01/2021	BERRY GLOBAL FILMS, LLC	CSI LEASING, INC.	Computer equipment and software lease

PERMITTED LIENS

Berry Global Films, LLC (f/k/a Berry Plastics Acquisition Corporation XV, LLC, successor by merger to AEP Industries Inc.)
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
AMENDMENT	20170728706	02/01/2017

Original	20175575433	08/22/2017		BERRY GLOBAL FILMS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20176487331	09/28/2017	09/28/2022	BERRY GLOBAL FILMS, LLC	WELLS FARGO BANK, NATIONAL ASSOCIATION	Purchased Receivables

Original	20176513136	09/29/2017	09/29/2022	BERRY GLOBAL FILMS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20183866957	06/07/2018	06/07/2023	BERRY GLOBAL FILMS, LLC	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	Toyota Forklift

Original	20185390865	08/06/2018	08/06/2023	BERRY GLOBAL FILMS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20187425701	10/25/2018	10/25/2023	BERRY GLOBAL FILMS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral

Original	20080006427	01/02/2008		Berry Global, Inc. Covalence Specialty Coatings LLC	HYG FINANCIAL SERVICES, INC.	Equipment lease
AMENDMENT	20124363661	11/13/2012

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
CONTINUATION	20124363687	11/13/2012
AMENDMENT	20175626848	08/24/2017
AMENDMENT	20175826240	09/01/2017
CONTINUATION	20175833816	09/01/2017

Original	20080272870	01/23/2008	01/23/2023	Berry Global, Inc. Covalence Specialty Coatings LLC	NMHG FINANCIAL SERVICES INC. HYG FINANCIAL SERVICES, INC.	Equipment lease
AMENDMENT	20124331015	11/09/2012
AMENDMENT	20124331031	11/09/2012
CONTINUATION	20124337046	11/09/2012
AMENDMENT	20176615329	10/04/2017
AMENDMENT	20176874736	10/16/2017
CONTINUATION	20176974502	10/19/2017

Original	20080768018	03/04/2008		BERRY GLOBAL, INC.	NMHG FINANCIAL SERVICES INC. HYG FINANCIAL SERVICES, INC.	Equipment lease
AMENDMENT	20124930675	12/18/2012
CONTINUATION	20124930683	12/18/2012
AMENDMENT	20177380720	11/07/2017
AMENDMENT	20177633425	11/16/2017
CONTINUATION	20177649769	11/17/2017

Original	20113018622	08/04/2011	08/04/2021	BERRY GLOBAL, INC.	VESEY AIR, LLC	Equipment lease
CONTINUATION	20161903226	03/31/2016
AMENDMENT	20180726865	01/31/2018

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20131130765	03/25/2013	03/25/2023	BERRY GLOBAL, INC.	MB EQUIPMENT FINANCE, LLC	Equipment
ASSIGNMENT	20131195487	03/28/2013
AMENDMENT	20162365615	04/21/2016
AMENDMENT	20173063689	05/09/2017
CONTINUATION	20176775669	10/11/2017

Original	20131220764	04/01/2013	04/01/2023	BERRY GLOBAL, INC. BERRY GLOBAL, INC.	CAPITALSOURCE BANK WELLS FARGO EQUIPMENT FINANCE, INC.	Equipment lease
ASSIGNMENT	20140824573	03/04/2014
AMENDMENT	20140828061	03/04/2014
AMENDMENT	20174731128	07/18/2017
ASSIGNMENT	20178631576	12/28/2017
CONTINUATION	20180000014	01/01/2018
AMENDMENT	20180682993	01/30/2018
CONTINUATION	20180698551	01/30/2018

Original	20131220772	04/01/2013	04/01/2023	BERRY GLOBAL, INC.	GE CAPITAL COMMERCIAL INC. WELLS FARGO EQUIPMENT FINANCE, INC.	Equipment lease
ASSIGNMENT	20178631568	12/28/2017
AMENDMENT	20180682274	01/30/2018
CONTINUATION	20180683710	01/30/2018

Original	20131657239	05/01/2013	05/01/2023	BERRY GLOBAL, INC.	HYG FINANCIAL SERVICES, INC.	Equipment lease
AMENDMENT	20180365094	01/16/2018

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
AMENDMENT	20180404075	01/18/2018
CONTINUATION	20180590493	01/25/2018

Original	20132369271	06/20/2013	06/20/2023	BERRY GLOBAL, INC.	GE CAPITAL COMMERCIAL INC. WELLS FARGO EQUIPMENT FINANCE, INC.	Equipment lease
ASSIGNMENT	20181605506	03/08/2018
AMENDMENT	20181608799	03/08/2018
CONTINUATION	20181621040	03/08/2018

Original	20132586742	07/05/2013		BERRY PLASTICS IK, LLC CAPTIVE PLASTICS, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment
CONTINUATION	20183845456	06/06/2018
AMENDMENT	20183944390	06/11/2018

Original	20133763548	09/26/2013	09/26/2023	BERRY PLASTICS CORPORATION BERRY GLOBAL, INC.	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Equipment
AMENDMENT	20174203763	06/26/2017
CONTINUATION	20185357849	08/03/2018

Original	20134446457	11/12/2013	11/12/2023	BERRY GLOBAL, INC.	EXXONMOBIL CHEMICAL COMPANY, A DIVISION OF EXXON MOBIL CORPORATION	Consigned Product
AMENDMENT	20153658191	08/21/2015
AMENDMENT	20184816654	07/13/2018

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
CONTINUATION	20184816712	07/13/2018

Original	20141208750	03/27/2014	03/27/2024	BERRY GLOBAL, INC.	GE CAPITAL COMMERCIAL INC. WELLS FARGO EQUIPMENT FINANCE, INC.	Equipment lease
ASSIGNMENT	20190713367	01/31/2019
AMENDMENT	20190761093	02/01/2019
CONTINUATION	20190763313	02/01/2019

Original	20142694792	07/08/2014	07/08/2019	BERRY PLASTICS CORPORATION BERRY GLOBAL, INC.	WELLS FARGO EQUIPMENT FINANCE, INC.	Toyota Forklift and Cascade Roll Clamps
AMENDMENT	20174147408	06/23/2017

Original	20143868494	09/18/2014	09/18/2019	BERRY GLOBAL, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable
AMENDMENT	20175217911	08/07/2017

Original	20143868502	09/18/2014	09/18/2019	BERRY GLOBAL, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable
AMENDMENT	20175217903	08/07/2017

Original	20143812443	09/24/2014	09/24/2019	BERRY GLOBAL, INC.	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Accounts Receivable
AMENDMENT	20172985619	05/05/2017
AMENDMENT	20173023741	05/08/2017

Original	20145207477	12/22/2014	12/22/2019	BERRY PLASTICS IK, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
AMENDMENT	20183944424	06/11/2018

Original	20150428424	01/30/2015	01/30/2020	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable
AMENDMENT	20180714358	01/31/2018

Original	20151550226	04/10/2015	04/10/2020	BERRY GLOBAL, INC. BERRY GLOBAL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC BBVA COMPASS FINANCIAL CORPORATION	Equipment covered by Master Equipment Lease Agreement
ASSIGNMENT	20176163510	09/15/2017
AMENDMENT	20182915474	04/30/2018
AMENDMENT	20183280415	05/14/2018

Original	20165951403	09/28/2016	09/28/2021	BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment
AMENDMENT	20183944416	06/11/2018

Original	20167206681	11/21/2016	11/21/2021	BERRY GLOBAL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC	Leased equipment
AMENDMENT	20183280951	05/14/2018

Original	20170354339	01/17/2017		BERRY PLASTICS CORPORATION BERRY GLOBAL, INC.	DELL FINANCIAL SERVICES L.L.C.	Computer Equipment
AMENDMENT	20174049240	06/20/2017

Original	20173033476	05/08/2017	05/08/2022	BERRY GLOBAL, INC.	FLINT GROUP NORTH AMERICA CORPORATION FLINT GROUP PACKAGING INKS NORTH AMERICA LLC	Printing Equipment (Consignment)
ASSIGNMENT	20184092009	06/15/2018

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20173190706	05/15/2017	05/15/2022	BERRY GLOBAL, INC.	CIT BANK, N.A.	Equipment

Original	20173190714	05/15/2017	05/15/2022	BERRY GLOBAL, INC.	CIT BANK, N.A.	Equipment

Original	20173671127	06/05/2017	06/05/2022	BERRY GLOBAL, INC.	IBM CREDIT LLC	Equipment and related software lease

Original	20174023468	06/19/2017	06/19/2022	BERRY GLOBAL, INC.	DE LAGE LANDEN FINANCIAL SERVICES, INC.	Leased Equipment

Original	20174603418	07/13/2017		BERRY GLOBAL, INC.	CIT BANK, N.A.	Equipment

Original	20174775372	07/19/2017	09/02/0022	BERRY GLOBAL, INC. BERRY PLASTICS CORPORATION	WELLS FARGO VENDOR FINANCIAL SERVICES, LLC	Equipment Lease (Stretch Wrapper)

Original	20175433468	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable
AMENDMENT	20175587511	08/22/2017

Original	20175434441	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175434458	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175434508	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20175434532	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175434581	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175434672	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175434680	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175434698	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175434730	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175434748	08/15/2017	08/15/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175435604	08/15/2017	08/15/2022	BERRY GLOBAL INC.	CITIBANK EUROPE PLC	Accounts Receivable

Original	20175461642	08/16/2017	08/16/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175461790	08/16/2017	08/16/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175461873	08/16/2017	08/16/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20175461907	08/16/2017	08/16/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20175523581	08/18/2017	08/18/2022	BERRY GLOBAL, INC.	WELLS FARGO BANK, N.A.	Receivables

Original	20176466657	09/28/2017	09/28/2022	BERRY GLOBAL, INC.	BANC OF AMERICA LEASING & CAPITAL, LLC	Equipment

Original	20176513615	09/29/2017	09/29/2022	BERRY GLOBAL, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20176565250	10/02/2017	02/02/0022	BERRY GLOBAL, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20170701849	10/25/2017	10/25/2022	BERRY GLOBAL, INC.	CIT BANK, N.A.	Equipment

Original	20177414008	11/08/2017	11/08/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20177555370	11/14/2017	11/14/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20177649272	11/17/2017	11/17/2022	BERRY GLOBAL, INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20180387437	01/17/2018		BERRY GLOBAL, INC.	SACIEII IMOLA S. C.	Equipment

Original	20180571832	01/25/2018	01/25/2023	BERRY GLOBAL, INC.	CIT BANK, N.A.	Equipment and products and proceeds thereof

Original	20181215710	02/21/2018	02/21/2023	BERRY GLOBAL, INC.	FORMOSA PLASTICS CORPORATION, U.S.A.	Formolon Resin

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20181390877	02/28/2018	02/28/2023	BERRY GLOBAL, INC.	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	Toyota Model #8FGCSU20

Original	20182074934	03/27/2018		BERRY GLOBAL, INC.	RAYMOND LEASING CORPORATION	Equipment Master Lease

Original	20182737548	04/23/2018	04/23/2023	BERRY GLOBAL, INC.	CIT BANK, N.A.	Equipment

Original	20183554488	05/24/2018	05/24/2023	BERRY GLOBAL, INC.	CITIBANK EUROPE PLC	Accounts Receivable

Original	20183883515	06/07/2018	06/07/2023	BERRY GLOBAL, INC.	CITIBANK EUROPE PLC	Accounts Receivable

Original	20184355190	06/26/2018	06/26/2023	PACKERWARE, LLC KERR GROUP, LLC CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

Original	20184618076	07/05/2018		BERRY GLOBAL INC.	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20185317116	08/02/2018	08/02/2023	BERRY GLOBAL, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20185844978	08/23/2018	08/23/2023	BERRY GLOBAL, INC.	U.S. BANK EQUIPMENT FINANCE	Copier

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20186292656	09/12/2018	09/12/2023	BERRY GLOBAL, INC.	BANK OF AMERICA, N. A.	Accounts Receivable

Original	20186464537	09/19/2018	09/19/2023	BERRY GLOBAL, INC.	BANK OF AMERICA, N. A.	Accounts Receivable

Original	20186740100	09/29/2018	09/29/2023	CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. KERR GROUP, LLC PACKERWARE, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

Original	20187688787	11/06/2018	11/06/2023	BERRY GLOBAL, INC.	PNC EQUIPMENT FINANCE, LLC	Equipment, Furniture, & Fixtures

Original	20187833672	11/12/2018	11/12/2023	BERRY GLOBAL, INC.	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20187868751	11/13/2018	11/13/2023	BERRY GLOBAL, INC.	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20188084648	11/21/2018	11/21/2023	BERRY GLOBAL, INC.	CIT BANK, N.A.	Equipment

Original	20188841617	12/19/2018	12/19/2023	BERRY GLOBAL, INC.	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20188885879	12/21/2018	12/21/2023	BERRY GLOBAL, INC.	CIT BANK, N.A.	Equipment

Original	20189098324	12/31/2018	12/31/2023	BERRY GLOBAL , INC.	MIZUHO BANK, LTD.	Accounts Receivable

Original	20190349139	01/15/2019	01/15/2024	BERRY GLOBAL, INC.	PACKAGING CORPORATION OF AMERICA	Equipment

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20190438668	01/18/2019	01/18/2024	BERRY GLOBAL, INC.	U.S. BANK EQUIPMENT FINANCE	Printers

Original	20190471800	01/21/2019	01/21/2024	BERRY GLOBAL, INC.	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20190482450	01/22/2019	01/22/2024	BERRY GLOBAL, INC.	DE LAGE LANDEN FINANCIAL SERVICES, INC.	Equipment

Original	20190967229	02/11/2019	02/11/2024	BERRY GLOBAL, INC.	CIT BANK, N.A.	Equipment

Original	20190978473	02/11/2019	02/11/2024	BERRY GLOBAL, INC.	DE LAGE LANDEN FINANCIAL SERVICES, INC.	Equipment

Original	20191105647	02/15/2019	02/15/2024	BERRY GLOBAL, INC.	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20191105654	02/15/2019	02/15/2024	BERRY GLOBAL, INC.	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20050777673	03/07/2005	03/07/2020	BERRY PLASTICS CORPORATION	GENERAL ELECTRIC CAPITAL CORPORATION	Equipment Lease
CONTINUATION	20093133524	09/30/2009
AMENDMENT	20134800828	12/05/2013
AMENDMENT	20140823476	03/04/2014
CONTINUATION	20144308078	10/27/2014

Original	20051063263	04/07/2005	04/07/2020	BERRY PLASTICS CORPORATION	THE FIFTH THIRD LEASING COMPANY	Equipment Lease
AMENDMENT	20082945523	08/29/2008
CONTINUATION	20093438816	10/27/2009
CONTINUATION	20144213781	10/20/2014

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20053317048	10/18/2005	10/18/2020	BERRY PLASTICS CORPORATION	GENERAL ELECTRIC CAPITAL CORPORATION	Equipment Lease
CONTINUATION	20102758435	08/09/2010
CONTINUATION	20152420007	06/05/2015
AMENDMENT	20152420015	06/05/2015

Original	20060145250	01/13/2006	01/13/2021	BERRY PLASTICS CORPORATION	RBS ASSET FINANCE, INC.	Equipment Lease
CONTINUATION	20104477570	12/17/2010
CONTINUATION	20156288798	12/28/2015

Original	20061215672	03/31/2006	03/31/2021	BERRY PLASTICS CORPORATION	DE LAGE LANDEN FINANCIAL SERVICES, INC.	Equipment Lease
CONTINUATION	20110108160	01/11/2011
CONTINUATION	20160924785	02/16/2016

Original	20061597962	05/11/2006	05/11/2021	BERRY PLASTICS CORPORATION	NMHG FINANCIAL SERVICES INC. NMHG FINANCIAL SERVICES, INC.	Equipment Lease
CONTINUATION	20111056772	03/22/2011
AMENDMENT	20131121855	03/25/2013
CONTINUATION	20156133275	12/18/2015

Original	20062297794	07/03/2006	07/03/2021	BERRY PLASTICS CORPORATION	GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE	Equipment Lease
CONTINUATION	20111007866	03/18/2011
ASSIGNMENT	20152834793	07/01/2015

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
CONTINUATION	20161060282	02/22/2016

Original	20070008002	01/02/2007		BERRY PLASTICS CORPORATION	GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE WELLS FARGO EQUIPMENT FINANCE, INC.	Leased Printing System
CONTINUATION	20114290683	11/07/2011
AMENDMENT	20114290691	11/07/2011
AMENDMENT	20114926278	12/22/2011
ASSIGNMENT	20152862026	07/02/2015
ASSIGNMENT	20165551088	09/12/2016
CONTINUATION	20165553472	09/12/2016

Original	20074645171	12/10/2007		Berry Plastics Corporation Covalence Specialty Coatings LLC	NMHG FINANCIAL SERVICES INC. HYG FINANCIAL SERVICES, INC.	EQUIPMENT LEASE
CONTINUATION	20123691195	09/25/2012
AMENDMENT	20123691211	09/25/2012
AMENDMENT	20124330348	11/09/2012
AMENDMENT	20174703176	07/17/2017
CONTINUATION	20174705114	07/17/2017

Original	20081702222	05/16/2008	05/16/2023	BERRY PLASTICS CORPORATION	AGFA CORPORATION	Goods on Consignment
AMENDMENT	20104271056	12/06/2010
AMENDMENT	20120191785	01/17/2012

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
CONTINUATION	20124821197	12/12/2012
CONTINUATION	20181983887	03/23/2018

Original	20082207742	06/27/2008	06/27/2023	BERRY GLOBAL, INC.	NMHG FINANCIAL SERVICES INC. HYG FINANCIAL SERVICES, INC.	Equipment Lease
CONTINUATION	20131595041	04/25/2013
AMENDMENT	20131595058	04/25/2013
AMENDMENT	20181804919	03/15/2018
AMENDMENT	20182563209	04/16/2018
CONTINUATION	20182564934	04/16/2018

Original	20083793179	11/12/2008	11/12/2023	BERRY PLASTICS CORPORATION	CISCO SYSTEMS CAPITAL CORPORATION	Equipment Lease
CONTINUATION	20134351566	11/05/2013
CONTINUATION	20187821289	11/12/2018

Original	20092421995	07/29/2009	07/29/2019	BERRY GLOBAL, INC.	CROWN EQUIPMENT CORPORATION	Equipment Lease
AMENDMENT	20100490445	02/15/2010
CONTINUATION	20142559300	06/30/2014
AMENDMENT	20162200515	04/14/2016
AMENDMENT	20186852202	10/04/2018

Original	20093367882	10/20/2009	10/20/2019	BERRY PLASTICS CORPORATION	GENERAL ELECTRIC CAPITAL CORPORATION	Equipment Lease
AMENDMENT	20134798378	12/05/2013
CONTINUATION	20142271781	06/11/2014

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral

Original	20100494033	02/15/2010	02/15/2020	BERRY PLASTICS CORPORATION	UNITED LEASING FIFTH THIRD BANK AS AGENT	Equipment Lease
CONTINUATION	20150433168	01/30/2015

Original	20101330723	04/16/2010	04/16/2020	BERRY PLASTICS CORPORATION	NMHG FINANCIAL SERVICES INC.	Equipment Lease
CONTINUATION	20144925582	12/05/2014

Original	20102228595	06/25/2010	06/25/2020	BERRY PLASTICS CORPORATION	CIT FINANCE LLC GE CAPITAL COMMERCIAL INC.	Equipment Lease
ASSIGNMENT	20130039934	01/03/2013
AMENDMENT	20130178625	01/14/2013
ASSIGNMENT	20142543130	06/27/2014
CONTINUATION	20150707355	02/19/2015

Original	20102330334	07/02/2010		BERRY PLASTICS CORPORATION	UNITED LEASING, LLC FIFTH THIRD BANK AS AGENT UNITED LEASING, INC.	Equipment Lease
AMENDMENT	20133334464	08/26/2013
AMENDMENT	20133334589	08/26/2013
AMENDMENT	20135071486	12/23/2013
AMENDMENT	20135071536	12/23/2013
CONTINUATION	20151547859	04/10/2015

Original	20103346743	09/24/2010	09/24/2020	BERRY PLASTICS CORPORATION	NMHG FINANCIAL SERVICES INC.	Equipment Lease

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
CONTINUATION	20151928158	05/05/2015

Original	20103377490	09/28/2010	09/28/2020	BERRY PLASTICS CORPORATION	NMHG FINANCIAL SERVICES INC.	Equipment Lease
CONTINUATION	20151991123	05/08/2015

Original	20103628322	10/18/2010	10/18/2020	BERRY PLASTICS CORPORATION	CITIBANK, N.A.	Accounts Receivable Under Supplier Agreement
AMENDMENT	20113377622	08/31/2011
CONTINUATION	20152396215	06/04/2015

Original	20111903460	05/19/2011	05/19/2021	BERRY PLASTICS CORPORATION	KOLMTSU FINANCIAL LIMITED PARTNERSHIP	Equipment Lease
CONTINUATION	20161231552	03/01/2016

Original	20111903627	05/19/2011	05/19/2021	BERRY PLASTICS CORPORATION	KOLMTSU FINANCIAL LIMITED PARTNERSHIP	Equipment Lease
CONTINUATION	20161231545	03/01/2016

Original	20111903692	05/19/2011	05/19/2021	BERRY PLASTICS CORPORATION	KOLMTSU FINANCIAL LIMITED PARTNERSHIP	Equipment Lease
CONTINUATION	20161231610	03/01/2016

Original	20111904690	05/19/2011	05/19/2021	BERRY PLASTICS CORPORATION	CITIBANK CANADA	Accounts Receivable Under Supplier Agreement
AMENDMENT	20113377671	08/31/2011
CONTINUATION	20156049950	12/15/2015

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20113126151	08/12/2011	08/12/2021	BERRY PLASTICS CORPORATION	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment, products and proceeds
CONTINUATION	20163633615	06/16/2016

Original	20113367839	08/31/2011	08/31/2021	BERRY PLASTICS CORPORATION	UNITED LEASING, INC. FIFTH THIRD BANK AS AGENT	Equipment lease
CONTINUATION	20165064777	08/19/2016

Original	20122210179	06/08/2012	06/08/2022	BERRY PLASTICS CORPORATION	GE CAPITAL COMMERCIAL, INC. GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE WELLS FARGO EQUIPMENT FINANCE, INC.	Equipment lease
ASSIGNMENT	20152834835	07/01/2015
ASSIGNMENT	20170888658	02/08/2017
CONTINUATION	20170891843	02/08/2017

Original	20122447227	06/25/2012	06/25/2022	BERRY PLASTICS CORPORATION	CITIBANK NA	Accounts Receivable
CONTINUATION	20172618608	04/21/2017

Original	20122447235	06/25/2012	06/25/2022	BERRY PLASTICS CORPORATION	CITIBANK CANADA	Accounts Receivable
CONTINUATION	20172626403	04/21/2017

Original	20122447268	06/25/2012	06/25/2022	BERRY PLASTICS CORPORATION	CITIBANK NA	Accounts Receivable
CONTINUATION	20172618616	04/21/2017

Original	20122447284	06/25/2012	06/25/2022	BERRY PLASTICS CORPORATION	CITIBANK NA	Accounts Receivable

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
CONTINUATION	20172618582	04/21/2017

Original	20123505387	09/11/2012	09/11/2022	BERRY PLASTICS CORPORATION	HYG FINANCIAL SERVICES, INC.	Equipment lease
AMENDMENT	20172332903	04/10/2017
CONTINUATION	20172359245	04/11/2017

Original	20125038502	12/26/2012	12/26/2022	BERRY PLASTICS CORPORATION	NYCB SPECIALTY FINANCE COMPANY, LLC	Equipment and related agreements
ASSIGNMENT	20152520665	06/12/2015
CONTINUATION	20174325558	06/30/2017

Original	20131130765	03/25/2013	03/25/2023	BERRY GLOBAL, INC.	MB EQUIPMENT FINANCE, LLC	Equipment
ASSIGNMENT	20131195487	03/28/2013
AMENDMENT	20162365615	04/21/2016
AMENDMENT	20173063689	05/09/2017
CONTINUATION	20176775669	10/11/2017

Original	20131220772	04/01/2013	04/01/2023	BERRY GLOBAL, INC.	GE CAPITAL COMMERCIAL INC. WELLS FARGO EQUIPMENT FINANCE, INC.	Equipment lease
ASSIGNMENT	20178631568	12/28/2017
AMENDMENT	20180682274	01/30/2018
CONTINUATION	20180683710	01/30/2018

Original	20131272013	04/03/2013	04/03/2023	BERRY PLASTICS CORPORATION	RAYMOND LEASING CORPORATION	Equipment lease
CONTINUATION	20182040133	03/26/2018

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20131798975	05/10/2013	05/10/2023	BERRY PLASTICS CORPORATION	PACKAGING CORPORATION OF AMERICA	Corrugated containers
AMENDMENT	20150863679	03/02/2015
AMENDMENT	20176557828	10/02/2017
CONTINUATION	20180727202	01/31/2018
AMENDMENT	20186537712	09/21/2018

Original	20132586742	07/05/2013		BERRY PLASTICS IK, LLC CAPTIVE PLASTICS, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment
CONTINUATION	20183845456	06/06/2018
AMENDMENT	20183944390	06/11/2018

Original	20133350015	08/27/2013	08/27/2023	BERRY PLASTICS CORPORATION	SUN CHEMICAL CORP.	Equipment
AMENDMENT	20172400809	04/12/2017
CONTINUATION	20185511890	08/10/2018

Original	20134478468	11/13/2013	11/13/2023	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Equipment Agreement
CONTINUATION	20186188607	09/07/2018

Original	20134897279	12/11/2013	12/11/2023	BERRY PLASTICS CORPORATION	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
CONTINUATION	20188157642	11/26/2018

Original	20140926212	03/10/2014	03/10/2019	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment

Original	20140932145	03/11/2014	03/11/2019	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment

Original	20140932160	03/11/2014	03/11/2019	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment

Original	20141062942	03/18/2014	03/18/2024	BERRY PLASTICS CORPORATION	GENERAL ELECTRIC CAPITAL CORPORATION WELLS FARGO EQUIPMENT FINANCE, INC.	Equipment Lease
ASSIGNMENT	20190580121	01/25/2019
CONTINUATION	20190583372	01/25/2019

Original	20141333624	04/04/2014	04/04/2019	BERRY PLASTICS CORPORATION	VA&F FINANCIAL	Equipment

Original	20141770395	05/06/2014	05/06/2019	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment (forklift)

Original	20142111557	05/30/2014	05/30/2019	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment (forklift)

Original	20142205284	06/06/2014	06/06/2019	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment

Original	20142994911	07/28/2014	07/28/2019	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20143245347	08/13/2014	08/13/2019	BERRY PLASTICS CORPORATION	GENERAL ELECTRIC CAPITAL CORPORATION	Equipment and Other Assets

Original	20143282480	08/15/2014	08/15/2019	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment and Other Accessories

Original	20143282498	08/15/2014	08/15/2019	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment

Original	20143852043	09/25/2014	09/25/2019	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Equipment, Rents, Income Accounts and Proceeds

Original	20143852084	09/25/2014	09/25/2019	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Equipment, Rents, Income Accounts and Proceeds

Original	20144379293	10/30/2014	10/30/2019	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION	Equipment

Original	20144607107	11/14/2014	11/14/2019	BERRY PLASTICS CORPORATION	GENERAL ELECTRIC CAPITAL CORPORATION	Equipment

Original	20144748463	11/24/2014	11/24/2019	BERRY PLASTICS CORPORATION	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20144748570	11/24/2014	11/24/2019	BERRY PLASTICS CORPORATION	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable
AMENDMENT	20152999216	07/10/2015
AMENDMENT	20153443354	08/07/2015

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20144957015	12/08/2014	12/08/2019	BERRY PLASTICS CORPORATION	CRESIIEIARK EQUIPMENT FINANCE, INC. TYCO GLOBAL FINANCIAL SOLUTIONS	Equipment Lease

Original	20145194915	12/22/2014	12/22/2019	BERRY PLASTICS CORPORATION	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20145207477	12/22/2014	12/22/2019	BERRY PLASTICS IK, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment
AMENDMENT	20183944424	06/11/2018

Original	20150196393	01/15/2015	01/15/2020	BERRY PLASTICS CORPORATION	LIARLIN BUSINESS BANK	Equipment Lease

Original	20150740208	02/21/2015	02/21/2020	PHOENIX PACKAGING OPERATIONS, LLC RAINBOW GRAPHICS, INC. INTEGRATED PRINT & GRAPHICS, INC. ESSELPROPACK AMERICA, LLC BERRY PLASTICS CORPORATION BANKNOTE CORPORATION OF AMERICA	ZELLER + GMELIN CORPORATION	Inks and Related Equipment

Original	20150740273	02/22/2015		BERRY PLASTICS CORPORATION	ZELLER + QIELIN CORPORATION	Inks and Related Equipment

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20151348951	03/31/2015	03/31/2020	BERRY PLASTICS CORPORATION	BANK OF THE WEST	Forklift and Related Equipment

Original	20151550218	04/10/2015	04/10/2020	BERRY PLASTICS CORPORATION	NYCB SPECIALTY FINANCE COMPANY, LLC	Equipment covered by Master Equipment Lease Agreement
AMENDMENT	20152337342	06/02/2015
ASSIGNMENT	20152414133	06/05/2015

Original	20152628831	06/19/2015	06/19/2020	BERRY PLASTICS CORPORATION	KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NA	Equipment

Original	20153225173	07/24/2015	07/24/2020	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE	Copiers and Related Accessories

Original	20153643318	08/13/2015	08/13/2020	BERRY PLASTICS CORPORATION	TOYOTA MOTOR CREDIT CORPORATION	Sweeper

Original	20154274832	09/24/2015	09/24/2020	BERRY PLASTICS CORPORATION	TOYOTA MOTOR CREDIT CORPORATION	Equipment

Original	20154925359	10/26/2015	10/26/2020	BERRY PLASTICS CORPORATION	IDEXX OPERATIONS INC.	Equipment

Original	20155592562	11/24/2015	11/24/2020	BERRY PLASTICS CORPORATION	WELLS FARGO BANK, N.A.	Equipment

Original	20155769996	12/03/2015	12/03/2020	BERRY PLASTICS CORPORATION	NMHG FINANCIAL SERVICES INC.	Equipment lease

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20156173800	12/21/2015	12/21/2020	BERRY PLASTICS CORPORATION	NMHG FINANCIAL SERVICES INC.	Equipment lease

Original	20156255268	12/23/2015	12/23/2020	BERRY PLASTICS CORPORATION	CITIBANK, N.A.	Accounts Receivable Under Supplier Agreement

Original	20160000123	01/01/2016	01/01/2021	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE	Copier

Original	20160000131	01/01/2016	01/01/2021	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE	Copier

Original	20160291615	01/14/2016	01/14/2021	BERRY PLASTICS CORPORATION	NISSAN MOTOR ACCEPTANCE CORPORATION	Forklifts

Original	20160499101	01/26/2016	01/26/2021	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20161559614	03/15/2016	03/15/2021	BERRY PLASTICS CORPORATION	CITIBANK EUROPE PLC	Accounts Receivable

Original	20161579604	03/16/2016	03/16/2021	BERRY PLASTICS CORPORATION	NMHG FINANCIAL SERVICES INC.	Equipment lease

Original	20162218616	04/14/2016	04/14/2021	BERRY PLASTICS CORPORATION	WELLS FARGO VENDOR FINANCIAL SERVICES, LLC	Equipment lease

Original	20162882320	05/13/2016	05/13/2021	BERRY PLASTICS CORPORATION	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC. KENCO MATERIAL HANDLING SOLUTIONS LLC	Equipment

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20162941159	05/17/2016		BERRY PLASTICS CORPORATION	EL.HDENT FINANCIAL CORP. PNC EQUIPMENT FINANCE, LLC	Equipment
ASSIGNMENT	20176078940	09/13/2017

Original	20163773890	06/23/2016	06/23/2021	BERRY PLASTICS CORPORATION	IBM CREDIT LLC	Equipment

Original	20163773916	06/23/2016	06/23/2021	BERRY PLASTICS CORPORATION	IBM CREDIT LLC	Equipment and Related Software

Original	20163791181	06/23/2016	06/23/2021	BERRY PLASTICS CORPORATION	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC. TOYOTA MATERIAL HANDLING MIDWEST, INC.	Toyota Forklift

Original	20163989777	07/01/2016	07/01/2021	BERRY PLASTICS CORPORATION	THE COLORMATRIX CORPORATION	Dosing Equipment

Original	20164332340	07/18/2016	07/18/2021	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE	Copiers and Related Proceeds

Original	20164392336	07/20/2016	07/20/2021	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20165056989	08/19/2016	08/19/2021	BERRY PLASTICS CORPORATION	NISSAN MOTOR ACCEPTANCE CORPORATION	Equipment

Original	20165070394	08/19/2016	08/19/2021	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE	Copiers

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20165099922	08/22/2016	08/22/2021	BERRY PLASTICS CORPORATION	ADVANCE RESOURCES	Equipment and Personal Property lease
AMENDMENT	20167513342	12/05/2016

Original	20165142144	08/23/2016	08/23/2021	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20165622822	09/14/2016	09/14/2021	BERRY PLASTICS CORPORATION	U.S. BANK EQUIPMENT FINANCE	Copiers

Original	20165951403	09/28/2016	09/28/2021	BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment
AMENDMENT	20183944416	06/11/2018

Original	20165982523	09/29/2016	09/29/2021	BERRY PLASTICS CORPORATION	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	Equipment

Original	20166870966	11/07/2016	11/07/2021	BERRY PLASTICS CORPORATION	WELLS FARGO VENDOR FINANCIAL SERVICES, LLC	Leased Equipment

Original	20167615337	12/08/2016	12/08/2021	BERRY PLASTICS CORPORATION	CIT BANK, N.A.	Specific Equipment

Original	20170130259	01/06/2017	01/06/2022	BERRY PLASTICS CORPORATION	CONNEXT FINANCIAL, LTD.	Leased stretch wrapper

Original	20170207677	01/10/2017	01/10/2022	BERRY PLASTICS CORPORATION	CITIBANK, N .A. , ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts receivable

PERMITTED LIENS

Berry Global, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20170382066	01/18/2017	01/18/2022	BERRY PLASTICS CORPORATION	WELLS FARGO VENDOR FINANCIAL SERVICES, LLC	Leased equipment

Original	20171209698	02/22/2017		BERRY PLASTICS CORPORATION	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	Forklift

Original	20171271391	02/24/2017		BERRY PLASTICS CORPORATION	CIT BANK, N.A.	Specific equipment

Original	20171306593	02/27/2017	07/02/0022	BERRY PLASTICS CORPORATION	CIT BANK, N.A.	Specific equipment

Original	20171885711	03/22/2017		BERRY PLASTICS CORPORATION	CIT BANK, N.A.	Specific equipment

Original	20185732025	08/20/2018	08/20/2023	BERRY PLASTICS CORPORATION	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	Lease Covering a Toyota Lift

Berry Plastics IK, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20132586742	07/05/2013	07/05/2023	BERRY PLASTICS IK, LLC CAPTIVE PLASTICS, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment
CONTINUATION	20183845456	06/06/2018
AMENDMENT	20183944390	06/11/2018

PERMITTED LIENS

Berry Plastics IK, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20145207477	12/22/2014	12/22/2019	BERRY PLASTICS IK, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment
AMENDMENT	20183944424	06/11/2018

Berry Plastics Opco, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral

Original	20143868668	09/18/2014	09/18/2019	BERRY PLASTICS OPCO, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20143812658	09/24/2014	09/24/2019	BERRY PLASTICS OPCO, INC.	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20175523607	08/18/2017	08/18/2022	BERRY PLASTICS OPCO, INC.	WELLS FARGO BANK, N.A.	Receivables

Original	20176513607	09/29/2017		BERRY PLASTICS OPCO, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20176565318	10/02/2017	10/02/2022	BERRY PLASTICS OPCO, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20184355190	06/26/2018		PACKERWARE, LLC KERR GROUP, LLC CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

PERMITTED LIENS

Berry Plastics Opco, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20186740100	09/29/2018	09/29/2023	CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. KERR GROUP, LLC PACKERWARE, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

BPRex Closures, LLC
Delaware, Secretary of State
State Lien Search (All available liens)			Record Found		Through Date:
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20143868742	09/18/2014	09/18/2019	BPREX CLOSURES, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20143868825	09/18/2014		BPREX CLOSURES, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20165927320	09/27/2016	09/27/2021	BPREX CLOSURES, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

PERMITTED LIENS

BPRex Closures, LLC
Delaware, Secretary of State
State Lien Search (All available liens)			Record Found		Through Date:
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20165943350	09/28/2016		BPREX CLOSURES, LLC	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20175523615	08/18/2017	08/18/2022	BPREX CLOSURES, LLC	WELLS FARGO BANK, N.A.	Receivables purchase agreement

Original	20185390873	08/06/2018		BPREX CLOSURES, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

BPRex Delta Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20143876729	09/18/2014	09/18/2019	BPREX DELTA INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20143876968	09/18/2014		BPREX DELTA INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20165943764	09/28/2016	09/28/2021	BPREX DELTA INC.	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20185390840	08/06/2018		BPREX DELTA INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

PERMITTED LIENS

BPRex Healthcare Brookville Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20081660198	05/13/2008		BPREX HEALTHCARE BROOKVILLE INC.	NMHG FINANCIAL SERVICES INC.	Equipment Lease
AMENDMENT	20130742099	02/26/2013
CONTINUATION	20130743501	02/26/2013
AMENDMENT	20180839298	02/05/2018
AMENDMENT	20180859856	02/06/2018
CONTINUATION	20181027743	02/13/2018

Original	20130743477	02/26/2013	02/26/2023	BPREX HEALTHCARE BROOKVILLE INC.	HYG FINANCIAL SERVICES, INC.	Equipment lease
AMENDMENT	20178208813	12/11/2017
AMENDMENT	20178220560	12/12/2017
CONTINUATION	20178224331	12/12/2017

Original	20175523623	08/18/2017	08/18/2022	BPREX HEALTHCARE BROOKVILLE INC.	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

Original	20176565326	10/02/2017	10/02/2022	BPREX HEALTHCARE BROOKVILLE INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

BPRex Healthcare Packaging Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20165927338	09/27/2016	09/27/2021	BPREX HEALTHCARE PACKAGING INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable Need

Original	20175523631	08/18/2017	08/18/2022	BPREX HEALTHCARE PACKAGING INC.	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

PERMITTED LIENS

BPRex Healthcare Packaging Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20176565334	10/02/2017	10/02/2022	BPREX HEALTHCARE PACKAGING INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20185390857	08/06/2018	08/06/2023	BPREX HEALTHCARE PACKAGING INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20187425719	10/25/2018	10/25/2023	BPREX HEALTHCARE PACKAGING INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Captive Plastics, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20125091014	12/28/2012	12/28/2022	CAPTIVE PLASTICS, LLC	GE CAPITAL COMMERCIAL INC. WELLS FARGO EQUIPMENT FINANCE, INC.	Equipment lease
AMENDMENT	20134761640	12/04/2013
ASSIGNMENT	20176575440	10/02/2017
CONTINUATION	20176617580	10/04/2017

Original	20132586742	07/05/2013		BERRY PLASTICS IK, LLC CAPTIVE PLASTICS, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

PERMITTED LIENS

Captive Plastics, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
CONTINUATION	20183845456	06/06/2018
AMENDMENT	20183944390	06/11/2018

Original	20143050358	07/31/2014	07/31/2019	CAPTIVE PLASTICS, LLC	WISCONSIN ECONOMIC DEVELOPMENT CORPORATION	Equipment

Original	20143876901	09/18/2014	09/18/2019	CAPTIVE PLASTICS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20165944614	09/28/2016	09/28/2021	CAPTIVE PLASTICS, LLC	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20175523656	08/18/2017	08/18/2022	CAPTIVE PLASTICS, LLC	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

Original	20176513748	09/29/2017	09/29/2022	CAPTIVE PLASTICS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20176565441	10/02/2017	02/02/0022	CAPTIVE PLASTICS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20184355190	06/26/2018	06/26/2023	PACKERWARE, LLC KERR GROUP, LLC CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

PERMITTED LIENS

Captive Plastics, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20185390923	08/06/2018	08/06/2023	CAPTIVE PLASTICS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20186740100	09/29/2018	09/29/2023	CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. KERR GROUP, LLC PACKERWARE, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

Cardinal Packaging, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20185391020	08/06/2018	08/06/2023	CARDINAL PACKAGING, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Chicopee, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral

Original	20091551081	05/08/2009	05/08/2024	CHICOPEE, INC.	GENERAL ELECTRIC CAPITAL CORPORATION CF EQUIPMENT LEASES, LLC	Equipment and assets Covered by Sublease
CONTINUATION	20140311928	01/24/2014

PERMITTED LIENS

Chicopee, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
AMENDMENT	20140311936	01/24/2014
ASSIGNMENT	20160087138	01/06/2016
CONTINUATION	20190996293	02/12/2019

Original	20102222770	06/25/2010	06/25/2020	CHICOPEE, INC.	GOSSAMER HOLDINGS, LLC CF EQUIPMENT LEASES, LLC	Equipment and assets Covered by Lease
CONTINUATION	20150917467	03/04/2015
ASSIGNMENT	20160687382	02/04/2016

Original	20111722423	05/06/2011	05/06/2021	CHICOPEE INC.	NMHG FINANCIAL SERVICES INC.	Equipment
CONTINUATION	20155276059	11/10/2015

Original	20151846350	04/30/2015	04/30/2020	CHICOPEE, INC.	CITIBANK, N.A., ITS BRANCHES, SUBSIDIARIES AND AFFILIATES	Accounts Receivable

Original	20154969258	10/28/2015	10/28/2020	CHICOPEE, INC.	GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE CF EQUIPMENT LEASES, LLC	Equipment Lease
ASSIGNMENT	20160683126	02/04/2016

Original	20163813480	06/24/2016	06/24/2021	MB CHICOPEE, LLC	MERCEDES-BENZ FINANCIAL SERVICES USA LLC	Accounts, Inventory, and Equipment
AMENDMENT	20176372046	09/25/2017

Original	20175523664	08/18/2017	08/18/2022	CHICOPEE, INC.	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

PERMITTED LIENS

Chicopee, Inc.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20176487364	09/28/2017		CHICOPEE, INC.	WELLS FARGO BANK, NATIONAL ASSOCIATION	Receivables pursuant to purchase agreement

Original	20176513805	09/29/2017	09/29/2022	CHICOPEE, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Covalence Specialty Adhesives LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20070925940	03/12/2007	03/12/2022	COVALENCE SPECIALTY ADHESIVES LLC	CIT TECHNOLOGIES CORPORATION	Equipment
CONTINUATION	20120332587	01/26/2012
CONTINUATION	20170785516	02/03/2017

Original	20175523672	08/18/2017	08/18/2022	COVALENCE SPECIALTY ADHESIVES LLC	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

Original	20176513755	09/29/2017	09/29/2022	COVALENCE SPECIALTY ADHESIVES, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Covalence Specialty Coatings LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral

Original	20074645171	12/10/2007	12/10/2022	BERRY PLASTICS CORPORATION Covalence Specialty Coatings LLC	NMHG FINANCIAL SERVICES INC. HYG FINANCIAL SERVICES, INC.	Equipment lease

PERMITTED LIENS

Covalence Specialty Coatings LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
CONTINUATION	20123691195	09/25/2012
AMENDMENT	20123691211	09/25/2012
AMENDMENT	20124330348	11/09/2012
AMENDMENT	20174703176	07/17/2017
CONTINUATION	20174705114	07/17/2017

Original	20080006427	01/02/2008	01/02/2023	Berry Global, Inc. Covalence Specialty Coatings LLC	HYG FINANCIAL SERVICES, INC.	Equipment lease
AMENDMENT	20124363661	11/13/2012
CONTINUATION	20124363687	11/13/2012
AMENDMENT	20175626848	08/24/2017
AMENDMENT	20175826240	09/01/2017
CONTINUATION	20175833816	09/01/2017

Original	20080272870	01/23/2008	01/23/2023	Berry Global, Inc. Covalence Specialty Coatings LLC	NMHG FINANCIAL SERVICES INC. HYG FINANCIAL SERVICES, INC.	Equipment lease
AMENDMENT	20124331015	11/09/2012
AMENDMENT	20124331031	11/09/2012
CONTINUATION	20124337046	11/09/2012
AMENDMENT	20176615329	10/04/2017
AMENDMENT	20176874736	10/16/2017
CONTINUATION	20176974502	10/19/2017

PERMITTED LIENS

Covalence Specialty Coatings LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20145256490	12/26/2014	12/26/2019	COVALENCE SPECIALTY COATINGS, LLC	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20175523680	08/18/2017	08/18/2022	COVALENCE SPECIALTY COATINGS LLC	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

Original	20187425784	10/25/2018	10/25/2023	COVALENCE SPECIALTY COATINGS LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Kerr Group, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20143867850	09/18/2014	09/18/2019	KERR GROUP, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20143812872	09/24/2014		KERR GROUP, LLC	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20165927353	09/27/2016	09/27/2021	KERR GROUP, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20175523698	08/18/2017		KERR GROUP, LLC	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

Original	20184355190	06/26/2018	06/26/2023	PACKERWARE, LLC KERR GROUP, LLC CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

PERMITTED LIENS

Kerr Group, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20185391095	08/06/2018		KERR GROUP, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20186740100	09/29/2018	09/29/2023	CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. KERR GROUP, LLC PACKERWARE, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

Knight Plastics, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20143867116	09/18/2014	09/18/2019	KNIGHT PLASTICS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20145256516	12/26/2014	12/26/2019	KNIGHT PLASTICS, LLC	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20175523714	08/18/2017	08/18/2022	KNIGHT PLASTICS, LLC	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

PERMITTED LIENS

Laddawn, Inc.
Commonwealth of Massachusetts
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	201307990870	11/12/2013	11/12/2023	LADDAWN, INC. 155 JACKSON ROAD DEVENS MA 01434	WELLS FARGO BANK, NATIONAL ASSOCIATION 301 S. COLLEGE ST., 5TH FLOOR, MAIL CODE D1053-05G CHARLOTTE NC 28202	Receivables pursuant to purchase agreement
AMENDMENT	201740394570	10/10/2017
CONTINUATION	201847921480	07/12/2018

Old Hickory Steamworks, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20130891508	03/07/2013		OLD HICKORY STEAMWORKS, LLC	CITIBANK NA	Accounts Receivable
AMENDMENT	20153815510	08/31/2015
CONTINUATION	20180901294	02/07/2018

Original	20176513938	09/29/2017	09/29/2022	OLD HICKORY STEAMWORKS, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

PERMITTED LIENS

PACKERWARE, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral

Original	20142666816	07/07/2014	07/07/2019	PACKERWARE, LLC	NMHG FINANCIAL SERVICES, INC.	Equipment Lease

Original	20175523722	08/18/2017	08/18/2022	PACKERWARE, LLC	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

Original	20184355190	06/26/2018		PACKERWARE, LLC KERR GROUP, LLC CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

Original	20186740100	09/29/2018		CAPTIVE PLASTICS, LLC BERRY PLASTICS OPCO, INC. KERR GROUP, LLC PACKERWARE, LLC BERRY GLOBAL, INC.	FIFTH THIRD EQUIPMENT FINANCE COMPANY	Equipment

Pliant, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20145256524	12/26/2014	12/26/2019	PLIANT, LLC	FIFTH THIRD BANK, AN OHIO BANKING ORGANIZATION	Receivables

Original	20175523748	08/18/2017	08/18/2022	PLIANT, LLC	WELLS FARGO BANK, N.A.	Receivables pursuant to purchase agreement

Original	20176513920	09/29/2017	09/29/2022	PLIANT, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20185391145	08/06/2018	08/06/2023	PLIANT, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20187425743	10/25/2018	10/25/2023	PLIANT, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

PERMITTED LIENS

Poly-Seal, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20143867918	09/18/2014	09/18/2019	POLY-SEAL, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20143813235	09/24/2014	09/24/2019	POLY-SEAL, LLC	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20175523755	08/18/2017	08/18/2022	POLY-SEAL, LLC	WELLS FARGO BANK, N.A.	Receivables

Original	20176565433	10/02/2017	02/02/0022	POLY-SEAL, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20185391251	08/06/2018	08/06/2023	POLY-SEAL, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20187425768	10/25/2018	10/25/2023	POLY-SEAL, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

PRIME LABEL & SCREEN INCORPORATED
Wisconsin, Dept. of Financial Institution
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	170011453014	08/21/2017	08/21/2022	PRIME LABEL & SCREEN INCORPORATED C/O BERRY GLOBAL, INC. 101 OAKLEY STREET EVANSVILLE IN 47710	WELLS FARGO BANK, N.A. 301 SOUTH COLLEGE STREET 5TH FLOOR CHARLOTTE NC 28202	Receivables

PERMITTED LIENS

Providencia USA, Inc.
North Carolina, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20140080102K	08/21/2014	08/21/2019	PROVIDENCIA USA, INC. 200 DEER RIDGE DRIVE STATESVILLE NC 28625	CHICOPEE, INC. 9335 HARRIS CORNER PKWY, SUITE 300 CHARLOTTE NC 28269	Equipment and related proceeds

Original	20170087121M	08/21/2017	08/21/2022	PROVIDENCIA USA, INC. C/O BERRY GLOBAL, INC., 101 OAKLEY STREET EVANSVILLE IN 47710	WELLS FARGO BANK, N.A. 301 SOUTH COLLEGE STREET, 5TH FLOOR CHARLOTTE NC 28202	Receivables

Rollpak Corporation
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20190300678	01/14/2019	01/14/2024	ROLLPAK CORPORATION	TOYOTA INDUSTRIES COMMERCIAL FINANCE, INC.	Toyota Equipment

Seal for Life Industries, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral

Original	20182224331	04/02/2018	04/02/2023	SEAL FOR LIFE INDUSTRIES, LLC	RAYMOND LEASING CORPORATION	Equipment

PERMITTED LIENS

Setco, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20143867215	09/18/2014	09/18/2019	SETCO, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20145256532	12/26/2014	12/26/2019	SETCO, LLC	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20165927346	09/27/2016	09/27/2021	SETCO, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20175523763	08/18/2017	08/18/2022	SETCO, LLC	WELLS FARGO BANK, N.A.	Receivables

Original	20176512914	09/29/2017	09/29/2022	SETCO, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20185391244	08/06/2018	08/06/2023	SETCO, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Sun Coast Industries, LLC
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20143877008	09/18/2014	09/18/2019	SUN COAST INDUSTRIES, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20143877065	09/18/2014		SUN COAST INDUSTRIES, LLC	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Original	20143813664	09/24/2014	09/24/2019	SUN COAST INDUSTRIES, LLC	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

PERMITTED LIENS

Sun Coast Industries, LLC

Delaware, Secretary of State

File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20175523771	08/18/2017	08/18/2022	SUN COAST INDUSTRIES, LLC	WELLS FARGO BANK, N.A.	Receivables

VENTURE PACKAGING MIDWEST, INC.
Delaware, Secretary of State
File Type	File No	File Date	Expiration Date	Debtor	Secured Party	Collateral
Original	20143813953	09/24/2014	09/24/2019	VENTURE PACKAGING MIDWEST, INC.	FIFTH THIRD BANK, AN OHIO BANKING CORPORATION	Receivables

Original	20175523789	08/18/2017	08/18/2022	VENTURE PACKAGING MIDWEST, INC.	WELLS FARGO BANK, N.A.	Receivables

Original	20185391061	08/06/2018		VENTURE PACKAGING MIDWEST, INC.	JPMORGAN CHASE BANK, N .A.	Accounts Receivable

Schedule 6.04

Investments

Intercompany Notes for legacy Berry entities:

•	Promissory Note in the initial principal amount of approximately USD 30,000,000 dated April 1, 2016, by Berry Europe GmbH to Clopay Plastic Products Company, Inc., now known as Berry Film Products Company, Inc.

Intercompany Notes for legacy AVINTIV Entities:

Type of Instrument	Debtor	Percentage Pledged	Initial Principal Amount
AVINTIV Specialty Materials Inc. (f/k/a Polymer Group, Inc.)
Promissory Note	Chicopee Holdings B.V.	65%	$37,000,000
Promissory Note	Dominion Textile Mauritius Inc.	65%	$5,225,000
Promissory Note	PGI Nonwovens Germany GmbH	65%	€6,845,000
PGI Europe, Inc.
Promissory Note	Polymer Group Holdings C.V.	65%	$244,438,341
Promissory Note	Polymer Group Holdings C.V.	65%	$65,984,955
PGI Polymer, Inc.
Promissory Note	PGI Nonwovens Germany GmbH	65%	€6,844,731

Schedule 6.05

Mergers, Consolidations, Sales of Assets and Acquisitions

None.

Schedule 6.07

Transactions with Affiliates

None.

Schedule 9.01

Notice Information

Loan Parties:

c/o Berry Global, Inc.

101 Oakley St.

Evansville, IN 47710

Attention: Jason Greene

Telecopier: (812) 492-9391

Administrative Agent:

Goldman Sachs Bank USA

2001 Ross Ave, 29th Floor

Dallas, TX 75201

Telephone: 972-368-2323

Facsimile: (646) 769-7829

E-mail: gs-dallas-adminagency@ny.email.gs.com and gs-sbdagency-borrowernotices@ny.email.gs.com

Attention: SBD Operations

With a copy to:

Goldman Sachs Bank USA

200 West Street

New York, NY 10282

Attn: Bank Debt Portfolio Group

Joshua Desai

Joshua.desai@gs.com

212-357-1706